UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant   ☑
Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.
☑	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies: Fusion Common Stock, par value $0.01 per share
2)
Aggregate number of securities to which transaction applies: In connection with the Merger, Fusion will issue to the seller’s a number of shares equal to 3 times (i) the number of shares of Fusion Common Stock outstanding as of the closing of the Merger, plus (ii) the number of shares of Common Stock issuable upon conversion of all shares of Fusion preferred stock, plus (iii) the number of shares of Fusion Common Stock issuable upon the exercise of all in-the-money warrants (as adjusted for stock splits and calculated using the treasury stock method). As of the date of this filing, that number of shares of Fusion Common Stock equals 74,199,771.

3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): The maximum aggregate value was determined based on 74,199,771 shares of Fusion Common Stock to be issued to the seller’s at the closing of the Merger multiplied by $2.48 per share. In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying .0001245 by the sum calculated in the preceding sentence.

4)	Proposed maximum aggregate value of transaction: $184,015,432.08
5)	Total fee paid: $22,909.92

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount previously paid:
2)	Form, Schedule or Registration Statement No.:
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4)	Date Filed:

PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION

Dated December      , 2017

420 Lexington Avenue, Suite 1718
New York, New York 10170
(212) 201-2400

MERGER PROPOSED -- YOUR VOTE IS VERY IMPORTANT

Dear Fellow Stockholders:

I am pleased to invite you to attend the annual meeting of stockholders (referred to as the Annual Meeting) of Fusion Telecommunications International, Inc., a Delaware corporation (referred to as Fusion or the Company) to be held at 3:00 p.m., local time, on [●], 2018. The Annual Meeting will be held at the Company's executive office located at 420 Lexington Avenue, Suite 1718, New York, New York, 10170.

On August 26, 2017, Fusion and its wholly-owned subsidiary Fusion BCHI Acquisition LLC (referred to as Merger Sub) entered into an Agreement and Plan of Merger (as subsequently amended thereafter referred to as the Merger Agreement) with Birch Communications Holdings, Inc., a Georgia corporation (referred to as BCHI) pursuant to which, among other things, BCHI will be merged with and into Merger Sub (referred to as the Merger) with Merger Sub continuing as the surviving company and a wholly-owned subsidiary of Fusion. If the Merger is completed, at the effective time of the Merger (referred to as the Effective Time), all of the shares of common stock, par value $0.01 per share, of BCHI issued and outstanding immediately prior to the Effective Time (other than any shares to be cancelled pursuant to the Merger Agreement) will be converted automatically into the right to receive, in the aggregate, a number of fully paid and non-assessable shares of Fusion’s common stock, par value $0.01 per share (referred to as the Fusion Common Stock), equal to three (3) times the number of shares of (i) Fusion Common Stock issued and outstanding immediately prior to the Effective Time plus (ii) the number of shares of Fusion Common Stock issued or issuable upon the conversion of all classes or series of Fusion preferred stock outstanding immediately prior to the Effective Time plus (iii) the number of shares of Fusion Common Stock issuable upon the exercise of all in-the-money warrants of Fusion (as adjusted for stock splits and calculated using the treasury stock method) (referred to, collectively, as the Merger Shares). Upon completion of the Merger, BCHI Holdings LLC, a Georgia limited liability company formed by the current shareholders of BCHI to hold their Merger Shares (referred to as BCHI Holdings), will own approximately 75% of the total number of shares of Fusion Common Stock then outstanding.

From and after the Effective Time, the size of the Board of Directors of Fusion (referred to as the Board) will be fixed at nine directors. Four directors, including at least one director who satisfies the Nasdaq listing standards’ independence requirements, will be nominated by a nominating committee comprised of the Fusion directors serving on the Board on the date of the nomination (referred to as the Fusion Committee), and four directors, including at least one director who satisfies the Nasdaq listing standards’ independence requirements, will be nominated by BCHI Holdings. The ninth director, who must satisfy the Nasdaq listing standards’ independence requirements, will be nominated by BCHI Holdings subject to the reasonable consent of the Fusion Committee. Matthew D. Rosen, Fusion’s current Chief Executive Officer, will serve as the post-Merger Chairman of the Board, and Holcombe T. Green, Jr., a principal stockholder of BCHI, will serve as the post-Merger Vice Chairman of the Board. At the Effective Time, all other members of Fusion’s current Board will resign. Matthew D. Rosen will be the Chief Executive Officer of the post-Merger Fusion, Gordon Hutchins, Jr. will be President and Russell Markman will be the Chief Operating Officer. The other executive officers of post-merger Fusion will be determined prior to the closing of the Merger by mutual agreement of Fusion and BCHI Holdings. As of the date of this proxy statement, no other executive officers have been chosen. Following completion of the Merger, the headquarters of the combined company will be located at 420 Lexington Avenue, New York, New York 10170, Fusion’s current headquarters.

Shares of the Fusion Common Stock are currently listed on The Nasdaq Capital Market® under the symbol "FSNN." Prior to completion of the Merger, Fusion intends to file an initial listing application with Nasdaq relating to the combined company, pursuant to Nasdaq's “change of control” rules. After completion of the Merger, Fusion will be renamed "Fusion Connect, Inc." but will continue to be referred to as Fusion and expects to continue to trade on The Nasdaq Capital Market® under the symbol "FSNN." We believe that this name change better reflects the Company's image, brand and cloud services focus. On [●], 2017, the last trading day before the date of this proxy statement, the closing sale price of the Fusion Common Stock was $[●] per share. You are urged to obtain a current market quotation for the shares of Fusion Common Stock.

The obligations of Fusion and BCHI to complete the Merger are subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement. Copies of the Merger Agreement and each of the amendments to the Merger Agreement dated September 15, 2017, September 29, 2017 and October 27, 2017 are attached as Annex A to the enclosed proxy statement, and you are encouraged to read these documents in their entirety.

At the Annual Meeting, holders of shares of Fusion Common Stock and Fusion’s Series B-2 Senior Cumulative Convertible Preferred Stock, par value $0.01 per share (referred to as the Series B-2 Preferred Stock and, together with the Fusion Common Stock, referred to as the Voting Shares) will be asked to consider and vote on the following matters:

●
a proposal to adopt the Merger Agreement and approve (i) the Merger, (ii) the issuance of the Merger Shares, and (iii) the other transactions contemplated by the Merger Agreement (Proposal No. 1);

●
a proposal to adopt an amendment to Fusion’s certificate of incorporation, a copy of which is attached as Annex B to the enclosed proxy statement to effectuate a reverse stock split of the issued and outstanding shares of Fusion Common Stock at a ratio of up to 5:1 (referred to as the Certificate of Amendment), to the extent determined necessary by the Board to comply with the Nasdaq listing requirements in connection with the post-Merger listing of the Fusion Common Stock on The Nasdaq Capital Market® (Proposal No. 2);

●
a proposal to adopt an amended and restated certificate of incorporation of the Company (referred to as the Restated Charter) to, among other things, (i) increase the number of authorized shares of Fusion Common Stock from 90,000,000 to 150,000,000, a copy of which is attached as Annex C to the enclosed proxy statement, and (ii) change the Company’s name to “Fusion Connect, Inc.” (Proposal No. 3);

●
a proposal to adjourn the Annual Meeting, if necessary, to solicit additional votes in favor of the proposals to adopt the Merger Agreement, to adopt the Certificate of Amendment and to adopt the Restated Charter (Proposal No. 4);

●
a proposal to approve, on an advisory basis, certain compensation that may be paid to certain of Fusion’s named executive officers as a result of the Merger (Proposal No. 5);

●
a proposal to elect eight (8) directors to hold office until the earliest to occur of (i) the election and qualification of their successors and (ii) their earlier resignation, death, or removal from office (Proposal No. 6);

●
a proposal to ratify the selection of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 (Proposal No. 7); and

●
such other business as may properly come before the stockholders at the Annual Meeting or any adjournment or postponement thereof.

Certain Fusion stockholders have entered into to a support agreement with BCHI, whereby such stockholders agreed, among other things, to vote their Voting Shares in favor of the adoption of the Merger Agreement and the approval of the transactions contemplated thereby, including the Merger and the issuance of the Merger Shares. At the time of execution of the support agreement, these shares represented 9.8% of the votes entitled to be cast at the Annual Meeting. The shareholders of BCHI have approved the Merger by written consent in lieu of a meeting.

The Board believes that the proposed business combination with BCHI will enhance Fusion’s market position, add important customer scale and revenue and significant network and infrastructure assets, as well as generate significant cost synergies and reduce Fusion’s debt leverage ratio.

After careful consideration, the Board has (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger and the issuance of the Merger Shares, are fair to, advisable and in the best interests of Fusion and its stockholders, (ii) approved the execution, delivery and performance by Fusion of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger and the issuance of the Merger Shares, and (iii) directed that the Merger Agreement be submitted to Fusion’s stockholders for adoption. The Board’s reasons for reaching these determinations are described in more detail in the enclosed proxy statement.

 Accordingly, the Board recommends that you vote “FOR” the proposal to adopt the Merger Agreement and approve the Merger, the issuance of the Merger Shares and the other transactions contemplated by the Merger Agreement (Proposal No. 1). The Board also recommends that you vote “FOR” the proposal to adopt the Certificate of Amendment (Proposal No. 2), “FOR” the proposal to adopt the Restated Charter (Proposal No. 3), “FOR” the proposal to adjourn the Annual Meeting, if necessary, to solicit additional votes in favor of the proposals to adopt the Merger Agreement, to adopt the Certificate of Amendment and to adopt the Restated Charter (Proposal No. 4), and “FOR” each of the other proposals described in this proxy statement.

Your vote is very important regardless of the number of shares that you own. The Merger cannot be completed unless the proposal to adopt the Merger Agreement and approve the Merger, the issuance of the Merger Shares and the other transactions contemplated by the Merger Agreement, as well as the proposal to adopt the Certificate of Amendment and the proposal to adopt the Restated Charter are each approved by the required vote at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please submit your proxy as soon as possible to make sure that your shares are represented at the Annual Meeting. Information about the Annual Meeting, the Merger Agreement and the transactions contemplated thereby, including the Merger and the issuance of the Merger Shares, and the other business to be considered by stockholders at the Annual Meeting, is contained in the enclosed proxy statement. You are urged to read the enclosed proxy statement (including the exhibits thereto) carefully in its entirety.

Sincerely,

/s/ Matthew D. Rosen

Matthew D. Rosen
Chief Executive Officer

Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the Merger Agreement or the other transactions described in this proxy statement, passed upon the merits or fairness of the Merger, or passed upon the adequacy or accuracy of the disclosure in the proxy statement. Any representation to the contrary is a criminal offense.

This proxy statement is dated [●], 2017 and is first being mailed to stockholders on or about [●], 2017.

420 Lexington Avenue, Suite 1718
New York, New York 10170

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON [●], 2018

To the Stockholders of Fusion Telecommunications International, Inc.:

The 2017 annual meeting of stockholders (referred to as the Annual Meeting) of Fusion Telecommunications International, Inc., a Delaware corporation (referred to as Fusion or the Company), will be held at 3:00 p.m., local time, on [●], 2018. The Annual Meeting will be held at the Company's executive office located at 420 Lexington Avenue, Suite 1718, New York, New York, 10170, for the following purposes:

1.           to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of August 26, 2017, as amended on September 15, 2017, September 29, 2017 and October 27, 2017, and as it may be amended from time to time (collectively referred to as the Merger Agreement), by and among Fusion, Fusion BCHI Acquisition LLC, a Delaware limited liability company and a wholly-owned subsidiary of Fusion (referred to as Merger Sub), and Birch Communications Holdings, Inc., a Georgia corporation (referred to as BCHI), and to approve (i) the Merger of BCHI with and into Merger Sub (referred to as the Merger), with Merger Sub continuing as the surviving company in the Merger and as a wholly-owned subsidiary of Fusion, (ii) the issuance of a number of fully paid and non-assessable shares of Fusion’s common stock, par value $0.01 per share (referred to as the Fusion Common Stock), equal to three (3) times (A) the number of shares of Fusion Common Stock issued and outstanding immediately prior to the effective time of the Merger (referred to as the Effective Time), plus (B) the number of shares of Fusion Common Stock issued or issuable upon the conversion of all shares of all classes or series of Fusion’s preferred stock outstanding immediately prior to the Effective Time, plus (C) the number of shares of Fusion Common Stock issuable upon the exercise of all in-the-money warrants of Fusion (as adjusted for stock splits and calculated using the treasury stock method) (collectively referred to as the Merger Shares), and (iii) the other transactions contemplated by the Merger Agreement (Proposal No. 1);

2.           to consider and vote on a proposal to adopt an amendment to Fusion’s certificate of incorporation to effectuate a reverse stock split of the issued and outstanding shares of Fusion Common Stock at a ratio of up to 5:1 (referred to as the Certificate of Amendment), to the extent determined necessary by the Board of Directors of Fusion (referred to as the Board) to comply with the listing requirements of the NASDAQ Stock Market (referred to as Nasdaq) in connection with the post-Merger listing of the Fusion Common Stock on The Nasdaq Capital Market® (Proposal No. 2);

3.           to consider and vote on a proposal to adopt an amended and restated certificate of incorporation of the Company (referred to as the Restated Charter) to, among other things, (i) increase the number of authorized shares of Fusion Common Stock from 90,000,000 to 150,000,000 and (ii) change the Company’s name to “Fusion Connect, Inc.” (Proposal No. 3);

4.            to consider and vote on a proposal to adjourn the Annual Meeting, if necessary, to solicit additional votes in favor of the proposals to adopt the Merger Agreement, to adopt the Certificate of Amendment and to adopt the Restated Charter (Proposal No. 4);

5.            to consider and vote on a proposal to approve, on an advisory basis, certain compensation that may be paid to certain of Fusion’s named executive officers as a result of the Merger (Proposal No. 5);

6.           to elect eight (8) directors to hold office until the earliest to occur of (i) the election and qualification of their successors and (ii) their earlier resignation, death, or removal from office (Proposal No. 6);

7.           to ratify the selection of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 (Proposal No. 7); and

8.           to transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Proposals No. 1, 2 and 3 require the affirmative "FOR" vote by holders of a majority of the Voting Shares issued and outstanding as of the Record Date and entitled to vote thereon, voting as a single class, Proposals No. 4, 5 and 7 require the affirmative "FOR" vote of a majority of the votes cast at the Annual Meeting by the holders of the Voting Shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon, voting as a single class. With respect to Proposal No. 6, directors shall be elected by a plurality of the votes cast at the Annual Meeting by the holders of the Voting Shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon, voting as a single class.

The Board has fixed [●], 2017 as the record date (referred to as the Record Date) for determining stockholders entitled to vote at the Annual Meeting or any adjournment or postponement thereof. Only holders of record of shares of Fusion Common Stock and Fusion’s Series B-2 Senior Cumulative Convertible Preferred Stock, par value $0.01 per share (referred to as the Series B-2 Preferred Stock and, together with the Fusion Common Stock, referred to as the Voting Shares), at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. A complete list of holders of Voting Shares entitled to vote at the Annual Meeting will be available for examination by any Fusion stockholder at the Company's executive office located at 420 Lexington Avenue, Suite 1718, New York, New York, 10170, for purposes pertaining to the Annual Meeting, during normal business hours, for a period of ten days before the Annual Meeting and at the time and place of the Annual Meeting.

The Board recommends that you vote “FOR” the proposal to adopt the Merger Agreement and approve the Merger, the issuance of the Merger Shares and the other transactions contemplated by the Merger Agreement (Proposal No. 1), “FOR” the proposal to adopt the Certificate of Amendment (Proposal No. 2), “FOR” the proposal to adopt the Restated Charter (Proposal No. 3), “FOR” the proposal to adjourn the Annual Meeting, if necessary, to solicit additional votes in favor of the proposals to adopt the Merger Agreement, to adopt the Certificate of Amendment and to adopt the Restated Charter (Proposal No. 4), “FOR” the proposal to approve, on an advisory basis, certain compensation that may be paid to certain Fusion named executive officers as a result of the Merger (Proposal No. 5), “FOR” the election of each of the eight director nominees (Proposal No. 6), and “FOR” the proposal to ratify the selection of EisnerAmper LLP as Fusion’s independent registered public accounting firm for the fiscal year ending December 31, 2017 (Proposal No. 7).

Your vote is very important, regardless of the number of shares you own. The Merger cannot be completed unless the proposal to adopt the Merger Agreement as well as the proposal to adopt the Certificate of Amendment and the proposal to adopt the Restated Charter are each approved by the required vote at the Annual Meeting. Whether or not you expect to attend the Annual Meeting, Fusion urges you to vote your shares online, by phone or by mail by completing and returning the accompanying proxy card as promptly as possible to ensure your shares are voted at the Annual Meeting. If you choose to attend the Annual Meeting, you may then vote in person if you so desire, even though you may have executed and returned the proxy. Any stockholder who executes such a proxy may revoke it at any time before it is exercised. A proxy may be revoked at any time before it is exercised by (1) delivering written notice of revocation to Fusion, attention: Philip D. Turits, Corporate Secretary, (2) delivering a duly executed proxy bearing a later date, or (3) attending the Annual Meeting and voting in person.

Information about the Annual Meeting, the Merger Agreement and the transactions contemplated thereby, including the Merger and the issuance of Merger Shares, and the other business to be considered by Fusion stockholders at the Annual Meeting is contained in the enclosed proxy statement. You are urged to read the enclosed proxy statement (including the exhibits thereto) carefully in its entirety. If you have any questions concerning the Merger or the other matters to be considered at the Annual Meeting, would like additional copies of the proxy statement or need help voting your shares, please contact the Company’s Corporate Secretary, Philip D. Turits, at 212-201-2407 or via email at pturits@fusionconnect.com.

By Order of the Board of Directors,

/s/ PHILIP D. TURITS
Philip D. Turits, Secretary and Treasurer

New York, New York
[●], 2017

ADDITIONAL INFORMATION

The proxy statement incorporates by reference important business and financial information about Fusion from other documents that are not included in or delivered with this proxy statement. The proxy statement, the Company’s Annual Report on Form 10-K and 10-K/A for the year ended December 31, 2016, the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2017, June 30, 2017 and September 30, 2017 and the means to vote by Internet are available at www.proxyvote.com. This information is available to you without charge upon your written or oral request. You can also obtain the documents incorporated by reference into this proxy statement through the Securities and Exchange Commission (referred to as the SEC) website at www.sec.gov or by requesting them in writing or by telephone at the following addresses and telephone numbers:

By Mail:
Fusion Telecommunications International, Inc.

420 Lexington Avenue, Suite 1718

New York, New York, 10170

Attention: Corporate Secretary

By Telephone:
(212) 201-2407

To receive timely delivery of the documents in advance of the Annual Meeting, you should make your request no later than [●], 2018.

SUBMITTING PROXIES ELECTRONICALLY OR BY TELEPHONE

Fusion stockholders of record as of the close of business on [●], 2017, the record date for the Annual Meeting (referred to as the Record Date), may submit their proxies by telephone or Internet by following the instructions on their proxy card or voting instruction form. If you have any questions regarding whether you are eligible to submit your proxy by telephone or by Internet, please contact Philip D. Turits, Corporate Secretary, by telephone at (212) 201-2407 or via email at pturits@fusionconnect.com.

i

PROXY STATEMENT FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS

The Merger Agreement	65
Structure of the Merger	65
Effective Time; Marketing Period	66
Consideration to be Received in the Merger	66
Exchange and Payment Procedures	67
Directors/Members and Officers of the Surviving Company and Other Subsidiaries	67
Board of Directors of Post-Merger Fusion	67
Executive Officers of Fusion Following the Merger	67
Representations and Warranties	68
Covenants Relating to the Conduct of the Business of the Parties	69
Efforts to Complete the Merger; Filings; Other Actions	71
Preparation of the Proxy Statement	72
Stockholders’ Meeting	72
No Solicitation of Transactions	72
Access to Information	74
Employee Matters	74
Indemnification of Officers and Directors	75
Nasdaq Listing; Reverse Split	75
Financing	75
Certain Additional Covenants	76
Conditions to the Merger	76
Termination and No Termination Fees	78
Fees and Expenses	79
Amendment and Supplement	79
Governing Law; Jurisdiction	79
Specific Performance	79
Amendments to the Merger Agreement	79
Agreements Related to the Merger Agreement	80
Stockholders’ Agreement	80
Registration Rights Agreement	80
Support Agreement	81
Indemnity Agreement	81
Consumer Spin-Off and Carrier Spin-Off	82
Consumer Spin-Off	82
Carrier Spin-Off	83
Proposal No. 1 – Adoption of the Merger Agreement	84
Effects on Other Proposals	84
Required Vote and Board Recommendation	84

Proposal No. 2 – Approval of an Amendment to the Certificate of Incorporation of Fusion to Effect a Reverse Stock Split	85
Background and Reasons for the Proposal	85
The Board’s Discretion to Effect the Reverse Stock Split	86
Effects of the Reverse Stock Split on Fusion Common Stock	86
Manner of Effecting the Reverse Split Proposal	87
Fractional Shares	88
Potential Anti-Takeover Effect	88
No Appraisal Rights	88
Certain Federal Income Tax Consequences	88
Effect on Other Proposals	88
Required Vote and Board Recommendation	89
Proposal No. 3 – Amended and Restated Certificate of Incorporation	90
Background of and Reasons for the Proposal	90
Name Change	90
Increase in Authorized Shares of Fusion Common Stock	90
Other Amendments Contemplated by the Restated Charter	92
No Dissenter’s Rights	92
Effect on Other Proposals	92
Required Vote and Board Recommendation	92
Proposal No. 4 – Adjournment of the Annual Meeting	93
Required Vote and Board Recommendation	93
Proposal No. 5 – Advisory Vote on Merger-Related Compensation of Fusion’s Named Executive Officers	94
Background and Reasons for the Proposal	94
Effects on Other Proposals	94
Required Vote and Board Recommendation	94
Executive Officers of Fusion	95
Executive Compensation	97
Fiscal 2016 Summary Compensation Table	97
Employment Agreements, Termination of Employment and Change-In-Control Arrangements	98
Determination of Executive Compensation	98
2016 Equity Incentive Plan	99
2009 and 1998 Stock Option Plans	100
Outstanding Equity Awards at 2016 Year-End	100
Equity Compensation Plan Information	102
Proposal No. 6 – Election of Directors	103
Nominees for Election of Directors	103
Director Background and Qualifications	103

Required Vote and Board Recommendation	105
Corporate Governance	106
Board of Directors	106
Board Meetings and Attendance	106
Annual Meeting Attendance	106
Stockholder Communications with Directors	106
Code of Ethics	106
Board Committees	107
Compensation Committee	107
Stockholder Nomination of Directors	108
Director Qualifications	108
Strategic and Investment Banking Committee	108
Board Role in Risk Oversight	108
Certain Relationships, Related Transactions and Director Independence	109
Officer and Director Loans to Company	109
Director Independence	109
2016 Director Compensation	109
Engagement for Tax Services	110
Proposal No. 7 – To Ratify the Selection of EisnerAmper LLP as Our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2017	111
Reason for the Proposal	111
Audit and Audit-Related Fees	111
Tax Related Fees	111
All Other Fees	111
Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Accountants	111
Required Vote and Recommendation	112
Audit Matters	113
Audit Committee	113
Audit Committee Report	114
Voting Securities and Principal Holders Thereof	115
Principal Stockholders	115
Other Matters	117
Section 16(A) Beneficial Ownership Reporting Compliance	117
Stockholder Proposals for the 2018 Annual Meeting	117
Where You Can Find More Information	117
Birch Communications Holdings, Inc. Description of Business	119
Birch Communications Holdings, Inc. Financial Statements	F-1
Birch Communications Holdings, Inc. Management’s Discussion and Analysis of Financial Condition and Results of Operations	F-46
Annex A – Merger Agreement, Merger Agreement Amendments and Ancillary Agreements	A-1
Annex B –Form of Certificate of Amendment	B-1
Annex C –Form of Restated Charter	C-1
Annex D – Opinion of FTI Capital Advisors, LLC	D-1

v

PROXY STATEMENT FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND THE MERGER

In this proxy statement, unless the context otherwise requires, the term “Fusion,” the “Company,” “we,” “us,” and “our” refer to Fusion Telecommunications International, Inc., a Delaware corporation. The term “BCHI” refers to Birch Communications Holdings, Inc., a Georgia corporation, and the term “Merger Sub” refers to Fusion BCHI Acquisition LLC, a Delaware limited liability company and wholly-owned subsidiary of Fusion. The term “Surviving Company” refers to Merger Sub following consummation of the proposed Merger. The term “Merger Agreement” refers to the Agreement and Plan of Merger, dated as of August 26, 2017, as amended on September 15, 2017, September 29, 2017 and October 27, 2017 and as it may be further amended from time to time, by and among Fusion, BCHI and Merger Sub. The term Board means the Board of Directors of Fusion from time to time constituted. The terms “you” and the “Fusion Stockholders” refer to holders of shares of Fusion’s common stock, par value $0.01 per share (the “Fusion Common Stock”) and holders of Fusion’s Series B-2 Senior Cumulative Convertible Preferred Stock, par value $0.01 per share (the “Series B-2 Preferred Stock” and, together with the Fusion Common Stock, referred to as the “Voting Shares”).

The following questions and answers briefly address some commonly asked questions about the 2017 Annual Meeting of Fusion Stockholders (referred to as the Annual Meeting), the Merger Agreement, the Merger and the other matters to be considered at the Annual Meeting. These questions and answers do not contain all of the details that may be important to you as a Fusion Stockholder. Therefore, we encourage you to carefully read this entire proxy statement, its annexes and the documents referred to or incorporated by reference in, this proxy statement. You may obtain the information incorporated by reference in this proxy statement, without charge, from Fusion by following the instructions under “Where You Can Find More Information” on page 117 hereof.

Except where specifically noted, the following information and all other information contained in this proxy statement does not give effect to the reduction of the number of issued and outstanding shares of Fusion Common Stock as a result of the proposed reverse stock split, as described in “Proposal No. 2 -- Approval of An Amendment to the Certificate of Incorporation of Fusion to Effect a Reverse Stock Split,” beginning on page 85 in this proxy statement.

Q:	What is the Merger?
A:
Fusion, BCHI and Merger Sub have entered into the Merger Agreement. A copy of the Merger Agreement is attached hereto as Annex A. The Merger Agreement contains the terms and conditions of the proposed business combination between Fusion and BCHI. Under the Merger Agreement, subject to satisfaction (or waiver, to the extent permissible under the Merger Agreement and applicable law) of the conditions set forth in the Merger Agreement and described in this proxy statement, BCHI will be merged with and into Merger Sub (referred to as the Merger), with Merger Sub continuing as the surviving company in the Merger and a wholly-owned subsidiary of Fusion.

Q:	What are the Merger Shares?
A:
If the Merger is completed, at the effective time of the Merger (referred to as the Effective Time), all of the shares of common stock, par value $0.01 per share, of BCHI issued and outstanding immediately prior to the Effective Time (other than any shares to be cancelled pursuant to the Merger Agreement) will be converted automatically into the right to receive, in the aggregate, a number of fully paid and non-assessable shares of Fusion Common Stock equal to three (3) times (i) the number of shares of Fusion Common Stock issued and outstanding immediately prior to the Effective Time, plus (ii) the number of shares of Fusion Common Stock issued or issuable upon the conversion of all shares of all classes or series of Fusion’s preferred stock outstanding immediately prior to the Effective Time, plus (iii) the number of shares of Fusion Common Stock issuable upon the exercise of all in-the-money warrants of Fusion (as adjusted for stock splits and calculated using the treasury stock method) (collectively, referred to as the Merger Shares). Upon completion of the Merger, BCHI Holdings LLC, a Georgia limited liability company formed by the current shareholders of BCHI to hold their Merger Shares (referred to as BCHI Holdings), will own approximately 75% of the total number of shares of Fusion Common Stock then outstanding.

Q:	Why am I receiving these materials?
A:
The Company is delivering these proxy materials to you in connection with its solicitation of proxies for use at the Annual Meeting. At the Annual Meeting, Fusion’s Stockholders will be asked to approve, among other things, proposal to adopt the Merger Agreement and approve the Merger, the issuance of the Merger Shares and the other transactions contemplated by the Merger Agreement. The Merger cannot occur without the required approval by the Fusion Stockholders of each of Proposal Nos. 1, 2 and 3.

Q:	Why is Fusion seeking Fusion Stockholder approval for the Merger and the issuance of the Merger Shares?
A:
The Merger Agreement requires that Fusion obtain approval of its stockholders for the Merger and the other transactions contemplated by the Merger Agreement.

In addition, the Fusion Common Stock is listed on The Nasdaq Capital Market®, and Fusion is subject to the listing rules of the NASDAQ Stock Market (referred to as Nasdaq), as follows:

● Nasdaq Rule 5635(b) requires stockholder approval of any issuance or potential issuance of securities when the issuance will result in a “change of control” of the issuer. Nasdaq has previously indicated that the acquisition of, or right to acquire, by a single investor or affiliated investor group, as little as 20% of the common stock (or securities convertible into or exercisable for common stock) or voting power of an issuer could constitute a change of control.

● Stockholder approval is also required under Nasdaq Rule 5635(a) prior to the issuance of securities in connection with the acquisition of the stock or assets of another company if, among other things, the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities.

● In addition, Nasdaq Rule 5635(d) requires stockholder approval if a listed company issues common stock (or securities convertible into or exercisable for common stock) in a private placement equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.

The number of Merger Shares to be issued to BCHI Holdings will exceed 20% of the shares of Fusion Common Stock issued and outstanding immediately prior to the Effective Time. Moreover, as described above, the proposed issuance of the Merger Shares will result in a change in control of Fusion within the meaning of Nasdaq Rule 5635(b). Accordingly, approval of the issuance of the Merger Shares in the Merger by Fusion Stockholders is required under the Nasdaq listing rules.

Q:	When and where is the Annual Meeting?
A:	The Annual Meeting will take place at 3:00 p.m., local time, on [●], 2018 at the Company’s executive office located at 420 Lexington Avenue, Suite 1718, New York, New York.
Q:	Who is entitled to attend the Annual Meeting?

All holders of shares of Fusion Common Stock and Series B-2 Preferred Stock as of the close of business on [●], 2017, the record date for the Annual Meeting (referred to as the Record Date) are entitled to receive notice of, attend the Annual Meeting and any adjournment or postponement thereof, and vote at the Annual Meeting.

You are entitled to attend and vote at the Annual Meeting only if you were a Fusion Stockholder as of the Record Date or hold a valid proxy for the Annual Meeting.

A:	What is included in the proxy materials?

This proxy statement includes information that we are required to provide you under the rules of the SEC, which information is intended to assist you in determining how to vote your Voting Shares at the Annual Meeting. The proxy materials include:

● this proxy statement, including a copy of the Merger Agreement and the other documents attached as an annex to this proxy statement;

● our Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2016 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2017, June 30, 2017 and September 30, 2017, which are incorporated by reference in this proxy statement, as described under “Where You Can Find More Information” on page 117 hereof; and

● the proxy card or a voting instruction form for the Annual Meeting.

Q:	What items of business will be considered and voted on at the Annual Meeting?
A:
At the Annual Meeting, Fusion Stockholders present in person or represented by proxy and entitled to vote thereon will be asked:

● to consider and vote on a proposal to adopt the Merger Agreement and approve (i) the Merger, (ii) the issuance of the Merger Shares, and (iii) the other transactions contemplated by the Merger Agreement (Proposal No. 1);

● to consider and vote on a proposal to adopt an amendment to Fusion’s certificate of incorporation to effectuate a reverse stock split of the issued and outstanding shares of Fusion Common Stock at a ratio of up to 5:1 (referred to as the Certificate of Amendment), to the extent determined necessary by the Board to comply with Nasdaq listing requirements in connection with the post-Merger listing of the Fusion Common Stock on The Nasdaq Capital Market® (Proposal No. 2);

● to consider and vote on a proposal to adopt an amended and restated certificate of incorporation of the Company (referred to as the Restated Charter) to, among other things, (i) increase in the number of authorized shares of Fusion Common Stock from 90,000,000 to 150,000,000 and (ii) change the Company’s name to “Fusion Connect, Inc.” (Proposal No. 3);

●     to consider and vote on a proposal to adjourn the Annual Meeting, if necessary, to solicit additional votes in favor of the proposals to adopt the Merger Agreement, to adopt the Certificate of Amendment and to adopt the Restated Charter (Proposal No. 4);

● to consider and vote on a proposal to approve, on an advisory basis, certain compensation that may be paid to certain of Fusion’s named executive officers as a result of the Merger (Proposal No. 5);

● to elect eight (8) directors nominated by the Board to hold office until the earliest to occur of (i) the election and qualification of their successors, and (ii) their earlier resignation, death, or removal from office (Proposal No. 6);

● to ratify the selection of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 (Proposal No. 7); and

● to transact such other business as may properly come before the stockholders at the Annual Meeting or any adjournment or postponement thereof.

Q:	How can I vote for the various proposals?
A:
For each of the proposals to be considered and voted on at the Annual Meeting, except the election of directors (Proposal No. 6), you may vote “FOR,” “AGAINST” or “ABSTAIN.”

In the election of directors (Proposal No. 6), you may vote “FOR” all or some of the nominees, or your vote may be “WITHHELD” with respect to one or more of the nominees.

Q:	How does the Board recommend that I vote?
A:
After careful consideration, the Board has (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger and the issuance of the Merger Shares, are fair to, advisable and in the best interests of Fusion and its stockholders, (ii) approved the execution, delivery and performance by Fusion of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger and the issuance of the Merger Shares, and (iii) directed that the Merger Agreement be submitted to the Fusion Stockholders for adoption. The Board’s reasons for recommending the Merger are set forth in more detail under the section entitled “The Merger – Reasons for the Merger and Recommendation of the Board” on page 48.

Accordingly, the Board recommends that you vote your Voting Shares:

● “FOR” the proposal to adopt the Merger Agreement and approve the Merger, the issuance of the Merger Shares and the other transactions contemplated by the Merger Agreement (Proposal No. 1);

● “FOR” the proposal to adopt the Certificate of Amendment (Proposal No. 2);

● “FOR” the proposal to adopt the Restated Charter (Proposal No. 3);

● “FOR” the proposal to adjourn the Annual Meeting, if necessary, to solicit additional votes in favor of the proposals to adopt the Merger Agreement, to adopt the Certificate of Amendment and to adopt the Restated Charter (Proposal No. 4); and

● “FOR” the proposal to approve, on an advisory basis, certain compensation that may be paid to certain of Fusion’s named executive officers as a result of the Merger (Proposal No. 5).

In addition, the Board recommends that you vote your Voting Shares:

● “FOR” the election of the eight directors nominated by the Board (Proposal No. 6); and

●     “FOR” the proposal to ratify the selection of EisnerAmper LLP as Fusion’s independent registered public accounting firm for the fiscal year ending December 31, 2017 (Proposal No. 7).

Q:	Who is entitled to vote at the Annual Meeting?

Only holders of shares of Fusion Common Stock and Series B-2 Preferred Stock as of the Record Date are entitled to vote on all matters that come before the Annual Meeting. Voting Shares can be voted only if the Fusion Stockholder is present at the Annual Meeting in person or represented by proxy.  As described below, the voting procedures may be different for stockholders of record and beneficial owners.

A:	How many votes do I have?

Except as otherwise specified to the contrary in this proxy statement, the holders of shares of Fusion Common Stock and the holders of shares of Series B-2 Preferred Stock will vote as a single class on each matter submitted to a vote of stockholders at the Annual Meeting. Each share of Fusion Common Stock that you own as of the Record Date entitles you to one vote.  Each share of Series B-2 Preferred Stock that you own as of the Record Date entitles you to 200 votes, which is the number of Fusion Common Shares into which a share of Series B-2 Preferred Stock may be converted as of the Record Date.

As of the Record Date, there were [●] issued and outstanding shares of Fusion Common Stock, which are entitled in the aggregate to [●] votes, and [●] issued and outstanding shares of Series B-2 Preferred Stock, which are entitled in the aggregate to[●] votes. The Voting Shares issued and outstanding as of the Record Date are collectively entitled to a total of [●] votes at the Annual Meeting.

Q:	Why is the number of shares shown as owned by me online different from the number of shares in my records?
A:
The number of shares of Fusion Common Stock shown on www.proxyvote.com may be different from the number of shares of Fusion Common Stock shown in your records because the number of shares shown in that database, as well as all of the per share information contained in this proxy statement, gives effect to a 50:1 reverse split of the Fusion Common Stock that occurred in May 2014.

Q:	What is the difference between holding Voting Shares as a stockholder of record and as a beneficial owner?
A:
If your Voting Shares are registered directly in your name with Fusion’s transfer agent, Continental Stock Transfer & Trust Company, you are considered, with respect to those shares, the “stockholder of record” and the proxy materials have been made available to you directly by Fusion.

If your Voting Shares are held in a brokerage account or by a broker, bank or other nominee (referred to as an Organization), you are considered the “beneficial owner” of those Voting Shares held in “street name” and the proxy materials have been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your Voting Shares by following the voting instructions on the form that you receive from your broker, bank or other nominee. You may not vote your Voting Shares by returning a proxy card directly to the Company or by voting in person at the Annual Meeting unless you obtain a “legal proxy” from the Organization that holds your Voting Shares giving you the right to vote those shares.

Q:	If my Voting Shares are held by an Organization in “street name,” will my Organization vote my Voting Shares for me?
A:
If your Voting Shares are held by an Organization in “street name,” you must provide your broker, bank or other nominee with instructions on how to vote your shares. Please follow the instructions provided by your broker, bank or other nominee regarding the voting of your Voting Shares.

Banks, brokers and other nominees that hold shares in “street name” for a beneficial owner typically have the authority to vote in their discretion only on “routine” matters and are not allowed to exercise their discretion on matters that are determined to be “non-routine” without specific instructions from the beneficial owner. If your Voting Shares are held by an Organization in “street name” and you do not provide your Organization with voting instructions, your shares may constitute “broker non-votes.” Broker non-votes are shares held by a bank, broker or other nominee that are represented at the Annual Meeting, but with respect to which the bank, broker or other nominee has not received instructions from the beneficial owner to vote on a particular proposal and the bank, broker or other nominee does not have discretionary voting power on such proposal. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered votes cast with respect to that proposal.

Under current Nasdaq rules, Fusion believes that banks, brokers or other nominees do not have discretionary authority to vote on any proposals to be voted on at the Annual Meeting, other than with respect to Proposal No. 7. Therefore, if you do not instruct your bank, broker or other nominee as to how to vote your Voting Shares, your bank, broker or other nominee will not vote your shares on any of the proposals to be voted on at the Annual Meeting, other than Proposal No. 7, which will have the same effect as a vote “AGAINST” Proposal Nos. 1, 2 and 3, but will have no effect on Proposal Nos. 4, 5, 6 and 7.

Q:	How can I vote my Voting Shares in person at the Annual Meeting?
A:
You may vote your Voting Shares held in your name as a stockholder of record in person at the Annual Meeting.  You may vote your Voting Shares held beneficially in “street name” in person at the Annual Meeting only if you obtain a “legal proxy” from the Organization that holds your Voting Shares giving you the right to vote those shares.   Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

Q:	How can I vote my Voting Shares without attending the Annual Meeting?
A:
Whether you hold Voting Shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting.  If you are a stockholder of record, you may vote by proxy.   You can vote by proxy by telephone, over the Internet or by mail pursuant to instructions provided in the proxy card.  If you hold your Voting Shares beneficially in “street name,” you must follow the voting instructions provided to you by the Organization through which you hold your Voting Shares.

Q:	What happens to my vote if I sell my Voting Shares before the Annual Meeting?
A:
The Record Date for determining stockholders entitled to vote at the Annual Meeting is earlier than the date of the Annual Meeting. If you transfer your Voting Shares after the Record Date but before the Annual Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you transfer your Voting Shares and each of you notifies Fusion in writing of such special arrangements, you will retain your right to vote such shares at the Annual Meeting but will transfer all other rights of ownership of those shares to the person to whom you transfer your Voting Shares.

Q:	Can I change my vote or revoke my proxy?
A:
If you are a stockholder of record, you may revoke your vote at any time prior to taking the vote at the Annual Meeting by:

● granting a new proxy bearing a later date by following the instructions provided in the proxy card, which will automatically revoke the previous proxy;

● providing a written notice of revocation to Fusion’s Corporate Secretary, 420 Lexington Avenue, Suite 1718, New York, New York 10170; or

● attending the Annual Meeting and voting in person.

If you hold Voting Shares beneficially in street name, you may change your vote at any time prior to the taking of the vote at the Annual Meeting by:

● submitting new voting instructions to the Organization through which you hold your Voting Shares by following the instructions they provided; or

● if you have obtained a legal proxy from the Organization through which you hold your Voting Shares giving you the right to vote your Voting Shares, by attending the Annual Meeting and voting in person using the valid legal proxy.

Note that with respect to both stockholders of record and beneficial owners, attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or vote in person at the Annual Meeting.

Q:	I share an address with another Fusion Stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
A:
We have adopted a procedure called “householding,” which has been approved by the SEC.  Under this procedure, we deliver a single copy of the proxy materials to multiple Fusion Stockholders who share the same address unless we receive contrary instructions from one or more of those Fusion Stockholders.  This procedure reduces our printing costs, mailing costs and fees.  Fusion Stockholders that participate in householding will continue to be able to access and receive separate proxy cards.  Upon written request of a Fusion Stockholder, we will promptly deliver a separate copy of the proxy materials.  Fusion Stockholders may request such a change by sending the Company an e-mail at proxymaterial@fusionconnect.com or by contacting Fusion’s Corporate Secretary by mail at 420 Lexington Avenue, Suite 1718, New York, New York 10170 or by phone at 212-201-2407.

Fusion Stockholders who hold Voting Shares in street name may contact the Organization through which they hold their Voting Shares to request information about householding.

Q:	What is a quorum and how many Voting Shares must be present in person or represented by proxy to conduct business at the Annual Meeting?
A:
In accordance with Fusion’s by-laws, in order for any matter to be considered at the Annual Meeting, there must be a quorum present. The holders of a majority of the voting power of the outstanding Voting Shares, present in person or represented by proxy at the Annual Meeting, will constitute a quorum at the Annual Meeting.

Q:	What vote is required to approve each of the proposals?

A:
Proposal Nos. 1, 2 and 3 require the affirmative “FOR” vote by holders of a majority of the voting power of the Voting Shares issued and outstanding as of the Record Date and entitled to vote thereon, voting as a single class.

Proposal Nos. 4, 5 and 7 require the affirmative “FOR” vote of a majority of the votes cast at the Annual Meeting by the holders of the Voting Shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon, voting as a single class.

With respect to Proposal No. 6, directors are elected by a plurality of the votes cast at the Annual Meeting by the holders of Voting Shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon, voting as a single class.  A plurality does not require that a specific percentage of votes be received, but rather, results in the election of those directors receiving the most votes cast.

In connection with the execution and delivery of the Merger Agreement, certain Fusion Stockholders entered into a support agreement with BCHI, whereby those Fusion stockholders have agreed, among other things, to vote their Voting Shares in favor of the Merger, the issuance of the Merger Shares and the other transactions contemplated by the Merger Agreement. At the time of execution of the Support Agreement, these shares represented, in the aggregate, 9.8% of the votes entitled to be cast at the Annual Meeting.

Q:	What if I abstain from voting or do not vote?
A:
An abstention, which occurs when a Fusion Stockholder attends the Annual Meeting, either in person or by proxy, but abstains from voting, will not be considered a vote cast for any proposal. Thus, abstentions will not affect the outcome of Proposal Nos. 4, 5, 6 and 7, but will have the same effect as a vote “AGAINST” Proposal Nos. 1, 2 and 3.

If you are a Fusion Stockholder and you fail to attend the Annual Meeting, whether in person or by proxy, or fail to vote at the Annual Meeting (and do not abstain), that will not affect the outcome of Proposal Nos. 4, 5, 6 and 7 (assuming a quorum is present), but will have the same effect as a vote “AGAINST” Proposal Nos. 1, 2 and 3.

Q:	What if I don’t vote for a proposal on the proxy that I submit?
A:
Unless you give other instructions on your proxy card that you submit, or unless you give other instructions when you submit your proxy by Internet or by phone, the persons named as proxies will vote your shares “FOR” each of Proposal Nos. 1, 2, 3, 4, 5 and 7, and “FOR” each of the eight director nominees identified elsewhere in this proxy statement. If any other business properly comes before the Annual Meeting or any adjournments or postponements thereof, the persons named as proxies will vote your Voting Shares in accordance with the recommendations of the Board.

Q:	Is the Merger subject to the satisfaction of any conditions?
A:
Yes. In addition to the adoption of the Merger Agreement by the Fusion Stockholders, the Merger is subject to the satisfaction of certain other conditions set forth in the Merger Agreement, including the receipt of certain regulatory approvals. For a description of these conditions, please see the section entitled “The Merger Agreement—Conditions to the Merger” beginning on page 76 of this proxy statement.

Q:	When is the Merger expected to be completed?
A:

Fusion expects to complete the Merger after all conditions to the Merger set forth in the Merger Agreement are satisfied or waived, including the receipt of the required stockholder approvals at the Annual Meeting and the receipt of the required regulatory approvals. Fusion currently expects to complete the Merger in the first quarter of 2018. It is possible, however, that factors outside of Fusion’s control could result in the Merger being completed at a later time or not being completed at all.

Q:	Do any of Fusion’s directors or executive officers have interests in the Merger that may differ from, or be in addition to, my interests as Fusion Stockholder?
A:
Yes. In considering the recommendation of the Board with respect to the proposal to adopt the Merger Agreement and approve the Merger, the issuance of the Merger Shares and the other transactions contemplated by the Merger Agreement, you should be aware that certain Fusion directors and executive officers have interests in the Merger that are different from, or in addition to, your interests. The Board, including each of its independent directors, was aware of and considered these interests, among other matters, in evaluating, negotiating and approving the Merger Agreement and the transactions contemplated thereby, including the Merger and the issuance of the Merger Shares. See the section entitled “The Merger – Interests of Fusion’s Officers and Directors in the Merger” beginning on page 60 of this proxy statement.

Q:	Who will be the directors of Fusion following the completion of the Merger?
A:
From and after the Effective Time, the size of the Board will be fixed at nine directors, which will be selected in accordance with the stockholders’ agreement to be entered into at the closing of the Merger by and among the Company, BCHI Holdings and certain of Fusion’s existing stockholders, as follows: (a) four directors, at least one of whom must be an independent director within the meaning of the Nasdaq listing standards, will be nominated by BCHI Holdings; (b) four directors, at least one of whom must be an independent director within the meaning of the Nasdaq listing standards, will be nominated by the Fusion Committee; and (c) one director, who must be an independent director within the meaning of the Nasdaq listing standards, will be nominated by BCHI Holdings subject to the reasonable consent of the Fusion Committee. Matthew D. Rosen, Fusion’s current Chief Executive Officer, will serve as the post-Merger Chairman of the Board, and Holcombe T. Green, Jr., a principal stockholder of BCHI, will serve as the post-Merger Vice Chairman of the Board. At the Effective Time, all other members of the Board will resign.

Q:	Who will be the elected officers of Fusion following completion of the Merger?
A:
Matthew D. Rosen will be the Chief Executive Officer of the post-Merger Fusion, Gordon Hutchins, Jr. will be President and Russell Markman will be the Chief Operating Officer. The other executive officers of post-Merger Fusion will be determined prior to the closing of the Merger by mutual agreement of Fusion and BCHI Holdings. As of the date of this proxy statement, no other executive officers have been chosen.

Q:	Will the Merger be a taxable transaction to me?
A:	The Merger will not result in any taxable gain or loss for U.S. federal income tax purposes to Fusion or any Fusion Stockholder in his or her capacity as a Fusion Stockholder.
Q:	Have the BCHI shareholders approved the Merger?
A:
Yes. On August 26, 2017, the shareholders of BCHI executed and delivered a written consent in lieu of a meeting adopting the Merger Agreement and approving the Merger and the other transactions contemplated thereby.

Q:	What happens if the Merger is not completed?
A:
If any of the proposals to adopt the Merger Agreement, to adopt Certificate of Amendment or to adopt the Restated Charter is not approved by the Fusion Stockholders at the Annual Meeting, or if the Merger is not consummated for any other reason:

●    the Company will not issue the Merger Shares to BCHI Holding;

● BCHI will not become a part of the business of Fusion and Fusion will continue to operate as it did prior to entering into the Merger Agreement;

● the Company will not file the Restated Charter, as contemplated by Proposal No. 3, but will file an amendment to the Company’s existing certificate of incorporation solely to change the name of the Company to “Fusion Connect, Inc.”

● The director nominees elected by the Fusion Stockholders at the Annual Meeting pursuant to Proposal No. 6 will continue to serve as directors of the Company until the Company’s 2018 annual meeting of stockholders and until such time as their respective successors are elected and qualified or until their earlier resignation, death or removal from office.

Moreover, if the proposal to adopt the Certificate of Amendment is approved by the Fusion Stockholders at the Annual Meeting, but the Board subsequently determines that the Merger is not likely to be consummated for any reason, the Board may determine to abandon the reverse stock split, in which case the Company will not file the Certificate of Amendment, as contemplated by Proposal No. 2.

Q:	Am I entitled to appraisal rights?
A:
No. Fusion Stockholders are not entitled to appraisal rights under the Delaware General Corporation Law, as amended (referred to as the DGCL), in connection with the Merger, the issuance of the Merger Shares or any other transactions contemplated by the Merger Agreement, or in connection with any other matters to be submitted to a vote of Fusion Stockholders at the Annual Meeting.

Q:	Will holders of the Merger Shares be able to trade those shares?
A:
The Merger Shares to be issued to BCHI Holdings as consideration in the Merger will be issued in transactions exempt from registration under the Securities Act of 1933, as amended (referred to as the Securities Act), in reliance on Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder, and may not be offered or sold by the holders of those shares absent registration or an applicable exemption from registration requirements. As a general matter, holders of the Merger Shares will not be able to transfer any of their shares until at least six months after receiving the Merger Shares, at which time the Merger Shares would first become eligible to be sold under Rule 144 promulgated under the Securities Act, assuming the conditions thereof are otherwise satisfied and subject to the limitations set forth in such rule.

However, in connection with the Merger, Fusion has agreed to enter into a registration rights agreement with BCHI Holdings (referred to as the Registration Rights Agreement), pursuant to which, following the completion of the Merger, Fusion will file with the SEC a shelf registration statement to register no more than 25% of the total number of the Merger Shares for resale in the public markets. Upon such shelf registration statement being declared effective by the SEC, such Merger Shares will be freely tradeable. For a more detailed summary of the Registration Rights Agreement and the transactions contemplated thereby, see the section entitled “Agreements Related to the Merger Agreement – Registration Rights Agreement” beginning on page 80 of this proxy statement.

Q:	Should I send in my stock certificates?
A:
No. Following the completion of the Merger, the certificates representing your shares of Fusion Common Stock will continue to evidence your ownership of such shares. Also, if the reverse stock split is completed, your existing stock certificates will automatically be deemed to represent the post-split number of shares of Fusion Common Stock. With respect to certificates representing shares of the various series of Fusion’s preferred stock, which shares will be converted into shares of Fusion Common Stock prior to the Effective Time or, if not so converted, cancelled immediately prior to the Effective Time, you may be required to exchange those stock certificates for certificates evidencing shares of Fusion Common Stock. In this case, you will receive further information regarding such exchange at the appropriate time. Please do not send your Fusion stock certificates to the Company or its registrar and transfer agent at this time.

Q:	What happens if the Annual Meeting is postponed or adjourned?
A:
Unless a new Record Date is fixed for such postponement or adjournment, your proxy will still be valid and may be voted at the postponed or adjourned Annual Meeting. You will still be able to change or revoke your proxy at any time until it is voted.

Q:	Who will bear the costs of soliciting votes for the Annual Meeting?
A:
Fusion is paying the costs associated with the preparation and distribution these proxy materials and soliciting votes for the Annual Meeting.  If you choose to vote over the Internet, you are responsible for any Internet access charges you may incur.  If you choose to vote by telephone, you are responsible for any telephone charges you may incur.   We intend to retain a proxy solicitor in conjunction with the Annual Meeting, but have not yet selected the Company to perform those services.  In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communications by our directors, officers and certain of our other employees, who will not receive any additional compensation for such solicitation activities.

Q:	When should I send in my proxy or voting instructions?
A:
You should send in your proxy card via mail, or submit your proxy over the Internet or by telephone as soon as possible, so that your Voting Shares will be voted at the Annual Meeting. If your Voting Shares are held in “street name” by an Organization, you should submit your voting instructions to the Organization through which you hold your Voting Shares, as soon as possible, so that your Voting Shares will be voted at the Annual Meeting.

Q:	How can I attend the Annual Meeting?
A:
You are entitled to attend the Annual Meeting if you were a Fusion Stockholder as of the Record Date or you hold a valid proxy for the Annual Meeting.  If you are not a Fusion Stockholder of record but hold shares as a beneficial owner in street name, you must provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to the Record Date, a copy of the voting instruction form provided by your Organization, or other similar evidence of ownership.

Since seating is limited, admission to the Annual Meeting will be on a first-come, first-serve basis.  You must present a valid photo identification, such as a driver’s license or passport, for admittance.   If you do not provide a photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting.  For security reasons, you and your bags are subject to search prior to your admittance to the Annual Meeting. The Annual Meeting will begin promptly at 3:00 p.m., local time, on [●], 2018.

Q:	Where can I find voting results of the Annual Meeting?
A:
We will announce preliminary voting results at the Annual Meeting, and we will publish final voting results in a Current Report on Form 8-K filed with the SEC within four business days after the Annual Meeting.

Q:	What is the deadline for submitting proposals for or nominating individuals for election as directors at the Company’s 2018 annual meeting of stockholders?
A:
As of the date of this proxy statement, we had not received notice of any stockholder proposals for the Annual Meeting, and any proposals received after the date hereof will be considered untimely.

For a stockholder proposal to be considered for inclusion in the proxy statement for our 2018 annual meeting of stockholders, our Corporate Secretary must receive the written proposal at our executive office no later than the deadline stated below.  Such proposals must comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (referred to as the Exchange Act) regarding the inclusion of stockholder proposals in company proxy materials. Proposals should be addressed to:

Fusion Telecommunications International, Inc.
Attention: Corporate Secretary- Stockholder Proposal
420 Lexington Avenue, Suite 1718
New York, New York 10170

Under Rule 14a-8, in order to be timely, a stockholder proposal must be received at our executive office a reasonable period of time before we send out our notice for that meeting. Upon receipt of any proposal, we will determine whether to include such proposal in accordance with applicable regulations.

Q:	Who can answer your questions?
A:	If you have a question about this proxy statement or the matters described herein, you may address such question to our Corporate Secretary at the above address, or may call him at (212) 201-2407.

SUMMARY

This summary highlights selected information contained in this proxy statement and may not contain all of the information that is important to you. To better understand the Merger and the other proposals to be considered at the Annual Meeting, you should read this entire proxy statement carefully, including the Merger Agreement attached hereto as Annex A and the other annexes that are referred herein. Additional important information is also contained in the documents incorporated by reference into this proxy statement. You may obtain such documents without charge by following the instructions in the section entitled “Where You Can Find More Information” beginning on page 117 of this proxy statement.

In this proxy statement, unless the context otherwise requires, the terms “Fusion,” the “Company,” “we,” “us” and “our” refer to Fusion Telecommunications International, Inc., a Delaware corporation. The term “BCHI” refers to Birch Communications Holdings, Inc., a Georgia corporation, and the term “Merger Sub” refers to Fusion BCHI Acquisition LLC, a Delaware limited liability company and wholly-owned subsidiary of Fusion. The term “Merger Agreement” refers to the Agreement and Plan of Merger, dated as of August 26, 2017, as amended on September 15, 2017, September 29, 2017 and October 27, 2017 and as it may be further amended from time to time, by and among Fusion, BCHI and Merger Sub. The term “Board” means the Board of Directors of Fusion, as from time to time constituted. The terms “you” and “Fusion Stockholders” refer to holders of shares of Fusion’s common stock, par value $0.01 per share (the “Fusion Common Stock”) and holders of Fusion’s Series B-2 Senior Cumulative Convertible Preferred Stock, par value $0.01 per share (the “Series B-2 Preferred Stock” and, together with the Fusion Common Stock, collectively, the “Voting Shares”).

Parties to the Merger Agreement

Fusion Telecommunications International, Inc.

420 Lexington Avenue
Suite 1718
New York, New York 10170
(212) 201-2400

Fusion, through its subsidiaries, offers a comprehensive suite of cloud communications, cloud connectivity, and managed cloud-based applications solutions to small, medium and large businesses, and domestic and international voice services to communications carriers worldwide. Our advanced, proprietary cloud services platform enables the integration of leading edge solutions in the cloud, increasing customer collaboration and productivity by seamlessly connecting employees, partners, customers and vendors. We currently operate in two business segments; Business Services and Carrier Services. As a result of the acquisition of various cloud services business during the past four years, Fusion has gone through a significant transformation and has expanded its business customer base, increased its distribution network and added a significant number of network facilities and points of presence expanding its geographic reach.

Additional information about Fusion is provided in its public filings with the SEC, which are incorporated by reference herein. For additional information about Fusion and its business, see the section entitled “Where You Can Find More Information” beginning on page 117 of this proxy statement.

Fusion BCHI Acquisition LLC

420 Lexington Avenue
Suite 1718
New York, New York 10170
(212) 201-2400

             Merger Sub is a recently formed Delaware limited liability company and wholly-owned subsidiary of Fusion. Merger Sub was formed solely for the purpose of effectuating the Merger. Merger Sub has not conducted any business operations other than those incident to its formation and the transactions contemplated by the Merger Agreement.

Birch Communications Holdings, Inc.

320 Interstate North Parkway SE
Atlanta, Georgia 30339
(866) 424-5100

BCHI, through its subsidiaries, provides IP-based communications, cloud and managed services to businesses in all 50 states, the District of Columbia and Canada. BCHI provides: voice, broadband, Internet access, hosted services, managed services, wireless voice, wireless data and many other communications, cloud and managed services to its existing customer base of over customers.

The Merger Agreement and the Merger

Structure of the Merger (see page 65)

Fusion, BCHI and Merger Sub have entered into the Merger Agreement, which contains the terms and conditions of the proposed business combination between Fusion and BCHI. Upon the terms and subject to the conditions set forth in the Merger Agreement, BCHI will be merged with and into Merger Sub (referred to as the Merger), with Merger Sub continuing as the surviving company in the Merger and a wholly-owned subsidiary of Fusion (referred to as the Surviving Company).

Consideration to be Received in the Merger (see page 66)

Pursuant to the Merger Agreement, at the effective time of the Merger (referred to as the Effective Time), all of the shares of common stock, par value $0.01 per share, of BCHI issued and outstanding immediately prior to the Effective Time (other than any shares to be cancelled pursuant to the Merger Agreement) will be converted automatically into the right to receive, in the aggregate, a number of fully paid and non-assessable shares of Fusion Common Stock equal to three (3) times (i) the number of shares of Fusion Common Stock issued and outstanding immediately prior to the Effective Time, plus (ii) the number of shares of Fusion Common Stock issued or issuable upon the conversion of all shares of all classes or series of Fusion’s preferred stock outstanding immediately prior to the Effective Time, plus (iii) the number of shares of Fusion Common Stock issuable upon the exercise of all in-the-money warrants of Fusion (as adjusted for stock splits and calculated using the treasury method)(collectively, referred to as the Merger Shares). Immediately following the Effective Time, BCHI Holdings LLC, a Georgia limited liability company formed by the current shareholders of BCHI to hold their Merger Shares (referred to as BCHI Holdings), will own approximately 75% of the total number of shares of Fusion Common Stock then outstanding.

Board of Directors of Post-Merger Fusion (see page 67)

Effective at or prior to the Effective Time, the Board of Directors of Fusion (referred to as the Board) will consist of nine directors, which will be selected in accordance with the stockholders’ agreement (referred to as the Stockholders’ Agreement) to be entered into at the closing of the Merger by and among the Company, BCHI Holdings and certain of Fusion’s existing stockholders, as follows: (a) four directors, at least one of whom must be an independent director within the meaning of the listing standards of the NASDAQ Stock Market (referred to as Nasdaq), will be nominated by BCHI Holdings; (b) four directors, at least one of whom must be an independent director within the meaning of the Nasdaq listing standards, will be nominated by the Fusion Committee; and (c) one director, who must be an independent director within the meaning of the Nasdaq listing standards, will be nominated by BCHI Holdings with the reasonable consent of the Fusion Committee. Matthew D. Rosen will serve as Chairman of the Board, and Holcombe T. Green, Jr. will serve as Vice Chairman. At the Effective Time, the current members of Fusion’s Board will resign unless they have been nominated by the Fusion Committee to serve on the Board of the post-Merger Fusion.

Executive Officers of Fusion Following the Merger (see page 67)

Matthew D. Rosen will be the Chief Executive Officer of the post-Merger Fusion, Gordon Hutchins, Jr. will be President and Russell Markman will be the Chief Operating Officer. The other executive officers of post-Merger Fusion will be determined prior to the closing of the Merger by mutual agreement of Fusion and BCHI Holdings. As of the date of this proxy statement, no other executive officers have been chosen.

Recommendation of the Board (see page 48)

The Board recommends that you vote “FOR” the proposal to adopt the Merger Agreement and approve the Merger, the issuance of the Merger Shares and the other transactions contemplated by the Merger Agreement. The Board also recommends that you vote “FOR” the proposal to adopt the Certificate of Amendment, “FOR” the proposal to adopt the Restated Charter, “FOR” the proposal to adjourn the Annual Meeting, if necessary, to solicit additional votes in favor of the proposal to adopt the Merger Agreement, the proposal to adopt the Certificate of Amendment and the proposal to adopt the Restated Charter, and “FOR” each of the other proposals described in this proxy statement.

Opinion of FTI Capital Advisors, LLC (see page 51)

At a meeting of the Board held on August 25, 2017, FTI Capital Advisors, LLC (referred to as FTICA) delivered to the Board an oral opinion, which opinion was subsequently confirmed by delivery of a written opinion, dated August 26, 2017, to the effect that, as of such date, and based on and subject to various assumptions, qualifications and limitations described in their written opinion, that the aggregate Merger consideration was fair, from a financial point of view, to the Company and the holders of Fusion Common Stock (other than the Company and its affiliates).

The full text of FTICA’s opinion describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken by FTICA. The opinion is attached hereto as Annex D and is incorporated herein by reference. The summary of FTICA’s opinion in this proxy statement is qualified in its entirety by reference to the full text of such opinion. Fusion Stockholders are encouraged to read the opinion of FTICA carefully and in its entirety. FTICA’s opinion was provided for the benefit of the Board (in its capacity as such) in connection with, and for the purpose of, its evaluation of the Merger, addresses only the fairness, from a financial point of view, of the aggregate Merger consideration to be paid by Fusion in the Merger and does not address any other terms or other aspects or implications of the Merger or the other transactions contemplated by the Merger Agreement (including the Carrier Spin-off and the Consumer Spin-off, as defined herein). The opinion does not constitute a recommendation to any Fusion Stockholder as to how such stockholder should vote or act with respect to the Merger Agreement, the Merger or any related transaction.

Interests of Fusion’s Officers and Directors in the Merger (see page 60)

In considering the recommendation of the Board with respect to the proposal to adopt the Merger Agreement and related proposals, Fusion Stockholders should be aware that, aside from their interests as Fusion Stockholders, Fusion’s directors and certain executive officers have interests in the Merger that are different from, or in addition to, those of Fusion Stockholders generally. These interests relate to:

●
in the case of Marvin S. Rosen, our Chairman of the Board, the repayment by Fusion, at or prior to the Effective Time, of the outstanding principal amount of approximately $930,000 including all accrued but unpaid interest under a subordinated promissory note, dated November 14, 2016, issued by Fusion to Mr. Rosen;

●
in the case of Matthew D. Rosen, our Chief Executive Officer and director, his appointment as Chairman of the Board and Chief Executive Officer of post-Merger Fusion;

●
in the case of [●], [●] and [●], their appointment as directors of the post-Merger Fusion;

●
in the case of Marvin S. Rosen, Philip D. Turits, Michael J. Del Giudice, Jack Rosen, Matthew D. Rosen and Paul C. O’Brien, their right to convert all of their shares of our Series A-1 Cumulative Convertible Preferred Stock, par value $0.01 per share (referred to as the Series A-1 Preferred Stock), our Series A-2 Cumulative Convertible Preferred Stock, par value $0.01 per share (referred to as the Series A-2 Preferred Stock), our Series A-4 Cumulative Convertible Preferred Stock, par value $0.01 per share (the referred to as the Series A-4 Preferred Stock), including all accrued but unpaid dividends thereon, into shares of Fusion Common Stock at or prior to the Effective Time and with respect to each of such directors and William Rubin and Larry Blum, their rights to convert shares of Series B-2 Preferred Stock into shares of Fusion Common Stock;

●
in the case of all non-executive directors, the right to receive, contingent upon the closing of the Merger, a special one-time bonus in the amount of $40,000 ($240,000 in the aggregate); and in the case of certain named executive officers and certain other members of Fusion management (other than Fusion's Chief Executive Officer), the right to receive, contingent upon the closing of the Merger, a special one-time transaction bonus of between $7,500 and $137,500 and totaling $1,049,000;

●
in the case of all of our directors and executive officers that have been granted stock options under certain Fusion stock option plans, their right to accelerated vesting of such awards upon completion of the Merger;

●
in the case of Matthew D. Rosen and Michael Bauer, their existing employment arrangements provide for certain benefits upon and after the completion of the Merger, including severance benefits upon a qualifying termination; and

●
in the case of all directors and executive officers of Fusion, their right to continued indemnification and insurance coverage by Fusion after completion of the Merger.

 If the Merger had closed on [●], 2017, the most recent practicable date before the date of this proxy statement, the aggregate value of benefits that the directors and executive officers as a group would have received that other Fusion stockholders would not have received would have been approximately $[●]. For purposes of the preceding sentence, the value of accelerated equity awards vesting upon closing of the Merger has been determined by multiplying the closing price of $[●] per share of the Fusion Common Stock on [●], 2017, the most recent practicable date before the date of this proxy statement, by the number of shares subject to the equity awards vesting on an accelerated basis and, in the case of such stock options, reducing such amount by the applicable exercise price.

As of the date of this proxy statement, none of Fusion’s executive officers, other than the understanding between the parties that Matthew D. Rosen will serve as the Chief Executive Officer of post-Merger Fusion, have entered into any agreements, arrangements or understandings with Fusion or any of its affiliates specifically regarding the terms of their employment with, or the right to participate in the equity of, post-Merger Fusion. However, Fusion has indicated that it or its affiliates may pursue agreements, arrangements or understandings with certain of its executive officers, which may include cash-based and equity-based compensation and other forms of compensation. Prior to the Effective Time, Fusion may initiate negotiations with such executive officers regarding continued employment with post-Merger Fusion or one of its affiliates, and may enter into definitive agreements with certain of such executive officers regarding their employment with post-Merger Fusion.

These interests create potential conflicts of interest. The Board was aware of these potential conflicts of interest and considered them, among other matters, in reaching its decision to approve the Merger Agreement and the transactions contemplated thereby and to recommend that Fusion Stockholders vote in favor of adopting the Merger Agreement.

Conditions to the Merger (see page 76)

The obligations of Fusion, Merger Sub and BCHI to complete the Merger and the other transactions contemplated by the Merger Agreement are subject to the satisfaction or waiver (to the extent permitted under the Merger Agreement and applicable law), at or prior to the Effective Time, of a number of conditions. These conditions include:

●
the approval of the proposals to adopt (i) the Merger Agreement, (ii) the Certificate of Amendment, and (iii) the Restated Charter by an affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding Voting Shares entitled to vote thereon;

●
the filing of notices with, or the receipt of required approvals from, the Federal Communications Commission (referred to as the FCC) and the public service commission of various states (referred to as State PSCs) with respect to the Merger and the other transactions contemplated by the Merger Agreement;

●
the expiration or early termination of the waiting period applicable to the consummation of the transactions contemplated by the Merger Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (referred to as the HSR Act);

●
the absence of any law, rule, regulation, order, judgment, decree, injunction or ruling of any governmental entity prohibiting or making illegal the consummation of the transactions contemplated by the Merger Agreement;

●	the funding of the financing necessary to complete the transactions contemplated by the Merger Agreement, on terms and conditions satisfactory to Fusion and BCHI;
●	the approval of the Merger Shares for listing on The Nasdaq Capital Market®;

●	the conversion or cancellation of all classes or series of Fusion’s preferred stock outstanding immediately prior to the Effective Time;
●	the Stockholders’ Agreement and the Registration Rights Agreement being executed and delivered by the parties thereto;
●	BCHI spinning off its consumer and single-line business segments to the existing BCHI shareholders (referred to as the Consumer Spin-off);

●
Fusion either (i) divesting its ownership interest in Fusion Global Services LLC (referred to as Fusion Global) through which, effective as of September 1 2017, Fusion operates its Carrier Services business and entering into a profit sharing arrangement with the purchaser of Fusion Global (referred to as the Carrier Spin-off) or (ii) dissolving Fusion Global;

●	all nine of the initial members of Fusion’s post-Merger Board having been determined by the parties in accordance with the provisions of the Stockholders’ Agreement;
●
the accuracy of the representations and warranties of each party to the Merger Agreement as of the date of the Merger Agreement and as of the Effective Time (except that those representations and warranties that address matters only as of a particular date need only be true and correct as of such date), subject to certain materiality qualifiers;

●	the parties having performed in all material respects all of the covenants and agreements required to be performed by them at or prior to the Effective Time;
●	absence of a material adverse effect on Fusion or BCHI; and
●	delivery of a FIRPTA certificate by BCHI to Fusion.

Financing for the Merger (see page 75)

Fusion is seeking approximately $620 million of new financing, the proceeds of which will be used (i) to repay approximately $458 million borrowed by BCHI under existing secured credit facilities, (ii) to repay approximately $97.0 million owed by Fusion under its existing secured credit facilities, (iii) to pay approximately $40.0 million of transaction fees and expenses, and (iv) to repay approximately $5.1 million owed by BCHI under the subordinated notes of BCHI, dated October 28, 2016, in favor of Holcombe T. Green, Jr., R. Kirby Godsey and the Holcombe T. Green Jr. 2013 Five-Year Annuity Trust and approximately $1.0 million owed by the Company under the subordinated note of the Company, dated November 14, 2016, in favor of Marvin S. Rosen. The remaining $25.0 million will be used to fund future working capital and general corporate requirements. The funding of the financing in the total amount specified above is a condition to the obligations of Fusion and BCHI to consummate the Merger. For more information see, “The Merger Agreement – Conditions to the Merger” beginning on page 76 of this proxy statement.

Fusion and BCHI are in active discussions with a number of financial institutions concerning the financing required to complete the Merger and are seeking to obtain commitments covering the total amount of the required financing within the next forty five days. Fusion cannot provide any assurance that such commitments will be secured or, if such commitments are provided, that they will be on terms acceptable to the Company.

Should acceptable commitments be obtained, the obligations of the financing parties to provide the required debt financing will be subject to a number of conditions, including the execution of definitive financing documentation, legal due diligence, the accuracy of specified representations and warranties, payment of applicable fees, costs and expenses and delivery of customary closing documents.

No Solicitation of Transactions (see page 72)

The Merger Agreement contains a customary non-solicitation provision that prohibits Fusion from (i) soliciting alternative acquisition proposals from third parties, (ii) participating in discussions and engaging in negotiations with third parties regarding alternative acquisition proposals, and (iii) furnishing non-public information to any third parties seeking to make an alternative acquisition proposal. However, the Company may take the foregoing actions in connection with an alternative acquisition proposal that the Board determines to constitute, or to be reasonably likely to lead to, a superior proposal (as defined), subject to satisfaction of certain requirements.

The Merger Agreement also prohibits the Board from (i) withdrawing its recommendation in favor of the transactions contemplated by the Merger Agreement, (ii) failing to include its recommendation in the proxy statement distributed to Fusion Stockholders, or (iii) approving or recommending any alternative acquisition proposal. However, the Board may take the foregoing actions, subject to satisfaction of certain requirements, in connection with an alternative acquisition proposal if the Board has determined that such proposal constitutes a superior proposal and that the failure to take such actions would be inconsistent with the Board’s fiduciary duties under applicable law.

Termination  and No Termination Fees (see page 78)

The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, as follows:

●
by the mutual written consent of Fusion and BCHI duly authorized by the Board and the board of directors of BCHI, respectively;

●
by either Fusion or BCHI, if:

o
the Merger is not consummated by April 2, 2018, subject to extension until April 30, 2018, at the election of either party, if necessary to obtain certain regulatory and antitrust approvals;

o
there is a law or order in effect prohibiting the Merger that has become final and non-appealable;

o
Fusion is unable to obtain the required approval of the Fusion Stockholders at the Annual Meeting or any adjournment or postponement thereof; or

o
binding commitments with respect to the required financing are not received within 120 days after the signing date of the Merger Agreement (i.e., by December 24, 2017);

●
by Fusion, if:

o
BCHI has breached any of its representations and warranties or failed to perform any of its covenants or agreements, such that the conditions to Fusion’s obligation to consummate the Merger would not be satisfied, and such breach has not been cured (or is incapable of being cured) within the specified cure period; or

o
the Board has changed its recommendation of the Merger Agreement and Fusion is not in breach of its non-solicitation obligations thereunder; or

●
by BCHI, if:

o
Fusion has breached any of its representations and warranties or failed to perform any of its covenants or agreements, such that the conditions to BCHI’s obligation to consummate the Merger would not be satisfied, and such breach has not been cured (or is incapable of being cured) within the specified cure period; or

o
Fusion has breached its non-solicitation obligations under the Merger Agreement or the Board has changed its recommendation of the Merger Agreement.

Neither Fusion nor BCHI is obligated to pay the other party a termination fee in the event that the Merger Agreement is terminated in accordance with its terms.

Material U.S. Federal Income Tax Consequences (see page 64)

The Merger will not result in any taxable gain or loss for U.S. federal income tax purposes to Fusion, BCHI or any Fusion Stockholder (in his or her capacity as a Fusion Stockholder). Any Fusion Stockholder who is also a stockholder of BCHI should consult its own tax advisor as to the tax consequences of participating in the Merger.

As a result of the Merger, Fusion may be subject to limitations on the utilization of certain tax attributes. In particular, as a result of the Merger, there will be an “ownership change” within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (referred to as the Code), which generally will limit Fusion’s use of its current net operating losses for each year following the Merger to an amount equal to the product of (i) the value of Fusion immediately prior to the Merger and (ii) the long-term tax exempt rate (1.93%  for ownership changes occurring in February 2018).

Accounting for the Merger (see page 59)

The Merger will be treated by Fusion as a “reverse acquisition” under the acquisition method of accounting in accordance with accounting principles generally accepted in the United States. For accounting purposes, BCHI will be considered to be acquiring Fusion in the Merger.

Appraisal Rights (see page 42)

Fusion Stockholders are not entitled to appraisal rights in connection with the Merger, the issuance of the Merger Shares or any other transactions contemplated by the Merger Agreement.

Regulatory Matters (see page 63)

A condition to the obligation of Fusion and BCHI to complete the Merger is that the requisite FCC approvals be granted and any conditions thereof be satisfied. In order to obtain required FCC approvals, Fusion and BCHI must file applications with, and seek approval from, the FCC for the transfer of control of FCC licenses and authorizations held by Fusion and its subsidiaries. These applications are required because the transactions contemplated by the Merger Agreement constitute a change in control of Fusion, as Holcombe T. Green. Jr., as a controlling stockholder of BCHI Holdings, will acquire, indirectly through his control of BCHI Holdings, more than 50% of the Fusion Common Stock issued and outstanding immediately after the Effective Time. On October 31, 2017, Fusion and BCHI jointly filed applications seeking the requisite FCC approvals. Fusion will also make any filings required to complete the Carrier Spin-off, and BCHI will make all other filings with the FCC that may be necessary to complete the Consumer Spin-off.

Another condition to the obligation of Fusion and BCHI to complete the Merger is that any State PSC approvals required in connection with the Merger be granted and any conditions thereof be satisfied, and that such State PSC approvals be in effect as of the Effective Time. In order to receive State PSC approvals from the States that require such approvals in connection with the Merger (referred to as the Approvals States), any Fusion subsidiary that holds intrastate telecommunications authority (each, referred to as a Fusion Licensee) in one or more Approval States is required to file applications with the PSCs in such states. Fusion and BCHI currently expect that the Approval States will include California, Colorado, Georgia, Hawaii, Indiana, Louisiana, Maryland, Minnesota, Mississippi, Nebraska, New Jersey, New York, Ohio, Pennsylvania, Tennessee, Texas, Virginia and West Virginia. In many instances, Fusion and BCHI will have to join in the application. Further, it is possible that each BCHI subsidiary that holds intrastate telecommunications authority (each, referred to as a Birch Licensee) in one or more Approval States will have to file as well. These applications will request approval of the transfer of ultimate indirect control of the Fusion Licensee(s) to BCHI Holdings and its majority stockholder, Holcombe T. Green, Jr. In certain states, these applications also may include a request for the PSC’s consent to the reorganization of the Birch Licensee(s) in connection with the Merger and/or the transfer to the Fusion stockholders of a minority interest in certain Birch Licensee(s).

In order to comply with any Merger-related regulatory requirements in the remaining states where a Fusion Licensee and/or a Birch Licensee holds authority (referred to as the Notification States), the Fusion Licensee(s), together with Fusion and BCHI (and possibly with any Birch Licensee authorized in any of these states), must file notice of the Merger with the respective State PSCs. These filings serve to notify the State PSCs regarding the transfer of ultimate indirect control of the Fusion Licensee(s) to BCHI Holdings and its majority stockholder, Holcombe Green, Jr. In certain Notification States, these notices also may address the reorganization of the Birch Licensee(s) in connection with the Merger and/or the transfer to the Fusion stockholders of a minority interest in certain Birch Licensee(s).

In order to comply with the financing approval or notice requirements of the State PSCs in states that require such approval or notice with respect to the debt financing proposed in connection with the Merger (referred to as the Financing Filing States), each Fusion Licensee and each Birch Licensee that will participate in the financing and is authorized in the Financing Filing States, together with Fusion and possibly BCHI, must submit a notice or application for approval, as applicable, to the relevant State PSC. Fusion and BCHI currently expect that the Financing Filing States will include Arizona, Colorado, Delaware, Georgia, Hawaii, Indiana, Maryland, Nebraska, New Jersey, New Mexico, New York, Pennsylvania, Rhode Island and Tennessee. Consistent with state law and insofar as practicable, these notices and applications may be combined with the Merger-related filings discussed in the preceding paragraphs.

By November 30, 2017, Fusion, the Fusion Licensees, BCHI, and the Birch Licensees (insofar as their participation is required) intend to file all required notices or applications for approval with the State PSCs in connection with the Merger, including the related financing. In addition, with the participation of Fusion and/or the Fusion Licensee(s) where necessary or appropriate, and subject to Fusion’s agreement as to strategy, the parties will make all approval or notification filings with the State PSCs that are necessary to complete the Consumer Spin-off, unless and insofar as such filings are jointly waived by the parties.

The completion of the Merger is also subject to the requirements of the HSR Act, which provides that certain transactions may not be completed until the required information has been furnished to the Antitrust Division of the U.S. Department of Justice and the U.S. Federal Trade Commission and until certain waiting periods have been terminated, have expired or approval has been obtained. The required pre-Merger notification and report form was filed on October 31, 2017. Early termination of the waiting period under the HSR Act was granted on November 15, 2017.

Nasdaq Listing (see page 65)

A condition to Fusion’s and BCHI’s obligations to complete the Merger is that the Merger Shares be approved for listing on Nasdaq. The Fusion Common Stock is currently listed on The Nasdaq Capital Market®, and Fusion is subject to the Nasdaq listing rules. Nasdaq Rule 5110(a) requires an issuer to apply for initial listing in connection with a transaction whereby the issuer combines with a non-Nasdaq entity, resulting in a change of control of the issuer and potentially allowing the non-Nasdaq entity to obtain a Nasdaq listing. By letter dated September 22, 2017, Nasdaq advised Fusion that the consummation of the Merger would constitute a change of control of Fusion within the meaning of Nasdaq Rule 5110(a) and, therefore, that post-Merger Fusion will need to apply for initial listing.

Prior to completion of the Merger, Fusion intends to file the required listing application with Nasdaq pursuant Rule 5110(a). If such application is approved by Nasdaq, Fusion anticipates that the Fusion Common Stock will continue to be listed on The Nasdaq Capital Market® following the closing of the Merger under the trading symbol “FSNN.”

Support Agreement (see page 81)

In connection with the execution of the Merger Agreement, Marvin S. Rosen, Matthew D. Rosen, Philip D. Turits, Michael J. Del Giudice, Jack Rosen, Larry Blum, Paul O’Brien and William Rubin (collectively, referred to as the Principal Stockholders) entered into a Support Agreement, dated as of August 26, 2017 (referred to as the Support Agreement), with BCHI, pursuant to which the Principal Stockholders agreed, among other things, at any meeting of the stockholders of Fusion, to be present (in person or by proxy) and to vote all of their Voting Shares:

●
in favor of the Merger Agreement and any transactions contemplated thereby (including the Merger);
and, in certain specified circumstances, in favor of any amendment to the Merger Agreement; and

●
against (i) any alternative acquisition proposal that meets certain thresholds specified in the Support Agreement, (ii) any action that would reasonably be expected to result in a breach of or failure to perform any representation, warranty, covenant or agreement of Fusion under the Merger Agreement, or in any of the conditions to closing set forth in the Merger Agreement not being satisfied, or (iii) any action that would prevent or materially delay or would reasonably be expected to prevent or materially delay, consummation of the Merger.

The Support Agreement terminates upon the earliest to occur of (i) a termination of the Merger Agreement in accordance with its terms, (ii) the Effective Time, (iii) with regard to any Principal Stockholder, the entry by Fusion, without prior written consent of such Principal Stockholder, into any amendment or modification of the Merger Agreement which results in (A) a change which is materially adverse to such Principal Stockholder or (B) the extension of the outside date for completion of the Merger (except where the outside date is extended in accordance with the terms of the Merger Agreement), or (iv) the mutual written agreement of the parties to terminate the Support Agreement.

 At the time of execution of the Support Agreement, the Principal Stockholders held, in the aggregate, Voting Shares representing 10.5% of the issued and outstanding shares of Fusion Common Stock and 9.8% of the votes entitled to be cast at the Annual Meeting.

For a further discussion of the Support Agreement, see the section entitled “Agreements Related to the Merger Agreement – Support Agreement” beginning on page 81 of this proxy statement.

Registration Rights Agreement (see page 80)

At the closing of the Merger (referred to as the Closing), Fusion and BCHI Holdings will enter into the Registration Rights Agreement, pursuant to which, upon the terms and subject to the terms thereof, Fusion will grant certain registration rights to BCHI Holdings. Under the Registration Rights Agreement, Fusion will be obligated, among other things, to file a shelf registration statement covering Merger Shares representing no greater than 25% of the total number of Merger Shares, and to use reasonable best efforts to cause such shelf registration statement to be declared effective by the SEC within 120 days following the Closing. Under the Registration Rights Agreement, BCHI Holdings will also have certain customary demand and piggyback registration rights with respect to the shares of Fusion Common Stock held by BCHI Holdings.

For a further discussion of the Registration Rights Agreement, see the section entitled “Agreements Related to the Merger Agreement – Registration Rights Agreement” beginning on page 80 of this proxy statement.

Stockholders’ Agreement (see page 80)

At the Closing, BCHI Holdings and each of the Principal Stockholders will enter into the Stockholders’ Agreement. Among other things, the Stockholders’ Agreement will provide that, from and after the Effective Time, the Board will consist of nine directors, which will be selected as follows:

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four directors, at least one of whom must be an independent director within the meaning of the Nasdaq listing standards, will be nominated by BCHI Holdings;

●
four directors, at least one of whom must be an independent director within the meaning of the Nasdaq listing standards, will be nominated by certain of Fusion’s existing stockholders signatories to the Stockholders’ Agreement (referred to as the Fusion Committee); and

●
one director, who must be an independent director within the meaning of the Nasdaq listing standards, will be nominated by BCHI Holdings with the consent of the Fusion Committee, which may not be unreasonably withheld.

The Stockholders’ Agreement will require each party to vote its respective shares of Fusion Common Stock in favor of electing to the Board individuals nominated in accordance with the foregoing provisions. The rights of the Fusion Committee and BCHI Holdings to nominate directors to the Board as described above will continue (i) in the case of the Fusion Committee, until such time as Marvin S. Rosen and Matthew D. Rosen, collectively beneficially own less than one and one-half percent (1.5%) of the then issued and outstanding shares of Fusion Common Stock, and (ii) in the case of BCHI Holdings, until such time as it and its affiliates collectively beneficially own less than twenty percent (20%) of the number of shares of Fusion Common Stock owned by them immediately following the Effective Time.

 For a further discussion of the Stockholders’ Agreement, see the section entitled “Agreements Related to the Merger Agreement – Stockholder’ Agreement” beginning on page 80 of this proxy statement.

The Annual Meeting

Purpose of the Annual Meeting (see page 38)

At the Annual Meeting, Fusion Stockholders will be asked to consider and vote upon the following matters:

●
a proposal to adopt the Merger Agreement and approve (i) the Merger, (ii) the issuance of the Merger Shares, and (iii) the other transactions contemplated by the Merger Agreement (Proposal No. 1);

●
a proposal to adopt the Certificate of Amendment (Proposal No. 2);

●
a proposal to adopt the Restated Charter (Proposal No. 3);

●
a proposal to adjourn the Annual Meeting, if necessary, to solicit additional votes in favor of the proposals to adopt the Merger Agreement, to adopt the Certificate of Amendment and to adopt the Restated Charter (Proposal No. 4); and

●
a proposal to approve, on an advisory basis, certain compensation that may be paid to certain of Fusion’s named executive officers as a result of the Merger (Proposal No. 5).

At the Annual Meeting, Fusion Stockholders will also be asked to consider and vote on two additional proposal unrelated to the Merger, as follows:

●
a proposal to elect eight (8) directors nominated by the Board to hold office until the earliest to occur of (i) the election and qualification of their successors, and (ii) their earlier resignation, death, or removal from office (Proposal No. 6); and

●
a proposal to ratify the selection of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 (Proposal No. 7); and

In addition, Fusion Stockholders may be asked to consider and vote on such other business as may properly come before the stockholders at the Annual Meeting or any adjournment or postponement thereof.

Date, Time and Place of the Annual Meeting (see page 38)

The Annual Meeting will be held at 3:00 p.m., local time, on , 2018, at Fusion’s executive office located at 420 Lexington Avenue, Suite 1718, New York, New York 10170.

Recommendation of the Board (see page 38)

After careful consideration, the Board has (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger and the issuance of the Merger Shares, are fair to, advisable and in the best interests of Fusion and its stockholders, (ii) approved the execution, delivery and performance by Fusion of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger and the issuance of the Merger Shares, and (iii) directed that the Merger Agreement be submitted to the Fusion Stockholders for adoption. The Board’s reasons for recommending the Merger are set forth in more detail under the section entitled “The Merger – Reasons for the Merger and Recommendation of the Board” on page 48 of this proxy statement.

Accordingly, the Board recommends that you vote your Voting Shares:

●
“FOR” the proposal to adopt the Merger Agreement and approve the Merger, the issuance of the Merger Shares and the other transactions contemplated by the Merger Agreement (Proposal No. 1);

●
“FOR” the proposal to adopt the Certificate of Amendment (Proposal No. 2);

●
“FOR” the proposal to adopt the Restated Charter (Proposal No. 3);

●
“FOR” the proposal to adjourn the Annual Meeting, if necessary, to solicit additional votes in favor of the proposals to adopt the Merger Agreement, to adopt the Certificate of Amendment and to adopt the Restated Charter (Proposal No. 4); and

●
“FOR” the proposal to approve, on an advisory basis, certain compensation that may be paid to certain of Fusion’s named executive officers as a result of the Merger (Proposal No. 5).

In addition, the Board recommends that you vote your Voting Shares:

●
“FOR” the election of the eight directors nominated by the Board (Proposal No. 6); and

●
“FOR” the proposal to ratify the selection of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 (Proposal No. 7).

Record Date (see page 39)

The Board has fixed on [●], 2017 as the record date (referred to as the Record Date) for determining Fusion Stockholders entitled to vote at the Annual Meeting. All holders of shares of Fusion Common Stock and Series B-2 Preferred Stock as of the close of business on the Record Date are entitled to receive notice of, attend the Annual Meeting and any adjournment or postponement thereof, and vote at the Annual Meeting. As of the close of business on the Record Date, there were [●] shares of Fusion Common Stock and [●] shares of Series B-2 Preferred Stock (each entitled to 200 votes) issued and outstanding. These Voting Shares are held by approximately holders of record.

Who Can Vote at the Annual Meeting (see page 40)

Holders of shares of Fusion Common Stock and Series B-2 Preferred Stock as of the Record Date are entitled to vote on all matters that come before the Annual Meeting. Shares can be voted only if the Fusion Stockholder is present at the Annual Meeting in person or represented by proxy.  A complete list of Fusion Stockholders entitled to vote at the Annual Meeting will be available for examination by any Fusion Stockholder at the Company’s executive office at 420 Lexington Avenue, Suite 1718, New York, New York 10170, during normal business hours, for a period of no less than ten days prior to the Annual Meeting and also at the Annual Meeting.

Quorum and Required Vote (see page 39)

In order for any matter to be considered at the Annual Meeting, there must be a quorum present. The holders of a majority of the voting power of the outstanding Voting Shares, present in person or represented by proxy at the Annual Meeting, will constitute a quorum at the Annual Meeting.

Proposal Nos. 1, 2 and 3 require the affirmative “FOR” vote by holders of a majority of the Voting Shares issued and outstanding as of the Record Date and entitled to vote thereon, voting as a single class.

Proposal Nos. 4, 5 and 7 require the affirmative “FOR” vote of a majority of the votes cast at the Annual Meeting by the holders of Voting Shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon, voting as a single class.

With respect to Proposal No. 6, directors shall be elected by a plurality of the votes cast at the Annual Meeting by the holders of Voting Shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon, voting as a single class.

Number of Votes (see page 40)

Except as otherwise specified to the contrary in this proxy statement, the holders of shares of Fusion Common Stock and the holders of shares of Series B-2 Preferred Stock will vote as a single class on each matter submitted to a vote of stockholders at the Annual Meeting. Each share of Fusion Common Stock is entitled to one vote.  Each share of Series B-2 Preferred Stock is entitled to 200 votes, which is the number of Fusion Common Shares into which a share of Series B-2 Preferred Stock may be converted as of the Record Date.

On the Record Date, there were [●]  issued and outstanding shares of Fusion Common Stock, which are entitled in the aggregate to [●] votes, and [●] issued and outstanding shares of Series B-2 Preferred Stock, which are entitled in the aggregate to [●] votes. The Voting Shares issued and outstanding as of the Record Date are collectively entitled to a total of votes at the Annual Meeting.

Solicitation of Proxies (see page 42)

All costs associated with the preparation and distribution of this proxy statement and the other proxy materials and the solicitation of votes will be paid by Fusion.  If a Fusion Stockholder chooses to vote over the Internet, such Fusion Stockholder is responsible for any Internet access charges that may be incurred.  If a Fusion Stockholder chooses to vote by telephone, such Fusion Stockholder will be responsible for any telephone charges that may be incurred.   We intend to retain a proxy solicitor in conjunction with the Annual Meeting, but have not yet selected the company to perform those services.  In addition to the mailing of this proxy statement and the other proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communications by our directors, officers and certain of our other employees, who will not receive any additional compensation for such solicitation activities.

Admission to the Annual Meeting (see page 40)

You are entitled to attend the Annual Meeting if you were a Fusion Stockholder as of the Record Date or you hold a valid proxy for the Annual Meeting.  Since seating is limited, admission to the Annual Meeting will be on a first-come, first-serve basis.  You must present a valid photo identification, such as a driver’s license or passport, for admittance.   If you do not provide a photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting.  For security reasons, you and your bags are subject to search prior to your admittance to the Annual Meeting. The Annual Meeting will begin promptly at 3:00 p.m., local time, on [●], 2018.

Voting by Proxy (see page 40)

Fusion has arranged for three ways to submit your proxy:

●
over the Internet, by following the instructions provided on the proxy card (an Internet vote must be received by 11:59 p.m., New York City time, on [●], 2018);

●
by mail (proxy cards submitted by mail must be received before [●], 2018 to be voted at the Annual Meeting); or

●
by telephone (a telephonic vote must be made prior to on [●], 2018).

If you hold your Voting Shares beneficially in “street name,” you may vote over the Internet, by mail or by telephone by following the voting instruction form provided to you by the Organization through which you hold your Voting Shares.

Revocability of Proxies (see page 41)

Your proxy is revocable. If you are a Fusion Stockholder as of the Record Date, you may revoke your proxy at any time prior to taking the vote at the Annual Meeting by:

●
granting a new proxy bearing a later date by following the instructions provided in the proxy card, which will automatically revoke the previous proxy;

●
providing a written notice of revocation to Fusion’s Corporate Secretary, 420 Lexington Avenue, Suite 1718, New York, New York 10170; or

●
attending the Annual Meeting and voting in person.

If you hold Voting Shares beneficially in “street name,” you may change your vote at any time prior to the taking of the vote at the Annual Meeting by:

●
submitting new voting instructions to the Organization through which you hold your Voting Shares by following the instructions provided by that Organization; or

●
if you have obtained a legal proxy from the Organization through which you hold your Voting Shares giving you the right to vote your Voting Shares, by attending the Annual Meeting and voting in person.

Note that with respect to both stockholders of record and beneficial owners, attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or vote in person at the Annual Meeting.

SUMMARY SELECTED HISTORICAL FINANCIAL DATA

The following summary selected historical financial information is being provided to assist you in your analysis of the financial aspects of the Merger.

The consolidated statement of operations data of Fusion for the years ended December 31, 2016 and December 31, 2015, and the consolidated balance sheet data of Fusion as of December 31, 2016 and 2015 are derived from, and are qualified by reference to, the audited consolidated financial statements included in Fusion’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as amended, which is incorporated by reference into this proxy statement. The data as of and for the nine months ended September 30, 2017 and 2016 of Fusion is derived from the unaudited consolidated financial statements included in Fusion’s Quarterly Report on Form 10-Q, which are incorporated by reference into this proxy statement, and in the opinion of Fusion’s management includes all normal and recurring adjustments that are considered necessary for the fair presentation of the results for the interim period.

The consolidated statement of operations data of BCHI for the years ended December 31, 2016, December 31, 2015 and December 31, 2014, and the consolidated balance sheet data of BCHI as of December 31, 2016 and 2015 are derived from, and are qualified by reference to, the audited consolidated financial statements of BCHI which are attached  to this proxy statement and are incorporated by reference into this proxy statement. The data as of and for the nine months ended September 30, 2017 and 2016 of BCHI is derived from unaudited consolidated financial statements of BCHI, a copy of which is attached heretoand which are incorporated by reference into this proxy statement, and in the opinion of BCHI’s management includes all normal and recurring adjustments that are considered necessary for the fair presentation of the results for the interim period.

The information regarding Fusion is only a summary and should be read in conjunction with its historical consolidated financial statements and related notes, and the related “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” contained in Fusion’s Annual Report on Form 10-K for the year ended December 31, 2016 and Quarterly Report on Form 10-Q for the period ended September 30, 2017, which are incorporated by reference into this proxy statements, as well as other information about Fusion that has been filed with the SEC. See the section entitled “Where You Can Find More Information,” beginning on page 117 of this proxy statement, for information on where you can obtain copies of this information. The information regarding BCHI is also only a summary and should be read in conjunction with its historical consolidated financial statements and related notes, and the related “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included at the back of this proxy statement.

The historical results included below and elsewhere in this proxy statement are not necessarily indicative of the future performance of Fusion, BCHI or the combined company.

Selected Historical Financial Data of Fusion

Fusion Telecommunications International, Inc. and Subsidiaries
Consolidated Balance Sheets - USD ($)	As of December 31,		As of September 30,
	2016	2015	2017	2016
Current assets:
Cash and cash equivalents	$7,221,910	$7,540,543	$2,341,634	$882,040
Accounts receivable, net of allowance for doubtful accounts	9,359,876	7,650,141	14,359,639	8,199,522
Prepaid expenses and other current assets	1,084,209	1,618,603	1,776,072	2,457,736
Total current assets	17,665,995	16,809,287	18,477,345	11,539,298
Property and equipment, net	14,248,915	14,055,493	13,769,882	12,929,148
Security deposits	630,373	575,038	615,585	548,288
Restricted cash	27,153	165,123	27,153	27,153
Goodwill	35,689,215	27,060,297	34,773,629	28,049,775
Intangible assets, net	63,617,471	45,824,399	58,760,920	42,727,552
Other assets	77,117	9,808	52,231	302,053
TOTAL ASSETS	$131,956,239	$104,499,445	$126,476,745	$96,123,267
Current liabilities:
Notes payable - non-related parties	2,979,167	685,780	5,687,500	685,780
Obligations under asset purchase agreements - current portion	546,488	300,000	603,192	433,334
Equipment financing obligations	1,002,578	959,380	1,186,115	997,089
Accounts payable and accrued expenses	19,722,838	13,129,225	25,674,946	12,610,885
Total current liabilities	$24,251,071	$15,074,385	$33,151,753	$14,727,088
Long-term liabilities:
Notes payable - non-related parties, net of discount	31,431,602	30,795,746	31,822,773	30,672,580
Notes payable - related parties	875,750	1,074,829	918,135	1,112,445
Term Loan	60,731,204	24,728,762	55,782,094	25,000,000
Indebtedness under revolving credit facility	3,000,000	15,000,000	1,500,000	15,000,000
Obligations under asset purchase agreements	890,811	333,333	1,265,811	861,606
Equipment financing obligations	1,237,083	2,085,416	716,005	1,492,558
Derivative liabilities	348,650	953,005	760,965	233,934
Total liabilities	$122,766,171	$90,045,476	$125,917,536	$89,100,211
Stockholders' equity (deficit):
Preferred stock, $0.01 par value, 10,000,000 shares authorized, 17,299 and 23,324 shares issued and outstanding (Dec 2015 and Dec 2016) and 14,341 and 17,324 (June 2017 and June 2016)	174	234	143	173
Common stock, $0.01 par value, 90,000,000 and 50,000,000 shares authorized, 20,642,028 and 12,788,971 shares issued and outstanding (90,000,000/22,505,365 June 2017; 50,000,000/14,975,482 June 2016)	206,422	127,890	222,967	150,650
Capital in excess of par value	192,233,032	184,859,082	193,642,257	185,764,507
Accumulated deficit	(183,249,560)	(170,533,237)	(193,312,093)	(178,892,274)
Total Fusion Telecommunications International, Inc. stockholders' equity	9,190,068	14,453,969	553,274	7,023,056
Noncontrolling interest	-	-	5,935	-
Total stockholders' equity	9,190,068	14,453,969	559,209	7,023,056
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$131,956,239	$104,499,445	$126,476,745	$96,123,267

Fusion Telecommunications International, INC. and Subsidiaries
Consolidated Statements of Operations - USD ($)	12 Months Ended		9 Months Ended
	Dec. 31, 2016	Dec. 31, 2015	Sep 30 2017	Sep 30 2016
Consolidated Statements Of Operations
Revenues	$122,045,320	$101,694,516	$110,256,069	$95,041,024
Cost of revenues, exclusive of depreciation and amortization, shown separately below	68,058,432	56,724,121	59,921,649	55,875,267
Gross profit	53,986,888	44,970,395	50,334,420	39,165,757
Depreciation and amortization	13,096,587	12,975,981	11,149,010	8,946,781
Selling general and administrative expenses (including stock-based compensation)	48,524,923	41,009,107	42,115,158	34,102,847
Total operating expenses	61,621,510	53,985,088	53,264,168	43,049,628
Operating loss	(7,634,622)	(9,014,693)	(2,929,748)	(3,883,871)
Other (expenses) income:
Interest expense	(6,742,143)	(6,062,923)	(6,468,916)	(4,877,828)
Loss on extinguishment of debt	(214,294)	(2,720,355)	-	-
Gain (loss) on change in fair value of derivative liabilities	265,383	1,843,997	(544,486)	380,099
Loss on disposal of property and equipment	(129,119)	(37,444)	(253,087)	(86,777)
Other income, net	128,987	101,057	177,539	120,291
Total other expenses	(6,691,186)	(6,875,668)	(7,088,950)	(4,464,215)
Loss before income taxes	(14,325,808)	(15,890,361)	(10,018,698)	(8,348,086)
Income tax benefit	1,609,485	7,660,536	(41,111)	(10,951)
Net Loss	(12,716,323)	(8,229,825)	(10,059,809)	(8,359,037)
Less: Net income attributable to non-controlling interest	-	-	(2,724)	-
Net loss attributable to Fusion Telecommunications International, Inc.	(12,716,323)	(8,229,825)	(10,062,533)	(8,359,037)
Preferred stock dividends in arrears	(2,388,007)	(1,578,220)	(1,735,798)	(2,102,467)
Net loss attributable to common stockholders	$(15,104,330)	$(9,808,045)	(11,798,331)	(10,461,504)
Loss applicable to common stockholders
Basic and diluted loss per common share	$(0.98)	$(1.32)	$(0.54)	$(0.72)
Weighted average common shares outstanding:
Basic and diluted	15,406,184	8,873,766	21,828,816	14,536,893

Selected Historical Financial Data of BCHI

Birch Communications Holdings, Inc.
Consolidated Balance Sheets - Amounts in Thousands
	As of December 31,			As of September 30,
	2016	2015	2014	2017	2016
Current assets:
Cash and cash equivalents	$8,208	$8,715	$14,240	$10,070	$5,315
Accounts receivable, net of allowance for doubtful accounts	38,317	40,376	45,777	36,089	52,136
Accounts receivable - stockholders/employees	920	920	919	921	922
Prepaid expenses	7,760	6,130	12,417	7,975	8,065
Inventory, net	1,181	421	623	1,310	1,100
Other assets	1,984	2,420	2,471	1,876	476
Total current assets	58,370	58,982	76,447	58,241	68,014
Long-term assets:
Property and equipment, net	110,957	133,351	152,259	97,415	123,426
Goodwill	93,356	93,356	93,356	93,356	93,356
Intangible assets, net	177,670	158,557	148,556	168,019	181,023
Other non-current assets	1,673	1,493	15,428	1,407	1,493
Total long-term assets	383,656	386,757	409,599	360,197	399,298
Total assets	442,026	445,739	486,046	418,438	467,312
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	34,966	12,189	16,618	51,519	31,758
Accrued telecommunications costs	9,336	12,226	22,114	3,548	14,467
Deferred customer revenue	14,501	14,435	15,375	12,888	16,283
Other accrued liabilities	44,143	36,628	43,898	41,569	49,067
Current portion of capital leases	4,376	5,279	6,443	3,476	4,889
Current portion of long-term debt	26,500	23,643	1,246	28,823	16,875
Total current liabilities	133,822	104,400	105,694	141,823	133,339
Long-term liabilities:
Non-current portion of long-term debt	429,911	409,752	441,830	425,717	413,104
Non-current portion of long-term capital lease	5,466	9,744	13,612	3,987	6,302
Other non-current liabilities	17,815	7,460	2,703	16,818	7,398
Total non-current liabilities	453,192	426,956	458,145	446,522	426,804
Stockholders’ equity:
Common stock, $0.01 par value; 10,000 shares authorized	26	27	27	26	27
Additional paid-in capital	6,050	7,012	6,727	6,050	7,184
Accumulated deficit	(150,866)	(92,656)	(84,268)	(177,453)	(100,039)
Accumulated other comprehensive income	(198)	-	(279)	1,470	(3)
Total stockholders’ equity	(144,988)	(85,617)	(77,793)	(169,907)	(92,831)
Total liabilities and stockholders’ equity	$442,026	$445,739	$486,046	$418,438	$467,312

Birch Communications Holdings, Inc.
Consolidated Statements of Operations - Amounts in Thousands

	12 Months Ended			9 Months Ended
	Dec. 31, 2016	Dec. 31, 2015	Dec. 31, 2014	Sep 30 2017	Sep 30 2016
Revenue	$603,579	$591,222	$422,534	$420,572	$457,443
Cost of revenue	328,408	295,532	229,868	236,057	243,648
Gross Profit	275,171	295,690	192,666	184,515	213,795
Operating expenses:
Selling, general and administrative (exclusive of depreciation and amortization, shown separately below)	178,614	168,313	143,782	110,690	121,725
Depreciation and amortization	70,098	61,701	39,807	61,496	51,099
Foreign currency (gain) loss	(20)			(461)	4
Total operating expenses	248,692	230,014	183,589	171,725	172,828
Operating income (loss)	26,479	65,676	9,077	12,790	40,967
Other (expense) income:
Interest expense, net	(43,258)	(40,525)	(20,436)	(37,422)	(30,217)
Other income (expense)	(8,517)	2,544	88	51	22
Total other income (expense)	(51,775)	(37,981)	(20,348)	(37,371)	(30,195)
Income (loss) before income taxes	(25,296)	27,695	(11,271)	(24,581)	10,772
Income tax expense	(1,847)	(2,183)	(529)	(2,008)	(1,299)
Net income (loss)	(27,143)	25,512	(11,800)	(26,589)	9,473
Other comprehensive income:
Cumulative translation adjustment	(198)			1,470	(198)
Comprehensive income (loss)	$(27,341)	$25,512	$(11,800)	$(25,119)	$9,275

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED
 CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet as of September 30, 2017 and the unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2016 and the nine months ended September 30, 2017 are derived from the historical consolidated financial statements of Fusion after giving effect to the merger transaction with BCHI pursuant to Merger Agreement, the issuance of the Merger Shares, the Consumer Spin-off and the Carrier Spin-off (as such terms are elsewhere herein defined) the anticipated related financing transactions.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2016 and the nine months ended September 30, 2017 give pro forma effect to the business combination as if it had occurred on January 1, 2016. The unaudited pro forma condensed combined balance sheet as of September 30, 2017 assumes that the business combination and the related financing transactions was effective on September 30, 2017.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2016 was derived from Fusion's audited consolidated statement of operations and the audited consolidated statement of operations of BCHI, in each case, for the year ended December 31, 2016. The unaudited pro forma condensed combined balance sheet and statement of operations as of and for the nine months ended September 30, 2017 were derived from Fusion's unaudited condensed consolidated financial statements and BCHI’s unaudited consolidated financial statements, in each case, as of and for the nine months ended September 30, 2017. In accordance with the terms of the Merger Agreement, the unaudited pro forma combined statements of operations for the year ended December 31, 2016 and the nine months ended September 30, 2017 give effect to (x) the Consumer Spin-off; and (y) Carrier Spin-off.

The unaudited pro forma condensed financial information has been prepared by the Company using the acquisition method of accounting under the provisions of Accounting Standards Codification (referred to as ASC) 805, “Business Combinations.” As the number of Fusion shares that will be issued to BCHI shareholders as merger consideration will result in a change in control of the Company, the transaction is being accounted for as a reverse acquisition and BCHI has been treated as the acquirer in the business combination for accounting purposes. The acquisition accounting is based upon certain valuation and other estimates. The pro forma adjustments have been made solely for the purpose of providing unaudited pro forma condensed financial statements prepared in accordance with the rules and regulations of the SEC.

The following unaudited pro forma financial statements are based on, and should be read in conjunction with:

●
The Company’s audited financial statements and the related notes thereto for the year ended December 31, 2016 included in the Company’s Annual Report on Form 10-K filed on March 20, 2017.
●
The Company’s unaudited financial statements and the related notes thereto as of and for the nine months ended September 30, 2017 included in the Company’s Quarterly Report on Form 10-Q filed on November 13, 2017.
●
The BCHI audited consolidated financial statements as of and for the year ended December 31, 2016 and 2015 and the BCHI unaudited consolidated financial statements as of and for the nine months ended September 30, 2017 appearing elsewhere in this proxy statement.

The pro forma financial statements give effect to the following transactions:

●
The Merger as described elsewhere in this proxy statement.
●
The Consumer Spin-off and the Carrier Spin-off.
●
The refinancing of all of the outstanding indebtedness of Fusion and BCHI through a new credit facility of $620 million with an average interest rate of 8%.

The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. The unaudited pro forma financial statements are for informational purposes only, are not indications of future performance, and should not be considered indicative of actual results that would have been achieved had the forgoing transactions actually been consummated on the dates or at the beginning of the periods presented.

Fusion Telecommunications International, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2017
(in thousands, except share data)

			Pro Forma Adjustments
	Fusion	Birch	New Debt Financing	Repayment of existing indebtedness	Carrier Services Spin-Off	Consumer Spin-Off	Reverse Merger Adjustments	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$ 2,342	$ 10,070	$ 580,000(a)	$ (559,131)(e)	$ (148)	$ (879)	$ -	$ 32,254
Accounts receivable, net of allowance for doubtful accounts	14,360	36,089	-	-	(4,878)	(8,774)		36,797
Inventory		1,310				(168)		1,142
Prepaid expenses and other current assets	1,776	9,851	-	-	(11)	(763)		10,853
Accounts receivable - employees/stockholders	-	921	-	(921)(e)	-	-	-	-
Total current assets	18,478	58,241	580,000	(560,052)	(5,037)	(10,584)	-	81,046
Property and equipment, net	13,770	97,415	-	-	(5)	(4,039)	3,103(c,d)
Other assets:
Security deposits	616	-	-	-	(3)	-	-	613
Restricted cash	27	-	-	-	-	-	-	27
Goodwill	34,774	93,356	-	-	-	(7,468)	31,393(c)
Intangible assets, net	58,761	168,019	-	-	-	(37,704)	33,349(c,d)
Other assets	51	1,407	-	-	-	(264)	-	1,194
Total other assets	94,229	262,782	-	-	(3)	(45,436)	64,742	376,314
TOTAL ASSETS	$ 126,477	$ 418,438	$ 580,000	$ (560,052)	$ (5,045)	$ (60,059)	$ 67,845	$ 567,604

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	5,688	28,823	4,900(a)	(34,511)(e)	-	-	-	4,900
Obligations under asset purchase agreements - current portion	603	-	-	-	-	-	-	603
Equipment financing obligation	1,186	3,476	-	(1,186)(e)	-	-		3,476
Accounts payable and accrued expenses	25,675	96,636	-	-	(4,444)	(19,446)	-	98,421
Deferred Revenue	-	12,888	-	-	-	(3,131)	-	9,757
Line of credit	-	-	-	-	-	-	-	-
Total Current liabilities	33,152	141,823	4,900	(35,697)	(4,444)	(22,577)	-	117,157
Long-term liabilities:
Notes payable - non-related parties, net of discount	31,823	-	-	(31,823)(e)	-	-	-	-
Long-term debt		425,717	(13,700)(f)	(412,017)(e)	-	-		-
Term loan	55,782	-	575,100(a)	(55,782)(e)	-	-	-	575,100
Indebtedness under revolving credit facility	1,500	-		(1,500)	-	-		-
Obligations under asset purchase agreements	1,266	-	-	-	-	-	-	1,266
Other non-current liabilities	-	16,818	-	-	-	(385)	-	16,433
Notes payable - related parties	918	-	-	(918)(e)	-	-	-	-
Equipment financing obligations	716	3,987	-	(716)(e)	-	-	-	3,987
Derivative liabilities	761	-	-	-	-	-	-	761
Total liabilities	125,918	588,345	566,300	(538,453)	(4,444)	(22,962)	-	714,704
Total stockholders' equity	559	(169,907)	13,700(f)	(21,599)(e)	(601)	(37,097)	67,845	(147,100)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 126,477	$ 418,438	$ 580,000	$ (560,052)	$ (5,045)	$ (60,059)	$ 67,845	$ 567,604

	(in thousands, except share data)
(a)	Record estimated net proceeds from anticipated financing transaction, with a loss on extinguishment of debt of $1.3 million for redemption premium on retired Fusion subordinated notes:
	Net proceeds comprised of the following:
	Term Loan	$ 620,000
	Facility fee	(40,000)
		$ 580,000

The proposed term note will include $490M First Lien and $130M Second Lien. It will also include a $50M revolver (undrawn at close). The term loan will bear a blended interest at LIBOR rate plus 7% for a total of 8% per annum payable according to the terms of the payment schedule.

(b)	Fair value of Fusion shares acquired - 24,927,475 shares (including shares issuable upon conversion of preferred stock and in-the-money warrants):
		Shares O/S at 9/30/17		22,296,683

		In-the-money stock warrants at 9/30/17		563,434
		Share Issuable upon conversion of PS at 9/30/17		2,067,358
		Total		24,927,475
		Stock price at 9/30/17	$ 2.72	67,802,732

Shares outstanding represent a number of shares issued and outstanding at 9/30/17. In-the-money warrants represents warrants with an exercise price of $2.72 or less at 9/30/17. Shares issuable upon conversion of preferred stock as of 9/30/17 were based upon a conversion calculation as listed in the preferred stock agreements.

(c)	To assign fair values to Fusion assets acquired and record goodwill
	Fair value of consideration effectively transferred	$ 67,803
	Assets (less goodwill) acquired	123,110
	Liabilities assumed	(121,474)
	Net assets acquired	1,636
	Goodwill	$ 66,167

Fair value of consideration was calculated by multiplying stock price of $2.72 per share by a total of 24,927,475 shares at 9/30/17. The number of shares included shares outstanding, in-the money stock warrants and shares issuable upon conversion of preferred stock as of 9/30/17. Assets acquired excluded carrier services assets and included a step up in value based upon a third party valuation.

	Liability acquired excluded carrier services liabilities.

(d)	Reflects adjustments to recognize the estimated fair value of Fusion assets as follows:
	Customer relationships	53,400
	Trademark	34,000
	Developed technology	4,710
	Property and equipment	16,868

(e)
Retire existing Fusion and Birch debt, including write-off of unamortized debt discount of $20.3M and payment of redemption premium of $1.3M. Fusion debt consists of $63M of term loan, $34M of subordinated note and $1.5M of a revolver. It also includes approximately $1M of related party debt and approximately $2M of equipment financing obligations. Fusions portion of debt discount and redemption premium are $2.9M and $1.3M, respectively. Birch debt consists of $413M of term loan and $45M revolver. The Birch debt discount is $17.4M.

(f)
Denotes payment of stock repurchase obligation by Birch shareholders in the amount of $13.7 million In 2016, Birch entered into an installment purchase agreement to repurchase 148 shares of common stock from a former employee for $13.7M. Installments were scheduled as follows: $1M on 12/31/16, $1.5M on 5/1/17,$1M on 12/31/17, $3M on 5/1/18, and $7.2M on 5/1/19. No payment had been made due to convenant restrictions. Unpaid balance will accrete interest at 4% per year.

Fusion Telecommunications International, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2016
(in thousands, except share and per share data)

			Pro Forma Adjustments
	Fusion	Birch	Refinancing of Existing Indebtedness		Consumer Spin-Off	Reverse Merger Adjustments	Pro Forma Combined

Revenues	$ 122,045	$ 603,580	$ -	$ (35,484)	$ (110,658)	$ -	$ 579,483
Cost of revenues (exclusive of depreciation and amortization shown separately below)	68,058	328,408	-	(33,783)	(67,286)	-	295,397
Gross Profit	53,987	275,172	-	(1,701)	(43,372)	-	284,086
Depreciation and amortization	13,097	70,098		(154)	(10,814)	5,385(e)	77,612
Impairment charges		-	-		-	-	-
Restructuring charges		-					-
Selling, general and administration expenses, including stock-based compensation	48,525	178,614		(2,711)	(37,947)	754(f)	187,235
Total operating expenses	61,622	248,712	-	(2,865)	(48,761)	6,139	264,847
Operating loss	(7,635)	26,460	-	1,164	5,389	(6,139)	19,239
Other (expenses) income:
Interest expense	(6,742)	(43,260)	(5,762) (b)	-			(55,764)
Gain on change in fair value of derivative liability	265	-	-	-	-	-	265
Loss on extinguishment of debt	(214)	-	(22,748) (a)	-	-	-	(22,962)
Other income, net of other expenses	-	(8,495)		-	1,418		(7,077)
Total other (expenses) income	(6,691)	(51,755)	(28,510)	-	1,418	-	(85,538)
(Loss) income before income taxes	(14,326)	(25,295)	(28,510)	1,164	6,807	(6,139)	(66,299)
Benefit (provision) for income taxes	1,610	(1,848)		-	663		425
Net (loss) income	(12,716)	(27,143)	(28,510)	1,164	7,470	(6,139)	(65,874)
Preferred stock dividends in arrears	(2,388)	-	-	-	-	2,388(c)	-
Net (loss) income attributable to common stockholders	$ (15,104)	$ (27,143)	$ (28,510)	$ 1,164	$ 7,470	$ (3,751)	$ (65,874)
Basic and diluted loss per common share	$ (0.98)						$ (0.68)
Weighted average common shares outstanding:
Basic and diluted	15,406,184					84,303,716(d)	99,709,900

(a)	Denotes redemption premium and write off of unamortized debt discount for indebtedness being refinanced.

(b)	Increase in interest rate based on refinancing, including discount amortization resulting from facility fee and deferred loan costs of $37.0 million related to the refinancing.

(c)	Remove preferred dividends as all preferred stock is converted prior to merger.

(d)
Shares issued to Birch in merger transaction include 22,296,683 of Fusion shares issued and outstanding, 563,434 of Fusion in-the-money warrants, 2,067,358 of Fusion shares issuable upon conversion of preferred stock and 74,782,425 of new shares to be issued as part of the transaction.

(e)
To record amortization expense for additional $31.4 million of intangibles acquired based on a 7 year useful life and the increased book basis of property and equipment of $3.1 million based on a 5 year expected life.

(f)	To record merger-related transaction fees incurred in 2017 which include $0.4M for Fusion and $0.3M for BCHI.

Fusion Telecommunications International, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Nine Months Ended September 30, 2017
(in thousands, except share and per share data)

			Pro Forma Adjustments
	Fusion	Birch	Refinancing of Existing Indebtedness		Consumer Spin-Off	Reverse Merger Adjustments	Pro Forma Combined

Revenues	$ 110,256	$ 420,572	$ -	$ (22,497)	$ (82,983)	$ -	$ 425,348
Cost of revenues (exclusive of depreciation and amortization shown separately below)	59,922	236,057	-	(21,747)	(51,259)	-	222,973
Gross Profit	50,334	184,515	-	(750)	(31,724)	-	202,375
Depreciation and amortization	11,149	61,496		(340)	(11,982)	4,039(e)	64,362
Impairment charges		-	-			-	-
Restructuring charges		-					-
Selling, general and administration expenses, including stock-based compensation	42,115	110,690		(1,639)	(25,775)	(754)(b)	124,637
Total operating expenses	53,264	172,186	-	(1,979)	(37,757)	3,285	188,999
Operating (loss) income	(2,930)	12,329	-	1,229	6,033	(3,285)	13,376
Other (expenses) income:
Interest expense	(6,469)	(37,422)	1,958(a)		1		(41,932)
Loss on change in fair value of derivative liability	(544)	-	-	-		-	(544)
Loss on disposal of property and equipment	(253)	-	-	-		-	(253)
Other income, net of other expenses	177	512		(33)	(134)		522
Total other (expenses) income	(7,089)	(36,910)	1,958	(33)	(133)	-	(42,207)
(Loss) income before income taxes	(10,019)	(24,581)	1,958	1,196	5,900	(3,285)	(28,831)
Benefit (provision) for income taxes	(41)	(2,008)		-	493		(1,556)
Net (loss) income	(10,060)	(26,589)	1,958	1,196	6,393	(3,285)	(30,387)
Less: Net income attributable to noncontrolling interest	(3)
Net loss attributable to Fusion Telecommunications International, Inc.	(10,063)	(26,589)	1,958	1,196	6,393	(3,285)	(30,387)
Preferred stock dividends in arrears	(1,736)	-	-	-	-	1,736(c)	-
Net (loss) income attributable to common stockholders	$ (11,799)	$ (26,589)	$ 1,958	$ 1,196	$ 6,393	$ (1,549)	$ (30,387)
Basic and diluted loss per common share	$ (0.54)						$ (0.30)
Weighted average common shares outstanding:
Basic and diluted	21,828,816					77,881,084(d)	99,709,900

(a)	Decrease in interest rate based on refinancing, including discount amortization resulting from facility fee and deferred loan costs of $37.0 million related to the refinancing.

(b)	To remove merger-related transaction fees incurred in 2017 which include $0.4M for Fusion and $0.3M for Birch.

(c)	Remove preferred dividends as all preferred stock is converted prior to merger.

(d)
Shares issued to Birch in merger transaction include 22,296,683 of Fusion shares issued and outstanding, 563,434 of Fusion in-the-money warrants, 2,067,358 of Fusion shares issuable upon conversion of preferred stock and 74,782,425 of new shares to be issued as part of the transaction.

(e)
To record amortization expense for additional $31.4 million of intangibles acquired based on a 7 year useful life for the nine month period and the increased book basis of property and equipment of $3.1 million based on a 5 year expected life for the nine month.

MARKET PRICE AND DIVIDEND INFORMATION

Market Prices

The Fusion Common Stock is currently listed on The Nasdaq Capital Market® under the symbol “FSNN.” The following table lists for the calendar quarters indicated the high and low sales prices for the Fusion Common Stock.

Year Ended December 31, 2017	High	Low
First Quarter	$2.02	$1.28
Second Quarter	$1.90	$1.30
Third Quarter	$3.57	$1.11
Fourth Quarter (through [●], 2017)	$	$

Year Ended December 31, 2016
First Quarter	$3.80	$1.69
Second Quarter	$2.09	$1.20
Third Quarter	$2.46	$1.30
Fourth Quarter	$1.71	$0.96

Year Ended December 31, 2015
First Quarter	$4.64	$3.52
Second Quarter	$4.75	$2.07
Third Quarter	$3.16	$1.88
Fourth Quarter	$3.44	$1.99

On August 25, 2017, the last trading day before the public announcement of the signing of the Merger Agreement, the closing sale price of the Fusion Common Stock was $1.23. On [●], 2017, the latest practicable date before the date of this proxy statement, the closing sale price of the Fusion Common Stock was $[●]. BCHI’s common stock is not listed on an exchange and there is no public trading market for the BCHI common stock.

The market price for the shares of Fusion Common Stock has fluctuated since the date of the announcement of the Merger Agreement and is expected to continue to fluctuate from the date of this proxy statement to the date of the Annual Meeting. No assurance can be given concerning the market price of the Fusion Common Stock either before or after completion of the Merger. The number of Merger Shares to be issued to BCHI Holding in the Merger is fixed, but the market price of the Fusion Common Stock and, therefore, the value of the Merger consideration when received by BCHI Holding at the Effective Time could be greater than, less than or the same as the value used by the parties to determine the number of Merger Shares to be issued in the Merger. Accordingly, Fusion Stockholders are advised to obtain current market quotations for the Fusion Common Stock in deciding whether to vote for adoption of the Merger Agreement.

Following completion of the Merger, the Fusion Common Stock will continue to be listed on The Nasdaq Capital Market® and will trade under Fusion’s new name, “Fusion Connect, Inc.,” and the existing symbol "FSNN."

Dividends

Fusion has never declared or paid any cash dividends on the Fusion Common Stock, nor does it anticipate doing so in the foreseeable future.  Any determination to pay dividends to holders of Fusion Common Stock in the future will be at the discretion of the Board, and will be dependent on a number of factors, including our financial condition, operating results, capital requirements, general business conditions, the terms of then outstanding debt and other factors that the Board considers appropriate. The payment of dividends on the Fusion Common Stock is also subject to provisions of the DGCL prohibiting the payment of dividends except out of surplus.

The holders of shares of our Series A-1 Preferred Stock, Series A-2 Preferred Stock and Series A-4 Preferred Stock are entitled to receive cumulative dividends at an annual rate of 8% from the original date of issuance thereof, payable in arrears, as and when declared by the Board.  To date, the Board has not declared any dividends on any of the Series A-1 Preferred Stock, the Series A-2 Preferred Stock or the Series A-4 Preferred Stock.  The holders of our Series B-2 Preferred Stock are entitled to receive quarterly dividends at an annual rate of 6%, payable, at our option, either in cash or in shares of Fusion Common Stock. To date, dividends on the Series B-2 Preferred Stock have been declared and paid quarterly when due in shares of Fusion Common Stock. All of the issued and outstanding shares of all classes or series of Fusion’s preferred stock, including the Series A-1 Preferred Stock, the Series A-2 Preferred Stock, the Series A-4 Preferred Stock and the Series B-2 Preferred Stock, will be converted into shares of Fusion Common Stock prior to the Effective Time in accordance with their respective terms or, if not so converted, will be cancelled immediately prior to the Effective Time. Any accrued but unpaid dividends with respect to such series of preferred stock will be included in the calculation of the number of shares of Fusion Common Stock into which each issued and outstanding share of such series of preferred stock will be converted prior to the Effective Time.

BCHI has never declared or paid any cash dividends on its capital stock but has, in the past, made Subchapter S tax distributions to its owners. Prior to the Effective Time, BCHI is expected to dividend the shares of one or more of its subsidiaries to the BCHI shareholders in order to complete the Consumer Spin-off.

FORWARD-LOOKING STATEMENTS

This proxy statement and the documents which Fusion incorporates by reference into this proxy statement, as well as the other documents Fusion files with the SEC, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Section Exchange Act of 1934, as amended, the Exchange Act, that are based on current expectations, estimates, forecasts and projections about Fusion’s future performance, business and beliefs, and management’s assumptions. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and Fusion undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (1) Fusion may be unable to obtain stockholder approval as required for the proposed Merger; (2) conditions to the closing of the proposed Merger may not be satisfied and required regulatory approvals may be significantly delayed or may not be obtained; (3) the proposed Merger may involve unexpected costs, liabilities or delays; (4) the business of Fusion may suffer as a result of uncertainty surrounding the Merger; (5) Fusion may be adversely affected by other economic, business, and/or competitive factors; (6) the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement; (7) risks that the proposed Merger disrupts current plans and operations and the potential difficulties in employee customer or supplier retention as a result of the proposed Merger; (8) failure to realize the expected benefits of the proposed Merger; (9) failure to properly and effectively integrate the proposed Merger; and (10) other risks to consummation of the proposed Merger, including the risk that the Merger may not be consummated within the expected time period or at all. Additional factors that may affect the future results of Fusion are set forth in its filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2016 and its quarterly reports for the three, six and nine month periods ended March 31, 2017, June 30, 2017 and September 30, 2017, which are available on the SEC’s website at www.sec.gov. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof.

THE ANNUAL MEETING

Date, Time and Place of the Annual Meeting

This proxy statement is being furnished to the Fusion Stockholders in connection with the solicitation of proxies by the Board for use at the Annual Meeting to be held at 3:00 p.m., local time, on [●], 2018, at the Company's executive office located at 420 Lexington Avenue, Suite 1718, New York, New York, 10170.

Purpose of the Annual Meeting

At the Annual Meeting, Fusion Stockholders will be asked:

●
to consider and vote on a proposal to adopt the Merger Agreement and approve (i) the Merger, (ii) the issuance of the Merger Shares, and (iii) the other transactions contemplated by the Merger Agreement (Proposal No. 1);

●
to consider and vote on a proposal to adopt the Certificate of Amendment (Proposal No. 2);

●
to consider and vote on a proposal to adopt the Restated Charter (Proposal No. 3);

●
a proposal to adjourn the Annual Meeting, if necessary, to solicit additional votes in favor of the proposals to adopt the Merger Agreement, to adopt the Certificate of Amendment and to adopt the Restated Charter (Proposal No. 4);

●
to approve, on an advisory basis, certain compensation that may be paid to certain of Fusion’s named executive officers as a result of the Merger (Proposal No. 5);

●
to elect eight (8) directors nominated by the Board to hold office until the earliest to occur of (i) the election and qualification of their successors, and (ii) their earlier resignation, death, or removal from office (Proposal No. 6);

●
to ratify the selection of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 (Proposal No. 7); and

●
to transact such other business as may properly come before the Fusion Stockholders at the Annual Meeting or any adjournment or postponement thereof.

The Merger cannot be completed unless the proposal to adopt the Merger Agreement and approve the Merger, the issuance of the Merger Shares and the other transactions contemplated by the Merger Agreement, as well as the proposal to adopt the Certificate of Amendment and the proposal to adopt the Restated Charter are each approved by the required vote at the Annual Meeting.

Recommendation of the Board

After careful consideration, the Board has (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger and the issuance of the Merger Shares, are fair to, advisable and in the best interests of Fusion and its stockholders, (ii) approved the execution, delivery and performance by Fusion of the Merger Agreement and the consummation of the transactions contemplated thereby by, including the Merger and the issuance of the Merger Shares, and (iii) directed that the Merger Agreement be submitted to the Fusion Stockholders for adoption. The Board’s reasons for recommending the Merger are set forth in more detail under the section entitled “The Merger – Reasons for the Merger and Recommendation of the Board” on page 48 of this proxy statement.

Accordingly, the Board recommends that you vote your Voting Shares:

●
“FOR” the proposal to adopt the Merger Agreement and approve the Merger, the issuance of the Merger Shares and the other transactions contemplated by the Merger Agreement (Proposal No. 1);

●
“FOR” the proposal to adopt the Certificate of Amendment (Proposal No. 2);

●
“FOR” the proposal to adopt the Restated Charter (Proposal No. 3);

●
“FOR” the proposal to adjourn the Annual Meeting, if necessary, to solicit additional votes in favor of the proposals to adopt the Merger Agreement, to adopt the Certificate of Amendment and to adopt the Restated Charter (Proposal No. 4); and

●
“FOR” the proposal to approve, on an advisory basis, certain compensation that may be paid to certain of Fusion’s named executive officers as a result of the Merger (Proposal No. 5).

In addition, the Board recommends that you vote your Voting Shares:

●
“FOR” the election of the eight directors nominated by the Board (Proposal No. 6); and

●
“FOR” the proposal to ratify the selection of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 (Proposal No. 7).

Record Date

The Board has fixed on [●], 2017 as the record date (referred to as the Record Date) for determining Fusion Stockholders entitled to vote at the Annual Meeting. All holders of shares of Fusion Common Stock and Series B-2 Preferred Stock as of the close of business on the Record Date are entitled to receive notice of, attend the Annual Meeting and any adjournment or postponement thereof, and vote at the Annual Meeting. As of the close of business on the Record Date, there were [●] shares of Fusion Common Stock and [●] shares of Series B-2 Preferred Stock issued and outstanding. These Voting Shares are held by approximately holders of record.

Quorum and Required Vote

In order for any matter to be considered at the Annual Meeting, there must be a quorum present. The holders of a majority of the voting power of the outstanding Voting Shares, present in person or represented by proxy at the Annual Meeting, will constitute a quorum at the Annual Meeting.

Proposal Nos. 1, 2 and 3 require the affirmative “FOR” vote by holders of a majority of the Voting Shares issued and outstanding as of the Record Date and entitled to vote thereon, voting as a single class.

Proposal Nos. 4, 5 and 7 require the affirmative “FOR” vote of a majority of the votes cast at the Annual Meeting by the holders of the Voting Shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon, voting as a single class.

With respect to Proposal No. 6, directors will be elected by a plurality of the votes cast at the Annual Meeting by the holders of Voting Shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon, voting as a single class. A plurality does not require that a specific percentage of votes be received, but rather, results in the election of those directors receiving the most votes cast.

Treatment of Abstentions, Non-Voting and Incomplete Proxies

An abstention will be counted as present in person or represented by proxy at the Annual Meeting, but will not be considered a vote cast for any proposal. Thus, abstentions will not affect the outcome of Proposal Nos. 4, 5, 6 and 7, but will have the same effect as a vote “AGAINST” Proposal Nos. 1, 2 and 3.

A failure to attend the Annual Meeting, whether in person or by proxy, or to vote at the Annual Meeting (without abstention), will not be considered a vote cast for any proposal. Thus, it will not affect the outcome of Proposal Nos. 4, 5, 6 and 7 (assuming a quorum is present), but will have the same effect as a vote “AGAINST” Proposal Nos. 1, 2 and 3.

If a proxy is received without indication as to how to vote on any particular proposal, the persons named as proxies will vote your Voting Shares “FOR” each of Proposal Nos. 1, 2, 3, 4, 5 and 7, and “FOR” each of the eight director nominees identified in this proxy statement. If any other business properly comes before the Annual Meeting or any adjournments or postponements thereof, the persons named as proxies will vote your Voting Shares in accordance with the recommendations of the Board.

Voting

Number of Votes

Except as otherwise specified to the contrary in this proxy statement, the holders of shares of Fusion Common Stock and the holders of shares of Series B-2 Preferred Stock will vote as a single class on each matter submitted to a vote of stockholders at the Annual Meeting. Each share of Fusion Common Stock is entitled to one vote.  Each share of Series B-2 Preferred Stock is entitled to 200 votes, which is the number of Fusion Common Shares into which a share of Series B-2 Preferred Stock may be converted as of the Record Date.

On the Record Date, there were [●] issued and outstanding shares of Fusion Common Stock, which are entitled in the aggregate to [●] votes, and [●] issued and outstanding shares of Series B-2 Preferred Stock, which are entitled in the aggregate to [●] votes. The Voting Shares issued and outstanding as of the Record Date are collectively entitled to a total of [●] votes at the Annual Meeting.

Attendance; Admission to the Annual Meeting

All holders of shares of Fusion Common Stock and Series B-2 Preferred Stock as of the close of business on the Record Date, including stockholders of record and beneficial owners of shares of Fusion Common Stock held in “street name” through an Organization, are invited to attend the Annual Meeting. You are also entitled to attend the Annual Meeting if you hold a valid proxy for the Annual Meeting.

Since seating is limited, admission to the Annual Meeting will be on a first-come, first-serve basis.  You must present a valid photo identification, such as a driver’s license or passport, for admittance.   If you do not provide a photo identification, you will not be admitted to the Annual Meeting.  For security reasons, you and your bags are subject to search prior to your admittance to the Annual Meeting.

The Annual Meeting will begin promptly at 3:00 p.m., local time, on [●], 2018.

Voting in Person

All Fusion Stockholders of record as of the Record date will be able to vote in person at the Annual Meeting.  If you are not a stockholder of record, but instead hold your Voting Shares in “street name” through an Organization, you must provide a legal proxy executed in your favor from the Organization that holds your Voting Shares in order to attend the Annual Meeting.

Voting by Proxy

To ensure that your Voting Shares are represented at the Annual Meeting, Fusion recommends that you provide voting instructions promptly by proxy, even if you plan to attend the Annual Meeting in person. Fusion has arranged for three ways to submit your proxy:

●
over the Internet, by following the instructions provided in the proxy card (an Internet vote must be received by 11:59 p.m., New York City time, on [●], 2018);

●
by mail (proxy cards submitted by mail must be received before [●], 2018 to be voted at the Annual Meeting); or

●
by telephone (a telephonic vote must be made prior to on [●], 2018).

If you hold your Voting Shares beneficially in “street name,” the Organization through which you own your shares with instructions on how to vote your Voting Shares. Please follow the instructions provided by your Organization regarding the voting of your Voting Shares.

Organizations that hold shares in “street name” for a beneficial owner typically have the authority to vote in their discretion only on “routine” matters and are not allowed to exercise their discretion on matters that are determined to be “non-routine” without specific instructions from the beneficial owner. If your Voting Shares are held by an Organization in “street name” and you do not provide your Organization with voting instructions, your shares may constitute “broker non-votes.” Broker non-votes are shares held by a bank, broker or other nominee that are represented at the Annual Meeting, but with respect to which the bank, broker or other nominee has not received instructions from the beneficial owner to vote on a particular proposal and the bank, broker or other nominee does not have discretionary voting power on such proposal. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered votes cast with respect to that proposal.

Under current Nasdaq rules, Fusion believes that banks, brokers or other nominees do not have discretionary authority to vote on any proposals to be voted on at the Annual Meeting, other than with respect to Proposal No. 7. Therefore, if you do not instruct your bank, broker or other nominee as to how to vote your Voting Shares, your bank, broker or other nominee will not vote your shares on any of the proposals to be voted on at the Annual Meeting, other than Proposal No. 7, which will have the same effect as a vote “AGAINST” Proposal Nos. 1, 2 and 3, but will have no effect on Proposal Nos. 4, 5, 6 and 7.

Revocation of Proxies

Your proxy is revocable. If you are a Fusion Stockholder as of the Record Date, you may revoke your proxy at any time prior to taking the vote at the Annual Meeting by:

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granting a new proxy bearing a later date by following the instructions provided in the proxy card, which will automatically revoke the previous proxy;

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providing a written notice of revocation to Fusion’s Corporate Secretary, 420 Lexington Avenue, Suite 1718, New York, New York 10170; or

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attending the Annual Meeting and voting in person.

If you hold Voting Shares beneficially in “street name,” you may change your vote at any time prior to the taking of the vote at the Annual Meeting by:

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submitting new voting instructions to the Organization through which you hold your Voting Shares by following the instructions provided by the Organization; or

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if you have obtained a legal proxy from the Organization through which you hold your Voting Shares giving you the right to vote your Voting Shares, by attending the Annual Meeting and voting in person.

Note that with respect to both stockholders of record and beneficial owners, attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or vote in person at the Annual Meeting.

Postponement and Adjournment

Although it is not currently expected, the Annual Meeting may be postponed or adjourned. In accordance with the Merger Agreement, a postponement or adjournment of the Annual Meeting may occur only under the following circumstances:

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pursuant to Fusion’s bylaws, if a quorum is not present at the Annual Meeting, then the meeting may be postponed, recessed or adjourned by the chairman of the meeting, or by the holders of a majority of the voting power of the Voting Shares present in person or represented by proxy at the Annual Meeting;

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Fusion may postpone, recess or adjourn the Annual Meeting, if necessary, to solicit additional proxies in favor of the proposals to adopt the Merger Agreement, to adopt the Certificate of Amendment and to adopt the Restated Charter; or

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to allow reasonable additional time for the filing and/or mailing of any supplemental or amended disclosure required under applicable law.

Unless a new record date is fixed for such postponement or adjournment, your proxy will still be valid and may be voted at the postponed or adjourned Annual Meeting. You will still be able to change or revoke your proxy at any time until it is voted.

Voting by Fusion Directors and Executive Officers

As of [●], 2017, the most recent practicable date before the date of this proxy statement, directors and executive officers of Fusion and their affiliates held in the aggregate shares of Fusion Common Stock and shares of Series B-2 Preferred Stock, representing in the aggregate approximately [●]% of the total voting power of the Voting Shares issued and outstanding on that date.

In connection with the execution and delivery of the Merger Agreement, certain directors and executive officers of Fusion entered into the Support Agreement, whereby those Fusion directors and executive officers agreed, among other things, to vote their Voting Shares in favor of the Merger, the issuance of the Merger Shares and the other transactions contemplated by the Merger Agreement. At the time of execution of the Support Agreement, these shares represented 9.8% of the votes entitled to be cast at the Annual Meeting.

Appraisal Rights

Fusion Stockholders are not entitled to appraisal rights in connection with the Merger, the issuance of the Merger Shares or any other transactions contemplated by the Merger Agreement.

Solicitation of Proxies

All costs associated with the preparation and distribution of this proxy statement and the other proxy materials and the solicitation of votes will be paid by Fusion.  If a Fusion Stockholder chooses to vote over the Internet, such Fusion Stockholder is responsible for any Internet access charges that may be incurred.  If a Fusion Stockholder chooses to vote by telephone, such Fusion Stockholder will be responsible for any telephone charges that may be incurred.

We intend to retain a proxy solicitor in conjunction with the Annual Meeting, but have not yet selected the company to perform those services. In addition to the mailing of this proxy statement and the other proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communications by our directors, officers and certain of our other employees, who will not receive any additional compensation for such solicitation activities. Fusion may commence solicitation of proxies on or after [●], 2017 and will continue to solicit proxies until the Annual Meeting.

Only Fusion Stockholders of record as of the Record Date are entitled to vote at the Annual Meeting.

Other Business

The Board does not expect to bring any other items before the Annual Meeting and is not aware of any other matter that may be considered thereat. However, if any other matter does properly come before the Annual Meeting, the proxy holders will vote the proxies on such matter in accordance with the recommendations of the Board.

Householding

We have adopted a procedure called “householding,” which has been approved by the SEC.  Under this procedure, we deliver a single copy of the proxy materials to multiple Fusion Stockholders who share the same address unless we receive contrary instructions from one or more of those Fusion Stockholders.  This procedure reduces our printing costs, mailing costs and fees.  Fusion Stockholders that participate in householding will continue to be able to access and receive separate proxy cards.  Upon written request of a Fusion Stockholder, we will promptly deliver a separate copy of the proxy materials.  Fusion Stockholders may request such a change by sending us an e-mail at proxymaterial@fusionconnect.com.

Fusion Stockholders who hold Voting Shares in street name may contact the Organization through which they hold their Voting Shares to request information about householding.

Additional Assistance

If you have any questions about the Merger or require assistance in submitting your proxy or voting your shares, please contact our Corporate Secretary, Philip D. Turits, at 212-201-2407.

If some or all of your Voting Shares are held beneficially in “street name” through an Organization, you should also call your Organization for additional information.

THE MERGER

The following is a discussion of the proposed Merger and the Merger Agreement. This is a summary only and may not contain all the information that is important to you. The discussion of the Merger is qualified by reference to the Merger Agreement, which is incorporated by reference in this proxy statement and is attached hereto as Annex A. Fusion Stockholders are urged to read this entire proxy statement, including the Merger Agreement, carefully for a more complete understanding of the Merger and the other transactions contemplated by the Merger Agreement.

Rationale for the Merger

Fusion’s goal is to create shareholder value by gaining scale and extending its strategy of providing a suite of fully integrated, end-to-end cloud solutions to small, medium and large businesses and enterprises, as the industry’s “Single Source for the Cloud.” By selling multiple cloud services to businesses across a growing customer base, Fusion expects to continue to execute on its strategy to increase the company’s average revenue per customer (“ARPU”), reduce churn and maintain low levels of churn, expand margins, and generate free cash flow.

Management believes that this strategy is unique among its peers within the business cloud solutions segment and represents a highly compelling value proposition for its customers as the complexity of managing multiple cloud services from multiple providers is increasingly becoming a challenge for businesses.

The proposed acquisition of BCHI represents an opportunity for Fusion to increase the Company’s scale and utilize BCHI's large customer base and significant network and infrastructure assets. The transaction will combine the cloud and Business Services segments of both companies into a single “Fusion” brand with integrated sales, marketing and operations functions that will employ Fusion’s strategy of providing end-to-end cloud solutions that the Company has developed over the past seven years. Following the proposed acquisition, Fusion will be uniquely positioned within the cloud services industry with significant scale and market presence compared to the current leaders in its peer group, and with a clear and powerful value proposition for its customers.

Background of the Merger

Since 2012, Fusion's growth strategy has included the acquisition of other companies and assets in the rapidly expanding cloud services market. Fusion continually evaluates potential acquisition candidates and alternatives for achieving long-term strategic goals and enhancing stockholder value. Since 2012, Fusion has completed a number of asset and equity acquisitions, including the acquisition of Network Billing Systems LLC in 2012, the acquisition of the cloud-services business assets of Broadvox in 2013, the acquisition of PingTone Communications, Inc. in 2014, the acquisition of Fidelity Telecom and certain affiliates in 2015 and the acquisition of Apptix, Inc. in 2016.

During the first half of 2017, Fusion continued to evaluate various strategic options, including potential acquisition targets that would enhance and compliment Fusion’s existing product mix, expand its geographic reach and provide scale.

On April 11, 2017, Matthew D. Rosen, Fusion’s Chief Executive Officer, was contacted by phone by Lawrence S. Chu, of Moelis & Company (referred to as Moelis), an investment bank retained by BCHI, to advise that BCHI was interested in exploring a possible business combination with the Company and that the parties should enter into a confidentiality agreement and meet to discuss a potential transaction. In such call, Mr. Rosen advised Mr. Chu that the Company would be interested in learning more about BCHI and the proposed transaction and requested that Mr. Chu forward such information once a non-disclosure agreement had been executed by the relevant parties.

On May 16, 2017, Moelis forwarded a draft confidentiality agreement to Fusion. Two days later Fusion, Birch Equity Partners, LLC (referred to as BEPL), and BCI executed a confidentiality agreement with respect to the possible business combination.

On May 29, 2017, Moelis emailed Mr. Rosen a copy of a presentation that (i) included a general overview of BCHI, including a discussion of its revenue and revenue mix, EBITDA, network footprint, market focus, go-to-market strategy, leadership team, customer base and acquisition history, (ii) included projections as to anticipated revenue, adjusted EBITDA, cap-ex and free cash flow and debt for 2017 through 2020; (iii) discussed benefits that BCHI believed could be obtained from a combination with Fusion, including superior cloud services, cloud connectivity, bandwidth and fiber offerings, a stable recurring revenue base, substantial potential cost synergies and revenue synergies, the ability to implement a cross selling program, the opportunity to grow the addressable market and the ability to shift the existing revenue mix towards higher gross margin growth products. There were no deal terms included in this presentation.

On June 6, 2017, Mr. Rosen attended a lunch meeting with Mr. Chu and Vincent Oddo, President and Chief Executive Officer of Birch Equity Partners, LLC (referred to as BEPL), at which meeting they discussed various aspects of the proposed transaction including the strategic rationale for the combination, valuation ranges for each of the companies, percentage ownership of Fusion stockholders in the combined company, the potential of carving-out the consumer business from the rest of the BCHI customer base, and who would lead the combined company. At this meeting, Mr. Rosen requested that Moelis and BCHI submit a non-binding indication of interest for further consideration by Fusion’s management and the Board.

On June 12, 2017, BEPL delivered to Fusion a non-binding indication of interest proposing a merger between BCHI and Fusion that would result in Fusion being the parent company of BCHI, with stockholders of Fusion owning approximately 17% of the combined company and BCHI shareholders owning 83% of the combined company. The proposal also provided that the combined company would retain the “Fusion” name, BCHI shareholders would receive a $25 million cash dividend at the closing, and the post-Merger Board would consist of eight members, four of which would be nominated by BCHI shareholders. The proposal indicated that BEPL was valuing Fusion at $1.89 per share, representing a 30% premium to the closing price of the Fusion Common Stock on June 9, 2017, thus implying a $144 million enterprise value, and valued BCHI at 5.5x 2016 EV/EBITDA, implying a $699 million enterprise value for BCHI. The BEPL proposal also noted the potential strategic benefits of the combination, including substantial cost synergies through the consolidation of overlapping networks, vendor rationalization and reduced operating costs; meaningful general and administrative costs savings across various disciplines within the combined organization; and cross selling opportunities that could add incremental value to the shareholders of Fusion and BCHI. In addition, BCHI suggested that the combination would help de-lever Fusion and provide increased cash flow to invest in the combined business as well as into complementary inorganic transactions.

On June 14, 2017, during a previously scheduled meeting, Mr. Rosen informed the Board that Fusion had been approached by BEPL regarding a possible combination and reviewed with the Board the terms of BEPL's initial proposal. After reviewing the terms presented by BEPL in its June 12 indication of interest, the Board requested that Mr. Rosen advice BEPL that the following terms were unsatisfactory -- the percentage to be held by Fusion’s existing stockholders post-close, the size of the post-Merger Board and the $25 million cash dividend to be paid to BCHI shareholders. The Board requested that Mr. Rosen relay these concerns to BEPL and instructed Mr. Rosen to continue with his discussion with BEPL to determine whether an agreement could be reached on these points of concern.

On June 19, 2017, representatives of Fusion and BCHI attended a meeting at the offices of Moelis. In attendance at this meeting for BCHI were Kevin Dotts, James O’Brien, Keith Solden, David Gibson (by phone) and Vincent Oddo and in attendance for Fusion were Matthew Rosen, Gordon Hutchins, Jr., Russell Markman, Jon Kaufman, Brian George, Michael Bauer, Jan Sarro and Lisa Taranto (via phone). The purpose of this meeting was to provide each of Fusion and BCHI with a more in-depth understanding of the other company and to introduce certain members of the executive team of each company to their counterpart.

On June 23, 2017, Matthew D. Rosen, Holcombe T. Green, Jr., the largest stockholder of BCHI, and Mr. Chu attended a dinner meeting in New York City at which they further discussed the main terms of the proposed transaction. At this meeting, the attendees discussed the Board’s concerns and issues with the June 12 indication of interest and each side presented their respective positions. No agreement as to revised terms were reached at this meeting.

Via a phone conversation on June 24, 2017, Matthew D. Rosen and Mr. Green reached a verbal understanding regarding the key financial terms of the transaction, which included an increase in the number of shares of Fusion Common Stock to be held by Fusion stockholders post-close from 17% to 25%, an increase to the post-close Board size from eight to nine directors, with four being appointed by BCHI shareholders, four by certain Fusion stockholders and one to be mutually agreed by the parties. The $25 million cash dividend to BCHI shareholders was also eliminated.

On June 27, 2017, BCI/BCHI opened its virtual data room (hosted by Merrill Corp.) to Fusion and its advisors. During the next two months, Fusion and its advisors conducted due diligence on BCHI.

On July 1, 2017, Fusion opened its virtual data room (hosted by One Hub) to BCI/BCHI and its advisors. During the next two months, BCHI and its advisors conducted due diligence on Fusion.

On July 7, 2017, Jones Day distributed a draft Merger Agreement to Fusion that, among other things, contemplated a double merger transaction.

On July 10, 2017, Jones Day sent Fusion a revised draft of the Merger Agreement that eliminated the double merger structure. The draft Merger Agreement included representations, warranties, covenants and conditions generally customary for a transaction of this nature. The draft merger agreement also included a non-solicitation provision and a termination fee payable by Fusion should Fusion terminate the agreement and pursue an alternative transaction. The draft agreement also provided that the parties would be required to consummate the Merger only if all of the conditions to the closing, including a financing condition, were satisfied or waived. In addition, also on July 10, 2017, Jones Day sent Fusion an initial draft of a Support Agreement, that BCHI was seeking from certain Fusion stockholders. The draft Support Agreement required that the specified Fusion stockholders vote their Voting Shares in favor of the proposed transaction, and included a non-solicitation provision prohibiting the signatories from taking any actions inconsistent with the non-solicitation provisions in the Merger Agreement. The draft Support Agreement also prohibited the signatories from transferring their Voting Shares during the term of the Support Agreement. Further, on July 10, 2017, Jones Day also forwarded Fusion initial drafts of a Registration Rights Agreement and a Stockholders’ Agreement to be entered into by Fusion, BCHI Holdings and, in the case of the Stockholders' Agreement, certain Fusion stockholders at the Effective Time.

On July 11, 2017, Fusion retained Greenberg Traurig, LLC (referred to as Greenberg) to act as special mergers and acquisition counsel, and Kelley Drye & Warren LLP (referred to as Kelley Drye) as special regulatory counsel for the proposed transaction.

On July 14, 2017, several due diligence meetings were held at the offices of BCI in Atlanta. At one of the meetings, Holcombe T. Green, James O'Brien, Kevin Dotts, Lawrence Chu (of Moelis) met with Mr. Rosen, Gordon Hutchins, Jr. and Russell Markman. In attendance at another meeting were the following BCHI executives: James O’Brien, Kevin Dotts, David Gibson, John Treece, Joe Hanes, Keith Soldan, Gordon Williams, Michelle Ansley, Shawn Murray and Sally Burnside, who met with Matthew Rosen, Gordon Hutchins and Russell Markman of Fusion. In addition, on that date a teleconference call was held between representatives of the Bank of America (a potential funding source for the Merger) and Holcombe T. Green, R. Kirby Godsey, Mr. Rosen and Lawrence Chu.

On July 17 and 18, 2017, Mr. Markman, Brian George, Senior Vice President, Network Engineering and Systems at Fusion; Brian Coyne, Vice President of Investor Relations at Fusion; and Jan Sarro, Executive Vice President, Marketing and Corporate Development at Fusion; attended meetings at the offices of BCI in Atlanta with James O’Brien, Chief Operating Officer at BCI; David Gibson, Vice President, Product Development and Product Management at BCI; John Treece, Vice President, Engineering at BCI; Joe Hanes Vice President, Advanced Services and Support at BCI; and Sally Burnside, Vice President, Sales Operations at BCI. Also, Shawn Murray, Senior Vice President and Chief Sales Officer (who has since left BCHI) participated in certain of the meetings via phone.

On July 18, 2017, Fusion retained the services of CitrinCooperman (referred to as Citrin) to perform a quality of earnings analysis on BCHI and its subsidiaries. Fusion had previously retained Citrin to perform quality of earnings analyses on several of its prior acquisition transactions.

On July 19, 2017, Greenberg delivered to Jones Day Fusion’s initial comments to the draft Merger Agreement, which comments, among other things, eliminated the requirement that the Company’s outstanding series of preferred stock be converted at closing, included carve outs and other modifications to the post-closing operational covenants, and deleted Fusion’s obligation to pay BCHI a termination fee.

On July 20, 2017, Greenberg delivered to Jones Day Fusion’s initial comments on the draft Support Agreement which, among other things, removed an obligation that the Fusion preferred stockholders convert their preferred shares into shares of Fusion Common Stock, added a provision making it clear that the Fusion stockholders were signing the Support Agreement solely in their individual capacity and not as an officer or director of the Company, and added certain additional termination events.

On July 21, 2017, Greenberg delivered to Jones Day Fusion’s comments on the draft Stockholders’ Agreement which, among other things, added a requirement that the ninth member of the Board to be nominated by BCHI must be independent for purposes of SEC rules and Nasdaq listing rules and be approved by each of Messrs. Green and Matthew D. Rosen, modified the standard used to determine when the rights of the Fusion stockholders to nominate four directors would cease, and added provisions requiring that certain actions be taken by a vote of Fusion stockholders.

On July 31, 2017, Jones Day delivered to Greenberg a revised draft of the Merger Agreement, which, among other things, removed the requirement that the BCHI shareholders receive a $25.0 million cash dividend at the closing, and instead provided that the BCHI shareholders would receive paid-in-kind preferred stock with certain terms to be agreed upon in the Merger Agreement.

Between July 12, 2017 and August 2, 2017, certain members of Fusion’s executive management team and certain members of the executive management team at BCHI engaged in conversations with various banks, investment banks and funds regarding funding for the proposed combination.

On August 4, 2017, Deutsche Bank Securities, Inc. issued a “highly confident” letter with respect to financing for the transaction.

On August 8, 2017, members of the senior management of Fusion and BCHI and their outside legal and financial advisors held a conference all to discuss the separation of BCHI’s consumer business (including BCHI’s single-line business customers) and a draft asset purchase agreement in respect of the same previously distributed by Jones Day. Also on August 8, 2017, Greenberg delivered a revised draft of the Merger Agreement to Jones Day which, among other things, removed the requirement that BCHI shareholders receive preferred stock at the closing of the Merger, and noted that preferred stock consideration would be addressed as part of the consideration for the Consumer Spin-off.

On August 11, 2017, the Board met telephonically. At this meeting, certain members of Fusion’s management reviewed with the Board the structure and key economic terms of the proposed transaction, including the proposed Merger consideration, the respective percentages of capital stock of the Company expected to be held by the existing Fusion and BCHI shareholders following the closing of the Merger, the Company’s proposed post-closing governance structure, potential synergies to be realized through the proposed combination and the status of the debt financing for the Merger. Fusion’s legal advisor advised the Board on its legal duties and responsibilities in considering the proposed transaction, including the directors’ duties of care and loyalty under Delaware law. Management informed the Board that the Merger consideration would not include a cash dividend or issuance of Fusion preferred stock to the BCHI shareholders and that the proposed transaction would include a spin-off of BCHI’s consumer business (including BCHI’s single-line business customers) based on an agreed valuation of the consumer business equal to 3.5 times EBITDA and that Fusion Global Services would be spun-off or discontinued before the closing of the Merger. In addition, the Board was informed that the parties had received a “highly confident” letter from Deutsche Bank and that Fusion did not expect to obtain binding financing commitments prior to signing, but that the parties would use reasonable best efforts to obtain committed financing prior to the closing of the Merger and that funding of the debt financing would be a closing condition to the Merger. The status of the Company's due diligence on BCHI was discussed as was the status of Citrin’s quality of earnings analysis. The Board also reviewed the proposed engagement letter with FTICA and authorized the Company to retain FTICA on the terms presented to the Board.

On August 11, 2017, the Company retained the services of FTICA to act as financial advisor to Fusion and, on August 12, 2017, it retained FTICA to deliver a fairness opinion with respect to the proposed transaction.

On August 14, 2017, Fusion publicly announced its 2017 second quarter earnings.

On August 14, 2017, Fusion retained Kekst and Company Incorporated to act as corporate communications advisor in connection with the proposed transaction.

On August 15, 2017, Greenberg delivered to Jones Day Fusion’s initial comments on the draft Registration Rights Agreement. These comments included, among others, a limitation on the number of shares that would be registered for resale under the shelf registration statement to be filed within 120 days of the Effective Time, a proposal that Fusion have a consent right in respect of any underwriters selected by BCHI Holdings, a floor of $50,000,000 for an underwritten offering and the deletion of the requirement that Fusion be responsible for the expenses incurred by the BCHI shareholders if the Company elected to postpone the filing of a registration statement requested by BCHI Holdings pursuant to the Registration Rights Agreement.

On August 17, 2017, Greenberg delivered to Jones Day a revised draft of the Merger Agreement, which, among other things, included, as a closing condition, the completion of the Consumer Spin-off and covenants to negotiate agreements governing such spin-off in the interim period between the signing of the Merger Agreement and the closing of the Merger.

On August 18, 2017, the Board met telephonically. At this meeting the Board was provided with an update regarding the status of the transaction documentation, proposed timing with respect to receipt of the fairness opinion and Citrin’s quality of earnings report and the status of Fusion’s due diligence on BCHI.

On August 21, 2017, copies of the then current drafts of the Merger Agreement, the Support Agreement, the Stockholders’ Agreement and the Registration Rights Agreement were circulated by the Company Secretary to the Board for consideration in advance of the upcoming Board meeting scheduled for later that week.

On August 24, 2017, the Board met telephonically. Mr. Rosen, with assistance from the Company’s General Counsel and Greenberg, provided an update as to the open items in the draft Merger Agreement and each of the associated documents, including Fusion’s request for indemnification against certain pending litigation and regulatory matters involving BCHI, the method for completing the spin-off of the BCHI consumer and single-line business customers to BCHI shareholders, the number of Fusion shares to be registered for resale under a shelf registration statement to be filed by Fusion within 120 days of the closing of the Merger and the process for the selection of the underwriter for such sales. In addition, Mr. Rosen reviewed the history of the negotiations between the parties and the structure and materials terms of the proposed transaction, including a reverse stock split of the issued and outstanding shares of Fusion Common Stock to the extent necessary to comply with Nasdaq listing requirements. The Board was informed that the parties had agreed to an indemnification proposal that would cover a narrower group of claims than Fusion had proposed originally, but that Fusion had negotiated a higher cap on the indemnification protection than that originally offered by BCHI. The Board also was informed that BCHI had agreed that completion of the spin-off of the BCHI consumer and single-line business would be a condition to the closing of the Merger and that the parties agreed to negotiate the terms and conditions of the spin-off, including the assets and liabilities that will contstitute the business to be spun-off during the interim period between the signing and closing of the transactions contemplated by the Merger Agreement. Management reported that the delivery of BCHI’s audited financial statements had been delayed and that the parties were discussing contractual protections that could be provided to allow the Merger Agreement to sign on the anticipated timetable in the event BCHI was unable to timely deliver the audited financial statements. The Board discussed such potential contractual protections including conditioning Fusion’s obligation to close the Merger upon the BCHI audited financial statements for the fiscal years ended December 31, 2014 through December 31, 2016 being virtually the same as BCHI’s unaudited financial statements for the same period. The Board discussed the structure and material terms of the transactions contemplated by the Merger Agreement, including the proposed merger consideration, the percentage of shares of Fusion Common Stock expected to be held post-Closing by the existing Fusion stockholders and the approximate number of shares of Fusion common stock expected to be issued in connection with the Merger. In addition, Mr. Rosen discussed the synergies projected to be realized by the combined company from the Merger and stated that the success of the transactions contemplated by the Merger Agreement, would depend, in part, on the combined company realizing the projected synergies. The Board discussed the approvals required to consummate the proposed transaction, including the approvals required per the Merger Agreement, the treatment of Fusion’s outstanding preferred stock in connection with the Merger, the proposed amendments to Fusion’s charter and the anticipated timing of the stockholder meeting to vote on the Merger and the timeline for closing of the Merger. The Board also discussed the status of the financing needed to complete the transaction and the expected transaction costs, including certain change in control payments, transaction bonuses, fees related to the financing and the expected uses of the proceeds of the financing, including the repayment, in full, and termination of the principal debt facilities of Fusion and BCHI and the repayment of a subordinated promissory note, dated November 14, 2016, issued by Fusion to Marvin S. Rosen, Fusion’s Chairman of the Board, in the outstanding principal amount of approximately $930,000. The Board asked certain questions, including questions about the projected synergies, the quality of earnings report that had been delivered by Citrin, the scope of the indemnification protection, the negotiation of the agreements necessary to effectuate the spin-off, the timing of such negotiations and the timing of the spin-off and the material terms of the support agreement to be entered into by the directors simultaneously with the execution of the Merger Agreement. The Board also discussed the management of the post-Merger company. Following these discussions, the Board instructed Mr. Rosen to seek a right of first offer for Fusion that would require BCHI to offer Fusion the opportunity to purchase shares of Fusion Common Stock owned by BCHI Holdings prior to the sale of such shares under the shelf registration statement.

Also on August 24, 2017 Jones Day circulated drafts of a side letter concerning the allocation of potential costs relating to the termination of employment of BCHI’s chief executive officer and a letter agreement relating to BCHI Holdings’ agreement to indemnify Fusion for certain costs associated with specified regulatory and litigation matters involving BCHI (referred to collectively as the letter agreements). Later that day, Greenberg delivered to Jones Day Fusion’s comments on the letter agreements and had a telephone conference with Jones Day regarding the possibility of a Fusion right of first offer in respect of the shares of Fusion Common Stock owned by BCHI. After speaking with BCHI, Jones Day informed Greenberg that BCHI was unwilling to agree to a right of first offer because it believed such a right could decrease the value of such shares and would unacceptably impede and delay BCHI’s sale of such shares.

On August 25, 2017, the Board met telephonically to consider the proposed transaction with BCHI. Greenberg advised the Board on its legal duties and responsibilities. Fusion management updated the Board on issues resolved since the prior meeting, including BCHI Holdings’ agreement to indemnify Fusion for losses arising from certain pending regulatory and legal matters in excess of $500,000 and subject to a cap of $25.0 million. The Board was informed that any such indemnity claims could be paid by BCHI shareholders either in cash or via a return of Fusion Common Stock and discussed how the parties had agreed to value that stock. The Board also was informed that this indemnity was the only indemnity protection that the Company would receive from BCHI in the Merger.Management stated that BCHI had agreed to exclude all outstanding options and out-of-the money warrants from the measurement that will be used to calculate the number of shares to be issued to the BCHI shareholders at the closing of the Merger and Fusion management discussed the approximate number of shares of Fusion Common Stock expected to be issued in connection with the Merger. The Board discussed certain protections provided to Fusion in the Registration Rights Agreement that would permit Fusion to delay registered sales of shares by BCHI Holdings under certain circumstances. Management also reviewed with the Board certain issues that remained unresolved, including the treatment of certain patents relating to the BCHI consumer and single-line business being spun-off, and certain tax liabilities relating to such spin-off. Management reviewed due diligence of BCHI and the Citrin quality of earnings report. The directors asked questions, including questions about the indemnity protection, the spin-off, the treatment of Fusion Global Services, the formula for calculating the exchange ratio for the Merger consideration, Fusion’s current capitalization, Fusion’s due diligence of BCHI and the due diligence process. Mr. Rosen informed the Board that BCHI’s accountants would not be able to deliver audited financial statements prior to the proposed signing date for the transaction and that, to avoid delaying the signing of the Merger Agreement, BCHI had agreed to include in the Merger Agreement a representation that the audited consolidated financial statements of BCHI for the fiscal yearsended December 31, 2014 through December 31, 2016 will not differ in any (other than deminimis) respect from its unaudited consolidated financial statements of the same period and that the accuracy of this representation as of the date of the signing of the Merger Agreement and as of the closing of the Merger would be a condition to Fusion’s obligation to close the Merger. The Board was also informed that BCHI agreed that it would deliver such audited consolidated financial statements to Fusion as soon as practicable. (Such audited consolidated financial statements were delivered to Fusion on September 13, 2017 and Fusion’s management has confirmed that such audited consolidated financial statements did not differ in any (other than deminimis) respect from its unaudited financial statement of the same period.) Representatives of FTICA presented FTICA’s financial analysis of the consideration being paid in the Merger and the range of equity value and per share value for Fusion as a standalone basis and as a combined company and FTICA’s discounted cash flow analysis, guideline public company analysis, guideline transaction analysis, the potential synergies projected by Fusion to be realized by the combined company from the Merger and the significance of such synergies on its financial analysis. The Board discussed this analysis and also considered FTICA’s estimate of the implied values of Fusion’s Common Stock, including its review of Fusion’s historical trading prices and target prices suggested by analyst coverage. In evaluating the consideration being paid in the Merger, the Board also considered the implied value of the per share consideration, which FTICA estimated at approximately $3.78 per share, and FTICA’s view that such implied value was within the range of fair value as indicated by the FTICA analysis. After this discussion, representatives of FTICA orally rendered to the Board FTICA’s opinion, which was subsequently confirmed in writing that, as of that date and based upon and subject to the qualifications, limitations and assumptions stated in its opinion, the aggregate Merger consideration to be paid to the shareholders of BCHI in the Merger was fair, from a financial point of view, to Fusion and to the holders of the Fusion Common Stock (other than the Company and its affiliates). For further information regarding the FTICA opinion, please see the section entitled “The Merger – Opinion of FTI Capital Advisors, LLC” beginning on page 51 of this proxy statement. After FTICA orally rendered its opinion to the Board, Messrs. Matthew D. Rosen and Marvin S. Rosen were asked to leave the meeting so that the independent directors could consider the transactions contemplated by the Merger Agreement. During this session with the independent directors, Fusion’s outside counsel again reviewed the directors’ fiduciary responsibilities in considering the transactions contemplated by the Merger Agreement. Fusion’s outside counsel also reminded the Board that Matthew D. Rosen would serve as Chairman and Chief Executive Officer of the combined company, and of the proposed repayment, at the closing of the Merger, of a subordinated promissory note, dated November 14, 2016, issued by Fusion to Marvin S. Rosen in the outstanding principal amount of approximately $930,000. Greenberg also reviewed the material terms of the draft Merger Agreement circulated to the Board earlier in the week, including the non-solicitation provisions and the circumstances under which the Board is permitted to consider and accept alternative proposals and change its recommendation to stockholders, the financing provisions, the interim operating covenants, the termination provisions, the proposed governance and management of the combined company and the fact that no termination fees are payable by either side under the terms of the Merger Agreement as well as the material terms of the Support Agreement and the status and findings of the due diligence performed by Fusion on BCHI. Following this discussion, the independent directors unanimously determinedto recommend, among other things, that (i) the Board approve the Merger Agreement and the transactions contemplated thereby, including the Merger and the issuance of the Merger Shares and declared them fair, advisable and in the best interest of Fusion and its stockholders and that the Board determine that it is advisable and in the best interest of Fusion and its stockholders for Fusion to enter into the Merger Agreement, to consummate the transactions contemplated thereby, including the Merger and the issuance of the Merger Shares and to perform its obligations thereunder and to approve, authorize and ratify the Merger Agreement, (ii) that the Board approve, authorize and ratify the form, terms, conditions and provisions of the Certificate of Amendment (subject to its approval by the Fusion Stockholders) to the extent determined necessary by the Board to comply with Nasdaq listing requirements in connection with the post-Merger listing of the Fusion Common Stock on Nasdaq, and (iii) that the Board determine that the Restated Charter is advisable and in the best interest of Fusion and its stockholders and approve, authorize and ratify the Restated Charter. Following the unanimous adoption of such resolutions by the independent directors, Messrs. Matthew D. Rosen and Marvin S. Rosen returned to the meeting and were informed of the resolutions of the independent directors. The transactions contemplated by the Merger Agreement were discussed by the entire Board. For a more detailed analysis of the factors the Board considered in making its determinations see the section entitled “The Merger – Reasons for the Merger and Recommendation of the Board” on page 48 of this proxy statement.

Following these discussions, the Board unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger and the issuance of the Merger Shares, are fair to, advisable and in the best interests of Fusion and its stockholders, (ii) approved the execution, delivery and performance by Fusion of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger and the issuance of the Merger Shares, and (iii) directed that the Merger Agreement be submitted to the Fusion Stockholders for adoption. The Board, among other things, also unanimously approved, authorized and ratified the form, terms, conditions and provisions of the Certificate of Amendment and the Restated Charter, determined that the Certificate of Amendment and the Restated Charter, are advisable and in the best interest of Fusion and its stockholders and approved, authorized and ratified the Certificate of Amendment and the Restated Charter.

On August 26, 2017, Jones Day and Greenberg finalized the Merger Agreement, the Support Agreement, the Stockholders’ Agreement and the Registration Rights Agreement and the parties executed and delivered to each other the Merger Agreement, the Support Agreement and the letter agreements.

On the morning of August 28, 2017, prior to the opening of the U.S. financial markets, Fusion advised Nasdaq of the proposed transaction and issued a press release announcing the Merger.

On September 15, 2017, the parties to the Merger Agreement entered into an amendment to the Merger Agreement to provide that the filings required to be made under the HSR Act and to obtain approval of the FCC must be made within seven business days after receipt of satisfactory binding commitment letters from a financing source.

On September 29, 2017, the parties to the Merger Agreement entered into an amendment to the Merger Agreement to provide that the filings required to be made with the State PSCs must be made within seven business days after receipt of satisfactory binding commitment letters from a financing source.

On October 27, 2017, the parties to the Merger Agreement entered into an amendment to the Merger Agreement to (i) further adjust the dates by which the parties will file the required filings under the HSR Act, with the FCC and the State PSC’s, (ii) extend to December 24, 2017, the date on which the parties may terminate the Merger Agreement if committed financing has not been secured, (iii) amend the provisions regarding Fusion’s proposed reverse stock split to provide for a range of ratios rather than a fixed ratio and (iv) fix a reference error in the definition of "Superior Proposal" which should have read "15%" not "20%".

In October 2017, BCHI approved an employee retention plan designed to incentivize key employees of BCHI to remain with BCHI through July 5, 2018 (referred to as the “Commitment Date”). Under this retention plan, the 72 participants will receive a retention bonus ranging from $4,000 to $162,500 ($1,145,000 in total). For participant’s that receive a retention bonus of $10,000 or more, such bonus will be paid in two equal installments on January 5, 2018 and on the Commitment Date and for participant’s that receive a retention bonus of less than $10,000, such bonus amount will be paid in full on January 5, 2018. In the event that a participant voluntarily terminates his/her employment or he/she is terminated by BCI for good reason following receipt of his/her payment, fifty percent (50%) of that amount is subject to claw back by BCI (i) at all times prior to the Commitment Date in the case of participant’s that receive a payment of less than $10,000, and (ii) within ninety days after payment, in the case of all other participants. Also in October 2017, BCHI approved a special one-time transaction bonus for 23 key employees of BCHI. Under this bonus plan, the participants will receive amounts ranging from $5,000 to $165,500 ($855,000 in total) if the Merger is consummated. Amounts due under this special bonus plan will be paid within ten days following closing of the Merger. Each of these plans is subject to approval by Fusion.

On November 10, 2017, the Compensation Committee met and determined to recommend that the Board approve an incentive plan to enable Matthew D. Rosen to obtain a 5% equity interest in the Company as required by the terms of his employment agreement. The Compensation Committee determined to recommend that such equity interest be granted in the form of stock options. The Compensation Committee also recommended that the payment of certain one-time transaction completion bonuses to certain members of the Company’s management team as compensation for the additional work performed in connection with the transactions contemplated by the Merger Agreement and a one-time bonus payable to each non-executive director of the Company in recognition of their years of service and in recognition that such compensation is appropriate given that the Company’s non-executive directors have never been paid cash honorariums or director fees. These management and director bonuses are contingent on completion of the Merger. On November 13, 2017, the Board approved the special transaction bonus plan recommended by the Compensation Committee for certain members of Fusion’s senior management team and non-executive directors. This plan provides for a special one-time cash bonus payment to the 27 designated management participants and the 6 non-executive director participants solely in the event the Merger is completed. The amounts payable under this plan range from $7,500 to $137,500 for management participants and provides for a payment of $40,000 to each non-executive director ($240,000 in total). The total amount payable under the plan is $1,289,000.

The bonus amount established for each management participant was determined on the basis of that participant’s position at Fusion and his/her involvement with the BCHI acquisition transaction. The Company’s Chief Executive Officer is not a participant in this bonus plan. The Board elected to include the non-executive directors in this plan as a means to recognize their dedicated services to Fusion in the past, the strategic guidance provided by these directors in connection with the BCHI transaction, and in recognition that their services have been provided without cash compensation. For a review of the stock options granted to member of the Board in 2016, see “Certain Relationships, Related Transactions and Director Independence - 2016 Director Compensation” beginning on page 109 of this proxy statement.”

On November 14, 2017, the Compensation Committee determined that Matthew D. Rosen should receive a one-time transaction completion bonus as compensation for the additional work undertaken by him in connection with the transactions contemplated by the Merger Agreement, subject to approval of the Board and BCHI and instructed the Chairman of the Compensation Committee to engage a compensation consultant to assist in determining the appropriate amount of the bonus.

Following execution of the Merger Agreement on August 26, 2017, Fusion and BCHI have been engaged in active discussions with, and have undergone substantial financial diligence by, numerous large financial institutions that are interest in financing all or a portion of the financing required to complete the Merger. To date, however, Fusion and BCHI have not selected the financial institution(s) that will lead the financing efforts.

Reasons for the Merger and Recommendation of the Board

The Board carefully evaluated the Merger Agreement and the transactions contemplated thereby. The Board determined that the Merger Agreement and the transactions contemplated thereby, including the Merger and the issuance of the Merger Shares, were fair to, advisable and in the best interests of Fusion and its stockholders. At a meeting held on August 25, 2016, the Board unanimously approved the execution, delivery and performance by Fusion of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger and the issuance of the Merger Shares, and directed that the Merger Agreement be submitted to the Fusion Stockholders for adoption. In the course of reaching its recommendation, the Board consulted with various members of Fusion’s senior management, its outside financial and legal advisors and considered a number of substantive factors, both positive and negative, and potential benefits and detriments of the Merger and the other transactions contemplated by the Merger Agreement to Fusion and its stockholders. The Board believed that, taken as a whole, the following factors supported its decision to approve the Merger:

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Strategic Position and Financial and Operational Scale. The expectation that, following the Merger, Fusion’s market position will be enhanced by BCHI’s strong customer base, customer scale and revenue and significant network and infrastructure assets. The combined company is expected to have 2017 pro-forma revenue of over $575 million, last twelve months (referred to as LTM) adjusted earnings before interest, taxes depreciation and amortization (referred to as EBITDA) of over $150 million and over 150,000 business customers.

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Anticipated Cost Synergies and Reduced Debt Leverage Ratio. The combined company is expected to generate significant cost synergies of approximately $22.0 million from supply chain optimization, facilities consolidation, network consolidation and employee headcount reductions and approximately $2.0 million of capital expenditure synergies. In addition, the combined company is expected to reduce Fusion’s net debt to adjusted LTM EBITDA leverage from 6.3x to a pro forma ratio of 3.7x as of June 30, 2017.

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Financial Terms of the Merger. The Board considered the number of shares of Fusion Common Stock to be issued to BCHI Holdings, the fact that upon completion of the Merger, BCHI Holdings will own approximately 75% of the total number of shares of Fusion Common Stock and stockholders of Fusion will own approximately 25% of the total number of shares of Fusion Common Stock, and the other financial terms of the Merger. The Board also considered the fact that because the Merger consideration payable to BCHI Holdings in the Merger is a fixed number of shares of Fusion Common Stock, Fusion stockholders would not be affected by a decrease in the trading price of Fusion Common Stock during the pendency of the Merger, and the fact that the Merger Agreement does not provide BCHI with a price-based termination right, a merger consideration adjustment or other similar protection in such circumstances. The Board did not quantify or assign any relative or specific weight to the various financial terms listed. Instead, the Board considered these terms in the aggregate. In addition, individual members of the Board may have given differing weights to different financial items.

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Terms of the Merger Agreement and Related Agreements. The Board reviewed and considered the terms and conditions of the Merger Agreement and the related agreements, including the structure of the transaction, the representations, warranties and covenants of each party, the conditions to completion the Merger, the indemnity to be provided by BCHI Holdings with respect to certain pending regulatory and litigation matters, the rights of each party to terminate the Merger Agreement and the absence of break-up fees payable in the event of a termination. In addition, the Board considered Fusion’s right to consider and negotiate alternative acquisition proposals and to consider and change its recommendations in certain circumstances.

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Strategic Alternatives. The Board considered the costs and benefits of continuing to build its business on a standalone basis rather than through additional acquisitions.

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Fairness Opinion. The Board considered the fairness opinion orally delivered by FTICA to the Board at the August 25, 2017 meeting and subsequently confirmed in writing, which concluded that, as of the date of such opinion and subject to the assumptions and limitations set forth in its written opinion, the aggregate Merger consideration to be paid in the Merger was fair, from a financial point of view, to Fusion and the holders of the Fusion Common Stock (other than Fusion and its affiliates).

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Due Diligence. The Board considered the scope and results of the due diligence investigation of BCHI undertaken by Fusion’s management and its external advisors, including the report provided by Citrin regarding the quality of BCHI’s earnings.

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Regulatory Approvals; Likelihood of Consummation. The Board considered the regulatory approvals required to consummate the Merger and Fusion’s management’s belief that the Merger would be approved by the requisite authorities on a timely basis, without the imposition of conditions that would materially adversely affect the businesses of Fusion or BCHI after the Merger, and that the transaction would otherwise be consummated in accordance with the terms of the Merger Agreement.

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Negotiations with BCHI. The benefits to existing Fusion stockholders that Fusion and its advisors were able to obtain during their extensive negotiations with BCHI, including an increase in the percentage of shares of Fusion Common Stock to be held by current Fusion stockholders post-Merger from 17% of the combined company to 25% of the combined company and the Board's belief that the consideration reflected in the Merger Agreement was the best transaction that could be obtained by Fusion stockholders at this time, and that there was no assurance that a more favorable opportunity would arise later or through any alternative transaction or as a result of continuing as a standalone company.

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Governance of Fusion post-Merger. The Board considered the fact that the current management of Fusion is expected to have significant influence on the ongoing operations of the post-Merger Fusion and that the Fusion Committee will have the right to nominate four of the nine directors of the post-Merger Board and the right to consent to the nomination of one additional director, which consent may not be unreasonably withheld.

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Stockholders’ Ability to Reject the Merger. The Board considered the fact that the Merger and the other transactions contemplated by the Merger Agreement are subject to approval by the Fusion Stockholders, who would be free to reject the transactions contemplated by the Merger Agreement.

In the course of its deliberations, the Board also considered a variety of risks inherent with the proposed Merger, including:

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the fact that because the Merger consideration payable to BCHI Holdings in the Merger is a fixed number of shares of Fusion Common Stock, Fusion stockholders would not be able to benefit from an increase in the trading price of Fusion Common Stock during the pendency of the Merger, and the fact that the Merger Agreement does not provide Fusion with a price-based termination right, a merger consideration adjustment or other similar protection.

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the risk that the Merger and the other transactions contemplated by the Merger Agreement might not be consummated in a timely manner or at all, including as a result of the failure to obtain regulatory approvals, the necessary Fusion Stockholder approvals or the financing required to complete the Merger and the potential adverse effect of the public announcement of the Merger or on the delay or failure to complete the transactions contemplated by the Merger Agreement on the reputation of Fusion, the trading price of the Fusion Common Stock and Fusion’s business and operating results, particularly in light of the costs expected to be incurred in connection with the transactions and the potential diversion of management's attention from day-to-day operations for an extended period of time;

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the risk that required regulatory approvals may be delayed, conditioned or denied;

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the risk that various provisions of the Merger Agreement, including the non-solicitation provisions, may discourage other parties potentially interested in a combination with Fusion from pursuing that opportunity;

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the risk that the funding of the financing needed to complete the transactions contemplated by the Merger Agreement is a condition to closing, together with the fact that the financing commitments necessary to consummate the Merger have not, and may not be, obtained and the risk that the financing for the Merger may not be obtained;

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the substantial expenses incurred in connection with the negotiation of the transactions contemplated by the Merger Agreement and expected to be incurred in connection with the completion of the transactions contemplated by the Merger Agreement;

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the possible volatility, at least in the short term, of the trading price of the Fusion Common Stock resulting from the announcement of the Merger;

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the fact that Fusion stockholders will have a lower equity participation in the combined company (and, as a result, reduced opportunity to participate in any future earnings or growth of the combined company and future appreciation in the value of Fusion Common Stock following the Merger) than they have in the pre-Merger Fusion;

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the inherent uncertainty of management’s internal financial projections, including those relied upon by FTICA for purposes of rendering its fairness opinion;

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the challenges inherent in the operation of the combined business and the fact that the strategic direction of Fusion following the Merger will be determined by a Board initially comprised of a majority of directors selected by BCHI Holdings;

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the risk that the combined company will be unable to achieve projected synergies or will be unable to achieve such synergies within the projected time frame;

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the fact that the Merger will give rise to substantial limitations on the utilization of Fusion’s net operating losses;

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the substantial amount of indebtedness that the combined company will have upon completion of the Merger;

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the risk that the requirement that Fusion conduct its business in all material respects in the ordinary course prior to completion of the Merger and subject to specified restrictions unless BCHI provides its prior written consent might delay or prevent Fusion from undertaking certain business opportunities that might arise pending completion of the Merger;

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the risk that following the Merger the market price of the Fusion Common Stock may be affected by factors different from those currently affecting the market price of Fusion Common Stock and may decline as a result of the Merger or for other reasons;

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the risk that the audited consolidated financial statements of BCHI and its subsidiaries for the fiscal years ended December 31, 2014 through December 31, 2016 to be delivered by BCHI prior to closing may differ (other than in deminimis respects) from the unaudited consolidated financial statements of BCHI and its subsidiaries for the same periods; and

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the interests of certain members of the Board and officers in the Merger described under the section entitled “The Merger – Interests of Fusion's Officers and Directors in the Merger” beginning on page 60 of this proxy statement.

The Board concluded that the potential risks associated with the combination of Fusion and BCHI (i) could be mitigated or managed following the Merger, (ii) were reasonably acceptable under the circumstances and were unlikely to have a material impact on the Merger or on post-Merger Fusion in light of such factors as the relative intrinsic values and financial performance of Fusion and BCHI, and (iii) were significantly outweighed by the potential benefits of the Merger to the Fusion's stockholders. Accordingly, the Board approved the Merger Agreement and the transactions contemplated therein, including the Merger and the issuance of the Merger Shares in connection with the Merger.

In considering the recommendation of the Board, Fusion Stockholders should be aware that certain directors and executive officers of Fusion have interests in the Merger that are different from, or in addition to, any interests they might have solely as a stockholder. See the section entitled “The Merger – Interests of Fusion's Officers and Directors in the Merger” beginning on page 60 of this proxy statement.

The foregoing discussion of the information and factors considered by the Board, includes all of the material positive and negative factors considered by the Board, but is not intended to be exhaustive and may not include all the factors considered by the Board. The Board did not quantify or assign any relative or specific weights to the various factors that it considered in reaching its determination to approve the Merger Agreement and the transactions contemplated thereby. Rather, the Board made its determination on the totality of the information and factors considered by it. In addition, individual members of the Board may have given differing weights to different factors.

 The foregoing discussion of the information and factors considered by the Board is forward-looking in nature and, therefore, this information should be read in light of the factors described in the section entitled "Forward Looking Statements" beginning on page 37 of this proxy statement.

Opinion of FTI Capital Advisors, LLC

Fusion retained FTICA as financial advisor and to provide an opinion to the Board as to the fairness of the aggregate merger consideration, from a financial point of view, to Fusion and its stockholders. At a meeting of the Board held on August 25, 2017 to evaluate the merger, FTICA delivered to the Board an oral opinion, which opinion was confirmed by delivery of a written opinion, dated August 26, 2017, to the effect that, as of the date of such opinion and based upon and subject to the various assumptions, qualifications and limitations set forth in the written opinion, that the aggregate Merger consideration to be paid to the BCHI stockholders in the Merger is fair, from a financial point of view, to Fusion and the holders of the Fusion Common Stock (other than Fusion and its affiliates).

 The full text of FTICA’s written opinion, dated August 26, 2017, is attached hereto as Annex D. FTICA’s written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by FTICA in rendering its opinion. The following summary of FTICA’s opinion is qualified in its entirety by reference to the full text of that opinion. You are encouraged to read FTICA’s opinion in its entirety. The opinion only addresses the fairness from a financial point of view of the aggregate consideration to be paid by Fusion in the Merger as of the date of such opinion and did not address any terms or other aspects or implications of the merger or the other transactions contemplated by the Merger Agreement (including the Carrier Spin-off and the Consumer Spin-off). FTICA’s opinion does not address the relative merits of the Merger as compared to other business strategies or transactions that might be available to Fusion or Fusion’s underlying business decision to effect the Merger. FTICA’s opinion was not intended to and does not constitute advice or a recommendation as to how Fusion’s stockholders should vote at any stockholders’ meeting to be held in connection with the Merger or take any other action with respect to the Merger.

FTICA premised its opinion upon its understandings that:

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as a condition to the Merger, Fusion will either (I) divest its ownership interest in Fusion Global that operates the Fusion carrier business and maintain the economic benefits of Fusion Global through a profit share engagement with Fusion Global, or (ii) dissolve Fusion Global;

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as a condition to the Merger, BCHI will divest itself of its consumer and single-line business customers, the Consumer Spin-off;

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Fusion will refinance existing BCHI and Fusion indebtedness of approximately $458 million; and

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prior to the Merger, the holders of Fusion preferred stock will be notified that they may convert their preferred stock into Fusion Common Stock and at the Effective Time, all of Fusion preferred stock issued and outstanding immediately prior to the Effective Time and that its holder has not converted into shares of Fusion Common Stock will terminate and such shares of Fusion preferred stock will be cancelled.

For purposes of its opinion FTICA assumed that: (I) the Carrier Spin-off will be consummated on or prior to the Effective Time, (ii) the Consumer Spin-off will be completed on or prior to the Effective Time, (iii) all shares of Fusion preferred stock will be converted into Fusion Common Stock on or prior to the Effective Time, and (iv) the number of fully diluted shares of Fusion Common Stock outstanding immediately prior to the Effective Time will be in the range of 24,000,000 to 25,000,000 shares and the number of Merger Shares to be issued to BCHI shareholders will be in the range of 72,000,000 to 75,000,000 shares.

In arriving at its opinion FTICA reviewed and analyzed, among other things:

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the draft Merger Agreement and the specific terms of the Merger and the other transactions contemplated by the Merger Agreement (including the Consumer Spin-off and the Carrier Spin-off);

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recent historical financial information of Fusion, BCHI and BCI, including (i) Fusion’s Annual Reports on Form 10-K for the fiscal years ended December 31, 2012 through December 31, 2016 (which included audited financial statements), and Fusion’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2017 (which included unaudited financial statements), filed with the SEC, (ii) financial statements of BCHI for the fiscal years ended December 31, 2014 through December 31, 2016 and the six months ended June 30, 2017 (unaudited); consolidated financial statements of BCI, a wholly-owned, direct subsidiary of BCHI, and its subsidiaries for the fiscal years ended December 31, 2014 through December 31, 2016 (audited) and the six months ended June 30, 2017 (unaudited);

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pro forma historical financial information of the Surviving Company (including the Consumer Business), including unaudited pro forma financial statements of the Surviving Company for the calendar year ended December 31, 2016 and the last twelve month, or LTM, period ended June 30, 2017, which Fusion has identified as the most current financial information available;

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pro forma historical financial information of the Surviving Company (excluding the Consumer Business), including unaudited pro forma financial statements of the Surviving Company for the calendar year ended 2016 and the LTM period ended June 30, 2017, which Fusion has identified as the most current financial information available;

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certain internal financial analysis and forecasts for BCHI (excluding the Consumer Business) prepared by BCHI management, approved for its use by Fusion;

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certain internal financial analyses and forecasts for Fusion and the Surviving Company prepared by Fusion management, in each case approved for our use by Fusion, including the cost savings projected by Fusion to result from the Merger and the other transactions contemplated by the Merger Agreement (referred to as the Forecasts);

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the trading history of the Fusion Common Stock from August 26, 2014 to August 25, 2017 and a comparison of that trading history with those of other companies that it deemed relevant;

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a comparison of the historical financial results and present financial condition of Fusion with those of other companies that it deemed relevant; and

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published estimates of independent research analysts with respect to the future financial performance and price targets for Fusion.

FTICA also had discussions with Fusion management concerning its and the Surviving Company’s business, operations, assets, liabilities, financial condition and prospects and undertook such other studies, financial analyses and investigations as it deemed appropriate.

In conducting its review and arriving at its opinion, FTICA, with the Board’s consent, assumed and relied, without independent investigation, upon the accuracy and completeness of all financial and other information provided to it by Fusion, including the Forecasts, or which were publicly available or were otherwise reviewed by FTICA. FTICA did not undertake any responsibility for the accuracy, completeness or reasonableness of, or independent verification of, such information. FTICA did not conduct or assume any obligation to conduct any physical inspection of the properties or facilities of Fusion or BCHI and did not make or obtain any valuations or appraisals of the assets or liabilities of Fusion or BCHI or any of their respective subsidiaries. FTICA further relied upon the assurances of management of Fusion that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. FTICA, with the Board’s consent, assumed that the Forecasts were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of Fusion. FTICA expressed no view as to the Forecasts or the assumptions on which they were made. FTICA assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of Fusion or BCHI since the date of the last financial statements made available to it. FTICA did not make or obtain any independent evaluations, valuations or appraisals of the assets or liabilities of Fusion or BCHI, nor was FTICA furnished with such materials. In addition, FTICA did not evaluate the solvency or fair value of Fusion, Merger Sub or BCHI, under any state or federal laws relating to bankruptcy, insolvency or similar matters.

FTICA’s opinion did not address any legal, tax or accounting matters related to the Merger Agreement or the merger. FTICA’s opinion addressed only the fairness of the aggregate merger consideration to be paid in the merger, from a financial point of view to Fusion and the holders of the Common Stock (other than Fusion and its affiliates). FTICA expressed no view as to any other aspect or implication of the merger or any other agreement, arrangement or understanding entered into in connection with the merger or otherwise. FTICA’s opinion was necessarily based upon economic and market conditions and other circumstances as they existed and could be evaluated by FTICA on the date of its opinion. Although subsequent developments may affect FTICA’s opinion, FTICA does not have any obligation to update, revise or reaffirm its opinion and FTICA expressly disclaimed any responsibility to do so.

 FTICA did not consider any potential legislative or regulatory changes currently being considered or recently enacted by the United State or any foreign government, or any domestic or foreign regulatory body, or any changes in accounting methods or generally accepted accounting principles that may be adopted by the SEC, the Financial Accounting Standards Board, or any similar foreign regulatory body or board. For purposes of rendering its opinion FTICA assumed in all respects material to its analysis, that the representations and warranties of each party contained in the Merger Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Merger will be satisfied without waiver thereof. FTICA also assumed that all governmental, regulatory and other consents and approvals contemplated by the Merger Agreement will be obtained and that in the course of obtaining any of those consents no restrictions will be imposed or waivers made that would have an adverse effect on the contemplated benefits of the Merger. The Board informed FTICA, and FTICA assumed, that the Merger will be treated as a tax-free reorganization.

In connection with rendering its opinion, FTICA performed certain financial, comparative and other analyses as summarized below. The preparation of a fairness opinion is a complex process and involves various determinations as to the most appropriate and relevant methods of financial and comparative analyses and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not accurately summarized and requires full context of the facts and circumstances.

In arriving at its opinion, FTICA did not attribute any particular weight to any single analysis or factor considered by it, but rather made both quantitative and qualitative judgments as to the significance and relevance of each analysis and factor relative to all other analyses and factors performed and considered by it in the context of the circumstance as a whole. Considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion.

Below contains a summary of the material financial analyses used by FTICA in preparing its opinion to the Board. Certain financial analyses summarized therein that contain only a portion of all relevant information, and as such, should be read together with the rest of the analysis altogether. In performing its analyses, FTICA made numerous assumptions with respect to industry performance, economic and general business conditions, as well as other matters, many of which are beyond the control of Fusion or any other party involved in the merger. FTICA does not assume responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the values of the businesses do not purport to be appraisals or reflect the prices at which the businesses, or shares thereof, may actually be sold.

The following is a summary of the material financial analyses performed by FTICA and reviewed by the Board on August 25, 2017 in connection with FTICA’s opinion. The financial analyses summarized below include information in tabular format. In order for FTICA’s analysis to be fully understood, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the date below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analysis, could create a misleading or incomplete view of FTICA’s financial analysis.

Discounted Cash Flow Analysis

In order to estimate the present value of the Common Shares, BCHI common stock, and the common shares of the combined entity, New Fusion, FTICA performed a discounted cash flow analysis of each of the three entities. A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset or security by calculating the net present value of estimated future cash flows of the asset or security. Net present value refers to the discounted value of future cash flows available to investors and is obtained by discounting those future cash flows by an appropriate risk-adjusted discount rate that takes into account systematic and unsystematic risk factors, the opportunity cost of capital, expected returns and the timing of cash flows.

The discounted cash flow methodology requires the following steps: (i) the determination of cash flow forecasts, the Representative Level Projections, and (ii) the selection of a range of comparative investment risk-adjusted discount rates to apply against the Representative Level Projections. Using the Representative Level Projections, the unlevered free cash flows were calculated by taking earnings before interest, tax expense, depreciation and amortization, EBITDA, and subtracting capital expenditures, taxes and working capital requirements for each year of the projection period. Following the discrete forecast period, the residual value of the company, or "terminal value," was estimated by applying the Gordon Growth Model using a terminal growth rate. The Gordon Growth Model is used to estimate the present value of cash flows into perpetuity based on terminal cash flows, long-term expected growth, and the weighted average cost of capital. In applying this method to each entity (Fusion, BCHI, and New Fusion) factors specific to each entity were considered when estimating the discount rate and long-term growth rate to be applied. The selected discount rates and long-term growth rates applied were as follows:

Entity	Discount Rate Range	Long-Term Growth Rate Range
Fusion Telecommunications	9.50% - 10.50%	2.50% - 3.50%
BCHI	11.00% - 12.00%	1.50% - 2.50%
New Fusion	11.00% - 12.00%	2.00% - 3.00%

The cash flows and terminal values were then discounted to present value using the rates above to derive a range of enterprise values using the discount cash flow approach.

Guideline Public Company Analysis

In order to assess how the public market is valuing investments similar to the entities involved in the merger, FTICA analyzed certain financial ratios of companies deemed similar to Fusion, BCHI, and New Fusion, the Guideline Public Company Method. This approach, known as a market approach, incorporates comparative measures of risk and growth that are applied against representative levels of cash flow. The market approach reflects what investors believe to be fair and reasonable rates of return for particular investments, given the comparative risk/return profile of each company relative to another. Using the financial ratios observed among a portfolio of comparable companies such as enterprise-value-to-EBITDA, or EV/EBITDA, the valuation professional can derive an implied enterprise value for the subject company.

FTICA reviewed and compared specific financial and operating data as of the date of value relating to each entity with selected companies that FTICA, based on its research and experience, and considering similarity in company operations, size, industry, asset quality and geographic exposure, deemed comparable to the entity. The selected guideline public companies were:

Fusion Guideline Public Companies:

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8x8, Inc.
●
Five9, Inc.
●
RingCentral, Inc.
●
Vonage Holdings Corp.
●
GTT Communications, Inc.
●
Fusion Telecommunications International, Inc.

BCHI Guideline Public Companies.

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Windstream Holdings, Inc.
●
CenturyLink, Inc.
●
Alaska Communications Systems Group, Inc.
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Cincinnati Bell Inc.
●
Frontier Communications Corporation
●
Consolidated Communications Holdings, Inc.

New Fusion Guideline Public Companies:

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8x8, Inc.
●
Five9, Inc.
●
RingCentral, Inc.
●
Vonage Holdings Corp.
●
GTT Communications, Inc.
●
Fusion Telecommunications International, Inc.
●
Windstream Holdings, Inc.
●
CenturyLink, Inc.
●
Alaska Communications Systems Group, Inc.
●
Cincinnati Bell Inc.
●
Frontier Communications Corporation
●
Consolidated Communications Holdings, Inc.

In applying this method to each entity (Fusion, BCHI and New Fusion) factors specific to each entity were considered when selecting the range of multiples to be applied. The selected market multiples applied were as follows:

Entity	Financial Ratio	Range of Multiples
Fusion	EV/EBITDA – Last 12 Months	11.00x – 13.00x
	EV/EBITDA – Next Calendar Year	8.00x – 10.00x
BCHI	EV/EBITDA – Last 12 Months	5.50x – 6.00x
	EV/EBITDA – Next Calendar Year	5.50x – 6.00x
New Fusion	EV/EBITDA – Last 12 Months	6.00x – 7.00x
	EV/EBITDA – Next Calendar Year	6.00x – 7.00x

The market multiples summarized above were applied to the appropriate representative level financials to derive a range of enterprise values for each entity.

Guideline Transaction Analysis

FTICA reviewed the purchase prices and financial multiples paid in selected other transactions that FTICA, based on its research and experience, deemed to be similar to the subject entity based on a review of target company’s operations, size, industry, asset quality and geographic exposure. Due the limited availability of quality data, this method of analysis was applied only to the valuation of Fusion. The selected guideline transactions were:

Close Date	Buyer	Target
April 12, 2017	Windstream Holdings, Inc.	Broadway Networks Holdings, Inc.
March 31, 2015	CCH I, LLC	Bright House Networks, LLC
September 15, 2015	GTT Communications, Inc.	One Source Networks Inc.
April 19, 2014	Birch Communications, Inc.	Cbeyond, Inc.
December 12, 2013	InterCloud Systems, Inc.	Integrations Partners – NY Corp.
September 27, 2013	WideOpenWest Networks, LLC	Bluemile, Inc.
January 18, 2013	Intermedia.net, Inc.	Telanetix, Inc.

Based on its analysis of the transactions above, FTICA applied a range of 11.00x – 13.00x the trailing twelve month EBITDA of Fusion to derive a range of enterprise values for the entity.

Common Share Estimation

Using the range of enterprise values specific to each entity, FTICA then calculated a range of implied prices per share of each entity by adding the present value of any synergies estimated by Fusion management, then subtracting the estimated net debt as of August 26, 2017 to determine a range of equity values, and dividing such amounts by the fully diluted number of common shares, as provided by management. The following summarizes the result of these calculations for each of the three entities involved in the merger.

Implied Price Per Share
Fusion	$1.32 - $2.29
BCHI	$5.05 - $6.14
New Fusion	$3.20 - $4.38

General

FTICA, its subsidiaries and its affiliates, engage in a wide range of businesses from investment banking, asset management and other financial and non-financial advisory services. In the ordinary course of its business, it and its affiliates may actively advise its customers with respect to trades or other transactions in equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of the Company and BCHI and certain of its affiliates for the accounts of its customers.

FTICA is acting as a financial advisor to the Company in connection with the proposed transaction. The Company paid FTICA a fee in the amount of $200,000 for its services in connection with the rendering of its fairness opinion, a portion of which was payable upon rendering the opinion. In addition, the Company has agreed to pay FTICA approximately $200,000 for other advisory services rendered in connection with the proposed transaction, a substantial portion of which will be conditioned upon the closing of the Merger. The Company has agreed to reimburse FTICA’s expenses and indemnify it for certain liabilities that may arise out of its engagements. FTICA is a wholly-owned subsidiary of FTI Consulting, Inc. (“FTI”). Neither FTICA nor FTI have performed any services to the Company or its affiliates during the past two years. FTI has provided various services to BCHI and its affiliates in the past, and expects to perform such services to the Company in the future, and have received, and expect to receive, customary fees for such services. Specifically, in the past two years FTI has performed business and operational advisory services for BCHI. Neither FTI nor FTICA has provided any services to BCHI in connection with the Merger or the transactions contemplated by the Merger Agreement.

Management Projections

Fusion does not, as a matter of course, publicly disclose long-term projections or internal projections of its future financial performance, financial condition or other results due to, among other reasons, the uncertainty of underlying assumptions and estimates. In connection with Fusion’s evaluation of a proposed transaction, however, Fusion’s management prepared certain non-public, unaudited, stand-alone financial projections (referred to as the Management Projections). The Management Projections were provide to the Board in connection with its review of the proposed transaction with Birch, and also were provided to FTICA, for purposes of performing its financial analysis summarized under “ -- Opinion of FTI Capital Advisors, LLC” beginning on page 51 of this proxy statement. The Management Projections represent forecasted financial information and a summary of the management projections is included below. The inclusion of this information should not be regarded as an indication that Fusion or its financial advisor or any of their representatives considered, or now considers, the Management Projections to be necessarily predictive of future results.

Management used the following key projections in preparing the Management Projections:

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an average year-over-year revenue growth rate of approximately 4% to 5%;

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revenue growth driven primarily by the Business Services segment;

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an average monthly churn rate of 1.0% to 1.2%, consistent with historical averages;

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gross profit growing from approximately 56.0% to 59% by 2021 in the Business Services segment;

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selling, general and administrative expense as a percentage of revenue decreasing from 37% to 33% by 2021;

●
capital expenditure's as a percentage of revenue remaining constant at 4%; and

●
no additional acquisitions.

The following table summarizes the Management Projections as described above:

	FY17	FY18	FY19	FY20	FY21
Revenues	$ 149,789,301	$ 157,467,529	$ 165,091,739	$ 171,899,131	$ 178,725,376
Cost of revenues	82,023,613	84,925,304	88,204,328	90,942,123	93,568,711
Gross profit	67,765,688	72,542,225	76,887,410	80,957,008	85,156,665

Depreciation and amortization	14,966,854	14,671,038	14,187,614	13,732,411	13,303,782
Selling, general and administrative expenses	55,211,659	54,695,881	56,789,335	57,658,695	58,790,969
Total operating expenses	70,178,514	69,366,919	70,976,949	71,391,106	72,094,751
Operating income (loss)	(2,412,826)	3,175,306	5,910,461	9,565,902	13,061,914

Interest expense and other	(8,569,484)	(8,826,251)	(8,752,235)	(8,678,219)	(8,604,203)
Income (loss) before income taxes	(10,982,310)	(5,650,945)	(2,841,774)	887,683	4,457,711
Benefit (provision) for income taxes	(30,911)	-	-	-	-
Net income (loss)	(11,013,221)	(5,650,945)	(2,841,774)	887,683	4,457,711

Net income (loss)	(11,013,221)	(5,650,945)	(2,841,774)	887,683	4,457,711
Interest expense and other financing costs	8,696,936	8,826,251	8,752,235	8,678,219	8,604,203
Depreciation and amortization	14,966,854	14,671,038	14,187,614	13,732,411	13,303,782
(Benefit) provision for income taxes	30,911	-	-	-	-
EBITDA	12,681,480	17,846,344	20,098,075	23,298,313	26,365,696
Acquisition transaction expenses and other	1,513,958	-	-	-	-
Stock-based compensation expense	1,042,892	840,000	840,000	840,000	840,000
Adjusted EBITDA	$ 15,238,330	$ 18,686,344	$ 20,938,075	$ 24,138,313	$ 27,205,696

The Management Projections were not prepared with a view to public disclosure and are included in this proxy statement only because such information was made available as described above. The Management Projections were not prepared with a view to compliance with generally accepted accounting principles as applied in the United States (referred to as GAAP), the published guidelines of the SEC regarding projections and forward-looking statement or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Furthermore, EisnerAmper LLP, our independent auditor, has not examined, reviewed, compiled or otherwise applied procedures to, the Management Projections and, accordingly, assumes no responsibility for, and expresses no opinion on, the Management Projections. The Management Projections included in this proxy statement have been prepared by, and are the responsibility of, Fusion’s management. The Management Projections were prepared solely for internal use of Fusion and its advisors and are subjective in many respects.

Although a summary of the Management Projections is presented with numerical specificity, they reflect numerous variables, assumptions and estimates as to future events made by Fusion’s management that the Company’s management believed were reasonable at the time the Management Projections were prepared, taking into account the relevant information available to management at the time. However, this information is not fact and should not be relied upon as being necessarily indicative of actual future results. Important factors that may affect actual results and cause the Management Projections not to be achieved include general economic conditions, results or financial condition, industry performance, accuracy of certain accounting assumptions, changes in actual and projected cash flows, competitive pressures, current expansion efforts adversely affecting our business and results, ability to successfully integrate acquisitions, pricing pressures from our customers adversely affecting Fusion’s profitability, technological changes and competition adversely affecting our sales, profitability or financial condition, any disruption in our internal systems, costs or adverse effects on Fusions business, changes in government regulation or other policies adversely affecting our revenue and profitability, work stoppages or other labor issues at our facilities or those of our customers or vendors adversely affecting our business, results or financial condition, and changes in tax laws. In addition, the Management Projections do not take into account any circumstances or events occurring after the date that they were prepared and do not give effect to the Merger. As a result, there can be no assurance that the Management Projections will be realized, and actual results may be materially better or worse than those contained in the Management Projections. Since the Management Projections cover multiple years, that information by its nature becomes less predictive with each successive year. The inclusion of this information should not be regarded as an indication that the Board, the Company, FTICA or any other recipient of this information considered, or now considers, the Management Projections, to be material information of Fusion or that actual future results will necessarily reflect the Management Projections, and the Management Projections should not be relied upon as such. The summary of the Management Projections is not included in this proxy statement in order to induce any stockholder to vote in favor of the Merger proposal or any of the other proposals to be voted on at the Annual Meeting.

The Management Projections should be evaluated, if at all, in conjunction with the historical financial statements, risk factors and other information regarding Fusion contained in its public filings with the SEC. See “Where You Can Find More Information” beginning on page 117 of this proxy statement.

The Management Projections are forward-looking statements. For information on factors that may cause Fusion’s future results to materially vary, see “Forward-Looking Statements” beginning on page 37 of this proxy statement.

Except to the extent required by federal securities laws, Fusion does not intend, and expressly disclaims responsibility, to update or otherwise revise the Management Projections to reflect circumstances existing after the date when management of Fusion prepared the Management Projections or to reflect the occurrence of future events or changes in general economic or industry conditions. By including in this proxy statement a summary of certain financial projections, neither the Company nor any of its representatives or advisors (including FTICA) makes any representation to any person regarding the ultimate performance of post-Merger Fusion compared to the information contained in such financial projections and should not be read to do so.

In light of the foregoing factors and the uncertainties inherent in the Management Projections, Fusion Stockholders are cautioned not to unduly rely on these Management Projections.

Certain if the measures included in the Management Projections may be considered non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Fusion may not be comparable to similarly titled amounts used by other companies.

Financing of the Merger

Fusion is seeking approximately $620 million of new financing, the proceeds of which will be used (i) to repay approximately $458 million borrowed by BCHI under existing secured credit facilities, (ii) to repay approximately $97.0 million owed by Fusion under its existing secured credit facilities, (iii) to pay approximately $40.0 million of transaction fees and expenses, and (iv) to repay approximately $5.1 million owed by BCHI under the subordinated notes of BCHI, dated October 28, 2016, in favor of Holcombe T. Green, Jr., R. Kirby Godsey and the Holcombe T. Green Jr. 2013 Five-Year Annuity Trust and approximately $1.0 million owed by the Company under the subordinated note of the Company, dated November 14, 2016, in favor of Marvin S. Rosen. In addition, the Company expects to use the remaining $25.0 million to fund future working capital and general corporate requirements. The funding of the financing in the total amount specified above is a condition to the obligations of Fusion and BCHI to consummate the Merger. For more information see, “The Merger Agreement - Conditions to the Merger” beginning on page 76 of this proxy statement.

Fusion and BCHI have been in active discussions with a number of financial institutions concerning the financing required to complete the Fusion Merger and are seeking to obtain commitments covering the total amount of the required financing within the next forty five days but cannot provide any assurance that such commitments will be secured or, if such commitments are provided, that they will be on terms acceptable to the Company.

Should acceptable commitments be obtained, the obligations of the financing parties to provide the required debt financing will be subject to a number of conditions, including the execution of definitive financing documentation, legal due diligence, the accuracy of specified representations and warranties, payment of applicable fees, costs and expenses and delivery of customary closing documents.

Accounting for the Merger

The acquiring entity for accounting purposes is often the entity with a controlling financial interest after the combination takes place (i.e. the entity whose owners as a group retain the largest portion of the voting rights of the combined entity). If the accounting acquirer is the legal acquiree the accounting transaction is referred to as a “reverse acquisition.” In such a case, the acquiring entity is the entity whose equity shares were purchased, not the entity whose equity shares were issued. The Merger will be accounted for as a “reverse acquisition” whereby Fusion is considered the legal acquirer but BCHI is considered the “accounting acquirer.” As a result:

●
the post-Merger financial statements will be issued under the name of the legal acquirer (Fusion) but will be presented as a continuation of the financial statements of the accounting acquirer (BCHI);

●
the post-Merger comparative historical financial information will be the historical information of the accounting acquirer (BCHI), even though the data will be presented so that it appears to be that of the legal acquirer (Fusion); and

●
the historical stockholders’ equity of the accounting acquirer (BCHI) prior to the Merger will be retroactively adjusted to reflect the legal capital of the legal acquirer (Fusion).

Effects on Fusion if the Merger is not Consummated

If the proposal to adopt the Merger Agreement is not approved by the Fusion Stockholders, or if the Merger is not consummated for any other reason, BCHI will not be assimilated into the business of Fusion and Fusion will continue to operate as it did prior to entering into the Merger Agreement. In addition, those director nominees elected by Fusion Stockholders pursuant to Proposal No. 6 will continue to serve as directors until the 2018 Annual Meeting of Stockholders and until such time as their respective successors are elected and qualified or their earlier resignation, death, or removal from office. Moreover, if the Merger is not consummated, the Company will not file the Certificate of Amendment contemplated by Proposal No. 2, and it will not file the Restated Charter contemplated by Proposal No. 3, but it will file an amendment to its existing charter solely to effectuate the name change contemplated by the draft Restated Charter. Fusion will also incur the costs and expenses of the Merger and this proxy solicitation whether or not the Merger is consummated.

Interests of Fusion’s Officers and Directors in the Merger

In considering the recommendation of the Board with respect to the proposal to adopt the Merger Agreement and associated matters, Fusion Stockholders should be aware that, aside from their interests as Fusion Stockholders, Fusion’s directors and certain executive officers have interests in the Merger that are different from, or in addition to, those of Fusion Stockholders generally. These interests may create potential conflicts of interests.

The Board was aware of these potential conflicts of interest and considered them, among other matters, in reaching its decision to approve the Merger Agreement and to recommend that Fusion Stockholders vote in favor of adopting the Merger Agreement.

Employment Arrangements with Named Executive Officers

The Company entered into an employment agreement with Matthew D. Rosen, its Chief Executive Officer in November 2015. The term of Mr. Rosen's employment agreement with the Company will expire on October 31, 2018. The Company and Mr. Rosen intend to negotiate and enter into a new employment agreement to take effect upon expiration of such existing contract, or sooner. Pursuant to this agreement, Fusion is obligated to pay specific amounts to Mr. Rosen upon (1) a termination of his employment by Fusion without “cause” (as defined in his employment agreement), or (2) a termination of his employment by Mr. Rosen for “good reason” (as defined in his employment agreement), including a termination by Mr. Rosen for any reason within six months following a change in control (as defined in his employment agreement) of the Company. In the case of any such termination, he is entitled to receive unpaid base salary accrued through the effective date of his termination plus any pro-rata bonus that would be payable had he completed the full year of employment and a lump sum payment (within 30 days of the effective date of such termination) equal to 200% of his base salary then in effect and 200% of his highest annual bonus for the three years preceding his termination.  In addition, upon any such termination of employment, all stock options held by Mr. Rosen would vest in full. The Merger will constitute a change in control of Fusion for purposes of Mr. Rosen’s employment agreement. Mr. Rosen’s employment agreement also provides that Fusion will cooperate in good faith to afford Mr. Rosen the right to exercise his stock options in full immediately prior to the change in control. The Merger will constitute a change in control of Fusion for purposes of Mr Rosen's employment agreement.

In addition, Mr. Rosen’s employment agreement provides that in the event of a sale of Fusion or substantially all of the assets of the Company and its subsidiaries for cash or securities or a combination thereof, Mr. Rosen is entitled to a one-time bonus equal to the following: (i) if Fusion stockholders receive aggregate consideration of up to $149,999,999, Mr. Rosen is entitled to receive a special bonus equal to 2.5% of such consideration paid/distributed to the Fusion stockholders; (ii) 3.5% if such consideration is between $150 million and $249,999,999; (iii) 4.5% if such consideration is between $250 million and $349,999,999; and (iv) 5% if such consideration exceeds $350 million. The Compensation Committee, with advice of counsel, has determined that the Merger does not trigger a payment obligation under this provision of Mr. Rosen's employment agreement. That fact notwithstanding, and considering the structure of the Birch transaction which was not contemplated by Mr. Rosen’s employment agreement, the Compensation Committee has determined that a special one-time transaction bonus is warranted and it intends to retain the services of an outside compensation consultant to determine the appropriate bonus amount. Such bonus would be subject to the approval of the Board and BCHI and is contingent upon the closing of the Merger.

Mr. Rosen’s employment agreement also provides that the Board will, within ninety (90) days following execution of the employment agreement, develop a plan that enables Mr. Rosen to obtain a five percent (5%) equity stake in the Company within three years from the date of his employment agreement. On November 13, 2017, the Board granted Mr. Rosen options to purchase 822,298 shares of Fusion Common Stock in satisfaction of this obligation, two thirds of these options vest on the date of grant and one-third will vest on February 3, 2018. The exercise price of these options, which is $2.51, was set at the closing price of Fusion’s Common Stock on November 10, 2017 (the last trading day before the grant was approved by the Board).

Michael R. Bauer serves as the Company’s Chief Financial Officer. Mr. Bauer does not currently have a formal employment agreement with the Company. However, under the terms of his offer letter, in the event that Mr. Bauer’s employment is terminated (1) within six months following a change in control, except for “Cause” (as defined in his offer letter), (ii) by the Company “Without Cause” (as defined in his offer letter) or, (iii) due to a resignation by Mr. Bauer for “Good Reason” (as defined in his offer letter), then the Company is obligated to pay severance to him in an amount equal to his base salary and the cost of health benefit continuation for six months (in a lump sum or installments, at the election of Fusion). In connection with his appointment as Chief Financial Officer, in 2016 Mr. Bauer received a grant of 55,000 restricted shares of Fusion Common Stock, which shares vest ratably over a three year period and which shares (along with any stock options held by Mr. Bauer) will immediately vest if the Merger is completed. See “- Golden Parachute Compensation” elsewhere in this section.

Repayment of Chairman's Note

At the Effective Time, the Company intends to repay, in full, the outstanding balance of approximately $930,000, plus accrued and unpaid interest, under that certain promissory note dated November 14, 2016 issued  to Marvin S. Rosen, the Chairman of the Board and Director of Fusion.

Acceleration of Certain Stock Options

Directors, executive officers and all other Fusion employees that have been granted stock options under Fusion 1999 and 2009 stock option plans are entitled to exercise such stock options for a period of sixty (60) days following the occurrence of a “trigger event” (as defined in each such plan). The Merger constitutes a “trigger event” under these plans.

The following table sets forth, for each of Fusion’s directors and executive officers holding stock options as of [●], 2017, the aggregate number of shares of Fusion Common Stock subject to outstanding and unexercised (whether vested or unvested) stock options. The value of the vested and unvested stock options has been calculated on a pre-tax basis by multiplying (1) the positive difference between the current per share price of Fusion’s common stock and the exercise price of each stock option, if any, and (2) the number of shares of Fusion Common Stock subject to the stock option:

	Vested Options (#) (1)	Unvested Options (#) Value	Value ($)
Name:
Non-Employee Directors:
William Rubin	16,150	0	[●]
Marvin S. Rosen	16,500	0	[●]
Larry Blum	16,150	0	[●]
Michael J. Del Giudice	16,500	0	[●]
Jack Rosen	16,150	0	[●]
Paul C. O’Brien	16,500	0	[●]
Executive Officers:
Matthew D. Rosen	895,776	469,358	[●]
Gordon Hutchins, Jr.	130,142	46,200	[●]
Jonathan Kaufman	65,494	13,200	[●]
Russell P. Markman	82,394	36,850	[●]
Jan Sarro	84,802	30,000	[●]
James P. Prenetta, Jr.	26,000	45,000	[●]
Michael R. Bauer	55,000	0	[●]
Lisa Taranto	24,500	25,000	[●]
Philip D. Turits	78,600	42,900	[●]
__________

(1)
All options granted under the 1999 and 2009 Stock Option Plans vest for a period of sixty days following a change in control of the Company. For purposes of this chart all options issued under those plans are deemed vested. Options granted under the 2016 Equity Incentive Plan do not currently vest upon a change in control of Fusion.

Appointment as a Director of post-Merger Fusion

The following existing directors of the Board will be nominated and appointed as Directors of the post-Merger Board: [●], [●] and [●].

Conversion of Series A Preferred and Series B-2 Preferred

Prior to the closing of the Merger, each of Marvin S. Rosen, Philip D. Turits, Michael J. Del Giudice, Jack Rosen, Matthew D. Rosen and Paul C. O’Brien, will convert all of their shares of Series A-1 Preferred Stock, Series A-2 Preferred Stock and Series A-4 Preferred Stock, including all accrued and unpaid dividends thereon, into shares of Fusion Common Stock and each of such directors and William Rubin and Larry Blum, will convert their shares of Series B-2 Preferred Stock into shares of Fusion Common Stock.

Named Executive Officers Golden Parachute Compensation

The table below provides information about certain compensation for each of our named executive officers that is based on or otherwise relates to the Merger. For additional details regarding the terms of the payments and benefits described below, see the discussion above under the caption "The Merger - Interests of Fusion's Officers and Directors in the Merger" beginning on page 60 of this proxy statement. The amounts in the table were calculated using outstanding option and restricted share holdings as of [●], 2017 and a per share price of the Fusion Common Stock of $[●], and assumes that the Merger closed on [●], 2017. The compensation summarized in the table and footnotes below is subject to a non-binding advisory vote of the Fusion Stockholders as described below in Proposal No. 5 beginning on page 94 of this proxy statement.

The amounts in the following table are estimates based on multiple assumptions that may not actually occur, including assumptions described elsewhere in this proxy statement, and do not include amounts that were otherwise vested as of [●], 2017 (the latest practicable date prior to the filing of this proxy statement). In addition, certain amounts will vary depending on the actual closing date of the Merger, which is presently expected to occur in the first quarter of 2018. For purposes of the following chart, we have assumed that each named executive officer’s employment is terminated on [●], 2017 by Fusion without cause (as that term is defined in the employment agreement between Fusion and Matthew D. Rosen and in the offer letter Fusion issued to Mr. Bauer) As a result, the actual amounts, if any, to be received by a named executive officer may differ in material respects from the amounts set forth below.

Golden Parachute Compensation

Name	Cash(1) ($)	Equity (2) ($)	Pension ($)	Perquisites/Benefits	Other	Total ($)
Matthew D. Rosen	$1,550,000.00	$[●]	$0.00	$0.00	$0.00	$[●]
Gordon Hutchins, Jr.	$0.00	$[●]	$0.00	$0.00	$0.00	$[●]
Michael R. Bauer	$185,000.00	$[●]	$0.00	$0.00	$0.00	$[●]
___________________
(1)
The amounts in this column represent "double trigger" cash severance payments that each named executive officer would be entitled to receive if the named executive officer were terminated by Fusion without cause or by the named executive officer for good reason on [●], 2017. For Mr. Rosen, the amount consists of a lump sum severance payment equal to $1,550,000 and a pro-rated bonus payment equal to $[●]. For Mr. Bauer, the amount consists of severance equal to $125,000 plus an amount of $60,000 representing the cost of health benefits continuation for six months. These payments are payable in the event of a termination by Fusion without cause or by the named executive officer for good reason.

(2)
The amounts in this column represent the value of stock options/shares of restricted Fusion Common Stock that vest as a result of the Merger on a "single trigger" basis, as further described above. For Messrs. Rosen and Hutchins, the entire amount reported is attributable to stock options. For Mr. Bauer, $[●] is attributable to stock options and $[●] is attributable to restricted shares.

(3)
The amounts in this column represent continued participation in the welfare benefits plans during the termination period.

Transaction Completion Bonus

On November 13, 2017, the Board adopted a special transaction bonus plan for certain members of Fusion’s senior management team and non-executive directors. This plan, which was developed and unanimously recommended by the Compensation Committee, provides for a special one-time cash bonus payment to the 27 designated management participants (excluding Matthew Rosen, Fusion's Chief Executive Officer) and the 6 non-executive director participants solely in the event the Merger is completed. The amounts payable under this plan range from $7,500 to $137,500 for management participants and provides for a payment of $40,000 to each non-executive director. The total amount payable under this plan is $1,289,000, $240,000 of which will be payable to the non-executive directors and $1,049,000 of which will be payable to the designated management participants.

The bonus amount established for each management participant was determined on the basis of that participant’s position at Fusion and his/her involvement with the BCHI acquisition transaction. The Company’s Chief Executive Officer is not a participant in this bonus plan. The Board elected to include the non-executive directors in this plan as a means to recognize their dedicated services to Fusion in the past, the strategic guidance provided by these directors in connection with the BCHI transaction, and in recognition that their services have been provided without cash compensation. The Compensation Committee has determined that a special one-time transaction bonus payment to Matthew Rosen, Fusion's Chief Executive Officer, is also warranted and intends to retain the services of an outside compensation consultant to determine the appropriate bonus amount. Such bonus would be subject to the approval of the Board and BCHI and is contingent upon the closing of the Merger. For a review of the stock options granted to member of the Board in 2016, see “Certain Relationships, Related Transactions and Director Independence - 2016 Director Compensation” beginning on page 109 of this proxy statement.”

New Management Arrangements

As of the date of this proxy statement, other than the understanding between the parties that Matthew D. Rosen will serve as the Chief Executive Officer of post-Merger Fusion and that the Company and Mr. Rosen intend to negotiate and enter into a new employment agreement to take effect upon expiration of such existing contract, or sooner, none of Fusion’s nor BCHI’s executive officers have entered into any agreement, arrangement or understanding with Fusion or with BCHI or their respective affiliates specifically regarding the terms of employment with, or the right to participate in the equity of, Fusion on a going-forward basis following the completion of the Merger.

Fusion has indicated that it or its affiliates may pursue agreements, arrangements or understandings with certain executive officers, which may include cash-based and equity-based compensation and other forms of compensation. Prior to the Effective Time of the Merger, Fusion may initiate negotiations with Fusion’s and BCHI’s executive officers regarding continued employment with Fusion or one of its affiliates, and may enter into with certain of such executive officers definitive agreements regarding employment with Fusion on a going-forward basis following the completion of the Merger.

Indemnification and Insurance

Under the Merger Agreement, Fusion’s directors and executive officers will be entitled to certain ongoing indemnification and advancement of expenses after the Merger under a continuation of the indemnification and advancement of expense provisions in Fusion’s charter and by-laws for  a period of six years after the Effective Time of the Merger and, subject to certain limitations, Fusion has also agreed to maintain directors’ and officers’ liability insurance policies from the Surviving Company for a period of six years after the Effective Time. For more information regarding such indemnification and insurance coverage, see the section entitled “The Merger Agreement—Indemnification of Officers and Directors” beginning on page 75 of this proxy statement.

Support Agreement

In connection with the execution of the Merger Agreement, on August 26, 2017, all of the directors (solely in their capacity as stockholders of the Company) entered into the Support Agreement with BCHI. Pursuant to the Support Agreement, each such person, among other matters, agreed to vote in favor of the adoption of the Merger Agreement and against any alternative acquisition proposals.

Regulatory Matters

Federal Communications Commission

In order to obtain required FCC approvals, Fusion and BCHI must file applications with, and seek approval from, the FCC for the transfer of control of FCC licenses and authorizations held by Fusion and its subsidiaries. These applications are required as the transactions contemplated by the Merger Agreement constitute a change in control of Fusion as Holcombe T. Green. Jr., as a controlling stockholder of BCHI Holdings, will acquire, indirectly through his control of BCHI Holdings, more than fifty percent of the Fusion Common Stock at the Effective Time. On October 31, 2017, Fusion and BCHI jointly filed such applications seeking the requisite FCC approvals. A condition to the obligation of Fusion and BCHI to complete the Merger is a requirement that the requisite FCC consents be granted and any conditions thereto be satisfied. Fusion will also make any filings required to complete the Carrier Spin-off and BCHI will make all other filings with the FCC that may be necessary to complete the Consumer Spin-off.

Public Service Commissions

In order to receive approvals from the Approval States in connection with the Merger, which Fusion and BCHI currently expect to include California, Colorado, Georgia, Hawaii, Indiana, Louisiana, Maryland, Minnesota, Mississippi, Nebraska, New Jersey, New York, Ohio, Pennsylvania, Tennessee, Texas, Virginia and West Virginia, any Fusion subsidiary that holds intrastate telecommunications authority, each a Fusion Licensee, in one or more Approval States is required to file applications with the PSCs in such states. In many instances, Fusion and BCHI will have to join in the application. Further, it is possible that each BCHI subsidiary that holds intrastate telecommunications authority, each a Birch Licensee, in one or more Approval States will have to file as well. These applications will request approval of the transfer of ultimate indirect control of the Fusion Licensee(s) to BCHI Holdings and its majority stockholder, Holcombe T. Green, Jr. In certain states, these applications also may include a request for the PSC’s consent to the reorganization of the Birch Licensee(s) in connection with the Merger and/or the transfer to the Fusion stockholders of a minority interest in certain Birch Licensee(s).

In order to comply with any Merger-related regulatory requirements in the remaining states where a Fusion Licensee and/or a Birch Licensee holds authority, the Notification States, the Fusion Licensee(s), together with Fusion and BCHI (and possibly with any Birch Licensee authorized in any of these states), must file notice of the Merger with the respective PSCs. These filings serve to notify the PSCs regarding the transfer of ultimate indirect control of the Fusion Licensee(s) to BCHI Holdings and its majority stockholder, Holcombe T. Green, Jr. In certain Notification States, these notices also may address the reorganization of the Birch Licensee(s) in connection with the Merger and/or the transfer to the Fusion stockholders of a minority interest in certain Birch Licensee(s).

In order to comply with the financing approval or notice requirements of the PSCs in states that require such approval or notice with respect to the debt financing proposed in connection with the Merger, the Financing Filing States, which Fusion and BCHI currently expect to include Arizona, Colorado, Delaware, Georgia, Hawaii, Indiana, Maryland, Nebraska, New Jersey, New Mexico, New York, Pennsylvania, Rhode Island and Tennessee, each Fusion Licensee and each Birch Licensee that will participate in the financing and is authorized in the Financing Filing States, together with Fusion and possibly BCHI, must submit a notice or application for approval, as applicable, to the relevant PSC. Consistent with state law and insofar as practicable, these notices and applications may be combined with the Merger-related filings discussed in the preceding paragraphs.

A condition to the obligation of Fusion and BCHI to complete the Merger is that any PSC consents required in connection with the Merger be granted and any conditions thereof be satisfied and that such PSC consents be in effect. In addition, with the participation of Fusion and/or the Fusion Licensee(s) where necessary or appropriate, and subject to Fusion’s agreement as to strategy, the parties will make all approval or notification filings with the PSCs that are necessary to complete the Consumer Spin-off unless and insofar as jointly waived by the parties.

Prior to the date of this proxy statement, Fusion, the Fusion Licensees, BCHI, and the Birch Licensees (insofar as their participation is required) filed all required notices or applications for approval with the PSCs in connection with the Merger transaction, including the related financing.

Antitrust Authorities

As a condition to the Merger, the HSR Act requires Fusion and BCHI to comply with the HSR Act’s notification and waiting period. The HSR Act provides for an initial 30-calendar-day waiting period following the necessary filings by the parties to the Merger, which was completed on October 31, 2017 by filing of a notification and report form with the Antitrust Division of the United States Department of Justice and the United States Federal Trade Commission. The FTC granted early termination of the waiting period on November 15, 2017.

State Takeover Laws

Section 203 of the DGCL generally restricts an “interested stockholder” (including a person who owns or has the right to acquire 15% or more of the corporation’s voting stock) from engaging in a “business combination” (defined to include mergers and certain other actions) with certain Delaware corporations for a period of three years following the time such person became an interested stockholder without the vote of 66-2/3% of the stock not held by the interested stockholder. These restrictions will not apply to the Merger because neither BCHI nor any BCHI shareholder owned 15% or more of Fusion’s outstanding Voting Shares prior to entering into the Merger Agreement.

A number of other states have adopted takeover laws and regulations that purport, to varying degrees, to be applicable to attempts to acquire securities of a corporation that are incorporated in those states or that have substantial assets, stockholders, principal executive offices or principal places of businesses in that state. To the extent that certain provisions of certain of these state takeover statues purport to apply to the Merger, Fusion believes that there are reasonable bases for contesting such laws.

Commitment to Obtain Approvals

Fusion and BCHI have agreed to use reasonable best efforts to file all notices and obtain all consents and approvals of any governmental entity or third party required in connection with the Merger. Any regulators could object to the Merger and/or impose conditions or restrictions on their approvals that are materially adverse to Fusion and BCHI. In no event will Fusion, BCHI or any of their affiliates be required to (i) to divest or hold separate any assets or agree to limit its future activities, method or place of doing business, including any assets acquired by the Company, BCHI or any of their respective affiliates in connection with the Merger and the other transactions contemplated by the Merger Agreement, (ii) to commence any litigation against any person in order to facilitate the consummation of the Merger and the other transactions contemplated by the Merger Agreement, or (iii) to defend against any litigation filed with or brought by any governmental entity seeking to prevent the consummation of, or impose limitations on, any of the transactions contemplated by the Merger Agreement.

Receipt of Regulatory Approvals

Fusion currently anticipates that all regulatory approvals will be received by mid- to late-January 2018, although the receipt of approvals and their timing cannot be assured or predicted at this time.

Material U.S. Federal Income Tax Consequences

The Merger will not result in any taxable gain or loss for U.S. federal income tax purposes to Fusion, BCHI or any Fusion Stockholder in his or her capacity as a Fusion Stockholder. Any Fusion Stockholder who is also a stockholder of BCHI should consult its own tax advisor as to the tax consequences of participating in the Merger.

As a result of the Merger, Fusion may be subject to limitations on the utilization of certain tax attributes. In particular, as a result of the Merger, there will be an “ownership change” within the meaning of Section 382 of the Code, which generally will limit Fusion’s use of its current net operating losses for each year following the Merger to an amount equal to the product of (i) the value of Fusion immediately prior to the Merger and (ii) the long-term tax exempt rate (1.93% for ownership changes occurring in February 2018).

Nasdaq Listing

The Fusion Common Stock is currently listed on The Nasdaq Capital Market® under the symbol "FSNN." In the Merger Agreement, Fusion has agreed to use reasonable best efforts to obtain approval for listing of the Merger Shares on The Nasdaq Capital Market®. On September 22, 2017, Fusion was advised that the Merger would constitute a “change in control” of Fusion for purposes of Nasdaq listing rule 5110(a). As a result, prior to completion of the Merger, Fusion will file an initial listing application with Nasdaq seeking approval for the listing of its Fusion Common Stock. If such application is accepted, Fusion anticipates that the Fusion Common Stock will continue to trade on The Nasdaq Capital Market® under the symbol “FSNN.”

THE MERGER AGREEMENT

 The following is a summary of the material terms of the Merger Agreement. The following summary does not purport to be complete and may not contain all of the information about the Merger that is important to you. The following summary is qualified in its entirety by reference to the Merger Agreement. You should read carefully the full text of the Merger Agreement before making any decisions regarding the Merger as the Merger Agreement is the principal legal document governing the Merger. A copy of the Merger Agreement is attached hereto as Annex A and is incorporated by reference herein. The Merger Agreement and this summary of its material terms have been included to provide you with information regarding its terms. It is not intended to provide any other factual information about Fusion, BCHI or Merger Sub. Fusion is responsible for considering whether additional disclosure of material information is required to make the statements in this proxy statement not misleading. Factual disclosures about Fusion contained in this proxy or in Fusion’s public reports filed with the SEC may supplement, update or modify the factual disclosures about Fusion contained in the Merger Agreement and described in the following summary.

The representations, warranties and covenants made in the Merger Agreement are qualified and subject to important limitations agreed to by the parties to the Merger Agreement in connection with negotiating the terms of the Merger Agreement. In particular, in your review of the representations and warranties contained in the Merger Agreement and described in the following summary, it is important to bear in mind that the representations and warranties were made for the benefit of the other parties to the Merger Agreement, and were negotiated with the principal purpose of allocating risk between the parties to the Merger Agreement, rather than establishing matters as facts. The representations and warranties also may be subject to a contractual standard of materiality that may be different from that generally relevant to stockholders or applicable to reports and documents filed with the SEC, and in some cases are qualified by confidential disclosures that were made by each party to the other, which disclosures are not reflected in the Merger Agreement or otherwise publicly disclosed. The representations and warranties in the Merger Agreement will not survive the completion of the Merger. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Merger Agreement. For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement. See “Where You Can Find More Information” beginning on page 117 of this proxy statement.

Structure of the Merger

On the terms and subject to the conditions of the Merger Agreement, and in accordance with Delaware and Georgia law, at the Effective Time BCHI will merge with and into Merger Sub, a wholly-owned subsidiary of Fusion formed by Fusion to facilitate the Merger, with Merger Sub surviving as a wholly-owned subsidiary of Fusion (referred to as the Surviving Company).

Effective Time; Marketing Period

The closing of the Merger (referred to as the closing) will take place on the later of (i) the second business day following satisfaction or waiver of the closing conditions set forth in the Merger Agreement (other than the conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of those conditions) or (ii) the earlier of (a) a date, specified by Fusion and BCHI, during the Marketing Period (as described below) and (b) ten business days after the final day of the Marketing Period; except that if the closing would otherwise occur within the ten business day period prior to the date on which Fusion’s Quarterly Reports on Form 10-Q or its Annual Report on Form 10-K (or any amendment to any previously filed Company report) would be required to be filed with the SEC, the closing will occur on the third business day after the filing by the Company of such report. In lieu of the foregoing, the closing may occur on such other date as may be agreed in writing by Fusion and BCHI.

On the closing date, Fusion and BCHI will complete the Merger by filing certificates of Merger with the Secretaries of State of the State of Georgia and the State of Delaware, and the Merger will become effective upon such filings or at a time agreed to by the parties and specified in the certificates of merger (such time is referred to as the Effective Time). At the Effective Time, all of the property, rights, privileges, powers and franchises of BCHI will vest in the surviving company, and all of the liabilities and obligations of BCHI (other than those associated with the Consumer Spin-off) will become liabilities and obligations of the surviving company.

 The Marketing Period is the first period of 20 consecutive days (or such other period as agreed by Fusion, Merger Sub and BCHI) throughout and on the last day of which (a) the financing sources for the Merger will have received all customary financial and other information regarding Fusion, BCHI and their respective subsidiaries as is reasonably requested by a party to the Merger Agreement or a financing source in connection with the financing, including certain financial statements prepared in accordance with GAAP, financial information necessary for the preparation of pro forma financial statements customary for debt offerings under Rule 144A under the Securities Act, projections, audit reports, and a draft of a customary comfort letter (including “negative assurance comfort”) with respect to such financial information by Fusion’s auditors, and (b) all the conditions to closing set forth in the Merger Agreement (other than those that by their nature will not be satisfied until the Effective Time) have been satisfied and nothing has occurred and no condition exists that would cause any of such conditions to not be satisfied assuming the Effective Time was to be scheduled for any time during such consecutive 20-day period (or such other period agreed upon by Fusion, Merger Sub and BCHI). Notwithstanding the foregoing, the Marketing Period will not commence and will be deemed not to have commenced if, on or prior to the completion of such consecutive 20-day period (or such other period as may be mutually agreed upon by Fusion, Merger Sub and BCHI), (i) Fusion will have announced any intention to restate any financial statements or financial information included in the required information or that any such restatement is under consideration or may be a possibility, in which case the Marketing Period will be deemed not to commence unless and until such restatement has been completed and the applicable required information has been amended or Fusion has announced that it has concluded that no restatement will be required, or (ii) Fusion will have failed to file any report with the SEC when due, in which case the Marketing Period will be deemed not to commence unless and until all such reports have been filed.

Consideration to be Received in the Merger

At the Effective Time, all of the shares of common stock, par value $0.01 per share, of BCHI issued and outstanding immediately prior to the Effective Time (other than any shares to be cancelled pursuant to the Merger Agreement) will be converted automatically into the right to receive, in the aggregate, a number of fully paid and non-assessable shares of Fusion’s Common Stock, equal to three (3) times the number of shares of (i) Fusion Common Stock issued and outstanding immediately prior to the Effective Time, plus (ii) the number of shares of Fusion Common Stock issued or issuable upon the conversion of all classes or series of Fusion preferred stock outstanding immediately prior to the Effective Time, plus (iii) the number of shares of Fusion Common Stock issuable upon the exercise of in-the-money warrants of Fusion (as adjusted for stock splits and calculated using the treasury stock method). For purposes of the Merger Agreement, in-the-money warrants are any Fusion warrants that are (i) outstanding and unexercised immediately prior to the Effective Time that have a per share exercise price less than the volume weighted average daily closing price of the Fusion Common Stock for the ten consecutive trading days prior to the business day preceding the closing date (as adjusted for stock splits) or (ii) issued after the date of the Merger Agreement. The Fusion Common Stock issued as Merger consideration will be issued in the name of BCHI Holdings.

Also at the Effective Time, each share of BCHI common stock issued and outstanding immediately prior to the Effective Time that is (i) owned or held in treasury by BCHI or (ii) owned by any direct or indirect subsidiary of BCHI (referred to in this proxy statement as cancelled shares), will no longer be outstanding, will automatically be cancelled and will cease to exist. No consideration will be delivered in exchange for any cancelled shares.

All shares of BCHI common stock converted into the right to receive the Merger consideration will cease to exist as of the Effective Time of the Merger. Each certificate that represented any shares of BCHI common stock (other than cancelled shares) will, after the Effective Time, represent only the right to receive the Merger consideration into which the shares have been converted.

At the Effective Time, each limited liability company interest of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into and become limited liability interests of the Surviving Company.

At the Effective Time, all of the rights under each share of Fusion preferred stock issued and outstanding immediately prior to the Merger shall terminate and all such shares of Fusion preferred stock shall be deemed cancelled.

Exchange and Payment Procedures

Immediately after the Effective Time, each holder of record of BCHI common stock entitled to receive the Merger consideration will surrender their BCHI common stock certificates to Fusion in exchange for shares of Fusion Common Stock. All Merger consideration issued or paid upon surrender of such certificates will be deemed to have been issued or paid in full satisfaction of all rights pertaining to the shares of BCHI common stock formally represented by such certificates. None of Fusion, BCHI, Merger Sub or the Surviving Company will be liable to any former holder of BCHI common stock for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Each of Fusion, BCHI, Merger Sub and the Surviving Company will be entitled to deduct and withhold any amounts due under applicable tax laws from the amounts that otherwise would become payable under the terms of the Merger Agreement, and any such deducted and withheld amounts will be paid to the appropriate taxing authorities and will be treated as having been paid to the person from whom such amounts were originally deducted or withheld.

Directors/Members and Officers of the Surviving Company and Other Subsidiaries

After the Effective Time, each subsidiary of Fusion, including the Surviving Company, will have two directors (or, in the case of a limited liability company, two managers) who are mutually acceptable to BCHI and the Company and who will serve until the earlier of their resignation or removal or until their respective successors are duly elected and qualified. In addition, after the Effective Time, the officers of each subsidiary of Fusion, including the Surviving Company, will determined by mutual agreement of BCHI and Fusion.

Board of Directors of Post-Merger Fusion

Effective at or prior to the Effective Time, the size of the Board will be fixed at nine directors. Four directors, at least one of whom must be an independent director within the meaning of the Nasdaq listing standards, will be nominated by BCHI Holdings; four directors, at least one of whom must be an independent director within the meaning of the Nasdaq listing standards, will be nominated by the Fusion Committee; and one director, who must be an independent director within the meaning of the Nasdaq listing standards, will be nominated by BCHI Holdings with the approval of the Fusion Committee, which may not be unreasonably withheld. Matthew D. Rosen, Fusion’s current Chief Executive Officer, will serve as the post-Merger Chairman of the Board, and Holcombe T. Green, Jr., a principal stockholder of BCHI, will serve as the initial post-Merger Vice Chairman of the Board.

Executive Officers of Fusion Following the Merger

Matthew D. Rosen will be the Chief Executive Officer of the post-Merger Fusion, Gordon Hutchins, Jr. will be the President and Russell Markman will be the Chief Operating Officer. The other executive officers of post-merger Fusion will be determined prior to the closing of the Merger by mutual agreement of Fusion and BCHI Holdings. As of the date of this proxy statement, no other executive officers have been chosen.

Representations and Warranties

The Merger Agreement contains customary and substantially reciprocal representations and warranties of Fusion and BCHI that are subject, in some cases, to specified exceptions and qualifications contained in confidential disclosure schedules and, in the case of the representations and warranties of Fusion, are also qualified, in some cases, by certain documents filed by Fusion before August 23, 2017, excluding risk factor disclosure or disclosures that are predictive or forward looking in nature.

The reciprocal representations and warranties relate to, among other things:

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due organization, existence, good standing and authority to carry on businesses;
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ownership of subsidiaries;
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capitalization;
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corporate power and authority to enter into, and consummate transactions under, the Merger Agreement, and enforceability of the Merger Agreement;
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absence of violations of, or conflicts with, governing documents, applicable law, material permits and certain agreements;
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required governmental consents, approvals, registrations, notices and filings;
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financial statements and absence of undisclosed liabilities;
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absence of material adverse effect (as described below) from January 1, 2017 to the date of the Merger Agreement;
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absence of legal proceedings, investigations and governmental orders;
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tax matters;
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employee benefit plans and employment and labor matters;
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compliance with applicable laws and governmental orders;
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environmental matters;
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material contracts;
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intellectual property and data privacy;
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title to property and assets and absence of liens;
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real property;
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regulatory matters and required licenses and permits;
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interconnection agreements;
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network facilities;
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insurance;
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accuracy of information supplied or to be supplied for use in this proxy statement;
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absence of undisclosed affiliate transactions;
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brokers’ fees payable in connection with the transactions contemplated by the Merger Agreement;
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identity of officers, directors, partners and managers of company and its subsidiaries; and
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no other representations or warranties.

Fusion made additional representations and warranties to BCHI relating to:

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its SEC filings (including all amendments thereto) since June 30, 2014 and its internal controls over financial reporting and its disclosure controls and procedures;
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recommendation of the Board;
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opinion of its financial advisor; and
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takeover statutes.

BCHI made an additional representation and warranty to Fusion relating to its share ownership of and rights to acquire capital stock of the Company.

None of the representations and warranties in the Merger Agreement survive completion of the Merger.

Many of the representations and warranties in the Merger Agreement are subject to exceptions and qualifications, including knowledge, materiality and material adverse effect.

For purposes of the Merger Agreement, a “material adverse effect” with respect to the Company or BCHI means any change, event, effect, occurrence, state of facts or development that, individually or in the aggregate, (a) has had or would reasonably be expected to have a material adverse effect on the business, results of operations, assets, liabilities or condition (financial or otherwise) of a party or its subsidiaries, taken as a whole, (b) has a material adverse effect on the ability of a party to consummate the transactions contemplated by the Merger Agreement, or (c) would prevent the consummation by a party of the transactions contemplated by the Merger Agreement by April 2, 2018 (or as extended in accordance with the terms of the Merger Agreement) (referred to as the Outside Date); provided, however, that in no event will any of the following (including the effect of any of the following) be taken into account in determining whether, with regard to clause (a) there has been or will be, a “material adverse effect:” (i) changes, events, effects, occurrences, states of facts or developments generally affecting the United States or global economy or the financial, credit, debt, securities or other capital markets in the United States or any other jurisdiction, including changes in interest rates, (ii) changes in GAAP or the interpretation thereof or changes in laws, the interpretation thereof or political, legislative or regulatory conditions (A) applicable to the party or its subsidiaries or any of its or their respective properties or assets or (B) generally affecting the industries in which the party or its subsidiaries operate, (iii) acts of war or terrorism (or the escalation of the foregoing) or natural or weather-related disasters or other force majeure events (including hurricanes, floods or earthquakes), and (iv) any failure to meet internal or published projections, forecasts or revenue or earnings predictions for any period, except that the underlying causes of such change or failure will not be excluded by this clause (iv), except, in the case of clauses (i), (ii) and (iii) to the extent disproportionately affecting a party and its subsidiaries when compared to others operating in the same industries.

Covenants Relating to the Conduct of the Business of the Parties

Pursuant to the terms of the Merger Agreement, each of Fusion and BCHI agreed that, subject to certain exceptions or unless the other party consents in writing, that until the earlier of the Effective Time or a termination of the Merger Agreement in accordance with its terms, it will and will cause each of its subsidiaries to, use commercially reasonable efforts to:

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conduct, in all material respects, its business in the ordinary course, including the timely payment of all applicable taxes,

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preserve intact its business organization and significant business relationships, and preserve satisfactory relationships with its employees, keep available the services of its current officers and key employees and maintain its current rights and franchises,

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maintain insurance on all material assets in amounts and kinds comparable to that in effect on August 26, 2017, and

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maintain all licenses, franchises, permits, variances, orders, approvals, certificates, authorizations, registrations or rights of or with all governmental entities and timely pay all material fees, charges and other amounts to all governmental entities.

In addition, Fusion and BCHI agreed, subject to certain exceptions, that it will not, and will not permit its respective subsidiaries to, do any of the following or take certain other actions without the prior approval of the other party, which approval may not be unreasonably withheld, conditioned or delayed:

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incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person, or make any loan or advance, subject, in each case, to certain exceptions;

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issue, grant, sell or pledge, or agree to issue, grant, sell or pledge, any shares of its capital stock or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock or adjust, split, combine, consolidated or reclassify any of its capital stock or other ownership interests or make, declare or pay any dividends or make any other distributions on or, directly or indirectly, redeem, purchase or otherwise acquire any shares of its capital stock or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock, subject, in each case to certain exceptions;

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except as required by law or any contract, including any benefit plan in effect on August 26, 2017, (i) materially increase any wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any director, executive officer or employee with a base salary equal to or greater than $150,000; (ii) enter into or amend any employment or severance agreements with any director or executive officer; (iii) establish any material bonus or incentive plan; (iv) pay any pension or retirement allowance not allowed by any existing plan or agreement or by applicable law; (v) pay any bonus to any director or executive officer; (vi) become a party to, amend or commit itself to, any pension, retirement, profit-sharing or welfare benefit plan or agreement with or for the benefit of any employee of the party or any subsidiary of such party except, in each case, in the ordinary course and as would not result in a material increase in cost or liability to the party; or (vii) amend any equity compensation plan or agreement thereunder;

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sell, lease, transfer or otherwise dispose of any of its properties or assets to any person other than its subsidiaries, except in the ordinary course of business or disposals of obsolete assets;

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make any acquisition (including by merger) of the capital stock (or other equity interests) or a material portion of the assets of any other person;

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except as required by applicable law, enter into any new line of business that is material to such party and its subsidiaries, taken as a whole, or materially change any of its technology or operating policies that are material, individually or in the aggregate, to such party and its subsidiaries, taken as a whole;

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amend its charter of by-laws or any organizational document of its subsidiaries or, in the case of the Company, take any action to exempt any person other than BCHI or a BCHI subsidiary from DGCL Section 203 or any similarly restrictive provisions of its organizational documents;

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except as required by GAAP or the SEC, make any material change in its methods or principles of accounting;

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except as required by applicable law, make, change or rescind any tax election, change any tax accounting period, adopt or change any tax accounting method, amend any material tax return, enter into any closing agreement, settle any tax claim or assessment relating to such party or its subsidiaries, obtain any tax ruling, surrender any right to claim a refund of material taxes, or consent to any extension or waiver of the limitation period applicable to any tax claim or assessment relating to such party or its subsidiaries;

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enter into, renew, amend in any material respect or waive any material rights under any material contract, except in the ordinary course of business and which would not materially and adversely affect the business of that party or its subsidiaries;

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adopt or recommend a plan of complete or partial dissolution, liquidation, recapitalization, restructuring or other reorganization;

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make any discretionary contributions to pension or retirement plans in excess of the minimum required contributions as required by the Pension Protection Act of 2006 or similar legal requirements for plans outside the United States;

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conduct its businesses or that of its subsidiaries in a manner that would cause that party or its subsidiaries to become an “investment company” subject to registration under the Investment Company Act;

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terminate or permit any material permit to lapse, other than in accordance with the terms and regular expiration of any such permit, or fail to apply on a timely basis for any renewal of any renewable material permit;

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materially change recurring or non-recurring rates, promotions, sales incentives, commission plans, credit policies or collections procedures;

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fail to pay or satisfy, or delay the payment or satisfaction of, any accounts payable or other obligations, in any manner outside of the ordinary course of business or inconsistent with past practices;

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take any action outside the ordinary course of business consistent with past practices that would materially diminish the working capital of that party or its subsidiaries; or

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agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the foregoing actions.

The foregoing restrictions notwithstanding, the parties agreed that Fusion may, prior to the closing, (i) issue equity or debt securities in connection with capital raising activities, in an aggregate amount of net proceeds not to exceed $10.0 million, and (ii) complete the reverse stock split contemplated by Proposal No. 2.

Efforts to Complete the Merger; Filings; Other Actions

Upon the terms and subject to the conditions of the Merger Agreement, each of the parties will use its reasonable best efforts to (i) take or cause to be taken all appropriate action and do or cause to be done all things necessary, proper or advisable to consummate and make effective, as promptly as practicable, the transactions contemplated by the Merger Agreement, (ii) obtain from any governmental entity any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained, and to avoid any action by any governmental entity (including antitrust actions), in connection with the transactions contemplated by the Merger Agreement and (iii) make all necessary filings with respect to the Merger Agreement under the HSR Act, as are required to obtain FCC approval and as are required to obtain approval from the State PSCs and make all necessary filings and thereafter make any other required submissions with respect to the Merger Agreement as required under applicable law. Each of the parties has also agree to furnish to the other parties all information required for any application or other filing to be made pursuant to applicable law in connection with the Merger Agreement.

The parties also have agreed to:

●
give, or cause their respective subsidiaries to give, any notices to third parties and to use reasonable best efforts to obtain any third party consents (i) necessary, proper or advisable to consummate the transactions contemplated by the Merger Agreement, or (ii) required to prevent a material adverse effect from occurring prior to the Effective Time;

●
give the other parties prompt notice of the making or commencement of any legal, administrative, arbitral or other proceedings, claims, actions, suits or governmental or regulatory investigations with respect to the transactions contemplated by the Merger Agreement and keep the other parties informed as to the status;

●
promptly inform the other parties of any communication to or from any governmental entity regarding any of the transactions contemplated by the Merger Agreement;

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respond as promptly as practicable to any additional requests for information received by it from any antitrust authority, the FCC, any State PSC or any other governmental entity with respect to the transactions contemplated by the Merger Agreement or the filings required to obtain the State Approvals and the FCC Approval;

●
use reasonable best efforts to obtain termination or expiration of the waiting period under the HSR Act and such other approvals, consents and clearances as may be necessary, proper or advisable under any applicable laws and obtain such approvals, consents and clearances as may be necessary, proper or advisable under any applicable laws;

●
use reasonable efforts to prevent the entry in any legal, administrative, arbitral or other proceedings, claims, actions, suits or governmental or regulatory investigations of any order that would prohibit, make unlawful or delay the consummation of the transactions contemplated by the Merger Agreement; and

●
consult and cooperate with the other parties and consider in good faith the views of the other parties in connection with any filings made in connection with the transactions contemplated by the Merger Agreement.

The parties, however, are not required to do any of the following:

●
divest or hold separate any assets or agree to limit its future activities, method or place of doing business;

●
commence any litigation against any person to facilitate consummation of the transactions contemplated by the Merger Agreement; or

●
defend against any litigation filed with or brought by any governmental entity seeking to prevent the consummation of, or impose limitations on, any of the transactions contemplated by the Merger Agreement.

Preparation of the Proxy Statement

As promptly as practicable following the date of the Merger Agreement (but in no event later than thirty (30) days after binding commitments in respect of the required financing for the Merger have been entered into), Fusion is required to prepare and file this proxy statement with the SEC. BCHI agreed to furnish to Fusion all information concerning itself and its subsidiaries, and provide such other assistance (including using reasonable best efforts to assist Fusion in preparing pro forma financial information required to be included in this proxy statement), as may be reasonably requested in connection with the preparation, filing and distribution of this proxy statement by Fusion. Fusion also agreed to use reasonable best efforts to cause this proxy statement to be mailed to the Fusion Stockholders as promptly as practicable, and in no event later than seven business days, following clearance of this proxy statement by the SEC.

Stockholders’ Meeting

Fusion has agreed to take all lawful action to call, give notice of, convene and hold a meeting of its stockholders on a date as promptly as practicable following clearance of this proxy statement by the SEC for the purpose of obtaining approval of Proposal Nos. 1, 2 and 3 from the Fusion Stockholders.

No Solicitation of Transactions

Except as described below, Fusion has agreed that, from the date of the Merger Agreement until the earlier of the Effective Time or the termination of the Merger Agreement in accordance with its terms, it will, and will cause its subsidiaries and their respective officers, managers and directors and their respective affiliates not to, directly or indirectly:

●
initiate, solicit or knowingly encourage or facilitate any inquiries with respect to, or the making of, an Alternative Proposal (as described below);

●
approve or recommend or enter into any contract or agreement in principle concerning an Alternative Proposal;

●
terminate, amend, release, modify or fail to enforce any provision of, or grant any waiver under, any standstill, confidentiality or similar contract entered into by Fusion or a Fusion subsidiary in respect or in contemplation of an Alternative Proposal;

●
engage in, continue or participate in any negotiations to facilitate any proposal that constitutes an Alternative Proposal;

●
furnish any non-public information or relating to, or permit access to the books and records of Fusion to any third party that, to Fusion’s knowledge, is seeking to make or has made an Alternative Proposal; or

●
resolve or publicly propose to do any of the foregoing.

Fusion also agreed to immediately cease any existing solicitations, encouragements, discussions or negotiations with any third party with respect to any Alternative Proposal or proposal that could reasonably be expected to lead to, or result in, an Alternative Proposal, and (ii) request any such third party to promptly return or destroy all confidential information concerning Fusion and its subsidiaries. Fusion has agreed to notify BCHI orally and in writing within 24 hours if any inquiries, proposals or offers with respect to an Alternative Proposal or requests for non-ordinary course non-public information relating to Fusion or any of its subsidiaries are received by or any discussions or negotiations with respect to an Alternative Proposal are sought to be initiated or continued with Fusion or any of its subsidiaries.

Nothing in the Merger Agreement prevents Fusion or the Board from, at any time prior to, but not after, the time of the receipt of its requisite stockholder approval, in response to the receipt of a Bona Fide Alternative Proposal (as described below), (i) providing information or affording access to the books and records or representatives of Fusion or any of its subsidiaries and (ii) engaging in or participating in any discussions or negotiations with the third party making such Bona Fide Acquisition Proposal if, prior to taking any of the actions described in clauses (i) and (ii) in this paragraph:

●
Fusion has received from such third party an executed confidentiality agreement with provisions no less restrictive to such third party than the terms of the confidentiality agreement dated May 18, 2017 by and among Fusion, BEPL and Birch Communications, Inc., except that the confidentiality agreement with such third party is not required to contain standstill provisions and cannot contain any provisions that would prevent Fusion from complying with its disclosure obligations under the Merger Agreement;

●
Fusion has disclosed to BCHI any non-public information to be provided to such third party and any books and records to which such third party will be afforded access to the extent not previously provided to BCHI;

●
Fusion has delivered to BCHI written notice prior to taking any such action (i) stating that the Board intends to take such action, (ii) stating that the Board has determined in good faith, after consultation with its outside financial and legal advisors, that (A) such Bona Fide Alternative Proposal constitutes or is reasonably likely to result in a Superior Proposal (as described below), and (B) that failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties; and

●
the Board has determined in good faith, after consultation with its outside financial and legal advisors, that (i) such Bona Fide Alternative Proposal constitutes or is reasonably likely to result in a Superior Proposal, and (ii) that failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties.

Except as described below, Fusion has also agreed that the Board will not, directly or indirectly:

●
withdraw, qualify or modify in a manner adverse to BCHI, its recommendation that the Company stockholders vote to adopt and approve the Merger Agreement and the Merger, including the Restated Charter and the issuance of shares of Fusion Common Stock pursuant to the Merger and (to the extent necessary to comply with Nasdaq listing requirements) completion of the reverse stock split contemplated by Proposal No. 2 (such recommendation referred to as the Fusion Board Recommendation);

●
fail to announce publicly, within 10 business days after a tender or exchange offer relating to any Fusion securities has been commenced, that the Board recommends rejection of such tender or exchange offer;

●
fail to include the Fusion Board Recommendation in the notice of the Annual Meeting distributed to Fusion Stockholders;

●
approve or adopt or recommend any Alternative Proposal; or

●
resolve or publicly propose to do any of the foregoing.

Any of the actions in the immediately preceding paragraph are referred to as a Change in Recommendation.

Nothing contained in the Merger Agreement, however, will prevent Fusion or the Board from, at any time prior to, but not after, the time of the receipt of its requisite stockholder approval, in response to a Superior Proposal, effecting a Change in Recommendation, if, prior to effecting such Change in Recommendation the Board (i) determines that a Bona Fide Alternative Proposal constitutes a Superior Proposal and (ii) determines in good faith, after consultation with its outside financial and legal advisors that the failure to take such action would be inconsistent with the directors’ fiduciary duties. Prior to effecting any Change in Recommendation, (i) Fusion must deliver to BCHI a written notice (A) stating that the Board intends to effect a Change in Recommendation, (B) stating that the Board has made the determinations set forth in clauses (i) and (ii) of the immediately prior sentence, and (C) including an unredacted copy of such Superior Proposal and an unredacted form of any alternative acquisition agreement related to such Superior Proposal and (ii) the Negotiation Period (as described below) must have expired. During the five business day period commencing on the date of BCHI’s receipt of such Change in Recommendation notice (such period referred to as the Negotiation Period), Fusion will engage in good faith negotiations with BCHI regarding an amendment to the Merger Agreement so that the Alternative Proposal that is the subject of the Change of Recommendation notice ceases to be a Superior Proposal. If any material terms or conditions of such Bona Fide Alternative Proposal are modified, Fusion will deliver a new Change in Recommendation notice and the Negotiation Period will be extended by two business days.

Nothing contained in the Merger Agreement prevents Fusion from complying with its disclosure obligations under applicable law, including under Rule 14d-9 promulgated under the Exchange Act or making any disclosure to the Fusion stockholders if the Board determines in good faith, after consultation with its outside legal counsel, that the failure to make such disclosure would be inconsistent with its fiduciary duties or applicable law; provided, that neither Fusion nor the Board (or any committee thereof) may make any Change in Recommendation except as otherwise permitted under the Merger Agreement.

For purposes of the Merger Agreement, “Alternative Proposal” refers to any proposal made by a person (other than BCHI, a BCHI subsidiary or an affiliate of BCHI or a BCHI subsidiary) relating to (a) any direct or indirect acquisition or purchase, in a single transaction or a series of related transactions, of (i) 15% or more of the consolidated total assets of Fusion and its subsidiaries, taken as a whole, or (ii) 5% or more of the voting securities of Fusion, (b) any tender offer or exchange offer that if consummated would result in any person beneficially owning, directly or indirectly, 5% or more of any class of outstanding equity securities of Fusion or any Fusion subsidiary, (c) any merger, consolidation, exclusive license, business combination, joint venture, partnership, share exchange or other transaction involving Fusion or any Fusion subsidiary pursuant to which any person or its holders of equity interest of Fusion would beneficially own, directly or indirectly, 5% or more of any class of outstanding equity interests of Fusion or any Fusion subsidiary or the surviving entity resulting, directly or indirectly, from any such transaction, or (d) concerning any recapitalization, liquidation, dissolution or any other similar transaction involving Fusion or any Fusion subsidiary, which represents, individually or in the aggregate, 15% or more of Fusion’s consolidated assets, in each case, other than the Merger and the other transactions contemplated by the Merger Agreement. A “Bona Fide Alternative Proposal” refers to an unsolicited written Alternative Proposal that was not received or obtained in violation of the non-solicitation provisions of the Merger Agreement.

For purposes of the Merger Agreement, a “Superior Proposal” refers to a Bona Fide Alternative Proposal that the Board has determined in good faith, after consultation with its outside financial and legal advisors (taking into account the various legal, financial, regulatory and other aspects of such Bona Fide Alternative Proposal, including the financing terms thereof, the nature of the consideration offered, the expected timing and risk and likelihood of consummation), (a) is reasonably likely to be consummated in accordance with its terms, and (b) if consummated, would result in a transaction more favorable to each of the stockholders of Fusion from a financial point of view than the Merger and the other transactions contemplated by the Merger Agreement (after taking into account any revisions to the terms of the Merger Agreement proposed by BCHI); provided, however, that for purposes of the definition of “Superior Proposal,” the references to “15% or more” in the definition of Alternative Proposal are deemed to be references to “more than 95%.”

Access to Information

The Merger Agreement provides that, subject to certain exceptions and upon reasonable advanced notice, during the period prior to the Effective Time, each of Fusion and BCHI will afford the other and its representatives reasonable access during normal business hours to its owned or leased properties, books, contracts, commitments, personnel, records, tax returns, work papers and other information concerning its business, operations and status of compliance with environmental law, as the other party may reasonably request subject to the requirements of applicable law, attorney-client privilege, fiduciary duty, contractual obligations in existence as of August 26, 2017 and the protection of third-party trade secrets.

Employee Matters

To the extent commercially reasonable, and without duplication of benefits, Fusion has agreed to give and to cause its affiliates to give to each employee of BCHI or its subsidiaries who is employed by Fusion or a subsidiary of Fusion after the closing of the Merger: (i) the same service credit under any Fusion benefit plan that covers such employee as would have been granted to such employee by BCHI or any BCHI subsidiary prior to the closing under any comparable BCHI benefit plan, (ii) service credit under any Fusion benefit plan that covers such employee after the closing of the Merger for service prior to the closing based on the provisions of such Fusion benefit plan, (iii) the right to participate in each Fusion benefit plan providing welfare benefits in the plan year in which the closing of the Merger occurs without regard to preexisting-condition limitations, waiting periods, evidence of insurability or other exclusions or limitations, and (iv) credit for any expense incurred within the year in which the closing of the Merger occurs, but prior to the closing date of the Merger, that were credited by BCHI pursuant to the comparable BCHI benefit plans for purposes of determining deductibles, co-pays and other applicable limits under the Fusion benefit plans in which they participate and similar replacement plans.

For the period beginning on the closing date of the Merger and ending on December 31 of such year, Fusion has also agreed to continue, and cause its affiliates to continue, to credit each BCHI employee all vacation and personal holiday time that such BCHI employee has accrued but not used through the date of the closing of the Merger and is entitled to use as of the closing date of the Merger, subject to Fusion’s vacation day carryover policy.

Nothing in the Merger Agreement prohibits Fusion or its affiliates from terminating any BCHI employee’s employment as Fusion or an affiliate determines appropriate in its sole discretion, subject to the terms of any employment agreement or applicable law.

Indemnification of Officers and Directors

The Merger Agreement provides that, from the Effective Time, Fusion will and will cause its subsidiaries to, indemnify, defend and hold harmless (including by advancing expenses) each current and former director, officer and employee of (i) BCHI and its subsidiaries, and (ii) Fusion and each of its subsidiaries against all claims, liabilities, losses, damages, judgments, fines, penalties, costs and expenses (including fees and expenses of legal counsel) in connection with any actual or threatened claim, suit, action, proceeding or investigation (whether civil, criminal, administrative or investigative), whenever asserted, arising out of, relatingto or in connection with any action or omission relating to their position with BCHI or its subsidiaries, or Fusion and its subsidiaries, as the case may be, occurring or alleged to have occurred before or at the Effective Time (including any claim relating in whole or in part to the Merger Agreement or the transactions contemplated thereby), to the fullest extent permitted under applicable law. In addition, Fusion has agreed that for a period of six years following the Merger, it will obtain and fully pay for, and if it is unable to do so will cause the Surviving Company to obtain and fully pay for, a “tail” policy for BCHI’s and Fusion’s current and former directors, officers and employees who are covered prior to the Effective Time by the directors’ and officers’ liability insurance currently maintained by BCHI or Fusion, as the case may be, with coverage for six years following the Effective Time and with at least the same coverage as under BCHI’s existing directors’ and officers’ liability insurance policy and fiduciary insurance policies; provided, that the maximum aggregate premium for such “tail” policy for any year will not be in excess of 150% of the last annual premium paid by BCHI for coverage for its last full fiscal year.

Nasdaq Listing; Reverse Split

The Fusion Common Stock is currently listed on The Nasdaq Capital Market® under the symbol "FSNN." Fusion has agreed to use reasonable best efforts to cause the Merger Shares to be approved for listing on The Nasdaq Capital Market® as promptly as practicable after August 26, 2017 and, in any event, prior to the closing date of the Merger. To the extent necessary to comply with Nasdaq listing requirements, Fusion agreed to submit to the Fusion Stockholders a proposal to adopt the Certificate of Amendment. On September 22, 2017, Nasdaq advised Fusion that the Merger will constitute a “change in control” of Fusion for purposes of Nasdaq listing rule 5110(a). As a result, prior to completion of the Merger, Fusion will file an initial listing application with Nasdaq seeking approval for the listing of the Fusion Common Stock. If such application is accepted, Fusion anticipates that the Fusion Common Stock will continue to trade under the symbol “FSNN.”

Financing

Each of Fusion and BCHI has agreed to use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange and obtain the financing in an aggregate amount necessary (i) to effect the repayment in full and termination of (x) the principal debt facilities of Fusion and BCHI, (y) the subordinated notes of BCHI, dated October 28, 2016, in favor of Holcombe T. Green, Jr., R. Kirby Godsey and the Holcombe T. Green, Jr. 2013 Five-Year Annuity Trust, and (z) the subordinated note of Fusion, dated November 14, 2016, in favor of Marvin S. Rosen, (ii) to effect the release and termination of any and all security interests and liens in connection of any of the foregoing, and (iii) to complete the transactions contemplated by the Merger Agreement. Each of Fusion and BCHI also agreed to use reasonable best efforts to (i) negotiate and enter into commitments for, and then definitive agreements with respect to, the financing, as promptly as practicable, (ii) satisfy on a timely basis (taking into account the Marketing Period) all conditions in such commitments and definitive agreements, (iii) consummate the financing at or prior to the closing of the Merger and (iv) enforce the counterparties’ obligations and rights under such commitments and definitive agreements. If any portion of the financing becomes reasonably likely to be unavailable on the material terms and conditions contemplated by the applicable commitments and definitive agreements, each of Fusion and BCHI will use its commercially reasonable efforts to arrange and obtain alternative financing from alternative sources in an amount sufficient to consummate the transactions contemplated by the Merger Agreement with terms and conditions not materially less favorable, taken as a whole, to the parties than the terms and conditions set forth in the applicable commitments and definitive agreement as promptly as practicable following the occurrence of such event but no later than the final day of the Marketing Period. Each party has agreed to provide and to cause its subsidiaries to provide all cooperation customary and necessary in connection with arranging, obtaining and syndicating the financing and causing the conditions in the commitments and definitive agreements to be satisfied.

Certain Additional Covenants

The Merger Agreement also contains additional covenants, including, among others, covenants relating to coordination with respect to litigation relating to the Merger and public announcements with respect to the transactions contemplated by the Merger Agreement, the applicability of state takeover statutes, the delivery of timely notice to the holders of Fusion preferred stock in order that such holders may exercise conversion rights prior to the consummation of the Merger, cooperation in the separation of the Consumer/SMS Business and the use of reasonable best efforts to complete the divestiture or dissolution of Fusion Global (see the section entitled “Consumer Spin-Off and Carrier Spin-Off” beginning on page 82 of this proxy statement) and the delivery by BCHI to Fusion of audited consolidated financial statements of BCHI for the fiscal years ended December 31, 2014 through December 31, 2016.

Conditions to the Merger

Each party’s obligation to effect the Merger is subject to the satisfaction or waiver (to the extent permitted under the Merger Agreement and applicable law) at or prior to the Effective Time of the following conditions:

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receipt by Fusion of the affirmative vote by the holders of a majority of the outstanding shares of Fusion Common Stock entitled to be voted at the Annual Meeting and any approval of the holders of the Company preferred stock that is required pursuant to the Company's Charter and by-laws for each of the following proposals to adopt: (i) the Merger Agreement and approve the Merger, the issuance of the Merger Shares, and the other transactions contemplated by the Merger Agreement, (ii) the Certificate of Amendment, and (iii) the Restated Charter.

●
the filing of notices with or the receipt of approvals from the FCC and the State PSCs to whom notice is required or from whom consent is required in respect of the Merger and the other transactions contemplated by the Merger Agreement and the expiration of any waiting period prescribed by law with respect to such approvals before the transactions contemplated by the Merger Agreement may be consummated;

●
the expiration or early termination of the waiting period (and any extension thereof) applicable under the HSR Act to the consummation of the transactions contemplated by Merger Agreement;

●
the absence of any law or judgment, order, decision, writ, injunction, decree, stipulation, award, ruling, or other finding or agency requirement of a governmental entity or arbitration award in effect or enacted, entered, promulgated or enforced by any governmental entity that prohibits or makes illegal the consummation of the transactions contemplated by the Merger Agreement;

●
the financing or alternative financing necessary to complete the transactions contemplated by the Merger Agreement, on terms and conditions satisfactory to Fusion and BCHI, has been funded;

●
the Merger Shares have been approved for listing on Nasdaq subject to official notice of issuance;

●
all shares of Fusion preferred stock issued and outstanding immediately prior to the Effective Time have been cancelled or converted into shares of Fusion Common Stock in accordance with the applicable provisions of the respective certificates of designation for such preferred stock;

●
each of the Stockholders’ Agreement and the Registration Rights Agreement have been executed and delivered by the parties thereto;

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Fusion has consummated the Carrier Business Spin-off or shall have dissolved Fusion Global Services;

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the parties have entered into the separation agreements in respect of the Consumer Spin-off and the transactions contemplated by such separation agreements have been consummated; and

●
all nine of the members of the post-Merger Board have been determined in accordance with the provisions of the Stockholders’ Agreement.

BCHI’s obligations to effect the Merger are subject to the satisfaction or waiver of the following additional conditions:

●
the accuracy, in all material respects, of Fusion’s representations and warranties relating to corporate organization, capitalization, authority, no violation and brokers’ fees as of the date of the Merger Agreement and as of the Effective Time;

●
the accuracy of all other Fusion representations and warranties as of the date of the Merger Agreement and as of the Effective Time (except that representations and warranties that by their terms speak specifically as of the date of the Merger Agreement or another date will be true and correct as of such date); provided, that this condition will be deemed satisfied with respect to such representations and warranties unless all inaccuracies in such representations and warranties in the aggregate constitute a material adverse effect (ignoring solely for the purposes of this proviso any references to material adverse effect or other materiality qualifiers contained in such other representations or warranties) and receipt by BCHI of an officer certificate signed by a Fusion officer certifying the accuracy of such representations and warranties;

●
performance in all material respects by Fusion and Merger Sub of all covenants and agreements required to be performed by it at or prior to the closing date of the Merger, and receipt by BCHI of an officer certificate signed by a Fusion officer certifying such performance; and

●
absence of any change, event, effect, cause, occurrence, state of facts or developments (other than any excluded change, event, effect, cause, occurrence, state of fact or development) occurring after August 26, 2017, that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on Fusion and its subsidiaries taken as a whole, on Fusion’s ability to consummate the transactions contemplated by the Merger Agreement or that would prevent the consummation of the transactions contemplated by the Merger Agreement by the Outside Date.

Fusion’s obligations to effect the Merger are subject to the satisfaction or waiver of the following additional conditions:

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the accuracy, in all material respects, of BCHI’s representations and warranties relating to corporate organization, capitalization, authority, no violation and brokers’ fees and the accuracy in all respects of the BCHI representation and warranty relating to the unaudited consolidated financial statements of BCHI and its subsidiaries, in each case as of the date of the Merger Agreement and as of the Effective Time;

●
the accuracy of all other BCHI representations and warranties as of the date of the Merger Agreement and as of the Effective Time (except that representations and warranties that by their terms speak specifically as of the date of the Merger Agreement or another date will be true and correct as of such date); provided, that this condition will be deemed satisfied with respect to such representations and warranties unless all inaccuracies in such representations and warranties in the aggregate constitute a material adverse effect (ignoring solely for the purposes of this proviso any references to material adverse effect or other materiality qualifiers contained in such other representations or warranties) and receipt by Fusion of an officer certificate signed by a BCHI officer certifying the accuracy of such representations and warranties;

●
performance in all material respects by BCHI of all covenants and agreements required to be performed by it at or prior to the closing date of the Merger, and receipt by Fusion of an officer certificate signed by a BCHI officer certifying such performance;

●
absence of any change, event, effect, cause, occurrence, state of facts or developments (other than any excluded change, event, effect, cause, occurrence, state of fact or development) occurring after August 26, 2017, that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on Fusion and its subsidiaries taken as a whole, on Fusion’s ability to consummate the transactions contemplated by the Merger Agreement or that would prevent the consummation of the transactions contemplated by the Merger Agreement by the Outside Date; and

●
delivery by BCHI of a FIRPTA certificate.

Termination and No Termination Fees

The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time under the following circumstances:

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by the mutual written consent of Fusion and BCHI;

●
by either Fusion or BCHI:

o
if the Merger has not been consummated by April 2, 2018, except that if on such date the only conditions to the Closing to the Merger that have not been satisfied or waived (other than those conditions that by their nature cannot be satisfied at the closing) are those related to certain regulatory and governmental approvals, including antitrust approvals, then either party may, by written notice to the other, elect to extend the Outside Date until April 30, 2018;

o
if any law, order, judgment, decree, injunction or ruling of a court of competent jurisdiction prohibiting or making illegal the consummation of the Merger that is in effect and that has become final and non-appealable;

o
if Fusion Stockholders’ adoption and approval of the Merger is not obtained at the Annual Meeting or at any adjournment or postponement of such meeting; or

o
if binding commitments with respect to the required financing are not received by December 24, 2017 (i.e., within 120 days after the signing date of the Merger Agreement).

●
By Fusion if:

o
BCHI has breached any of its representations and warranties or failed to perform any of its covenants or agreements such that the conditions to Fusion’s obligation to consummate the Merger would not be satisfied, and such breach has not been cured within the specified cure period or is incapable of being cured; or

o
if the Board has made a Change in Recommendation and Fusion is not in breach of its non-solicitation obligations under the Merger Agreement.

●
By BCHI if:

o
Fusion has breached any of its representations and warranties or failed to perform any of its covenants or agreements such that the conditions to BCHI’s obligation to consummate the Merger would not be satisfied, and such breach has not been cured within the specified cure period or is incapable of being cured; or

o
If the Board has made a Change in Recommendation or Fusion is in breach of its obligations under the non-solicitation provisions of the Merger Agreement.

Neither Fusion nor BCHI is obligated to pay the other a termination fee in the event that the Merger Agreement is terminated in accordance with its terms.

Fees and Expenses

Except as otherwise expressly provided in the Merger Agreement, if the transactions contemplated by the Merger Agreement are not consummated, the fees and expenses incurred by each party in connection with the negotiation, preparation, execution and delivery of the Merger Agreement and the documents and instruments contemplated thereby and in connection with the transactions contemplated therein, including all fees and disbursements of advisors retained by such party are the sole responsibility of such incurring and retaining party.

Amendment and Supplement

Subject to compliance with applicable law, at any time prior to the Effective Time, the Merger Agreement may be amended or supplemented in any and all respects, whether before or after receipt of the required stockholder vote by written agreement signed by the parties; except that, after receipt of the required stockholder vote, there may not be, without further approval of such stockholders, any amendment of the Merger Agreement that changes the amount or the form of the consideration to be delivered thereunder. The Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

Governing Law; Jurisdiction

The Merger Agreement is governed by the laws of the State of Delaware, without regard to any applicable conflict of laws principles. The parties have agreed that any action or proceeding arising out of or relating to the Merger Agreement or the transactions contemplated by the Merger Agreement will be brought and determined exclusively in the Delaware Court of Chancery and, in the absence of such federal jurisdiction, exclusively in any Delaware state court sitting in New Castle County.

Specific Performance

The parties to the Merger Agreement have agree that irreparable damage would occur in the event that any of the provisions of the Merger Agreement are not performed and that monetary damages, even if available, would not be an adequate remedy. Accordingly, the parties agree that each of the parties will be entitled to seek an injunction or injunctions to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement without proof of damages. The parties agree not to oppose the granting of an injunction, specific performance or other equitable relief on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or in equity.

Amendments to the Merger Agreement

On September 15, 2017, the parties to the Merger Agreement entered into an amendment to the Merger Agreement to provide that the filings required to be made under the HSR Act and to obtain approval of the FCC must be made within seven business days after receipt of satisfactory binding commitment letters from a financing source.

In addition, on September 29, 2017, the parties to the Merger Agreement entered into an amendment to the Merger Agreement to provide that the filings required to be made State PSCs must be made within seven business days after receipt of satisfactory binding commitment letters from a financing source.

Further, on October 27, 2017, the parties to the Merger Agreement entered into an amended and restated amendment to the Merger Agreement to (i) further adjust the dates by which the parties will file the required filings under the HSR Act, with the FCC and the State PSC’s, (ii) extend to December 24, 2017, the date on which the parties may terminate the Merger Agreement if committed financing has not been secured, (iii) amend the language regarding Fusion’s proposed reverse stock split to provide for a range of ratios rather than a fixed ratio, and (iv) fix a reference error in the definition of "Superior Proposal" which should have read "15%" not "20%".

A copy of each of the amendments to the Merger Agreement are attached hereto as Annex A and are incorporated by reference herein. You should read carefully the full text of each of these amendments before making any decisions regarding the Merger as the Merger Agreement, as so amended, is the principal legal document governing the Merger.

AGREEMENTS RELATED TO THE MERGER AGREEMENT

The following is a summary of the material terms of the Stockholders’ Agreement, the Registration Rights Agreement and the Support Agreement. A copy of each of these agreements is attached hereto as an exhibit to the Merger Agreement attached hereto as Annex A and is incorporated by reference herein. These agreements have been attached to this proxy statement to provide you with information regarding their terms. In addition, the following section includes a summary of the Letter Agreements. The following description of each such agreement does not purport to be complete and is qualified in its entirety by reference to such agreements. You should review the full text of the each of these agreements for a more complete understanding of the detailed terms and conditions contained therein.

Stockholders’ Agreement

At the Closing, BCHI Holdings and each of the Principal Stockholders will enter into the Stockholders’ Agreement. Among other things, the Stockholders’ Agreement will provide that, from and after the Effective Time, the Board will consist of nine directors, which will be selected as follows:

●
four directors, at least one of whom must be an independent director within the meaning of the Nasdaq listing standards, will be nominated by BCHI Holdings;

●
four directors, at least one of whom must be an independent director within the meaning of the Nasdaq listing standards, will be nominated by the Fusion Committee; and

●
one director, who must be an independent director within the meaning of the Nasdaq listing standards, will be nominated by BCHI Holdings with the approval of the Fusion Committee, which may not be unreasonably withheld.

The Stockholders’ Agreement will require each party to vote its respective shares of Fusion Common Stock in favor of electing to the Board individuals nominated in accordance with the foregoing provisions. The rights of the Fusion Committee and BCHI Holdings to nominate directors to the Board will continue (i) as to the Fusion Committee, until such time as Marvin S. Rosen and Matthew D. Rosen, collectively beneficially own less than one and one-half percent (1.5%) of the then issued and outstanding shares of Fusion Common Stock, and (ii) as to BCHI Holdings, until such time as it and its affiliates collectively beneficially own less than twenty percent (20%) of the number of shares of Fusion Common Stock owned by them immediately following the closing of the Merger.

Registration Rights Agreement

At the closing of the Merger, Fusion and BCHI Holdings will also enter into the Registration Rights Agreement pursuant to which Fusion will grant certain registration rights to BCHI Holdings. Under the terms of the Registration Rights Agreement, Fusion will be obligated, among other things and subject to the conditions and exceptions contained therein, to file a shelf registration statement covering no greater than 25% of the total number of Merger Shares, and to use reasonable best efforts to cause such shelf registration statement to be declared effective by the SEC within 120 days following the closing of the merger. In addition, Fusion has agreed to maintain the effectiveness of that resale registration statement until the earlier of the sale of all of the covered Merger Shares or the fifth anniversary of the effective date of that registration statement. BCHI Holdings may, subject to certain limitations, require that distribution of the Merger Shares covered by the resale registration statement be made in an underwritten offering; provided that gross proceeds of such offering are expected to be at least $10 million, and subject to customary cutbacks and lock-ups.

Under the Registration Rights Agreement, BCHI Holdings will also have certain customary demand and piggyback registration rights with respect to their Merger Shares. BCHI Holdings may, subject to certain limitations, require that distribution of its Merger Shares pursuant to a demand registration right be made in an underwritten offering; provided that gross proceeds of such offering are expected to be at least $20 million, and subject to customary cutbacks and lock-ups.

Under the Registration Rights Agreement, the Merger Shares cease to be covered by the agreement at such time as (i) such shares are sold pursuant to a Securities Act registration statement, (ii) such shares are sold pursuant to Rule 144 of the Securities Act, or (iii) at such time as all of such shares may be sold without regard to volume limitations under Rule 144 promulgated under the Securities Act.

Support Agreement

In connection with the execution of the Merger Agreement, Marvin S. Rosen, Matthew D. Rosen, Philip D. Turits, Michael J. Del Giudice, Jack Rosen, Larry Blum, Paul O’Brien and William Rubin (referred to as the Principal Stockholders) entered into the Support Agreement with BCHI, pursuant to which the Principal Stockholders agreed, among other things, at any meeting of the stockholders of Fusion, to be present (in person or by proxy) and to vote all of their Voting Shares:

●
in favor of the Merger Agreement and any transactions contemplated thereby (including the Merger); and, in certain specified circumstances, in favor of any amendment to the Merger Agreement; and

●
against (i) any alternative acquisition proposal that meets certain thresholds specified in the Support Agreement, (ii) any action that would reasonably be expected to result in a breach of, or failure to perform, any representation, warranty, covenant or agreement of Fusion under the Merger Agreement, or if any of the conditions to closing set forth in the Merger Agreement are not satisfied, or (iii) any action that would prevent or materially delay or would reasonably be expected to prevent or materially delay, consummation of the Merger.

The Support Agreement terminates upon the earliest to occur of (i) the termination of the Merger Agreement in accordance with its terms, (ii) the Effective Time, (iii) with regard to any Principal Stockholder, the entry by Fusion, without the prior written consent of such Principal Stockholder, into any amendment or modification of the Merger Agreement which results in (A) a change which is materially adverse to such Principal Stockholder, or (B) the extension of the Outside Date (except where the Outside Date is extended in accordance with the terms of the Merger Agreement), or (iv) the mutual written agreement of the parties to terminate the Support Agreement.

 At the time of execution of the Support Agreement, the Principal Stockholders held, in the aggregate, Voting Shares representing 10.5% of the issued and outstanding shares of Fusion Common Stock and 9.8% of the votes entitled to be cast at the Annual Meeting.

Indemnity Agreement

As a further inducement to Fusion executing the Merger Agreement, BCHI Holdings entered into a letter agreement with Fusion under the terms of which it agreed, for a period of eighteen months following the closing of the Merger, to indemnify and hold harmless Fusion for and against any and all losses in excess of $500,000 that are related to, or arise from, certain specified litigation and regulatory matters, subject to a maximum aggregate liability of $25.0 million. BCHI Holdings shall have the right to assume the defense of these matters and shall have the right to settle such matters so long as such settlement does not involve any monetary payment by Fusion and/or its subsidiaries and does not otherwise have a material adverse effect on the business of Fusion and its subsidiaries. Amounts owed by BCHI Holdings under this indemnity will be payable in cash or through the transfer to Fusion of a number of Merger Shares equal to (rounded up or down to the nearest whole share) (1) the amount of such obligation, divided by (2) the greater of (A) $2.00, or (B) the weighted average daily closing bid price of the Fusion Common Stock, as reported by Nasdaq (or any successor to such exchange), for five consecutive trading days ending immediately prior to the third business day preceding the date of such transfer. Any cash payment and/or return of Merger Shares must be completed within five business days of the date that Fusion (or its subsidiary’s) liability is determined. During the eighteen month indemnity period, BCHI Holdings is required, at all times, to maintain in its name liquid assets and Merger Shares with an aggregate value of no less than $25.0 million; provided, that for the purposes of determining the value of the Merger Shares held, such shares will not be deemed to have a value of less than $2.00 per share, regardless of the then-current market price for the Fusion Common Stock.

CONSUMER SPIN-OFF AND CARRIER SPIN-OFF

Consumer Spin-off

Pursuant to the Merger Agreement, the parties have agreed to cooperate in good faith to consummate the proposed separation of BCHI’s existing consumer and single-line business services business (referred to as the Consumer/SMB Business) to the existing BCHI shareholders (referred to as the Consumer Spin-off). The transactions relating to the Consumer Spin-off are described in Exhibit D to the Merger Agreement and must be consummated prior to the closing of the Merger pursuant to agreements to be negotiated in good faith by the parties prior to such closing (referred to as the Separation Agreements) and upon the terms and conditions to be mutually agreed upon by Fusion and BCHI.

Consumer/SMB Business Assets and Liabilities; Distribution

Exhibit D to the Merger Agreement contemplates that, prior to the closing of the Merger, BCHI and its subsidiaries will transfer to a newly created subsidiary of BCHI or to an existing subsidiary of BCHI approved by Fusion (collectively referred to as Spinco) the following assets associated with the Consumer/SMB Business: (i) all customer contracts and accounts; (ii) any assets that are used solely to support that business; (iii) any other assets that are reasonably agreed by the parties as necessary to support the services provided to the customers of that business; and (iv) certain patents listed on Annex 1 to Exhibit D to the Merger Agreement and any associated marks in the United States and Canada, which patents will be licensed by Spinco to the Surviving Company for use following the closing under a perpetual, royalty free, worldwide license. Following the completion of the asset transfers contemplated above and immediately prior to the Effective Time, BCHI will distribute the equity interests of Spinco to it’s shareholders (referred to as Distribution).

The parties have agreed that, as of the time of the Distribution (referred to as the Distribution Time), Spinco will have accounts receivable and accounts payable that have a net aggregate value of $0, and that the parties will cooperate in good faith to determine which accounts receivable and accounts payable related to the Consumer/SMB Business will be transferred to Spinco to achieve such net $0 aggregate value. No liabilities, other than those associated with the accounts payable, will be assumed by Spinco. The parties have also agreed to cooperate in good faith to determine the employees of BCHI and its subsidiaries to be offered employment by Spinco in connection with the Consumer Spin-off.

Valuation Adjustment

The parties have agreed that if value of the Consumer/SMB Business as of the Distribution Time (referred to as the Distribution Value) is less than $25.0 million, then, immediately prior to the Distribution Time, BCHI will deliver to Spinco a promissory note payable to Spinco, in an amount equal to the excess of $25.0 million over the Distribution Value. Such promissory note will be payable on the one-year anniversary of the closing of the Merger and may be settled by the Surviving Company, at its election, either in cash or in shares of Fusion Common Stock, such shares to be calculated in accordance with the formula described below.

If the Distribution Value is greater than $25.0 million (referred to as the Excess Value), then the BCHI shareholders will either (i) make a cash payment, at the Distribution Time, to BCHI in an amount equal to the Excess Value, or (ii) cause Spinco to issue a promissory note payable to BCHI, in an amount equal to the Excess Value, payable on the one-year anniversary of the closing of the Merger, which note will be payable, at the election of Spinco, either in cash or shares of Fusion Common Stock equal to (rounded up or down to the nearest whole share) (1) the Excess Value, divided by (2) the greater of (A) $2.00 or (B) the weighted average daily closing price of the Fusion Common Stock, as reported by Nasdaq, for the ten consecutive trading days ending immediately prior to the third business day preceding the date of such transfer.

For purposes of the foregoing adjustment, the Distribution Value will be calculated as follows: (i) EBITDA of the Consumer/SMB Business for the last full calendar month prior to the Distribution Time, multiplied by (ii) 12; multiplied by (iii) $3.48. For purposes of the foregoing, EBITDA of the Consumer/SMB Business will be calculated in accordance with the methodology used in creating the projected numbers included on Annex 2 to Exhibit D to the Merger Agreement. BCHI will calculate the Distribution Value in good faith and will provide the calculation to Fusion for its reasonable verification. If the parties are unable to reach agreement concerning the value of the Consumer/SMB Business, they will submit the matter to an independent accounting firm for its determination.

Separation Agreements

In connection with the Consumer Spin-off, the parties have agreed that, prior to the closing of the Merger, Fusion and BCHI will mutually develop the terms of a wholesale agreement, pursuant to which Spinco will purchase specific services from the Surviving Company post-Merger, which services will include services currently purchased by BCHI and its subsidiaries from various third-party carriers and also services available directly from Fusion and its subsidiaries. Fusion and BCHI have agreed that the wholesale agreement will be structured in a manner that will enable the parties to maximize the benefit of any existing volume discounts available from third party carriers.

The parties have also agreed that, prior to the closing of the Merger, Fusion and BCHI will negotiate the terms of a transition services agreement, pursuant to which, following the completion of the Merger, the Surviving Company and its subsidiaries will provide Spinco and its subsidiaries with various agreed upon support services that are reasonably required by Spinco to support the customers of the Consumer/SMB Business, for a period of up to three (3) years following the completion of the Consumer Spin-off. The cost of such transition services will be mutually agreed upon by Fusion and BCHI. In addition, the parties have agreed that if Spinco is unable to obtain all required regulatory approvals, licenses and permits necessary for it to legally operate the Consumer/SMB Business following completion of the Consumer Spin-off, Spinco and the Surviving Company will enter into a management agreement, the terms of which will be agreed in advance by BCHI and Fusion.

In addition, the parties have agreed that if the transactions relating to the Consumer Spin-off cannot be consummated on the terms set forth in Exhibit D to the Merger Agreement due to the failure to obtain any required regulatory approvals or consents with respect to any material contracts or arrangements, BCHI and Fusion will work in good faith to restructure the Consumer Spin-off in a manner that provides the parties with substantially the same economic and commercial position as if such transactions had occurred as described above.

As discussed above under “The Merger — Regulatory Matters” beginning on page 63 of this proxy statement, BCHI will make all filings with the FCC that may be necessary to complete the Consumer Spin-off and, with the participation of Fusion and its subsidiaries, where necessary or appropriate, and subject to Fusion’s agreement as to strategy, will make all approval or notification filings with the State PSCs that are necessary to complete the Consumer Spin-off, unless and insofar as such filings are jointly waived by the parties.

Carrier Spin-off

Pursuant to the Merger Agreement, Fusion has agreed to use reasonable best efforts to effectuate, on or prior to the closing of the Merger, the Fusion Global Arrangement or dissolution of Fusion Global. Fusion Global is a sixty percent owned subsidiary of Fusion through which Fusion operates its carrier services business segment. Fusion wishes to divest the carrier services business as it has lower margins than the cloud business services business of Fusion and is not area in which Fusion wishes to focus on a going-forward basis. The consummation by Fusion of the Fusion Global Arrangement or the completion of the dissolution of Fusion Global is a condition precedent to the completion of the Merger.

PROPOSAL NO. 1 – ADOPTION OF THE MERGER AGREEMENT

We are requesting that you approve a proposal to adopt the Merger Agreement and thereby approve the transactions contemplated by the Merger Agreement, including the Merger and the issuance of the Merger Shares. For a detailed discussion of the terms and conditions of the Merger Agreement, as it has been amended, see the section entitled “The Merger Agreement” beginning on page of this proxy statement. Copies of the Merger Agreement and amendments thereto are attached to this proxy statement as Annex A.

Effect on Other Proposals

Approval of Proposal No. 1 by Fusion Stockholders is a separate vote from approval of the Certificate of Amendment contemplated by Proposal No. 2 and from the approval of the Restated Charter contemplated by Proposal No. 3. Thus, Fusion Stockholders may approve the Certificate of Amendment pursuant to Proposal No. 2 and the Restated Charter pursuant to Proposal No. 3, but not approve the adoption of the Merger Agreement and the transactions contemplated thereby. However, if Fusion Stockholders do not approve Proposal No. 1, Fusion will not have satisfied the condition precedent under the Merger Agreement, even if Proposal No. 2 and Proposal No. 3 are approved by Fusion Stockholders.

 If this Proposal No. 1 is not approved by the Fusion Stockholders at the Annual Meeting, the Merger will not be consummated, in which case the Company will not file the Certificate of Amendment contemplated by Proposal No. 2 and will not file the Restated Charter contemplated by Proposal No. 3 even if Proposals Nos. 2 and 3 are approved by the Fusion Stockholders at the Annual Meeting. However, the Company will file an amendment to its existing charter solely to effectuate the name change contemplated by the draft Restated Charter. In addition, if the Merger is not consummated, those director nominees elected by Fusion Stockholders pursuant to Proposal No. 6 will continue to serve as directors of Fusion until the 2018 annual meeting of stockholders and until such time as their respective successors are elected and qualified or their earlier resignation, death or removal from office.

Required Vote and Board Recommendation

Approval of this Proposal No. 1 requires the affirmative vote of the holders of at least a majority of the voting power of the Voting Shares issued and outstanding as of the Record Date and entitled to vote thereon, voting as a single class. Abstentions and broker non-votes will have the effect of a vote “AGAINST” Proposal No. 1.

 As discussed in the section entitled “The Merger — Reasons for the Merger and Recommendation of the Board” beginning on page 48 of this proxy statement, after considering various factors described in such section, the Board has (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger and the issuance of the Merger Shares, are fair to, advisable and in the best interests of Fusion and its stockholders, (ii) approved the execution, delivery and performance by Fusion of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger and the issuance of the Merger Shares, and (iii) directed that the Merger Agreement be submitted to the Fusion Stockholders for adoption.

THE BOARD RECOMMENDS THAT THE FUSION STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 1.

PROPOSAL NO. 2 –
APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF
FUSION TO EFFECT A REVERSE STOCK SPLIT

Background and Reasons for the Proposal

At the Annual Meeting, Fusion Stockholders will be asked to approve the Certificate of Amendment, which amendment authorizes a reverse stock split of all issued and outstanding shares of Fusion Common Stock, at a ratio of up to 5:1, to the extent determined necessary by the Board to comply with the Nasdaq listing requirements for the listing of the Fusion Common Stock on The Nasdaq Capital Market® following completion of the Merger. The Certificate of Amendment is attached hereto as Annex B.

Once the reverse stock split ratio has been determined by the Board, upon effectiveness of the Certificate of Amendment (referred to as the Reverse Split Effective Time), all shares of Fusion Common Stock outstanding immediately prior to the Reverse Split Effective Time will be combined and reclassified into a smaller number of shares, such that a holder of Fusion Common Stock will own one share of Fusion Common Stock for such number of shares, as determined by the Board, at a ratio of up to 5:1 of Fusion Common Stock held by such stockholder immediately prior to the Reverse Split Effective Time. The actions taken in connection with the reverse stock split will reduce the number of outstanding shares of Fusion Common Stock, but the total number of authorized shares of Fusion Common Stock under Fusion’s certificate of incorporation will not be affected by this reverse split. We estimate that there will be approximately [●] shares of Fusion Common Stock outstanding following the reverse stock split (not taking into account any shares of Fusion Common Stock issued upon conversion of Fusion’s preferred stock) and prior to consummation of the Merger.

Under the Merger Agreement, approval of the Merger Shares for listing on Nasdaq is a condition precedent to consummation of the Merger. See “The Merger Agreement – Conditions to the Merger” beginning on page 76 of this proxy statement. The Fusion Common Stock is currently quoted on The Nasdaq Capital Market®, and Fusion is subject to the rules and regulations of Nasdaq. Nasdaq Rule 5110(a) provides:

“[A] Company must apply for initial listing in connection with a transaction whereby the Company combines with a non-Nasdaq entity, resulting in a change of control of the Company and potentially allowing the non-Nasdaq entity to obtain a Nasdaq listing. In determining whether a change of control has occurred, Nasdaq shall consider all relevant factors including, but not limited to, changes in the management, board of directors, voting power, ownership, and financial structure of the Company. Nasdaq shall also consider the nature of the businesses and the relative size of the Nasdaq company and non-Nasdaq entity.”

By letter dated September 22, 2017, Nasdaq advised Fusion that the consummation of the Merger would constitute a change of control within the meaning of Nasdaq Rule 5110(a) and, therefore, Fusion would be required to file an application for initial listing on Nasdaq and to meet Nasdaq’s new listing criteria. Consequently, in anticipation of consummation of the Merger, on [●], 2017, Fusion submitted an application for listing of the Fusion Common Stock on Nasdaq post-Merger.

The Nasdaq new listing criteria require that a company applying for initial inclusion of its common stock demonstrate its ability to sustain a minimum bid price of at least $3.00. The following table sets forth the weekly high and low closing bid prices for the Fusion Common Stock for the 60 days preceding the date of this proxy statement.

	Closing Bid Price
Week of:	High	Low
December 4, 2017	[●]	[●]
November 27, 2017	[●]	[●]
November 20, 2017	[●]	[●]
November 13, 2017	[●]	[●]
November 6, 2017	$2.54	$2.40
October 30, 2017	$2.75	$2.49
October 23, 2017	$2.82	$2.58
October 16, 2017	$2.82	$2.80
October 9, 2017	$2.91	$2.80

Depending upon the market price of the Fusion Common Stock between the date of this proxy statement and the closing of the Merger, the Fusion Common Stock may not meet the Nasdaq minimum bid price requirements for new listings. Approval of Proposal No. 2 by the Fusion Stockholders will provide the Board with discretion, subject to certain parameters, to effect a reverse split of the outstanding shares of Fusion Common Stock to the extent such a reverse split is necessary to satisfy the Nasdaq minimum bid price requirements.

The Board established the proposed reverse stock split ratio range following consideration of the Nasdaq listing qualification standards and taking into account the range within which the Fusion Common Stock has traded in recent months.

The Board’s Discretion to Effect the Reverse Stock Split

If the reverse stock split proposal is approved by the Fusion Stockholders, the Certificate of Amendment, the form of which is attached hereto as Annex B, will be effected, if at all, only after a determination by the Board that the reverse stock split is necessary to comply with Nasdaq’s initial listing qualification standards. It is currently anticipated that the Board will implement the reverse stock split prior to the consummation of the Merger in order to comply with the applicable listing requirements of The Nasdaq Capital Market®. However, notwithstanding approval of Fusion’s Stockholders of the reverse stock split proposal, the Board may, in its sole discretion and without any further action by the Fusion Stockholders (but subject to the applicable provisions of the Merger Agreement), determine not to effect the reverse stock split and abandon the proposed amendment, as permitted under Section 242(c) of the DGCL.

Effects of the Reverse Stock Split on Fusion Common Stock

We cannot be certain that the reverse stock split will have a long-term positive effect on the market price of the Fusion Common Stock or will increase Fusion’s ability to consummate acquisitions or financing arrangements in the future.

The market price of the Fusion Common Stock is based on factors that may be unrelated to the number of shares outstanding.  These factors include its performance, general economic and market conditions and other factors, many of which are beyond Fusion’s control.  The market price for its post-split shares may not rise or remain constant in proportion to the reduction in the number of pre-split shares.  Accordingly, although the reverse stock split will not, by itself, impact the Company’s assets or prospects, the total market value of the Fusion Common Stock after the reverse stock split may be lower than the total market value before the reverse stock split was effectuated. In the future, the market price of the Fusion Common Stock following the reverse stock split may not equal or exceed the market price prior to the reverse stock split.

The liquidity of the Fusion Common Stock may be adversely affected by the reduced number of shares outstanding after the reverse stock split.  In addition, the reverse stock split will likely increase the number of Fusion stockholders that own “odd-lots” of less than 100 shares of Fusion Common Stock. Holders of odd-lots may experience an increase in the cost of selling their shares and may have greater difficulty in making sales.

The reverse stock split will affect all of the holders of the Fusion Common Stock uniformly. On the Reverse Split Effective Date, each holder of Fusion Common Stock will own a reduced number of shares of Fusion Common Stock, but will hold the same percentage of the outstanding shares of Fusion Common Stock as such stockholder held prior to the Reverse Split Effective Date.

The reverse stock split will not affect the par value of the Fusion Common Stock.  As a result, on the Reverse Split Effective Date, the stated capital on Fusion’s balance sheet attributable to the Fusion Common Stock will be reduced in proportion with the reverse stock split, and our additional paid-in capital account will be credited with the amount by which the stated capital is reduced.  The per share profit/loss and net book value per share of the Fusion Common Stock will be increased because there will be fewer shares of Fusion Common Stock outstanding following the reverse stock split. These accounting entries will have no impact on total stockholders’ equity.  All share and per share information will be retroactively adjusted following the Reverse Split Effective Date to reflect the reverse stock split for all periods presented in future filings.

All outstanding options, warrants and convertible securities entitling the holders thereof to purchase shares of Fusion Common Stock will be adjusted to enable such holders to purchase, upon conversion or exercise thereof, a reduced number of shares of Fusion Common Stock based upon the reverse stock split rate, at the same aggregate price required to be paid therefore upon exercise or conversion thereof immediately preceding the reverse stock split.

The new shares of Fusion Common Stock issued in connection with the reverse stock split will be fully paid and non-assessable.  The reverse stock split proposal will not change any other terms of the Fusion Common Stock.  The new shares will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the pre-split shares of Fusion Common Stock.

Manner of Effecting the Reverse Split Proposal

If the Board determines that the reverse stock split is necessary in order for Fusion to meet The Nasdaq Capital Market® minimum bid price requirement, the reverse stock split will take place on the Reverse Split Effective Date without any further action on the part of Fusion Stockholders. If the reverse stock split is effected, the Reverse Split Effective Date will be set forth in the Certificate of Amendment and publicly disclosed.

Certificated Shares:  Following the Reverse Split Effective Date, each stock certificate representing pre-split shares of Fusion Common Stock will continue to evidence the number of shares of Fusion Common Stock issuable as a result of the reverse stock split. Certificates evidencing post-split shares of Fusion Common Stock will be issued in due course as stock certificates evidencing pre-split shares of Fusion Common Stock are tendered for exchange or transfer to Fusion’s transfer agent.  Fusion will bear the costs of the issuance of the additional stock certificates. Since we are not implementing the reverse stock split at this time, we request that you do not send in any of their stock certificates until requested to do so by the Company.

Stock certificates to be issued evidencing post-split shares of Fusion Common Stock issued in exchange for “free-trading” stock certificates evidencing pre-split shares of Fusion Common Stock will be issued as “free-trading” new shares, without legend. Similarly, stock certificates evidencing post-split shares that are issued in exchange for “restricted” pre-split shares of Fusion Common Stock will be issued as “restricted” shares, bearing the same legend as appeared on certificates evidencing the corresponding pre-split shares. Also, for purposes of determining the term of the restrictive period applicable to the shares after the reverse stock split, the time period during which a holder of Fusion Common Stock held their existing pre-split shares will be included in the total holding period.

Uncertificated Shares:  Certain of Fusion’s registered holders of Fusion Common Stock may hold some or all of their shares electronically in book-entry form with Fusion’s transfer agent. These stockholders do not have stock certificates evidencing their ownership of the Fusion Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

If a Fusion stockholder holds registered shares in book-entry form with Fusion’s transfer agent, no action needs to be taken to receive post-reverse split shares. If a Fusion stockholder is entitled to post-reverse split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of Fusion Common Stock held following the reverse stock split.

Shares Held in Street Name: No action need be taken by Fusion stockholders whose shares are held in “street name” through an Organization. On the Reverse Split Effective Date, we intend to treat shares held by Fusion stockholders in “street name” in the same manner as registered stockholders whose shares are registered in their names. Organizations will be instructed to effectuate the reverse stock split for their beneficial holders holding shares of pre-split Fusion Common Stock in “street name.” However, Organizations may have different procedures than registered Fusion stockholders for processing the reverse stock split. Stockholders holding shares of Fusion Common Stock with an Organization and having any questions in this regard are encouraged to contact their Organization for further information.

Fractional Shares

No fractional shares will be issued in connection with the reverse stock split and any fractional share to which a stockholder may be entitled as a result of the Reverse Stock Split shall be rounded up to the nearest whole share.

Potential Anti-Takeover Effect

Although the increased proportion of authorized but unissued shares of Fusion Common Stock to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of Fusion with another company), the reverse stock split is not being proposed in response to any effort of which Fusion is aware to accumulate shares of Fusion Common Stock or obtain control of Fusion, nor is it part of a plan by management to recommend a series of similar amendments to the Board. Rather, the reverse stock split is being proposed solely in connection with the Merger in order to satisfy Nasdaq’s minimum bid price requirements. Other than the reverse stock split proposal and the other proposals set forth in this proxy statement pertaining to the Merger and the other transactions contemplated by the Merger Agreement, the Board does not currently contemplate recommending the adoption of any other actions that could be construed to affect the ability of third parties to take over or effect a change of control of Fusion.

No Appraisal Rights

Under the DGCL, Fusion Stockholders are not entitled to appraisal rights with respect to the reverse stock split, and Fusion will not independently provide stockholders with any such right.

Certain Federal Income Tax Consequences

The reverse stock split should not result in any recognition of gain or loss by Fusion stockholders.  The holding period of the post-split shares will include the stockholder’s holding period for the corresponding pre-split shares of Fusion Common Stock owned prior to the reverse stock split.  The adjusted basis of the post-split shares (including the original shares) will be equal to the adjusted basis of a Fusion stockholder’s original shares of Fusion Common Stock.

Fusion’s beliefs regarding the tax consequence of the reverse stock split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.  This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident foreign individuals, broker-dealers and tax exempt entities.  The state and local tax consequences of the reverse stock split may vary significantly as to each stockholder, depending upon the state in which he or she resides.

The foregoing summary is included for general information only.  Accordingly, Fusion stockholders are urged to consult their own tax advisors with respect to the federal, state and local tax consequences of the reverse stock split.

Effect on Other Proposals

If Proposal Nos. 1, 2 and 3 are approved by Fusion Stockholders at the Annual Meeting, and it is determined that the reverse stock split is necessary for Fusion to comply with the Nasdaq new listing criteria, the proposed amendment to Fusion’s certificate of incorporation to effect the reverse stock split will be filed with the Secretary of State of the State of Delaware. However, even if Proposal Nos. 1 and 3 are approved by Fusion Stockholders, if Fusion Stockholders do not approve this Proposal No. 2, Fusion may be unable to comply with the closing conditions in the Merger Agreement that require that the Merger Shares be approved for listing on Nasdaq.

Required Vote and Board Recommendation

Approval of this Proposal No. 2 requires the affirmative vote of the holders of at least a majority of the Voting Shares issued and outstanding as of the Record Date and entitled to vote thereon, voting as a single class. Abstentions and broker non-votes will have the effect of a vote “AGAINST” this Proposal No. 2.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE FUSION STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 2.

PROPOSAL NO. 3 – AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Background of and Reasons for the Proposal

At the Annual Meeting, Fusion Stockholders will be asked to adopt the Restated Charter. The adoption of the Restated Charter is required by the terms of the Merger Agreement and is a condition precedent to closing of the transactions contemplated thereby. A copy of the Restated Charter is attached hereto as Annex C.

As discussed in more detail below, the Restated Charter will be filed at the Effective Time in order to, among other things:

●
satisfy Fusion’s obligation under the Merger Agreement;

●
change Fusion’s corporate name to “Fusion Connect, Inc.” to better reflect its image, brand and post-Merger cloud services business focus;

●
provide Fusion with a sufficient number of authorized shares of Fusion Common Stock to enable Fusion to issue the Merger Shares in accordance with the Merger Agreement; and

●
provide the Company with greater flexibility in considering and planning for potential future corporate needs.

If the Merger and the Restated Charter are approved by Fusion Stockholders, the Restated Charter will be filed with the Secretary of State of the State of Delaware at the Effective Time.

Name Change

Fusion has included in the Restated Charter an amendment changing its corporate name to “Fusion Connect, Inc.” Fusion believes that it is in the Company’s best interests to modify the corporate name to better reflect the Company’s image, brand and post-Merger North American business focus.

Increase in Authorized Shares of Fusion Common Stock

Fusion’s current certificate of incorporation authorizes the issuance of up to 90,000,000 shares of Fusion Common Stock and 10,000,000 shares of preferred stock.   In connection with its approval of the Merger Agreement and the transactions contemplated thereby, the Board has approved, subject to the approval of Fusion Stockholders, the Restated Charter, which provides for, among other things, an increase of the total number of authorized shares of Fusion Common Stock from 90,000,000 to 150,000,000.

As of the Record Date, [●] shares of Fusion Common Stock were issued and outstanding.  In addition, approximately [●] shares of Fusion Common Stock are reserved for future issuance under Fusion’s employee equity incentive plans, outstanding warrants and conversion of all outstanding shares of Fusion’s preferred stock. As a result, the number of shares of Fusion Common Stock currently available for issuance is [●].

The Merger Agreement provides, among other things, that upon consummation of the Merger, Fusion will issue to BCHI Holdings a number of shares of Fusion Common Stock equal to three (3) times (i) the number of shares of Fusion Common Stock issued and outstanding immediately prior to the Effective Time, plus (ii) the number of shares of Fusion Common Stock issued or issuable upon the conversion of all shares of all classes or series of Fusion’s preferred stock outstanding immediately prior to the Effective Time, plus (ii) the number of shares of Fusion Common Stock issuable upon the exercise of all in-the-money warrants (as adjusted for stock splits and calculated using the treasury stock method).

If the Effective Time had taken place on the Record Date, the number of Merger Shares to be issued by Fusion to BCHI Holdings pursuant to the Merger Agreement would have been [●] shares of Fusion Common Stock. Thus, if the Effective Time had taken place on the Record Date, Fusion would have required at least [●] additional shares of Fusion Common Stock to issue the Merger Shares to BCHI Holdings at the Effective Time. Based on the foregoing, it is necessary to increase the total number of authorized shares of Fusion Common Stock in order to satisfy Fusion’s obligations under the Merger Agreement.

The Board also believes that the additional authorized shares of Fusion Common Stock will provide Fusion with the necessary flexibility to utilize shares for various corporate purposes that may be identified in the future. These corporate purposes may include, but are not limited to, potential strategic transactions (such as mergers, acquisitions and other business combinations), future stock splits and stock dividends, capital-raising or financing transactions, grants and awards under the equity incentive plans, and other types of general corporate purpose transactions. The Board believes that it is important for the Company to have the flexibility to issue shares beyond the number of shares of Fusion Common Stock that remain available for issuance without the delay or expense associated with convening a special stockholders’ meeting to secure stockholder approval at that time.  Except as described above, Fusion does not currently have any plans, commitments, arrangements, understandings or agreements to issue any of the additional shares of Fusion Common Stock that would be authorized pursuant to the Restated Charter.

The additional authorized shares of Fusion Common Stock, if and when issued, would be part of the existing class of Fusion Common Stock and would have the same rights and privileges as the shares of Fusion Common Stock currently outstanding. Except for the Merger Shares, the authorization of the additional shares of Fusion Common Stock sought by this proposal would not have any immediate dilutive effect on the proportionate voting power or other rights of existing stockholders but, to the extent that the additional authorized shares of Fusion Common Stock are issued in the future or are used in connection with securities convertible into shares of Fusion Common Stock, they may decrease existing stockholders’ percentage of equity ownership and thus could be dilutive to existing stockholders. Depending on the price at which such shares are issued, they also may have a negative effect on the market price of the Fusion Common Stock. Any such future issuances also could have a dilutive effect on the Company’s earnings per share and book value per share.

In addition, although the Board has not proposed the increase in the total number of authorized shares of Fusion Common Stock with the intent of using the additional shares to prevent or discourage any actual or threatened takeover of Fusion, under certain circumstances, such shares could have an anti-takeover effect. For example, the additional shares could be issued to dilute the stock ownership or voting rights of persons seeking to obtain control of Fusion or could be issued to persons allied with the Board or management, thereby having the effect of making it more difficult to remove directors and management by diluting the stock ownership or voting rights of persons seeking to effect such a removal or to otherwise effect a takeover of Fusion. As such, if the Restated Charter is approved, the additional shares of authorized Fusion Common Stock may render more difficult or discourage a non-consensual merger, a tender offer or proxy contest, the assumption of control by a holder of a large block of the Fusion Common Stock, or the replacement or removal of the Board.

Applicable law requires that Fusion disclose in connection with this proposal the provisions in its certificate of incorporation and by-laws that could have an anti-takeover effect. The following provisions of Fusion’s charter or by-laws may have the effect of preventing, discouraging or delaying a change in the control of Fusion:

●
Our by-laws provide that special meetings may be called by the Board or the Chief Executive Officer, or upon written request delivered to the Chief Executive Officer by stockholders holding at least a majority of all the shares entitled to vote at the meeting, and that no business other than that stated in the notice may be transacted at any special meeting; provided, however, that matters given by or at the direction of the Board may be presented.  In addition, the Company’s Chairman, in his or her sole discretion, may present, or accept for presentation, procedural matters. These provisions may have the effect of delaying consideration of a stockholder proposal until the next annual meeting unless a special meeting is called by the Board or the Company’s stockholders, as noted above.

●
Our charter provides for 10,000,000 authorized shares of preferred stock, which may enable the Company to render more difficult or to discourage an attempt to obtain control of it by means of a non-consensual merger, a tender offer, proxy contest, or otherwise.  Our charter also grants the Board broad powers to establish the rights and preferences of authorized and unissued shares of preferred stock, which could be used to adversely affect the rights and powers, including voting rights, of stockholders and could also have the effect of delaying, deterring or preventing a change in control of the Company.

It is not the intended purpose of, and the Board has no current intention or plan to employ the proposed increase in authorized shares to discourage or prevent any persons from attempting to take over the Company. Rather, the Restated Charter is being proposed in connection with the transactions contemplated by the Merger Agreement. In addition, it is the intended purpose of the proposed increase in authorized shares to provide greater flexibility to the Board in considering and planning for potential future corporate needs, as described above.

Other Amendments Contemplated by the Restated Charter

It is a condition precedent to consummation of the Merger that all outstanding shares of all series of Fusion’s preferred stock be converted into shares of Fusion Common Stock prior to the Effective Time or, if not so converted, cancelled immediately prior to the Effective Time in accordance with their terms. As a result, at the Effective Time, Fusion will have no shares of preferred Stock issued or outstanding.

The Restated Charter eliminates all previously designated series of Fusion’s preferred stock. Following the completion of the Merger, the Board will be authorized to issue 10,000,000 shares of undesignated preferred stock.

No Dissenter’s Rights

Under the DGCL, Fusion Stockholders are not entitled to dissenter’s rights or appraisal rights with respect to the Restated Charter proposal.

Effect on Other Proposals

Approval of Proposal No. 3 by Fusion Stockholders is a separate vote from approval of the Merger pursuant to Proposal No. 1 and from approval of the amendment to the certificate of incorporation to effectuate the reverse stock split pursuant to Proposal No. 2. Thus, Fusion Stockholders may approve the Merger pursuant to Proposal No. 1 and the reverse stock split pursuant to Proposal No. 2, but not approve the Restated Charter pursuant to this Proposal No. 3. However, if Fusion Stockholders do not approve the Restated Charter, Fusion will not have satisfied the condition precedent under the Merger Agreement, even if Proposal No. 1 and Proposal No. 2 are approved by Fusion Stockholders. Moreover, if the Restated Charter is not approved by Fusion Stockholders, the number of authorized shares of Fusion Common Stock will not be increased as contemplated by the Restated Charter and, as a result, Fusion may not have a sufficient number of authorized shares of Fusion Common Stock to consummate the issuance of the Merger Shares in accordance with the Merger Agreement.

Required Vote and Board Recommendation

Approval of this Proposal No. 3 requires the affirmative vote of the holders of at least a majority of the Voting Shares issued and outstanding as of the Record Date and entitled to vote thereon, voting as a single class. Abstentions and broker non-votes will have the effect of a vote “AGAINST” this Proposal No. 3.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE FUSION STOCKHOLDERS VOTE “FOR” PROPOSAL 3.

PROPOSAL 4 – ADJOURNMENT OF THE ANNUAL MEETING

We are asking you to approve a proposal to approve one or more adjournments of the Annual Meeting to a later date or dates, if necessary, to solicit additional proxies if, at the time of the Annual Meeting, there are insufficient votes to approve the proposals to adopt the Merger Agreement (Proposal No. 1), to adopt the Certificate of Amendment (Proposal No.2) and to adopt the Restated Charter (Proposal No. 3).

If the Fusion Stockholders approve the adjournment proposal, we could adjourn the Annual Meeting and any adjourned session of the Annual Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from Fusion Stockholders that have previously returned properly executed proxies voting against the adoption of the Merger Agreement or other related proposals. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against the proposal to adopt the Merger Agreement, such that the proposal would be defeated, we could adjourn the Annual Meeting without a vote and seek to convince the holders of Voting Shares to change their votes to votes in favor of the adoption of the Merger Agreement.

If the Annual Meeting is adjourned, stockholders who have already submitted their proxies will be able to revoke them at any time before such proxies are voted at the Annual Meeting, as adjourned. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Required Vote and Board Recommendation

Approval of the adjournment proposal requires the affirmative vote of a majority of the Voting Shares cast at the Annual Meeting in person or represented by proxy and entitled to vote thereon (whether or not a quorum is present), voting as a single class. Abstentions and broker non-votes will not affect the outcome of this Proposal No. 4.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE FUSION STOCKHOLDERS VOTE “FOR” PROPOSAL 4.

PROPOSAL NO. 5 --
 ADVISORY VOTE ON MERGER-RELATED COMPENSATION OF FUSION’S NAMED EXECUTIVE OFFICERS

Background and Reasons for the Proposal

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, Section 14A of the Exchange Act and Rule 14a-21(c) under the Exchange Act, Fusion is providing the Fusion Stockholders with an opportunity to cast a non-binding, advisory vote on the compensation of the Company’s named executive officers that is based on or otherwise relates to the Merger, as disclosed under "The Merger - Interests of Fusion's Officers and Directors in the Merger - Named Executive Officers Golden Parachute Compensation" beginning on page 61 of this proxy statement. The proposal gives Fusion Stockholders the opportunity to express their views on the Merger-related compensation of the Company’s named executive officers, including the agreements and understandings pursuant to which such compensation will or may become payable. The Board encourages you to carefully review the information regarding the Merger-related compensation of the Company’s named executive officers disclosed in this proxy statement.

As required by Section 14A of the Exchange Act, Fusion is requesting stockholders to adopt the following resolution, on a non-binding, advisory basis:

“RESOLVED, that the stockholders hereby approve, on a non-binding basis, the compensation that will or may become payable to Fusion’s named executive officers in connection with the Merger, including the agreements and understandings pursuant to which such compensation will or may become payable, in each case as disclosed pursuant to Item 402(t) of Regulation S-K under "The Merger - Interests of Fusion's Officers and Directors in the Merger - Named Executive Officers Golden Parachute Compensation."

Effects on Other Proposals

The vote on this Proposal No. 5 is separate and apart from the vote on Proposal No. 1 and is not a condition to completion of the Merger. Accordingly, you may vote not to approve this Proposal No. 5 and vote to adopt the Merger Agreement, and vice versa. Approval of this Proposal No. 5 is not a condition to completion of the Merger, and failure to approve this Proposal No. 5 will have no effect on the vote to adopt the Merger Agreement. Because the vote on this Proposal No. 5 is advisory in nature, it will not be binding on Fusion or the Board, regardless of whether the Merger Agreement is adopted. Further, the underlying plans and arrangements with the named executive officers pursuant to which their Merger-related compensation is payable in connection with the Merger are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote on this Proposal No. 5, if the Merger is consummated, the named executive officers will be eligible to receive the compensation that is based on or otherwise relates to the Merger in accordance with the terms and conditions applicable to those payments.

Required Vote and Board Recommendation

Approval, on a non-binding advisory basis, of the Merger-related compensation of Fusion’s pre-Merger- named executive officers requires the affirmative vote of a majority of the Voting Shares cast at the Annual Meeting in person or represented by proxy and entitled to vote thereon, voting as a single class. Abstentions and broker non-votes will not affect the outcome of this Proposal No. 5.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE FUSION STOCKHOLDERS VOTE “FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF PROPOSAL NO. 5.

EXECUTIVE OFFICERS OF FUSION

Identification and Background of Executive Officers

Set forth below is a brief description of the present and past business experience of each of our executive officers.

Matthew D. Rosen, Age 45, Chief Executive Officer and Director

Mr. Rosen has served as a director since May 2005 and has been our Chief Executive Officer since March 2006. He served as our President from March 2006 until March 2008, as our Chief Operating Officer from August 2003 to March 2006, as our Executive Vice President and Chief Operating Officer from February 2002 to August 2003, as our Executive Vice President and President of Global Operations from November 2000 to January 2002 and as our President of US Operations from March 2000 to November 2000. Mr. Rosen is the son of our Chairman of the Board, Marvin Rosen.

Philip D. Turits, Age 84, Secretary, Treasurer, and Director

Mr. Turits co-founded the Company in 1997 and has served as a director since September 1997, our Secretary since October 1997, our Treasurer since March 1998 and Vice Chairman of the Board from March 1998 to December 1998. From September 1991 to February 1996, Mr. Turits served as Treasurer and Chief Operating Officer for Larry Stuart, Ltd., a consumer products company, and prior to 1991 he served as President and Chief Executive Officer of Continental Chemical Company.

Gordon Hutchins, Jr., Age 68, President, Chief Operating Officer

Mr. Hutchins has served as our President and Chief Operating Officer since March 2008. Mr. Hutchins served as our Executive Vice President from December 2005 to March 2008 and as Acting Chief Financial Officer from January 2010 until April 2016.  Prior to joining the Company, Mr. Hutchins served as President and Chief Executive Officer of SwissFone, Inc., a telecommunications carrier.  Prior to joining SwissFone, Mr. Hutchins served as President and Chief Executive Officer of STAR Telecommunications, Inc., an international telecommunications carrier.  Mr. Hutchins has also served as President and Chief Executive Officer of GH Associates, Inc., a management-consulting firm that he founded.    During his early career, Mr. Hutchins served as President and Chief Executive Officer of LDX NET, Inc., a fiber optic network company, and held positions with MCI, McDonnell Douglas Corporation and AT&T.

Michael R. Bauer, Age 45, Chief Financial Officer

Mr. Bauer has served as our Chief Financial Officer since April 13, 2016. Prior to joining the Company, Mr. Bauer served as Chief Financial Officer at GTT Communications Inc. from June 2012 to June 2015. Prior to serving as GTT’s Chief Financial Officer, Mr. Bauer served as its acting Chief Financial Officer, Principal Accounting Officer and Treasurer from December 2011 to June 2012 and as its Vice President, Finance and Controller from June 2009 to December 2011. Mr. Bauer has over 20 years of broad finance and accounting experience. Prior to joining GTT, Mr. Bauer led the financial planning and analysis and investor relations efforts at MeriStar Hospitality Corporation. Mr. Bauer began his career with Arthur Andersen in audit and business advisory services.

Jonathan Kaufman, Age 58, Chief Strategy Officer

Mr. Kaufman has served as our Chief Strategy Officer since January 2015.   Prior to assuming that position, Mr. Kaufman served as President, Business Services, from October 2012 (the date we acquired his company, NBS, a company he founded in 1998) until January 2015.  From its founding until its sale in 2012, Mr. Kaufman served as Chief Executive Officer of NBS.  Prior to founding NBS, Mr. Kaufman served as Chief Executive Officer of Target Telecom Inc., a telecommunications service company that he founded in 1984 and sold to WorldCom in 1996.

Russell P. Markman, Age 66, President Business Services

Mr. Markman has served as our President Business Services since January 2015. Prior to assuming that role, Mr. Markman served as Executive Vice President, Business Services from October 2012 to January 2015.   Prior to our acquisition of NBS in October 2012, Mr. Markman served as President of that company from January 2009 to October 2012.    Prior to becoming President of NBS, Mr. Markman served as Vice President, Operations from October 2003 to October 2012.  Prior to joining NBS, Mr. Markman established the alternate channel distribution program for commercial sales at RCN Corporation, where he served as Director of Commercial Sales.

Jan Sarro, Age 63, Executive Vice President – Marketing and Business Development

Ms. Sarro has served as our Executive Vice President of Marketing and Business Development since November 2012.  Prior to assuming that role, Ms. Sarro served as our Executive Vice President – Corporate Services from March 2008 to October 2012, as our Executive Vice President, Carrier Services from April 2005 to March 2008, and as our Vice President of Sales and Marketing from March 2002 to April 2005. Prior to joining the Company, Ms. Sarro served as President of the Americas for Viatel, Inc., a global, facilities-based communications carrier. Ms. Sarro has over 20 years of experience in the telecommunications industry.  Ms. Sarro has also held senior executive marketing and sales management positions at Argo Communications, FTC Communications, TRT Communications and WorldCom.

James P. Prenetta, Jr., Age 55, Executive Vice President and General Counsel

Mr. Prenetta has served as our Executive Vice President and General Counsel since June 2017 and previously served in that role from May 2014 through January 2015. From January 2015 to June 2017, Mr. Prenetta acted as Corporate Counsel to Fusion. From September 2009 to January 2017, Mr. Prenetta served as General Counsel and Corporate Secretary for Hibernia NGS Limited and its various subsidiaries. Prior to joining Hibernia Networks, Mr. Prenetta served as Senior Vice President, General Counsel and Corporate Secretary for One Communications Corporation and its successor CTC Communications Corp. from January 2004 to September 2009. From 2003 to 2009, Mr. Prenetta has also served as special counsel to Columbia Ventures Corporation, an investment firm and a major shareholder of Hibernia Networks and One Communications, a competitive local exchange carrier.

Lisa Taranto, Age 50, Vice President, Finance and Principal Accounting Officer

Ms. Taranto has served as our Principal Accounting Officer since August 2015 and as our Vice President, Finance since January 2014.  From January 2014 until August 2015, she also held the position of Vice President, Accounting.  Prior to joining us, Ms. Taranto served as Vice President, Finance and Accounting for Broadvox, LLC and from January 2006 to January 2011 served as Vice President, Accounting and Financial Operations for Cypress Communications.  From May 2003 to April 2005, Ms. Taranto held senior financial management roles at AirGate PCS (a Sprint Company), where she built the company’s settlements operations organization and held a position on that company’s external controls and disclosures committee. Ms. Taranto has over 25 years of financial management experience in the communications industry. Earlier in her career, Ms. Taranto held executive management roles at MCI/Verizon Business, where she led the Global Financial Operations and IT Revenue Systems organizations.

EXECUTIVE COMPENSATION

Fiscal 2016 Summary Compensation Table

The following table summarizes all compensation recorded by us in each of the last two completed fiscal years for our named executive officers.

		Salary	Bonus	Stock Awards	Option Awards	All Other Compensation	Total
Name and Principal Position	Year	(1) ($)	(1)(2)($)	(3) ($)	(4) ($)	(5) ($)	($)
Matthew D. Rosen,	2016	$425,000	$350,000	$-	$259,230	$2,102	$1,036,332
Chief Executive Officer	2015	$425,000	$350,000	$-	$192,218	$3,311	$970,529

Gordon Hutchins, Jr.,	2016	$275,000	$60,000	$-	$72,584	$456	$408,040
President & Chief Operating Officer	2015	$275,000	$60,000	$-	$67,237	$448	$402,685

Michael R. Bauer, Chief Financial Officer	2016	$179,006	$41,000	$99,550	$57,031	$468	$377,055

___________________

(1)
Included in these columns are amounts earned, though not necessarily paid to the named executive officer, during the corresponding fiscal year. Named executive officers consists of: (i) Fusion’s Principal Executive Officer regardless of compensation level, and (ii) the Company’s two most highly compensated executive officers (other than its Principal Executive Officer), who were serving as such on December 31, 2016 and whose total 2016 compensation exceeded $100,000, and (iii) up to two additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer of Fusion on December 31, 2016.

(2)
The amount reported in this column for Mr. Rosen for 2015 includes $25,000 of compensation taken by Mr. Rosen in the form of 11,468 shares of Fusion Common Stock. The price of $2.18 per share of Fusion Common Stock, the closing bid price of the Fusion Common Stock on the date of issuance of these shares (December 4, 2015), was used to determine the number of shares issued.

(3)	Reflects 55,000 restricted shares of Fusion Common Stock that vest ratably over a period of three years that Mr. Bauer received in connection with his appointment as Chief Financial Officer.

(4)
Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal years ended December 31, 2016 and 2015, for restricted stock and option awards. The value attributable to restricted share and option awards is computed based on aggregate grant date fair value in accordance with Financial Accounting Standards Board (referred to as FASB) ASC Topic 718, and the assumptions made in the valuations of the restricted shares and option awards are included in Note 2 (Summary of Significant Accounting Policies – Stock Based Compensation) of the notes to Fusion’s consolidated financial statements for the year ended December 31, 2016 included in Fusion’s Annual Report on Form 10-K for the year ended December 31, 2016. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(5)	Represents life insurance premiums paid by the Company.

Employment Agreements, Termination of Employment and Change-In-Control Arrangements

On November 5, 2015, the Company executed an employment agreement with Matthew D. Rosen, its Chief Executive Officer. The term of Mr. Rosen's employment agreement with the Company will expire on October 31, 2018. The Company and Mr. Rosen intend to negotiate and enter into a new employment agreement to take effect upon expiration of such existing contract, or sooner. Mr. Rosen’s employment agreement provides (a) for an annual base salary of not less than $425,000 (subject to annual review for cost of living increases, performance and market conditions), (b) for an annual bonus equal to at least 50% of base salary if the Company achieves positive adjusted EBITDA, and (c) that in the event his employment is terminated (1) by the Company without “cause” (as defined in his employment agreement), or (2) by Mr. Rosen for “good reason” (as defined in his employment agreement), including as a result of a resignation by Mr. Rosen for any reason within six months following a change in control of the Company (as defined in his agreement), he will receive unpaid base salary accrued through the effective date of the termination plus any pro-rata bonus that would be payable had he completed a full year of employment and a lump sum payment (within 30 days of the effective date of said transaction) equal to 200% of his base salary then in effect and 200% of his highest annual bonus for the three years preceding his termination.  In addition, upon any such termination of employment, all stock options held by Mr. Rosen would vest in full. Mr. Rosen’s employment agreement also provides that the Company will cooperate in good faith to afford Mr. Rosen the right to exercise his stock options in full immediately prior to a change in control.

Mr. Rosen’s employment agreement also includes a one year non-disclosure, employee non-solicitation and non-compete provisions.

In the event of a sale of the Company or substantialy all of the assets of the Company and its subsidiaries for cash or securities or a combination thereof, Mr. Rosen is entitled to a one-time bonus equal to the following: (i) if the Fusion stockholders receive aggregate consideration of up to $149,999,999, Mr. Rosen is entitled to receive a special bonus equal to 2.5% of such consideration paid/distributed to the Fusion stockholders; (ii) 3.5% of such consideration if such consideration is between $150 million and $249,999,999; (iii) 4.5% if such consideration is between $250 million and $349,999,999; and (iv) 5% if such consideration exceeds $350 million. The Compensation Committee, with advice of counsel, has determined that the Merger does not trigger the payment of the one-time bonus contemplated by this provision of Mr. Rosen's employment agreement. That fact notwithstanding, and considering that the structure of the BCHI transaction was not contemplated by the terms of Mr. Rosen’s employment agreement, the Compensation Committee has determined that a special one-time transaction bonus is warranted and it intends to retain the services of an outisde compensation consultant to determine the appropriate bonus amount. Such bonus would be subject to the approval of the Board and BCHI and is contingent upon the closing of the Merger.

Mr. Rosen’s employment agreement also provides that the Board will, within ninety (90) days following execution of the employment agreement, develop a plan that enables Mr. Rosen to obtain a five percent (5%) equity stake in the Company within three years from the date of his employment agreement. On November 13, 2017, the Board granted and Mr. Rosen agreed to accept options to purchase 822,298 shares of Fusion Common Stock in satisfaction of this obligation, two thirds of these options vest on the date of grant and one-third will vest on February 3, 2018. The exercise price of these options, which is $2.51, was set at the closing price of Fusion’s Common Stock on November 10, 2017 (the last trading day before the grant was approved by the Board).

In 2016, the Company declared a special bonus to Mr. Rosen in the amount of $535,500 for bonus amounts due but not paid by the Company for periods prior to 2014.

Gordon Hutchins Jr. serves as Fusion’s President and Chief Operating Officer.  Mr. Hutchins does not have a written employment agreement with the Company.  Effective January 1, 2015, Mr. Hutchins’ annual salary was increased to $275,000.   Mr. Hutchins is entitled to receive a bonus of up to 25% of his annual salary if the Company achieves designated corporate performance metrics.

Michael R. Bauer serves as the Company’s Chief Financial Officer. Mr. Bauer does not currently have a formal employment agreement with the Company. However, his offer letter provides that his annual salary is $250,000 and he is entitled to receive a bonus of up to 25% of his annual salary if Fusion achieves designated corporate performance metrics. In connection with his appointment as Chief Financial Officer, in 2016 Mr. Bauer received a grant of 55,000 generally restricted shares of Fusion Common Stock, which shares vest ratably over a three year period and which shares (along with stock options granted to Mr. Bauer) vest in the event of a change in control of the Company (as defined in his offer letter). In the event Mr. Bauer’s employment is terminated (i) within six months following a change in control, except for “Cause” (as defined in his offer letter), or (ii) by the Company “Without Cause” (as defined in his offer letter), or (iii) due to a resignation by Mr. Bauer for “Good Reason” (as defined in his offer letter) then the Company is obligated to pay him severance in an amount equal to salary and the cost of health benefit continuation for a period of six months (in a lump sum or installments, at the election of the Company).

Determination of Executive Compensation

The compensation of Fusion’s Chief Executive Officer is determined by the Compensation Committee.  The compensation of Fusion’s other executive officers is determined by the compensation committee of the Board (referred to as the Compensation Committee), in consultation with the Chief Executive Officer. In determining the levels and forms of compensation to be paid to Fusion’s executive officers, the Compensation Committee considers overall Company performance, departmental or business segment performance, individual executive performance and experience, internal equity with regard to other executive positions, general economic conditions, and typical levels and forms of compensation at similarly-sized companies with business models similar to ours.

In considering levels and forms of compensation at other companies, the Compensation Committee relies not only on its own knowledge, but also on published salary reviews and compensation studies for companies with business models similar to Fusion’s, for specific executive positions and for the industry in general.

The Company’s goal is to provide each of Fusion’s executive officers with a total compensation package (base salary, the potential for a performance-based annual cash bonus, and time-based equity incentives) that is competitive.  The Company endeavors to appropriately balance the levels of fixed compensation and “at risk” compensation, as well as the levels of cash compensation and equity incentives.

In addition to cash-based and equity-based compensation, Fusion’s executive officers are eligible to participate in the benefit programs that are offered to all of its employees, including medical insurance, dental insurance, life insurance, a 401(k) plan, and a variety of other elective benefit plans.  The Company does not currently offer perquisites or other significant benefits to our executive officers that are not otherwise available to all of Fusion’s employees.

2016 Equity Incentive Plan

On October 28, 2016, the Fusion Stockholders approved the Fusion Telecommunications International, Inc. 2016 Equity Incentive Plan (referred to as the 2016 Plan), which was previously adopted by the Board on August 22, 2016. The 2016 Plan provides for the grant of incentive stock options, non-qualified stock options, stock appreciation rights (referred to as SARs), restricted stock, restricted stock units, stock grants, stock units, performance shares, performance share units and performance cash (referred to collectively as Awards). The 2016 Plan also permits the grant of Awards that are intended to qualify for the “performance-based compensation” exception to the $1.0 million limitation on the deduction of compensation imposed by Section 162(m) of Code.  The 2016 Plan supersedes and replaces the 2009 Plan, which plan remains in effect solely with respect to outstanding awards that have not been exercised, forfeited, canceled, expired or otherwise terminated. The 2016 Plan provides a long-term, equity-based incentive designed to assist our retention of key personnel, align the interests of our directors, executive officers and employees with those of our stockholders and focus participants on the achievement of long-term business objectives that will increase share value.

The total number of shares of Common Stock reserved under the 2016 Plan is an amount equal to ten percent (10%) of the Company’s shares outstanding from time-to-time on a fully-diluted basis, plus shares from any award granted under the 2009 Stock Option Plan (referred to as the 2009 Plan) that terminates, expires or lapses following the effective date of the 2016 Plan. In addition, the 101,749 shares not granted under the 2009 Plan are also available for grant under the 2016 Plan. Subject to the express provisions of the 2016 Plan, if any award granted under the 2016 Plan terminates, expires, or lapses for any reason, or is paid in cash, any stock subject to or surrendered will again be stock available for the grant of an award under the 2016 Plan. The maximum number of shares of Fusion Common Stock that may be issued as incentive stock options is limited to 2.2 million shares. The exercise of a stock-settled SAR, or broker-assisted “cashless” exercise of an option (or a portion thereof) will reduce the number of shares of Fusion Common Stock available for issuance pursuant to the 2016 Plan by the entire number of shares of Fusion Common Stock subject to that SAR or option (or applicable portion thereof), even though a smaller number of shares of Fusion Common Stock will be issued upon such an exercise. Also, shares of Fusion Common Stock tendered to pay the exercise price of an option or tendered or withheld to satisfy a tax withholding obligation arising in connection with an award will not become available for use under the 2016 Plan.

The 2016 Plan contains the following provisions, which the Company believes reflect best practices for equity-compensation plans: (i) prohibits the grant of stock options and SARs with discounted exercise prices (subject to limited exceptions described in the 2016 Plan), (ii) prohibits the repricing of stock options and SARs without stockholder approval, (iii) prohibits the recycling of awards tendered in payment of an option or withheld to satisfy tax obligations; (iv) contains a definition of change in control whereby potential acceleration of awards will only occur in the event of an actual change in control transaction; (v) includes, as a general rule, double-trigger vesting following a change in control; and (vi) imposes a $500,000 limit on the grant date market value of awards that may be granted to any one participant who is a non-employee director during any 12-month period.

The 2016 Plan is administered by the Compensation Committee.  The Compensation Committee determines, from time to-time, those of Fusion’s executive officers, directors and employees to whom Awards will be granted, the amount of the Awards granted to each individual, the vesting schedule of the Awards and all other terms and conditions of the Award.

As of [●], 2017, the Company has granted options to purchase shares of Common Stock under the 2016 Plan. No other forms of Awards have been granted under the 2016 Plan to date.

2009 and 1998 Stock Option Plans

On December 17, 2009, the Fusion Stockholders approved the 2009 Stock Option Plan, which was previously adopted by the Board in March 2009.  This plan replaced our 1998 Stock Option Plan, the term of which expired as to new option grants.

The number of shares reserved for issuance under the 2009 Plan was 1,260,000 (after giving effect to two amendments to increase the number of available shares and taking into account the reverse split that occurred in May 2014). The 2009 Plan is administered by the Compensation Committee. As of [●], 2017, there were outstanding options to purchase [●] shares of Fusion Common Stock under the 2009 Plan. Options to purchase [●] shares of Common Stock also remain outstanding under Fusion’s now expired 1998 Stock Option Plan, with such options expiring at various dates through 2020.

Outstanding Equity Awards at 2016 Year-End

The following table provides information concerning unexercised options and stock awards that have not vested for each of Fusion’s named executive officers as of December 31, 2016.

		OPTION AWARDS					STOCK AWARDS
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards; Number of securities underlying unexercised unearned options (#)	Option exercise prices ($)	Grant Date	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards; Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards; Market or Payout Value of unearned shares, units or other rights that have not vested (#)
Matthew D. Rosen
	7,000	-	-	$ 34.50	3/29/2007	3/29/2017	-	-	-	-
	7,000	-	-	$ 15.50	3/26/2008	3/26/2018	-	-	-	-
	7,000	-	-	$ 5.50	3/26/2009	3/26/2019	-	-	-	-
	8,750	-	-	$ 6.00	4/14/2010	4/14/2020	-	-	-	-
	8,750	-	-	$ 4.50	10/19/2011	10/19/2021	-	-	-	-
	10,000		-	$ 5.50	10/17/2012	10/17/2022	-	-	-	-
	71,236	-	-	$ 4.25	7/29/2013	7/29/2023	-	-	-	-
	53,333	26,667	-	$ 3.52	10/17/2014	10/17/2024	-	-	-	-
	33,333	66,667	-	$ 2.13	10/7/2015	10/6/2025	-	-	-	-
	-	250,000	-	$ 1.26	11/5/2016	11/11/2026	-	-	-	-
Total	206,402	343,334	-				-	-	-	-
Gordon Hutchins, Jr.
	3,500	-	-	$ 34.50	3/29/2007	3/29/2017	-	-	-	-
	4,000	-	-	$ 15.50	3/26/2008	3/26/2018	-	-	-	-
	4,000	-	-	$ 5.50	3/26/2009	3/26/2019	-	-	-	-
	5,000	-	-	$ 6.00	4/14/2010	4/14/2020	-	-	-	-
	6,500	-	-	$ 4.50	10/20/2011	10/19/2021	-	-	-	-
	6,500		-	$ 5.50	10/17/2012	10/17/2022	-	-	-	-
	20,342	-	-	$ 4.25	7/29/2013	7/29/2023	-	-	-	-
	16,750	8,250	-	$ 3.52	10/17/2014	10/17/2024	-	-	-	-
	11,900	23,100	-	$ 2.13	10/7/2015	10/6/2025	-	-	-	-
	-	70,000	-	$ 1.26	11/5/2016	11/11/2026
Total	78,492	101,350	-				-	-	-	-

Michael R. Bauer	-	55,000	-	$1.26	11/11/2016	11/11/2026	55,000	$99 ,550(1)	-	-
Total	0	55,000	-				55,000	$99,550(1)	-	-
____________
(1)
The value attributed to the restricted shares issued to Mr. Bauer is computed in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. All options vest ratably over three years from their grant date subject to acceleration in certain circumstances.

Equity Compensation Plan Information

The following table sets forth securities authorized for issuance under the Company’s equity compensation plans as of December 31, 2016.

Plan Category	Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (excluding securities reflected in second column)(1)
Equity Compensation Plans Approved by Stockholders	2,151,073	$ 2.33	1,350,764

Equity Compensation Plans Not Approved by Stockholders	--	$--	--
Total	2,151,073		1,350,764
__________________________________
(1)
Includes [●] shares of Fusion Common Stock available for issuance under the 2016 Plan other than upon the issuance of an option, warrant or right. Under the 2016 Plan, the aggregate number of shares of Common Stock reserved and available for grant will be an amount equal to 10% of the Fusion Common Stock outstanding from time to time on a fully diluted basis, plus (1) shares from awards granted under the 2009 Plan that terminate, expire, lapse for any reason in the future, and (2) 101,749 shares not granted under the 2009 Plan.

PROPOSAL NO. 6 – ELECTION OF DIRECTORS

Nominees for Election of Directors

At the Annual Meeting, Fusion Stockholders will be asked to elect eight nominees to the Board. These nominees were recommended by the Compensation Committee and nominated by the Board. All of the director nominees are incumbent directors. Each nominee has agreed to serve as a director if reelected.

The Company’s by-laws provide that a director's term extends from the date of his or her election or appointment to the Board until Fusion holds its next annual meeting of stockholders or their successors are duly elected and qualified or until his or her death, resignation or removal. However, if the Merger Agreement is approved by the Fusion Stockholders and the Merger is completed, the Board will be reconstituted in accordance with the terms of the Merger Agreement and the Stockholders Agreement. See the section entitled “Agreements Related to the Merger – Stockholders’ Agreement” beginning on page of this proxy statement.

Fusion’s by-laws provide that directors are elected by a plurality of votes cast by stockholders present at the meeting, in person or represented by proxy. Therefore, the eight nominees who receive the greatest number of votes cast at the Annual Meeting will be elected. Instructions to withhold authority, abstentions and “broker non-votes” will not be taken into account in determining the outcome of this matter.

Director Background and Qualifications

Fusion believes that individuals who are nominated to serve as directors should possess the necessary intelligence, business skills, and life experience to make a significant contribution to the Company; should have adequate time to devote to their activities as Board members; should demonstrate the highest level of ethical behavior; should have no conflicts of interest that might influence the performance of their duties as Board members; should have the ability to work effectively and harmoniously with other directors and with management; and be fully committed to building long-term value for Fusion’s stockholders.

The Company seeks a board that is comprised of professionals with diverse backgrounds and who possess business skills directly relevant to the day-to-day activities of the Company. In the information provided below, Fusion identifies for each nominee the unique background, business experience, and skills that it believes will allow him to provide effective guidance to management and have a positive impact on the performance of the Company. In particular, Fusion identifies the industry, operational, financial, and legal and leadership experience that led it to conclude that each of these nominees should be reelected to serve on the Board.

In addition to specific qualifications, the information set forth below includes each nominee’s age, principal occupation, and business experience during at least the last five years, and other directorships currently held in public companies.There is no arrangement or understanding between any of the nominees set forth below and the Company or any other person pursuant to which the nominee was selected as a director or nominee.

Marvin S. Rosen, Age 77, Chairman of the Board

Marvin Rosen co-founded the Company in 1997. He has served as the Chairman of the Board since November 2004, Vice Chairman of the Board from December 1998 to November 2004 and has been a member of the Board since March 1998. He served as the Company’s Chief Executive Officer from April 2000 to March 2006. In January 2014, he rejoined the international law firm of Greenberg Traurig LLP as a shareholder specializing in corporate securities matters. He previously was a shareholder of that firm and also acted as Of Counsel for a number of years.  Mr. Rosen was Finance Chairman for the Democratic National Committee from September 1995 to January 1997. Currently, he serves on the Board of Directors of the Robert F. Kennedy Center for Justice and Human Rights and the Howard Gilman Foundation.   Mr. Rosen served on the Board of Directors of Terremark Worldwide, Inc. from 2000 until its sale to Verizon in 2011. Mr. Rosen’s son, Matthew Rosen, is our Chief Executive Officer, and serves as a director.

Director Qualification: The Board believes that Mr. Rosen’s background as the co-founder and former Chief Executive Officer of the Company, a securities attorney and a former director of another public company provides him with the industry, financial, legal, and leadership experience to advise the Board on strategic and tactical matters.

Philip D. Turits, Age 84, Secretary, Treasurer and Director

Mr. Turits co-founded the Company in 1997 and has served as a director since September 1997, as Secretary since October 1997, as Treasurer since March 1998 and as Vice Chairman of the Board from March 1998 to December 1998. From September 1991 to February 1996, Mr. Turits served as Treasurer and Chief Operating Officer for Larry Stuart, Ltd., a consumer products company, and prior to 1991 he served as President and Chief Executive Officer of Continental Chemical Company.

Director Qualification:  The Board believes that Mr. Turits’ background as the co-founder and Secretary/Treasurer of the Company and an experienced corporate executive provides him with the operational, financial and leadership experience necessary to provide valuable guidance to management, particularly in the financial aspects of Fusion’s business.

Matthew D. Rosen, Age 45, Chief Executive Officer and Director

Mr. Rosen has served as a director of Fusion since May 2005 and has been its Chief Executive Officer since March 2006. He served as President of Fusion from March 2006 until March 2008, as its Chief Operating Officer from August 2003 to March 2006, as its Executive Vice President and Chief Operating Officer from February 2002 to August 2003, as its Executive Vice President and President of Global Operations from November 2000 to January 2002 and as its President of US Operations from March 2000 to November 2000. Mr. Rosen is the son of Fusion’s Chairman of the Board, Marvin Rosen. In the event the Merger is completed, Mr. Rosen will serve as the Chairman of the Board and as a director.

Director Qualification: The Board believes that Mr. Rosen’s background as its current Chief Executive Officer and as its former Chief Operating Officer, a senior executive in the telecommunications industry, an experienced operations executive and a former investment banker provides him with the industry, operational, financial and leadership experience to advise the Board on all aspects of the Company’s business.

Jack Rosen, Age 71, Director

Mr. Rosen has served as a director since July 2012. Mr. Rosen is the founder and Chief Executive of Rosen Partners LLC, a residential and commercial real estate development firm. He is also the current Chairman of the American Council for World Jewry, Inc. and the current President of the American Jewish Congress. In addition, Mr. Rosen oversees a wide array of healthcare, cosmetic and telecommunications business ventures throughout the U.S., Europe and Asia. Mr. Rosen currently serves on the Advisory Board of Altimo, an investment company in Russia, Turkey and the Commonwealth of Independent States, operating in the field of mobile and fixed-line communications. Mr. Rosen is currently a member of the Council on Foreign Relations, an independent, nonpartisan membership organization, think tank, and publisher.

Director Qualification:  The Board believes that Mr. Rosen’s background as a leader in many international organizations and as a corporate director in the telecommunications industry provides him with the leadership experience necessary to provide valuable direction and guidance to management and the Board.

Paul C. O’Brien, Age 78, Director

Mr. O’Brien has served as a director since August 1998. Since January 1995, he has served as the President of the O’Brien Group, Inc., a consulting and investment firm. From February 1988 to December 1994, he was the President and Chairman of New England Telephone (a subsidiary of NYNEX), now Verizon, a telecommunications company. Mr. O’Brien also serves on the Board of Directors of Astrobotics and The Computer Merchant and is the Chairman of the Board of Jumpstart Micro Inc.

Director Qualification:  The Board believes that Mr. O’Brien’s background as President of a consulting and investment firm, Chairman of a major telecommunications company and a corporate director provides him with the industry, operational, financial, and leadership experience necessary to effectively guide the Board on all aspects of the Company’s business.

Michael J. Del Giudice, Age 74, Director

Mr. Del Giudice has served as a director since November 2004. He is a Senior Managing Director of Millennium Capital Markets LLC and Senior Managing Director of MCM Securities LLC, both companies that he founded in 1996. Mr. Del Giudice also serves as Chairman of Carnegie Hudson Resources, LLC, founded in 2012. Mr. Del Giudice has been a Member of the Board of Directors of Consolidated Edison Company of New York, Inc. since 1999, and is currently a member of its Audit Committee and Chairman of its Corporate Governance and Nominating Committee. Mr. Del Giudice served as a director of Reis, Inc. from 2007 to 2013 and was a director of Barnes and Noble, Inc. from 1999 to September 2010. He is also Vice Chairman of the New York Racing Association. Mr. Del Giudice was a General Partner and Managing Director at Lazard Freres & Co. LLC from 1985 to 1995. From 1983 to 1985, Mr. Del Giudice was Chief of Staff to New York Governor Mario M. Cuomo. He served from 1979 to 1981 as Deputy Chief of Staff to Governor Hugh L. Carey and from 1975 to 1979 as Chief of Staff to the then Speaker of the New York Assembly.

Director Qualification:  The Board believes that Mr. Del Giudice’s background as a Senior Managing Director of securities and investment firms, an investment banker, Chief of Staff to a Governor and an active corporate director provides him with the financial and leadership experience to be a valuable advisor to management and the Board.

Larry Blum, Age 74, Director

Mr. Blum has served as a director since February 2012. He has been a Senior Advisor for Marcum LLP (formerly known as Marcum Rachlin)(referred to as Marcum), independent registered public accountants, since 2011.  For more than 18 years, Mr. Blum served as the Managing Partner of Rachlin LLP, directing the firm’s growth to its position as Florida’s largest independent accounting and business advisory firm up until its merger with Marcum LLP in 2009.  Mr. Blum has also served as a litigation advisor and is a member of the Florida Bar.

Director Qualification:  The Board believes that Mr. Blum’s background as a managing partner of a public accounting firm and his expertise in the areas of strategic planning, mergers and acquisitions and domestic and international taxation provides him with the financial and leadership experience to be a valuable advisor to Fusion’s management and the Board.

William Rubin, Age 64, Director

Mr. Rubin has served as a director since February 2012. Since 1992, he has been President of the Rubin Group, a consulting firm representing clients before governmental entities. Previously, he was Assistant Insurance Commissioner and Treasurer of the State of Florida, where he was directly responsible for all activities related to the Florida State Board of Administration, the agency that manages the investments for Florida’s pension funds. Mr. Rubin also serves as an advisor to many large companies, primarily health care companies doing business in Florida.

Director Qualifications: The Board believes that Mr. Rubin’s background as a senior governmental official and a lobbyist provides him with the financial and leadership experience to be a valuable advisor to executive management and the Board.

Required Vote and Board Recommendation

Directors are elected by a plurality of the votes cast at the Annual Meeting by the holders of Voting Shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon, voting as a single class.  Only votes cast “FOR” will be counted for purposes of this Proposal. Instructions to withhold authority, abstentions and “broker non-votes” will not be taken into account in determining the outcome of this Proposal No. 6.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE FUSION STOCKHOLDERS VOTE “FOR” EACH DIRECTOR NOMINEE.

CORPORATE GOVERNANCE

Board of Directors

The Board oversees the Company’s business affairs and monitors the performance of senior management.  In accordance with Fusion’s corporate governance principles, the Board does not involve itself in the day-to-day operations of the Company.  The directors keep themselves informed through discussions with the Chief Executive Officer and other executive officers of Fusion, by reading the reports and other materials that Fusion sends them and by participating in board and committee meetings.  If any director resigns, dies or is otherwise unable to serve out his or her term, or if the Board increases the number of directors, the Board may fill any vacancy by a vote of a majority of the directors then in office.  A director elected to fill a vacancy serves for the unexpired term of his or her predecessor.  Except as otherwise provided by Delaware law, any director or the entire board may be removed, with or without cause, by a majority of the shares then entitled to vote at an election of directors.

Fusion’s by-laws provide that the Board shall consist of not less than one director and that a director’s term extends from the date of his or her election until its next annual meeting of stockholders.  Through board action, the number of directors of the Company has been set at no less than seven and no more than seventeen. The Board currently consists of eight members.

Board Meetings and Attendance

During 2016, seven meetings of the Board were held all of which were telephonic. All incumbent directors, other than Marvin S. Rosen and Paul C. O’Brien attended at least 75% of the total meetings of the Board; and all directors, other than Mr. O’Brien attended at least 75% of the total meetings of the committees on which they served.

Annual Meeting Attendance

The Company does not require that directors attend the annual meeting of stockholders. Two incumbent directors attended Fusion’s 2016 annual meeting.

Stockholder Communications with Directors

The Board recommends that communications with the Board be initiated in writing and addressed as follows:

Fusion Telecommunications International, Inc.
Attention: Corporate Secretary- Stockholder Communications
420 Lexington Avenue, Suite 1718
New York, New York 10170

This centralized process will assist the Board in reviewing and responding to stockholder communications in an appropriate manner. The name of any specific director recipient should be noted in the communication. The Board has instructed the Company’s Corporate Secretary to forward such correspondence only to the intended recipient; however, the Board has also instructed its Corporate Secretary, prior to forwarding any correspondence, to review such correspondence and, in his or her discretion, not to forward certain items if they are deemed of a commercial or frivolous nature or otherwise inappropriate for consideration by the Board. In such cases, some of that correspondence may be forwarded elsewhere within the Company for review and possible response.

Code of Ethics

Since 2004, Fusion has had a Corporate Code of Ethics, the current version of which applies to all members of the Board, the Chief Executive Officer, any other principal executive officer, the Chief Financial Officer and the Company’s Corporate Controller.  To receive a copy of the Company’s Code of Ethics, you may write to Fusion Telecommunications International, Inc., Attention: Corporate Secretary, 420 Lexington Avenue, Suite 1718, New York, New York 10170 or you may contact Fusion’s Corporate Secretary at (212) 201-2407.  A copy of the Code of Ethics is also posted on Fusion’s website www.fusionconnect.com. Disclosure of amendments to, or waivers of, provisions of the Code of Ethics will be publicly disclosed in accordance with applicable rules and regulations, and will be made available upon request in the manner indicated above.

BOARD COMMITTEES

The Board has established the Compensation Committee, a Strategic and Investment Banking Committee (referred to as the Strategic Committee), and an Audit Committee (referred to as the Audit Committee), to devote attention to specific subjects and to assist the Board in the discharge of its responsibilities. The functions of the committees and their current members are set forth below:

Compensation Committee

The primary functions of the Compensation Committee are to:

●	evaluate and assess, on an annual basis, the performance of the Chief Executive Officer;
●
make recommendations to the Board regarding base salaries, annual incentive awards (equity and/or cash) and long-term incentive awards for the Chief Executive Officer and, in consultation with the Chief Executive Officer, for other executive officers;

●	establish performance objectives for executive officers under our incentive compensation plans with particular consideration to appropriate levels of risk-taking incentives;
●	make recommendations to the Board regarding employment agreements, severance agreements, change in control agreements and similar arrangements;
●
retain compensation consultants to be used to assist in the evaluation of the compensation of the Chief Executive Officer and other executive officers and obtain advice and assistance from internal and outside legal, accounting or other advisors;

●	review and recommend to the Board the nominees for election as directors and assist the Board in identifying and attracting qualified candidates;
●	periodically review and assess the adequacy and levels of director compensation; and
●	periodically review succession plans for key executive officer positions.

During 2016, the members of the Compensation Committee were Michael J. Del Giudice – Chairman, Paul C. O’Brien and Larry Blum, each of whom is a non-employee member of the Board.  During 2016, the Compensation Committee held three meetings. The Board has determined that each of these directors is independent within the meaning of Nasdaq Rule 5605(a)(2). The charter of the Compensation Committee is posted on Fusion’s website www.fusionconnect.com, and a copy of that charter can be obtained by contacting its Corporate Secretary at:

Fusion Telecommunications International, Inc.
Attention: Corporate Secretary
420 Lexington Avenue, Suite 1718
New York, New York 10170

The information on Fusion’s website is neither incorporated by reference into this proxy statement nor otherwise made a part hereof.  The Compensation Committee held three meetings during 2016.

Stockholder Nomination of Directors

The Compensation Committee currently does not have a formal procedure with regard to the consideration of candidates recommended by Fusion’s stockholders. The Board believes that such a procedure may make sense and continues to investigate various procedural options.

Director Qualifications

The Compensation Committee used the following procedures and guidelines contained in its charter to evaluate and recommend the nominees for director included in this proxy statement:

●
recommend to the Board and aid in identifying and attracting qualified candidates to stand for election as directors;
●
periodically evaluate the desirability of and recommend to the Board any changes in the size and composition thereof; and
●
select and evaluate directors in accordance with the general and specific criteria set forth below: General Criteria: Director selection should include a sufficient number of independent directors to satisfy existing SEC and exchange requirements, and such independent directors should have the appropriate skills, experience and other characteristics to fill all committee positions required to be filled by independent directors;   Specific Criteria: In addition to the general criteria, the Compensation Committee shall develop and periodically evaluate and modify, as appropriate, a set of specific criteria outlining the skills, experience, particular areas of expertise, specific backgrounds and other characteristics that should be represented on the Board to enhance the effectiveness of the Board and its committees, taking into account any particular needs of the Company based on its business, size, strategic objectives, customers and other characteristics;
●
evaluate each new director candidate and each incumbent director before recommending that the Board nominate or re-nominate such individual for election or reelection as a director based on the extent to which such individual meets the general and specific criteria above;
●
diligently seek to identify potential candidates who will strengthen the Board, by establishing procedures for soliciting and reviewing potential nominees from directors and stockholders; and
●
submit to the Board the candidates for director to be recommended by the Board for election at each annual meeting of stockholders and to be added to the Board at any other time due to board expansion, director resignations, retirements or otherwise.

Strategic and Investment Banking Committee

The members of the Company’s Strategic Committee are Marvin S. Rosen – Chairman, Michael Del Giudice and Philip D. Turits.  The Strategic Committee evaluates and recommends investment strategies with investment banks and brokerage houses and assists in the evaluation of potential mergers and acquisitions candidates. The Strategic Committee does not currently have a written charter. The Strategic Committee acts at the direction of the Board. The Strategic Committee held no meetings in 2016.

Board Role in Risk Oversight

The Board has overall responsibility for risk oversight, with a particular focus on those areas of risk that might have the most significant impact on the Company. These risk oversight responsibilities are primarily discharged through the Audit Committee and the Compensation Committee. The roles of these committees in risk evaluation are as follows:

Audit Committee. The Audit Committee oversees the risk management policies and practices related to the financial reporting process and to Fusion’s published financial statements. In addition, the Audit Committee from time to time reviews those risk management policies and practices with executive management and the Company’s auditors, to insure full compliance and the minimization of finance-related risks.

Compensation Committee. The Compensation Committee oversees the risk management policies and practices related to compensation and compensation-related risks, as well as possible risks related to succession planning. This oversight responsibility specifically includes working with executive management in relation to employee compensation policies, practices and programs.

Fusion’s executive officers direct the day-to-day implementation and monitoring of the management policies and practices established by the Board and its committees.  As part of its periodic meetings with executive management, the Board reviews the Company’s risk management policies and practices.

CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Officer and Director Loans to Company

In December 2015, Marvin S. Rosen, Fusion’s Chairman of the Board, converted $300,000 of the outstanding principal amount of the promissory note issued to him by the Company into 137,615 shares of Fusion Common Stock, at a price of $2.18 per share. In November 2016, Mr. Rosen converted an additional $250,000 of the outstanding principal amount of the promissory note into 217,391 shares of Fusion Common Stock, at a price of $1.15 per share. Of these shares, 21,739 shares were issued at Mr. Rosen’s direction in the name of his son, Matthew D. Rosen, the Company’s Chief Executive Officer.

In December 2015, Matthew D. Rosen, converted $25,000 owed to him by the Company (for a partial bonus payable to him under the terms of his employment agreement) into 11,468 shares of Fusion Common Stock, at a price of $2.18 per share. See the section entitled “Executive Compensation,” beginning on page 97 of this proxy statement.

Director Independence

We apply the standards of Rule 5605(a)(2) of Nasdaq for determining the independence of the members of the Board and its committees. Based upon the Company’s application of those standards, the Board has determined that the following members are independent:

Larry Blum
Jack Rosen
William Rubin
Paul C. O’Brien
Michael J. Del Giudice

2016 Director Compensation

Fusion’s directors do not receive cash compensation for their services on the Board or any of the committees. However, they are reimbursed for out-of-pocket expenses incurred in attending meetings.  In addition, Fusion annually grants directors stock options for their services, the amount of which is determined by the Compensation Committee.

The following table provides information relating to compensation paid to the directors for the 2016 fiscal year.

Name	Fees Earned Or Paid In Cash (S)	Stock Awards ($)	Option Awards (1) ($)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (1) ($)	Total ($) (2)
Marvin S. Rosen(3)	$-	$-	$9,991	$-	$-	$-	$9,991
Michael J. Del Giudice(3)	$-	$-	$9,991	$-	$-	$-	$9,991
Jack Rosen(3)	$-	$-	$9,991	$-	$-	$-	$9,991
Paul C. O’Brien(3)	$-	$-	$9,991	$-	$-	$-	$9,991
Philip D. Turits(3)	$-	$-	$-	$-	$-	$-	$-
William Rubin(3)	$-	$-	$9,991	$-	$-	$-	$9,991
Larry Blum(3)	$-	$-	$9,991	$-	$-	$-	$9,991
__________
(1)
This column reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ending December 31, 2016, for option awards pursuant to the 2009 Plan.  The value attributable to option awards is computed in accordance with FASB ASC Topic 718, and the assumptions made in the valuations of the option awards are included in Note 2 (Summary of Significant Accounting Policies – Stock Based Compensation) of the notes to Fusion’s financial statements for the year ended December 31, 2016, incorporated by reference into this proxy statement.

(2)	The table does not include amounts reimbursed for expenses incurred in attending board and committee meetings.
(3)
At December 31, 2016, the directors had the following number of options outstanding: Marvin S. Rosen 16,500; Michael Del Giudice 16,500; Jack Rosen 16,150; Paul C. O’Brien 16,500; Philip Turits 121,500; William Rubin 16,150; and Larry Blum 16,150.

Engagement for Tax Services

Since March 6, 2014, the Company has engaged Marcum to prepare the Company’s tax returns and to provide related tax advisory services.  The Company paid this firm approximately $135,000 and $155,000 for the years ended December 31, 2016 and 2015, respectively.  Larry Blum, a director of the Company, is a Senior Advisor and a former partner of Marcum.

PROPOSAL NO. 7 --
TO RATIFY THE SELECTION OF EISNERAMPER LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017

Reasons for the Proposal

Subject to ratification by Fusion’s stockholders, the Audit Committee, in accordance with its charter, intends to engage EisnerAmper, LLP (referred to as Eisner) as the Company’s independent registered public accountants to audit our consolidated financial statements for the fiscal year ending December 31, 2017. Eisner audited Fusion’s financial statements for the fiscal year ended December 31, 2016.  In deciding to appoint Eisner, the Audit Committee reviewed auditor independence issues and existing commercial relationships with Eisner and concluded that Eisner has no commercial relationship with Fusion that would impair its independence for the fiscal year ending December 31, 2017.

Representatives of Eisner are expected to attend the Annual Meeting, will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

The aggregate fees billed to Fusion by Eisner, for each of the years ended December 31, 2016 and 2015 are as follows:

 Audit and Audit-Related Fees

The fees billed for professional services rendered by Eisner for the years ended December 31, 2016 and 2015 were approximately $150,000 and $147,000, respectively.  The fees billed for professional services included fees associated with the audit of Fusion’s annual financial statements, reviews of the Company’s quarterly financial statements and consent for Fusion’s registration statement.

Tax Related Fees

There were no fees billed for tax-related services by Eisner during the year ended December 31, 2016 and 2015.

All Other Fees

Fees for other services that were not included in the categories above billed by Eisner during the years ended December 31, 2016 and 2015 were approximately $90,000 and $120,000, respectively. These fees were primarily for audit and due diligence services related to business acquisition transactions undertaken by the Company.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Accountants

Consistent with SEC policies regarding auditor independence, the Audit Committee has the responsibility for appointing, setting compensation, and overseeing the work of the independent accountants.  In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent accountant.

Prior to engagement of the independent accounting firm for the audit of the Company’s 2017 consolidated financial statements, management will submit to the Audit Committee for approval an aggregate of services expected to be rendered during that year for each of the three categories of services.

Audit and audit-related services include audit work performed in the preparation of annual financial statements, reviews of the Company’s interim financial statements and work that generally only the independent accountants can reasonably be expected to provide, including comfort letters, statutory audits, employee benefit plan audits and attest services and consultation regarding financial accounting and/or reporting standards.

Other Fees are those fees associated with services not captured in the other categories, including due diligence and other audit services related to mergers and acquisitions.

Prior to engagement, the Audit Committee pre-approves these services by category of service. During the year, circumstances may arise when it may become necessary to engage the independent accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent accountant.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

In 2016, all audit and permissible non-audit services provided by the independent accountants were preapproved by the Audit Committee.

Required Vote and Board Recommendation

Approval of this Proposal No. 7 requires the affirmative vote of a majority of the votes cast at the Annual Meeting by holders of the Voting Shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon, voting as a single class. Abstentions and broker non-votes will not affect the outcome of this Proposal No. 7.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE FUSION STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 7.

AUDIT MATTERS

Audit Committee

The Audit Committee’s primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing the integrity of the Company’s financial statements, its internal control systems, its auditing, accounting and financial reporting processes (including those associated with the Sarbanes-Oxley Act of 2002) and the qualification and independence of its independent accountants.  The Audit Committee’s primary duties are to:

●
serve as an independent and objective party to monitor Fusion’s quarterly and annual financial reporting process and  the adequacy of its internal control systems;
●
review and appraise the audit efforts of the independent accountants; and
●
provide an open avenue of communication among the independent accountants, financial and senior management and the Board.

To fulfill its responsibilities and duties, the Audit Committee:

●
reviews and discusses with management and the independent accountants the Company’s annual audited financial statements and any reports or other financial information submitted to any governmental body or to the public;
●
reviews with management and the independent accountants the Company’s quarterly financial statements prior to the filing of the Company’s Quarterly Reports on Form 10-Q or prior to release of earnings for the quarter;
●
reviews and approves any related-party transactions;
●
appoints and replaces the independent accountants and approves the professional fees to be paid to the independent accountants, including the range of audit and non-audit fees;
●
reviews with the independent auditors all critical accounting policies and practices being used by the Company;
●
ensures the independence of the independent accountants by preapproving all auditing and non-audit services to be performed for the Company, ensure the rotation of audit partners as required by law, and discusses with the independent accountant’s the matters required to be discussed by applicable auditing standards;
●
reviews any significant disagreements among management and the independent accountants in connection with the preparation of the Company’s financial statements;
●
establishes procedures relating to the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting and auditing matters; and
●
establishes, reviews and updates periodically the Company’s Code of Ethics to ensure that management has established a system to monitor and enforce the Code of Ethics.

During 2016, the members of our Audit Committee were Paul C. O’Brien – Chairman, Michael Del Giudice and Larry Blum, each of whom was a non-employee member of the Board.  The Board has determined that Michael Del Giudice is the Audit Committee Financial Expert within the meaning of SEC rules.  The Board has also determined that each of the directors serving on the Audit Committee is independent within the meaning of Nasdaq Rule 5605(a)(2).  The Audit Committee charter is posted on Fusion’s website at www.fusionconnect.com, and a copy of the charter can also be obtained by contacting Fusion’s Corporate Secretary.  The information on Fusion’s website is neither incorporated by reference nor otherwise made a part of this proxy statement. The Audit Committee held five meetings in 2016.

Audit Committee Report

With respect to the year ended December 31, 2016, in addition to its other work, the Audit Committee:

●
reviewed and discussed with management and Eisner the Company’s audited consolidated financial statements as of December 31, 2016 and the year then ended; and
●
discussed with Eisner the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended, with respect to its review of the findings of Eisner during its examination of the Company’s financial statements; and
●
received from Eisner written affirmation of its independence as required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” In addition, the Audit Committee discussed with Eisner its independence and determined that the provision of non-audit services was compatible with maintaining auditor independence.

Based on the review and discussion summarized above, the Audit Committee recommended that the Board include the audited consolidated financial statements in the 2016 Annual Report on Form 10-K for filing with the SEC.

Submitted by: /s/ Paul C. O’Brien, Chairman /s/ Michael Del Giudice /s/ Larry Blum

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Principal Stockholders

The following table presents information regarding the beneficial ownership of each class of Fusion’s voting securities as of October 31, 2017:

●
each person who beneficially owns more than 5% of its voting securities;
●
each of Fusion’s directors and named executive officers (as defined in Item 402(a)(3) of Regulation S-K) individually; and
●
all executive officers and directors as a group.

The Company’s voting securities consist of the Fusion Common Stock and the Series B-2 Preferred Stock, which generally vote as a single class on all matters.  Each share of Fusion Common Stock is entitled to one vote per share.  Each share of Series B-2 Preferred Stock is entitled to 200 votes (which represents the number of shares of Fusion Common Stock into which each share of Series B-2 Preferred Stock is convertible). As of [●], 2017, the total voting power of the issued and outstanding Voting Shares was [●] votes, consisting of (a) [●] votes represented by shares of Fusion Common Stock and (b) [●] votes represented by shares of Series B-2 Preferred Stock.

Unless otherwise indicated, the address of each beneficial owner in the following table is c/o Fusion Telecommunications International, Inc., 420 Lexington Avenue, Suite 1718, New York, NY 10170. We believe that all persons, unless otherwise noted, named in the following table have sole voting and investment power with respect to all Voting Shares shown as being owned by them. Under U.S. securities laws, a person is considered to be the beneficial owner of securities owned by him/her (or certain persons whose ownership is attributed to him/her) and that can be acquired by him/her within 60 days from that date, including upon the exercise of options, warrants or convertible securities.

Fusion determines a beneficial owner’s percentage ownership by assuming that options, warrants or convertible securities that are held by such owner, but not those held by any other person, and which are exercisable within 60 days of October 31, 2017, have been exercised or converted.

		Number of Voting Shares Beneficially Owned	Percentage of Voting Shares

William Rubin	(1)	204,334	*
Matthew D. Rosen	(2)	1,044,543	4.5%
Marvin S. Rosen	(3)	2,013,072	8.9%
Larry Blum	(4)	64,925	*
Michael J. Del Giudice	(5)	74,079	*
Jack Rosen	(6)	126,038	*
Gordon Hutchins, Jr.	(7)	127,754	*
Paul C. O’Brien	(8)	118,432	*
Philip D. Turits	(9)	146,401	*
Michael R. Bauer	(10)	18,333	*
All Directors and Executive Officers as a Group (15 persons)		4,556,970	20.0%
__________________________
* Less than 1% of outstanding shares.

(1)
Includes (i) 11,150 shares of Fusion Common Stock issuable upon the exercise of options, (ii) 200 shares of Series B-2 Preferred Stock convertible into 40,000 shares of Fusion Common Stock; and (iii) 20,132 shares of Fusion Common Stock issuable upon the exercise of Fusion Common Stock purchase warrants.

(2)
Includes 895,776 shares of Fusion Common Stock issuable upon the exercise of options, (ii) 14,695 shares of Fusion Common Stock issuable upon the exercise of Fusion Common Stock purchase warrants; (iii) 76 shares of Series B-2 Preferred Stock convertible into 15,200 shares of Fusion Common Stock; and (iv) 50 shares of Series A-1 Preferred Stock and 5 shares of Series A-2 Preferred Stock convertible into a total of 823 shares of Fusion Common Stock.

(3)
Includes (i) 230,158 shares of Fusion Common Stock issuable upon the exercise of Fusion Common Stock purchase warrants, (ii) 11,500 shares of Fusion Common Stock issuable upon the exercise of options, (iii) 722 shares of Series B-2 Preferred Stock convertible into 144,400 shares of Fusion Common Stock; (iv) 1,610 shares of Fusion Common Stock held by a Delaware Trust Custodian IRA of Mr. Rosen; and (v) 50 shares of Series A-1 Preferred Stock and 25 shares of Series A-2 Preferred Stock convertible into a total of 1,375 shares of Fusion Common Stock.

(4)
Includes (i) 42,185 shares of Fusion Common Stock held by trusts for which his wife serves as trustee, (ii) 4,456 shares of Fusion Common Stock issuable upon the exercise of Fusion Common Stock purchase warrants held by trusts for which his wife serves as trustee, (iii) 11,150 shares of Fusion Common Stock issuable upon the exercise of options; and (iv) 33 shares of Series B-2 Preferred Stock convertible into 6,600 shares of Fusion Common Stock held by trusts for which his wife serves as trustee.

(5)
Includes (i) 11,500 shares of Fusion Common Stock issuable upon the exercise of options, (ii) 320 shares of Fusion Common Stock issuable upon the exercise of Fusion Common Stock purchase warrants, (iii) 11,381 shares of Fusion Common Stock held in the name of Catskill Investor Group, LLC, (iv) 5 shares of Series B-2 Preferred Stock convertible into 1,000 shares of Fusion Common Stock, and (v) 200 shares of Series A-1 Preferred Stock and 75 shares of Series A-2 Preferred Stock owned by Catskill Investor Group, LLC, that are convertible into a total of 4,811 shares of Fusion Common Stock.

(6)
Includes (i) 9,600 shares of Fusion Common Stock issuable upon the exercise of Fusion Common Stock purchase warrants held in the name of Rosen-Kaiyuan, LLC, of which Jack Rosen is the managing member, (ii) 53,868 shares of Fusion Common Stock held by Rosen Partners, LLC and 12,095 shares of Fusion Common Stock held by Rosen-Kaiyuan, LLC, (iii) 11,150 shares of Fusion Common Stock issuable upon the exercise of options,  (iv) 150 shares of Series B-2 Preferred Stock convertible into 30,000 shares of Fusion Common Stock held in the name of Rosen-Kaiyuan, LLC, and (v) 200 shares of Series A-1 Preferred Stock and 50 shares of Series A-2 Preferred Stock convertible into a total of 4,121 shares of Fusion Common Stock.

(7)
Includes (i) 121,508 shares of Fusion Common Stock issuable upon the exercise of options, and (ii) 25 shares of Series A-2 Preferred Stock convertible into a total of 690 shares of Fusion Common Stock.

(8)
Includes (i) 11,500 shares of Fusion Common Stock issuable upon the exercise of options, (ii) 3,200 shares of Fusion Common Stock issuable upon the exercise of Fusion Common Stock purchase warrants, (iii) 50 shares of Series B-2 Preferred Stock convertible into 10,000 shares of Fusion Common Stock, and (iv) 100 shares of Series A-1 Preferred Stock convertible into 1,371 shares of Fusion Common Stock.

(9)
Includes (i) 29 shares of Fusion Common Stock held by his wife, (ii) 320 shares of Fusion Common Stock issuable upon the exercise of Fusion Common Stock purchase warrants, (iii) 54,834 shares of Fusion Common Stock issuable upon the exercise of options, (iv) 5 shares of Series B-2 Preferred Stock convertible into 1,000 shares of Fusion Common Stock, (v) 25 shares of Series A-1 Preferred Stock and 30 shares of Series A-2 Preferred Stock convertible into a total of 1,171 shares of Fusion Common Stock.

(10)	Reflects the vested portion of restricted stock.

OTHER MATTERS

The Board knows of no other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the Voting Shares represented thereby in accordance with their best judgment.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 (a) of the Exchange Act requires that every person who is directly or indirectly the beneficial owner of more than 10% of any class of any equity security (other than an exempted security) which is registered pursuant to Section 12 of the Exchange Act, or who is a director or an officer of the issuer of such security, file the ownership reports required by Section 16 of the Exchange Act.

Based solely upon the Company’s review of Forms 3 and 4 and amendments thereto furnished to it during or with respect to its most recent fiscal year, and Forms 5 and amendments thereto furnished to it with respect to its most recent fiscal year and any written representation from a reporting person (as defined in Item 405 of Regulation S-K) that no Form 5 is required, during the Company’s most recent fiscal year the following Section 16 officers and directors failed to file one report each with respect to option grants:  Gordon Hutchins, Jonathan Kaufman, Jan Sarro, Russell Markman and Lisa Taranto; and the following Section 16 officers and directors failed to file Form 4’s with respect to shares of Fusion Common Stock received as quarterly dividends on shares of Series B-2 Preferred Stock owned by them: Marvin S. Rosen, Matthew D. Rosen, Philip Turits, Paul C. O’Brien, William Rubin and Jack Rosen.

STOCKHOLDER PROPOSALS FOR THE 2018 ANNUAL MEETING

To be considered for inclusion in the Company’s proxy statement relating to Fusion’s 2018 annual meeting of stockholders, the Company must receive stockholder proposals no earlier than the close of business on the ninetieth day prior to such annual meeting and not later than the close of business on the later of the sixtieth day prior to such annual meeting or the tenth day following the day on which we make a public announcement of the date of such meeting.

Proposals that are not received in a timely manner will not be voted on at the 2018 annual meeting. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of Fusion’s Corporate Secretary, 420 Lexington Avenue, New York, New York, 10170.

WHERE YOU CAN FIND MORE INFORMATION

Fusion files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file with the SEC at the SEC’s public reference room at the following location: 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of those documents at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at (800) SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by Fusion through our website: www.fusionconnect.com.

Fusion has supplied all information contained in this proxy statement relating to Fusion, and BCHI has supplied all information contained in this proxy statement relating to BCHI.

In addition, the SEC allows Fusion to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this proxy statement, except for any information that is superseded by information included directly in this proxy statement or incorporated by reference subsequent to the date of this proxy statement as described below.

This proxy statement incorporates by reference the documents listed below that Fusion has previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules). They contain important information about Fusion and its financial condition.

The following Fusion filings with the SEC are incorporated by reference:

●
its Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 21, 2017, and as amended on April 11, 2017 and April 28, 2017;

●
its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017, filed with the SEC on May 12, 2017;

●
its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2017, filed with the SEC on August 14, 2017;

●
its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017, filed with the SEC on November 13, 2017;

●
its Current Report on Form 8-K/A filed with the SEC on April 17, 2017; and

●
its Current Report on Form 8-K filed with the SEC on August 30, 2017.

Fusion also incorporates by reference into this proxy statement additional documents that it may file with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this proxy statement and the earlier of the date of the Annual Meeting or the termination of the Merger Agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials. The information provided on Fusion’s website is not part of this proxy statement, and therefore is not incorporated by reference herein.

BIRCH COMMUNICATIONS HOLDINGS, INC DESCRIPTION OF BUSINESS

Overview

Birch Communications Holdings, Inc. (“BCHI”) is a leading technology service provider of IP based managed voice products, broadband, cloud and IT services to small, midsized, and enterprise businesses under the Birch and Primus brands. Birch delivers cost effective solutions with a superior customer experience for small and midsized businesses – partnering to increase customer productivity. Our industry leading product portfolio is available across North America and includes cloud communications, cloud connectivity, and cloud computing.

Our Business

BCHI’s vision is to become the leading provider of cloud and managed services to SMB and enterprise customers in the U.S. and Canada, working as a trusted advisor to its customers for service deployment, delivery and management of cloud communications, cloud computing, network connectivity and other managed solutions. BCHI aims to create value by rapidly and cost effectively provisioning and managing its customers’ essential business services by leveraging the company’s key strategic advantages:

●
Attractive sector dynamics
●
End-to-end solution set
●
Efficient, proprietary billing and back-office systems
●
Trusted partner relationships
●
Diversified, high quality business customer base
●
Diversified organic sales channels

Birch’s strategic evolution over the past decade has developed in three distinct phases:

●
2006-2015: Build a compelling customer, technology and network platform with scale. As a privately-held company Birch initially managed its business to maximize free cash flow by growing scale through acquisitions of companies and assets at low valuations, and improving the operational and financial performance of these assets through the implementation of best practices, shedding noncore assets and unprofitable customers, and expense rationalization. As a consequence of building scale, BCHI is now one of the largest cloud and business services providers in North America, with:

-
Business segment revenue of approximately $450 million for the 12 months ended September 30, 2017, and total revenue of more than $560 million during the same period;
-
A comprehensive portfolio of advanced cloud and business services solutions available throughout the U.S. and Canada, designed to serve business communications, computing and connectivity needs;
-
A broad and diverse customer base, including over 140,000 small, medium, large and enterprise business customers; and
-
A robust 100% IP core network covering 65 major North American markets, with approximately 31,000 route miles of fiber, metro fiber in 11 large markets, and an extensive network-to-network interface (“NNI”) platform enabling BCHI to sell nationwide and address large business opportunities

●
2016-2017: Stabilize the business. After BCHI had rationalized its acquisitions to eliminate revenue with an unattractive margin profile, management implemented several initiatives in 2016 to stabilize the business by further developing its Business Segment customer base. This customer base is characterized by higher average revenue per customer (“ARPU”), higher margins, longer-term contracts and lower churn relative to its Consumer Segment customer base. Management also implemented a range of sales and pricing strategies to optimize revenue opportunities across all four of the company’s sales channels, along with expense optimization through investments in process and automation. These efforts have resulted in:

-
Flat sequential revenue performance during Q2 2017 for the first time in 10 quarters, with solid trends continuing through Q3 2017
-
An improvement in overall gross margin in Q3 2017 to 44.6% versus 43.4% in Q1 2017
-
Achieving in Q3 2017 the lowest level of selling, general and administrative expense as a percentage of total revenue since 2013, at 21.9%

●
2017 onward: implement moderate organic growth strategy. In the first half of 2017, management focused on growing its business segment customer base by upselling to existing customers and increasing focus on and investments in sales and marketing. Management believes that these efforts have positioned the company for future growth, as reflected in:

-
Growth in business segment sales bookings, reflecting signed orders that have not yet been installed, of 28% in Q3 2017 versus Q1 2017, representing nine consecutive months of sequential growth through August 2017, and achieved record bookings in October 2017
-
Growth in MRR backlog to a record $1.1 million at the end of September 2017, up more than 50% compared to the end of March 2017, due to the success of winning larger customer orders that typically exhibit a longer conversion cycle from booking to revenue as orders are released by the customer in tranches over time
-
Birch’s business segment sales funnel nearly tripling to $4.1 million at the end of September 2017 versus $1.5 million at the end of March 2017
-
Growth in total Adjusted EBITDA to $31.7 million in Q3 2017, up approximately 28% over Q1 2017

Product Offerings

●
Cloud Communications and Business Services. BCHI’s cloud-based communications solutions increase productivity while reducing costs, helping small, medium and large businesses connect, communicate and collaborate.

●
TotalCloud. BCHI’s premier cloud communications offering provides a full-featured cloud voice and UCaaS solution for businesses of every size. The solution’s basic features, which include unlimited calling, routing, auto attendant, mobile applications and find-me/follow-me, can be complemented with a full range of advanced unified communications features such as web-based video conferencing with screen and file sharing, instant messaging, group chat and presence. All features and functionality can be delivered throughout the enterprise on any device, from desktop to laptop, tablet or smartphone.

●
Voice Essentials. BCHI’s simple, easy-to use cloud-based voice solution can be delivered over–the-top or bundled with its Cloud Connectivity for increased control over quality and cost. Voice Essentials provides unlimited local and domestic long distance, call routing, and additional enhanced features, offering a straightforward cloud communications solution to meet the needs of small businesses.

●
BirchNet Essentials. BirchNet Essentials offers everything a business needs for local and long distance service: unlimited local calling, unlimited “local long distance” LATA calling, nationwide long distance, and multiple features, including Anonymous Call Rejection, Distinctive Ring, Call Tracing, Call Forwarding, Call Blocking, Call Forwarding No Answer, Three-way Calling, Remote Access to Call Forwarding, Call Return and Repeat Dialing.

●
BirchNet Value. BirchNet Value provides basic voice service with features and long distance available as paid service options.

●
SIPconnect. BCHI’s SIP trunking solution offers single and multi-location businesses a flexible, IP-based telephony solution that can be provided either bundled or standalone, delivered either over-the-top, or in combination with BirchLink on-net connectivity for guaranteed quality of service (QoS).

●
Cloud Connectivity. BCHI’s 100% IP-based network has 31K fiber route-miles, 8 data centers and metro fiber assets in 11 major markets. Its extensive NNI Platform greatly expands network reach to serve multi-location customers.

●
Metro-Ethernet - In addition to BCHI’s own extensive fiber network and company-owned assets, including more than 400,000 lit buildings and over 31,000 fiber route miles, BCHI manages and maintains carrier agreements that extend its reach and ability to deliver diverse Ethernet over Copper and fiber connections in a highly secure and efficient infrastructure.

●
BirchLink MPLS (Multi-Protocol Label Switching). BCHI’s MPLS solution delivers a secure network connection linking all locations of multi-site businesses, enabling the seamless integration of communications across the enterprise. Offering connection speeds from 1.5Mbps to 1Gbps, the solution creates a private, high-speed WAN to transmit all voice and data between locations.

●
  BirchLink Complete. BCHI provides enterprise-class, multiline voice and high-speed Internet service for small businesses, including dynamic routing and prioritization features that provide full data bandwidth when calls are not in progress.

Cloud Computing. Birch’s Cloud Computing solutions help businesses manage critical data and applications in a secure cloud environment, reducing IT and infrastructure resources and costs.

●
TotalCloud Data Center. BCHI’s private or hybrid cloud computing solution enables on-demand resources in a scalable, secure environment. The solution, which reduces the technical resource and support requirements necessary to manage and maintain complex, on-site data infrastructures, can be offered managed or un-managed, and features a flexible pricing model with no hidden fees. The TotalCloud Data Center solution includes a customer-focused onboarding and support model with training, design engineering and 24/7 dedicated live and on-line support.

●
File Storage. Similar to other “box” style file storage, BCHI’s TotalCloud File Storage secures confidential business files with unparalleled security, enabling easy collaboration to optimize productivity. The solution also allows users to access, delete, revise and share files on all devices.

●
Hosted Email. Hosted Microsoft® Exchange provides an enterprise-grade email solution, hosted in BCHI's professionally-managed data center, eliminating the costs associated with the administration, maintenance, and support of an on-premise email system.

Competition

BCHI competes with companies that provide voice and data services, Internet connectivity, cloud voice, UCaaS, and application hosting to businesses. Competition is mitigated by BCHI’s ability to provide multiple product offerings, differentiating the company from single product providers.

BCHI’s voice communications, connectivity and network service offerings primarily compete with carriers such as CenturyLink, AT&T, and Verizon, cloud services providers such as 8x8, Vonage and RingCentral, as well as various cable providers such as Comcast and Charter Communications.

BCHI’s cloud computing solutions, which are provided on a private or hybrid basis, as well as its hosting solutions, compete with companies such as Rackspace, Google, IBM, Hewlett-Packard, Internap, Microsoft, Godaddy.com, and Amazon Web Services.

Sales and Marketing

Birch’s service distribution includes the following key channels:

●
Indirect Sales Channel – Includes third party partners who leverage preexisting business relationships and act as sales agents on behalf of BCHI. These agents include value-added resellers, local area network consultants, and other IT and communications consultants. This collaborative effort improves overall sales productivity while simultaneously reducing the expense associated with maintaining a direct sales force. To maximize the success of the indirect channel BCHI provides channel sales managers and other support resources. These resources assist with the sales and customer onboarding process.

●
Outbound Telesales – BCHI has developed a third party partner approach to outbound sales, combining the use of third party telemarketers with a specialized team of managers, quality control and order process specialists. This channel sells small businesses seeking basic phone and data services. All calls are scripted and follow strict review prior to conversion as part of a rigorous internal process to meet BCHI’s high quality and service standards.
●
Inside Telesales –BCHI operates a small team of inside sales representatives to handle inbound opportunities, up-sell to existing customers and renew existing agreements.
●
Direct Sales – BCHI engages prospects with a knowledgeable and experienced sales and technical support channel focused on medium to enterprise opportunities.

Regulatory Environment

BCHI’s services are subject to varying degrees of federal, state, and local regulation. Telecommunications services are subject to extensive regulation at both the federal and state levels while Internet access services are subject to a lesser degree of regulation. Federal, state, and local regulations governing BCHI’s services are the subject of ongoing judicial proceedings, rulemakings, and legislative initiatives that could change the manner in which BCHI’s industry operates and affect its business. BCHI cannot predict the outcome of any ongoing matters or their potential impact upon the communications industry generally or upon BCHI specifically. BCHI operations also are subject to various consumer, environmental, building, safety, health, and other governmental laws and regulations. The following discussion summarizes some specific areas of federal, state, and local regulation that directly or indirectly affect our business, but is not intended to be exhaustive.

Federal Regulation

The Federal Communication Commission ("FCC") exercises jurisdiction over providers of interstate and international telecommunications services. BCHI has the operating authority required by the FCC to conduct its interstate and international telecommunications business as it is currently conducted. BCHI’s operating subsidiaries that provide telecommunications services are classified as non-dominant telecommunications carriers by the FCC and, as a result, the prices, terms, and conditions of its interstate and international telecommunications services are subject to limited FCC regulation. Like all common carriers, however, BCHI is subject to the general requirement that its charges, practices, and classifications for telecommunications services must be “just and reasonable,” and that it refrain from engaging in “unjust or unreasonable discrimination” with respect to its charges, practices, or classifications.

Local Competition. The Communications Act of 1934, as amended (the “Communications Act”), imposes a variety of duties on all telecommunications carriers providing local telephone services, including competitive carriers such as us, to promote competition in the provisioning of these services. These duties include requirements to: (1) interconnect with other telecommunications carriers. (2) establish reciprocal compensation arrangements for the completion of calls. (3) permit the resale of services. (4) permit users to retain their telephone numbers when changing carriers. and (5)provide competing carriers access to poles, ducts, conduits, and rightsofway. Incumbent local exchange carriers (“ILECs”) are subject to additional duties to: (1) offer interconnection at any technically feasible point within their networks on non discriminatory, costbased terms. (2) offer collocation of competitors’ equipment at their premises on a nondiscriminatory basis. (3) make available some of their network facilities, features, and capabilities, referred to as Unbundled Network Elements, or UNEs, on nondiscriminatory, costbased terms. and (4) offer wholesale versions of their retail services for resale at discounted rates.

Local telephone service competition depends on costbased and nondiscriminatory interconnection with, and use of, ILEC networks and facilities. Failure to achieve and maintain such arrangements could have a material adverse effect on our ability to provide competitive local telephone services. FCC rules define the scope of the facilities that ILECs must make available as UNEs to competitive carriers.

The Communications Act and FCC rules also dictate that ILECs are required to negotiate in good faith with competitive carriers regarding terms for interconnection, collocation, reciprocal compensation, and access to UNEs. If the negotiating carriers cannot reach agreement within a prescribed time, either carrier may request binding arbitration of the disputed issues by a state regulatory commission. The resulting“interconnection agreement” typically has a term of three years, although the parties may mutually agree to extend or amend such agreements. The initial terms of many of our interconnection agreements have expired, however, our interconnection agreements generally contain an “evergreen” provision that allows the agreement to continue in effect until terminated. ILECs also are making available some facilities and services to competitors under unregulated “commercial agreements” that are not subject to the same requirements as interconnection agreements. The largest ILECs are also attempting to eliminate mandatory interconnection through FCC rulemaking, and replace regulated interconnection arrangements with commercial negotiations.

Our operating companies hold interconnection agreements and/or commercial agreements with AT&T, CenturyLink, Fairpoint Communications, Frontier Communications, Verizon, and Windstream in each state and service territory in which we require such agreements. New agreements could result in less favorable rates, terms and conditions than our current agreements. If we are unable to renegotiate or enter into new agreements on acceptable terms, our cost of doing business could increase and our ability to compete could be impeded.

Voice over Internet Protocol Services. Some of our operating subsidiaries provide voice services deemed to be Voice over Internet Protocol (“VoIP”) services. The FCC has not decided whether VoIP is an “information service” or “telecommunications service.” The FCC, however, has issued a series of rulings addressing aspects of the regulatory treatment of “interconnected” VoIP service, so that VoIP services that interconnect with the public switched telephone network (“PSTN”) are subject to a number of regulatory requirements, including rules relating to Universal Service Fund (“USF”) contributions, protection of Customer Proprietary Network Information (“CPNI”), compliance with the Communications Assistance for Law Enforcement Act (“CALEA”), local number portability, E911, outage reporting, access for individuals with disabilities, and others. The FCC also ruled that state utility regulatory commissions may not impose pricing and entry regulations on VoIP services, concluding that VoIP services are interstate services. Reviewing courts have affirmed these FCC decisions. Some states have adopted legislation prohibiting the regulation of VoIP services, but some state regulatory commissions continue to attempt to regulate VoIP service. We cannot predict how these matters will be resolved or the impact of these matters on companies with which we compete or interconnect.

Broadband Internet Access Services. In an order released in March 2015, the FCC classified retail broadband Internet access services as telecommunications services subject to regulation under Title II of the Communications Act. In June 2016, the U.S. Court of Appeals for the District of Columbia affirmed the FCC ruling, and several parties have asked for review by the United States Supreme Court. The FCC has initiated a rulemaking proceeding that would revise the previously adopted rules, and restore the classification of broadband Internet access services as “information services” subject to a lighttouch regulatory framework. Congress also has proposed legislation in this area. We cannot predict whether or when future changes to the regulatory framework will occur at the FCC, in Congress, or in the courts. We also cannot predict whether or to what extent the rules as revised by the FCC, Congress, or the courts may affect our operations or impose costs on our business.

Intercarrier Compensation. The FCC regulates the switched access service rates imposed by local carriers on interexchange carriers for the origination and termination of long distance traffic. Competitive carriers’ interstate switched access service rates may not be greater than those of the ILEC serving the same geographic area. In November 2011, the FCC adopted intercarrier compensation rules under which switched access service rates for all traffic, including VoIP traffic that interconnects with the PSTN, were reduced, and a uniform billandkeep framework for both intrastate and interstate terminating access traffic will be the ultimate end state. The reforms required by the FCC’s new rules are being phased in over a multiyear transition. Since July 2013, all local carriers’ intrastate tariffed terminating switched access charges must be no higher than their interstate access charges. These rules significantly altered the manner in which all carriers, including us, are compensated and pay for the origination and termination of telecommunications traffic. There also are other rulemaking proceedings pending that could further revise intercarrier compensation requirements, and address issues such as IPtoIP interconnection. We cannot predict the extent to which the FCC will address these issues in the future and whether it will adopt requirements that are favorable or unfavorable to us.

Special Access or Business Data Services. Business data services (“BDS”), also known as special access, are services offered by ILECs that allow for use of dedicated transmission facilities or private lines by wireline and wireless telecommunications carriers, Internetbased service providers, and large enterprise endusers. We rely on the purchase of BDS for “last mile” access to many of our customer locations. As a result, the price of BDS has a major effect on our ability to price our retail offerings to meet our gross margin expectations while remaining competitively priced in the retail market. In April 2017, the FCC adopted a new, deregulatory framework for BDS, which eliminated pricing regulation for certain types of BDS and established a competitive market test for determining whether other types of BDS should remain subject to pricing regulation. Several parties have challenged the FCC’s decision in federal court. At this time, we cannot predict how the FCC’s decision, or any modifications by the court, will affect our business. A significant increase in the price for BDS could materially increase our cost of services, and pricing flexibility for BDS offered by ILECs could place us at a competitive disadvantage, both as a purchaser of access and as a vendor of access to other carriers or enduser customers.

Universal Service. The federal Universal Service Fund (“USF”) subsidizes communications services in rural and highcost areas, services for low income consumers, and services for schools, libraries, and rural health care providers. Currently, the FCC assesses all providers of telecommunications services, interconnected VoIP services, and certain providers of telecommunications a percentage of interstate and international revenues received from U.S. retail customers. We are subject to this contribution requirement. Providers are permitted to pass through their USF contribution assessment to their customers in a manner consistent with FCC billing regulations. The FCC is considering a number of proposed changes to the method of assessing these USF contributions, including whether providers of broadband Internet access services should be subject to contribution requirements. We cannot predict when the FCC may reach a decision, what types of changes may be adopted, or how such changes may affect our business.

Customer Proprietary Network Information. Telecommunications carriers and interconnected VoIP service providers are required to implement measures to prevent the unauthorized disclosure of Customer Proprietary Network Information (“CPNI”). We must file a verified certification of compliance by March 1 of each year that affirms the existence of training and other sales and marketing processes designed to prevent improper use and unauthorized release of CPNI. In 2016, the FCC extended these protections to providers of broadband Internet access service, but those rules were repealed pursuant to the Congressional Review Act in April 2017, and Congress restricted the FCC from adopting “substantially similar” rules in the future. Other privacy legislation has been proposed at the state and federal level, some of which would require broadband service providers to apply heightened privacy and security protections to customer data. We cannot predict whether or to what extent revisions to the current rules may affect our operations or impose costs on our business.

State Regulation

State regulatory commissions, commonly referred to as public utility commissions (“PUCs”), generally have jurisdiction over telecommunications carriers to the extent that they provide intrastate telecommunications services. Most state PUCs require providers such as us to obtain certificates of authority before offering telecommunications services between points within the state. Through our operating subsidiaries, we have authority to offer local telephone service and intrastate long distance service in all 50 U.S. states and the District of Columbia (with the exception of Alaska, in which we hold authority to provide intrastate long distance service only).

We may be required to file tariffs or price lists setting forth the terms, conditions and prices for specified services that are classified as intrastate and to update or amend our tariffs when we adjust our rates or add new products. We also are subject to various reporting and recordkeeping requirements at the state level, as well as requirements to contribute to state USF, E911, and other funds, and collect and/or pay other taxes, fees, and surcharges where applicable. Certificates of authority can be conditioned, modified, canceled, terminated, or revoked by state regulatory authorities for a carrier’s failure to comply with state laws or the rules, regulations, and policies of state regulatory authorities. Fines or other penalties may be imposed for violations.

We may be affected by how states regulate the retail prices of the ILECs with which we compete. As the degree of intrastate competition is perceived to increase, states are offering ILECs increased pricing flexibility and deregulation of services deemed to be competitive. We cannot predict the extent to which these developments may affect our business. In addition, state legislatures are considering, and in some cases enacting, new laws that limit the authority of state PUCs to regulate and oversee the business dealings of carriers. While we may benefit from such actions, deregulation of our ILEC competitors may affect our operations or impose costs on our business.

Many states require prior approval for transfers of control of certified carriers, corporate reorganizations, acquisitions of telecommunications operations, assignment of carrier assets, carrier stock offerings, and incurrence by carriers of significant debt obligations. These requirements can delay and increase the cost we incur to complete financing transactions, including future stock or debt offerings, the sale of part or all of our regulated business, or the acquisition of assets and other entities to be used in our regulated business.

Local Government Authorizations and Related Rights-of-Way

Local governments may require us to obtain licenses, permits, or franchises to use the public rightsofway necessary to install and operate our network. We may be subject to numerous local regulations such as building codes, municipal franchise requirements, and licensing. Such regulations vary on a city-by-city and county-by-county basis and can affect our provision of both network services and carrier services. We also may be required to pay license or franchise fees based on a percentage of gross revenues or a per linear foot basis in various localities. In many markets, ILECs are not required to pay these franchise fees or are permitted to pay fees that are substantially lower than those required to be paid by us. To the extent that our competitors do not pay the same level of fees that we do, we could be at a competitive disadvantage.

BIRCH COMMUNICATIONS HOLDINGS, INC.
ATLANTA, GEORGIA

CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED
SEPTEMBER 30, 2017

BIRCH COMMUNICATIONS HOLDINGS, INC.
CONTENTS

Consolidated Balance Sheets as of September 30, 2017 and December 31, 2016	F-3

Consolidated Statements of Operations and Comprehensive Income for the Three Months Ended September 30, 2017 and 2016 and for the Nine Months Ended September 30, 2017 and 2016	F-4

Consolidated Statements of Changes in Stockholders’ Deficit for the Nine Months Ended September 30, 2017 and 2016	F-5

Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2017 and 2016	F-6

Notes to Consolidated Financial Statements	F-7

BIRCH COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

See accompanying notes which are an integral part of these financial statements.

BIRCH COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Amounts in thousands)
(Unaudited)

See accompanying notes which are an integral part of these financial statements.

BIRCH COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT
(Amounts in thousands)
(Unaudited)

See accompanying notes which are an integral part of these financial statements.

BIRCH COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

See accompanying notes which are an integral part of these financial statements.

BIRCH COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Nature of Business

Birch Communications Holdings, Inc., (Birch) (the Company) is the sole owner of Birch Communications, Inc. (formerly known as Access Integrated Networks, Inc., incorporated in 1996) which is comprised of the following wholly-owned consolidated subsidiaries: Birch Communications of Virginia, Inc., Birch Communications of Kentucky, LLC, Birch Telecom of Texas Ltd., LLP, Birch Telecom of Kansas, Inc., Birch Telecom of Missouri, Inc., Birch Telecom of Oklahoma, Inc., Birch Telecom of the South, Inc., Birch Telecom of the Great Lakes, Inc., Birch Telecom of the West, Inc., Birch Communications of the Northeast, Inc., Ionex Communications North, Inc., Ionex Communications South, Inc., Ionex Communications, Inc., Tempo Telecom, LLC, Primus Management, ULC, Primus of Puerto Rico, LLC, Cbeyond, Inc., Cbeyond Communications, LLC (Cbeyond), Birch Internet Services, Inc., Birch Equipment, Inc., Birch Management Corporation, Primus Holdings, Inc., Birch Texas Holdings, Inc., Birch Telecom, Inc., and Birch Telecom 1996, Inc. The Company is a competitive local exchange carrier (CLEC) providing services to primarily small- and medium-sized business customers and to a lesser extent, residential consumers in 50 states, and Washington, D.C., focusing mainly in the southeastern and southwestern United States.The Company provides local, long distance, high speed internet, broadband data, Session Initiation Protocol (SIP) trunking, Private Branch Exchange (PBX) hosting, email, web hosting and other ancillary telephony, broadband information technology (IT) services and internet services. It does so by provisioning services over its own digital network called the Birch Digital Network (BDN) or by reselling the services of the incumbent local exchange carrier (ILEC), such as AT&T, Inc., Verizon and CenturyLink. Birch is subject to certain regulations and requirements of the Federal Communications Commission (FCC) and various state public service commissions and, where required, files tariffs, price lists and other terms and conditions relating to the use of their services.

In connection with offering local exchange services, the Company has entered into two types of agreements with most ILECs. The first is an Interconnection Agreement (ICA), which vary in length of term by state and region. The ICA allows the Company to purchase resale services as well as unbundled network elements (UNE) such as loops and transport, and the ability to collocate equipment at the ILEC’s central office (all necessary to build and operate the BDN). The second type of agreement is the Commercial Agreement (CA). The CA governs the terms, conditions and prices for the purchase of unbundled network element replacement services where UNEs are not available. These agreements allow the Company to enter new markets with minimal capital expenditures and to offer local exchange services by purchasing all unbundled network element platform (UNE-P) required for local service on a wholesale basis. The terms of the ICA, including pricing terms which are negotiated and agreed to by the Company and each ILEC, have been approved by state regulatory authorities in all states in which the ILEC operates, although they remain subject to review and modification by such authorities. The Company believes the ICAs and CAs provide a foundation for it to provide local service on a reasonable basis, but there can be no assurance on a prospective basis in this regard as important regulatory, legal and technology issues are ever changing.

Typically, the Company enters multi-year ICAs with the ILECs. Under these agreements, prices are either fixed for the life of the agreement or specific mechanisms for periodic adjustments in prices are outlined.

Note 2. Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated. All dollars in notes to the consolidated financial statements are rounded to the nearest thousands, except per share amounts.

The accompanying unaudited consolidated financial statements have been prepared in accordance with GAAP, for interim financial information. Accordingly, the financial statements do not include all of the information and footnotes required by GAAP for complete financial statement presentation. In management’s opinion, all normal and recurring adjustments considered necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods presented have been included. The results of operations for the period ended September 30, 2017 are not necessarily indicative of the results to be expected for the full year.

Use of Estimates

Management uses estimates and assumptions in preparing the consolidated financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”). These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing the consolidated financial statements.

Reclassifications

Certain reclassifications of prior year amounts have been made to conform to the current year presentation.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with an original maturity of three months or less to be cash equivalents.

Revenue Recognition

Revenue is recognized when earned based upon the following specific criteria: (1) persuasive evidence of arrangement exists, (2) services have been rendered, (3) seller’s price to the buyer is fixed or determinable, and (4) collectability is reasonably assured. The Company’s revenue is comprised of two primary components: (1) fees paid by end customers for local, long-distance and data and (2) carrier charges, primarily access fees. End customer revenue includes local, long-distance and data and is comprised of monthly recurring charges, usage charges and initial nonrecurring charges. Monthly recurring charges include the fees paid by customers for services and additional features on those facilities. Usage charges consist of per-use sensitive fees paid for calls made. Initial nonrecurring charges consist primarily of installation charges. Access charges are comprised of charges paid primarily by interexchange carriers for the origination and termination of interexchange toll and toll-free calls.

The Company follows provisions of Accounting Standards Codification (ASC) Topic 605, Revenue Recognition in Financial Statements. This guidance addresses the recording of revenues and associated costs relating to installation and service activation fees.

Deferred Customer Revenue

Deferred customer revenue represents the liability for advance billings to customers for local phone service. Customers are billed in advance for fixed monthly charges.

Concentrations of Credit Risk

Cash and Cash Equivalents

Financial instruments that potentially subject the Company to credit risk include cash on deposit with financial institutions in excess of federally insured limits. At September 30, 2017, the Company had bank deposits of $5,471 in excess of the FDIC coverage of $250. In Canada, the Company had bank deposits of C$778 in excess of the CDIC coverage of C$100.

Accounts Receivable

The Company’s accounts receivable subject the Company to credit risk, since collateral is generally not required. The Company’s risk of loss is limited due to the ability to terminate access on delinquent accounts. The large number of customers comprising the customer base mitigates the concentration of risk. In the nine months ended September 30, 2017, no customer represented more than 10 percent of the Company’s revenues.

Accounts receivable are stated at the amount management expects to collect from outstanding balances. Management provides for uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable.

Other

The Company faces certain factors, including the following: growth and expansion, which may strain the Company’s resources; dependence on key personnel; dependence on third-party suppliers of equipment and communications services; dependence on relationships with incumbent local exchange carriers; competition from other competitive local exchange carriers and providers of communications services; and potential disruption of services due to system failures.

Property and Equipment

Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets (generally three to five years). Maintenance and repairs are charged to expense as incurred. Gains or losses on the disposal of property and equipment are recognized in operations in the year of disposition. Amortization of capital lease items is included in depreciation expense. Depreciation expense was $7,304 and $23,393 for the three and nine months ended September 30, 2017 and $7,225 and $21,281 for the three and nine months ended September 30, 2016, respectively.

Amortization

Subscriber Acquisition Costs

The Company amortizes subscriber acquisition costs over the estimated life of a customer (84 - 120 months as of September 30, 2017). Amortization expense of subscriber acquisition costs was $5,521 and $16,457 for the three and nine months ended September 30, 2017 and $6,113 and $17,304 for the three and nine months ended September 30, 2016, respectively.

IP-Network Transition Costs

The Company amortizes the one-time charges associated with transitioning a resale customer to its own IP-Network over a period of 36 months. Amortization expense of IP-network transition costs was $3,036 and $8,617 for the three and nine months ended September 30, 2017 and $2,343 and $6,109 for the three and nine months ended September 30, 2016, respectively.

Installation Costs

The Company amortizes costs relative to the install of new customers over a period of 36 months.  Amortization expense of installation costs was $1,615 and $3,925 for the three and nine months ended September 30, 2017 and $886 and $2,047 for the three and nine months ended September 30, 2016, respectively.

Commissions

The Company amortizes up-front sales commissions paid to third parties over the contractual service period (7 - 36 months as of September 30, 2017). Amortization of these commissions was $3,082 and $7,829 for the three and nine months ended September 30, 2017 and $1,752 and $4,047 for the three and nine months ended September 30, 2016, respectively.

Tradenames

The Company amortizes tradenames and costs over the estimated life of 84 months. Amortization expense of tradenames costs was $425 and $1,275 for the three and nine months ended September 30, 2017 and $104 and $311 for the three and nine months ended September 30, 2016, respectively.

Noncompete Agreements

The Company amortizes noncompete agreement costs over the life of the agreement (12-24 months as of September 30, 2017). Noncompete agreements were fully amortized as of September 30, 2017 and December 31, 2016; therefore no amortization expense was recognized.

Impairment of Long-Lived Assets

The Company accounts for long-lived assets in accordance with provisions of ASC Topic 360, Accounting for the Impairment or Disposal of Long-Lived Assets. This guidance addresses financial accounting and reporting for the impairment and disposition of long-lived assets, including property and equipment and purchased intangible assets. The Company evaluates the recoverability of long-lived assets for impairment when events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or a significant adverse change that would indicate the carrying amount of an asset or group of assets is not recoverable. For long-lived assets to be held and used, the Company recognizes an impairment loss only if it’s carrying amount is not recoverable through its undiscounted cash flows and measures the impairment loss, if any, based on the difference between the carrying amount and fair value. Long-lived assets held for sale are reported at the lower of cost or fair value less costs to sell. If impairment is indicated, the carrying amount of the asset is written down to fair value.

Goodwill and Purchased Intangible Assets

Goodwill is the excess of the purchase price over the fair value of identifiable net assets acquired in business combinations accounted for under the acquisition method of accounting pursuant to ASC Topic 805, Business Combinations. Purchased intangible assets consist primarily of subscriber bases and customer relationships, acquired software and technology and other assets acquired in conjunction with the purchases of businesses and subscriber bases from other companies. Subscriber bases acquired directly are valued at cost plus assumed service liabilities, which approximates fair value at the time of purchase. When management determines material intangible assets are acquired in conjunction with the purchase of a company, the Company engages an independent third party to determine the allocation of the purchase price to the intangible assets acquired. Certain intangible assets determined to have definite lives are amortized on a straight-line basis over their estimated useful lives.

The Company accounts for goodwill and intangible assets in accordance with ASC Topic 350, Goodwill and Other Intangible Assets, which prohibit the amortization of certain intangible assets, deemed to have indefinite lives. Goodwill is not amortized and is tested for impairment on an annual basis, or more frequently if deemed necessary. As of September 30, 2017, we had $93,356 of goodwill. The Company’s 2016 annual goodwill impairment analysis did not result in an impairment charge.

Income Taxes

The Company, with the consent of its stockholders, has elected under the Internal Revenue Code to be an S corporation effective January 1, 2006. In lieu of corporate income taxes, the stockholders of an S corporation are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision or liability for federal income taxes has been included in the consolidated financial statements. However, the Company operates in a few states that do not recognize S corporation status. The Company recognizes state tax provisions as amounts are paid to the tax jurisdictions.

Cbeyond files separate corporate tax returns which include sales to affiliated companies.  No immediate tax expense is recognized in the consolidated statements other than the tax benefit from the release of the valuation allowance on its net operating loss.

Income tax expense was $654 and $2,008 for the three and nine months ended September 30, 2017 and $201 and $1,299 for the three and nine months ended September 30, 2016, respectively. The 2016 return has not been filed. The 2015, 2014 and 2013 returns have been filed and are still subject to examination by the Internal Revenue Service for three years from filing.

The Company has U.S. deferred tax assets, which have been fully reserved due to the uncertainty of their use. The balance sheet includes deferred assets attributable to the Company’s investment in Primus, a Canadian subsidiary.  The acquisition was taxable for income tax purposes and all assets and liabilities have been recorded at fair market value for both book and income tax purposes.  The deferred assets are solely attributable to different cost recovery methods for fixed assets and customer lists.

For financial reporting purposes, income before income (loss) taxes includes the following components:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
United States	$(7,393)	$(2,073)	$(29,270)	$2,812
Foreign	1,343	4,848	4,691	7,960
Total	$(6,050)	$2,775	$(24,579)	$10,772

Foreign withholding taxes have not been recognized on the 2016 earnings of the non-U.S. subsidiaries.  Generally, such amounts become subject to U.S taxation upon remittance of the dividends and certain other circumstances.  It is not practicable to estimate the amount of deferred tax liability related to investments in the foreign subsidiary.

The Company’s tax positions are evaluated for recognition using a more-likely-than-not threshold, and those tax positions requiring recognition are measured at the largest amount of tax benefit that is greater than 50 percent likely of being realized upon ultimate settlement with a taxing authority that has knowledge of all relevant information. Liabilities for income tax matters include amounts for income taxes, penalties and interest thereon and are the result of the potential alternative interpretations of tax laws and the judgmental nature of the timing of recognition of taxable income. Management does not believe the Corporation has taken any tax positions which would require accrual.

Share-Based Compensation and Consulting

The Company has an equity compensation plan providing for the grant of equity awards. All transactions with nonemployees in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date of the fair value of the equity instrument issued is the earlier of the date on which the counter party’s performance is complete or the date on which it is probable that performance will occur.

Advertising Costs

The Company expenses all advertising costs as incurred. Advertising expense was $1,114 and $3,653 for the three and nine months ended September 30, 2017 and $835 and $2,076 for the three and nine months ended September 30, 2016, respectively.

Foreign Currency

The Company’s foreign subsidiary, Primus Management ULC (Primus Canada) uses the local currency of its country as its functional currency. Assets and liabilities are translated into U.S. dollars at exchange rates at the balance sheet dates. Revenues, costs and expenses are translated using the average exchange rates for the period. Gains and losses resulting from the translation of our consolidated balance sheets and statements of operations are recorded as a component of accumulated other comprehensive income. Gains and losses from foreign currency transactions are recognized as foreign exchange gain (loss) in the statement of operations.

Comprehensive Income (Loss)

Comprehensive income includes all changes in the Company’s equity during the period that results from transactions and other economic events other than transactions with its stockholders. For the Company, comprehensive income includes the gains or losses resulting from foreign currency translations.

Distributions to Owners

It is management’s policy to distribute amounts to the Company’s owners to cover their tax liability related to the earnings of the Company. “Permitted Tax Distributions,” as defined in the PNC Bank, National Association Credit Agreement (2014 Credit Facility), shall be based on good faith estimates by the Company of net taxable income for the relevant period (or portion thereof) and subsequent tax distributions shall be appropriately adjusted to the extent of any excess or deficit in payments in respect of prior relevant periods or portions thereof.

Sales, Use and Other Value Added Taxes

The Company’s revenue is recorded net of applicable sales, use and other value added taxes.

Recently adopted accounting standards

In August, 2014, the Financial Accounting Standards Board (the FASB) issued Accounting Standards Update (ASU) 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. The update requires management to assess a company’s ability to continue as a going concern and to provide related footnote disclosures in certain circumstances. Under the new standard, disclosures are required when conditions give rise to substantial doubt about a company’s ability to continue as a going concern within one year from the financial statement issuance date. The new standard applies to all companies and is effective for the annual period ending after December 15, 2016. Adoption of this standard did not have a material impact on the Company’s consolidated financial statements.

The Company has early implemented certain provisions of Accounting Standards Update 2016-01, Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities. To simplify reporting, fair value disclosures for financial instruments reported at amortized cost are no longer provided in the notes to these financial statements.

Recently issued accounting standards

In November, 2016, the FASB issued ASU 2016-18, Statement of Cash Flows Restricted Cash. The update requires that the statement of cash flows explain the change during the period in the total of cash, cash equivalents, and restricted cash. Entities will also be required to reconcile such totals to amounts on the balance sheet and disclose the nature of the restrictions. The update is effective for non-public business entities for fiscal years beginning after December 15, 2018. Early adoption at the original effective date is permitted. The Company is evaluating the impact of the implementation of this standard on its financial statements.

In February, 2016, the FASB issued ASU 2016-02, Leases. The update requires lessees to recognize lease assets and liabilities for all leases, with certain exceptions, on the balance sheets. The standard is now required to be adopted by non-public business entities in annual periods beginning on or after December 15, 2019 and must be applied on a full retrospective basis. Early adoption at the original effective date is permitted. The Company is evaluating the impact of the implementation of this standard on its financial statements.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers. The new guidance outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. The core principle of the revenue model is that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The new standard requires significantly expanded disclosures about revenue contract assets and liabilities. In April 2015, the FASB issued guidance that deferred the effective date by one year. The standard is required to be adopted by non-public business entities in annual periods beginning on or after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019, and may be applied on a full retrospective or modified retrospective approach. Early adoption at the original effective date is permitted. The Company is evaluating the impact of the implementation of this standard on its financial statements.

Note 3. Earnings per Share

Basic and diluted net income (loss) per share

Basic net income (loss) per share is calculated by dividing net income (loss) by the weighted average number of shares of common stock outstanding for the period. Diluted net income (loss) per share gives effect to all dilutive potential common shares outstanding during the period including stock options and warrants using the treasury stock method.

The following table summarizes the basic and diluted net income (loss) per share calculations:

	For the Three Months Ended September 30,		For the Six Months Ended September 30,
	2017	2016	2017	2016
Net income (loss)	$(6,704)	$2,574	$(26,587)	$9,473
Basic weighted average common shares outstanding	2,564	2,564	2,564	2,564
Effect of dilutive securities	-	38	-	38
Diluted weighted average common shares outstanding	2,564	2,602	2,564	2,602
Basic income (loss) per common share	$(2.61)	$1.00	$(10.37)	$3.69
Diluted income (loss) per common share	$(2.61)	$0.99	$(10.22)	$3.64

Note 4. Property and Equipment

Property and equipment consists of the following:

	Estimated Life Range (years)	September 30, 2017	December 31, 2016
Owned Assets:
Telecommunications Equipment	5 -7	$85,412	$82,359
Leasehold Improvements	Life of Lease	11,630	14,242
Office Equipment	3 - 5	1,909	1,707
Buildings and Building Improvements	30 - 40	1,540	1,540
Furniture and Fixtures	3 – 7	6,055	6,311
Computer Software	3 – 5	53,126	49,604
Land	N/A	470	470
Automobiles	2 - 5	131	131
Construction-In-Process	N/A	5,431	2,993

Total Owned Assets		165,704	159,357
Accumulated Depreciation		(94,273)	(74,786)
Total Owned Assets, Net		71,431	84,571

Total Assets Under Capital Lease		37,574	36,643
Accumulated Depreciation	Life of Lease	(11,589)	(10,257)
Total Assets Under Capital Lease, Net		25,985	26,386

Property and Equipment, Net		$97,416	$110,957

Note 5. Leases

The Company has entered into various operating and capital leases for facilities and equipment used in its operations. Aggregate future minimum rental commitments under operating leases and maturities of capital lease obligations as of September 30, 2017 are as follows:

	Operating Lease	Capital Lease

2017	$4,390	$1,102
2018	9.026	2,991
2019	6,587	1,522
2020	3,096	671
2021	1,171	247
Thereafter	1,064	1,813

	$25,334	$8,346

Amounts Representing Interest		(883)

Present Value of Minimum Lease Payments		7,463

Current Portion		(3,476)

Obligations Under Capital Lease-Net of Current Portion		$3,987

Property and equipment acquired through capital leases are recorded at the present value of the future payments due under the lease agreements, discounted at rates varying from 2.00 to 5.00 percent.

Assets and accumulated amortization under capitalized leases consists of the following:

		September 30, 2017	December 31, 2016
Assets Under Capital Lease
Telecommunications and Office Equipment	Life of Lease	$10,301	$9,371
IRU (1)	20 Years	25,326	25,325
Computer Software	4 Years	1,947	1,947

Total Assets Under Capital Lease		37,574	36,643

Accumulated Depreciation		(12,481)	(10,257)
Total Assets Under Capital Lease, Net		$25,985	$26,386

(1) Purchase of network capacity under long-term contracts for the indefeasible right to use (IRU) fiber network infrastructure owned by others.

Rental expense charged to operations was $921 and $3,820 for the three and nine months ended September 30, 2017 and $1,604 and $4,500 for the three and nine months ended September 30, 2016, respectively.

Note 6. Intangible Assets

Intangible assets and accumulated amortization as follows:

	September 30, 2017	December 31, 2016

Subscriber Acquisition Costs	$ 203,454	$ 201,346
Network Transition Costs	53,126	37,557
Tradenames and Trademarks	13,146	13,146
Noncompete Agreement	3,000	3,000
Installation Costs	17,776	17,066
Commissions	41,475	30,934

Total Intangible Assets	331,977	303,049
Accumulated Amortization	(163,958)	(125,379)

Intangible Assets, Net	$ 168,019	$ 177,670

Amortization expense was $13,679 and $38,103 for the three and nine months ended September 30, 2017, and $11,198 and $29,818 for the three and nine months ended September 30, 2016, respectively.

Estimated future amortization expense for intangible assets owned as of September 30, 2017 is as follows:

Year	Amount

2017	$ 13,028
2018	43,040
2019	34,196
2020	25,124
2021	16,561
Thereafter	19,884

$ 151,833

Note 7. Long-Term Debt

The Company’s long-term debt consists of the following:

	September 30, 2017	December 31, 2016
Term Loan Payable	$ 406,158	$ 414,483
Revolver Loan Payable	45,000	40,000
Promissory Notes (1)	6,568	6,000
Notes Payable (1)	500	500
Stock Repurchase Agreement (2)	13,700	13,700
Deferred Financing, Net	(13,137)	(12,687)
Debt Origination Discount	(4,249)	(5,585)

	454,540	456,411
Current Maturities	(28,823)	(26,500)

Total Long-Term Debt	$ 425,717	$ 429,911

1.
See Note 12. Related Party Transactions for discussion of the subordinated promissory notes and note payable.
2.
As it is the intent for the repurchased shares to be retired, the Company has elected to account for the shares repurchased under the constructive retirement method. For shares repurchased in excess of par, the Company allocated the excess value to accumulated deficit.

On July 18, 2014, the Company refinanced its existing debt under a Term Loan Payable (2014 Credit Facility) arrangement totaling $450,000 with PNC Bank, N.A., as Administrative Agent. The arrangement also includes $50,000 made available under the Revolver Loan Payable. The Company capitalized the costs associated with issuing the debt of $13,770. The debt was issued at a discount of $9,450. The deferred financing and discount are recognized as interest expense throughout the term of the loan.

On October 28, 2016, the Company amended the 2014 Credit Facility. The Company capitalized the costs associated with the amendment of $4,289. The amended 2014 Credit Facility is due in quarterly installments of $2,800 through December 31 2016, then $5,625 per quarter until June 30, 2020. The amended 2014 Credit Facility matures with the remainder due on July 18th 2020. The interest on the amended 2014 Credit Facility is Libor plus 7.25% for the term loan and Libor plus 6.25% for the revolver loan payable.

On May 1, 2016, the Company entered into an installment purchase agreement to repurchase 148 shares of common stock from a former employee, valued at $13,700. The installments due are as follows: $1,000 on December 31, 2016, $1,500 on May 1, 2017, $1,000 on December 31, 2017, $3,000 on May 1, 2018, and $7,200 on May 1, 2019. Per the agreement, should the payment of any installment conflict with a covenant in any material credit agreement of the Company, the installment will be delayed. The sum delayed will accrete at a rate of 4% per year. As of November 7, 2017, no payments have been made due to a material impact to the amended 2014 Credit Facility, resulting in $46,667 of additional debt.

On April 12, 2017, the Company entered into a second amendment to the 2014 Credit Facility. The Company was able to secure an additional $10,000 to the term loan from its primary lender Halcion. Additionally, there was a $5,000 commitment from Company ownership if the Company dropped below $10,000 in liquidity. The second amended 2014 Credit Facility is due in quarterly installments of $125 per quarter until June 30, 2020. The additional term loan matures with the remainder due on July 18, 2020. The Company capitalized the costs associated with the amendment of $4,881.

The aggregate scheduled maturities of long-term debt as of September 30, 2017 is as follows:

Year	Amount

2017	$ 9,625
2018	25,500
2019	29,700
2020	407,101
2021	-
Thereafter	-
$ 471,926

Note 8. Commitments and Contingencies

Sales Agents’ Agreements

The Company’s marketing strategies focus on providing local services through a combination of its agent channel and its direct and internal sales channel.

The remaining agents may or may not bring an existing base of accounts and perform a traditional agent role. They will not be the end users’ points of contact; all contact for additions/changes and service/maintenance will be handled directly by the Company.

The total commissions paid through the Company’s agents and internal sales channels was $3,784 and $11,478 for the three and nine months ended September 30, 2017 and $4,277 and $12,847 for the three and nine months ended September 30, 2016, respectively. These commissions are classified as selling, general and administrative expenses in the accompanying consolidated statements of operations and comprehensive income. Upfront sales commissions paid to third parties are capitalized and amortized over the contract service period.

Legal Proceedings

We are involved in legal proceedings arising in the ordinary course of business.

On November 20, 2008, Telecom Decision Makers, Inc. (TDM) filed a lawsuit against Access Integrated Networks, Inc. and Birch Communications, Inc. (Birch) in the United States District Court, Western District of Kentucky at Louisville. TDM was seeking a Declaratory Judgment from the Court, claiming that the “Confidential Independent Sales Representative Agreement for Voice Products and Services” in effect with Navigator Telecommunications (Navigator), was automatically assigned to Birch Communications, Inc. in their purchase of a portion of Navigator’s assets on November 18, 2008. TDM claimed that Navigator’s agreement to pay certain commissions continued since they did not exercise a buy-out option, and that this obligation is now binding on Birch.

The parties engaged in extensive discovery, including written discovery, including corporate deposition of Navigator, retaining expert witnesses and deposing those witnesses. There was extensive motion practice on discovery matters and for summary judgment, which the Court denied. A trial date of January 6, 2014 was established. At a pretrial conference on January 3, 2014, the Court granted the Company’s motion to limit the trial to the single issue raised in the Complaint, specifically whether the transaction between Navigator and Birch caused a “change of control”, within the language of the TDM/Navigator agreement. The jury’s verdict indicated that the transaction did cause a change of control.

On or about May 19, 2014 the Company submitted a renewed motion for judgment asking the declaratory judgment be set aside, and that motion was denied. No party filed a notice of appeal.

Instead, on or about August 28, 2014 the Company was named as the defendant in a second TDM lawsuit. This matter was removed to federal court by the Company on or about September 4, 2014. In the Second TDM Proceeding, TDM is seeking damages for breach of contract, unjust enrichment and other claims. These claims arise from the same contract that prompted the first TDM Proceeding. On or about September 12, 2014 the Company submitted a motion to dismiss, urging that the new lawsuit impermissibly seeks to re-open the First TDM Proceeding, that TDM’s claims are barred by finality doctrines and applicable statutes of limitations. That motion has been briefed but not decided.

Plaintiff appealed to the Sixth Circuit of Appeals in November 2015. The Company is proceeding to defend its position to force arbitration to determine damages, if any, on appeal. An estimate of $3,600 was accrued as of December 31, 2016. The final arbitration awarded to TDM in May 2017 was $3,647 plus attorney’s fees awarded of $382. The additional $429 was accrued in 2017.

On October 7, 2015, Abante Rooter and Plumbing, Inc. (Abante) filed a lawsuit against Birch Communications, Inc. in the United States Georgia Northern District of Atlanta. Abante claimed violations of the Telephone Consumer Protection Act (TCPA) by Birch Communications, Inc. and/or certain of its affiliates as a result of alleged unauthorized contact by third party telemarketing services engaged by Birch to individuals’ cellular telephones. On or about July 6, 2016, Plaintiff made a first settlement demand in the Action for $26 million. Mediation was conducted September 29, 2016 and was unsuccessful. Plaintiff has filed for certification as a class action. Birch has filed a Motion attacking the plaintiff’s expert witness, classification of TCPA violation and class description and Birch has filed a Motion for Summary Judgment. In May 2017, the Company reached a tentative agreement with plaintiffs, subject to approval by the Court, to settle the case for $12,000 payable in equal quarterly payments over three years. The $12,000 settlement was accrued as of December 31, 2016.

Accruals for litigation loss contingencies are recorded when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated.

Note 9. Benefit Plans

The Company’s 401(k) plan covers all employees who have attained 18 years of age and completed 90 days of service. Participants may contribute up to the maximum determined by the federal government each year. The Company’s match is discretionary. The Company has elected not to partially match employee contributions in 2016 and 2017.

Due to the acquisition of Primus (See Note 11. Prior Year Acquisitions) employees in Canada are covered under a Registered Retirement Savings Plan. Eligible employees may make contributions up to their personal eligible contribution limit under the Canadian Income Tax Act. There is no employer contribution component.

Note 10. Stock Incentive Plan

The Company sponsors a stock incentive plan (the Plan) that provides for the granting of stock options to senior and general management, to encourage continued employment and to provide recognition for services that have contributed or will contribute to the success of the Company. Under the Plan, the Company may grant options to select employees and counsel to acquire shares of the Company’s common stock at the fair value at the date of grant. Options are generally granted at a price (established by the board of directors based on third-party valuation analyses) equal to the most recent valuation analysis price as of the option grant date. The number of shares and the exercise schedules are determined at the sole discretion of the Company. The Company, at September 30, 2017, had no shares outstanding or exercisable under the stock option plan.

A summary status of the options is presented as follows:

	September 30, 2017		December 31, 2016
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price

Outstanding, Beginning	37	$ 22.58	65	$ 32.19
Granted	-	-	-	-
Exercised	-	-	-	-
Forfeited	(37)	22.58	(28)	44.68
Cancelled	-		-
Outstanding, Ending	-	$ -	37	$ 22.58

Options Exercisable	-	$ -	37	$ 22.58

The Company recorded share-based compensation expense of $25 and $171 for the three and nine months ended September 30, 2016. No expense was recognized in the three and nine months ended September 30, 2017.

Note 11. Prior Year Acquisitions

Primus Management ULC and its affiliates

On April 1, 2016, the Company completed the purchase of select assets and the customers of Primus and its affiliates, (Primus). A cash payment of $29,815 was made to affect this transaction.

The major classes of assets acquired and liabilities assumed at the acquisition date are as follows:

Real property	$ 1,354
Personal property	277
Customer relationships	30,500
Inventories and other assets	9,058
Debt-free current liabilities	(11,374)
Fair value of identifiable net assets	$ 29,815

The goodwill arising on the acquisition is as follows:

Fair value of consideration transferred	$ 29,815
Fair value of identifiable net assets	(29,815)
Goodwill	$ -

The fair value of trade receivables on April 1, 2016, was $7,958 which equaled the gross amount receivable.  The customer relationship intangible is amortized over 96 months.

The Company recognized $1,196 of transaction costs in 2016 related to the acquisition and the charges were reported in selling, general and administrative expenses in the consolidated statement of operations and comprehensive income.

Note 12. Related Party Transactions

BirCan Holdings, LLC Transaction

On October 28, 2016, the owners of BCHI transferred their membership interests of BirCan Holdings, LLC, in exchange for subordinated notes to the shareholders of $6,000. The interest on the subordinated notes is 12% of the unpaid balance. As of September 30, 2017, the Company has accrued $568 of interest as additional debt per the terms of the agreement. The Company also incurred a $500 note payable in the exchange. Real property valued at $3,901 and personal property valued at $2,630 were transferred to the Company.

Note 13. Restructuring Event

The Company had a strategic alignment starting in April 2017 that included a reduction in headcount, facility costs and other operating costs. As of September 30, 2017, restructuring costs totaled $5,609.

The following table summarizes changes to the accrued liability associated with the restructuring as of September 30, 2017:

	Employee Costs (1)	Facility Exit Costs (2)	Total
Expenses	$ 1,110	$ 4,499	$ 5,609
Payments	(618)	(1,012)	(1,630)
Accrued Liability	$ 492	$ 3,487	$ 3,979

(1)
The remaining employee-related liability will be paid within 12 months and approximates fair value due to the short discount period.
(2)
These charges were measured using fair value measurements with unobservable inputs and represent the present value of expected lease payments and direct costs to obtain a sublease, reduced by estimated sublease rental income. The timing and amount of estimated cash flows will continue to be evaluated each reporting period.

Note 14. Transaction Announcement

Fusion Telecommunications International, Inc. (Fusion) filed an announcement on August 28, 2017 to acquire Birch's Cloud and Business Services business, including its customers, operations and infrastructure. It is currently estimated that approximately 73 million common shares of Fusion will be issued in connection with this transaction, valued at $3.85 per share. Fusion will assume Birch's existing debt of approximately $458 million, which is expected to be refinanced along with Fusion's existing debt.

BCHI FINANCIAL STATEMENTS

BIRCH COMMUNICATIONS HOLDINGS, INC.
ATLANTA, GEORGIA

CONSOLIDATED FINANCIAL
STATEMENTS AS OF
DECEMBER 31, 2016 AND 2015 AND
REPORT OF INDEPENDENT ACCOUNTANTS

BIRCH COMMUNICATIONS HOLDINGS, INC.

EXECUTION VERSION
McNair, McLemore, Middlebrooks & Co., LLC
CERTIFIED PUBLIC ACCOUNTANTS
389 Mulberry Street ● Post Office Box One ● Macon, GA 31202
Telephone (478) 746-6277 ● Facsimile (478) 741-1129
www.mmmcpa.com

August 28, 2017

REPORT OF INDEPENDENT ACCOUNTANTS

Board of Directors and Stockholders
Birch Communications Holdings, Inc.

We have audited the accompanying consolidated financial statements of Birch Communications Holdings, Inc., (the Company), which comprise the consolidated balance sheets as of December 31, 2016 and 2015 and the related consolidated statements of operations and comprehensive income, changes in stockholders’ equity and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibilities

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Birch Communications Holdings, Inc. as of December 31, 2016 and 2015, and the results of its operations and cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

McNAIR, McLEMORE, MIDDLEBROOKS & CO., LLC

BIRCH COMMUNICATIONS HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

See accompanying notes which are an integral part of these financial statements.

BIRCH COMMUNICATIONS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Amounts in thousands)

See accompanying notes which are an integral part of these financial statements.

BIRCH COMMUNICATIONS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
(Amounts in thousands)

See accompanying notes which are an integral part of these financial statements.

BIRCH COMMUNICATIONS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

See accompanying notes which are an integral part of these financial statements.

BIRCH COMMUNICATIONS HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollar amounts in thousands)

(1) Nature of Business and Summary of Significant Accounting Policies

Nature of Business

Birch Communications Holdings, Inc., (Birch) (the Company) is the sole owner of Birch Communications, Inc. (formerly known as Access Integrated Networks, Inc., incorporated in 1996) which is comprised of the following wholly-owned consolidated subsidiaries: Birch Communications of Virginia, Inc., Birch Communications of Kentucky, LLC, Birch Telecom of Texas Ltd., LLP, Birch Telecom of Kansas, Inc., Birch Telecom of Missouri, Inc., Birch Telecom of Oklahoma, Inc., Birch Telecom of the South, Inc., Birch Telecom of the Great Lakes, Inc., Birch Telecom of the West, Inc., Birch Communications of the Northeast, Inc., Ionex Communications North, Inc., Ionex Communications South, Inc., Ionex Communications, Inc., Tempo Telecom, LLC, Primus Management, ULC, Primus of Puerto Rico, LLC, Cbeyond, Inc., Cbeyond Communications, LLC (Cbeyond), Birch Internet Services, Inc., Birch Equipment, Inc., Birch Management Corporation, Primus Holdings, Inc., Birch Texas Holdings, Inc., Birch Telecom, Inc., and Birch Telecom 1996, Inc. The Company is a competitive local exchange carrier (CLEC) providing services to primarily small- and medium-sized business customers and to a lesser extent, residential consumers in 50 states, and Washington D.C., focusing mainly in the southeastern and southwestern United States. The Company provides local, long distance, high speed internet, broadband data, Session Initiation Protocol (SIP) trunking, Private Branch Exchange (PBX) hosting, email, web hosting and other ancillary telephony, broadband information technology (IT) services and internet services. It does so by provisioning services over its own digital network called the Birch Digital Network (BDN) or by reselling the services of the incumbent local exchange carrier (ILEC), such as AT&T, Inc., Verizon and CenturyLink. Birch is subject to certain regulations and requirements of the Federal Communications Commission (FCC) and various state public service commissions and, where required, files tariffs, price lists and other terms and conditions relating to the use of their services.

In connection with offering local exchange services, the Company has entered into two types of agreements with most ILECs. The first is an Interconnection Agreement (ICA), which vary in length of term by state and region. The ICA allows the Company to purchase resale services as well as unbundled network elements (UNE) such as loops and transport, and the ability to collocate equipment at the ILEC’s central office (all necessary to build and operate the BDN). The second type of agreement is the Commercial Agreement (CA). The CA governs the terms, conditions and prices for the purchase of unbundled network element replacement services where UNEs are not available. These agreements allow the Company to enter new markets with minimal capital expenditures and to offer local exchange services by purchasing all unbundled network element platform (UNE-P) required for local service on a wholesale basis. The terms of the ICA, including pricing terms which are negotiated and agreed to by the Company and each ILEC, have been approved by state regulatory authorities in all states in which the ILEC operates, although they remain subject to review and modification by such authorities. The Company believes the ICAs and CAs provide a foundation for it to provide local service on a reasonable basis, but there can be no assurance on a prospective basis in this regard as important regulatory, legal and technology issues are ever changing.

Typically, the Company enters multi-year ICAs with the ILECs. Under these agreements, prices are either fixed for the life of the agreement or specific mechanisms for periodic adjustments in prices are outlined.

(1) Nature of Business and Summary of Significant Accounting Policies (Continued)

Summary of Significant Accounting Policies

Use of Estimates

Management uses estimates and assumptions in preparing the consolidated financial statements in accordance with generally accepted accounting principles. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing the consolidated financial statements.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with an original maturity of three months or less to be cash equivalents.

Revenue Recognition

Revenue is recognized when earned based upon the following specific criteria: (1) persuasive evidence of arrangement exists, (2) services have been rendered, (3) seller’s price to the buyer is fixed or determinable, and (4) collectability is reasonably assured. The Company’s revenue is comprised of two primary components: (1) fees paid by end customers for local, long-distance and data and (2) carrier charges, primarily access fees. End customer revenue includes local, long-distance and data and is comprised of monthly recurring charges, usage charges and initial nonrecurring charges. Monthly recurring charges include the fees paid by customers for services and additional features on those facilities. Usage charges consist of per-use sensitive fees paid for calls made. Initial nonrecurring charges consist primarily of installation charges. Access charges are comprised of charges paid primarily by interexchange carriers for the origination and termination of interexchange toll and toll-free calls.
The Company follows provisions of Accounting Standards Codification (ASC) Topic 605, Revenue Recognition in Financial Statements. This guidance addresses the recording of revenues and associated costs relating to installation and service activation fees.

Deferred Customer Revenue

Deferred customer revenue represents the liability for advance billings to customers for local phone service. Customers are billed in advance for fixed monthly charges.

Concentrations of Credit Risk

Cash and Cash Equivalents

Financial instruments that potentially subject the Company to credit risk include cash on deposit with financial institutions in excess of federally insured limits. At December 31, 2016, the Company had bank deposits of $5,421 in excess of the FDIC coverage of $250. In Canada, the Company had bank deposits of C$2,055 in excess of the CDIC coverage of C$100.

Accounts Receivable

The Company’s accounts receivable subject the Company to credit risk, since collateral is generally not required. The Company’s risk of loss is limited due to the ability to terminate access on delinquent accounts. The large number of customers comprising the customer base mitigates the concentration of risk. In 2016, no customer represented more than 10 percent of the Company’s revenues.

(1) Nature of Business and Summary of Significant Accounting Policies (Continued)

Summary of Significant Accounting Policies (Continued)

Accounts Receivable (Continued)

Accounts receivable are stated at the amount management expects to collect from outstanding balances. Management provides for uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable.

Other

The Company faces certain factors, including the following: growth and expansion which may strain the Company’s resources; dependence on key personnel; dependence on third-party suppliers of equipment and communications services; dependence on relationships with incumbent local exchange carriers; competition from other competitive local exchange carriers and providers of communications services; and potential disruption of services due to system failures.

Property and Equipment

Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets (generally three to five years). Maintenance and repairs are charged to expense as incurred. Gains or losses on the disposal of property and equipment are recognized in operations in the year of disposition. Amortization of capital lease items is included in depreciation expense. Depreciation expense for the years ended December 31, 2016 and 2015 was $29,210 and $28,902, respectively.

Amortization

Subscriber Acquisition Costs

The Company amortizes subscriber acquisition costs over the estimated life of a customer (84 - 120 months as of December 31, 2016). Amortization expense of subscriber acquisition costs was $21,708 and $19,343 for the years ended December 31, 2016 and 2015, respectively.

IP-Network Transition Costs

The Company amortizes the one-time charges associated with transitioning a resale customer to its own IP-Network over a period of 36 months. Amortization expense of IP-Network transition costs was $7,011 and $6,632 for the years ended December 31, 2016 and 2015, respectively.

Installation Costs

The Company amortizes costs relative to the install of new customers over a period of 36 months.  Amortization expense of Installation Costs was $4,553 and $815 for the years ended December 31, 2016 and 2015, respectively.

Commissions

The Company amortizes up-front sales commissions paid to third parties over the contractual service period (7 - 36 months as of December 31, 2016). Amortization of these commissions was $5,784 and $3,743 for the years ended December 31, 2016 and 2015, respectively.

(1) Nature of Business and Summary of Significant Accounting Policies (Continued)

Summary of Significant Accounting Policies (Continued)

Amortization (Continued)

Tradenames

The Company amortizes tradenames and costs over the estimated life of 84 months. Amortization expense of tradename costs was $1,771 and $1,700 for the year ended December 31, 2016 and 2015, respectively.

Noncompete Agreements

The Company amortizes noncompete agreement costs over the life of the agreement (12-24 months as of December 31, 2016). Amortization expense of noncompete agreement cost was $567 for the year ended December 31, 2015.

Impairment of Long-Lived Assets

The Company accounts for long-lived assets in accordance with provisions of ASC Topic 360, Accounting for the Impairment or Disposal of Long-Lived Assets. This guidance addresses financial accounting and reporting for the impairment and disposition of long-lived assets, including property and equipment and purchased intangible assets. The Company evaluates the recoverability of long-lived assets for impairment when events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or a significant adverse change that would indicate the carrying amount of an asset or group of assets is not recoverable. For long-lived assets to be held and used, the Company recognizes an impairment loss only if it’s carrying amount is not recoverable through its undiscounted cash flows and measures the impairment loss, if any, based on the difference between the carrying amount and fair value. Long-lived assets held for sale are reported at the lower of cost or fair value less costs to sell. If impairment is indicated, the carrying amount of the asset is written down to fair value.

Goodwill and Purchased Intangible Assets

Goodwill is the excess of the purchase price over the fair value of identifiable net assets acquired in business combinations accounted for under the acquisition method of accounting pursuant to ASC Topic 805, Business Combinations. Purchased intangible assets consist primarily of subscriber bases and customer relationships, acquired software and technology and other assets acquired in conjunction with the purchases of businesses and subscriber bases from other companies. Subscriber bases acquired directly are valued at cost plus assumed service liabilities, which approximates fair value at the time of purchase. When management determines material intangible assets are acquired in conjunction with the purchase of a company, the Company engages an independent third party to determine the allocation of the purchase price to the intangible assets acquired. Certain intangible assets determined to have definite lives are amortized on a straight-line basis over their estimated useful lives.

The Company accounts for goodwill and intangible assets in accordance with ASC Topic 350, Goodwill and Other Intangible Assets, which prohibit the amortization of certain intangible assets, deemed to have indefinite lives. The Financial Accounting Standards Board (FASB) issued ASU 2014-02, Intangibles – Goodwill and Other; this standard allows for amortization of goodwill. The Company has not elected to amortize goodwill. As of December 31, 2016, the Company had $93,356 of goodwill. The Company’s 2016 goodwill impairment analysis did not result in an impairment charge.

(1) Nature of Business and Summary of Significant Accounting Policies (Continued)

Summary of Significant Accounting Policies (Continued)

Income Taxes

The Company, with the consent of its stockholders, has elected under the Internal Revenue Code to be an S corporation effective January 1, 2006. In lieu of corporate income taxes, the stockholders of an S corporation are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision or liability for federal income taxes has been included in the consolidated financial statements. However, the Company operates in a few states that do not recognize S corporation status. The Company recognizes state tax provisions as amounts are paid to the tax jurisdictions.

Cbeyond files separate corporate tax returns which include sales to affiliated companies. No immediate tax expense is recognized in the consolidated statements other than the tax benefit from the release of the valuation allowance on its net operating loss.

The provision for income taxes for the years ended December 31, 2016 and 2015 was $1,847 and $2,182, respectively. The 2016 return has not been filed. The 2015, 2014 and 2013 returns have been filed and are still subject to examination by the Internal Revenue Service for three years from filing.

The Company has U.S. deferred tax assets, which have been fully reserved due to the uncertainty of their use. The balance sheet includes deferred assets attributable to its investment in Primus, its Canadian subsidiary.  The acquisition was taxable for income tax purposes and all assets and liabilities have been recorded at fair market value for both book and income tax purposes.  The deferred assets is solely attributable to different cost recovery methods for fixed assets and customer lists.

For financial reporting purposes, income before income taxes includes the following components:

	Years ending December 31
	2016	2015
United States	$(38,724)	$27,695
Foreign	13,428	-
Total	$(25,296)	$27,695

Foreign withholding taxes have not been recognized on the 2016 earnings of its non-U.S. subsidiaries.  Generally, such amounts become subject to U.S taxation upon remittance of the dividends and certain other circumstances.  It is not practicable to estimate the amount of deferred tax liability related to investments in the foreign subsidiary.

On January 1, 2009, the Company adopted the recognition and disclosure provisions of ASC Topic 740, Income Taxes. Under this guidance, tax positions are evaluated for recognition using a more-likely-than-not threshold, and those tax positions requiring recognition are measured at the largest amount of tax benefit that is greater than 50 percent likely of being realized upon ultimate settlement with a taxing authority that has knowledge of all relevant information. Liabilities for income tax matters include amounts for income taxes, penalties and interest thereon and are the result of the potential alternative interpretations of tax laws and the judgmental nature of the timing of recognition of taxable income. Management does not believe the Corporation has taken any tax positions which would require accrual due to this guidance.

(1) Nature of Business and Summary of Significant Accounting Policies (Continued)

Summary of Significant Accounting Policies (Continued)

Share-Based Compensation and Consulting

The Company adopted provisions of ASC Topic 718, Share-Based Payments, as of January 1, 2005 to account for equity instruments issued to employees and nonemployees.

All transactions with nonemployees in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date of the fair value of the equity instrument issued is the earlier of the date on which the counter party’s performance is complete or the date on which it is probable that performance will occur.

Advertising Costs

The Company expenses all advertising costs as incurred. Advertising expense for the years ended December 31, 2016 and 2015 was $2,866 and $1,288, respectively.

Foreign Currency

The Company’s foreign subsidiary, Primus Management ULC (“Primus Canada”) uses the local currency of its country as its functional currency. Assets and liabilities are translated into U.S. dollars at exchange rates at the balance sheet dates. Revenues, costs and expenses are translated using the average exchange rates for the period. Gains and losses resulting from the translation of our Consolidated Balance Sheets and Statements of Operations are recorded as a component of accumulated other comprehensive income. Gains and losses from foreign currency transactions are recognized as Foreign exchange gain (loss) in the Statement of Operations.

Comprehensive Income (Loss)

Comprehensive income includes all changes in a company’s equity during the period that results from transactions and other economic events other than transactions with its stockholders. For the Company, comprehensive income includes the gains or losses resulting from foreign currency translations.

Subsequent Events

In preparing these consolidated financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through August [ ], 2017, the date the financial statements were available to be issued.

Distributions to Owners

It is management’s policy to distribute amounts to its owners to cover their tax liability related to the earnings of the Company. “Permitted Tax Distributions,” as defined in the PNC Bank, National Association Credit Agreement (2014 Credit Facility), shall be based on good faith estimates by the Company of net taxable income for the relevant period (or portion thereof) and subsequent tax distributions shall be appropriately adjusted to the extent of any excess or deficit in payments in respect of prior relevant periods or portions thereof.

Sales, Use and Other Value Added Taxes

The Company’s revenue is recorded net of applicable sales, use and other value added taxes.

(1) Nature of Business and Summary of Significant Accounting Policies (Continued)

Summary of Significant Accounting Policies (Continued)

Recently adopted accounting standards

In August, 2014, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. The update requires management to assess a company’s ability to continue as a going concern and to provide related footnote disclosures in certain circumstances. Under the new standard, disclosures are required when conditions give rise to substantial doubt about a company’s ability to continue as a going concern within one year from the financial statement issuance date. The new standard applies to all companies and is effective for the annual period ending after December 15, 2016.

The Company has early implemented certain provisions of Accounting Standards Update 2016-01, Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities. To simplify reporting, fair value disclosures for financial instruments reported at amortized cost are no longer provided in the notes to these financial statements.

Recently issued accounting standards

In November, 2016, the FASB issued ASU 2016-18, Statement of Cash Flows Restricted Cash. The update requires that the statement of cash flows explain the change during the period in the total of cash, cash equivalents, and restricted cash. Entities will also be required to reconcile such totals to amounts on the balance sheet and disclose the nature of the restrictions. The update is effective for non-public business entities for fiscal years beginning after December 15, 2018. Early adoption at the original effective date is permitted. The Company is evaluating the impact of the implementation of this standard on its financial statements.

In February, 2016, the FASB issued ASU 2016-02, Leases. The update requires lessees to recognize lease assets and liabilities for all leases, with certain exceptions, on the balance sheets. The standard is now required to be adopted by non-public business entities in annual periods beginning on or after December 15, 2019 and must be applied on a full retrospective basis. Early adoption at the original effective date is permitted. The Company is evaluating the impact of the implementation of this standard on its financial statements.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers. The new guidance outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. The core principle of the revenue model is that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The new standard requires significantly expanded disclosures about revenue contract assets and liabilities. In April 2015, the FASB issued guidance that deferred the effective date by one year. The standard is now required to be adopted by non-public business entities in annual periods beginning on or after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019, and may be applied on a full retrospective or modified retrospective approach. Early adoption at the original effective date is permitted. The Company is evaluating the impact of the implementation of this standard on its financial statements.

(1) Nature of Business and Summary of Significant Accounting Policies (Continued)

Summary of Significant Accounting Policies (Continued)

Immaterial Correction to Equity

The Company revised previously reported amounts due to an error related to the share activity reported. In accordance with FASB ASC Topic 250, Accounting Changes and Error Corrections, the Company evaluated the materiality of the error from quantitative and qualitative perspectives, and concluded that the error was immaterial to the Company’s prior period interim and annual consolidated financial statements. The correction of the immaterial error resulted in a correction of common shares outstanding in the Company’s Consolidated Statements of Changes in Stockholders’ Equity as of December 31, 2014. This immaterial correction of an error had no impact on the Company’s Total Consolidated Stockholders’ Equity, Consolidated Statements of Operations and Comprehensive Income or Cash Flows in any period.

(2) Property and Equipment

Property and equipment consists of the following as of December 31:

	Estimated Life Range (years)	2016	2015
Owned Assets:
Telecommunications Equipment	5 -7	$82,359	$75,165
Leasehold Improvements	Life of Lease	14,242	12,558
Office Equipment	3 - 5	1,707	533
Buildings and Building Improvements	30 - 40	1,540	15,298
Furniture and Fixtures	3 – 7	6,311	5,729
Computer Software	3 – 5	49,604	38,350
Land	N/A	470	1,180
Automobiles	2 - 5	131	104
Construction-In-Process	N/A	2,993	3,268

Total Owned Assets		159,357	152,185
Accumulated Depreciation		(74,786)	(48,250)
Total Owned Assets, Net		84,571	103,935

Total Assets Under Capital Lease		36,643	37,951
Accumulated Depreciation	Life of Lease	(10,257)	(8,535)
Total Assets Under Capital Lease, Net		26,386	29,416

Property and Equipment, Net		$110,957	$133,351

(3) Leases

The Company has entered into various operating and capital leases for facilities and equipment used in its operations. Aggregate future minimum rental commitments under operating leases and maturities of capital lease obligations as of December 31, 2016 are as follows:

	Operating Lease	Capital Lease

2017	$11,583	$4,425
2018	9,547	2,737
2019	7,126	1,267
2020	3,450	417
2021	1,171	163
Thereafter	1,064	1,810

	$33,941	$10,819

Amounts Representing Interest		(977)

Present Value of Minimum Lease Payments		9,842

Current Portion		(4,376)

Obligations Under Capital Lease-Net of Current Portion		$5,466

Property and equipment acquired through capital leases are recorded at the present value of the future payments due under the lease agreements, discounted at rates varying from 2.00 to 10.66 percent.

Assets and accumulated amortization under capitalized leases consists of the following as of December 31:

		2016	2015
Assets Under Capital Lease
Telecommunications and Office Equipment	Life of Lease	9,371	10,143
IRU (1)	20 Years	25,325	23,914
Computer Software	4 Years	1,947	3,894

Total Assets Under Capital Lease		36,643	37,951

Accumulated Depreciation		(10,257)	(8,535)
Total Assets Under Capital Lease, Net		$26,386	$29,416

(1) Purchase of network capacity under long-term contracts for the indefeasible right to use (IRU) fiber network infrastructure owned by others.

Rental expense charged to operations was $6,142 and $6,238 for the years ended December 31, 2016 and 2015, respectively.

(4) Intangible Assets

Intangible assets and accumulated amortization as of December 31 are as follows:

	2016	2015

Subscriber Acquisition Costs	$201,346	$171,324
Network Transition Costs	37,557	26,704
Tradenames and Trademarks	13,146	13,146
Noncompete Agreement	3,000	3,000
Installation Costs	17,066	8,088
Commissions	30,934	20,847

Total Intangible Assets	303,049	243,109
Accumulated Amortization	(125,379)	(84,552)

Intangible Assets, Net	$177,670	$158,557

Amortization expense for the years ended December 31, 2016 and 2015 was $40,888 and $32,800, respectively. Estimated future amortization expense for intangible assets owned as of December 31, 2016 is as follows:

Year	Amount

2017	$41,884
2018	34,824
2019	26,776
2020	22,695
2021	16,297
Thereafter	19,007

$161,483

(5) Long-Term Debt

The Company’s long-term debt consists of the following as of December 31:

	2016	2015
Term Loan Payable	$414,483	$435,938
Revolver Loan Payable	40,000	16,000
Promissory Notes (1)	6,000	-
Notes Payable (1)	500	-
Stock Repurchase Agreement (2)	13,700	-
Deferred Financing, Net	(12,687)	(11,242)
Debt Origination Discount	(5,585)	(7,301)

	456,411	433,395
Current Maturities	(26,500)	(23,643)

Total Long-Term Debt	$429,911	$409,752

(1)
See (11) Related Party Transactions for discussion of the subordinated promissory notes and note payable.
(2)
As it is the intent for the repurchased shares to be retired, the Company has elected to account for the shares repurchased under the constructive retirement method. For shares repurchased in excess of par, the Company allocated the excess value to accumulated deficit.

On July 18, 2014, the Company refinanced its existing debt under a Term Loan Payable (2014 Credit Facility) arrangement totaling $450,000 with PNC Bank, N.A., as Administrative Agent. The arrangement also includes $50,000 made available under the Revolver Loan Payable. The Company capitalized the costs associated with issuing the debt of $13,770. The debt was issued at a discount of $9,450. The deferred financing and discount are recognized as interest expense throughout the term of the loan.

On October 28, 2016, the Company amended the 2014 Credit Facility. The Company capitalized the costs associated with the amendment of $4,289. The amended 2014 Credit Facility is due in quarterly installments of $2,800 through December 31 2016, then $5,625 per quarter until June 30, 2020. The amended 2014 Credit Facility matures with the remainder due on July 18th 2020. The interest on the amended 2014 Credit Facility is Libor plus 7.25% for the term loan and Libor plus 6.25% for the revolver loan payable.

On May 1, 2016, the Company entered into an installment purchase agreement to repurchase 148 shares of common stock from a former employee, valued at $13,700. The installments due are as follows: $1,000 on December 31, 2016, $1,500 on May 1, 2017, $1,000 on December 31, 2017, $3,000 on May 1, 2018, and $7,200 on May 1, 2019. Per the agreement, should the payment of any installment conflict with a covenant in any material credit agreement of the Company, the installment will be delayed. The sum delayed will accrete at a rate of 4% per year. As of August [ ], 2017, no payments have been made due to a material impact to the amended 2014 Credit Facility, resulting in $46,667 of additional debt.

The aggregate scheduled maturities of long-term debt are as follows:

Year	Amount

2017	$26,500
2018	25,500
2019	29,700
2020	392,983
2021	-
Thereafter	-

$474,683

(6) Commitments and Contingencies

Sales Agents’ Agreements

The Company’s marketing strategies focus on providing local services through a combination of its agent channel and its direct and internal sales channel.

The remaining agents may or may not bring an existing base of accounts and perform a traditional agent role. They will not be the end users’ points of contact; all contact for additions/changes and service/maintenance will be handled directly by the Company.

The total commissions paid through the Company’s agents and internal sales channels for the years ended December 31, 2016 and 2015 were $17,258 and $17,103, respectively, and are classified as selling and marketing expenses in the accompanying consolidated statements of operations. Upfront sales commissions paid to third parties are capitalized and amortized over the contract service period.

Legal Proceedings

We are involved in legal proceedings arising in the ordinary course of business.

On November 20, 2008, Telecom Decision Makers, Inc. (TDM) filed a lawsuit against Access Integrated Networks, Inc. and Birch Communications, Inc. (Birch) in the United States District Court, Western District of Kentucky at Louisville. TDM was seeking a Declaratory Judgment from the Court, claiming that the “Confidential Independent Sales Representative Agreement for Voice Products and Services” in effect with Navigator Telecommunications (Navigator), was automatically assigned to Birch Communications, Inc. in their purchase of a portion of Navigator’s assets on November 18, 2008. TDM claimed that Navigator’s agreement to pay certain commissions continued since they did not exercise a buy-out option, and that this obligation is now binding on Birch.

The parties engaged in extensive discovery, including written discovery, including corporate deposition of Navigator, retaining expert witnesses and deposing those witnesses. There was extensive motion practice on discovery matters and for summary judgment, which the Court denied. A trial date of January 6, 2014 was established. At a pretrial conference on January 3, 2014, the Court granted the Company’s motion to limit the trial to the single issue raised in the Complaint, specifically whether the transaction between Navigator and Birch caused a “change of control”, within the language of the TDM/Navigator agreement. The jury’s verdict indicated that the transaction did cause a change of control. On or about May 19, 2014 the Company submitted a renewed motion for judgment asking the declaratory judgment be set aside, and that motion was denied. No party filed a notice of appeal.

Instead, on or about August 28, 2014 the Company was named as the defendant in a second TDM lawsuit. This matter was removed to federal court by the Company on or about September 4, 2014. In the Second TDM Proceeding, TDM is seeking damages for breach of contract, unjust enrichment and other claims. These claims arise from the same contract that prompted the first TDM Proceeding. On or about September 12, 2014 the Company submitted a motion to dismiss, urging that the new lawsuit impermissibly seeks to re-open the First TDM Proceeding, that TDM’s claims are barred by finality doctrines and applicable statutes of limitations. That motion has been briefed but not decided.

(6) Commitments and Contingencies (Continued)

Legal Proceedings (Continued)

Plaintiff appealed to the Sixth Circuit of Appeals in November 2015. The Company is proceeding to defend its position to force arbitration to determine damages, if any, on appeal. An estimate of $3,600 was accrued as of December 31, 2016. The final arbitration awarded to TDM in May 2017 was $3,647 plus attorney’s fees awarded of $382. The additional $429 was accrued in 2017.

On October 7, 2015, Abante Rooter and Plumbing, Inc. (“Abante”) filed a lawsuit against Birch Communications, Inc. in the United States Georgia Northern District at Atlanta. Abante claimed violations of the Telephone Consumer Protection Act (“TCPA”) by Birch Communications, Inc. and/or certain of its affiliates as a result of alleged unauthorized contact by third party telemarketing services engaged by Birch to individuals’ cellular telephones. On or about July 6, 2016, Plaintiff made a first settlement demand in the Action for $26 million. Mediation was conducted September 29, 2016 and was unsuccessful. Plaintiff has filed for certification as a class action. Birch has filed a Motion attacking the plaintiff’s expert witness, classification of TCPA violation and class description and Birch has filed a Motion for Summary Judgment. In May 2017, the Company reached a tentative agreement with plaintiffs, subject to approval by the Court, to settle the case for $12,000 payable in equal quarterly payments over three years. The $12,000 settlement was accrued as of December 31, 2016.

Accruals for litigation loss contingencies are recorded when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated.

(7) Benefit Plans

The Company’s 401(k) plan covers all employees who have attained 18 years of age and completed 90 days of service. Participants may contribute up to the maximum determined by the federal government each year. The Company’s match is discretionary and opted to partially match employee contributions by $250 for the year ended December 31, 2015. As of December 31, 2016, the Company has elected not to partially match employee contributions.

Due to the acquisition of Primus (See Note 9. Current Year Acquisitions) employees in Canada are covered under a Registered Retirement Savings Plan. Eligible employees may make contribution up to their personal eligible contribution limit under the Canadian Income Tax Act. There is no employer contribution component.

(8) Stock Incentive Plan

The Company sponsors a stock incentive plan (the Plan) that provides for the granting of stock options to senior and general management, to encourage continued employment and to provide recognition for services that have contributed or will contribute to the success of the Company. Under the Plan, the Company may grant options to select employees and counsel to acquire shares of the Company’s common stock at the fair value at the date of grant. Options are generally granted at a price (established by the board of directors based on third-party valuation analyses) equal to the most recent valuation analysis price as of the option grant date. The number of shares and the exercise schedules are determined at the sole discretion of the Company. The Company, at December 31, 2016, had 37 shares outstanding and 37 in Company shares exercisable under the stock option plan.

A summary status of the options as of December 31 is presented as follows:

	2016		2015
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price

Outstanding, Beginning	65	$32.19	84	$16.21
Granted	-	-	15	72.51
Exercised	-	-	-	-
Forfeited	(28)	44.68	(10)	15.80
Cancelled	-		(24)	8.38
Outstanding, Ending	37	$22.58	65	$32.19

Options Exercisable, Year-end	37	$22.58	50	$20.04

Options Outstanding
Shares	Exercise Price	Expiration Date	Exercisable Shares

7	$9.76	January 2017	7
7	$15.80	January 2019	7
3	$19.66	January 2020	3
20	$29.94	January 2022	20
37			37

The options outstanding as of December 31, 2016 have a weighted average remaining contractual life of 19 months. The Company recorded share-based compensation expense of $196 and $72 in 2016 and 2015, respectively.

(9) Current Year Acquisitions

Primus Management ULC and its affiliates

On April 1, 2016, the Company completed the purchase of select assets and the customers of Primus and its affiliates, (“Primus”). A cash payment of $29,815 was made to affect this transaction.

The major classes of assets acquired and liabilities assumed at the acquisition date are as follows:
Real property	$1,354
Personal property	277
Customer relationships	30,500
Inventories and other assets	9,058
Debt-free current liabilities	(11,374)
Fair value of identifiable net assets	$29,815

The goodwill arising on the acquisition is as follows:
Fair value of consideration transferred	$29,815
Fair value of identifiable net assets	(29,815)
Goodwill	$-

The fair value of trade receivables on April 1, 2016, was $7,958 which equaled the gross amount receivable.  The customer relationship intangible is amortized over 96 months resulting in amortization expense of $252 in 2016.

The Company recognized $1,196 of transaction costs in 2016 related to the acquisition and the charges were reported in selling, general and administrative expense in the Consolidated Statement of Operations.

(10) Prior Year Acquisitions
OrbitCom

On June 4, 2015 the Company acquired substantially all of the customer assets of OrbitCom Inc. (OrbitCom). OrbitCom is a regional provider of voice, data and IT (colocation and hosting) solutions to small and medium businesses. The acquisition was a cash transaction valued at approximately $6,203.

Sage Telecom

On September 15, 2015, the Company completed the asset purchase of Sage Telecom (Sage). The asset acquisition was comprised of a less than substantial amount of Sage’s total assets and it will continue to operate as a local exchange carrier in other geographic areas. The acquisition was a cash transaction valued at approximately $6,345.

Globalinx

On February 20, 2015, the Company added a new dealer into our indirect sales channel. This new dealer moved their entire SMB customer base to the Company network. A substantial portion of the customer base consisted of SIP-based and hosted PBX customers. A cash payment of $6,435 was made to affect this transaction.

(11) Related Party Transactions

BirCan Holdings, LLC Transaction

On October 28, 2016, the owners of BCHI transferred their membership interests of BirCan Holdings, LLC, in exchange for subordinated notes to the shareholders of $6,000. The interest on the subordinated notes is 12% on the unpaid balance and paid quarterly. The Company also incurred a $500 note payable in the exchange. Real property valued at $3,901 and personal property valued at $2,630 were transferred to the Company.

(12) Subsequent Events

Longterm Debt

On April 12, 2017, the Company entered into a second amendment to the 2014 Credit Facility. The Company was able to secure an additional
$10,000 to the term loan from its primary lender Halcion. Additionally, there was a $5,000 commitment from Company ownership if the Company dropped below $10,000 in liquidity. The second amended 2014 Credit Facility is due in quarterly installments of $125 per quarter until June 30, 2020. The additional term loan matures with the remainder due on July 18th 2020. The Company capitalized the costs associated with the amendment of $4,323.

Restructuring

The Company had a strategic alignment in 2017 that included a reduction in headcount, facility costs and other operating costs. As of July 31, 2017, restructuring costs totaled $3,924. The following table summarizes changes to the accrued liability associated with the restructuring.

	Employee	Facility Exit
	Costs (1)	Costs (2)	Total
Expenses	$904	$3,020	$3,924
Payments	-459	-423	-882
Accrued Liability as of July 31, 2017	$445	$2,596	$3,041

(1)
The remaining employeerelated liability will be paid within 12 months and approximates fair value due to the short discount period.
(2)
These charges were measured using fair value measurements with unobservable inputs and represent the present value of expected lease payments and direct costs to obtain a sublease, reduced by estimated sublease rental income. The timing and amount of estimated cash flows will continue to be evaluated each reporting period.

BIRCH COMMUNICATIONS HOLDINGS, INC.
CONTENTS

Report of Independent Accountants 1

Consolidated Balance Sheets 3

Consolidated Statements of Operations 4

Consolidated Statements of Changes in Stockholders' Equity 5

Consolidated Statements of Cash Flows 6

Notes to Consolidated Financial Statements 7

Opinion

Change in Accounting Principle

As described in Note (1) to the consolidated financial statements, the Company changed its method of accounting for the capitalization of non-recurring installation charges and up-front sales commissions paid to third parties. Our opinion is not modified with respect to that matter.

McNair, McLemore, Middlebrooks & Co., LLC

McNAIR, McLEMORE, MIDDLEBROOKS & CO., LLC

2

	December 31, 2014	December 31, 2013
Current assets:		
Cash and cash equivalents	$ 14,240	$ 6,414
Accounts receivable, net of allowance for doubtful accounts of $5,765 and $2,788, respectively	45,777	23,670
Accounts receivable - stockholders/employees	919	928
Prepaid expenses	12,417	5,955
Inventory, net	623	-
Other assets	2,471	1,338
Total current assets	76,447	38,305
Non-current assets:		
Property and equipment, net	152,259	22,343
Goodwill	93,356	11,714
Intangible assets, net	148,556	47,394
Deferred financing, net of accumulated amortization of $1,258 and $168, respectively	13,734	2,533
Other non-current assets	1,694	296
Total non-current assets	409,599	84,280
Total assets	$ 486,046	$ 122,585
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)		
Current liabilities:		
Accounts payable	$ 16,618	$ 4,913
Accrued telecommunications costs	22,114	12,634
Deferred customer revenue	15,375	6,847
Other accrued liabilities	43,898	13,165
Current portion of capital leases	6,443	1,712
Current portion of long-term debt	1,246	16,875
Total current liabilities	105,694	56,146
Non-current liabilities:		
Non-current portion of long-term debt	441,830	103,285
Non-current portion of long-term capital lease	13,612	1,604
Other non-current liabilities	2,703	-
Total non-current liabilities	458,145	104,889
Stockholders' equity:		
Common stock, $0.01 par value; 5,000 shares issued	27	26
Additional paid-in capital	6,727	10,297
Accumulated deficit	(84,268)	(48,494)
Treasury stock	(279)	(279)
Total stockholders' equity	(77,793)	(38,450)
Total liabilities and stockholders' equity	$ 486,046	$ 122,585

3

	For the Years Ended December 31, 2014		For the Years Ended December 31, 2013	
Revenue	$	422,534	$	207,680
Cost of revenue		229,868		131,643
Gross Profit		192,666		76,037
Operating Expenses				
Selling, general and administrative		143,782		43,377
Depreciation and amortization		39,807		21,340
Total operating expenses		183,589		64,717
Operating income		9,077		11,320
Other Income (Expense)				
Interest expense, net		(20,436)		(5,192)
Other income (expense)		88		(554)
Total other income (expense)		(20,348)		(5,746)
Income (loss) before income taxes		(11,271)		5,574
Income tax expense		(529)		(38)
Net income (loss)	$	(11,800)	$	5,536

4

	Common Stock Issued Pursuant to Merger									Treasury Stock		
	Shares	Value	Additional Paid In Capital		Additional Paid in Capital - Stock Compensation		Accumulated Deficit		Shares	Value		Total
Balance at December 31, 2012	2,597	$ 26	$	8,606	$	1,118	$	(37,262)	22	$	(279)	(27,791)
Share-based compensation						609						609
Cancellation of stock Options						(36)						(36)
Dividends declared & paid								(7,500)				(7,500)
Distribution to owners								(9,268)				(9,268)
Net loss								5,536				5,536
Balance at December 31, 2013	2,597	$ 26	$	8,606	$	1,691	$	(48,494)	22	$	(279)	$ (38,450)
Exercise of stock options	49					958						958
Share-based compensation						34						34
Vesting of restricted shares	52	1										1
APIC				(2,875)								(2,875)
Buyout of Stock Options						(1,687)						(1,687)
Dividends declared & paid								(12,764)				(12,764)
Distribution to owners								(11,210)				(11,210)
Net loss								(11,800)				(11,800)
Balance as of December 31, 2014	**2,698**	**$ 27**	**$**	**5,731**	**$**	**996**	**$**	**(84,268)**	**22**	**$**	**(279)**	**$ (77,793)**

5

	For the twelve months ended December 31,			
	2014		2013	
Operating Activities:				
Net income (loss)	$	(11,800)	$	5,536
Adjustments to reconcile net income (loss) to net cash provided by operating				
Depreciation and amortization (excluding deferred financing amortization)		35,960		19,333
Deferred financing amortization		3,847		2,007
Deferred taxes		920		-
Provision for doubtful accounts		6,256		87
Paid-in-kind interest		-		345
(Gain) or loss on disposal of fixed assets		150		676
Non-cash share-based compensation		(1,653)		572
Changes in operating assets and liabilities:				
Accounts receivable		(1,104)		(11,898)
Inventory, net		844		-
Prepaid expenses and other current assets		2,557		(1,952)
Other assets		1,628		-
Accounts payable		(3,491)		11,597
Other liabilities		2,371		2,479
Net cash provided by operating activities		36,485		28,782
Investing Activities:				
Acquisitions		(293,538)		(45,024)
Purchases of property and equipment		(10,405)		(6,279)
Purchase of intangible assets		(5,149)		(2,843)
Proceeds or (loss) from disposal of fixed assets		(120)		28
Net cash used in investing activities		(309,212)		(54,118)
Financing Activities:				
Proceeds from notes payable and long-term debt		464,609		162,160
Repayments of debt obligations		(142,031)		(111,053)
Repayments of capital lease obligations		(3,962)		(1,628)
Deferred financing costs		(15,048)		(2,909)
Proceeds from exercise of stock options		959		-
Dividends paid		(12,764)		(7,500)
Distributions to owners		(11,210)		(9,045)
Net cash provided by financing activities		280,553		30,025
Net increase (decrease) in cash and cash equivalents		7,826		4,689
Cash and cash equivalents at beginning of period		6,414		1,725
Cash and cash equivalents at end of period	$	14,240	$	6,414

6

Changes in Accounting Policies

The financial results reflect changes in accounting policies related to the capitalization of non-recurring installation charges and up-front sales commissions paid to third parties. These changes were made in order to align the accounting policies of Cbeyond and Birch and consistently apply our methodology of capitalizing costs that would not have been incurred but for acquiring a new customer. Capitalized installation costs and commissions are amortized over the contractual service period, which is typically three years.

In accordance with generally accepted accounting principles, the Company retroactively applied the change in accounting policy to all periods presented. The retroactive effect of the change in our accounting policy increased the December 31, 2012 opening retained earnings balance by $4,044. The effects of adoption to the consolidated financial statements are as follows:

		As Previously Reported		Impact of Change in Accounting Principle		As Adjusted
Consolidated Balance Sheets as of December 31, 2013:						
Intangible Assets, Net	$	43,286	$	4,108	$	47,394
Accumulated Deficit		(52,602)		4,108		(48,494)
Consolidated Income Statement as of December 31, 2013:						
Selling, general and administrative		46,179		(2,842)		43,337
Depreciation and amortization		18,563		2,777		21,340
Net Income	$	5,471	$	65	$	5,536

Summary of Significant Accounting Policies

Use of Estimates

Cash and Cash Equivalents

8

Summary of Significant Accounting Policies (Continued)

Comprehensive Income (Loss)

The Company has previously adopted provisions of ASC Topic 220, *Reporting Comprehensive Income,* which establishes standards for the reporting of comprehensive income in a company's financial statements.

Subsequent Events

Distributions to Owners

Sales, Use and Other Value Added Taxes

Recently adopted accounting standards

On January 9, 2015, the Financial Accounting Standards Board issued updated guidance on extraordinary and unusual items. The new guidance simplifies income statement classification by removing the concept of extraordinary items from United States Generally Accepted Accounting Principles. The guidance is effective for periods beginning after December 15, 2015. Early adoption is permitted. The Company has early adopted Accounting Standards No. 2015-01, *Income statement-Extraordinary and Unusual Items.*

13

(2) Property and Equipment

	Estimated Life Range (years)	2014		2013	
Owned Assets:					
Telecommunications Equipment	5 - 7	$	82,846	$	24,777
Leasehold Improvements	Life of Lease		6,010		335
Office Equipment	3 - 5		3,012		432
Buildings	30 - 40		4,974		1,540
Furniture and Fixtures	3 – 7		2,727		434
Computer Software	3 – 5		38,507		2,454
Land	N/A		1,180		470
Automobiles	2 - 5		118		155
Construction-In-Process	N/A		6,613		-
Total Owned Assets			145,987		30,597
Accumulated Depreciation			(23,666)		(14,230)
Total Owned Assets, Net			122,321		16,367
Total Assets Under Capital Lease			35,259		9,653
Accumulated Depreciation	Life of Lease		(5,321)		(3,677)
Total Assets Under Capital Lease, Net			29,938		5,976
Property and Equipment, Net		$	152,259	$	22,343

14

(3) Leases

	Operating Lease	Capital Lease
2015	$ 11,095	$ 6,583
2016	7,301	5,123
2017	4,537	4,258
2018	3,241	2,536
2019	1,996	1,097
Thereafter	3,205	2,338
	$ 31,375	$ 21,935
Amounts Representing Interest		(1,880)
Present Value of Minimum Lease Payments		20,055
Current Portion		(6,443)
Obligations Under Capital Lease-Net of Current Portion		$ 13,612

		2014	2013
Assets Under Capital Lease			
Telecommunications and Office Equipment	Life of Lease	10,143	9,653
IRU (1)	20 Years	21,222	-
Computer Software	4 Years	3,894	-
		35,259	9,653
Total Assets Under Capital Lease			
Accumulated Depreciation		(5,321)	(3,677)
Total Assets Under Capital Lease, Net		$ 29,938	$ 5,976

Rental expense charged to operations was $4,825 and $1,637 for the years ended December 31, 2014 and 2013, respectively. Expenses under these operating leases are recorded on a straight-line basis over the life of the lease.

15

(4) Intangible Assets

	2014		2013	
Subscriber Acquisition Costs	$	150,077	$	45,531
Network Transition Costs		17,581		13,212
Tradenames and Trademarks		13,146		4,146
Noncompete Agreement		3,000		3,000
Installation Costs		1,261		-
Commissions		14,961		11,074
Total Intangible Assets		200,026		76,963
Accumulated Amortization		(51,470)		(29,569)
Intangible Assets, Net	$	148,556	$	47,394

Amortization expense for the years ended December 31, 2014 and 2013 was $21,901 and $13,960, respectively. Estimated future amortization expense for intangible assets owned as of December 31, 2014 is as follows:

Year	Amount	
2015	$	26,856
2016		22,470
2017		19,183
2018		17,116
2019		16,523
Thereafter		46,408
	$	148,556

(5) Variable Interest Entities

As of December 31, 2014, amounts included in consolidated assets, which are shown in other current assets, total $1,853. The Company is not the primary beneficiary of the variable interest entity and its involvement with the entity is limited to a management agreement to cover operating expenses. The Company's maximum exposure to loss, which is based on financial support resulting from its involvement with Tempo Telecom, LLC as of December 31, 2014 was $1,853. The Company's carrying amount of its asset compared to its maximum exposure to loss as of December 31, 2014 is as follows:

Carrying Amount	$1,853
Maximum Exposure to Loss	$1,853

16

(6) Fair Value of Financial Instruments

The following table is a summary for each class of asset and liability reflected at cost (carrying value) on the consolidated balance sheets but for which fair value disclosure is required by U.S. GAAP:

	December 31, 2014		December 31, 2013	
	Carrying Value	Fair Value	Carrying Value	Fair Value
Financial Assets				
Cash and Cash Equivalents	$ 14,240	$ 14,240	$ 6,414	$ 6,414
Financial Liabilities				
Long-Term Debt	$ 443,076	$ 443,076	$ 120,160	$ 120,160

The carrying value of cash and cash equivalents reported on the consolidated balance sheet approximates fair value because of the short maturity of those instruments.

The fair value of the Company's long-term debt is based on current rates offered to the Company for debt of the same or similar maturities.

(7) Long-Term Debt

	2014	2013
Term Loan Payable	$ 437,188	$ 90,000
Revolver Loan Payable	15,000	30,160
Debt Origination Discount	(9,112)	-
	443,076	120,160
Current Maturities	(1,246)	(16,875)
Total Long-Term Debt	441,830	$ 103,285

The term loan payable outstanding as of December 31, 2013 with Bank of America was relieved with the July 18, 2014 refinancing.

Per the terms of the secured 2014 Credit Facility, we are required to hedge 50% of the variable floating rate debt under the interest rate cap agreement.

17

(8) Commitments and Contingencies (Continued)

Legal Proceedings (Continued)

(9) Benefit Plan

Due to the acquisition of Cbeyond, Inc. (see Note 11. Acquisitions) we have a commitment to contribute to their 401(k) plan. All legacy Cbeyond, Inc. employees were eligible to participate in the plan on the first day of the month following 90 days of employment. The match is up to 3.5% of eligible compensation contributed by the employees. We made a matching contribution of $2,051 in March 2015.

Effective January 1, 2015, the plans were merged and will cover all employees 18 years of age and who have completed 90 days of service. Participants may contribute up to the maximum determined by the federal government each year. The company's match will be discretionary for 2015.

(10) Stock Incentive Plan

19

(10) Stock Incentive Plan (Continued)

	2014			2013		
	Shares	Weighted Average Exercise Price		Shares	Weighted Average Exercise Price	
Outstanding, Beginning	256	$	8.50	377	$	8.50
Granted						
Exercised	(114)		8.39	(14)		10.22
Forfeited	-		-	(2)		4.83
Cancelled	(58)		-	(105)		1.00
Outstanding, Ending	84	$	16.21	256	$	11.51
Options Exercisable, Year-end	74	$	14.34	238	$	10.24

Options Outstanding				
Shares	Exercise Price		Expiration Date	Exercisable Shares
11	$	4.28	July – Nov 2015	11
4		6.67	June 2016	4
17		10.00	January 2017	17
29		15.80	February 2019	29
3		19.66	June 2020	3
20	$	19.66	June 2022	10
84				74

The options outstanding as of December 31, 2014 have a weighted average remaining contractual life of 3.95 years. The Company recorded share-based compensation expense of $34 and $608 in 2014 and 2013, respectively. As of December 31, 2014, there was $24 of total unrecognized compensation expense related to nonvested options. The cost is expected to be amortized over a weighted average period of three years.

20

(11) Restructuring

As part of the acquisition on July 18, 2014 of Cbeyond Inc. we made significant changes in the combined organization to achieve planned operating cost reductions. The changes include a significant reduction in headcount, facility costs, and other operating costs. During 2014, restructuring costs related to the integration of Cbeyond totaled $19,994. The following table summarizes changes to the accrued liability associated with the strategic realignment.

	Employee Costs	Facility Exit Costs	Other Costs	Total
Expense	$ 16,852	$ 1,201	$ 1,941	$ 19,994
Payments	(9,936)	(1,018)	(1,941)	(12,895)
Accrued Liability as of December 31, 2014	$ 6,916	$ 183	$ -	$ 7,099

(12) Current Year Acquisitions

Liberty Bell Telecom

On June 20, 2014, the Company completed the asset purchase of the select customers of Liberty-Bell Telecom. Liberty Telecom is an affiliate of DISH Network, LLC, a wholly-owned subsidiary of DISH Network Corporation. The acquisition was a cash transaction valued at approximately $463.

Cbeyond, Inc.

On July 18, 2014, the Company completed the acquisition of Cbeyond Inc. Cbeyond stockholders received $10.00 per share in cash, in a transaction valued at approximately $324,279.

Real property	$	14,468
Personal property		119,288
Customer relationships		104,000
Trade names / Trademarks		9,000
Inventories and other assets		70,667
Non-current assets		2,890
Financial debt		(18,488)
Debt-free current liabilities		(55,186)
Other long-term operating liabilities		(4,002)
Fair value of identifiable net assets	$	242,637

The goodwill arising on the acquisition is as follows:

Fair value of consideration transferred	$	324,279
Fair value of identifiable net assets		(242,637)
Goodwill	$	81,642

21

BIRCH COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Our Business

Birch Communications Holdings, Inc. (“BCHI”, the “Company”, or “we”) provide cloud and business communications services primarily to small, medium and large-sized business customers and to a lesser extent, residential consumers, throughout the United States and Canada. Our services and are designed to increase productivity while reducing costs and helping our customers connect, communicate and collaborate. Our services for business customers include a full-featured cloud voice and UCaaS (Unified Communications-as-a-Service) solution for businesses of every size, as well as a simple, easy-to use cloud-based voice solution; high speed Internet, metro Ethernet and MPLS (Multi-Protocol Label Switching) services that link our customers’ networks wide-area networks together and connect them to the Internet; and private or hybrid cloud computing services and file storage services, enabling on-demand resources in a scalable, secure environment. Our services for residential customers include basic voice service with features and long distance available as paid options, wireless voice and data services, and high speed residential Internet connectivity.

Birch’s vision is to become the leading provider of cloud and managed services to SMB and Enterprise customers, working as a trusted advisor to its customers for service deployment, delivery and management of cloud communications, cloud computing, network connectivity and other managed solutions. Birch aims to create value by rapidly and cost effectively provisioning and managing its customers’ essential business services by leveraging the company’s key strategic advantages, including:

●
Attractive sector dynamics
●
End-to-end solution set
●
Efficient, proprietary billing and back-office systems
●
Trusted partner relationships
●
Diversified, high quality business customer base
●
Diversified organic sales channels

Recent Acquisitions

Primus Management ULC and its affiliates

On April 1, 2016, the Company completed the purchase of select assets and the customers of Primus Management ULC and its affiliates (Primus). Primus provided business and consumer communications services including cloud-based voice, Internet and IP connectivity, and related solutions to business and residential customers throughout Canada. A cash payment of $29,815 was made to effect this transaction.

Related Party Transactions

BirCan Holdings, LLC Transaction

On October 28, 2016, the owners of BCHI transferred their membership interests of BirCan Holdings, LLC, in exchange for subordinated notes to the shareholders of $6,000. The interest on the subordinated notes is 12% of the unpaid balance. As of September 30, 2017, BCHI has accrued $568 of interest as additional debt per the terms of the agreement. BCHI also incurred a $500 note payable in the exchange. Real property valued at $3,901 and personal property valued at $2,630 were transferred to the Company.

Our Performance

Revenue for the nine months ended September 30, 2017 was $420.6 million, compared to $457.4 million for the nine months ended September 30, 2016. The decline was primarily due to a reduction in the number of customers resulting from planned actions involving price and term incentives to enhance the long-term profitability and value of BCHI’s customer base, partially offset by the inclusion of additional revenue attributable to the timing of the Primus Acquisition as well as new organic customer installations. Operating income for the nine months ended September 30, 2017 was $12.8 million, compared to $41.0 million for the nine months ended September 30, 2016. Net comprehensive loss for the nine months ended September 30, 2017 was $(25.1) million, compared to net comprehensive income of $9.3 million for the nine months ended September 30, 2016.

Our Outlook

BCHI’s ability to generate positive cash flows from operations and net profitability is substantially dependent upon BCHI’s ability to increase revenue and/or on BCHI’s ability to achieve further cost savings and operational efficiencies in its operations.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

The discussion and analysis of financial condition and results of operations are based upon BCHI’s consolidated financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and the related disclosure of contingent liabilities. We base these estimates on our historical experience and on various other assumptions that we believe to be reasonable under the circumstances, and these estimates form the basis for our judgments concerning the carrying values of assets and liabilities that are not readily apparent from other sources. We periodically evaluate these estimates and judgments based on available information and experience. Actual results could differ from our estimates under different assumptions and conditions. If actual results significantly differ from our estimates, our financial condition and results of operations could be materially impacted.

We have identified the policies and significant estimation processes discussed below as critical to our operations and to an understanding of our results of operations. For a detailed discussion on the application of these and other accounting policies, see Note 1 to the Consolidated Financial Statements.

Use of Estimates

We use estimates and assumptions in preparing the consolidated financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”). These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing the consolidated financial statements.

Revenue Recognition

We recognize revenue when it is earned based upon the following specific criteria: (1) persuasive evidence of arrangement exists, (2) services have been rendered, (3) seller’s price to the buyer is fixed or determinable, and (4) collectability is reasonably assured. The Company’s revenue is comprised of two primary components: (1) fees paid by end customers for local, long-distance and data and (2) carrier charges, primarily access fees. End customer revenue includes local, long-distance and data and is comprised of monthly recurring charges, usage charges and initial nonrecurring charges. Monthly recurring charges include the fees paid by customers for services and additional features on those facilities. Usage charges consist of per-use sensitive fees paid for calls made. Initial nonrecurring charges consist primarily of installation charges. Access charges are comprised of charges paid primarily by interexchange carriers for the origination and termination of interexchange toll and toll-free calls. The Company follows provisions of Accounting Standards Codification (ASC) Topic 605, Revenue Recognition in Financial Statements. This guidance addresses the recording of revenues and associated costs relating to installation and service activation fees.

Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from outstanding balances. Management provides for uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable. The Company’s accounts receivable subject the Company to credit risk, since collateral is generally not required. The Company’s risk of loss is limited due to the ability to terminate access on delinquent accounts. The large number of customers comprising the customer base mitigates the concentration of risk. In the nine months ended September 30, 2017, no customer represented more than 10 percent of the Company’s revenues.

Impairment of Long-Lived Assets

We account for long-lived assets in accordance with provisions of ASC Topic 360, Accounting for the Impairment or Disposal of Long-Lived Assets. This guidance addresses financial accounting and reporting for the impairment and disposition of long-lived assets, including property and equipment and purchased intangible assets. The Company evaluates the recoverability of long-lived assets for impairment when events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or a significant adverse change that would indicate the carrying amount of an asset or group of assets is not recoverable. For long-lived assets to be held and used, the Company recognizes an impairment loss only if it’s carrying amount is not recoverable through its undiscounted cash flows and measures the impairment loss, if any, based on the difference between the carrying amount and fair value. Long-lived assets held for sale are reported at the lower of cost or fair value less costs to sell. If impairment is indicated, the carrying amount of the asset is written down to fair value.

Amortization

Subscriber Acquisition Costs: BCHI amortizes subscriber acquisition costs over the estimated life of a customer (84 - 120 months as of September 30, 2017). Amortization expense of subscriber acquisition costs was $5,521 and $16,457 for the three and nine months ended September 30, 2017 and $6,113 and $17,304 for the three and nine months ended September 30, 2016, respectively.

IP-Network Transition Costs: BCHI amortizes the one-time charges associated with transitioning a resale customer to its own IP-Network over a period of 36 months. Amortization expense of IP-network transition costs was $3,036 and $8,617 for the three and nine months ended September 30, 2017 and $2,343 and $6,109 for the three and nine months ended September 30, 2016, respectively.

Installation Costs: BCHI amortizes costs relative to the install of new customers over a period of 36 months.  Amortization expense of installation costs was $1,615 and $3,925 for the three and nine months ended September 30, 2017 and $886 and $2,047 for the three and nine months ended September 30, 2016, respectively.

Commissions: BCHI amortizes up-front sales commissions paid to third parties over the contractual service period (7 - 36 months as of September 30, 2017). Amortization of these commissions was $3,082 and $7,829 for the three and nine months ended September 30, 2017 and $1,752 and $4,047 for the three and nine months ended September 30, 2016, respectively.

Tradenames: BCHI amortizes tradenames and costs over the estimated life of 84 months. Amortization expense of tradenames costs was $425 and $1,275 for the three and nine months ended September 30, 2017 and $104 and $311 for the three and nine months ended September 30, 2016, respectively.

Noncompete Agreements: BCHI amortizes noncompete agreement costs over the life of the agreement (12-24 months as of September 30, 2017). Noncompete agreements were fully amortized as of September 30, 2017 and December 31, 2016; therefore no amortization expense was recognized.

Share-Based Compensation and Consulting

We have an equity compensation plan providing for the grant of equity awards. All transactions with nonemployees in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date of the fair value of the equity instrument issued is the earlier of the date on which the counter party’s performance is complete or the date on which it is probable that performance will occur.

Foreign Currency

Our foreign subsidiary, Primus Management ULC (Primus Canada) uses the local currency of its country as its functional currency. Assets and liabilities are translated into U.S. dollars at exchange rates at the balance sheet dates. Revenues, costs and expenses are translated using the average exchange rates for the period. Gains and losses resulting from the translation of our consolidated balance sheets and statements of operations are recorded as a component of accumulated other comprehensive income. Gains and losses from foreign currency transactions are recognized as Foreign exchange gain (loss) in the statement of operations.

Comprehensive Income (Loss)

Comprehensive income includes all changes in the Company’s equity during the period that results from transactions and other economic events other than transactions with its stockholders. For the Company, comprehensive income includes the gains or losses resulting from foreign currency translations.

Income Taxes

We, with the consent of our stockholders, have elected under the Internal Revenue Code to be an S corporation effective January 1, 2006. In lieu of corporate income taxes, the stockholders of an S corporation are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision or liability for federal income taxes has been included in the consolidated financial statements. However, the Company operates in a few states that do not recognize S corporation status. The Company recognizes state tax provisions as amounts are paid to the tax jurisdictions.

The Company’s tax positions are evaluated for recognition using a more-likely-than-not threshold, and those tax positions requiring recognition are measured at the largest amount of tax benefit that is greater than 50 percent likely of being realized upon ultimate settlement with a taxing authority that has knowledge of all relevant information. Liabilities for income tax matters include amounts for income taxes, penalties and interest thereon and are the result of the potential alternative interpretations of tax laws and the judgmental nature of the timing of recognition of taxable income. Management does not believe the Corporation has taken any tax positions which would require accrual.

Recently adopted accounting standards

In August 2014, the Financial Accounting Standards Board (the FASB) issued Accounting Standards Update (ASU) 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. The update requires management to assess a company’s ability to continue as a going concern and to provide related footnote disclosures in certain circumstances. Under the new standard, disclosures are required when conditions give rise to substantial doubt about a company’s ability to continue as a going concern within one year from the financial statement issuance date. The new standard applies to all companies and is effective for the annual period ending after December 15, 2016. Adoption of this standard did not have a material impact on the Company’s consolidated financial statements.

The Company has early implemented certain provisions of Accounting Standards Update 2016-01, Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities. To simplify reporting, fair value disclosures for financial instruments reported at amortized cost are no longer provided in the notes to these financial statements.

Recently issued accounting standards

In November, 2016, the FASB issued ASU 2016-18, Statement of Cash Flows Restricted Cash. The update requires that the statement of cash flows explain the change during the period in the total of cash, cash equivalents, and restricted cash. Entities will also be required to reconcile such totals to amounts on the balance sheet and disclose the nature of the restrictions. The update is effective for non-public business entities for fiscal years beginning after December 15, 2018. Early adoption at the original effective date is permitted. The Company is evaluating the impact of the implementation of this standard on its financial statements.

In February, 2016, the FASB issued ASU 2016-02, Leases. The update requires lessees to recognize lease assets and liabilities for all leases, with certain exceptions, on the balance sheets. The standard is now required to be adopted by non-public business entities in annual periods beginning on or after December 15, 2019 and must be applied on a full retrospective basis. Early adoption at the original effective date is permitted. The Company is evaluating the impact of the implementation of this standard on its financial statements.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers. The new guidance outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. The core principle of the revenue model is that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The new standard requires significantly expanded disclosures about revenue contract assets and liabilities. In April 2015, the FASB issued guidance that deferred the effective date by one year. The standard is required to be adopted by non-public business entities in annual periods beginning on or after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019, and may be applied on a full retrospective or modified retrospective approach. Early adoption at the original effective date is permitted. The Company is evaluating the impact of the implementation of this standard on its financial statements.

RESULTS OF OPERATIONS

The following table summarizes our results of operations for the years ended December 31, 2016, 2015 and 2014, and for the nine months ended September 30, 2017 and 2016:

Birch Communications Holdings, Inc.
Consolidated Statements Of Operations - Amounts in Thousands

	12 Months Ended Dec. 31,		9 Months Ended Sep. 30,
	2016	2015	2017	2016
Revenue	603,579	591,222	420,572	457,443
Cost of revenue	328,408	295,532	236,057	243,648
Gross Profit	275,171	295,690	184,515	213,795
Operating expenses:
Selling, general and administrative (exclusive of depreciation and amortization, shown separately below)	178,614	168,313	110,690	121,725
Depreciation and amortization	70,098	61,701	61,496	51,099
Foreign currency (gain) loss	(20)		(461)	4
Total operating expenses	248,692	230,014	171,725	172,828
Operating income (loss)	26,479	65,676	12,790	40,967
Other (expense) income:
Interest expense, net	(43,258)	(40,525)	(37,422)	(30,217)
Other income (expense)	(8,517)	2,544	51	22
Total other income (expense)	(51,775)	(37,981)	(37,371)	(30,195)
Income (loss) before income taxes	(25,296)	27,695	(24,581)	10,772
Income tax expense	(1,847)	(2,183)	(2,008)	(1,299)
Net income (loss)	(27,143)	25,512	(26,589)	9,473
Other comprehensive income:
Cumulative translation adjustment	(198)		1,470	(198)
Comprehensive income (loss)	(27,341)	25,512	(25,119)	9,275

Nine Months Ended September 30, 2017 Compared with Nine Months Ended September 30, 2016

Revenue

Revenue for the nine months ended September 30, 2017 was $420.6 million, compared to $457.4 million for the nine months ended September 30, 2016. The decline was primarily due to a reduction in the number of customers resulting from planned actions involving price and term incentives to enhance the long-term profitability and value of BCHI’s business customer base, partially offset by the inclusion of additional revenue attributable to the timing of the Primus Acquisition as well as new organic customer installations.

Cost of Revenue and Gross Margin

Cost of revenue decreased 3.1%, or $7.6 million, to $236.1 million in the nine months ended September 30, 2017 compared to 2016. The decline is related to cost savings initiatives and lower revenue volume, partly offset by additional expenses included in the year to date results due to the timing of the Primus Acquisition.

Gross margin was 43.9% for the nine months ended September 30, 2017, compared to 46.7% the nine months ended September 30, 2016. The decrease in gross margin was due to the decline in revenue relative to the decline in cost of revenue in 2017.

Selling, General and Administrative Expenses

SG&A for the nine months ended September 30, 2017 was $110.7 million, a decrease of $11.0 million, or 9.1% compared to the year ago period. The decline was due to lower salaries, wages and benefits expense and other SG&A expense resulting from successful initiatives to optimize the company’s cost structure, partially offset by additional costs due to the timing of the Primus Acquisition. As a percentage of revenue, SG&A was 26.3% for the nine months ended September 30, 2017, compared to 26.6% in the nine months ended September 30, 2016.

Depreciation and Amortization

Depreciation and amortization increased $10.4 million, or 20.3% during the nine months ended September 30, 2017 compared to the prior year period. The increase was related in part to an increase in up-front sales commissions paid to third parties which are amortized over the contractual service period, as well as higher new customer installation costs, which are amortized over 36 months.

Operating Income

Birch’s operating income for the nine months ended September 30, 2017 was $12.8 million, compared to $41.0 million during the nine months ended September 30, 2016 due to the decrease in gross profit and increase in depreciation and amortization, partially offset by the decline in SG&A. Operating margin for the nine months ended September 30, 2017 was 3.0%, compared to 9.0% during the nine months ended September 30, 2016.

Interest Expense, Net

Net interest expense for the nine months ended September 30, 2017 was $37.4 million, compared to $30.2 million in the prior year period. Interest expense is primarily due to interest obligations under our credit facilities. Amounts outstanding under our credit facilities were $454.5 million and $430.0 as of September 30, 2017 and 2016, respectively.

Comprehensive Net Income (Loss)

Comprehensive net loss for the nine months ended September 30, 2017 was $25.1 million, compared to comprehensive net income of $9.3 million in the nine months ended September 30, 2016, primarily due to the decline in gross profit.

Twelve months ended December 31, 2016 compared to twelve months ended December 31, 2015

Revenue

Total revenue of $603.6 million increased $12.4 million, or 2.1% in the twelve months ended December 31, 2016, from $591.2 million in the twelve months ended December 31, 2015. The increase in revenue is primarily due to the timing of the Primus Acquisition, which closed during the second quarter of 2016. The Primus Acquisition contributed an additional $86.1 million of revenue during the twelve months ended December 31, 2016, which was partially offset by a decline in the number of customers reflecting planned actions involving price and term incentives initiated in the second half of 2016 to enhance the long-term profitability and value of the company’s customer base.

Cost of Revenue and Gross Margin

Cost of revenue increased $32.9 million, or 11.1% in the twelve months ended December 31, 2016 compared to the twelve months ended December 31, 2015. This increase is primarily due to $44.1 million in additional costs during the twelve months ended December 31, 2016, due to the timing of the Primus Acquisition.

Gross margin was 45.6% for the twelve months ended December 31, 2017, compared to 50.0% the twelve months ended December 31, 2016. The decrease in gross margin was due to the increase in cost of revenue in 2017, reflecting the timing of the Primus Acquisition.

Selling, General and Administrative Expenses

SG&A expense of $178.6 million increased $10.3 million, or 6.1% for the twelve months ended December 31, 2017, compared to $168.3 million in the same period of 2015. Included in SG&A expense for the twelve months ended December 31, 2016 is $23.5 million of additional costs as a result of the timing of the Primus Acquisition. This additional expense was partially offset by lower headcount-related expenses such as salaries, wages and benefits. As a percentage of revenue, SG&A represented 29.6% during the twelve months ended December 31, 2016 compared to 28.5% during the twelve months ended December 31, 2015.

Depreciation and Amortization

Depreciation and amortization increased $8.4 million, or 13.6% during the twelve months ended December 31, 2016 compared to the twelve months ended December 31, 2015. The increase was primarily related to new subscriber acquisition, new OTM commission, and installation and onboarding increases.

Interest Expense

Interest expense of $43.3 million during the twelve months ended December 31, 2016 declined $2.7 million, or 6.7%, compared to $40.5 million for the twelve months ended December 31, 2015. Interest expense is primarily due to interest obligations under the company’s credit facilities. Amounts outstanding under the company’s credit facilities were $454.5 million as of December 31, 2016 and 2015.

Other Income (Expense)

Other expense for the twelve months ended December 31, 2016 was $(8.5) million, compared to other income of $2.5 million in the twelve months ended December 31, 2015, primarily due to the loss on the sale of the Louisville data center facility.

Comprehensive Net Income (Loss)

Comprehensive net loss for the twelve months ended December 31, 2016 was $(27.3) million, compared to comprehensive net income of $25.5 million in the twelve months ended December 31, 2015, primarily due to the decline in gross profit, the increase in SG&A expense and Depreciation and Amortization, and the decrease in Other Income.

LIQUIDITY AND CAPITAL RESOURCES

On July 18, 2014, the Company refinanced its existing debt under a Term Loan Payable (2014 Credit Facility) arrangement totaling $450,000 with PNC Bank, N.A., as Administrative Agent. The arrangement also includes $50,000 made available under the Revolver Loan Payable. The Company capitalized the costs associated with issuing the debt of $13,770. The debt was issued at a discount of $9,450. The deferred financing and discount are recognized as interest expense throughout the term of the loan.

On October 28, 2016, the Company amended the 2014 Credit Facility. The Company capitalized the costs associated with the amendment of $4,289. The amended 2014 Credit Facility is due in quarterly installments of $2,800 through December 31 2016, then $5,625 per quarter until September 30, 2020. The amended 2014 Credit Facility matures with the remainder due on July 18th 2020. The interest on the amended 2014 Credit Facility is Libor plus 7.25% for the term loan and Libor plus 6.25% for the revolver loan payable.

On May 1, 2016, the Company entered into an installment purchase agreement to repurchase 148 shares of common stock from a former employee, valued at $13,700. The installments due are as follows: $1,000 on December 31, 2016, $1,500 on May 1, 2017, $1,000on December 31, 2017, $3,000 on May 1, 2018, and $7,200 on May 1, 2019. Per the agreement, should the payment of any installment conflict with a covenant in any material credit agreement of the Company, the installment will be delayed. The sum delayed will accrete at a rate of 4% per year. As of November 7, 2017, no payments have been made due to a material impact to the amended 2014 Credit Facility, resulting in $46,667 of additional debt.

On April 12, 2017, the Company entered into a second amendment to the 2014 Credit Facility. The Company was able to secure an additional $10,000 to the term loan from its primary lender Halcion. Additionally, there was a $5,000 commitment from Company ownership if the Company dropped below $10,000 in liquidity. The second amended 2014 Credit Facility is due in quarterly installments of $125 per quarter until September 30, 2020. The additional term loan matures with the remainder due on July 18, 2020. The Company capitalized the costs associated with the amendment of $4,881.

The following table sets forth a summary of our cash flows for the periods indicated:

Amounts in thousands	12 Months Ended Dec. 31,
	2016	2015
Net Cash Provided By Operating Activities	$45,975	$77,950
Net Cash Used In Investment Activities	(34,232)	(54,038)
Net Cash Used In Financing Activities	(10,036)	(26,672)
Net Increase (Decrease) in Cash and Equivalents	$1,707	$(2,760)
Cash and Equivalents, Beginning of Period	8,208	8,715
Foreign Currency Translation Effect on Cash	155	(640)
Cash and Equivalents, End of Period	$10,070	$5,315

Cash provided by operating activities was $46.0 million and $78.0 million for each of the years ended December 31, 2016 and 2015, respectively. The following table illustrates the primary components of our cash flows from operations:

Amounts in thousands	12 Months Ended Dec. 31,
	2016	2015
Net Income (Loss)	$(26,587)	$9,473
Non-cash Expenses, Gains and Losses	65,759	54,482
Changes in Accounts Receivable	2,677	(11,931)
Changes in Accounts Payable	16,180	19,643
Other	(12,054)	6,283
Cash Provided By Operating Expenses	$45,975	$77,950

ANNEX A

AGREEMENT AND PLAN OF MERGER

BY

AND

AMONG

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.,

FUSION BCHI ACQUISITION LLC,

AND

BIRCH COMMUNICATIONS HOLDINGS, INC.

DATED AUGUST 26, 2017

STRICTLY PRIVATE AND CONFIDENTIAL. DRAFT FOR DISCUSSION PURPOSES ONLY. NO LEGAL OBLIGATION OF ANY KIND WILL ARISE UNLESS AND UNTIL A DEFINITIVE WRITTEN AGREEMENT IS EXECUTED AND DELIVERED.

(continued)

(continued)

Exhibits

Exhibit A
-
Amended and Restated Certificate of Incorporation
Exhibit B
-
Stockholders’ Agreement
Exhibit C
-
Registration Rights Agreement
Exhibit D
-
Consumer Business Carve-out

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of August 26, 2017 (as may be amended, supplemented or otherwise modified from time to time in accordance with its terms, this “Agreement”), is entered into by and among Fusion Telecommunications International, Inc., a Delaware corporation (the “Company”), Fusion BCHI Acquisition LLC, a Delaware limited liability company (“Merger Sub”), and Birch Communications Holdings, Inc., a Georgia corporation (“BCHI”). The Company, Merger Sub and BCHI are hereinafter sometimes referred to as a “Party” and collectively as the “Parties.” Capitalized terms used but not otherwise defined herein have the meanings set forth in Section 9.15.
RECITALS

A.
The Boards of Directors of each of the Company and BCHI have deemed it advisable and in the best interests of their respective corporations and stockholders to enter into a business combination by means of the Merger (as defined below).

B.
The Boards of Directors of each of the Company and BCHI have approved, and declared advisable and in the best interests of their respective companies and stockholders, this Agreement and the transactions contemplated hereby, including the merger of BCHI with and into Merger Sub (the “Merger”), with Merger Sub being the surviving company in the Merger, as more fully provided in, and upon the terms and subject to the conditions set forth in, this Agreement.

C.
The Company, as the managing member of Merger Sub, has approved, and declared advisable and in the best interests of Merger Sub and the Company as its sole member, this Agreement and the transactions contemplated hereby, including the Merger, as more fully provided in, and upon the terms and subject to the conditions set forth in, this Agreement.

D.
The Board of Directors of the Company (the “Company Board”) has determined to recommend that the stockholders of the Company vote to adopt and approve this Agreement and the Merger, including the amendment and restatement of the Company’s certificate of incorporation and the issuance of shares of Company Common Stock pursuant to the Merger, and (to the extent necessary to comply with NASDAQ listing requirements) the Reverse Split upon the terms and subject to the conditions set forth in this Agreement (the “Company Board Recommendation”).

E.
The Board of Directors of BCHI has approved, and declared advisable and in the best interests of BCHI and its shareholders, this Agreement and the transactions contemplated hereby, including the Merger, as more fully provided for in this Agreement.

F.
Concurrently with the execution and delivery of this Agreement, each Principal Company Stockholder has executed and delivered to BCHI a support agreement in a form previously approved by BCHI (each, a “Support Agreement” and, collectively, the “Support Agreements”), pursuant to which such Principal Company Stockholder has agreed, among other things, subject to the terms and conditions of the applicable Support Agreement, to vote his, her or its shares of Company Common Stock in favor of the approval of the Merger, and to take certain other actions in furtherance of the Transactions.

G.
The shareholders of BCHI have, by written consent, irrevocably adopted this Agreement and approved the transactions contemplated hereby, including the Merger, as required pursuant to the BCHI Charter, the BCHI Bylaws and applicable Law.

H.
Each of the shareholders of BCHI has entered into a subscription agreement (the “Subscription Agreements”) agreeing to (a) at the Closing, assign and transfer the right of such shareholder to receive shares of Company Common Stock issuable to such shareholder pursuant to the Merger to a limited liability company organized by such shareholders to own and hold all of such shares of Company Common Stock (referred to herein as “Holding LLC”) and (b) cause Holding LLC to execute and deliver, at the Closing, the Stockholders’ Agreement and the Registration Rights Agreement.

I.
In connection with the execution and delivery of this Agreement, and as a condition and inducement to each Party’s willingness to enter into this Agreement, a certain financial institution has executed and delivered a “highly confident letter” with respect to debt facilities to be entered into by the Company and BCHI, the proceeds of which, together with other financing facilities, will be used to effect the Refinancing and the other transactions contemplated by this Agreement, including paying expenses associated with the Transactions.

J.
The Parties intend the Merger to constitute a “reorganization” within the meaning of section 368(a) of the Code, this Agreement to constitute a “plan of reorganization,” and BCHI, Merger Sub and the Company to constitute parties to the reorganization.

The Parties hereby agree as follows:

ARTICLE I
THE TRANSACTIONS

Section 1.1 The Merger and Related Matters.

(a) The Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the applicable provisions of the Georgia Business Corporation Code (the “GBCC”) and the Delaware Limited Liability Company Act (the “Act”), BCHI will be merged with and into Merger Sub at the Effective Time. At the Effective Time, the separate corporate existence of BCHI will cease, and Merger Sub will continue as the surviving entity (the “Surviving Company”) and a wholly owned Subsidiary of the Company and will succeed to and assume all the rights and obligations of BCHI in accordance with the GBCC and the Act.

(b) Effective Time. On the Closing Date, the Company, Merger Sub and BCHI will cause to be filed with the Secretaries of State of the State of Georgia and the State of Delaware a certificate of merger, or other appropriate documents (collectively, the “Certificate of Merger”), executed in accordance with the relevant provisions of the GBCC and the Act, and will make all other filings or recordings required under the GBCC and the Act to effect the Merger and the transactions provided for herein. The Merger will become effective at such time as the Certificate of Merger is duly filed with such Secretaries of State, or at such other time as BCHI and the Company will agree and specify in the Certificate of Merger (the time the Merger becomes effective being the “Effective Time”).

(c) Effects. The Merger will have the effects provided in this Agreement, including Article II, and in the applicable provisions of the GBCC and the Act.

(d) Conversion of Securities.

(i) At the Effective Time, by virtue of the Merger and without any action on the part of BCHI, Merger Sub, the Company or the holders of the BCHI Common Stock, all of the shares of BCHI Common Stock (each, a “Share”) issued and outstanding immediately prior to the Effective Time (other than any Shares to be cancelled pursuant to Section 1.1(d)(iii)) will be converted automatically into the right to receive, in the aggregate, in accordance with the terms of this Agreement, a number of fully paid and non-assessable shares of Company Common Stock equal to three (3) times the Fully-Diluted Company Share Total (the “Merger Consideration”). At the Closing, all of the shares of Company Common Stock issuable to the shareholders of BCHI pursuant to the Merger will, pursuant to the Subscription Agreements, be issued to Holding, LLC.

(ii)  From and after the Effective Time, all Shares (other than any Shares to be cancelled pursuant to Section 1.1(d)(iii)) will no longer be outstanding, and, upon the conversion thereof, will automatically be cancelled and will cease to exist. Except as set forth in Section 1.1(d)(iii), as a result of the Merger, each holder of a certificate or certificates that immediately prior to the Effective Time represented outstanding Shares (“Certificates”) will thereafter cease to have any rights with respect to such Shares except the right to receive the applicable shares of Company Common Stock in consideration therefor, upon surrender of such Certificate in accordance with Section 2.1(a).

(iii) At the Effective Time, by virtue of the Merger and without any action on the part of BCHI, Merger Sub or the Company, each Share held in the treasury of BCHI or owned of record by any BCHI Subsidiary immediately prior to the Effective Time will automatically be cancelled without any conversion thereof and no payment or distribution will be made with respect thereto.

(iv) All of the limited liability company interests of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into and become limited liability company interests of the Surviving Company.

(v) At the Effective Time, by virtue of the Merger and without any action on the part of BCHI, Merger Sub or the Company, all of the rights under each share of Company Preferred Stock issued and outstanding immediately prior to the Effective Time shall terminate and all of the shares of Company Preferred Stock issued and outstanding immediately prior to the Effective Time shall be deemed cancelled, as provided in the Company Charter and the notice to the holders of shares of Company Preferred Stock required by Section 6.15.

(e) Certificate of Formation and Limited Liability Company Agreement. At the Effective Time, the certificate of formation and limited liability company agreement of Merger Sub will, by virtue of the Merger, be the certificate of formation and limited liability company agreement, respectively, of the Surviving Company until thereafter amended as provided therein or by applicable Law.

(f) Directors. The Parties will take all necessary action such that, from and after the Effective Time, each Subsidiary of the Company will have two (2) directors (or, in the case of a limited liability company, two (2) managers) who are mutually acceptable to BCHI and the Company and who will serve until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

(g) Officers. The officers of the Surviving Company from and after the Effective Time will be determined prior to the Closing by mutual agreement of BCHI and the Company.

Section 1.2 Company Matters. Unless otherwise agreed to by BCHI and the Company prior to the Effective Time, the Company will take all necessary action such that, effective at or prior to the Effective Time:

(a) Certificate of Incorporation and Bylaws. The certificate of incorporation of the Company will, as of the Effective Time, be amended and restated to be the form attached hereto as Exhibit A. Prior to the Effective Time, BCHI and the Company will review and revise in good faith the bylaws of the Company, which will be amended and restated, effective as of the Effective Time, to be consistent with similarly situated Delaware corporations.

(b) Board of Directors. The size of the Company Board will be fixed at nine (9) members. The initial members of the Company Board as of the Effective Time will be determined prior to the Closing in accordance with the provisions of the Stockholders’ Agreement; provided that such initial members to be designated by the Company shall be determined by the Company’s Compensation and Nominating Committee subject to Company Board approval.

(c) Executive Officers. Matthew D. Rosen will be the Chief Executive Officer of the Company and the Chairman of the Company Board. Holcombe T. Green, Jr. will be the Vice Chairman of the Company Board. The other officers of the Company as of the Effective Time will be determined prior to the Closing by mutual agreement of BCHI and the Company.

Section 1.3 Closing. The closing (the “Closing”) of the Merger will take place at the offices of Jones Day, 250 Vesey Street, New York, New York 10281 at 10:00 a.m. local time on the later of (a) the second Business Day following the satisfaction or, to the extent permitted by Law, waiver of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by Law, waiver of those conditions at Closing), and (b) the earlier of (i) a date during the Marketing Period specified by BCHI and the Company by mutual agreement, and (ii) ten (10) Business Days following the final day of the Marketing Period; except that if the Closing would otherwise occur within the ten (10) Business Day period prior to the date on which the Company’s Quarterly Report on Form 10-Q or the Company’s Annual Report on Form 10-K (or any amendment to any previously filed Company Report) would be required to be filed with the SEC, the Closing will occur on the third (3rd) Business Day after the filing by the Company of such report (subject, in each case, to the satisfaction or waiver of such conditions as of the date determined by this clause). In lieu of the foregoing, the Closing may occur at such other place, time and date as may be agreed in writing by BCHI and the Company. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

Section 1.4 Stockholders’ Agreement. At the Closing, the Company, Holding LLC and the Principal Company Stockholders will enter into a stockholders’ agreement, substantially in the form of Exhibit B (the “Stockholders’ Agreement”).

Section 1.5 Registration Rights Agreement. At the Closing, the Company and Holding, LLC will enter into a registration rights agreement, substantially in the form of Exhibit C (the “Registration Rights Agreement”).

Section 1.6 Separation Agreements. In the interim period between the signing of this Agreement and the Closing, the Parties will negotiate and cooperate in good faith to reach agreement on the Separation Agreements in accordance with the terms and conditions of Exhibit D, and BCHI and/or certain of the BCHI Subsidiaries (other than Spinco), on the one hand, and Spinco, on the other hand, will enter into the Separation Agreements. BCHI hereby agrees that it will not (and will cause the BCHI Subsidiaries not to) enter any agreement between BCHI or any of the BCHI Subsidiaries (other than Spinco), on the one hand, and Spinco, on the other hand, relating to the Consumer/SMB Business without the prior written approval of the Company, not to be unreasonably withheld, conditioned or delayed.

ARTICLE II
EFFECTS OF THE MERGER

Section 2.1 Exchange of Shares.

(a) Exchange Procedures. On the Closing Date, immediately after the Effective Time, each holder of record of Shares entitled to receive the Merger Consideration pursuant to Section 1.1(d)(i) will surrender their Certificates to the Company in exchange for shares of the Company Common Stock pursuant to Section 1.1(d)(i); provided, that, pursuant to the Subscription Agreements all of the shares of Company Common Stock issuable to the holders of Shares will be issued to Holding, LLC.

(b) No Further Rights in Shares. All Merger Consideration issued or paid upon surrender of Certificates in accordance with the terms of this Article II will be deemed to have been issued or paid, as the case may be, in full satisfaction of all rights pertaining to the Shares formerly represented by such Certificates.

Section 2.2 Section 16. The Company will cause any disposition of shares of Company Common Stock, Company Options or restricted shares of Company Common Stock or acquisitions of shares of Company Common Stock, options to purchase Company Common Stock or restricted shares of Company Common Stock resulting from the Transactions by each officer or director of the Company who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 2.3 No Liability. Notwithstanding anything in this Agreement to the contrary, none of the Company, BCHI, Merger Sub, the Surviving Company or any other Person will be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

Section 2.4 Withholding Rights. Each of the Company, the Surviving Company, BCHI and Merger Sub will be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement such amount as it is required to deduct and withhold with respect to the making of such payment under the Code, the rules and regulations promulgated thereunder, any provision of applicable state, provincial, territorial, local or foreign Tax Law or any other Law. To the extent that amounts are so withheld and paid over to the appropriate governmental authority, such withheld amounts will be treated for the purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as (x) disclosed in the disclosure letter delivered by the Company to BCHI immediately prior to the execution of this Agreement (it being agreed that any information set forth in one section of such disclosure letter will be deemed to apply to each other section thereof to which its relevance as an exception to (or disclosure for the purposes of) such other section is reasonably apparent) (the “Company Disclosure Letter”) or (y) set forth in a registration statement, prospectus, report, form, schedule or other document (including exhibits and all other information incorporated therein) filed by the Company with or furnished to the SEC prior to the date hereof, but excluding any risk factor disclosure under the headings “Risk Factors,” “Forward Looking Statements,” or other disclosures contained or referenced therein to the extent they are predictive or forward looking, but only to the extent that such documents are available on the SEC’s Electronic Data Gathering and Retrieval System no later than the third (3rd) Business Day prior to the date of this Agreement (it being understood that this clause (y) shall not be applicable to Section 3.2 or Section 3.3(a)), the Company represents and warrants to BCHI as follows:

Section 3.1 Corporate Organization.

(a) The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Company has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to have such power and authority or to be so licensed or qualified would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Copies of the articles of incorporation of the Company, as amended and restated (the “Company Charter”), and the bylaws of the Company, as amended and restated (the “Company Bylaws”), as in effect as of the date of this Agreement, have previously been made available to BCHI.

(c) Section 3.1(c) of the Company Disclosure Letter sets forth a list of each Company Subsidiary, together with the jurisdiction of organization or incorporation, as the case may be, and the jurisdictions in which each Company Subsidiary is authorized to conduct business. Each Company Subsidiary (i) is duly organized or formed, as the case may be, and validly existing under the Laws of its jurisdiction of organization or formation, (ii) is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, provincial, territorial, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified, and (iii) has all the corporate or limited liability company power and authority to own or lease its properties and assets and to carry on its business as now conducted, in the case of clauses (ii) and (iii), except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d) Copies of the articles of incorporation, or similar organizational document, as applicable, of each Company Subsidiary, as amended and restated, and the bylaws, or similar governing document, as applicable, of each Company Subsidiary, as amended and restated, as in effect as of the date of this Agreement, have previously been made available to BCHI.

(e) Merger Sub is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware. All of the issued and outstanding limited liability company interests of Merger Sub is, and at the Effective Time will be, owned by the Company. Merger Sub has not conducted any business prior to the date hereof and has, and prior to the Effective Time will have, no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Transactions.

Section 3.2 Capitalization.

(a) Section 3.2(a) of the Company Disclosure Letter sets forth the authorized capital stock of the Company, as of the date of this Agreement, by class and series and the number of issued and outstanding shares of each such class and series (collectively, the “Company Capital Stock”) and, in the case of each series of Company Preferred Stock, the number of shares of Company Common Stock, as of the date of this Agreement, that the issued and outstanding shares in such series are convertible into.  The number of shares of Company Common Stock reserved for issuance pursuant to the Equity Compensation Plans is variable in nature as, under the terms of the 2016 Equity Compensation Plan, the number of shares available for issuance thereunder is equal to (i) ten percent of the Company Common Stock then outstanding, plus (ii) any shares for which options were granted under the 2009 stock incentive plan that expire without being exercised.   No shares of Company Capital Stock are held in the Company’s treasury.  All of the issued and outstanding shares of Company Capital Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights..

(b) There are no stockholders agreements, voting trusts, voting agreements or other similar agreements or understandings with respect to the Company Capital Stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders. Except as contemplated under this Agreement, awards issued pursuant to the Equity Compensation Plans and as set forth in the certificates of designation and preferences for the Company Preferred Stock, no Person has any outstanding commitments, rights of first offer or refusal, anti-dilution rights, preemptive rights, rights of participation or any similar right to participate in the Transaction. Except for the Company Options, the Company Warrants and the Reverse Split and except as set forth in Section 3.2(b) of the Company Disclosure Letter, as of the date of this Agreement, there are no outstanding subscriptions, options, warrants, scrip rights to subscribe to, calls, restricted shares, phantom stock rights, rights of first offer or refusal, rights to require redemption or repurchase, preemptive rights, anti-dilution rights, registration rights, rights of participation, commitments or other agreements to which the Company or any of the Company Subsidiaries is a party relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any, Equity Securities or other securities of the Company or any of the Company Subsidiaries, or Contracts, commitments or understandings by which the Company or any of the Company Subsidiaries is or may become bound to issue additional Equity Securities or other securities of the Company or the Company Subsidiaries. Section 3.2(b)(i) of the Company Disclosure Letter sets forth, as of the date hereof, with respect to each unexercised Company Option (whether vested or unvested) (i) the name of the holder of such Company Option, (ii) whether such Company Option has vested, (iii) the number of shares of Company Capital Stock that are issuable upon the exercise of such Company Option, (iv) the date on which such Company Option was granted and the term of such Company Option, (v) the vesting schedule and vesting commencement date for such Company Option, (vi) the exercise price per share of Company Capital Stock purchasable under such Company Option, and (vii) whether such Company Option has been designated an “incentive stock option” as defined in Section 422 of the Code. Section 3.2(b)(ii) of the Company Disclosure Letter sets forth, as of the date hereof, with respect to each unexercised Company Warrant (A) the name of the holder of such Company Warrant, (B) the number of shares of Company Capital Stock that are issuable upon the exercise of such Company Warrant, (C) the date on which such Company Warrant was issued and the term of such Company Warrant, and (D) the exercise price per share of Company Capital Stock purchasable under such Company Warrant. Except as expressly contemplated by this Agreement or as set forth in Section 3.2(b)(iii) of the Company Disclosure Letter, neither the consummation of the Transactions nor any action taken or to be taken by the Company or a Company Subsidiary in connection with the Transactions will result in (x) any acceleration of vesting or exercisability, whether or not contingent on the occurrence of any event after consummation of the Transactions, in favor of any holder of Company Options or (y) any additional benefits for any holder of Company Options.

(c) There are no bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders of the Company may vote are issued or outstanding as of the date of this Agreement.

(d) Except as set forth in Section 3.2(d) of the Company Disclosure Letter, all of the issued and outstanding shares of capital stock or other equity ownership interests of each Company Subsidiary are owned by the Company, directly or indirectly, free and clear of any Liens (other than transfer restrictions under applicable federal, state, provincial or territorial securities Laws and Liens that will be released at Closing), and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. No Company Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Company Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Company Subsidiary. Except as set forth in Section 3.2(d) of the Company Disclosure Letter, there are no outstanding obligations to which the Company or any Company Subsidiary is a party (i) restricting the transfer of or (ii) limiting the exercise of voting rights with respect to any Equity Interest in any Company Subsidiary. Except for the Company Subsidiaries, neither the Company nor any of the Company Subsidiaries directly or indirectly owns any Equity Interest in any Person. Section 3.2(d) of the Company Disclosure Letter sets forth, for each Company Subsidiary, (i) the number and type of any capital stock of, or other equity or voting interests in, such Company Subsidiary that are outstanding as of the date of this Agreement and (ii) the identity of each equity holder of capital stock or other equity or other voting interest in such Company Subsidiary and the number of shares or interests of such Company Subsidiary held by each such holder as of the date of this Agreement.

Section 3.3 Authority; No Violation.

(a) Each of the Company and Merger Sub has full corporate or limited liability company power and authority to enter into this Agreement and to consummate the Transactions. The execution and delivery of this Agreement and the consummation of the Transactions have been duly and validly adopted by the Company Board and the Company and the managing member of Merger Sub, and, except for the adoption of this Agreement by the Company, as the sole member of Merger Sub, and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, no other corporate or limited liability company proceedings on the part of the Company or Merger Sub are necessary to authorize the execution and delivery of this Agreement or consummation of the Transactions. Except for (i) approval by the holders of a majority of the outstanding shares of Company Common Stock entitled to be voted in accordance with the DGCL at the Stockholders Meeting, or any adjournment or postponement thereof, to adopt this Agreement and approve the Merger, the amendment and restatement of the Company’s Charter as provided by Section 1.2(a), the issuance of the shares of Company Common Stock as the Merger Consideration and (to the extent necessary to comply with NASDAQ listing requirements) the Reverse Split (ii) any approval of the holders of the Company Preferred Stock of this Agreement or the Transactions that is required pursuant to the Company Charter or the Company Bylaws (collectively, the “Stockholder Approval”), no votes or approvals of the holders of any class or series of Equity Interests of the Company are necessary to approve this Agreement and the consummation of the Transactions. The Company Charter and Company Bylaws are the Company’s only organizational documents, and there are no other Contracts defining or governing the rights of the holders of any Company Capital Stock or any of its other equity holders in their capacities as such, and, to the knowledge of the Company, there are no Contracts between or among the holders of Company Capital Stock defining or governing the rights of the Company Capital Stock, as applicable. The Company Board has (i) determined that this Agreement and the Transactions are advisable and fair to and in the best interests of the Company’s stockholders, and (ii) resolved, subject to Section 6.3(c), to recommend that the Company’s stockholders adopt this Agreement and approve the Transactions. This Agreement has been duly and validly executed and delivered by the Company and Merger Sub and, assuming this Agreement constitutes the valid and binding agreement of BCHI and the due authorization, execution and delivery of this Agreement by BCHI, constitutes the valid and binding agreement of each of the Company and Merger Sub, enforceable against the Company and Merger Sub in accordance with its terms, except as such enforceability (A) may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws affecting or relating to enforcement of creditors’ rights generally and (B) is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding at Law or in equity).

(b) Neither the execution and delivery of this Agreement by the Company or Merger Sub nor the consummation of the Transactions, nor compliance by the Company or Merger Sub with any of the terms or provisions of this Agreement, will (i) violate any provision of the certificate of incorporation or bylaws or other equivalent organizational document, in each case, as amended, of the Company or any of the Company Subsidiaries or (ii) assuming that the consents, approvals and filings referred to in Section 3.4 are duly obtained and/or made, (A) violate any Law or Order applicable to the Company, any of the Company Subsidiaries or any of their respective material properties or assets, or any material Permit of the Company or a Company Subsidiary or by which any of the material assets of the Company or a Company Subsidiary are bound or subject, or (B) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, require the consent of or notice to any Person under, or result in the creation of any Lien (other than a Permitted Lien) upon any of the respective properties or assets of the Company or any of the Company Subsidiaries under, any Company Material Contract.

Section 3.4 Consents and Approvals. Except for (a) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the Act, (b) the filing of an amendment to the Company Charter to effect the Reverse Split, (b) compliance with any applicable requirements of the HSR Act and any other Laws analogous to the HSR Act existing in foreign jurisdictions (together with the HSR Act, “Antitrust Laws”), (c) the filing with the SEC of a proxy statement relating to the Stockholders Meeting (the “Proxy Statement”), and filings required by the applicable requirements of the Securities Act or Exchange Act, (d) such filings with and approvals of The NASDAQ Stock Market, LLC (“NASDAQ”) to permit the shares of Company Common Stock that are to be issued in the Merger to be listed and issued on NASDAQ, (e) receipt of such consents from, or registrations, declarations, notices or filings made to or with State PSCs as are required in order to effect the transfer of control of the Company Licenses or as are otherwise necessary to consummate the Merger and other Transactions, including the Financing (the “Company State Approvals”), and (f) receipt of such consents from, or registrations, declarations, notices or filings made to or with the FCC as are required to in order to effect the transfer of control of the Company Licenses or as are otherwise necessary to consummate the Transactions, including the Financing (the “Company FCC Approval”), no consents or approvals of or filings or registrations with or notifications to any Governmental Entity are necessary in connection with (i) the execution and delivery by the Company or Merger Sub of this Agreement and (ii) the consummation by the Company or Merger Sub of the Transactions except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.5 Reports.

(a) Except as set forth on Section 3.5(a) of the Company Disclosure Letter, the Company has filed with or furnished to the SEC, on a timely basis, all registration statements, reports, forms, documents and proxy statements required (pursuant to applicable Law or Contract) to be filed or furnished, as applicable, since June 30, 2014, excluding the Proxy Statement (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, as such statements and reports may have been amended since the date of their filing, the “Company Reports”). As of their respective effective dates (in the case of Company Reports that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective filing or furnished dates, as applicable (in the case of all other Company Reports), or in the case of amendments thereto, as of the most recent such amendment, the Company Reports complied in all material respects with the requirements of the Securities Act, the Exchange Act and SOX, as the case may be, and the rules and regulations of the SEC thereunder, applicable to such Company Reports, in each case to the extent in effect on the date of filing, and none of the Company Reports as of such respective dates (or, if amended, the date of the filing or furnishing, as applicable, of such amendment, with respect to the disclosures that are amended) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently filed Company Report filed with the SEC prior to the date hereof.

(b) Each of the principal executive officer of the Company and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all applicable certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of SOX with respect to the Company Reports, and, to the knowledge of the Company, the statements contained in such certifications are true and accurate. For purposes of this Agreement, “principal executive officer” and “principal financial officer” have the meanings ascribed to such terms in SOX. Neither the Company nor any of the Company Subsidiaries has outstanding, or has since June 30, 2014 arranged any outstanding, “extensions of credit” to or for directors or executive officers of the Company in violation of Section 402 of SOX.

(c) The Company maintains a system of “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurance (i) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, consistently applied, (ii) that receipts and expenditures are made only in accordance with the authorizations of management and directors and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the Company’s financial statements.

(d) The “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) utilized by the Company are reasonably designed to ensure that all material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information required to be disclosed is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to enable the principal executive officer and principal financial officer of the Company to make the certifications required under the Exchange Act with respect to such reports.

(e) Since June 30, 2014, the Company has not identified, and is not aware of, any (i) “significant deficiency” or (ii) “material weakness” in the design or operation of the Company’s internal controls over financial reporting. For purposes of this Agreement, the terms “significant deficiency” and “material weakness” have the meanings assigned to them in Release 2004-001 of the Public Company Accounting Oversight Board, as in effect on the date of this Agreement.

(f) None of the Company Subsidiaries is, or at any time since June 30, 2014 has been, subject to the reporting requirements of Sections 13(a) or 15(d) of the Exchange Act.

Section 3.6 Financial Statements; Liabilities.

(a) The consolidated financial statements of the Company and the Company Subsidiaries (including in each case, any related notes and schedules thereto, where applicable) included in the Company Reports (collectively, the “Company Financial Statements”), fairly present in all material respects the consolidated financial position of the Company and the Company Subsidiaries as of the date thereof, and fairly present in all material respects the results of the consolidated operations, changes in stockholders’ equity, cash flows and consolidated financial position of the Company and the consolidated Company Subsidiaries for the respective fiscal periods or as of the date therein set forth, except the Company Financial Statements are subject, in the case of unaudited statements, to normal year-end audit adjustments as permitted by GAAP and the applicable rules and regulations of the SEC. Each of the Company Financial Statements (including the related notes and schedules thereto, where applicable), as of their respective dates, complied in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and each of such statements (including the related notes and schedules thereto, where applicable) and have been prepared, in all material respects, in accordance with GAAP consistently applied during the periods involved, except as indicated in such statements or in the notes thereto and, in the case of unaudited interim financial statements as may be permitted by the SEC for Quarterly Reports of Form 10-Q.

(b) The interim consolidated financial statements of the Company and the Company Subsidiaries for the six months ended June 30, 2017 (collectively the “Interim Company Financial Statements”), fairly present in all material respects the consolidated financial position of the Company and the Company Subsidiaries as of the date thereof, and fairly present in all material respects the results of the consolidated operations, changes in stockholders’ equity, cash flows and consolidated financial position of the Company and the consolidated Company Subsidiaries for the respective fiscal periods or as of the date therein set forth, except the Interim Company Financial Statements are subject to normal year-end audit adjustments as permitted by GAAP and the applicable rules and regulations of the SEC. The Interim Company Financial Statements have been prepared, in all material respects, in accordance with GAAP consistently applied, except as indicated in such statements or in the notes thereto.

(c) Except for (i) those liabilities and obligations that are in their respective amounts reflected or reserved against on the June 30, 2017 consolidated balance sheet of the Company and the Company Subsidiaries included in the Company Financial Statements or readily apparent in the notes thereto or (ii) liabilities or obligations incurred in the ordinary course of business consistent with past practice since the date of such balance sheet that are immaterial in amount, neither the Company nor any of the Company Subsidiaries have any liability or obligation of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due and including any off-balance sheet financings, loans, indebtedness, make whole or similar liabilities or obligations) of a type required to be reflected or reserved for on a consolidated balance sheet of the Company and the Company Subsidiaries prepared in accordance with GAAP, except for liabilities or obligations that would not reasonably be expected to have a Company Material Adverse Effect.

Section 3.7 Absence of Company Material Adverse Effect. Since January 1, 2017 through the date of this Agreement, no event or events have occurred that have had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.8 Legal Proceedings.

(a) Except as set forth in Section 3.8(a) of the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries is a party to any, and there are no pending or, to the Knowledge of the Company, threatened (in writing), legal, administrative, arbitral or other proceedings, claims, actions, suits or governmental or regulatory investigations of any nature (each, an “Action”), against the Company or any of the Company Subsidiaries which would, if decided adversely to the Company or any Company Subsidiary, prohibit the Transactions or reasonably be expected to result in a material liability or obligation of, or otherwise be materially adverse to, the Company or a Company Subsidiary.

(b) There is no outstanding material Order imposed upon the Company, any of the Company Subsidiaries or the assets of the Company or any of the Company Subsidiaries.

Section 3.9 Taxes and Tax Returns. Each of the Company and the Company Subsidiaries has duly and timely filed all federal, state, foreign and local Tax Returns required to be filed by any of them (all such returns being accurate and complete in all material respects) and has duly and timely paid all Taxes (whether or not such Taxes were shown as due and payable on such Tax Returns) other than Taxes that are not yet delinquent or that are being contested in good faith, have not been finally determined and have been adequately reserved against. Any liability with respect to deficiencies asserted as a result of any audit, examination or similar proceeding of the Company or any Company Subsidiary Tax Return by the IRS or any other taxing authority has been paid or is covered by adequate reserves in accordance with GAAP in the Company Financial Statements. There are no disputes pending, or claims asserted in writing, for Taxes or assessments upon the Company or any of the Company Subsidiaries, other than disputes, claims and assessments that are not material to the Company and the Company Subsidiaries either individually or in the aggregate. Neither the Company nor any of the Company Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among the Company and the Company Subsidiaries). Neither the Company nor any of the Company Subsidiaries has agreed to or granted any extension or waiver of the limitation period applicable to any Taxes or Tax Returns. Neither the Company nor any of the Company Subsidiaries has distributed the stock of any corporation, or had its stock distributed, in a transaction described in or intended to satisfy the requirements of Section 355 of the Code within the past three (3) years. Each of the Company and the Company Subsidiaries has in all material respects properly and timely withheld or collected and timely paid over to the appropriate taxing authority (or each is properly holding for such timely payment) all Taxes required to be withheld, collected and paid over by applicable Law. There are no Liens for Taxes upon any asset of the Company or any Company Subsidiary other than Permitted Liens (within the meaning of clause (c) of such term). Neither the Company nor any of the Company Subsidiaries is a party to or bound by any advance pricing agreement, closing agreement or other similar material agreement or ruling relating to Taxes nor are there any pending requests for such rulings or similar agreements by or before a taxing authority. Neither the Company nor any of the Company Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any period (or any portion thereof) ending after the Closing Date, as a result of any: (i) change in method of accounting for a Tax period ending on or before the Closing Date, including under Section 481(a) of the Code or any similar provision of applicable Law; (ii) installment sale or other open transaction disposition made on or prior to the Closing Date; (iii) prepaid amount received on or prior to the Closing Date; (iv) closing agreement described in Section 7121 of the Code or any similar provision of applicable Law executed on or prior to the Closing Date; (v) intercompany transaction or excess loss account described in Treasury Regulations Section 1.1502 (or any similar provision of applicable Law); or (vi) indebtedness discharged in connection with any election under Section 108(i) of the Code. Other than the affiliated group of which the Company is the common parent, neither the Company nor any of the Company Subsidiaries has any liability under Treasury Regulations Section 1.1502-6 or any similar provision of applicable Law, as a transferee or successor, as a result of any contractual obligation, or otherwise for any Taxes of any other Person. Neither the Company nor any of the Company Subsidiaries has obtained any consent or clearance from or entered into any settlement or arrangement with any taxing authority that would be binding on the Surviving Company or any of its Affiliates or result in a material Tax liability for the Surviving Company or any of its Affiliates for any Tax period (or portion thereof) ending after the Closing Date. Neither the Company nor any of the Company Subsidiaries has engaged in a “reportable transaction,” as defined in Section 6707A(c)(1) of the Code or Treasury Regulations Section 1.6011-4(b), or any transaction requiring disclosure under a similar provision of applicable Law. Within the past three (3) years, no written claim or nexus inquiry has been made by a taxing authority in a jurisdiction where the Company or any Company Subsidiary does not file Tax Returns that any of them is or may be subject to tax by that jurisdiction or that any of them has a duty to collect Taxes.

Section 3.10 Employee Benefit Plans; Labor.

(a) Except as set forth in Section 3.10(a) of the Company Disclosure Letter, none of the Company, any Company Subsidiary, nor any Company Commonly Controlled Entity maintains or contributes to (i) any nonqualified deferred compensation, post-termination or retirement plans for employees, (ii) any qualified “defined contribution plans” (as such term is defined under Section 3(34) of ERISA (whether or not subject to ERISA)), (iii) any other defined contribution pension plan in the relevant country, state, province, territory or the like, (iv) any “defined benefit plans” (as such term is defined under Section 3(35) of ERISA (whether or not subject to ERISA)), (v) any other defined benefit pension plan in the relevant country, state, province, territory or the like (the plans set forth in clauses (ii), (iii), (iv) and (v) are collectively referred to herein as the “Company Pension Plans”), (vi) any “employee welfare benefit plans” (as such term is defined under Section 3(1) of ERISA, (vii) any other group insurance benefit arrangements in the relevant country, state, province, territory or the like (whether or not subject to ERISA) (the “Company Welfare Plans”), or (viii) any compensatory or benefit plans or programs, or equity or equity-based award plans, including written individual contracts, employee agreements, plans, programs, or arrangements, whether funded or unfunded, written or oral, that currently are, or within the past six (6) fiscal years of the Company or any Company Subsidiary, as appropriate, have been, maintained, contributed to or sponsored (or are or have been required to be maintained, contributed to or sponsored) in whole or in part, by any of the Company, the Company Subsidiaries and the Company Commonly Controlled Entities, for the benefit of, providing any remuneration or benefits to, or covering any current or former employee or retiree, any dependent, spouse or other family member or beneficiary of such employee or retiree, or any director, independent contractor, member, officer, consultant of any of the Company, the Company Subsidiaries and the Company Commonly Controlled Entities, or under (or in connection with) which the Company or any Company Subsidiary or any of the Company Commonly Controlled Entities may have any liability (collectively clauses (i) through (viii) are referred to as “Company Benefit Plans”).

(b) Each Company Pension Plan that is intended to meet the requirements of a “qualified plan” under Sections 401(a) and 501(a) of the Code has either received a favorable determination letter from the IRS that such Company Pension Plan is so qualified or has requested such a favorable determination letter within the remedial amendment period of Section 401(b) of the Code, or in the case of a Company Pension Plan that is maintained pursuant to the adoption of a master, prototype, or volume submitter plan document, the sponsor of such master or prototype or volume submitter plan document has obtained from the National Office of the IRS an opinion or notification letter stating that the form of the master, prototype or volume submitter document is acceptable for the establishment of a qualified retirement plan. Each Company Benefit Plan, including any amendments thereto, that is eligible for approval by, and/or registration for and/or qualification for special Tax status with, the appropriate taxation, social security and/or supervisory authorities in the relevant country, state, province, territory or the like (each, an “Company Approval”) has received such Company Approval, or there remains a period of time in which to obtain such Company Approval retroactive to the date of any amendment or change in Law that has not previously received such Company Approval. The Company Benefit Plans comply in form and in operation, and have been administered in all material respects in compliance with their terms and with the requirements of, as applicable, the Code, ERISA, the Patient Protection and Affordable Care Act and all other applicable Laws, and none of the Company, the Company Subsidiaries and its Company Commonly Controlled Entities have received any notice from any Governmental Entity questioning or challenging such compliance that has not been resolved.

(c) To the knowledge of the Company, there have been no non-exempt “prohibited transactions” (as that term is defined in Section 406 of ERISA or Section 4975 of the Code) involving any of the Company Benefit Plans. Except as set forth in Section 3.10(c) of the Company Disclosure Letter, none of the assets of any Company Pension Plan or Company Welfare Plan trust is an “employer security” (within the meaning of Section 407(d)(1) of ERISA) or “employer real property” (within the meaning of Section 407(d)(2) of ERISA).

(d) (i) Neither the Company nor any other Person that, together with the Company or any Company Subsidiary, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or any other applicable Law (a “Company Commonly Controlled Entity”) (A) has sponsored, maintained or contributed to, or been obligated to maintain or contribute to, or has any liability under, any Company Pension Plan that is subject to Title IV of ERISA or Section 412 or Section 430 of the Code or is otherwise a defined benefit pension plan in the relevant country, state, province, territory or the like, and (B) has any unsatisfied liability imposed under Title IV of ERISA, and (ii) all contributions (including all employer contributions and employee salary reduction contributions) or insurance premiums that are due have been paid with respect to each Company Benefit Plan, and all contributions or insurance premiums for any period ending on or before the Closing Date that are not yet due have been paid with respect to each such Company Benefit Plan or accrued, in each case in accordance with the past custom and practice of the Company, and with applicable Law and administrative agency regulations.

(e) Neither the Company nor any Company Subsidiary has communicated a commitment (whether orally or in writing, whether as part of the collective bargaining process or not) generally to employees, any employee representation body or specifically to any employee regarding (i) any future increase of benefit levels (or creation of new benefits) with respect to the Company Benefit Plans beyond those reflected in such plans, or (ii) the adoption or creation of any new benefit plan.

(f) None of the Company, the Company Subsidiaries and the Company Commonly Controlled Entities currently contributes to or has had any liability or potential liability with respect to (i) any “multiemployer plan” (as defined in Section 3(37) of ERISA) or (ii) any multi-employer pension plans or multi-employer benefit plans in the relevant country, state, province, territory or the like, during the five (5)-year period ending as of the Closing Date.

(g) Except as set forth in Section 3.10(g) of the Company Disclosure Letter, none of the Company Welfare Plans obligates the Company or any Company Subsidiary to provide any current employee or former employee of the Company or a Company Subsidiary (or any dependent thereof) any life insurance or medical or health benefits after his or her termination of employment with the Company or any Company Subsidiary, other than as required under COBRA or any similar state Law. All amounts required to be included in the Company’s most recent financial statements in respect of any Company Welfare Plan have been included.

(h) No Company Benefit Plan (excluding for this purpose any individual employment agreement or arrangement) has a provision, and no commitment (whether oral or in writing) has been made, that restricts the Company or Company Subsidiaries from amending or terminating such Company Benefit Plan with respect to the accrual of future benefits; except that the legal obligation to bargain over mandatory subjects of bargaining under any Law will not be considered such a restriction.

(i) Except as set forth in Section 3.10(i) of the Company Disclosure Letter, no amounts payable under any Company Benefit Plan will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code or will fail to be deductible for tax purposes under any other applicable Law. Except as set forth in Section 3.10(i) of the Company Disclosure Letter, consummation of the Transactions will not (i) entitle any current employee or former employee (or spouse, dependent or other family member of such employee) of the Company or Company Subsidiaries to severance pay, unemployment compensation, or any payment contingent upon a change in control or ownership of the Company or Company Subsidiaries, or (ii) accelerate the time of payment or vesting, or increase the amount, of any compensation due to any such current employee or former employee (or any spouse, dependent, or family member of such employee). Neither the Company nor any Company Subsidiary has any obligation to provide, and no Company Benefit Plan or other agreement provides any Person with any amount of additional compensation or gross-up if such Person is provided with amounts subject to excise or additional taxes, interest or penalties incurred pursuant to Sections 4999 or 409A of the Code or due to the failure of any payment to be deductible under Section 280G of the Code.

(j) (i) Each Company Benefit Plan that is a “nonqualified deferred compensation plan” (within the meaning of Section 409A(d)(1) of the Code) subject to Section 409A of the Code is and has been, during the five years prior to the date hereof, in all material respects in documentary and operational compliance with Section 409A of the Code and any guidance issued with respect thereto and (ii) no Company Option is considered to be a non-qualified deferred compensation arrangement subject to Section 409A of the Code.

(k) The Company and the Company Subsidiaries have correctly classified Persons engaged as consultants or independent contractors for employment purposes and have correctly administered Section 414(n) of the Code with respect to the Company Pension Plans.

(l) The Company has complied in all material respects with all Laws concerning employment rights and obligations. Section 3.10(l) of the Company Disclosure Letter lists each collective bargaining agreement to which the Company or a Company Subsidiary is a party in respect of the employees of the Company or a Company Subsidiary on the date of this Agreement, and any membership of the Company or a Company Subsidiary in any employers’ organization which is entitled to conclude a collective bargaining agreement on behalf of its member companies, and any collective bargaining agreement which, although the Company or Company Subsidiary is not a party to it, applies due to standard reference in employment agreements or by state decree as a generally applicable collective bargaining agreement. No collective bargaining agreement or shop agreement is being negotiated or renegotiated in any material respect by the Company or any of the Company Subsidiaries. There is no labor dispute, work stoppage, slow down or strike against the Company or any of the Company Subsidiaries pending or, to the knowledge of the Company, threatened which would interfere with the respective business activities of the Company or any of the Company Subsidiaries (and no work stoppages, slow downs, labor disputes or strikes occurred during the last five years). As of the date of this Agreement, to the knowledge of the Company, neither the Company nor any of the Company Subsidiaries has committed during the three years prior to the date hereof any unfair labor practice in connection with the operation of the respective businesses of the Company or any of the Company Subsidiaries, and there is no charge or complaint against the Company or any of the Company Subsidiaries by the National Labor Relations Board or any comparable Governmental Entity or in relation to any labor rules and regulations or any other competent labor authority pending or threatened in writing.

(m) Section 3.10(m) of the Company Disclosure Letter sets forth a true and complete list of all material (i) severance or employment agreements with directors, officers, employees, or consultants of the Company or any Company Subsidiary, (ii) severance programs of the Company or any Company Subsidiary with or relating to its employees, or (iii) plans, programs or other agreements of the Company or any Company Subsidiary with or relating to its directors, officers, employees or consultants which contain change in control provisions.

(n) Except as set forth in Section 3.10(n) of the Company Disclosure Letter, there are no unresolved claims or disputes under the terms of, or in connection with, the Company Benefit Plans (other than routine undisputed claims for benefits under the Company Benefit Plans or other immaterial claims or disputes that are being handled in the normal course of plan administration), and no action, legal or otherwise, has been commenced with respect to any claim (including claims for benefits under Company Benefit Plans). To the knowledge of the Company, no facts exist which could give rise to any actions, audits, suits or claims (other than in the ordinary course).

(o) No Company Benefit Plan is or at any time was funded through a “welfare benefit fund,” as defined in Section 419(e) of the Code, and no benefits under any Company Benefit Plan are or at any time have been provided through a “voluntary employees’ beneficiary association” (within the meaning of Section 501(c)(9) of the Code) or a “supplemental unemployment benefit plan” (within the meaning of Section 501(c)(17) of the Code).

Section 3.11 Compliance with Law.

(a) The Company and each of the Company Subsidiaries is, and at all times during the five (5) years prior to the date hereof, have been in compliance in all material respects with all Laws and Orders applicable to the Company or any of the Company Subsidiaries or by which any property or asset of the Company or any Company Subsidiary is bound. To the knowledge of the Company, no investigation by any Governmental Entity with respect to the Company or any Company Subsidiary is pending, nor has any Governmental Entity indicated to the Company an intention to conduct any such investigation with respect to, either individually or in the aggregate, material matters or material liabilities.

(b) None of the Company or any of the Company Subsidiaries has received any notice of any alleged violation of any Laws that remains unresolved or outstanding, except where any such notice, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

Section 3.12 Environmental Matters. Except as disclosed in Section 3.12 of the Company Disclosure Letter, the Company and each of the Company Subsidiaries is, and at all times has been, in compliance in all material respects with all Environmental Laws. The Company and the Company Subsidiaries hold all Permits required under applicable Environmental Laws to permit the Company and the Company Subsidiaries to conduct their businesses as currently conducted. The business and operations of the Company and the Company Subsidiaries are in compliance with all such Permits. No notice of violation, notification of liability, demand, request for information, citation, summons or order has been received by the Company or any Company Subsidiary, no complaint has been filed, no penalty or fine has been assessed, and no investigation, action, claim, suit or proceeding is pending or, to the knowledge of the Company, threatened by any Person involving the Company or any Company Subsidiary relating to or arising out of any Environmental Law. No Hazardous Substances are or were located and no disposal or Releases of Hazardous Substances have occurred at, on, above, under or from any properties currently or, to the knowledge of the Company at the time of the cessation of such ownership, lease, operation or use, formerly owned, leased, operated or used by the Company, any Company Subsidiary or any predecessors in interest that, in each case, has resulted in or would reasonably be expected to result in any material cost, liability or obligation of the Company or any Company Subsidiary under any Environmental Law. Neither the Company nor any Company Subsidiary, nor, to the knowledge of the Company, any other Person, has caused or taken any action that could reasonably be expected to result in any material liability or obligation relating to (i) the environmental conditions at, on, above, under, or about any properties or assets currently or formerly owned, leased, operated or used by the Company or any of their respective predecessors in interest or (ii) the past or present use, management, handling, transport, treatment, generation, storage, disposal, Release or threatened Release of Hazardous Substances. The Company has provided to BCHI all material environmental site assessments, audits, investigations and studies in their possession, custody or control relating to property or assets currently or formerly owned, leased, operated or used by the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary has been in business other than those related to the provision of communication services that would reasonably be expected to present environmental issues of a materially different scope or magnitude than those presented in the provision of communication services. Without limiting the generality of the foregoing, neither the Company nor any Company Subsidiary has operated or currently operates (i) any manufacturing facilities, (ii) any facilities that are or have been permitted under the Resource Conservation and Recovery Act or (iii) any business that manages the hazardous wastes of any unrelated party. The representations contained in the immediately prior sentence of this Section 3.12 shall not be deemed to be breached unless the operation or ownership of such other business or businesses has resulted in any material cost, liability or obligation of the Company or any Company Subsidiary under any Environmental Law.

Section 3.13 Material Contracts.

(a) Except for Contracts listed in Section 3.13(a) of the Company Disclosure Letter (all Contracts set forth, or required to be set forth, in Section 3.13(a) of the Company Disclosure Letter being referred to herein as a “Company Material Contract”), as of the date of this Agreement, neither the Company nor any of the Company Subsidiaries is a party to or bound by any Contract that is:

(i) a “material contract” required to be filed as an exhibit to the Company’s annual report on Form 10-K pursuant to Item 601(b)(10) of Regulation S-K of the SEC

(ii) a “non-compete,” or similar Contract that restricts or purports to restrict the geographic area in which the Company or any of the Company Subsidiaries may conduct any line of business, or that requires the referral of business opportunities by the Company or any of the Company Subsidiaries;

(iii) a joint venture, partnership or limited liability company Contract or other similar Contract relating to the formation, creation, operation, management or control of any joint venture, partnership or limited liability company, other than any such Contract solely between or among the Company and the Company Subsidiaries;

(iv) a Contract (other than a future contract, option contract or other derivative transaction) that involves future expenditures by the Company or any Company Subsidiary of more than $2,500,000 in any one year period that cannot be terminated on less than 90 days’ notice without material payment or penalty;

(v) an acquisition Contract that contains “earn-out” or other contingent payment obligations that could reasonably be expected to result in future payments by the Company or a Company Subsidiary in excess of $2,500,000;

(vi) a Contract relating to indebtedness for borrowed money or any financial guaranty involving an amount in excess of $2,500,000;

(vii) a Contract for the lease or sublease of real property material to the business of the Company and the Company Subsidiaries;

(viii) a Contract pursuant to which the Company or any Company Subsidiary (A) is granted or obtains any right to use any material Intellectual Property (excluding standard form Contracts granting rights to use readily available shrink wrap or click wrap software having an acquisition price of less than $100,000 per Contract), (B) is restricted in its right to use or register any material Company Intellectual Property, or (C) permits any other Person to use, enforce, or register any material Company Intellectual Property, in each case including any license agreements, coexistence agreements, and covenants not to sue;

(ix) a Contract relating to (A) the sale, outbound license or outbound lease by the Company or any Company Subsidiary of any material indefeasible rights of use of capacity infrastructure or peering arrangements or (B) the purchase, inbound license or inbound lease by the Company or any Company Subsidiary of any material indefeasible rights of use of capacity infrastructure or peering arrangements;

(x) a collective bargaining agreement; or

(xi) a Contract with material outstanding liabilities or obligations relating to the disposition or acquisition by the Company or any Company Subsidiary of assets or properties in excess of $2,500,000 not made in the ordinary course of business; or

(xii) any employment, severance, consulting or other Contract with an employee or former employee, officer or director of the Company or any Company Subsidiary which will require the payment of amounts by the Company or any Company Subsidiary in excess of $150,000 per annum.

(b) Neither the Company nor any Company Subsidiary is in breach of or default under the terms of any Company Material Contract in any material respect. To the knowledge of the Company, no other party to any Company Material Contract is in breach of or default under the terms of any Company Material Contract in any material respect. Each Company Material Contract is a valid and binding obligation of the Company or any Company Subsidiary that is a party thereto and, to the knowledge of the Company, is in full force and effect, subject to (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws affecting or relating to enforcement of creditors’ rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding at Law or in equity). True, correct and complete copies of each Company Material Contract (including all modifications and amendments thereto and waivers thereunder) have been made available to BCHI.

Section 3.14 Intellectual Property; Data Privacy.

(a) Either the Company or a Company Subsidiary owns, and has all right, title, and interest in, duly licenses, or otherwise possesses all rights necessary to use, all Intellectual Property used in their respective businesses as currently conducted (collectively, the “Company Intellectual Property”).

(b) Section 3.14(b)(i) of the Company Disclosure Letter sets forth all Company Registered Intellectual Property. All required filings and fees related to such Company Registered Intellectual Property have been timely filed with and paid to the relevant Governmental Entities and authorized registrars. Section 3.14(b)(ii) of the Company Disclosure Letter sets forth all Intellectual Property owned or purported to be owned by the Company or any Company Subsidiary that is not Company Registered Intellectual Property and which is material to the businesses of the Company and Company Subsidiaries as currently conducted (collectively, together with the Company Registered Intellectual Property, the “Company Owned Intellectual Property”).

(c) There are no pending or, to the knowledge of the Company, threatened claims in writing by any Person alleging infringement or misappropriation by the Company or any Company Subsidiary arising from their use of the Company Intellectual Property, and to the knowledge of the Company, the conduct of the businesses of the Company and Company Subsidiaries and their products and services do not infringe, misappropriate, dilute or otherwise violate any Intellectual Property rights of any Person.

(d) Neither the Company nor any Company Subsidiary has made any claim during the past three (3) years of any misappropriation or infringement by any third party of its rights to or in connection with the use of any Company Intellectual Property; and (ii) to the knowledge of the Company, no Person is infringing or misappropriating any Company Intellectual Property.

(e) The Company and the Company Subsidiaries have taken reasonable measures to protect the confidentiality of their material Trade Secrets including requiring employees, contractors and other Persons having access thereto to execute written nondisclosure agreements. To the knowledge of the Company, none of the material Trade Secrets of the Company and the Company Subsidiaries have been disclosed or authorized to be disclosed by the Company or the Company Subsidiaries to any third party other than pursuant to a valid and enforceable nondisclosure agreement. To the knowledge of the Company, no third party to any nondisclosure agreement with the Company or any Company Subsidiary is in material breach, violation or default.

(f) Each Person who contributed, developed or conceived any Company Owned Intellectual Property has done so pursuant to a valid and enforceable written agreement that (i) protects the confidential information disclosed by the Company and its Subsidiaries and (ii) grants the Company and its Subsidiaries exclusive ownership of the Person’s contribution, development or conception and waives any non-assignable interests in such contribution, development or conception, such as moral rights.

(g) During the three (3) years prior to the date hereof, to the knowledge of the Company, there has been no act or omission in respect of the use or enforcement of the Company Owned Intellectual Property that would reasonably be expected to result in the abandonment, cancellation or unenforceability of any such Intellectual Property.

(h) No source code for any Company Proprietary Software has been delivered, licensed, or made available to any escrow agent or other Person who is not an employee of the Company or a Company Subsidiary. Neither the Company nor any Company Subsidiary has any duty or obligation to deliver, license, or make available the source code for any Company Proprietary Software to any escrow agent or other Person who is not an employee of the Company or any Company Subsidiary.

(i) No Company Proprietary Software is subject to any “copyleft” or other obligation or condition (including any obligation or condition under any “open source” license such as the GNU Public License, Lesser GNU Public License, or Mozilla Public License) that has been or is used in the businesses of the Company and its Subsidiaries in a manner that would (i) require or condition the use or distribution of such Company Proprietary Software on the disclosure, licensing, or distribution of any source code for any portion of such Company Proprietary Software or (ii) otherwise impose any limitation, restriction, or condition on the right or ability of the Company or any Company Subsidiary to use or distribute any Company Proprietary Software.

(j) The Company Proprietary Software does not contain any program routine, device, code or instructions (including any code or instructions provided by third parties) or other undisclosed feature, including, without limitation, a time bomb, virus, lock-out device, drop-dead device, malicious logic, worm, Trojan horse, bug, error, defect or trap door, that is designed to access, modify, delete, damage, disable, deactivate, interfere with, or otherwise harm the Company Proprietary Software or any of the Company’s information technology systems, data or other electronically stored information, or computer programs or systems.

(k) The Company and the Company Subsidiaries, and to the knowledge of the Company all of its and their providers of information technology services, have (i) complied in all material respects with their respective published privacy policies and internal privacy policies and guidelines and all applicable Laws relating to privacy, data protection, user data or Personal Data, including Personal Data of customers, employees, contractors and third parties who have provided information to the Company or any Company Subsidiary; and (ii) implemented and maintained, in all material respects, a comprehensive security plan that includes industry standard administrative, technical and physical safeguards to ensure that Personal Data is protected against loss, damage, unauthorized access, unauthorized use, unauthorized modification, or other misuse. There has been no material loss, damage, unauthorized access, unauthorized use, unauthorized modification, or other breach of security of Personal Data maintained by or on behalf of the Company and the Company Subsidiaries. Within the past three (3) years, no Person has made any material claim or commenced any Action with respect to, and the Company and the Company Subsidiaries have not, to the knowledge of the Company, experienced any incident relating to, any actual or suspected loss, damage, unauthorized access, unauthorized use, unauthorized modification, or breach of security of Personal Data maintained or processed by or on behalf of the Company and the Company Subsidiaries. Except for disclosures of information permitted or required by privacy Laws or authorized by the provider of Personal Data, to the knowledge of the Company, neither the Company nor any of the Company Subsidiaries has shared, sold, rented or otherwise made available, and does not share, sell, rent or otherwise make available, to third parties any Personal Data.

(l) The Company and the Company Subsidiaries have implemented business continuity and disaster recovery plans and have arranged for back-up data processing services adequate to meet their data processing needs in the event that the computer systems, networks, hardware, software, databases, websites, and equipment of the Company or the Company Subsidiaries or any of their material components is rendered temporarily or permanently inoperative as a result of a natural or other disaster. The computer systems, networks, hardware, software, databases, websites, and equipment of the Company or the Company Subsidiaries have not suffered any failures, errors or breakdowns within the past three years that have caused any material disruption or interruption in the business of the Company and the Company Subsidiaries. The computer systems, networks, hardware, software, databases, websites, and equipment of the Company or the Company Subsidiaries have not suffered any failures, errors or breakdowns within the past three (3) years that have caused any material disruption or interruption in the business of the Company or the Company Subsidiaries

Section 3.15 Title to Properties; Assets. The Company and each of the Company Subsidiaries have good and valid fee simple title to, or valid leasehold interest in, its material tangible properties and assets, except for such properties and assets as are no longer used or useful in the conduct of its business or as have been disposed of in the ordinary course of business. All such material tangible properties and assets, other than properties and assets in which the Company or any Company Subsidiary have a leasehold interest, are free and clear of all Liens other than Permitted Liens or Liens that will be released at Closing.

Section 3.16 Real Property. Section 3.16 of the Company Disclosure Letter sets forth a list of all real property currently owned or leased by the Company or any Company Subsidiaries and indicates whether each such parcel of real property is owned or leased. The Company or one of the Company Subsidiaries has good and fee simple title to all real property owned by the Company or any of the Company Subsidiaries as of the date of this Agreement (the “Company Owned Real Property”) and valid leasehold estates in all real property leased or subleased (whether as tenant or subtenant) by the Company or any of the Company Subsidiaries as of the date of this Agreement (including improvements thereon, the “Company Leased Real Property”), in each case, free and clear of all Liens, save only for Permitted Liens. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company or one of the Company Subsidiaries has exclusive possession of each Company Leased Real Property and Company Owned Real Property, other than any use and occupancy rights granted to third-party owners, tenants, guests, hosts or licensees pursuant to agreements with respect to such real property. There are no Contracts to sell, transfer or otherwise dispose of any of the Company Owned Real Property or the Company Leased Real Property, or to purchase or acquire any other interest in real property.

Section 3.17 Regulatory Matters.

(a) Except as set forth on Section 3.17(a) of the Company Disclosure Letter, and except with respect to Permits required under applicable Environmental Laws (as to which certain representations and warranties are made pursuant to Section 3.12), the Company and the Company Subsidiaries hold all Permits issued by the FCC or the state public service or public utility commissions or other similar state regulatory bodies (“State PSCs”), and all other material regulatory Permits, including franchises, ordinances and other agreements granting access to public rights of way, issued or granted to the Company or any of the Company Subsidiaries by a Governmental Entity (the “Company Licenses”) that are required for the Company and each of the Company Subsidiaries to conduct its business, as presently conducted in all material respects.

(b) Each Company License is in full force and effect and has not been suspended, revoked, cancelled or adversely modified. No Company License is subject to (i) any conditions or requirements that have not been imposed generally upon licenses in the same service, unless such conditions or requirements are set forth on the face of the applicable authorization, or (ii) any pending proceeding by or before any Governmental Entity, including the FCC or State PSCs to suspend, revoke or cancel such Company License, or any judicial review of a decision by any Governmental Entity, including the FCC or State PSCs with respect thereto. To the knowledge of the Company, there has not been any event, condition or circumstance that would preclude any Company License from being renewed in the ordinary course (to the extent that such Company License is renewable by its terms).

(c) The licensee of each Company License is in compliance in all material respects with such Company License and has fulfilled and performed all of its material obligations with respect thereto, including all reports, notifications and applications required by any Law, including the Communications Act of 1934 (the “Communications Act”) or the rules, regulations, written policies and orders of the FCC (together with the Communications Act, the “FCC Rules”) or similar state telecommunications laws (the “State Telecommunications Laws”) and the rules, regulations, written policies and Orders of State PSCs (collectively with the State Telecommunications Laws, the, “PSC Rules”), and the payment of all regulatory fees and contributions, except as permitted by applicable exemptions, waivers or similar concessions or allowances. Without limiting the foregoing, the licensee of each Company License is in material compliance with the applicable requirements of the Federal and state Universal Service Fund programs, the Federal Telecommunications Relay Service programs, the Federal North American Numbering Plan Administration program, the Federal Local Number Portability Administration program (collectively, the “USF Programs”), the Communications Assistance to Law Enforcement Act (“CALEA”), and the FCC’s regulations concerning treatment and protection of Customer Proprietary Network Information (“CPNI”). All reports and other submissions required in connection with the USF Programs, CALEA, CPNI regulations, including contribution remittances, have been timely filed in materially true, correct and complete form. To the knowledge of the Company and the Company Subsidiaries, there are no pending or threatened investigations, inquiries, audits, examinations or other proceedings in connection with the performance of the Company and the Company Subsidiaries of their USF Programs, CALEA and CPNI obligations.

(d) Except as set forth in Section 3.17(d) of the Company Disclosure Letter, neither the Company nor any Company Subsidiary has (i) implemented, or been alleged or found to have implemented, an unauthorized change of an end user’s carrier (“Slamming”) or (ii) placed or been alleged or found to have placed an unauthorized charge on customer billing (“Cramming”).

(e) Except as set forth in Section 3.17(e) of the Company Disclosure Letter, the Company and all Company Subsidiaries have timely complied with any compensation, restoration, reimbursement, reporting, or other obligations arising in connection with public and private right-of-way access and pole attachment agreements.

(f) Except as set forth in Section 3.17(f) of the Company Disclosure Letter, the Company and all Company Subsidiaries have timely submitted all required international traffic and circuit status reports in materially true, correct and complete form.

(g)   Except as set forth in Section 3.17(g) of the Company Disclosure Letter, the licensee of each Company License is in material compliance with the applicable requirements of federal and state network outage reporting (“NOR”) requirements. All reports and other submissions required in connection with federal and state NOR requirements have been timely filed in materially true, correct and complete form. To the knowledge of the Company and the Company Subsidiaries, there are no pending or threatened investigations, inquiries, audits, examinations or other proceedings in connection with the performance of the Company and the Company Subsidiaries of their NOR requirements.

(h) Except as set forth in Section 3.17(h) of the Company Disclosure Letter, the Company or a wholly owned Subsidiary of the Company directly or indirectly owns all of the Equity Interests and controls all of the voting power and decision-making authority of each licensee of the Company Licenses. No Company License, Order or other agreement, obtained from, issued by or concluded with any State PSC would impose restrictions on the ability of any Company Subsidiary to make payments, dividends or other distributions to the Company or any Company Subsidiary that limits, or would reasonably be expected to limit, the cash funding and management alternatives of the Company on a consolidated basis in a manner disproportionate to restrictions applied by other State PSCs.

Section 3.18 Interconnection Agreements. The Company or a Company Subsidiary has entered into, with incumbent local exchange carriers or other non-incumbent carriers, all interconnection agreements, line sharing agreements, line splitting agreements and other Contracts (the “Company Interconnection Agreements”), that are necessary to conduct their respective businesses as currently conducted. All Company Interconnection Agreements entered into pursuant to Sections 251 and 252 of the Telecommunications Act of 1996 (the “Telecommunications Act”), including amendments to implement the FCC’s Triennial Review Remand Order, to the extent such amendments have been adopted, include the general terms, conditions and pricing for any unbundled network elements (“UNEs”), collocation or other network facilities or services provided under Sections 251 and 252 of the Telecommunications Act. All Company Interconnection Agreements have been approved by the applicable Governmental Entity, including the applicable State PSC, when required. The Company and any Company Subsidiary, as applicable, that is a party to a Company Interconnection Agreement has performed, in all material respects, all material obligations required to be performed by it under such Company Interconnection Agreement.

Section 3.19 Network Facilities. Except as set forth in Section 3.19 of the Company Disclosure Letter:

(a) All Company Owned Network Facilities and Company Third-Party Network Facilities: (i) are in all material respects in good working order and condition and are without any material defects individually and in the aggregate; (ii) are, individually and in the aggregate, operated, installed, and maintained by the Company, a Company Subsidiary, or their contractors in a manner that is in compliance in all material respects with (x) generally accepted industry standards for the United States or Canadian communications industry, as applicable, (y) performance requirements in service agreements with customers of the Company and the Company Subsidiaries, and (z) all Laws, and (iii) comply, individually and in the aggregate, in all material respects with applicable performance standards.

(b) The Company or a Company Subsidiary owns, free and clear of all Liens (other than Permitted Liens and Liens to be discharged at Closing), all right, title and interest in Company Owned Network Facilities. No third party may revoke or otherwise encumber or interfere in any material respect with such right, title, and interest.

(c) (i) Each Contract under which any third party provides Network Facilities, including leases, licenses, indefeasible rights of use of capacity or infrastructure, pole attachment agreements and Right-of-Way Agreements (a “Company Network Facility Agreement”), to which the Company or any Company Subsidiary is a party, is a valid, legally binding and enforceable agreement and is in full force and effect, and neither the Company nor any Company Subsidiary is in material breach of or material default under any Company Network Facility Agreement, (ii) no event has occurred which, with notice or lapse of time, would constitute a material breach or material default by the Company or any Company Subsidiary or permit termination, revocation, other interference with performance of, modification or acceleration by any third party of any Company Network Facility Agreement, and (iii) as of the date hereof, no third party has repudiated, revoked, terminated, or otherwise materially interfered with performance of or has the right to terminate, repudiate, revoke, or otherwise materially interfere with the performance of any Company Network Facility Agreement. Any notices or other actions required to be taken to renew the term of a Company Network Facility Agreement for any upcoming renewal term have been taken or given in the manner and within the time provided in such Company Network Facility Agreement (or the time period provided for giving of such notice or to undertake such action has not expired) to effectively renew the term of such Company Network Facility Agreement for the upcoming term thereof to the extent that such Company Network Facility Agreement is renewable by its terms and the Company or the applicable Company Subsidiary intends to renew such Company Network Facility Agreement. To the knowledge of the Company, as of the date of this Agreement, the Company and the Company Subsidiaries hold all Company Network Facility Agreements necessary to conduct the Company’s business and no event has occurred, or circumstance exists, that, but for the passage of time or giving of notice, would preclude any Company Network Facility Agreement from being renewed in accordance with the terms thereof to the extent the Company or the applicable Company Subsidiary intends to renew such Company Network Facility Agreement.

Section 3.20 Insurance. The Company and the Company Subsidiaries maintain insurance in such amounts and against such risks as the Company believes to be customary for the industries in which it and the Company Subsidiaries operate. Neither the Company nor any of the Company Subsidiaries has received notice of any pending or threatened cancellation with respect to any such material insurance policy, and each of the Company and the Company Subsidiaries is in compliance in all material respects with all conditions contained therein.

Section 3.21 Opinion. Prior to the execution of this Agreement, the Company Board has received an opinion of FTI Capital Advisors, LLC to the effect that as of the date thereof and based upon and subject to the assumptions, qualifications, limitations and matters set forth therein, the Merger is fair to the holders of Company Common Stock from a financial point of view. Such opinion has not been amended or rescinded as of the date of this Agreement.

Section 3.22 Application of Takeover Laws. Subject to the accuracy of the representations and warranties in Section 4.23 (Share Ownership), the Company and the Company Board have taken all necessary action, if any, in order to render inapplicable to the Transactions any restriction on business combinations contained in any applicable Takeover Law which is or would reasonably be expected to become applicable to BCHI, the Company or Merger Sub as a result of the Transactions.

Section 3.23 Information Supplied. None of the information supplied or to be supplied by the Company or a Company Subsidiary specifically for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the Company’s stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing sentence, no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on or derived from information supplied by BCHI specifically for inclusion in the Proxy Statement. The information supplied by the Company or a Company Subsidiary for inclusion or incorporation by reference in the Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act.

Section 3.24 Affiliate Transactions. Except as set forth in Section 3.24 of the Company Disclosure Letter, there are not any transactions, agreements, arrangements or understandings between the Company or the Company Subsidiaries, on the one hand, and the Company’s Affiliates (other than the Company Subsidiaries) or other Persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

Section 3.25 Broker’s Fees. Except for FTI Capital Advisors, LLC, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company or any Company Subsidiary.

Section 3.26 Directors and Officers. Section 3.26 of the Company Disclosure Letter sets forth a list of all officers, directors, partners and/or managers of the Company and each of its Subsidiaries as of the date hereof.

Section 3.27 No Other Representations or Warranties. Except for the representations and warranties expressly made by the Company in this Article III, neither the Company nor any other Person makes any representation or warranty with respect to the Company or the Company Subsidiaries or their respective business, operations, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to BCHI or any of its Affiliates or Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF BCHI

Except as disclosed in the disclosure letter delivered by BCHI to the Company immediately prior to the execution of this Agreement (it being agreed that any information set forth in one section of such disclosure letter will be deemed to apply to each other section thereof to which its relevance as an exception to (or disclosure for the purposes of) such other section is reasonably apparent) (the “BCHI Disclosure Letter”), BCHI represents and warrants to the Company as follows:

Section 4.1 Corporate Organization.

(a) BCHI is a corporation duly organized, validly existing and in good standing under the Laws of the State of Georgia. BCHI has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to have such power or authority or to be so licensed or qualified would not reasonably be expected to have, individually or in the aggregate, a BCHI Material Adverse Effect.

(b) Copies of the articles of incorporation of BCHI (the “BCHI Charter”), and the bylaws of BCHI (the “BCHI Bylaws”), as in effect as of the date of this Agreement, have previously been made available to the Company.

(c) Section 4.1(c) of the BCHI Disclosure Letter sets forth a list of each BCHI Subsidiary, together with the jurisdiction of organization or incorporation, as the case may be, and the jurisdictions in which each BCHI Subsidiary is authorized to conduct business. Each BCHI Subsidiary (i) is duly organized or formed, as the case may be, and validly existing under the Laws of its jurisdiction of organization or formation, (ii) is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, provincial, territorial, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified, and (iii) has all the corporate or limited liability company power and authority to own or lease its properties and assets and to carry on its business as now conducted, in the case of clauses (ii) and (iii), except as would not reasonably be expected to have, individually or in the aggregate, a BCHI Material Adverse Effect.

(d) Copies of the articles of incorporation, notice of articles, or similar organizational document, as applicable, of each BCHI Subsidiary, as amended and restated, and the bylaws, or similar governing document, as applicable, of each BCHI Subsidiary, as amended and restated, as in effect as of the date of this Agreement, have previously been made available to the Company.

Section 4.2 Capitalization.

(a) Section 4.2(a) of the BCHI Disclosure Letter sets forth the authorized capital stock of BCHI by class and the number of issued and outstanding shares of each such class (collectively, the “BCHI Capital Stock”). No shares of BCHI Capital Stock are held in BCHI’s treasury. All of the issued and outstanding shares of BCHI Capital Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights.

(b) There are no stockholders agreements, voting trusts, voting agreements or other similar agreements or understandings with respect to BCHI Capital Stock to which BCHI is a party or, to the knowledge of BCHI, between or among any of BCHI’s stockholders. Except as contemplated under this Agreement, no Person has any outstanding commitments, rights of first offer or refusal, anti-dilution rights, preemptive rights, rights of participation or any similar right to participate in the Transaction. Except as set forth in Section 4.2(b) of the BCHI Disclosure Letter, as of the date of this Agreement, there are no outstanding subscriptions, options, warrants, scrip rights to subscribe to, calls, restricted shares, phantom stock rights, rights of first offer or refusal, rights to require redemption or repurchase, preemptive rights, anti-dilution rights, registration rights, rights of participation, commitments or other agreements to which BCHI or any of BCHI Subsidiaries is a party relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any, Equity Securities or other securities of BCHI or any of BCHI Subsidiaries, or Contracts, commitments or understandings by which BCHI or any of BCHI Subsidiaries is or may become bound to issue additional Equity Securities or other securities of BCHI or BCHI Subsidiaries.

(c) There are no bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders of BCHI may vote that are issued or outstanding as of the date of this Agreement.

(d) All of the issued and outstanding shares of capital stock or other equity ownership interests of each BCHI Subsidiary are owned by BCHI, directly or indirectly, free and clear of any Liens (other than transfer restrictions under applicable federal, state, provincial or territorial securities Laws and Liens that will be released at Closing), and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. No BCHI Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such BCHI Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such BCHI Subsidiary. There are no outstanding obligations to which BCHI or any BCHI Subsidiary is a party (i) restricting the transfer of or (ii) limiting the exercise of voting rights with respect to any Equity Interest in any BCHI Subsidiary. Except for the BCHI Subsidiaries, neither BCHI nor any of the BCHI Subsidiaries directly or indirectly owns any Equity Interest in any Person, except for non-controlling investments made in the ordinary course of business consistent with past practice in entities which are not, individually or in the aggregate, material to BCHI and its Subsidiaries taken as a whole. Section 4.2(d) of the BCHI Disclosure Letter sets forth, for each BCHI Subsidiary, (i) the number and type of any capital stock of, or other equity or voting interests in, such BCHI Subsidiary that are outstanding as of the date of this Agreement and (ii) the identity of each equity holder of capital stock or other equity or other voting interest in such BCHI Subsidiary and the number of shares or interests of such BCHI Subsidiary held by each such holder as of the date of this Agreement.

Section 4.3 Authority; No Violation.

(a) BCHI has all requisite corporate power and authority to enter into this Agreement and to consummate the Transactions. The execution and delivery of this Agreement and the consummation of the Transactions have been duly and validly authorized by the Board of Directors of BCHI, and this Agreement and the transactions contemplated hereby, including the Merger, has been duly adopted and approved by the holders of the BCHI capital stock, as required pursuant to the BCHI Charter, the BCHI Bylaws and applicable Law. Except for the filing of the Certificate of Merger with the Secretary of State of the State of Georgia, no other corporate proceedings on the part of BCHI are necessary to authorize the execution and delivery of this Agreement and the consummation of the Transactions. This Agreement has been duly and validly executed and delivered by BCHI and, assuming this Agreement constitutes the valid and binding agreement of the Company and Merger Sub, this Agreement constitutes the valid and binding agreement of BCHI, enforceable against BCHI in accordance with its terms, except as such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws affecting or relating to enforcement of creditors’ rights generally and (ii) is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding at Law or in equity). The BCHI Charter and the BCHI Bylaws are the only governing documents of BCHI, and there are no other Contracts defining or governing the rights of the holders of any BCHI Capital Stock or any of its other equity holders in their capacities as such, and there are no Contracts between or among the holders of BCHI Capital Stock defining or governing the rights of the BCHI Capital Stock, as applicable. The BCHI Board has determined that this Agreement and the Transactions are advisable and fair to and in the best interest of BCHI stockholders.

(b) None of the execution and delivery of this Agreement by BCHI, the consummation of the Transactions, nor compliance by BCHI with any of the terms or provisions of this Agreement, will (i) violate any provision of the BCHI Charter, the BCHI Bylaws or (ii) assuming that the consents, approvals and filings referred to in Section 4.4 are duly obtained and/or made, (A) violate any Law or Order applicable to BCHI, any of the BCHI Subsidiaries or any of their respective material properties or assets, or any material Permit of BCHI or a BCHI Subsidiary or by which any of the material assets of BCHI or a BCHI Subsidiary are bound or subject, or (B) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, require the consent of or notice to any Person under, or result in the creation of any Lien (other than a Permitted Lien) upon any of the respective properties or assets of BCHI or any of the BCHI Subsidiaries under, any BCHI Material Contract.

Section 4.4 Consents and Approvals. Except for (a) the filing of the Certificate of Merger with the Secretary of State of the State of Georgia pursuant to the GBCC, (b) compliance with any applicable requirements of the HSR Act and any other Antitrust Laws, (c) the filing with the SEC of filings required by the applicable requirements of the Securities Act or Exchange Act, (d) such filings with and approvals of NASDAQ to permit the shares of Company Common Stock that are to be issued in the Merger to be listed and issued on NASDAQ, (e) receipt of such consents from, or registrations, declarations, notices or filings made to or with State PSCs with respect to the BCHI Licenses as are required in order to consummate the Merger and other Transactions, including the Financing (collectively with the Company State Approvals, the “State Approvals”), and (f) receipt of such consents from, or registrations, declarations, notices or filings made to or with the FCC with respect to the BCHI Licenses as are required in order to consummate the Merger and other Transactions, including the Financing (collectively with the Company FCC Approval, the “FCC Approval”) and (e) the consents or approvals listed in Section 4.4 of the BCHI Disclosure Letter, no consents or approvals of or filings or registrations with or notifications to any Governmental Entity are necessary in connection with (i) the execution and delivery by BCHI of this Agreement and (ii) the consummation by BCHI of the Transactions except as would not reasonably be expected to have, individually or in the aggregate, a BCHI Material Adverse Effect.

Section 4.5 Financial Statements; Liabilities.

(a) The consolidated financial statements of Birch Communications, Inc. (“BCI”) and the other BCHI Subsidiaries (including in each case, any related notes and schedules thereto, where applicable) set forth in Section 4.5 of the BCHI Disclosure Letter (collectively, the “BCHI Financial Statements”), fairly present in all material respects the consolidated financial position of BCI and the other BCHI Subsidiaries as of the date thereof, and fairly present in all material respects the results of the consolidated operations, changes in stockholders’ equity, cash flows and consolidated financial position of BCI and the other BCHI Subsidiaries for the respective fiscal periods or as of the date therein set forth, except the BCHI Financial Statements are subject, in the case of unaudited statements, to normal year-end audit adjustments in amounts as permitted by GAAP. Each of the BCHI Financial Statements (including the related notes and schedules thereto, where applicable), as of their respective dates, complied in all material respects with applicable accounting requirements and each of such statements (including the related notes and schedules thereto, where applicable) and have been prepared, in all material respects, in accordance with GAAP consistently applied during the periods involved, except as indicated in such statements or in the notes thereto.

(b) The interim consolidated financial statements of BCI and the other BCHI Subsidiaries for the six months ended June 30, 2017 (collectively the “Interim BCHI Financial Statements”), fairly present in all material respects the consolidated financial position of BCI and the other BCHI Subsidiaries as of the date thereof, and fairly present in all material respects the results of the consolidated operations, changes in stockholders’ equity, cash flows and consolidated financial position of BCI and the other BCHI Subsidiaries for the respective fiscal periods or as of the date therein set forth, except the Interim BCHI Financial Statements are subject to normal year-end audit adjustments in amounts as permitted by GAAP. The Interim BCHI Financial Statements have been prepared, in all material respects, in accordance with GAAP consistently applied, except as indicated in such statements or in the notes thereto.

(c) Except for (i) those liabilities and obligations that are in their respective amounts reflected or reserved against on the June 30, 2017 consolidated balance sheet of BCI and the other BCHI Subsidiaries, included in the BCHI Financial Statements or readily apparent in the notes thereto, or (ii) liabilities or obligations incurred in the ordinary course of business consistent with past practice since the date of such balance sheet that are immaterial in amount, neither BCHI nor any of the BCHI Subsidiaries have any liability or obligation of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due and including any off-balance sheet financings, loans, indebtedness, make whole or similar liabilities or obligations) of a type required to be reflected or reserved for on a consolidated balance sheet of BCHI and the BCHI Subsidiaries prepared in accordance with GAAP, except for liabilities or obligations that would not reasonably be expected to have a BCHI Material Adverse Effect.

(d) The unaudited consolidated financial statements of BCHI and the other BCHI Subsidiaries (including in each case, any related notes and schedules thereto, where applicable) set forth in Section 4.5 of the BCHI Disclosure Letter fairly present in all material respects the consolidated financial position of BCHI and the other BCHI Subsidiaries as of the date thereof, and fairly present in all material respects the results of the consolidated operations, changes in stockholders’ equity, cash flows and consolidated financial position of BCHI and the other BCHI Subsidiaries for the respective fiscal periods or as of the date therein set forth, except that such financial statements are subject to normal year-end audit adjustments in amounts as permitted by GAAP. Such financial statements (including the related notes and schedules thereto, where applicable), as of their respective dates, complied in all material respects with applicable accounting requirements and each of such statements (including the related notes and schedules thereto, where applicable) and have been prepared, in all material respects, in accordance with GAAP consistently applied during the periods involved, except as indicated in such statements or in the notes thereto. The unaudited consolidated financial statements of BCHI and the other BCHI Subsidiaries for the fiscal years ended December 31, 2014 through December 31, 2016 will not differ in any respect (other than in deminimis respects) from the audited consolidated financial statements of BCHI and the other BCHI Subsidiaries for the fiscal years ended December 31, 2014 through December 31, 2016.

Section 4.6 Absence of BCHI Material Adverse Effect. Since January 1, 2017 through the date of this Agreement, no event or events have occurred that have had or would reasonably be expected to have, individually or in the aggregate, a BCHI Material Adverse Effect.

Section 4.7 Legal Proceedings.

(a) Except as set forth in Section 4.7 of the BCHI Disclosure Letter, neither BCHI nor any of the BCHI Subsidiaries is a party to any, and there are no pending or, to the knowledge of BCHI, threatened (in writing), legal, administrative, arbitral or other proceedings, claims, actions, suits or governmental or regulatory investigations of any nature, against BCHI or any of the BCHI Subsidiaries which would, if decided adversely to BCHI or any BCHI Subsidiary, prohibit the Transactions or reasonably be expected to result in a material liability or obligation of, or otherwise be materially adverse to, BCHI or a BCHI Subsidiary.

(b) There is no outstanding material Order imposed upon BCHI, any of the BCHI Subsidiaries or the assets of BCHI or any of the BCHI Subsidiaries.

Section 4.8 Taxes and Tax Returns. Each of BCHI and the BCHI Subsidiaries has duly and timely filed all federal, state, foreign and local Tax Returns required to be filed by any of them (all such returns being accurate and complete in all material respects) and has duly and timely paid all Taxes (whether or not such Taxes were shown as due and payable on such Tax Returns) other than Taxes that are not yet delinquent or that are being contested in good faith, have not been finally determined and have been adequately reserved against. Any liability with respect to deficiencies asserted as a result of any audit, examination or similar proceeding of BCHI or any BCHI Subsidiary Tax Return by the IRS, the CRA, or any other taxing authority is covered by adequate reserves in accordance with GAAP in the BCHI Financial Statements. There are no disputes pending, or claims asserted in writing, for Taxes or assessments upon BCHI or any of the BCHI Subsidiaries, other than disputes, claims and assessments that are not material to BCHI and the BCHI Subsidiaries either individually or in the aggregate. Neither BCHI nor any of the BCHI Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among BCHI and the BCHI Subsidiaries). Neither BCHI nor any of the BCHI Subsidiaries has agreed to or granted any extension or waiver of the limitation period applicable to any Taxes or Tax Returns. Neither BCHI nor any of the BCHI Subsidiaries has distributed the stock of any corporation, or had its stock distributed, in a transaction described in or intended to satisfy the requirements of Section 355 of the Code within the past three (3) years. Each of BCHI and the BCHI Subsidiaries has in all material respects properly and timely withheld or collected and timely paid over to the appropriate taxing authority (or each is properly holding for such timely payment) all Taxes required to be withheld, collected and paid over by applicable Law. There are no Liens for Taxes upon any asset of BCHI or any BCHI Subsidiary other than Permitted Liens (within the meaning of clause (c) of such term). Neither BCHI nor any of the BCHI Subsidiaries is a party to or bound by any advance pricing agreement, closing agreement or other similar material agreement or ruling relating to Taxes nor are there any pending requests for such rulings or similar agreements by or before a taxing authority. Neither BCHI nor any of the BCHI Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any period (or any portion thereof) ending after the Closing Date, as a result of any: (i) change in method of accounting for a Tax period ending on or before the Closing Date, including under Section 481(a) of the Code or any similar provision of applicable Law; (ii) installment sale or other open transaction disposition made on or prior to the Closing Date; (iii) prepaid amount received on or prior to the Closing Date; (iv) closing agreement described in Section 7121 of the Code or any similar provision of applicable Law executed on or prior to the Closing Date; (v) intercompany transaction or excess loss account described in Treasury Regulations Section 1.1502 (or any similar provision of applicable Law); or (vi) indebtedness discharged in connection with any election under Section 108(i) of the Code. Neither BCHI nor any of the BCHI Subsidiaries has any liability under Treasury Regulations Section 1.1502-6 or any similar provision of applicable Law, as a transferee or successor, as a result of any contractual obligation, or otherwise for any Taxes of any other Person. Neither BCHI nor any of the BCHI Subsidiaries has obtained any consent or clearance from or entered into any settlement or arrangement with any taxing authority that would be binding on BCHI or any of its Affiliates or result in a material Tax liability for BCHI or any of its Affiliates for any Tax period (or portion thereof) ending after the Closing Date. Neither BCHI nor any of the BCHI Subsidiaries has engaged in a “reportable transaction,” as defined in Section 6707A(c)(1) of the Code or Treasury Regulations Section 1.6011-4(b), or any transaction requiring disclosure under a similar provision of applicable Law. Within the past three (3) years, no written claim or nexus inquiry has been made by a taxing authority in a jurisdiction where BCHI or any BCHI Subsidiary does not file Tax Returns that any of them is or may be subject to tax by that jurisdiction or that any of them has a duty to collect Taxes. No facts, circumstances or events exist or have existed that have resulted in or may result in the applications of any of sections 79 to 80,04 of the ITA to BCHI or any BCHI Subsidiary. Neither BCHI nor any BCHI Subsidiary is liable for Taxes of any other person, and neither BCHI nor any BCHI Subsidiary has acquired property from any person in circumstances where BCHI did or could become liable for any Taxes of such person. The value of the consideration paid or received by BCHI and each BCHI Subsidiary for the acquisition, sale, transfer or provision of property (including intangibles) or the provision of services (including financial transactions) from or to a person with whom BCHI or BCHI Subsidiary, as applicable, was not dealing at arm’s length for purposes of the ITA was equal to the estimated fair market value of such property acquired, provided or sold or services purchased or provided. Neither BCHI nor any BCHI Subsidiary has claimed any reserves for purposes of the ITA (or analogous provincial or similar provisions) for the most recent taxation year ending prior to the date hereof. Neither BCHI nor any BCHI Subsidiary has made any payment, or is obligated to make any payment, and neither BCHI nor any BCHI Subsidiary is party to any agreement under which BCHI or such BCHI Subsidiary, as applicable, could be obligated to make any payment, that, in each case, may not be deductible by virtue of section 67 or 78 of the ITA or any analogous provincial or similar provision. BCHI and the BCHI Subsidiaries have duly registered with the applicable Governmental Authority for Sales Tax purposes and at all times complied with all Sales Tax obligations and requirements imposed pursuant to applicable Law. All input tax credits and refunds claimed by BCHI and each BCHI Subsidiary for Sales Tax purposes were calculated in accordance with applicable Law. BCHI and the BCHI Subsidiaries have complied with all registration, reporting, payment, collection and remittance requirements in respect of Sales Taxes in accordance with applicable Law. Except as set forth in Section 4.8 of the BCHI Disclosure Letter, (i) BCHI is, and has been at all times during its existence, a validly electing S corporation within the meaning of Sections 1361 and 1362 of the Code, (ii) each of the BCHI Subsidiaries is, and has been during its respective existence, an entity disregarded as separate from BCHI for tax purposes, (iii) BCHI has no potential liability for any Tax under Section 1374 of the Code, and (iv) neither BCHI nor any BCHI Subsidiary has ever been a member of a consolidated, combined or unitary group for federal, state or local income tax purposes.

Section 4.9 Employee Benefit Plans; Labor.

(a) Except as set forth in Section 4.9(a) of the BCHI Disclosure Letter, none of BCHI, any BCHI Subsidiary, nor any BCHI Commonly Controlled Entity maintains or contributes to (i) any nonqualified deferred compensation, post-termination or retirement plans for employees, (ii) any qualified “defined contribution plans” (as such term is defined under Section 3(34) of ERISA (whether or not subject to ERISA)), (iii) any other defined contribution pension plan in the relevant country, state, province, territory or the like, (iv) any “defined benefit plans” (as such term is defined under Section 3(35) of ERISA (whether or not subject to ERISA)), or (v) any other defined benefit pension plan in the relevant country, state, province, territory or the like (the plans set forth in clauses (ii), (iii), (iv) and (v) are collectively referred to herein as the “BCHI Pension Plans”), (vi) any “employee welfare benefit plans” (as such term is defined under Section 3(1) of ERISA, or (vii) any other group insurance benefit arrangements in the relevant country, state, province, territory or the like (whether or not subject to ERISA)) (the “BCHI Welfare Plans”), or (viii) any compensatory or benefit plans or programs, or equity or equity-based award plans, including written individual contracts, employee agreements, plans, programs, or arrangements, whether funded or unfunded, written or oral, that currently are, or within the past six (6) fiscal years of BCHI or any BCHI Subsidiary, as appropriate, have been, maintained, contributed to or sponsored (or are or have been required to be maintained, contributed to or sponsored) in whole or in part, by any of BCHI, the BCHI Subsidiaries and the BCHI Commonly Controlled Entities, for the benefit of, providing any remuneration or benefits to, or covering any current or former employee or retiree, any dependent, spouse or other family member or beneficiary of such employee or retiree, or any director, independent contractor, member, officer, consultant of any of BCHI, the BCHI Subsidiaries and the BCHI Commonly Controlled Entities, or under (or in connection with) which BCHI or any BCHI Subsidiary or any of the BCHI Commonly Controlled Entities may have any liability (collectively clauses (i) through (viii) are referred to as “BCHI Benefit Plans”).

(b) Each BCHI Pension Plan that is intended to meet the requirements of a “qualified plan” under Sections 401(a) and 501(a) of the Code has either received a favorable determination letter from the IRS that such BCHI Pension Plan is so qualified or has requested such a favorable determination letter within the remedial amendment period of Section 401(b) of the Code, or in the case of a BCHI Pension Plan that is maintained pursuant to the adoption of a master, prototype, or volume submitter plan document, the sponsor of such master or prototype or volume submitter plan document has obtained from the National Office of the IRS an opinion or notification letter stating that the form of the master, prototype or volume submitter document is acceptable for the establishment of a qualified retirement plan. Each BCHI Benefit Plan, including any amendments thereto, that is eligible for approval by, and/or registration for and/or qualification for special Tax status with, the appropriate taxation, social security and/or supervisory authorities in the relevant country, state, province, territory or the like (each, a “BCHI Approval”) has received such BCHI Approval, or there remains a period of time in which to obtain such BCHI Approval retroactive to the date of any amendment or change in Law that has not previously received such BCHI Approval. The BCHI Benefit Plans comply in form and in operation, and have been administered in all material respects in compliance with their terms and with the requirements of, as applicable, the Code, ERISA, the Patient Protection and Affordable Care Act and all other applicable Laws, and none of BCHI, the BCHI Subsidiaries and its BCHI Commonly Controlled Entities have received any notice from any Governmental Entity questioning or challenging such compliance that has not been resolved.

(c) To the knowledge of BCHI, there have been no non-exempt “prohibited transactions” (as that term is defined in Section 406 of ERISA or Section 4975 of the Code) involving any of the BCHI Benefit Plans. Except as set forth in Section 4.9(c) of the BCHI Disclosure Letter, none of the assets of any BCHI Pension Plan or BCHI Welfare Plan trust is an “employer security” (within the meaning of Section 407(d)(1) of ERISA) or “employer real property” (within the meaning of Section 407(d)(2) of ERISA).

(d) (i) Neither BCHI nor any other Person that, together with BCHI or any BCHI Subsidiary, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or any other applicable Law (a “BCHI Commonly Controlled Entity”) (A) has sponsored, maintained or contributed to, or been obligated to maintain or contribute to, or has any liability under, any BCHI Pension Plan that is subject to Title IV of ERISA or Section 412 or Section 430 of the Code or is otherwise a defined benefit pension plan in the relevant country, state, province, territory or the like, and (B) has any unsatisfied liability imposed under Title IV of ERISA, and (ii) all contributions (including all employer contributions and employee salary reduction contributions) or insurance premiums that are due have been paid with respect to each BCHI Benefit Plan, and all contributions or insurance premiums for any period ending on or before the Closing Date that are not yet due have been paid with respect to each such BCHI Benefit Plan or accrued, in each case in accordance with the past custom and practice of BCHI, and with applicable Law and administrative agency regulations.

(e) Neither BCHI nor any BCHI Subsidiary has communicated a commitment (whether orally or in writing, whether as part of the collective bargaining process or not) generally to employees, any employee representation body or specifically to any employee regarding (i) any future increase of benefit levels (or creation of new benefits) with respect to the BCHI Benefit Plans beyond those reflected in such plans, or (ii) the adoption or creation of any new benefit plan.

(f) None of BCHI, the BCHI Subsidiaries and the BCHI Commonly Controlled Entities currently contributes to or has had any liability or potential liability with respect to (i) any “multiemployer plan” (as defined in Section 3(37) of ERISA) or (ii) any multi-employer pension plans or multi-employer benefit plans in the relevant country, state, province, territory or the like, during the five (5)-year period ending as of the Closing Date.

(g) Except as set forth in Section 4.9(g) of the BCHI Disclosure Letter, none of the BCHI Welfare Plans obligates BCHI or any BCHI Subsidiary to provide any current employee or former employee of BCHI or a BCHI Subsidiary (or any dependent thereof) any life insurance or medical or health benefits after his or her termination of employment with BCHI or any BCHI Subsidiary, other than as required under COBRA or any similar state Law. All amounts required to be included in BCHI’s most recent financial statements in respect of any BCHI Welfare Plan have been included.

(h) No BCHI Benefit Plan (excluding for this purpose any individual employment agreement or arrangement) has a provision, and no commitment (whether oral or in writing) has been made, that restricts BCHI or BCHI Subsidiaries from amending or terminating such BCHI Benefit Plan with respect to the accrual of future benefits; except that the legal obligation to bargain over mandatory subjects of bargaining under any Law will not be considered such a restriction.

(i) No amounts payable under any BCHI Benefit Plan will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code or will fail to be deductible for tax purposes under any other applicable Law. Except as set forth in Section 4.9(i) of the BCHI Disclosure Letter, consummation of the Transactions will not (i) entitle any current employee or former employee of BCHI or a BCHI Subsidiary (or spouse, dependent or other family member of such employee) to severance pay, unemployment compensation, or any payment contingent upon a change in control or ownership of BCHI or BCHI Subsidiaries, or (ii) accelerate the time of payment or vesting, or increase the amount, of any compensation due to any such current employee or former employee of BCHI or a BCHI Subsidiary (or any spouse, dependent, or family member of such employee). Neither BCHI nor any BCHI Subsidiary has any obligation to provide, and no BCHI Benefit Plan or other agreement provides any Person with any amount of additional compensation or gross-up if such Person is provided with amounts subject to excise or additional taxes, interest or penalties incurred pursuant to Sections 4999 or 409A of the Code or due to the failure of any payment to be deductible under Section 280G of the Code.

(j) Each BCHI Benefit Plan that is a “nonqualified deferred compensation plan” (within the meaning of Section 409A(d)(1) of the Code) subject to Section 409A of the Code is and has been, during the five years prior to the date hereof, in all material respects in documentary and operational compliance with Section 409A of the Code and any guidance issued with respect thereto.

(k) BCHI and the BCHI Subsidiaries have correctly classified Persons engaged as consultants or independent contractors for employment purposes and have correctly administered Section 414(n) of the Code with respect to the BCHI Pension Plans.

(l) BCHI has complied in all material respects with all Laws concerning employment rights and obligations. Section 4.9(l) of the BCHI Disclosure Letter lists each collective bargaining agreement to which BCHI or a BCHI Subsidiary is a party in respect of the employees of BCHI or a BCHI Subsidiary on the date of this Agreement, and any membership of BCHI or a BCHI Subsidiary in any employers’ organization which is entitled to conclude a collective bargaining agreement on behalf of its member companies, and any collective bargaining agreement which, although BCHI or BCHI Subsidiary is not a party to it, applies due to standard reference in employment agreements or by state decree as a generally applicable collective bargaining agreement. No collective bargaining agreement or shop agreement is being negotiated or renegotiated in any material respect by BCHI or any of the BCHI Subsidiaries. There is no labor dispute, work stoppage, slow down or strike against BCHI or any of the BCHI Subsidiaries pending or, to the knowledge of BCHI, threatened which would interfere with the respective business activities of BCHI or any of the BCHI Subsidiaries (and no work stoppages, slow downs, labor disputes or strikes occurred during the last five years). As of the date of this Agreement, to the knowledge of BCHI, neither BCHI nor any of the BCHI Subsidiaries has committed during the three years prior to the date hereof any unfair labor practice in connection with the operation of the respective businesses of BCHI or any of the BCHI Subsidiaries, and there is no charge or complaint against BCHI or any of the BCHI Subsidiaries by the National Labor Relations Board or any comparable Governmental Entity or in relation to any labor rules and regulations or any other competent labor authority pending or threatened in writing.

(m) Section 4.9(m) of the BCHI Disclosure Letter sets forth a true and complete list of all material (i) severance or employment agreements with directors, officers, employees, or consultants of BCHI or any BCHI Subsidiary, (ii) severance programs of BCHI or any BCHI Subsidiary with or relating to its employees, or (iii) plans, programs or other agreements of BCHI or any BCHI Subsidiary with or relating to its directors, officers, employees or consultants which contain change in control provisions.

(n) Except as set forth in Section 4.9(n) of the BCHI Disclosure Letter, there are no unresolved claims or disputes under the terms of, or in connection with, the BCHI Benefit Plans (other than routine undisputed claims for benefits under the BCHI Benefit Plans or other immaterial claims or disputes that are being handled in the normal course of plan administration), and no action, legal or otherwise, has been commenced with respect to any claim (including claims for benefits under BCHI Benefit Plans). To the knowledge of BCHI, no facts exist which could give rise to any actions, audits, suits or claims (other than in the ordinary course).

(o) No BCHI Benefit Plan is or at any time was funded through a “welfare benefit fund,” as defined in Section 419(e) of the Code, and no benefits under any BCHI Benefit Plan are or at any time have been provided through a “voluntary employees’ beneficiary association” (within the meaning of Section 501(c)(9) of the Code) or a “supplemental unemployment benefit plan” (within the meaning of Section 501(c)(17) of the Code).

Section 4.10 Compliance with Law.

(a) BCHI and each of the BCHI Subsidiaries is, and at all times during the five (5) years prior to the date hereof, have been in compliance in all material respects with all Laws and Orders applicable to BCHI or any of the BCHI Subsidiaries or by which any property or asset of BCHI or any BCHI Subsidiary is bound. To the knowledge of BCHI, no investigation by any Governmental Entity with respect to BCHI or any BCHI Subsidiary is pending, nor has any Governmental Entity indicated to BCHI an intention to conduct any such investigation with respect to, either individually or in the aggregate, material matters or material liabilities.

(b)  None of BCHI or any of the BCHI Subsidiaries has received any notice of any alleged violation of any Laws that remains unresolved or outstanding, except where any such notice, individually or in the aggregate, would not reasonably be expected to have a BCHI Material Adverse Effect.

Section 4.11 Environmental Matters. BCHI and each of the BCHI Subsidiaries is, and at all times have been, in compliance in all material respects with all Environmental Laws. BCHI and the BCHI Subsidiaries hold all Permits required under applicable Environmental Laws to permit BCHI and the BCHI Subsidiaries to conduct their businesses as currently conducted. The business and operations of BCHI and the BCHI Subsidiaries are in compliance with all such Permits. No notice of violation, notification of liability, demand, request for information, citation, summons or order has been received by BCHI or any BCHI Subsidiary, no complaint has been filed, no penalty or fine has been assessed, and no investigation, action, claim, suit or proceeding is pending or, to the knowledge of BCHI, threatened by any Person involving BCHI or any BCHI Subsidiary relating to or arising out of any Environmental Law. No Hazardous Substances are or were located and no disposal or Releases of Hazardous Substances have occurred at, on, above, under or from any properties currently or, to the knowledge of BCHI at the time of the cessation of such ownership, lease, operation or use, formerly owned, leased, operated or used by BCHI, any BCHI Subsidiary or any predecessors in interest that, in each case, has resulted in or would reasonably be expected to result in any material cost, liability or obligation of BCHI or any BCHI Subsidiary under any Environmental Law. Neither BCHI nor any BCHI Subsidiary, nor, to the knowledge of BCHI, any other Person, has caused or taken any action that could reasonably be expected to result in any material liability or obligation relating to (i) the environmental conditions at, on, above, under, or about any properties or assets currently or formerly owned, leased, operated or used by BCHI or any BCHI Subsidiary or any of their respective predecessors in interest or (ii) the past or present use, management, handling, transport, treatment, generation, storage, disposal, Release or threatened Release of Hazardous Substances. BCHI has provided to the Company all material environmental site assessments, audits, investigations and studies in their possession, custody or control relating to property or assets currently or formerly owned, leased, operated or used by BCHI or any BCHI Subsidiary. Neither BCHI nor any BCHI Subsidiary has been in business other than those related to the provision of communication services that would reasonably be expected to present environmental issues of a materially different scope or magnitude than those presented in the provision of communication services. Without limiting the generality of the foregoing, neither BCHI nor any BCHI Subsidiary has operated or currently operates (i) any manufacturing facilities, (ii) any facilities that are or have been permitted under the Resource Conservation and Recovery Act or (iii) any business that manages the hazardous wastes of any unrelated party. The representations contained in the immediately prior sentence of this Section 4.11 shall not be deemed to be breached unless the operation or ownership of such other business or businesses has resulted in any material cost, liability or obligation of BCHI or any BCHI Subsidiary under any Environmental Law.

Section 4.12 Material Contracts.

(a) Except for Contracts listed in Section 4.12(a) of the BCHI Disclosure Letter (all Contracts set forth, or required to be set forth, in Section 4.12(a) of the BCHI Disclosure Letter being referred to herein as a “BCHI Material Contract”), as of the date of this Agreement, neither BCHI nor any of the BCHI Subsidiaries is a party to or bound by any Contract that is:

(i) a “non-compete,” or similar Contract that restricts or purports to restrict the geographic area in which BCHI or any of the BCHI Subsidiaries may conduct any line of business, or that requires the referral of business opportunities by BCHI or any of the BCHI Subsidiaries;

(ii) a joint venture, partnership or limited liability company Contract or other similar Contract relating to the formation, creation, operation, management or control of any joint venture, partnership or limited liability company, other than any such Contract solely between or among BCHI and the BCHI Subsidiaries;

(iii) a Contract (other than a future contract, option contract or other derivative transaction) that involves future expenditures by BCHI or any BCHI Subsidiary of more than $2,500,000 in any one year period that cannot be terminated on less than 90 days’ notice without material payment or penalty;

(iv) an acquisition Contract that contains “earn-out” or other contingent payment obligations that could reasonably be expected to result in future payments by BCHI or a BCHI Subsidiary in excess of $2,500,000;

(v) a Contract relating to indebtedness for borrowed money or any financial guaranty involving an amount in excess of $2,500,000;

(vi) a Contract for the lease or sublease of real property material to the business of BCHI and the BCHI Subsidiaries;

(vii) a Contract pursuant to which BCHI or any BCHI Subsidiary (A) is granted or obtains any right to use any material Intellectual Property (excluding standard form Contracts granting rights to use readily available shrink wrap or click wrap software having an acquisition price of less than $100,000 per Contract), (B) is restricted in its right to use or register any material BCHI Intellectual Property, or (C) permits any other Person to use, enforce, or register any material BCHI Intellectual Property, in each case including any license agreements, coexistence agreements, and covenants not to sue;

(viii) a Contract relating to (A) the sale, outbound license or outbound lease by BCHI or any BCHI Subsidiary of any material indefeasible rights of use of capacity infrastructure or peering arrangements or (B) the purchase, inbound license or inbound lease by BCHI or any BCHI Subsidiary of any material indefeasible rights of use of capacity infrastructure or peering arrangements;

(ix) a collective bargaining agreement;

(x) a Contract with material outstanding liabilities or obligations relating to the disposition or acquisition by BCHI or any BCHI Subsidiary of assets or properties in excess of $2,500,000 not made in the ordinary course of business; or

(xi) any employment, severance, consulting or other Contract with an employee or former employee, officer or director of BCHI or any BCHI Subsidiary which will require the payment of amounts by BCHI or any BCHI Subsidiary in excess of $150,000 per annum.

(b) Neither BCHI nor any BCHI Subsidiary is in breach of or default under the terms of any BCHI Material Contract in any material respect. To the knowledge of BCHI, no other party to any BCHI Material Contract is in breach of or default under the terms of any BCHI Material Contract in any material respect. Each BCHI Material Contract is a valid and binding obligation of BCHI or any BCHI Subsidiary that is a party thereto and, to the knowledge of BCHI, is in full force and effect, subject to (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws affecting or relating to enforcement of creditors’ rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding at Law or in equity). True, correct and complete copies of each BCHI Material Contract (including all modifications and amendments thereto and waivers thereunder) have been made available to the Company.

Section 4.13 Intellectual Property; Data Privacy.

(a) Either BCHI or a BCHI Subsidiary owns, and has all right, title, and interest in, duly licenses, or otherwise possesses all rights necessary to use, all Intellectual Property used in their respective businesses as currently conducted (collectively, the “BCHI Intellectual Property”).

(b) Section 4.13(b)(i) of the BCHI Disclosure Letter sets forth all BCHI Registered Intellectual Property. All required filings and fees related to such BCHI Registered Intellectual Property have been timely filed with and paid to the relevant Governmental Entities and authorized registrars. Section 4.13(b)(ii) of the BCHI Disclosure Letter sets forth all Intellectual Property owned or purported to be owned by BCHI or any BCHI Subsidiary that is not BCHI Registered Intellectual Property and which is material to the businesses of BCHI and BCHI Subsidiaries as currently conducted (collectively, together with the BCHI Registered Intellectual Property, the “BCHI Owned Intellectual Property”).

(c) There are no pending or, to the knowledge of BCHI, threatened claims in writing by any Person alleging infringement or misappropriation by BCHI or any BCHI Subsidiary arising from their use of the BCHI Intellectual Property, and to the knowledge of BCHI, the conduct of the businesses of BCHI and BCHI Subsidiaries and their products or services do not infringe, misappropriate, dilute or otherwise violate any Intellectual Property rights of any Person.

(d) Neither BCHI nor any BCHI Subsidiary has made any claim during the past three years of any misappropriation or infringement by any third party of its rights to or in connection with the use of any BCHI Intellectual Property; and (ii) to the knowledge of BCHI, no Person is infringing or misappropriating any BCHI Intellectual Property.

(e) BCHI and the BCHI Subsidiaries have taken reasonable measures to protect the confidentiality of their material Trade Secrets including requiring employees, contractors or other Persons having access thereto to execute written nondisclosure agreements. To the knowledge of BCHI, none of the material Trade Secrets of BCHI and the BCHI Subsidiaries have been disclosed or authorized to be disclosed by BCHI or the BCHI Subsidiaries to any third party other than pursuant to a valid and enforceable nondisclosure agreement. To the knowledge of BCHI, no third party to any nondisclosure agreement with BCHI or any BCHI Subsidiary is in material breach, violation or default.

(f) Each Person who contributed, developed or conceived any BCHI Owned Intellectual Property has done so pursuant to a valid and enforceable written agreement that (i) protects the confidential information disclosed by BCHI and its Subsidiaries and (ii) grants BCHI and its Subsidiaries exclusive ownership of the Person’s contribution, development or conception and waives any non-assignable interests in such contribution, development or conception, such as moral rights.

(g) During the three (3) years prior to the date hereof, to the knowledge of BCHI, there has been no act or omission in respect of the use or enforcement of the BCHI Owned Intellectual Property that would reasonably be expected to result in the abandonment, cancellation or unenforceability of any such Intellectual Property.

(h) BCHI and the BCHI Subsidiaries, and to the knowledge of BCHI all of its and their providers of information technology services, have (i) complied in all material respects with their respective published privacy policies and internal privacy policies and guidelines and all applicable Laws relating to privacy, data protection, user data or Personal Data, including Personal Data of customers, employees, contractors and third parties who have provided information to BCHI or any BCHI Subsidiary; and (ii) implemented and maintained, in all material respects, a comprehensive security plan that includes industry standard administrative, technical and physical safeguards to ensure that Personal Data is protected against loss, damage, unauthorized access, unauthorized use, unauthorized modification, or other misuse. There has been no material loss, damage, unauthorized access, unauthorized use, unauthorized modification, or other breach of security of Personal Data maintained by or on behalf of BCHI and the BCHI Subsidiaries. Within the past three (3) years, no Person has made any material claim or commenced any Action with respect to, and BCHI and the BCHI Subsidiaries have not, to the knowledge of BCHI, experienced any incident relating to, any actual or suspected loss, damage, unauthorized access, unauthorized use, unauthorized modification, or breach of security of Personal Data maintained or processed by or on behalf of BCHI and the BCHI Subsidiaries. Except for disclosures of information permitted or required by privacy Laws or authorized by the provider of Personal Data, to the knowledge of BCHI, neither BCHI nor any of the BCHI Subsidiaries has shared, sold, rented or otherwise made available, and does not share, sell, rent or otherwise make available, to third parties any Personal Data.

(i) BCHI and the BCHI Subsidiaries have implemented business continuity and disaster recovery plans and have arranged for back-up data processing services adequate to meet their data processing needs in the event that the computer systems, networks, hardware, software, databases, websites, and equipment of BCHI or the BCHI Subsidiaries or any of their material components is rendered temporarily or permanently inoperative as a result of a natural or other disaster. The computer systems, networks, hardware, software, databases, websites, and equipment of BCHI or the BCHI Subsidiaries have not suffered any failures, errors or breakdowns within the past three (3) years that have caused any material disruption or interruption in the business of BCHI and the BCHI Subsidiaries.

Section 4.14 Title to Properties; Assets. BCHI and each of the BCHI Subsidiaries have good and valid fee simple title to, or valid leasehold interest in, its material tangible properties and assets, except for such properties and assets as are no longer used or useful in the conduct of its business or as have been disposed of in the ordinary course of business. All such material tangible properties and assets, other than properties and assets in which BCHI or any BCHI Subsidiary have a leasehold interest, are free and clear of all Liens other than Permitted Liens or Liens that will be released at Closing.

Section 4.15 Real Property. Section 4.15 of the BCHI Disclosure Letter sets forth a list of all real property currently owned or leased by BCHI or any BCHI Subsidiaries and indicates whether each such parcel of real property is owned or leased. BCHI or one of the BCHI Subsidiaries has good and fee simple title to all real property owned by BCHI or any of the BCHI Subsidiaries as of the date of this Agreement (the “BCHI Owned Real Property”) and valid leasehold estates in all real property leased or subleased (whether as tenant or subtenant) by BCHI or any of the BCHI Subsidiaries as of the date of this Agreement (including improvements thereon, the “BCHI Leased Real Property”), in each case, free and clear of all Liens, save only for Permitted Liens. Except as would not reasonably be expected to have, individually or in the aggregate, a BCHI Material Adverse Effect, BCHI or one of the BCHI Subsidiaries has exclusive possession of each BCHI Leased Real Property and BCHI Owned Real Property, other than any use and occupancy rights granted to third-party owners, tenants, guests, hosts or licensees pursuant to agreements with respect to such real property. There are no Contracts to sell, transfer or otherwise dispose of any of the BCHI Owned Real Property or the BCHI Leased Real Property, or to purchase or acquire any other interest in any real property.

Section 4.16 Regulatory Matters.

(a) Except as set forth on Section 4.16(a) of the BCHI Disclosure Letter, and except with respect to Permits, including those required under applicable Environmental Laws (as to which certain representations and warranties are made pursuant to Section 4.11), BCHI and the BCHI Subsidiaries hold all Permits issued by the FCC, State PSCs, the CRTC or other relevant Canadian federal or provincial Governmental Entities (“Canadian Authorities”), and all other material regulatory Permits, including franchises, ordinances and other agreements granting access to public rights of way, issued or granted to BCHI or any of the BCHI Subsidiaries by a Governmental Entity (the “BCHI Licenses”) that are required for BCHI and each of the BCHI Subsidiaries to conduct its business, as presently conducted, in all material respects.

(b) Each BCHI License is in full force and effect and has not been suspended, revoked, cancelled or adversely modified. No BCHI License is subject to (i) any conditions or requirements that have not been imposed generally upon licenses in the same service, unless such conditions or requirements are set forth on the face of the applicable authorization, or (ii) any pending proceeding by or before any Governmental Entity, including the FCC, State PSCs, the CRTC or other Canadian Authorities to suspend, revoke or cancel such BCHI License, or any judicial review of a decision by any Governmental Entity, including the FCC, State PSCs, the CRTC or other Canadian Authorities with respect thereto. To the knowledge of BCHI, there has not been any event, condition or circumstance that would preclude any BCHI License from being renewed in the ordinary course (to the extent that such BCHI License is renewable by its terms).

(c) The licensee of each BCHI License is in compliance in all material respects with such BCHI License and has fulfilled and performed all of its material obligations with respect thereto, including all reports, notifications and applications required by any Law, including the Communications Act or FCC Rules or State Telecommunications Laws, the PSC Rules, the Telecommunications Act (Canada), the Radiocommunication Act (Canada) and the rules, regulations, written policies and Orders of the CRTC and other Canadian Authorities, and the payment of all regulatory fees and contributions, except as permitted by applicable exemptions, waivers or similar concessions or allowances. Without limiting the foregoing, the licensee of each BCHI License is in material compliance with the USF Programs, CALEA, the FCC’s regulations concerning CPNI and the Canadian competitive local exchange carrier obligations. All reports and other submissions required in connection with the USF Programs, CALEA, CPNI regulations and the Canadian competitive local exchange carrier obligations, including contribution remittances, have been timely filed in materially true, correct and complete form. To the knowledge of BCHI and the BCHI Subsidiaries, there are no pending or threatened investigations, inquiries, audits, examinations or other proceedings in connection with the performance of BCHI and the BCHI Subsidiaries of their USF Programs, CALEA, CPNI obligations and the Canadian competitive local exchange carrier obligations.

(d) Except as set forth in Section 4.16(d) of the BCHI Disclosure Letter, neither BCHI nor any BCHI Subsidiary has (i) implemented, or been alleged or found to have implemented any Slamming or (ii) Cramming.

(e) Except as set forth in Section 4.16(e) of the BCHI Disclosure Letter, BCHI and all BCHI Subsidiaries have timely complied with any compensation, restoration, reimbursement, reporting, or other obligations arising in connection with public and private right-of-way access and pole attachment agreements.

(f) Except as set forth in Section 4.16(f) of the BCHI Disclosure Letter, BCHI and all BCHI Subsidiaries have timely submitted all required international traffic and circuit status reports in materially true, correct and complete form.

(g) Except as set forth in Section 4.16(g) of the BCHI Disclosure Letter, the licensee of each BCHI License is in material compliance with the applicable requirements of federal and state NOR requirements. All reports and other submissions required in connection with federal and state NOR requirements have been timely filed in materially true, correct and complete form. To the knowledge of BCHI and the BCHI Subsidiaries, there are no pending or threatened investigations, inquiries, audits, examinations or other proceedings in connection with the performance of BCHI and the BCHI Subsidiaries of their NOR requirements.

(h) BCHI or a wholly owned Subsidiary of BCHI directly or indirectly owns all of the Equity Interests and controls all of the voting power and decision-making authority of each licensee of the BCHI Licenses. No BCHI License, Order or other agreement, obtained from, issued by or concluded with any State PSC would impose restrictions on the ability of any BCHI Subsidiary to make payments, dividends or other distributions to BCHI or any BCHI Subsidiary that limits, or would reasonably be expected to limit, the cash funding and management alternatives of BCHI on a consolidated basis in a manner disproportionate to restrictions applied by other State PSCs.

Section 4.17 Interconnection Agreements. BCHI or a BCHI Subsidiary has entered into, with incumbent local exchange carriers, or other non-incumbent carriers, all interconnection agreements, line sharing agreements, line splitting agreements and other Contracts (the “BCHI Interconnection Agreements”) that are necessary to conduct their respective businesses as currently conducted. All BCHI Interconnection Agreements entered into pursuant to Sections 251 and 252 of the Telecommunications Act, including amendments to implement the FCC’s Triennial Review Remand Order, to the extent such amendments have been adopted, include the general terms, conditions and pricing for any UNEs, collocation or other network facilities or carrier services provided under Sections 251 and 252 of the Telecommunications Act. All BCHI Interconnection Agreements have been approved by the applicable Governmental Entity, including the CRTC or the applicable State PSC, when required. BCHI and any BCHI Subsidiary, as applicable, that is a party to a BCHI Interconnection Agreement has performed, in all material respects, all material obligations required to be performed by it under such BCHI Interconnection Agreement.

Section 4.18 Network Facilities. Except as set forth in Section 4.18 of the BCHI Disclosure Letter:

(a) All BCHI Owned Network Facilities and BCHI Third-Party Network Facilities: (i) are in all material respects in good working order and condition and are without any material defects individually and in the aggregate; (ii) are, individually and in the aggregate, operated, installed, and maintained by BCHI, a BCHI Subsidiary, or their contractors in a manner that is in compliance in all material respects with (x) generally accepted industry standards for the United States or Canadian communications industry, as applicable, (y) performance requirements in service agreements with customers of BCHI and the BCHI Subsidiaries, and (z) all Laws, and (iii) comply, individually and in the aggregate, in all material respects with applicable performance standards.

(b) BCHI or a BCHI Subsidiary owns, free and clear of all Liens (other than Permitted Liens and Liens to be discharged at Closing), all right, title and interest in BCHI Owned Network Facilities. No third party may revoke or otherwise encumber or interfere in any material respect with such right, title, and interest.

(c) (i) Each Contract under which any third party provides Network Facilities, including leases, licenses, indefeasible rights of use of capacity or infrastructure, pole attachment agreements and Right-of-Way Agreements (a “BCHI Network Facility Agreement”), to which BCHI or any BCHI Subsidiary is a party, is a valid, legally binding and enforceable agreement and is in full force and effect, and neither BCHI nor any BCHI Subsidiary is in material breach of or material default under any BCHI Network Facility Agreement, (ii) no event has occurred which, with notice or lapse of time, would constitute a material breach or material default by BCHI or any BCHI Subsidiary or permit termination, revocation, other interference with performance of, modification or acceleration by any third party of any BCHI Network Facility Agreement, and (iii) as of the date hereof, no third party has repudiated, revoked, terminated, or otherwise materially interfered with performance of or has the right to terminate, repudiate, revoke, or otherwise materially interfere with the performance of any BCHI Network Facility Agreement. Any notices or other actions required to be taken to renew the term of a BCHI Network Facility Agreement for any upcoming renewal term have been taken or given in the manner and within the time provided in such BCHI Network Facility Agreement (or the time period provided for giving of such notice or to undertake such action has not expired) to effectively renew the term of such BCHI Network Facility Agreement for the upcoming term thereof to the extent that such BCHI Network Facility Agreement is renewable by its terms and BCHI or the applicable BCHI Subsidiary intends to renew such BCHI Network Facility Agreement. To the knowledge of BCHI, as of the date of this Agreement, BCHI and the BCHI Subsidiaries hold all BCHI Network Facility Agreements necessary to conduct BCHI’s business and no event has occurred, or circumstance exists, that, but for the passage of time or giving of notice, would preclude any BCHI Network Facility Agreement from being renewed in accordance with the terms thereof to the extent BCHI or the applicable BCHI Subsidiary intends to renew such BCHI Network Facility Agreement.

Section 4.19 Insurance. BCHI and the BCHI Subsidiaries maintain insurance in such amounts and against such risks as BCHI believes to be customary for the industries in which it and the BCHI Subsidiaries operate. Neither BCHI nor any of the BCHI Subsidiaries has received notice of any pending or threatened cancellation with respect to any such material insurance policy, and each of BCHI and the BCHI Subsidiaries is in compliance in all material respects with all conditions contained therein.

Section 4.20 Information Supplied. None of the information supplied or to be supplied by BCHI or a BCHI Subsidiary specifically for inclusion in the Proxy Statement will, at the date it is first mailed to the Company’s stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing sentence, no representation or warranty is made by BCHI with respect to statements made therein based on or derived from information supplied by the Company specifically for inclusion or incorporation by reference in the Proxy Statement. The information supplied by BCHI or a BCHI Subsidiary for inclusion in the Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

Section 4.21 Affiliate Transactions. Except as set forth in Section 4.21 of the BCHI Disclosure Letter, there are not any transactions, agreements, arrangements or understandings between BCHI or the BCHI Subsidiaries, on the one hand, and BCHI’s Affiliates (other than the BCHI Subsidiaries), on the other hand.

Section 4.22 Broker’s Fees. Except as set forth in Section 4.22 of the BCHI Disclosure Letter, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of BCHI or any BCHI Subsidiary.

Section 4.23 Share Ownership. Neither BCHI nor any BCHI Subsidiary has been, at any time during the three years prior to the date hereof, an “interested stockholder” of the Company, as defined in Section 203 of the DGCL. As of the date of this Agreement, none of BCHI, any of the BCHI Subsidiaries or any of their respective Affiliates owns (directly or indirectly, beneficially or of record) any shares of capital stock of the Company and none of BCHI, any BCHI Subsidiary or their respective Affiliates holds any rights to acquire shares of capital stock of the Company except pursuant to this Agreement.

Section 4.24 Directors and Officers. Section 4.24 of the BCHI Disclosure Letter sets forth a list of all officers, directors, partners and/or managers of the Company and each of its Subsidiaries as of the date hereof.

Section 4.25 No Other Representations or Warranties. Except for the representations and warranties expressly made by BCHI in this Article IV, neither BCHI nor any other Person makes any representation or warranty with respect to BCHI or the BCHI Subsidiaries or their respective business, operations, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to BCHI or any of its Affiliates or Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing.

ARTICLE V
PRE-CLOSING COVENANTS

Section 5.1 Conduct of Businesses by the Company and BCHI Prior to the Effective Time. During the period from the date of this Agreement to the earlier of the termination of this Agreement in accordance with its terms and the Effective Time (except as contemplated or permitted by this Agreement, as required by a Governmental Entity or applicable Law, as the Company or BCHI, as applicable, may otherwise consent in writing, or, in the case of BCHI, as set forth in Section 5.3 of the BCHI Disclosure Letter or on Exhibit D), each of the Company and BCHI will, and will cause each of their Subsidiaries to, use commercially reasonable efforts to (a) conduct, in all material respects, its business in the ordinary course, including the timely payment of all Taxes, (b) preserve intact its business organization and its significant business relationships and to preserve satisfactory relationships with its employees and keep available the services of its current officers and key employees and to maintain its current rights and franchises, (c) maintain insurance upon all of its material assets in such amounts and of such kinds comparable to that in effect on the date of the Agreement, and (d) maintain all Permits and timely pay all material fees, charges and other amounts to Governmental Entities.

Section 5.2 Company Forbearances. Without limiting the generality of Section 5.1, during the period from the date of this Agreement to the earlier of the termination of this Agreement in accordance with its terms and the Effective Time (except as permitted by this Agreement or as required by applicable Law), the Company will not, and will cause each of the Company Subsidiaries not to, without the prior written consent of BCHI:

(a) incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person (but not including accrual of interest on or maturity of obligations incurred before the date of this Agreement), or make any loan or advance, other than (A) letters of credit, surety bonds or guarantees of payment or performance obligations of the Company or any of the Company Subsidiaries, (B) short-term indebtedness for borrowed money incurred solely to refinance any existing short-term indebtedness for borrowed money, in each case, in the ordinary course of business, consistent with past practice, and (C) borrowings under any revolver existing on the date of this Agreement;

(b) (i) issue, grant, sell or pledge, or agree to issue, grant, sell or pledge, any shares of its capital stock or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock, except (A) on exercise or conversion of currently outstanding Company Options or Company Warrants, (B) grants of Company Options in the ordinary course of business under the Equity Compensation Plans in effect on the date of this Agreement to employees hired after the date of this Agreement, consistent with past practices; provided that (1) the aggregate number of shares of Company Common Stock for which such Company Options are exercisable will not exceed 200,000, (2) the exercise price of all such Company Options will be no less than the fair market value at the time they are granted and (3) no Company Options will be granted to officers of the Company without the prior written consent of BCHI or (C) as dividends in respect of any shares of Company Preferred Stock payable in shares of Company Common Stock in accordance with the respective certificates of designations and preferences for the applicable series of Company Preferred Stock, (ii) adjust, split, combine, consolidate or reclassify any of its capital stock or other ownership interests except for any such transaction by a wholly owned Company Subsidiary that remains a wholly owned Company Subsidiary after the consummation of such transaction, or (iii) make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock, except (A) dividends in respect of any shares of Company Preferred Stock payable in shares of Company Common Stock in accordance with the respective certificates of designations and preferences for the applicable series of Company Preferred Stock, or (B) dividends paid by any of the Company Subsidiaries to the Company or to any of its wholly owned Subsidiaries;

(c) except as required by Law or any Contract (including any Company Benefit Plan) in effect on the date of this Agreement or as otherwise set forth in Section 5.2(c) of the Company Disclosure Letter:

(i) materially increase any wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any director, executive officer or employee with a base salary equal to or greater than $150,000;

(ii) enter into or amend any employment or severance agreements with any director or executive officer;

(iii) establish any material bonus or incentive plan;

(iv) pay any pension or retirement allowance not allowed by any existing plan or agreement or by applicable Law;

(v) pay any bonus to any director or executive officer;

(vi) become a party to, amend or commit itself to, any pension, retirement, profit-sharing or welfare benefit plan or agreement with or for the benefit of any employee of the Company or a Company Subsidiary, except in each case, in the ordinary course of business and as would not result in a material increase in cost or liability to the Company; or

(vii) amend any Equity Compensation Plan or agreement thereunder.

(d) sell, lease, transfer or otherwise dispose of any of its properties or assets to any Person other than a Company Subsidiary, except for the disposal of obsolete assets or assets sold in the ordinary course of business;

(e) make any acquisition (including by merger) of the capital stock (or other equity interests) or a material portion of the assets of any other Person;

(f) enter into any new line of business that is material to the Company and the Company Subsidiaries, taken as a whole, or materially change any of its technology or operating policies that are material, individually or in the aggregate, to the Company and the Company Subsidiaries, taken as a whole, except as required by applicable Law;

(g) amend the Company Charter or the Company Bylaws or any organizational document of a Company Subsidiary or take any action to exempt any Person (other than BCHI or the BCHI Subsidiaries) from DGCL Section 203 or any similarly restrictive provisions of its organizational documents;

(h) except as required by GAAP or the SEC, make any material change in its methods or principles of accounting;

(i) except as required by applicable Law, make, change or rescind any Tax election, change any Tax accounting period, adopt or change any Tax accounting method, amend any material Tax Return, enter into any closing agreement, settle any Tax claim or assessment relating to the Company or any of the Company Subsidiaries, obtain any Tax ruling, surrender any right to claim a refund of material Taxes, or consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Company or any of the Company Subsidiaries;

(j) enter into, renew, amend in any material respect or waive any of its material rights under any Company Material Contract, except in the ordinary course of business and which would not materially and adversely affect the business of the Company and the Company Subsidiaries;

(k) adopt or recommend a plan of complete or partial dissolution, liquidation, recapitalization, restructuring or other reorganization;

(l) make any discretionary contributions to pension or retirement plans in excess of the minimum required contributions as required by the Pension Protection Act of 2006 or similar legal requirements for plans outside the United States;

(m) conduct the businesses of the Company or any Company Subsidiary in a manner that would cause the Company or any Company Subsidiary to become an “investment company” subject to registration under the Investment Company Act;

(n) terminate or permit any material Permit of the Company or a Company Subsidiary to lapse, other than in accordance with the terms and regular expiration of any such Permit, or fail to apply on a timely basis for any renewal of any renewable material Permit of the Company or a Company Subsidiary;

(o) materially change recurring or non-recurring rates, promotions, sales incentives, commission plans, credit policies or collections procedures;

(p) fail to pay or satisfy, or delay the payment or satisfaction of, any accounts payable or other obligations, in any manner outside of the ordinary course of business or inconsistent with past practices of the Company and the Company Subsidiaries (and in any event, fail to pay or satisfy any accounts payable or other obligations when due without imposition of any penalty or charge);

(q) take any action outside the ordinary course of business consistent with past practices that would materially diminish the working capital of the Company and the Company Subsidiaries; or

(r) agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this Section 5.2.

Notwithstanding any of the above restrictions, the Company may, prior to the Closing, (i) issue equity or debt securities in connection with capital raising activities, in an aggregate amount of net proceeds to the Company not to exceed $10,000,000 and (ii) effectuate the Reverse Split and take all actions necessary, including amending the Company Charter, to effectuate the Reverse Split.

Section 5.3 BCHI Forbearances. Without limiting the generality of Section 5.1, during the period from the date of this Agreement to the earlier of the termination of this Agreement in accordance with its terms and the Effective Time (except as permitted by this Agreement, as required by applicable Law, as set forth in Section 5.3 of the BCHI Disclosure Letter or as set forth on Exhibit D), BCHI will not, and will cause each of the BCHI Subsidiaries not to, without the prior written consent of the Company (which consent will not be unreasonably withheld, conditioned or delayed):

(a) incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person (but not including accrual of interest on or maturity of obligations incurred before the date of this Agreement), or make any loan or advance, other than letters of credit, surety bonds or guarantees of payment or performance obligations of BCHI or any of the BCHI Subsidiaries and (B) short-term indebtedness for borrowed money incurred solely to refinance any existing short-term indebtedness for borrowed money, in each case, in the ordinary course of business, consistent with past practice;

(b) (i) issue, grant, sell or pledge, or agree to issue, grant, sell or pledge, any shares of its capital stock or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock; (ii) adjust, split, combine, consolidate or reclassify any of its capital stock or other ownership interests; or (iii) make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock, except (A) pro rata stock dividends or (B) dividends paid by any of the BCHI Subsidiaries to BCHI or to any of its wholly owned Subsidiaries;

(c) except as required by Law, a Contract (including, any BCHI Benefit Plan) in effect on the date of this Agreement or as otherwise set forth in Section 5.3(c) of the BCHI Disclosure Letter:

(i) materially increase any wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any director, executive officer or employee with a base salary equal to or greater than $150,000;

(ii) enter into or amend any employment or severance agreements with any director or executive officer;

(iii) establish any material bonus or incentive plan;

(iv) pay any pension or retirement allowance not allowed by any existing plan or agreement or by applicable Law;

(v) pay any material bonus to any director or executive officer; or

(vi) become a party to, amend or commit itself to, any pension, retirement, profit-sharing or welfare benefit plan or agreement with or for the benefit of any employee of BCHI or a BCHI Subsidiary, except in each case, in the ordinary course of business and as would not result in a material increase in cost or liability to the Company;

(d) sell, lease, transfer or otherwise dispose of any of its properties or assets to any Person other than a BCHI Subsidiary, except for the disposal of obsolete assets or assets sold in the ordinary course of business;

(e) make any acquisition (including by merger) of the capital stock (or other equity interests) or a material portion of the assets of any other Person;

(f) enter into any new line of business that is material to BCHI and the BCHI Subsidiaries, taken as a whole, or materially change any of its technology or operating policies that are material, individually or in the aggregate, to BCHI and the BCHI Subsidiaries, taken as a whole, except as required by applicable Law;

(g) amend the BCHI Charter or the BCHI Bylaws or any organizational documents of any BCHI Subsidiary;

(h) except as required by GAAP or the SEC, make any material change in its methods or principles of accounting;

(i) except as required by applicable Law, make, change or rescind any Tax election, change any Tax accounting period, adopt or change any Tax accounting method, amend any material Tax Return, enter into any closing agreement, settle any Tax claim or assessment relating to BCHI or any of the BCHI Subsidiaries, obtain any Tax ruling, surrender any right to claim a refund of material Taxes, or consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to BCHI or any of the BCHI Subsidiaries;

(j) enter into, renew, amend in any material respect or waive any of its material rights under any BCHI Material Contract, except in the ordinary course of business consistent with past practice and which would not materially and adversely affect the business of BCHI and the BCHI Subsidiaries;

(k) adopt or recommend a plan of complete or partial dissolution, liquidation, recapitalization, restructuring or other reorganization;

(l) make any discretionary contributions to pension or retirement plans in excess of the minimum required contributions as required by the Pension Protection Act of 2006 or similar legal requirements for plans outside the United States;

(m) conduct the businesses of BCHI or any BCHI Subsidiary in a manner that would cause BCHI or any BCHI Subsidiary to become an “investment company” subject to registration under the Investment Company Act;

(n) terminate or permit any material Permit of BCHI or a BCHI Subsidiary to lapse, other than in accordance with the terms and regular expiration of any such Permit, or fail to apply on a timely basis for any renewal of any renewable material Permit of BCHI or a BCHI Subsidiary;

(o) materially change recurring or non-recurring rates, promotions, sales incentives, commission plans, credit policies or collections procedures;

(p) fail to pay or satisfy, or delay the payment or satisfaction of, any accounts payable or other obligations, in any manner outside of the ordinary course of business or inconsistent with past practices of BCHI and the BCHI Subsidiaries (and in any event, fail to pay or satisfy any accounts payable or other obligations when due without imposition of any penalty or charge);

(q) take any action outside the ordinary course of business consistent with past practices that would materially diminish the working capital of BCHI and the BCHI Subsidiaries; or

(r) agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this Section 5.3.

Notwithstanding any of the above restrictions, BCHI may prior to the Closing cause any or all of the BCHI Subsidiaries that are corporations to be, in effect, converted into limited liability companies, by conversion, merger or other means under applicable state or provincial Law.

ARTICLE VI
ADDITIONAL AGREEMENTS

Section 6.1 Filings; Other Actions; Notification.

(a) The Parties will use their respective reasonable best efforts to (i) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under applicable Law, including Antitrust Laws, or otherwise to consummate and make effective the Transactions as promptly as practicable, (ii) obtain from any Governmental Entity any consents, licenses, permits, waivers, approvals, authorizations or Orders, including the FCC Approval and State Approvals, required to be obtained by a Party, or any of their respective Subsidiaries, or to avoid any Action by any Governmental Entity (including those in connection with the Antitrust Laws), in connection with the authorization, execution and delivery of this Agreement and the consummation of the Transactions and (iii) (A) as promptly as reasonably practicable, and in any event within fifteen (15) Business Days after the date hereof, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement required under the HSR Act, (B) as promptly as reasonably practicable, and in any event within fifteen (15) Business Days after the date hereof, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement required in order to obtain the FCC Approval, (C) as promptly as reasonably practicable, and in any event within thirty (30) Business Days after the date hereof, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement required in order to obtain the State Approvals, and (D) as promptly as reasonably practicable after the date hereof, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement required under any other applicable Law. The Company and BCHI will furnish to each other all information required for any application or other filing under the rules and regulations of any applicable Law in connection with the Transactions.

(b) The Company and BCHI shall give (or shall cause their respective Subsidiaries to give) any notices to third parties, and use, and cause their respective Subsidiaries to use, their reasonable best efforts to obtain any third party consents, (i) necessary, proper or advisable to consummate the Transactions, or (ii) required to prevent a Company Material Adverse Effect or BCHI Material Adverse Effect, respectively, from occurring prior to or after the Effective Time.

(c) Without limiting the generality of anything contained in this Section 6.1, each Party hereto will: (i) give the other parties prompt notice of the making or commencement of any Action with respect to the Merger or any of the other Transactions; (ii) keep the other parties informed as to the status of any such request or Action; (iii) promptly inform the other parties of any communication to or from any Governmental Entity regarding the Merger or any of the other Transactions; (iv) respond as promptly as practicable to any additional requests for information received by any Party from any Antitrust Authority, the FCC, any State PSC or any other Governmental Entity with respect to the Transactions or filings contemplated by Section 7.1(a); and (v) use reasonable best efforts to (A) obtain termination or expiration of the waiting period under the HSR Act and such other approvals, consents and clearances as may be necessary, proper or advisable under any applicable laws and obtain such approvals, consents and clearances as may be necessary, proper or advisable under any applicable Laws and (B) prevent the entry in any Action brought by a Governmental Entity or any other Person of any Order which would prohibit, make unlawful or delay the consummation of the Transactions. Each Party will consult and cooperate with the other parties and will consider in good faith the views of the other parties in connection with any filing, analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with the Merger or any of the other Transactions. In addition, except as may be prohibited by any Governmental Entity or by applicable Law, in connection with any such request or Action, each Party hereto will permit Representatives of the other parties to be present at each meeting or conference relating to such request or Action and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Entity in connection with such request or Action.

(d) Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement will be deemed to require the Company, BCHI or any of their respective Affiliates (i) to divest or hold separate any assets or agree to limit its future activities, method or place of doing business, including any assets acquired by the Company, BCHI or any of their respective Affiliates in connection with the Transactions, (ii) to commence any litigation against any Person in order to facilitate the consummation of the Transactions or (iii) to defend against any litigation filed with or brought by any Governmental Entity seeking to prevent the consummation of, or impose limitations on, any of the Transactions.

Section 6.2 Preparation of Proxy Statement; Stockholders Meeting.

(a) As promptly as practicable following the date of this Agreement (but no later than thirty (30) days after binding commitments in respect of the Financing (or, if Alternative Financing is being used, the Alternative Financing) have been entered into by a Financing Source), the Company will file the Proxy Statement with the SEC. The Company will use reasonable best efforts to have the Proxy Statement disseminated to its stockholders as promptly as practicable after such filing is cleared by the SEC, and in any event no later than seven (7) Business Days after the Proxy Statement is cleared by the SEC. BCHI will furnish to the Company all information concerning itself and its Subsidiaries, and provide such other assistance (including using reasonable best efforts to assist the Company in preparing pro forma financial information required to be included in the Proxy Statement), as may be reasonably requested in connection with the preparation, filing and distribution of the Proxy Statement by the Company.

(b) Each Party agrees that none of the information supplied by such Party for inclusion or incorporation by reference in the Proxy Statement shall, on the date mailed to the stockholders of the Company and at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(c) The Company will provide BCHI with a reasonable opportunity to review and comment on the Proxy Statement, and will incorporate the reasonable comments of BCHI therein; provided, that no filing or mailing of, or amendment or supplement to, the Proxy Statement will be made by the Company without BCHI’s prior written consent (which will not be unreasonably withheld, conditioned or delayed). The Company will, as promptly as practicable after receipt thereof, provide BCHI with copies of any written comments and advise BCHI of any oral comments with respect to the Proxy Statement received from the SEC. The Company will use its reasonable best efforts, in cooperation with BCHI, to respond as promptly as practicable to any comments received from the SEC with respect to the Proxy Statement.

(d) If at any time prior to the Effective Time (i) any change occurs with respect to the Parties, or any of their respective Affiliates, directors or officers, or (ii) any information relating to the Parties, or any of their respective Affiliates, directors or officers, is discovered by any of the Parties, in the case of each of clauses (i) and (ii), which should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement would not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the Party that observes such change or discovers such information shall promptly notify the other Party, and the Company shall file as promptly as practicable with the SEC an appropriate amendment or supplement to the Proxy Statement describing such change or information and, as required by Law, disseminate the information contained in such amendment or supplement to the shareholders of the Company.

(e) The Company will take all lawful action to call, give notice of, convene and hold a meeting of the stockholders of the Company (the “Stockholders Meeting”), on a date as promptly as practicable after the SEC has authorized distribution of and has advised the Company that it has no comments or additional comments on the Proxy Statement, for the purpose of obtaining the Stockholder Approval and shall take all lawful action to solicit and obtain the Stockholder Approval. Subject to Section 6.3(c), the Company Board will recommend to the stockholders of the Company the adoption of this Agreement. The Company may only postpone or adjourn the Stockholder’s Meeting (i) to solicit additional proxies for the purpose of obtaining the Stockholder Approval, (ii) for the absence of a quorum, and (iii) to allow reasonable additional time for the filing and/or mailing of any supplemental or amended disclosure that the Company has determined after consultation with outside legal counsel is reasonably likely to be required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by stockholders of the Company prior to the Stockholders Meeting. The only matters to be voted upon at the Stockholders Meeting are (i) the Merger and this Agreement, including the amendment and restatement of the Company’s Charter, the issuance of shares of Company Common Stock pursuant to the Merger, and (to the extent necessary to comply with NASDAQ listing requirements) the Reverse Split (ii) any adjournment or postponement of the Stockholders Meeting and (iii) any other matters as are required by applicable Law.

Section 6.3 No Solicitation or Change of Recommendation.

(a) No Solicitation.

(i) Except as set forth in Section 6.3(a)(ii) and Section 6.3(a)(iii), the Company agrees that neither it nor any of the Company Subsidiaries, nor any of their respective officers, managers or directors will, and that they will instruct and cause their respective Affiliates and Representatives (collectively, the “Company Non-Solicit Parties”) not to, directly or indirectly:

(A) initiate, solicit or knowingly facilitate or encourage any inquiries, discussions regarding, or the making or submission of, any proposal, request or offer that constitutes, or could reasonably be expected to lead to, an Alternative Proposal;

(B) approve, endorse, recommend or enter into any Contract or agreement in principle, whether written or oral, with any Person (other than BCHI) concerning any letter of intent, memorandum of understanding, acquisition agreement, merger agreement, joint venture agreement, partnership agreement or other similar Contract concerning an Alternative Proposal (other than negotiating and entering into a confidentiality agreement as described in Section 6.3(a)(iii)) (an “Alternative Acquisition Agreement”);

(C) terminate, amend, release, modify, or fail to enforce any provision of, or grant any permission, waiver or request under, any standstill, confidentiality or similar Contract entered into by the Company or a Company Subsidiary in respect of or in contemplation of an Alternative Proposal (other than to the extent the Company Board determines in good faith, after consultation with its outside financial and legal advisors, that failure to take any such actions under this Section 6.3(a)(i)(C) would reasonably be expected to be inconsistent with the directors’ duties or obligations under applicable Law);

(D) conduct, engage in, continue or otherwise participate in any discussions or negotiations to facilitate any proposal that constitutes an Alternative Proposal;

(E) furnish any non-public information relating to the Company or any of the Company Subsidiaries, or afford access to the books or records or Representatives of any of the Company or any of the Company Subsidiaries, to any third party that, to the knowledge of the Company, after consultation with its Representatives, is seeking to make, or has made, an Alternative Proposal;

(F) resolve or publicly propose or announce to do any of the foregoing.

(ii) Notwithstanding anything to the contrary in this Agreement and subject to the conditions in Section 6.3(a)(iii) and solely in response to a Bona Fide Alternative Proposal made on or after the date of this Agreement and prior to the Stockholder Approval, the Company Non-Solicit Parties may, with respect to the Person that has made such Bona Fide Alternative Proposal:

(A) provide information or afford access to the books and records or Representatives of the Company or any Company Subsidiary; and

(B) engage or participate in any discussions or negotiations with such Person (and its Representatives) with respect to such Bona Fide Alternative Proposal.

(iii) The Company may not take the actions described in Section 6.3(a)(ii) unless, prior to taking any such action:

(A) the Company has (1) received from such Person an executed confidentiality agreement on terms that are no less restrictive than those contained in the Confidentiality Agreement (and compliant with the last sentence of Section 6.3(g)); provided that such confidentiality agreement (x) shall not be required to contain standstill provisions and (y) shall not contain any provisions that would prevent the Company from complying with its obligation to provide the required disclosure to BCHI pursuant to this Section 6.3, and (2) disclosed to BCHI (and, if applicable, contemporaneously provided copies of) any non-public information to be provided to such Person and any books or records to which such Person will be afforded access, in each case, to the extent not previously provided to BCHI;

(B) the Company has delivered to BCHI written notice prior to taking any such action (1) stating that the Company Board intends to take such action, (2) stating that the Company Board has made the determination set forth in Section 6.3(a)(iii)(C) and (3) including an unredacted copy of such Bona Fide Alternative Proposal (including any materials relating to such Person’s proposed equity and debt financing, if any) and an executed copy of the confidentiality agreement described in Section 6.3(a)(iii)(A); and

(C) the Company Board has determined in good faith, after consultation with its outside financial and legal advisors that (1) such Bona Fide Alternative Proposal either constitutes a Superior Proposal or is reasonably likely to result in a Superior Proposal and (2) the failure to take such action would reasonably be expected to be inconsistent with the directors’ duties or obligations under applicable Law.

(b) No Change of Recommendation. Except as set forth in Section 6.3(c), the Company will not, and will cause the other Company Non-Solicit Parties not to:

(i) withdraw, qualify or modify, in a manner adverse to BCHI, the Company Board Recommendation;

(ii) fail to announce publicly, within ten (10) Business Days after a tender offer or exchange offer relating to any securities of the Company has been commenced, that the Company Board recommends rejection of such tender or exchange offer;

(iii) fail to include the Company Board Recommendation in the notice distributed to the stockholders of the Company pursuant to Section 6.2(e);

(iv) approve, adopt or recommend any Alternative Proposal; or

(v) resolve or publicly propose to do any of the foregoing (any such prohibited action described in Section 6.3(b)(i) through this Section 6.3(b)(v) being referred to as a “Change of Recommendation”);

provided that the making of any determination of the Company Board (or any committee thereof) to provide, or the provision of, a Change of Recommendation Notice in compliance with the terms of this Agreement will not, in and of itself, be deemed a Change of Recommendation.

(c) Certain Permitted Changes of Recommendation. Subject to Section 6.3(d), at any time prior to receiving the Stockholder Approval, the Company Board in response to a Superior Proposal may effect, or cause the Company to effect, as the case may be, a Change of Recommendation if: (i) the Company Board determines that after complying with Section 6.3(d), a Bona Fide Alternative Proposal constitutes a Superior Proposal and (ii) the Company Board determines in good faith, after consultation with its outside financial and legal advisors, that the failure to take such action would be inconsistent with the directors’ duties or obligations under applicable Law.

(d) Procedure Prior to Changes in the Recommendation. The Company Board will be entitled to effect, or cause the Company to effect, a Change of Recommendation in connection with a Superior Proposal (to the extent permitted under Section 6.3(c)), only if (A) the Company shall have delivered to BCHI a written notice (a “Change of Recommendation Notice”) (1) stating that the Company Board intends to take such actions pursuant to Section 6.3(c), (2) stating that the Company Board has made the determinations set forth in Sections 6.3(c)(i) and 6.3(c)(ii) and (3) including an unredacted copy of such Superior Proposal and unredacted form of any Alternative Acquisition Agreement related to such Superior Proposal (including any materials relating to such Person’s proposed equity and debt financing, if any) and (B) the Negotiation Period shall have expired. During the five (5) Business Day period commencing on the date of BCHI’s receipt of such Change of Recommendation Notice (such period, as may be extended pursuant to this Section 7.3(d), the “Negotiation Period”), the Company will engage, and will cause its Representatives to be available for the purpose of engaging, in good faith negotiations with BCHI (to the extent BCHI desires to negotiate) regarding an amendment of this Agreement so that the Alternative Proposal that is the subject of the Change of Recommendation Notice ceases to be a Superior Proposal. Each time the financial or other material terms or conditions of such Bona Fide Alternative Proposal (or terms or conditions related thereto, such as the proposed equity and debt financing) are amended or modified, the Company will be required to deliver to BCHI a new Change of Recommendation Notice (including, as attachments thereto, amended forms of the written Alternative Acquisition Agreements relating to such Bona Fide Alternative Proposal) and the Negotiation Period will be extended by an additional two (2) Business Days from the date of BCHI’s receipt of such new Change of Recommendation Notice.

(e) Certain Permitted Disclosure. Nothing contained in this Section 6.3 will be deemed to prohibit the Company from complying with its required disclosure obligations under applicable Law with regard to an Alternative Proposal or making any disclosure to the stockholders of the Company if the Company Board determines in good faith, after consultation with its outside legal counsel, that the failure to make such disclosure would be inconsistent with the directors’ duties or obligations under applicable Law; provided, however, that neither the Company nor the Company Board (or any committee thereof) will affect any Change of Recommendation, except in accordance with Section 6.3(c) and Section 6.3(d); and provided, further, that in no event will any “Stop-Look-and-Listen” communication contemplated by Rule 14d-9(f) under the Exchange Act be deemed to be a Change of Recommendation or to violate this Section 6.3. Disclosure of the type described in this Section 6.3(e) (other than the type described in the second proviso of the foregoing sentence) that is not an express rejection of any Alternative Proposal or an express confirmation that the Company Board Recommendation remains in effect will be deemed to be a Change of Recommendation.

(f) Existing Discussions. The Company will, and will cause the Company Subsidiaries and their respective officers, managers and directors and their respective Affiliates and Representatives to, immediately cease and cause to be terminated any discussions or negotiations with, or any solicitation or intentional assistance or encouragement of, any Person with respect to any Alternative Proposal (or that could reasonably be expected to lead to or result in an Alternative Proposal) which are on-going as of the date of this Agreement and request that any such Person promptly return or destroy (and confirm destruction of) all confidential information concerning the Company and any Company Subsidiary. The Company will take the necessary steps to promptly inform, on the date of this Agreement, the individuals or entities referred to in the preceding sentence of this Section 6.3(f).

(g) Notice. Without limiting anything in this Section 6.3, the Company will promptly (and, in any event, within 24 hours) notify BCHI orally and in writing if any inquiries, proposals or offers with respect to an Alternative Proposal or requests for non-public information relating to the Company or any Company Subsidiary (other than requests for information in the ordinary course of business consistent with past practice and unrelated to an Alternative Proposal) are received by, or any discussions or negotiations with respect to an Alternative Proposal are sought to be initiated or continued with, the Company or any Company Subsidiary or any of their respective Representatives, indicating, in connection with such notice, the name of such Person and the material terms and conditions of such discussions, proposals, offers or requests, and including in the written version of such notice, an unredacted copy of any written (including via electronic transmission) proposals, offers or requests, in each case, including any amendments or modifications thereto. The Company will promptly (and, in any event, within 24 hours after any amendment or modification of, or development with respect to, any such, proposal, offer, request or Alternative Proposal, or at the reasonable request of BCHI) notify BCHI orally and in writing of the status of any such inquiries, proposals, offers or requests, including any material developments, notifications, amendments or modifications thereto and furnish to BCHI copies of any written inquiries, correspondence and draft documentation in connection with such discussions, proposals, offers or requests. The Company will not, and will cause its respective Subsidiaries and Representatives not to, enter into any Contract that would prohibit them from providing the information required to be provided to BCHI pursuant to this Section 6.3(g).

Section 6.4 Access to Information.

(a) Upon reasonable notice, BCHI and the Company will, and will cause each of their respective Subsidiaries to, afford to BCHI or the Company, as applicable, and to their respective officers, employees, accountants, counsel, lenders, financial advisors and other Representatives reasonable access during normal business hours during the period prior to the Effective Time to all their respective owned or leased properties, books, Contracts, commitments, personnel (including contractors and distributors), records, Tax Returns, work papers and all other information concerning its business, operations, status of compliance with Environmental Law, properties and personnel as BCHI or the Company, as applicable, may reasonably request; except that each of BCHI and the Company, as applicable, and its Representatives will conduct any such activities in such a manner as not to interfere unreasonably with the business or operations of BCHI or the Company, as applicable, and their respective Subsidiaries; except further that neither BCHI nor the Company, as applicable, or their respective Subsidiaries will be required to provide any access or disclose any information if such access or disclosure would contravene any applicable Law or where such access or disclosure would jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any fiduciary duty or binding agreement entered into prior to the date of this Agreement; except further that the foregoing shall not require BCHI or the Company to permit any inspection or to disclose any information that in the reasonable judgement of BCHI or the Company, as the case may be, would result in the disclosure of any trade secrets of third parties.

(b) All information and materials provided pursuant to this Agreement will be subject to the provisions of the Confidentiality Agreement, dated as of May 18, 2017, by and among the Company, Birch Equity Partners, LLC and Birch Communications, Inc. (the “Confidentiality Agreement”).

(c) No investigation by either of the Parties or their respective Representatives will affect the representations and warranties of the other set forth in this Agreement.

Section 6.5 Employee Matters.

(a) After the Closing Date through the date of termination for the applicable BCHI Employee, the Company will provide, and will cause its Affiliates to provide, each employee of BCHI or any BCHI Subsidiary as of the Closing Date who is employed by the Company or any of the Company Subsidiaries after the Closing Date (the “BCHI Employees”) with such employee compensation and benefits as the Company or its Affiliate (as applicable), in its sole discretion considers to be appropriate, subject to the provisions of this Section 6.5 and applicable Law.

(b) To the extent commercially reasonable, and without duplication of any benefits, the Company (i) will give, and cause its Affiliates to give, each BCHI Employee the same service credit under any Company Benefit Plan that covers such BCHI Employee after the Closing Date as would have been granted to such BCHI Employee by BCHI or any BCHI Subsidiary, as applicable, prior to the Closing under any comparable BCHI Benefit Plan, for all purposes (including eligibility to participate, vesting in eligible benefits and levels of benefits) other than for benefit accrual purposes under a defined benefit pension plan, (ii) will give, and cause its Affiliates to give, each BCHI Employee service credit granted by the Company or its Subsidiary, as applicable, under any Company Benefit Plan that covers such BCHI Employee after the Closing Date for service prior to the Closing, based upon the provisions of such Company Benefit Plan, for purposes of entitlement to benefits thereunder (except for purposes of benefits accrual under a defined benefits pension plan), (iii) will allow, and cause its Affiliates to allow, such BCHI Employees to participate in each Company Benefit Plan providing welfare benefits (including medical, life insurance, long-term and short-term disability insurance and long-term care insurance) in the plan year in which the Closing occurs without regard to preexisting-condition limitations, waiting periods, evidence of insurability or other exclusions or limitations, and (iv) will credit, and cause its Affiliates to credit, the BCHI Employees with any expenses incurred within the year in which the Closing Date occurs, but prior to the Closing Date, that were credited by BCHI pursuant to the comparable BCHI Benefit Plans for purposes of determining deductibles, co-pays and other applicable limits under the Company Benefit Plans, in which they participate and any similar replacement plans.

(c) For the period of the year in which the Closing occurs that is after the Closing Date, the Company will continue, and cause its Affiliates to continue, to credit to each BCHI Employee all vacation and personal holiday time that such BCHI Employee has accrued but not used through the Closing Date and is entitled to use as of the Closing Date, subject to the Company’s vacation day carryover policy.

(d) Nothing in this Agreement will create any right or obligation which is enforceable by any employee, former employee, BCHI Employee or any other Person with respect to any terms or conditions of employment, including, but not limited to, the benefits and compensation described in this Section 6.5. For the avoidance of doubt, any amendments to the Company’s, the Company Subsidiaries’, and the Surviving Company’s benefit and compensation plans, programs or arrangements will occur only in accordance with their respective terms and will be pursuant to action taken by the Company, the Company Subsidiaries, or the Surviving Company which are independent of the consummation of this Agreement or any continuing obligations hereunder. Nothing in this Section 6.5 shall be construed as prohibiting the Company or its Affiliates from terminating any BCHI Employee’s employment as the Company or such Affiliate determines appropriate in its sole discretion, subject to the terms of any employment agreement and applicable Law.

Section 6.6 Indemnification; Directors’ and Officers’ Insurance.

(a) From the Effective Time, the Company will, and will cause its Subsidiaries to, indemnify, defend and hold harmless (including by advancing expenses) each current and former director, officer and employee of (i) BCHI and its Subsidiaries and (ii) the Company and each of its Subsidiaries (each, a “D&O Indemnified Party” and, collectively, the “D&O Indemnified Parties”) against all claims, liabilities, losses, damages, judgments, fines, penalties, costs and expenses (including fees and expenses of legal counsel) in connection with any actual or threatened claim, suit, action, proceeding or investigation (whether civil, criminal, administrative or investigative) (each, a “Claim”), whenever asserted, arising out of, relating to or in connection with any action or omission relating to their position with BCHI or its Subsidiaries, or the Company and its Subsidiaries, as the case may be, occurring or alleged to have occurred before or at the Effective Time (including any Claim relating in whole or in part to the Agreement or the Transactions), to the fullest extent permitted under applicable Law. Each of (x) the Company Charter, the Company Bylaws and the respective organizational documents of each of the Company Subsidiaries as currently in effect, and (y) any indemnification agreements with a D&O Indemnified Party listed on Section 6.6(a) of the Company Disclosure Letter or Section 6.6(a) of the BCHI Disclosure Letter, which will in each case survive the Transactions and continue in full force and effect to the extent permitted by applicable Law, will not, from and after the Effective Time, be amended, repealed or otherwise modified in a manner that would adversely affect the rights thereunder of the D&O Indemnified Parties except, in the case of clauses (x) and (y), as required by applicable Law. Without limiting the foregoing, at the Effective Time, the Surviving Company will, and the Company will cause the Surviving Company to cause the certificate of formation and limited liability company agreement of the Surviving Company to include provisions for limitation of liabilities of directors and officers, indemnification, advancement of expenses and exculpation of the D&O Indemnified Parties no less favorable to the D&O Indemnified Parties than as set forth in the Company Charter and Company Bylaws in effect on the date of this Agreement, which provisions will, from and after the Effective Time, not be amended, repealed or otherwise modified in a manner that would adversely affect the rights thereunder of the D&O Indemnified Parties except as required by applicable Law.

(b) Prior to the Effective Time, the Company will and, if it is unable to, the Company will cause the Surviving Company as of the Effective Time to obtain and fully pay for “tail” insurance policies with a claims period of at least six (6) years from and after the Effective Time from the Company’s current insurance carrier, as applicable, or from an insurance carrier with the same or better credit rating as such current insurance carrier with respect to directors’ and officers’ liability insurance and fiduciary liability insurance (the “D&O Insurance”) for the persons who, as of the date of this Agreement, are covered by either BCHI’s existing D&O Insurance or the Company’s existing D&O Insurance, as applicable. Such “tail” insurance policies will have terms, conditions, retentions and levels of coverage at least as favorable as BCHI’s existing D&O Insurance, with respect to matters existing or occurring at or prior to the Effective Time (including in connection with this Agreement and the Transactions); except that the maximum aggregate premium for such insurance policies for any such year will not be in excess of the Maximum Premium. The Company will cause the Surviving Company to maintain such “tail” insurance policies in full force and effect for their full term. If Company for any reason fails to obtain such “tail” insurance policies as of the Effective Time, the Surviving Company will, and the Company will cause the Surviving Company to, continue to maintain in effect, at no expense to the D&O Indemnified Parties, for a period of at least six (6) years from and after the Effective Time, each of BCHI’s D&O Insurance and the Company’s D&O Insurance, as applicable, in place as of the date of this Agreement with terms, conditions, retentions and levels of coverage at least as favorable as provided in the respective existing policies as of the date of this Agreement, or, if such insurance is unavailable, the Surviving Company will, and the Company will cause the Surviving Company to, purchase the best available D&O Insurance for such six(6)-year period from an insurance carrier with the same or better credit rating as BCHI’s current insurance carrier with respect to its existing D&O Insurance with terms, conditions, retentions and with levels of coverage at least as favorable as provided in BCHI’s existing policies as of the date of this Agreement; except that the Surviving Company will not be required to pay an aggregate premium for such insurance policies in excess of 150% of the annual premium paid by BCHI for coverage for its last full fiscal year for such insurance (the “Maximum Premium”); and if the premiums of such insurance coverage exceed such amount, the Surviving Company will be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

(c) The provisions of this Section 6.6 are (i) intended to be for the benefit of, and will be enforceable by, each D&O Indemnified Party, his or her heirs and his or her representatives and (ii) in addition to, and not in substitution for or limitation of, any other rights to indemnification or contribution that any such Person may have by Contract or otherwise.

(d) In the event that the Company, the Surviving Company or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision will be made so that the successors and assigns of the Company and the Surviving Company will assume all of the obligations thereof set forth in this Section 6.6.

Section 6.7 NASDAQ Listing; Reverse Split. The Company will use reasonable best efforts to cause the Company Common Stock issued in the Merger to be approved for listing on NASDAQ, subject to official notice of issuance, as promptly as practicable after date of this Agreement, and in any event prior to the Closing Date. To the extent necessary to comply with NASDAQ listing requirements, the Company shall submit to the holders of Company Common Stock at the Stockholders’ Meeting a proposal to approve and adopt an amendment to the Company Certificate of Incorporation to authorize the Company Board to effect a five-to-one reverse split of all outstanding shares of Company Common Stock, such that each holder of shares of Company Common Stock shall receive one share of Company Common Stock for every five shares of Company Common Stock held by such holder (the “Reverse Split”), effective prior to the Effective Time.

Section 6.8 Advice of Changes. Each of BCHI and the Company will promptly advise the other of any change or event, of which it has knowledge, (a) having or reasonably likely to have a BCHI Material Adverse Effect or a Company Material Adverse Effect, as the case may be, or (b) that would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained in this Agreement if it would result in the failure of closing conditions in Section 7.3(a) or Section 7.3(b) or Section 7.2(a) or Section 7.2(b), respectively, by the Outside Date, except that (i) no such notification will affect the representations, warranties or covenants of the Parties (or remedies with respect thereto) or the conditions to the obligations of the Parties under this Agreement and (ii) a failure to comply with this Section 6.8 will not constitute the failure of any condition set forth in Article VII to be satisfied unless the underlying BCHI Material Adverse Effect, Company Material Adverse Effect or material breach would independently result in the failure of a condition set forth in Article VII to be satisfied.

Section 6.9 Control of the Other Party’s Business. Nothing contained in this Agreement will give BCHI, directly or indirectly, the right to control or direct the operations of the Company or the Company Subsidiaries or will give the Company, directly or indirectly, the right to control or direct the operations of BCHI or its Subsidiaries prior to the Effective Time. Prior to the Effective Time, each of BCHI and the Company will exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

Section 6.10 Subsidiary Compliance. The Company, as the sole stockholder of Merger Sub prior to the Effective Time, will cause Merger Sub to comply with and perform all of its obligations under or relating to this Agreement prior to the Effective Time and to consummate the Transactions on the terms and conditions set forth in this Agreement.

Section 6.11 Financing.

(a) Subject to the terms and conditions of this Agreement, BCHI and the Company will use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange and obtain the financing in an aggregate amount necessary to effect the Refinancing, and to otherwise complete the Transactions, including paying expenses associated with the Transactions, which financing will be on the terms and conditions satisfactory to BCHI and the Company, each in its sole and absolute discretion (the “Financing”). BCHI and the Company will each use its reasonable best efforts to (I) negotiate and enter into commitments for, and then definitive agreements with respect to, the Financing as promptly as practicable (such commitments and definitive agreements, the “Financing Agreements”), (II) satisfy on a timely basis (taking into account the Marketing Period) all conditions in the Financing Agreements applicable to BCHI and the Company and their respective Subsidiaries to obtaining the Financing as promptly as practicable, (III) consummate the Financing at or prior to the Closing and (IV) enforce the counterparties’ obligations and its rights under the Financing Agreements, including by suit or other appropriate proceeding to cause the lenders under the Financing to fund in accordance with their respective commitments if all conditions to funding the Financing in the applicable Financing Agreements have been satisfied or waived. BCHI and the Company will keep each other reasonably informed on a timely basis of the status of its respective efforts to arrange the Financing and to satisfy the conditions thereof. If any portion of the amount of the Financing becomes reasonably likely to be unavailable on the material terms and conditions contemplated by the applicable Financing Agreements, each of BCHI and the Company will use its commercially reasonable efforts to arrange and obtain alternative financing from alternative sources in an amount sufficient to consummate the Transactions with terms and conditions not materially less favorable, taken as a whole, to the Parties than the terms and conditions set forth in the applicable Financing Agreements (“Alternative Financing”) as promptly as practicable following the occurrence of such event but no later than the final day of the Marketing Period. In such event, (1) the term “Financing” will be deemed to include the Alternative Financing, and (2) the term “Financing Agreements” will be deemed to include any commitment letters and definitive agreement with respect to the Alternative Financing. Notwithstanding anything contained in this Section 6.11 or in any other provision of this Agreement, in no event will the Parties be required (i) to amend or waive any of the terms or conditions hereof or of the Financing Agreements or (ii) to consummate the Closing any earlier than required under clause (b) of the first sentence of Section 1.3.

(b) Each Party will provide, and will cause its Subsidiaries to provide, and will use reasonable best efforts to cause its Representatives to provide, all cooperation that is customary and necessary in connection with arranging, obtaining and syndicating the Financing and causing the conditions in the Financing Agreements to be satisfied, including using reasonable best efforts in (i) assisting with, and designating one or more members of senior management of the Company to participate in, the preparation of customary offering and syndication documents and materials, including, including private placement or offering memoranda, bank information memoranda, bank syndication material and packages, lender and investor presentations, rating agency materials and presentations and similar documents and materials, in connection with the Financing, and providing reasonable and customary authorization letters to the Financing Sources authorizing the distribution of information to prospective lenders and containing customary information (all such documents and materials, collectively, the “Offering Documents”), (ii) preparing and furnishing to the Financing Sources as promptly as practicable all Required Information to the extent it is available to such Party and all other information and disclosures relating to such Party and its Subsidiaries (including their businesses, operations, financial projections and prospects) as may be reasonably necessary in preparation of the Offering Documents (including execution of customary authorization and management representation letters), (iii) designating one or more members of senior management of such Party to participate in a reasonable number of due diligence sessions in connection with the Financing, including direct contact between such senior management and the Financing Sources and potential lenders in the Financing, drafting sessions, management presentations, rating agency presentations, lender meetings and one or more road shows, (iv) requesting such Party’s independent auditors to cooperate in obtaining customary accountant’s comfort letters and consents from such Party’s independent auditors, (v) assisting in the preparation of, and executing and delivering, definitive financing documents, including guarantee and collateral documents, hedging agreements and other certificates and documents (including a certificate of the chief financial officer of such Party and its Subsidiaries with respect to solvency matters before giving effect to the Financing or the consummation of the Transactions), (vi) subject to any contractual agreement in effect, facilitating the pledging of collateral for the Financing, including taking commercially reasonable actions necessary to permit the Financing Sources to evaluate such Party and its Subsidiaries’ real property and current assets, cash management and accounting systems, policies and procedures for the purpose of establishing collateral arrangements and establishing, as of the Effective Time, bank and other accounts and blocked account agreements and lockbox arrangements in connection with the Financing, (vii) obtaining from such Party’s existing lenders such consents, approvals, authorizations and instruments which may be reasonably necessary in connection with the Financing and collateral arrangements, including customary payoff letters, lien releases, instruments of termination or discharge, (viii) preparing any supplements to the above information as may be required pursuant to the Financing Agreements and (ix) cooperating with the other Parties to satisfy the conditions precedent to the Financing to the extent within the control of such Party and its Subsidiaries, and taking all corporate or limited liability company actions, subject to the occurrence of the Effective Time, reasonably necessary to permit the consummation of the Financing and to permit the proceeds thereof to be made available to the Company and the Surviving Company immediately upon the Effective Time. In connection with the foregoing, the Company will file with the SEC all Company Reports for the annual and quarterly fiscal periods ending on and after the date hereof as soon as practicable but in any event not later than (i) 90 days following the end of the Company’s fiscal year, in the case of annual reports on Form 10-K and (ii) 45 days following the end of each fiscal quarter of the Company, in the case of quarterly reports on Form 10-Q. Each of the Company and BCHI hereby consent to the use of their and their respective Subsidiaries’ logos in connection with the Financing in a form and manner agreed with the Party whose logo is being used; except that such logos are to be used solely in a manner that is not intended, or reasonably likely, to harm or disparage the Party whose logo is being used or the reputation or goodwill of such Party. Each Party will use its reasonable best efforts to periodically update any Required Information (to the extent it is available) to be included in any Offering Document to be used in connection with such Financing such that any such Required Information does not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements contained therein not misleading.

Section 6.12 Transaction Litigation. Each Party will give the other Party prompt notice of any Action commenced or, to the knowledge of the Company or to the knowledge of BCHI, as the case may be, threatened, against the such Party or its directors, officers, managers, partners or Affiliates relating to this Agreement or the Transactions (collectively, “Transaction Litigation”). The Parties will consult with each other regarding the defense or settlement of any Transaction Litigation and neither Party will compromise, settle, come to an arrangement regarding or agree to compromise, settle or come to an arrangement regarding any Transaction Litigation or consent to the same, without the prior written consent of the other Party (which consent will not be unreasonably withheld, conditioned or delayed). In connection with any Transaction Litigation and the Parties’ performance of their obligations under this Section 6.12, BCHI and the Company will enter into a customary common interest or joint defense agreement or implement such other techniques as reasonably required to preserve any attorney-client privilege or other applicable legal privilege; except that no Party will be required to provide information if doing so, in the opinion of its legal counsel, would cause the loss of any attorney-client privilege or other applicable legal privilege; except that, if any information is withheld pursuant to the foregoing exception, such Party will inform the other Party as to the general nature of what is being withheld and the Parties will use reasonable best efforts to enable the informing Party to provide such information without causing the loss of any attorney-client or other applicable legal privilege.

Section 6.13 Publicity. The initial press release with respect to the execution of this Agreement will be a joint press release to be reasonably agreed upon by BCHI and the Company. Following such initial press release, none of the Parties will, and neither the Company nor BCHI will permit any of its Subsidiaries to, issue or cause the publication of any press release or similar public announcement with respect to, or otherwise make any public statement concerning, the Transactions without the prior consent (which consent will not be unreasonably withheld, conditioned or delayed) of BCHI, in the case of a proposed announcement or statement by the Company, or the Company, in the case of a proposed announcement or statement by BCHI; except that either of BCHI or the Company may, without the prior consent of the other (but after prior consultation with the other to the extent practicable under the circumstances) issue or cause the publication of any press release or other public announcement to the extent such Party may reasonably conclude may be required by applicable Law. The restrictions set forth in this Section 6.13 will not apply to any release or public statement in connection with any dispute between BCHI and the Company regarding this Agreement or the Transactions; except that the foregoing will not limit the ability of any Party to make internal announcements to their respective employees and other stockholders that are not inconsistent in any material respects with the prior public disclosures regarding the Transactions.

Section 6.14 Takeover Laws. If any Takeover Law is or may become applicable to the Transactions, the Company and BCHI, including the Company Board and the board of directors of BCHI, will grant such approvals and take such actions as are necessary so that the Transactions may be consummated as promptly as practicable on the terms contemplated by this agreement and the Parties will otherwise act to eliminate or minimize the effects of such Takeover Law on the Merger.

Section 6.15 Actions Concerning Company Preferred Stock. The Parties will, and will cause their Affiliates to, take all necessary action to cause written notice as contemplated under the Company Charter to be given to each holder of shares of Company Preferred Stock, at least forty-five (45) days prior to the Closing Date, such that such holder has fifteen (15) days in which to exercise its conversion rights under the respective certificates of designations and preferences for the applicable series of Company Preferred Stock.

Section 6.16 Separation of Consumer/SMB Business. Prior to the Closing, the Parties will cooperate in good faith to consummate the transactions contemplated by Exhibit D pursuant to agreements negotiated in good faith by the Parties (the “Separation Agreements”) and upon the terms and subject to the conditions mutually agreed upon by the Company and BCHI in accordance with Exhibit D.

Section 6.17 Divestiture or Dissolution of Fusion Global. The Company will use reasonable best efforts to effectuate, on or prior to the Closing, (i) the divestiture of its ownership interest in Fusion Global Services LLC, a Delaware limited liability company (“Fusion Global”) and the entrance into a profit sharing arrangement with the purchaser of Fusion Global (such divestiture and profit sharing arrangement, the “Fusion Global Arrangement”) or (ii) the dissolution of Fusion Global.

Section 6.18 BCHI Financial Statements. As soon as practicable after the execution of this Agreement, BCHI will deliver to the Company audited consolidated financial statements of BCHI and the other BCHI Subsidiaries for the fiscal years ended December 31, 2014 through December 31, 2016.

ARTICLE VII
CLOSING CONDITIONS

Section 7.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of the Parties to effect the Merger will be subject to the satisfaction (or waiver by BCHI and the Company) at or prior to the Effective Time of the following conditions:

(a) Stockholder Approval. The Company shall have obtained the Stockholder Approval.

(b) Regulatory Consents. Each of the State Approvals and the FCC Approval shall have been obtained and in effect, and any waiting period prescribed by Law with respect to such approvals before the Transaction may be consummated shall have expired.

(c) Antitrust Approvals. The waiting period (and any extension thereof) applicable to the consummation of the Transactions under the HSR Act shall have expired or been terminated.

(d) No Injunctions or Restraints; Illegality. No Law or Order shall be in effect or shall have been enacted, entered, promulgated or enforced by any Governmental Entity that prohibits or makes illegal consummation of the Transactions.

(e) Financing. The Financing (or, if Alternative Financing is being used, the Alternative Financing) shall have been funded.

(f) NASDAQ Listing. The shares of Company Common Stock issuable to Holding, LLC as contemplated by Article II shall have been approved for listing on NASDAQ, subject to official notice of issuance.

(g) Company Preferred Stock. All of the shares of Company Preferred Stock, and all of the shares of any other class or series of preferred stock of the Company outstanding as of immediately prior to the Effective Time, shall have been cancelled or converted into shares of Company Common Stock in accordance with the applicable provisions of the respective certificates of designations and preferences for the applicable series of Company Preferred Stock or other class or series of preferred stock.

(h) Transaction Agreements. Each of the Stockholders Agreement and the Registration Rights Agreement shall have been executed and delivered by each of the parties thereto.

(i) Fusion Global Arrangement or Dissolution of Fusion Global. The Company shall have consummated the Fusion Global Arrangement or shall have dissolved Fusion Global.

(j) Separation of Consumer/SMB Business. The Separation Agreements shall have been entered into and the transactions contemplated by the Separation Agreements shall have been consummated.

(k) Selection of Directors. All nine of the initial members of the Company Board shall have been determined in accordance with the provisions of the Stockholders’ Agreement.

Section 7.2 Conditions to Obligations of BCHI. The obligation of BCHI to effect the Merger is also subject to the satisfaction, or waiver by BCHI, at or prior to the Effective Time, of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement (except for the representations and warranties set forth in Section 3.1, Section 3.2, Section 3.3 and Section 3.25) shall be true and correct as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date will be true and correct as of such date), except that this condition will be deemed satisfied unless all inaccuracies in such representations and warranties in the aggregate constitute a Company Material Adverse Effect at the Closing Date (ignoring solely for purposes of this proviso any reference to Company Material Adverse Effect or other materiality qualifiers contained in such representations and warranties), and BCHI shall have received a certificate signed on behalf of the Company by an officer of the Company to the foregoing effect. The representations and warranties of the Company set forth in Section 3.1, Section 3.2, Section 3.3 and Section 3.25 shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time.

(b) Performance of Obligations of the Company. Each of the Company and Merger Sub shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date, and BCHI will have received a certificate signed on behalf of the Company by an officer of the Company to such effect.

(c) Company Material Adverse Effect. There shall not have occurred at any time after the date of this Agreement any Company Material Adverse Effect.

Section 7.3 Conditions to Obligations of the Company and Merger Sub. The obligation of the Company and Merger Sub to effect the Merger is also subject to the satisfaction or waiver by the Company, on behalf of itself and Merger Sub, at or prior to the Effective Time of the following conditions:

(a) Representations and Warranties. The representations and warranties of BCHI set forth in this Agreement (except for the representations and warranties set forth in Section 4.1, Section 4.2, Section 4.3, Section 4.5(d) and Section 4.22) shall be true and correct as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date will be true and correct as of such date), except that this condition will be deemed satisfied unless all inaccuracies in such representations and warranties in the aggregate constitute a BCHI Material Adverse Effect at the Closing Date (ignoring solely for purposes of this proviso any reference to BCHI Material Adverse Effect or other materiality qualifiers contained in such representations and warranties), and the Company shall have received a certificate signed on behalf of BCHI by an officer of BCHI to the foregoing effect. The representations and warranties of BCHI set forth in Section 4.1, Section 4.2, Section 4.3 and Section 4.22 shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time. The representation and warranty of BCHI set forth in Section 4.5(d) shall be true and correct as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time.

(b) Performance of Obligations of BCHI. BCHI shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date, and the Company will have received a certificate signed on behalf of BCHI by an officer of BCHI to such effect.

(c) BCHI Material Adverse Effect. There shall not have occurred at any time after the date of this Agreement any BCHI Material Adverse Effect.

(d) FIRPTA Certificate. BCHI shall have delivered to the Company an executed notice to the IRS prepared in accordance with the requirements of Treasury Regulations Sections 1.897-2(h)(2) and 1.1445-2(c)(3) that is reasonably acceptable to the Company and dated as of the Closing Date, along with written authorization for the Company to deliver such notice to the IRS on behalf of BCHI following the Closing.

Section 7.4 Frustration of Closing Conditions. No Party may rely on the failure of any condition set forth in Section 7.1, Section 7.2, or Section 7.3, as the case may be, to be satisfied, if such Party’s failure to perform any material obligation required to be performed by it has been the primary cause of, or primarily results in, such failure.

ARTICLE VIII
TERMINATION AND AMENDMENT

Section 8.1 Termination. This Agreement may be terminated and the Transactions abandoned at any time prior to the Effective Time:

(a) by the mutual written consent of the Company and BCHI duly authorized by each of the Company Board and the board of directors of BCHI, respectively.

(b) by either of the Company or BCHI:

(i) by written notice to the other Party at any time after the Outside Date, if the Closing has not been consummated on or before the Outside Date; except that, if on the Outside Date (A) the conditions set forth in Section 7.1(b) and Section 7.1(c) not satisfied but all of the other conditions to Closing have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing) and the condition set forth in Section 7.1(b) remains capable of being satisfied and (B) no final and non-appealable order imposed by any Governmental Entity preventing the consummation of the Transactions is in effect as of such date of determination, then the Outside Date may be extended until April 30, 2018 at the election of either BCHI or the Company by written notice to the other at or before 11:59 p.m., New York time, on the Outside Date; and except that the right to terminate this Agreement under this Section 8.1(b)(i) will not be available (x) to a Party if the inability to satisfy such conditions was due to the failure of such Party to perform any of its obligations under this Agreement or (y) to a Party if another Party has filed (and is then pursuing) an action seeking specific performance as permitted by Section 9.10;

(ii) if any Law or Order having the effect set forth in Section 7.1(c) is in effect and has become final and nonappealable;

(iii) if (x) the Stockholders Meeting (including any adjournments and postponements thereof) shall have been held and completed and the Company’s stockholders shall have voted on a proposal to adopt this Agreement and (y) the Stockholder Approval shall not have been obtained at such meeting (and shall not have been adopted at any adjournment or postponement thereof); provided, however, that a Party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(b)(iii) if the failure to obtain the Stockholder Approval results from a material breach of this Agreement by such Party; or

(iv) if binding commitments in respect of the Financing (or, if Alternative Financing is being used, the Alternative Financing) at the Closing shall not have been entered into by a Financing Source on or before the date that is 60 days after the date hereof.

(c) by BCHI if the Company has breached any of its representations or warranties set forth in this Agreement (or if any such representations or warranties fail to be true) or the Company has failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure (A) would (if it occurred or was continuing as of the Closing Date) give rise to the failure of a condition set forth in Section 7.2(a) or Section 7.2(b) and (B) is incapable of being cured, or is not cured by the Company by the earlier of (1) the Outside Date and (2) 30 days following receipt of written notice from BCHI of such breach or failure.

(d) by the Company if BCHI has breached any of its representations or warranties set forth in this Agreement (or if any such representations or warranties fail to be true) or BCHI has failed to perform its covenants or agreements set forth in this Agreement, which breach or failure (A) would (if it occurred or was continuing as of the Closing Date) give rise to the failure of a condition set forth in Section 7.3(a) or Section 7.3(b) and (B) is incapable of being cured, or is not cured, by BCHI by the earlier of (1) the Outside Date and (2) 30 days following receipt of written notice from the Company of such breach or failure.

(e) by BCHI if (i) the Company has breached any of its obligations under Section 6.3 (No Solicitation or Change of Recommendation) or (ii) the Company Board has made a Change of Recommendation (whether or not in compliance with Section 6.3(c) (Certain Permitted Changes of Recommendation)).

(f) by the Company if the Company Board has made a Change of Recommendation and is in compliance with, and has not breached any provisions of, Section 6.3.

Section 8.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 8.1, written notice thereof will be given to the other Party or Parties, specifying the provision of this Agreement pursuant to which such termination is made, and this Agreement will become null and void (other than the provisions of this Section 8.2, Section 8.3 and the provisions in Article IX (General Provisions), all of which will survive termination of this Agreement). Upon termination pursuant to this Article VIII, there will be no liability on the part of the Parties or their respective directors, managers, officers and Affiliates; except that, upon the termination of this Agreement nothing will be deemed to (i) release any Party from any liability to any other Party for any breach by such Party of this Agreement prior to such termination or (ii) impair the right of any Party to compel specific performance by any other Party of its obligations under this Agreement as provided in Section 9.10 of this Agreement.

Section 8.3 Fees and Expenses. Except as otherwise expressly provided in this Agreement, if the Transactions are not consummated, the fees and expenses incurred by each Party in connection with the negotiation, preparation, execution and delivery of this Agreement and the documents and instruments contemplated hereby and in connection with the Transactions contemplated hereby, including all fees and disbursements of advisors retained by any Party will be the sole responsibility of such incurring and retaining Party.

ARTICLE IX
GENERAL PROVISIONS

Section 9.1 Notices. All notices and other communications in connection with this Agreement will be in writing and will be deemed to have been duly given: (a) on the date of service if served personally on the Party to whom notice is to be given; (b) on the day of transmission if sent by e-mail to the e-mail address given below (provided no delivery failure message is received by the sender); (c) on the Business Day after delivery to an overnight courier or the Express Mail service maintained by the United States Postal Service; or (d) on the fifth day after mailing, if mailed to the Party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed, to the Party as follows:

(a) if to the Company, Merger Sub, or Surviving Company to:

Fusion Telecommunications International, Inc.
420 Lexington Avenue, Suite 1718
New York, New York 10170
Attention: James P. Prenetta, Jr., Executive Vice President and General Counsel
Email: jprenetta@fusionconnect.com
with a copy to (which will not constitute notice):

Greenberg Traurig, LLP
200 Park Avenue
New York, New York 10166
Attention: Dennis J. Block
Email: dblock@gtlaw.com

(b) if to BCHI, to:

Birch Communications Holdings, Inc.
c/o Birch Communications, Inc.
320 Interstate North Pkwy SE
Atlanta, Georgia 30339
Attention: Gordon P. Williams, Jr., Senior Vice President and General Counsel
Email: chuck.williams@birch.com

with a copy to (which will not constitute notice):

Jones Day
1420 Peachtree Street, N.E.
Suite 800
Atlanta, Georgia 30309-3053
Attention: William B. Rowland
Email: wbrowland@jonesday.com

Section 9.2 Interpretation.

(a) When a reference is made in this Agreement to Articles, Sections, Exhibits, Schedules or Disclosure Letters, such reference will be to an Article or Section of or Exhibit, Schedule or Disclosure Letter to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” Unless the context otherwise requires, (i) ”or” is disjunctive but not necessarily exclusive, (ii) words in the singular include the plural and vice versa, and (iii) the use in this Agreement of a pronoun in reference to a Party hereto includes the masculine, feminine or neuter, as the context may require. References to statutes include all regulations promulgated thereunder and references to statutes or regulations will be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

(b) The Company Disclosure Letter and BCHI Disclosure Letter as well as all other schedules and all exhibits hereto, will be deemed part of this Agreement and included in any reference to this Agreement. The representations and warranties of BCHI and the Company are made and given, and the covenants are agreed to, subject to the disclosures and exceptions set forth in the Company Disclosure Letter and BCHI Disclosure Letter. In no event will the listing of any matter in the Company Disclosure Letter or BCHI Disclosure Letter be deemed or interpreted to expand the scope the respective Party’s representations, warranties or covenants set forth in this Agreement. All attachments to the Company Disclosure Letter and BCHI Disclosure Letter are incorporated by reference into the Company Disclosure Letter and BCHI Disclosure Letter, respectively, in which they are directly or indirectly referenced. Notwithstanding anything in this Agreement to the contrary, the mere inclusion of an item therein as an exception to a representation or warranty will not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would, individually or in the aggregate, have a Company Material Adverse Effect or BCHI Material Adverse Effect, as the case may be.

(c) The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

Section 9.3 Counterparts. This Agreement may be executed in two or more counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the Parties and delivered to the other Party, it being understood that each Party need not sign the same counterpart.

Section 9.4 Entire Agreement; Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to in this Agreement), together with the Confidentiality Agreement, (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter of this Agreement, (b) is not intended to confer on any Person, other than the Parties and their respective successors and permitted assigns, any rights or remedies hereunder, except (i) as provided in Section 6.6 (which is intended for the benefit of the D&O Indemnified Parties, each of whom will be a third party beneficiary of Section 6.6) and (ii) for the Financing Sources and their respective successors, legal representatives and permitted assigns (each of which will be a third party beneficiary with respect to their respective rights under this Section 9.4, Section 9.8 and Section 9.11). None of the Financing Sources will have any liability to the Company or its Affiliates relating to or arising out of this Agreement, the Financing or otherwise, whether at law, or equity, in contract, in tort or otherwise, and neither the Company nor any of its Affiliates will have any rights or claims against any of the Financing Sources hereunder or thereunder. In no event will the Company be entitled to seek the remedy of specific performance of this Agreement against the Financing Sources.

Section 9.5 Amendment. Subject to compliance with applicable Law, at any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects, whether before or after receipt of the Stockholder Vote by written agreement signed by each of the Parties; except that, after receipt of the Stockholder Vote, there may not be, without further approval of such stockholders, any amendment of this Agreement that changes the amount or the form of the consideration to be delivered under this Agreement to the holders of Shares, other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

Section 9.6 Extension; Waiver. At any time prior to the Effective Time, the Company (on behalf of itself and Merger Sub), by action taken or authorized by the Company Board and by the board of directors of BCHI, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other Party, (b) waive any inaccuracies in the representations and warranties contained in this Agreement, and (c) waive compliance with any of the agreements or conditions contained in this Agreement, except that, after any approval of the Transactions by the stockholders of the Company, there may not be, without further approval of such stockholders, any extension or waiver of this Agreement or any portion hereof that reduces the amount or changes the form of the consideration to be delivered to the holders of Shares under this Agreement, other than as contemplated by this Agreement. Any agreement on the part of a Party to any such extension or waiver will be valid only if set forth in a written instrument signed on behalf of such Party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Section 9.7 Governing Law. This Agreement will be governed and construed in accordance with the internal Laws of the State of Delaware, without regard to any applicable conflict of laws principles (whether of the State of Delaware or any other jurisdiction).

Section 9.8 Jurisdiction.

(a) Each of the Parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction and venue of the Chancery Court of the State of Delaware and, in the absence of such jurisdiction, the United States District Court for the District of Delaware, and, in the absence of such federal jurisdiction, the parties consent to be subject to the exclusive jurisdiction of any Delaware state court sitting in New Castle County (together, the “Chosen Courts”), in any action or proceeding arising out of or relating to this Agreement or the Transactions or for recognition or enforcement of any judgment relating thereto, and each of the Parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in the Chosen Courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Chosen Courts, and any appellate court hearing actions or proceedings therefrom, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in the Chosen Courts, and (iv) waives, to the fullest extent it may legally and effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding in the Chosen Courts. Each of the Parties agrees that a final judgment in any such action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(b) Notwithstanding the foregoing, each of the Parties agrees that it will not bring any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against the Financing Sources in any way relating to this Agreement or any of the Transactions, including but not limited to any dispute arising out of or relating in any way to the Financing Agreements or the performance thereof, in any forum other than the Supreme Court of the State of New York, Borough of Manhattan, or, if under applicable law, exclusive jurisdiction is vested in the federal courts of the State of New York (and appellate courts thereof). Each of the Parties agrees that a final judgment in any such action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(c) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE FINANCING AGREEMENTS OR THE PERFORMANCE THEREOF. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (iii) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.8(c).

Section 9.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned by any of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Parties and any attempt to do so will be null and void; except that each of BCHI, the Company and Merger Sub may assign its rights and obligations hereunder to the Financing Sources providing the Financing pursuant to the terms thereof to the extent necessary for purposes of creating a security interest herein or otherwise assigning as collateral in respect of such Financing, but no such assignment will release any assigning Party from its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective permitted successors and assigns.

Section 9.10 Specific Performance. The Parties agree that immediate, extensive and irreparable damage, for which monetary damages would not be an adequate remedy, would occur in the event that the Parties do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. Accordingly, the Parties acknowledge and agree that the Parties will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof (including the obligation of the Parties to consummate the Merger) in the Chosen Courts without proof of damages or otherwise, and that such explicit rights to specific enforcement are an integral part of the Transactions and, without such rights, neither the Company nor BCHI would have entered into this Agreement. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that the other Parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or in equity.

Section 9.11 Waivers. Any failure of any of the Parties to comply with any obligation, covenant, agreement or condition herein may be waived by the Party or Parties entitled to the benefits thereof, except in the case of any express waiver of Section 9.4, Section 9.8, Section 9.10, and this Section 9.11 which is, individually or in the aggregate, materially adverse to any Financing Source, which waiver will only be effective with respect to such Financing Source if such Financing Source has consented thereto or to the extent that the consent of such Financing Source is not required to be obtained under the applicable provisions of the Financing Agreements relating to waivers of this Agreement, only by a written instrument signed by the Party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Section 9.12 No Survival of Representations and Warranties. The representations and warranties of contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time.

Section 9.13 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable, such term, provision, covenant or restriction will be deemed to be modified to the extent necessary to render it valid, effective and enforceable, and the remainder of the terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect and will in no way be affected, impaired or invalidated.

Section 9.14 Non-Recourse. Except for any claim or cause of action arising under or related to any Support Agreement, any claim or cause of action based upon, arising out of, or related to this Agreement may only be brought against Persons that are expressly named as Parties, and then only with respect to the specific obligations set forth herein. Except for any liability or obligation arising under or related to any Support Agreement, no former, current or future direct or indirect equityholders, controlling Persons, stockholders, directors, officers, employees, members, managers, agents, trustees, Affiliates, general or limited partners or assignees of the Parties (except permitted assignees under Section 9.9) or of any former, current or future direct or indirect equityholder, controlling Person, stockholder, director, officer, employee, member, manager, agent, trustee, Affiliate, general or limited partner or assignee of any of the foregoing (collectively, but for the avoidance of doubt excluding the Parties) will have any liability or obligation for any of the representations, warranties, covenants, agreements, obligations or liabilities of any Party under this Agreement or for any Action based on, in respect of, or by reason of, the Transactions (including the breach, termination or failure to consummate any of the Transactions), in each case whether based on contract, tort or strict liability, by the enforcement of any assessment, by any legal or equitable Action, by virtue of any statute, regulation or applicable Law or otherwise and whether by or through attempted piercing of the corporate, limited liability company or partnership veil, by or through a claim by or on behalf of a Party hereto or another Person or otherwise.

Section 9.15 Definitions. For the purposes of this Agreement:

“Act” has the meaning set forth in Section 1.1(a).

“Action” has the meaning set forth in Section 3.8(a).

“Affiliate” means a Person that directly or indirectly, through one or more intermediaries, control, is controlled by, or is under common control with, the first-mentioned Person. For this purpose, “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock, by Contract or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“Alternative Acquisition Agreement” has the meaning set forth in Section 6.3(a)(i)(B).

“Alternative Financing” has the meaning set forth in Section 6.11(a).

“Alternative Proposal” means any proposal or offer made by a Person (other than BCHI, a BCHI Subsidiary or an Affiliate of BCHI or a BCHI Subsidiary) relating to (a) any direct or indirect acquisition or purchase, in a single transaction or a series of related transactions, of (i) 15% or more of the consolidated total assets of the Company and the Company Subsidiaries, taken as a whole, or (ii) 5% or more of the voting securities of the Company, (b) any tender offer or exchange offer that if consummated would result in any Person beneficially owning, directly or indirectly, 5% or more of any class of outstanding Equity Interests of the Company or any Company Subsidiary, (c) any merger, consolidation, exclusive license, business combination, joint venture, partnership, share exchange or other transaction involving the Company or any Company Subsidiary pursuant to which any Person or its holders of Equity Interests would beneficially own, directly or indirectly, 5% or more of any class of outstanding Equity Interests of the Company or any Company Subsidiary or the surviving entity resulting, directly or indirectly, from any such transaction or (d) concerning any recapitalization, liquidation, dissolution or any other similar transaction involving the Company or any Company Subsidiary, which represents, individually or in the aggregate, 15% or more of the Company’s consolidated assets, in each case, other than the Transactions.

“Antitrust Authorities” means the Antitrust Division of the United States Department of Justice, the United States Federal Trade Commission or the antitrust or competition law authorities of any other jurisdiction (whether United States, foreign or multinational).

“Antitrust Laws” has the meaning set forth in Section 3.4.

“Award Agreements” has the meaning set forth in Section 2.3(b).

“BCHI” has the meaning set forth in the Preamble.

“BCHI Approval” has the meaning set forth in Section 4.9(b).

“BCHI Benefit Plans” has the meaning set forth in Section 4.9(a).

“BCHI Bylaws” has the meaning set forth in Section 4.1(b).

“BCHI Capital Stock” has the meaning set forth in Section 4.2(a).

“BCHI Charter” has the meaning set forth in Section 4.1(b).

“BCHI Commonly Controlled Entity” has the meaning set forth in Section 4.9(d).

“BCHI Common Stock” means the common stock, par value $0.01 per share, of BCHI.

“BCHI Disclosure Letter” has the meaning set forth in the preamble to Article IV.

“BCHI Employees” has the meaning set forth in Section 6.5(a).

“BCHI Financial Statements” has the meaning set forth in Section 4.5(a).

“BCHI Intellectual Property” has the meaning set forth in Section 4.13(a).

“BCHI Interconnection Agreements” has the meaning set forth in Section 4.17.

“BCHI Leased Real Property” has the meaning set forth in Section 4.15.

“BCHI Licenses” has the meaning set forth in Section 4.16(a).

“BCHI Material Adverse Effect” means any change, event, effect, occurrence, state of facts or development that, individually or in the aggregate, (a) has had or would reasonably expected to have a material adverse effect on the business, results of operations, assets, liabilities or condition (financial or otherwise) of BCHI and the BCHI Subsidiaries, taken as a whole, (b) has a material adverse effect on the ability of BCHI to consummate the Transactions or (c) would prevent the consummation by BCHI of the Transactions by the Outside Date; provided, however, that in no event will any of the following (including the effect of any of the following) be taken into account in determining whether, with regard to clause (a) there has been or will be, a “BCHI Material Adverse Effect”: (i) changes, events, effects, occurrences, states of facts or developments generally affecting the United States or global economy or the financial, credit, debt, securities or other capital markets in the United States or any other jurisdiction, including changes in interest rates, (ii) changes in GAAP or the interpretation thereof or changes in Laws, the interpretation thereof or political, legislative or regulatory conditions (A) applicable to BCHI or the BCHI Subsidiaries or any of its or their respective properties or assets or (B) generally affecting the industries in which BCHI and the BCHI Subsidiaries operate, (iii) acts of war or terrorism (or the escalation of the foregoing) or natural or weather-related disasters or other force majeure events (including hurricanes, floods or earthquakes), and (iv) any failure to meet internal or published projections, forecasts or revenue or earnings predictions for any period, except that the underlying causes of such change or failure will not be excluded by this clause (iv), except, in the case of clauses (i), (ii) and (iii) to the extent disproportionately affecting BCHI and the BCHI Subsidiaries when compared to other Persons operating in the same industries.

“BCHI Material Contract” has the meaning set forth in Section 4.12(a).

“BCHI Network Facility Agreement” has the meaning set forth in Section 4.18(c).

“BCHI Owned Network Facilities” means Network Facilities that are owned by BCHI or any BCHI Subsidiary.

“BCHI Owned Real Property” has the meaning set forth in Section 4.15.

“BCHI Owned Intellectual Property” has the meaning set forth in Section 4.13(b)(ii).

“BCHI Pension Plans” has the meaning set forth in Section 4.9(a).

“BCHI Proprietary Software” means all Software owned or purported to be owned by BCHI or a BCHI Subsidiary.

“BCHI Registered Intellectual Property” means BCHI Intellectual Property owned or purported to be owned by BCHI or any BCHI Subsidiary that is registered or for which an application for registration has been submitted by BCHI or any BCHI Subsidiary.

“BCHI Subsidiary” means any direct or indirect Subsidiary of BCHI.

“BCHI Third-Party Network Facilities” means all of the Network Facilities of BCHI and its Subsidiaries that are not owned by BCHI or any of its Subsidiaries but are provided under lease, license, indefeasible rights of use of capacity or infrastructure or other BCHI Network Facility Agreement, including Right-of-Way Agreements, between BCHI or any BCHI Subsidiary, on the one hand, and a third party, on the other hand.

“BCHI Welfare Plans” has the meaning set forth in Section 4.9(a).

“BCI” has the meaning set forth in Section 4.5(a).

“Bona Fide Alternative Proposal” means an unsolicited written bona fide Alternative Proposal that was not received or obtained in violation of Section 6.3.

“Business Day” means a day other than a Saturday, a Sunday or another day on which commercial banking institutions in New York, New York are authorized or required by Law to be closed.

“CALEA” has the meaning set forth in Section 3.17(c).

“Canadian Authorities” has the meaning set forth in Section 4.16(a).

“Certificate of Merger” has the meaning set forth in Section 1.1(b).

“Certificates” has the meaning set forth in Section 1.1(d)(i).

“Change of Recommendation” has the meaning set forth in Section 6.3(b)(vi).

“Change of Recommendation Notice” has the meaning set forth in Section 6.3(d).

“Chosen Courts” has the meaning set forth in Section 9.8(a).

“Claim” has the meaning set forth in Section 6.6(a).

“Closing” has the meaning set forth in Section 1.4.

“Closing Date” has the meaning set forth in Section 1.4.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and as codified in Section 4980B of the Code and Section 601 et. seq. of ERISA.

“Code” means the Internal Revenue Code of 1986, as amended.

“Communications Act” has the meaning set forth in Section 3.17(c).

“Company” has the meaning set forth in the Preamble.

“Company Approval” has the meaning set forth in Section 3.10(b).

“Company Benefit Plans” has the meaning set forth in Section 3.10(a).

“Company Board” has the meaning set forth in the Recitals.

“Company Board Recommendation” has the meaning set forth in the Recitals.

“Company Bylaws” has the meaning set forth in Section 3.1(b).

“Company Capital Stock” has the meaning set forth in Section 3.2(a).

“Company Charter” has the meaning set forth in Section 3.1(b).

“Company Common Stock” means the common stock, par value $.01 per share, of the Company.

“Company Commonly Controlled Entity” has the meaning set forth in Section 3.10(d).

“Company Disclosure Letter” has the meaning set forth in the preamble to Article III.

“Company FCC Approval” has the meaning set forth in Section 3.4.

“Company Financial Statements” has the meaning set forth in Section 3.6(a).

“Company Intellectual Property” has the meaning set forth in Section 3.14(a).

“Company Interconnection Agreements” has the meaning set forth in Section 3.18.

“Company Leased Real Property” has the meaning set forth in Section 3.16.

“Company Licenses” has the meaning set forth in Section 3.17(a).

“Company Material Adverse Effect” means any change, event, effect, occurrence, state of facts or development that, individually or in the aggregate, (a) has had or would reasonably be expected to have a material adverse effect on the business, results of operations, assets, liabilities or condition (financial or otherwise) of the Company and the Company Subsidiaries, taken as a whole, (b) has a material adverse effect on the ability of the Company to consummate the Transactions or (c) would prevent the consummation by the Company of the Transactions by the Outside Date; provided, however, that in no event will any of the following (including the effect of any of the following) be taken into account in determining whether, with regard to clause (a), there has been or will be, a “Company Material Adverse Effect”: (i) changes, events, effects, occurrences, states of facts or developments generally affecting the United States or global economy or the financial, credit, debt, securities or other capital markets in the United States or any other jurisdiction, including changes in interest rates, (ii) changes in GAAP or the interpretation thereof or changes in Laws, the interpretation thereof or political, legislative or regulatory conditions (A) applicable to the Company or the Company Subsidiaries or any of its or their respective properties or assets or (B) generally affecting the industries in which the Company and the Company Subsidiaries operate, (iii) acts of war or terrorism (or the escalation of the foregoing) or natural or weather-related disasters or other force majeure events (including hurricanes, floods or earthquakes), and (iv) any failure to meet internal or published projections, forecasts or revenue or earnings predictions for any period, except that the underlying causes of such change or failure will not be excluded by this clause (iv), except, in the case of clauses (i), (ii) and (iii) to the extent disproportionately affecting the Company and the Company Subsidiaries when compared to other Persons operating in the same industries.

“Company Material Contract” has the meaning set forth in Section 3.13(a).

“Company Network Facility Agreement” has the meaning set forth in Section 3.19(c).

“Company Non-Solicit Parties” has the meaning set forth in Section 6.3(a)(i).

“Company Options” means each unexercised and unexpired option to purchase Company Capital Stock that is outstanding immediately prior to the Effective Time.

“Company Owned Intellectual Property” has the meaning set forth in Section 3.14(b)(ii).

“Company Owned Network Facilities” means Network Facilities that are owned by the Company or any Company Subsidiary.

“Company Owned Real Property” has the meaning set forth in Section 3.16.

“Company Pension Plans” has the meaning set forth in Section 3.10(a).

“Company Preferred Stock” means each share of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-4 Preferred Stock and Series B-2 Preferred Stock of the Company.

“Company Proprietary Software” means all Software owned by the Company or a Company Subsidiary.

“Company Registered Intellectual Property” means Company Intellectual Property owned or purported to be owned by the Company or any Company Subsidiary that is registered or for which an application for registration has been submitted by the Company or any Company Subsidiary.

“Company Reports” has the meaning set forth in Section 3.5(a).

“Company State Approvals” has the meaning set forth in Section 3.4.

“Company Subsidiary” means any direct or indirect Subsidiary of the Company, and will include Merger Sub.

“Company Third-Party Network Facilities” means all of the Network Facilities of the Company and its Subsidiaries that are not owned by the Company or any of its Subsidiaries but are provided under lease, license, indefeasible rights of use of capacity or infrastructure or other Company Network Facility Agreement, including Right-of-Way Agreements, between the Company or any Company Subsidiary, on the one hand, and a third party, on the other hand.

“Company Warrants” means each warrant to purchase Company Common Stock that is outstanding and unexercised as of the Effective Time.

“Company Welfare Plans” has the meaning set forth in Section 3.10(a).

“Confidentiality Agreement” has the meaning set forth in Section 6.4(b).

“Consumer/SMB Business” has the meaning set forth in Exhibit D.

“Contracts” means any contracts, agreements, arrangements, licenses (or sublicenses), notes, bonds, mortgages, indentures, commitments, leases (or subleases) or other instruments or obligations, whether written or oral.

“CPNI” has the meaning set forth in Section 3.17(c).

“CRA” means the Canada Revenue Agency.

“Cramming” has the meaning set forth in Section 3.17(d).

“CRTC” means the Canadian Radio-television and Telecommunications Commission.

“D&O Indemnified Parties” has the meaning set forth in Section 6.6(a).

“D&O Insurance” has the meaning set forth in Section 6.6(b).

“DGCL” means the Delaware General Corporation Law.

“Effective Time” has the meaning set forth in Section 1.1(b).

“Environment” means soil, soil vapor, surface water, groundwater, land, sediment, surface or subsurface structures or strata or ambient air.

“Environmental Law” means any Law regulating or relating to the protection of human health, safety (as it relates to Releases of Hazardous Substances), natural resources or the Environment, including, without limitation, laws relating to wetlands, pollution, contamination or the use, generation, management, handling, transport, treatment, disposal, storage, Release or threatened Release of Hazardous Substances.

“Equity Interest” means any share, capital stock, partnership, limited liability company, membership or similar interest in any Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Equity Compensation Plans” means the equity compensation plans and agreements of the Company and the Company Subsidiaries described in Section 9.15 of the Company Disclosure Letter.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FCC” means the Federal Communications Commission.

“FCC Approval” has the meaning set forth in Section 4.4.

“FCC Rules” has the meaning set forth in Section 3.17(c).

“Financing” has the meaning set forth in Section 6.11(a).

“Financing Agreements” has the meaning set forth in Section 6.11(a).

“Financing Source” means, in its capacity as such, any lender providing a binding commitment for the Financing pursuant to a Financing Agreement, or any Affiliates, employees, officers, directors, agents or advisors of any such lender.

“Fully-Diluted Company Share Total” means, as of immediately prior to the Effective Time, the number of shares of Company Common Stock issued and outstanding, plus the number of shares of Company Common Stock issued or issuable upon the conversion of the Company Preferred Stock and any other class or series of preferred stock of the Company outstanding as of immediately prior to the Effective Time, plus the number of shares of Company Common Stock issuable upon the exercise of all In-the-Money Company Warrants (as adjusted for stock splits and calculated using the treasury stock method). For the avoidance of doubt, all shares of Company Common Stock that are (a) issued after the date hereof pursuant to Section 5.2, or (b) issuable upon the conversion of Company Preferred Stock, any other class or series of preferred stock of the Company, or any other security or debt instrument, in each case, issued after the date hereof pursuant to Section 5.2, will be included in the Fully-Diluted Company Share Total, unless otherwise agreed by the Parties.

“Fusion Global” has the meaning set forth in Section 6.17.

“Fusion Global Arrangement” has the meaning set forth in Section 6.17.

“GAAP” means U.S. generally accepted accounting principles.

“GBCC” has the meaning set forth in Section 1.1(a).

“Governmental Entity” means any federal, state, provincial, territorial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court or tribunal, arbitration or mediation body or appointing authority, or self-regulatory organization.

“Hazardous Substances” means any substance that: (i) is or contains asbestos, urea formaldehyde insulation, polychlorinated biphenyls, petroleum, petroleum products or petroleum-derived substances or wastes, radon gas, microbial or microbiological contamination or related materials, (ii) requires investigation or remedial action pursuant to any Environmental Law or (iii) is defined, listed or identified as a “hazardous waste,” “hazardous substance,” “toxic substance” or words of similar import thereunder or (iv) is regulated under any Environmental Law.

“Holding LLC” has the meaning set forth in the Recitals.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Intellectual Property” means all of the following anywhere in the world and all legal rights, title or interest in, under or in respect of the following arising under Law, whether or not filed, perfected, registered or recorded and whether now or later existing, filed, issued or acquired, including all renewals: (a) all patents and applications for patents (including all invention disclosures) and all related reissues, reexaminations, divisions, renewals, extensions, provisionals, continuations and continuations in part, (b) all copyrights, copyright registrations and copyright applications, copyrightable works and all other corresponding rights, (c) all trade dress and trade names, logos, Internet addresses and domain names, trademarks and service marks and related registrations and applications, including any intent to use applications, supplemental registrations and any renewals or extensions, all other indicia of commercial source or origin and all goodwill associated with any of the foregoing, (d) all Software (including source and object code), firmware, development tools, proprietary languages, algorithms, files, records, technical drawings and related documentation, data and manuals and rights therein, (e) all inventions (whether patentable or unpatentable and whether or not reduced to practice), know how, technology, technical data, (f) trade secrets, confidential business information, financial, marketing and business data, pricing and cost information, business and marketing plans, advertising and promotional materials, customer, distributor, reseller and supplier lists and information, correspondence, records, and other documentation, and other proprietary information of every kind (collectively, if and to the extent proprietary, held as confidential and protectable as a “trade secret” under applicable Law, “Trade Secrets”), (g) all databases and data collections and all rights therein, (h) all other proprietary rights (including moral rights) and (i) all copies and tangible embodiments of any of the foregoing (in whatever form or medium).

“Interim BCHI Financial Statements” has the meaning set forth in Section 4.5(b).

“Interim Company Financial Statements” has the meaning set forth in Section 3.6(b).

“In-the-Money Company Warrants” means any Company Warrant that is outstanding and unexercised as of immediately prior to the Effective Time and has a per share exercise price that is less than the volume weighted average daily closing price of the Company Common Stock, as reported by NASDAQ (or any successor to such exchange), for the ten consecutive trading days ending on the Business Day preceding the Closing Date (as adjusted for stock splits); provided, that all Company Warrants issued after the execution of this Agreement will be deemed to be In-the-Money Company Warrants.

“IRS” means the Internal Revenue Service.

“ITA” means the Income Tax Act (Canada), as amended.

“knowledge of the Company” means the actual knowledge of Matthew D. Rosen, Gordon Hutchins, Jr., Michael R. Bauer, Russell P. Markman and James Prenetta, after reasonable investigation.

“knowledge of BCHI” means the actual knowledge of Gordon P. Williams, Vincent Oddo, Kevin Dotts, James O’Brien and Michelle Ansley, after reasonable investigation.

“Law” means any federal, state, provincial, territorial, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, order, writ, edict, decree, rule, regulation, judgment, ruling, policy, guideline or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.

“Liens” means any lien, mortgage, pledge, conditional or installment sale agreement, encumbrance, covenant, restriction, option, right of first refusal, easement, security interest, deed of trust, right-of-way, encroachment, community property interest or other claim or restriction of any nature, whether voluntarily incurred or arising by operation of Law.

“Marketing Period” means the first period of twenty (20) consecutive days (or such other period as may be mutually agreed upon by the Parties) throughout and on the last day of which (a) the Financing Sources will have received the Required Information, and (b) all conditions set forth in Section 7.1, Section 7.2 and Section 7.3 (other than those that by their nature will not be satisfied until the Effective Time) have been satisfied and nothing has occurred and no condition exists that would cause any of the conditions set forth in Section 7.1, Section 7.2 and Section 7.3 not to be satisfied assuming the Effective Time were to be scheduled for any time during such consecutive 20-day period (or such other period as may be mutually agreed upon by the Parties). Notwithstanding the foregoing, the “Marketing Period” will not commence and will be deemed not to have commenced if, on or prior to the completion of such consecutive 20-day period (or such other period as may be mutually agreed upon by the Parties), (i) the Company will have announced any intention to restate any financial statements or financial information included in the Required Information or that any such restatement is under consideration or may be a possibility, in which case the Marketing Period will be deemed not to commence unless and until such restatement has been completed and the applicable Required Information has been amended or the Company has announced that it has concluded that no restatement will be required, or (ii) the Company will have failed to file any report with the SEC when due, in which case the Marketing Period will be deemed not to commence unless and until all such reports have been filed.

“Maximum Premium” has the meaning set forth in Section 6.6(b).

“Merger” has the meaning set forth in the Recitals.

“Merger Consideration” has the meaning set forth in Section 1.1(d).

“Merger Sub” has the meaning set forth in the Preamble.

“NASDAQ” has the meaning set forth in Section 3.4.

“Negotiation Period” has the meaning set forth in Section 6.3(d).

“Network Facilities” means all material network facilities (including cables, wires, conduits, switches, and other equipment and facilities) and related material operating support systems, network operations centers, and land and buildings associated therewith.

“NOR” has the meaning set forth in Section 3.17(g).

“Offering Documents” has the meaning set forth in Section 6.11(b).

“Order” means any judgment, order, decision, writ, injunction, decree, stipulation, award, ruling, or other finding or agency requirement of a Governmental Entity, or arbitration award.

“Outside Date” means April 2, 2018, or if extended to a later date pursuant to and in accordance with Section 8.1(b)(ii), any such later date.

“Party” has the meaning set forth in the Preamble.

“Permits” means all licenses, franchises, permits, variances, Orders, approvals, certificates, authorizations, registrations and rights of or with all Governmental Entities.

“Permitted Lien” means (a) Liens in respect of any liabilities and obligations reflected in the financial statements of the Company and the Company Subsidiaries included in the Company Reports or the BCHI Financial Statements, (b) with respect to owned real property and leased real property, (i) defects, exceptions, restrictions, rights of way, easements, covenants, encroachments and other similar encumbrances or imperfections of title, none of which materially impair or interfere with the present users of such property, and (ii) zoning, entitlement, land use, environmental regulations, and building restrictions, none of which materially impair or interfere with the present uses of such property, (c) Liens for current Taxes not yet delinquent or being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP on the Company’s or BCHI’s, as applicable, financial statements, and (d) pledges or deposits in connection with workers’ compensation or unemployment insurance, (e) mechanics’, carriers’, workmen’s, repairmen’s or other like Liens that arise or are incurred in the ordinary course of business for amounts not yet due and payable and (f) any other Liens that, in the aggregate, do not materially impair the continued use and operation of the assets or properties to which they relate.

“Person” means any individual (in any capacity) or legal entity, including a Governmental Entity.

“Personal Data” means any data or information from, about, or related to an identified or identifiable individual that (i) alone or in combination with other data information could be used, directly or indirectly, to identify an individual or otherwise facilitate decisions regarding individuals, (ii) constitutes personal data or personal information under any applicable Law or any applicable privacy policy, including, individual’s combined first and last name, home address, telephone number, fax number, email address, Social Security number or other Government Entity-issued identifier (including state identification number, driver’s license number, or passport number), geolocation information of an individual or device, biometric data, medical or health information, credit card or other financial information (including bank account information), cookie identifiers associated with registration information, or any other browser- or device-specific number or identifier not controllable by the end user, and web or mobile browsing or usage information that is linked to the foregoing.

“Proxy Statement” has the meaning set forth in Section 3.4.

“Principal Company Stockholders” means Marvin S. Rosen, Matthew D. Rosen, Philip D. Turits, Michael J. Del Giudice, Jack Rosen, Larry Blum, Paul C. O’Brien and William Rubin.

“PSC Rules” has the meaning set forth in Section 3.17(c).

“Refinancing” means (i) the repayment in full and termination of (x) the principal debt facilities of the Company and BCHI, (y) the subordinated notes of BCHI, dated October 28, 2016, in favor of Holcombe T. Green, Jr., R. Kirby Godsey and the Holcombe T. Green, Jr. 2013 Five-Year Annuity Trust, and (z) the subordinated note of the Company, dated November 14, 2016, in favor of Marvin S. Rosen, in each case, with the proceeds of the Financing and (ii) the release and termination of any and all security interests and liens in connection with any of the foregoing.

“Registration Rights Agreement” has the meaning set forth in Section 1.5.

“Release” means any releasing, disposing, discharging, injecting, spilling, leaking, leaching, pumping, dumping, emitting, emptying, seeping, dispersal, migration, transporting, placing and the like, including, without limitation, the moving of any materials through, into or upon, any land, soil, surface water, groundwater or air, or otherwise entering into the indoor or outdoor environment.

“Representatives” means any officer, director, employee, investment bank, accountant, attorney or other advisor or representative of a Person.

“Required Information” means all customary financial and other information regarding BCHI, the Company and their respective Subsidiaries as may be reasonably requested by a Party or a Financing Source in connection with the Financing, including financial statements prepared in accordance with GAAP, financial information necessary for the preparation of pro forma financial statements customary for debt offerings under Rule 144A under the Securities Act, projections, audit reports, a draft of a customary comfort letter (including “negative assurance comfort”) with respect to such financial information by auditors of the Company which such auditors are prepared to issue upon completion of customary procedures letter.

“Reverse Split” has the meaning set forth in Section 6.7.

“Right-of-Way Agreement” means a right-of-way agreement, license agreement or other agreement permitting or requiring a Person to lay, build, operate, maintain or place cable, wires, conduits or other equipment and facilities over land, underwater or underground.

“Sales Taxes” means the goods and services tax and the harmonized sales tax imposed under Part IX of the Excise Tax Act (Canada), the Quebec sales tax imposed under An Act Respecting the Quebec Sales Tax and the provincial sales tax imposed under the Provincial Sales Tax Act (British Columbia), the Provincial Sales Tax Act (Saskatchewan) and the Retail Sales Tax Act (Manitoba).

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Separation Agreements” has the meaning set forth in Section 6.16.

“Share” has the meaning set forth in Section 1.1(d)(i).

“Slamming” has the meaning set forth in Section 3.17(d).

“Software” means any computer software program, together with any error corrections, updates, modifications, or enhancements thereto, in both machine-readable form and human readable form, including all comments and any procedural code.

“SOX” means the Sarbanes-Oxley Act of 2002.

“Spinco” has the meaning set forth in Exhibit D.

“State Approvals” has the meaning set forth in Section 4.4.

“State PSCs” has the meaning set forth in Section 3.17(a).

“State Telecommunications Laws” has the meaning set forth in Section 3.17(c).

“Stockholder Approval” has the meaning set forth in Section 3.3(a).

“Stockholders’ Agreement” has the meaning set forth in Section 1.4.

“Stockholders Meeting” has the meaning set forth in Section 6.2(e).

“Subscription Agreements” has the meaning set forth in the Recitals.

“Subsidiary” means, with respect to a Person, another Person in which such first Person owns, directly or indirectly, (a) any amount of the voting securities, other voting rights or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body or (b) a majority of the Equity Interests of such other Person.

“Superior Proposal” means a Bona Fide Alternative Proposal that the Company Board has determined in good faith, after consultation with its outside financial and legal advisors (taking into account the various legal, financial, regulatory and other aspects of such Bona Fide Alternative Proposal, including the financing terms thereof, the nature of the consideration offered, the expected timing and risk and likelihood of consummation), (a) is reasonably likely to be consummated in accordance with its terms and (b) if consummated, would result in a transaction more favorable to each of the stockholders of the Company from a financial point of view than the Transactions (after taking into account any revisions to the terms of the Transactions proposed by BCHI, whether pursuant to Section 6.3(d) or otherwise); provided, however, that for purposes of the definition of “Superior Proposal,” the references to “20% or more” in the definition of Alternative Proposal will be deemed to be references to “more than 95%.”

“Support Agreements” has the meaning set forth in the Recitals.

“Surviving Company” has the meaning set forth in Section 1.1(a).

“Takeover Laws” means any state takeover Law or other state Law that purports to limit or restrict business combinations or the ability to acquire or vote Company Common Stock, including any “business combination,” “control share acquisition,” “fair price,” “moratorium” or other similar anti-takeover Law.

“Tax” or “Taxes” means any (a) federal, state, local and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, estimated, capital, sales, transfer, use, value added, payroll, employment, unemployment, workers’ compensation, severance, withholding, duties, intangibles, franchise, backup withholding and other taxes of any kind, charges, levies or like assessments, including escheat, together with all penalties, and additions and interest thereto, whether disputed or not, and whether liability is imposed directly or by virtue of an obligation to indemnify or otherwise assume or succeed to the Taxes of another Person and (b) liability for the payment of any amounts of the type described in clause (a) of this sentence as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group for any taxable period.

“Tax Return” includes all returns, reports, claims for refund and forms (including elections, designations, attachments, declarations, disclosures, schedules, estimates, information returns and TD Form 90-22.1, and its successor form FinCEN Form 114) relating to Taxes, including any amendment thereof and any document with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such return, report, document or declaration.

“Telecommunications Act” has the meaning set forth in Section 3.18.

“Trade Secrets” has the meaning set forth in the definition of Intellectual Property.

“Transaction Litigation” has the meaning set forth in Section 6.12.

“Transactions” means the Merger, the matters described in Section 1.2 and the other transactions contemplated by this Agreement.

“Treasury Regulations” means the regulations promulgated under the Code by the U.S. Department of the Treasury.

“UNEs” has the meaning set forth in Section 3.18.

“USF Programs” has the meaning set forth in Section 3.17(c).

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

By: /s/ Gordon Hutchins, Jr.
      Name: Gordon Hutchins, Jr.
      Title: President and Chief Operating Officer

FUSION BCHI ACQUISITION LLC

By: /s/ Gordon Hutchins, Jr.
      Name: Gordon Hutchins, Jr.
      Title: Manager

BIRCH COMMUNICATIONS HOLDINGS, INC.

By: /s/ Gordon P. Williams, Jr.
      Name: Gordon P. Williams, Jr.
      Title: Senior Vice President and General Counsel

Exhibit B

STOCKHOLDERS’ AGREEMENT

This STOCKHOLDERS’ AGREEMENT (this “Agreement”) is entered into as of [●], 2017 among Fusion Telecommunications International, Inc., a Delaware corporation (the “Company”), BCHI Holdings, LLC, a Georgia limited liability company (“Holding LLC”), the other Persons set forth on Schedule I hereto (the “Initial FTI Stockholders”) and each Person that becomes a party to this Agreement by delivering to the Company and Holding LLC a duly executed joinder to this Agreement in the form attached hereto as Exhibit A hereto or such other form approved by Holding LLC and the Company (together, with the Initial FTI Stockholders, the “FTI Stockholders” and each an “FTI Stockholder).

RECITALS

A.
This Agreement is being entered into in connection with the consummation of the transactions contemplated by the Merger Agreement, dated as of August 26, 2017 (as amended or modified from time to time, the “Merger Agreement”), by and among the Company, Birch Communications Holdings, Inc., a Georgia corporation, and Fusion BCHI Acquisition LLC, a Delaware limited liability company.

B.
After giving effect to the transactions contemplated by the Merger Agreement, Holding LLC and the Initial FTI Stockholders own the equity securities of the Company in the respective amounts indicated on Schedule I hereto.

C.
Holding LLC, the FTI Stockholders and the Company wish to set forth certain agreements regarding the relationships among them and the governance of the Company.

In consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the Company and each Stockholder agree as follows:

 ARTICLE I
DEFINITIONS

    Certain Defined Terms. As used herein, the following terms shall have the following meanings:

“Affiliate” means (i) with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person, (ii) with respect to Holding LLC, any member of Holding LLC or any trust therefor, and (iii) with respect to any natural person, any spouse or lineal descendant of such person, and in each case, any trust therefor.

“Agreement” has the meaning set forth in the preamble.

“beneficial owner” or “beneficially own” has the meaning given such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of Common Stock or other Equity Securities of the Company shall be calculated in accordance with the provisions of such rule. For the avoidance of doubt, no Person shall be deemed to beneficially own any security solely as a result of such Person’s execution of this Agreement.

“Board” means the Board of Directors of the Company.

“Business Day” means any day that is not a Saturday, Sunday or other day on which banks are required or authorized by law to be closed in New York City.

“Bylaws” means the Bylaws of the Company, as in effect on the date hereof and as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Cause” shall mean the occurrence of any of the following:

(A) any action or omission by the applicable Director that constitutes (1) a criminal act committed in connection with or related to the activities of the Company or (2) fraud, willful misconduct or gross negligence in the performance of such Director’s duties as a director of the Company or otherwise relating to the activities of the Company;

(B) the conviction of the applicable Director of any criminal offense unrelated to the activities of the Company that constitutes a felony or for which a term of imprisonment of any duration is imposed (other than an offense under any road traffic legislation, not accompanied by any other criminal offense that constitutes a felony);

(C) a breach by the applicable Director of a material securities law or regulation or a material rule of any securities exchange of the Securities and Exchange Commission; or

(D) if such Director also is a party to a consulting, services, severance or employment agreement with the Company and such term is defined therein, the meaning as set forth in such agreement.

“Charter” means the Certificate of Incorporation of the Company, as in effect on the date hereof and as the same may be amended, supplemented or otherwise modified from time to time.

“Closing” means the closing of the Transaction as defined in and as contemplated by the Merger Agreement.

“Common Stock” means the common stock, par value $.01 per share, of the Company, and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

“Communications Act” means the Communications Act of 1934.

“Company” has the meaning set forth in the preamble.

“Control” (including the terms “controlling”, “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“Covered Claims” has the meaning set forth in Section 4.16(a).

“Director” means any member of the Board.

“Equity Securities” means any and all shares of Common Stock or other equity securities of the Company, securities of the Company convertible into, or exchangeable or exercisable for (whether presently convertible, exchangeable or exercisable or not), such shares, and options, warrants or other rights (whether presently convertible, exchangeable or exercisable or not) to acquire such shares of Common Stock or other equity securities of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FCC Regulations” means the rules, regulations, published decisions, published orders and policies promulgated by the Federal Communications Commission and in effect from time to time.

“FTI Director” means, as of any date, each Person who is a director of the Company on such date and who was designated as a director nominee in accordance with the provisions of Section 2.1(b)(ii) and elected to the Board at an annual or special meeting of the stockholders of the Company.

“FTI Stockholders” has the meaning set forth in the preamble.

“FTI Nominating Committee” means, as of any date on which an action or decision of the FTI Nominating Committee is required or permitted to be taken pursuant to this Agreement, the FTI Directors serving on the Board on such date.

“Group” has the meaning set forth in Section 13(d)(3) of the Exchange Act.

“Holding LLC” has the meaning set forth in the preamble.

“Information” means all confidential information about the Company or any of its Subsidiaries that is or has been furnished to any Stockholder or any of its Representatives by or on behalf of the Company or any of its Subsidiaries, or any of their respective Representatives (whether written or oral or in electronic or other form and whether prepared by the Company or any of its Subsidiaries or their respective Representatives), together with that portion of all written or electronically stored documentation prepared by such Stockholder or its Representatives based on or reflecting, in whole or in part, such information; provided, however, that the term “Information” shall not include any information that (i) is or becomes generally available to the public through no action or omission by such Stockholder or its Representatives in violation of this Agreement, (ii) is or becomes available to such Stockholder on a non-confidential basis from a source, other than the Company or any of its Subsidiaries, or any of their respective Representatives, that, to such Stockholder’s knowledge, after reasonable inquiry, is not prohibited from disclosing to such Stockholder by a contractual, legal or fiduciary obligation or (iii) is independently developed by a Stockholder or its Representatives or Affiliates without use of any Information.

“Initial FTI Stockholders” has the meaning set forth in the preamble.

“Law” means the law of any jurisdiction, whether international, multilateral, multinational, national, federal, state, provincial, local or common law, or an order, act, statute, ordinance, regulation, rule, extension order or code promulgated by a governmental authority (including any department, court, agency or official, or non-governmental self-regulatory organization, agency or authority and any political subdivision or instrumentality thereof).

“Merger Agreement” has the meaning provided in the first recital.

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof or any Group comprised of two or more of the foregoing.

“Representatives” means with respect to any Person, any of such Person’s, or its Affiliates’, directors, officers, employees, general partners, Affiliates, direct or indirect shareholders, members or limited partners, attorneys, accountants, financial and other advisers, and other agents and representatives, including, in the case of any Stockholder, any designee nominated for election to the Board or a committee thereof by such Stockholder.

“Sale of the Company” means, in any one or more related transactions, a merger (other than a merger solely for the purpose of forming a holding company with no change in indirect ownership or to effect a change in the Company’s state of incorporation), business combination or sale of all or substantially all of the Company’s assets, in each case, as a result of which the Directors immediately prior to such transaction do not represent a majority of the Board immediately following the consummation of such transaction (or series of transactions), or the stockholders of the Company immediately prior to such transaction do not, immediately following the consummation of such transaction (or series of transactions), continue to own equity securities representing more than 50% of the vote and of the equity of the Company, of the ultimate controlling Person (in the case of a merger or business combination) or Person succeeding to ownership of all or substantially all of the Company’s assets (in the case of a sale of assets).

“Secondary Indemnitors” has the meaning assigned to such term in Section 4.16.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Specified Indemnitee” has the meaning set forth in Section 4.16.

“Stockholder” means each of Holding LLC and the FTI Stockholders.

“Subsidiary” means, with respect to any Person, (i) any corporation of which a majority of the securities entitled to vote generally in the election of directors thereof, at the time as of which any determination is being made, or a majority of the economic interests in such Person’s equity, are owned by such Person, either directly or indirectly, and (ii) any joint venture, general or limited partnership, limited liability company or other legal entity in which such Person is the record or beneficial owner, directly or indirectly, of a majority of the voting or equity interests or of which such Person is the general partner or managing member.

 “Transfer” means, directly or indirectly, to sell, transfer, assign, hypothecate or similarly dispose of (by merger, operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to, the sale, transfer, assignment, hypothecation or similar disposition of (by merger, operation of law or otherwise), any shares of Equity Securities beneficially owned by a Person.

“Transferee” means any Person to whom any Stockholder or any transferee thereof Transfers Equity Securities in accordance with the terms hereof.

“Voting Securities” means at any time the then-issued and outstanding Common Stock and any other securities of the Company of any kind or class having power generally to vote for the election of Directors.

    Other Definitional Provisions. Unless otherwise expressly provided, for the purposes of this Agreement, the following rules of interpretation shall apply:

(a) When a reference is made in this Agreement to an article or a section, paragraph, exhibit or schedule, such reference will be to an article or a section, paragraph, exhibit or schedule hereof unless otherwise clearly indicated to the contrary.

(b) Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.”

(c) The words “hereof,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

(d) The meaning assigned to each term defined herein will be equally applicable to both the singular and the plural forms of such term, and words denoting any gender will include all genders. Where a word or phrase is defined herein, each of its other grammatical forms will have a corresponding meaning.

(e) A reference to any period of days will be deemed to be to the relevant number of calendar days, unless otherwise specified.

(f) The word “dollars” and symbol “$” mean U.S. dollars.

(g) References herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and assigns.

(h) The word “or” shall be disjunctive but not exclusive.

(i) The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any provisions hereof.

(j) Any statute or rule defined or referred to herein or in any agreement or instrument that is referred to herein means such statute or rule as from time to time amended, modified or supplemented, including by succession of comparable successor statutes or rules and references to all attachments thereto and instruments incorporated therein.

ARTICLE II
CORPORATE GOVERNANCE

    Board of Directors Matters.

(a) Board Size and Composition. Effective as of the Closing, in accordance with Section [●] of the Bylaws, the size of the Board has been fixed at nine Directors.

(b) Nomination of Directors. Subject to Section 2.1(e), each Stockholder agrees with the Company that it shall: (i) appear in person or by proxy at each annual meeting or special meeting of the stockholders of the Company at which Directors are to be elected for the purposes of obtaining a quorum; (ii) at each such stockholders’ meeting, vote, in person or by proxy, all of the Voting Securities owned by it on the date of such meeting in favor of election of the following designees nominated for election to the Board pursuant to this Section 2.1(b) and in accordance with the Bylaws and the nomination procedures of the Company; and (iii) in any action by written consent of the holders of Voting Securities for the purpose of electing Directors, consent to election of the following designees nominated for election to the Board pursuant to this Section 2.1(b) and in accordance with the Bylaws and the nomination procedures of the Company:

(i) four (4) Persons (at least one (1) of whom shall be an independent director within the meaning of the NASDAQ listing standards) designated as nominees for election to the Board by Holding LLC;

(ii) four (4) Persons (at least one (1) of whom shall be an independent director within the meaning of the NASDAQ listing standards) designated as nominees for election to the Board by the FTI Nominating Committee; and

(iii) one (1) Person designated as a nominee for election to the Board (who shall be an independent director within the meaning of the NASDAQ listing standards) by Holding LLC with the prior written approval (not to be unreasonably withheld, conditioned or delayed) of the FTI Nominating Committee.

In the event that either Holding LLC or the FTI Nominating Committee fails to designate any nominee that it is entitled to designate pursuant to this Section 2.1(b), then the Company will provide written notice of such failure to Holding LLC or the FTI Nominating Committee, as applicable. If such failure is not cured within ten (10) Business Days following the transmission of such notice by the Company, then the Board will be entitled to designate a nominee for such position. The rights of each of Holdings LLC and the FTI Nominating Committee to designate nominees for election to the Board as set forth in this Section 2.1(b) are personal to each of Holdings LLC and the FTI Nominating Committee and may not be exercised by any Transferee, except that in the event Holding LLC no longer holds any Common Stock but its Affiliates continue to hold Common Stock Transferred by Holding LLC to such Affiliates (whether directly or by Transfers through other Affiliates of Holding LLC), and such rights have not been terminated pursuant to Section 2.1(e), the rights of Holdings LLC to designate nominees pursuant to this Section 2.1(b) may be exercised by the Affiliates of Holding LLC to which such Common Stock was Transferred.

(c) Chairman and Vice Chairman of the Board. Matthew D. Rosen will be the initial Chairman of the Board and Holcombe T. Green, Jr. will be the initial Vice Chairman of the Board.

(d) Removal and Replacement; Vacancies.

(i) In the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal of any Director nominated for election to the Board pursuant to Section 2.1(b), the Company, by action of the remaining Directors, shall, and the Stockholders agree with the Company to use their reasonable best efforts to cause the remaining Directors to, fill the vacancy created thereby with a replacement nominee designated by the entity (i.e., either Holding LLC or the FTI Nominating Committee) that had designated such Director for nomination pursuant to Section 2.1(b) as promptly as practicable. If such vacant position had been held by a Person nominated under Section 2.1(b)(iii), then the nomination of the replacement nominee shall be subject to the prior written approval of the FTI Nominating Committee, in accordance with Section 2.1(b)(iii).

(ii) In the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal of any Director nominated for election to the Board pursuant to Section 2.1(b) and the remaining Directors have not caused the vacancy created thereby to be filled pursuant to Section 2.1(d)(i) by a new designee of the appropriate Person promptly after both Holding LLC and the FTI Nominating Committee have been notified of such vacancy, then in such case the Company shall take all such actions as and when requested by whichever of Holding LLC or the FTI Nominating Committee is entitled, pursuant to Section 2.1(b) to designate a Person to fill such vacancy (the “Designating Stockholder”), and each other Stockholder hereby agrees with the Company to vote, or act by written consent with respect to, all Voting Securities beneficially owned by it on the date of the relevant vote or action to act to fill the vacancy with a Person designated as a replacement by the Designating Stockholder in accordance with Section 2.1(b). Upon the written request of any Person having rights under Section 2.1(b), each other Stockholder agrees with the Company to vote, or act by written consent with respect to, all Voting Securities beneficially owned by it on the date of the relevant action to, remove any Director nominated by such Person for election to the Board pursuant to Section 2.1(b) and to elect any replacement Director designated for nomination by such Person pursuant to this Section 2.1(d).

(iii) Subject to Section 2.1(e), unless otherwise requested in writing by the Person entitled to nominate such Person for election to the Board under Section 2.1(b), no other Stockholder shall take any action to cause the removal of any Directors nominated by such Person for election to the Board pursuant to Section 2.1(b); provided, that any Director may be removed by the Board for Cause and, in such case, the resulting vacancy will be filled with a Person designated as a replacement by the Designating Stockholder in accordance with Section 2.1(b) .

(iv) Any vacancy on the Board that results from the termination of rights of nomination pursuant to Section 2.1(e) may be filled by action of a majority of the Board, in accordance with the Bylaws and applicable nomination procedures of the Company.

(e) Termination of Rights of Nomination.

(i) Upon such time as Holding LLC and its Affiliates cease to beneficially own, collectively, at least 20% of the number of shares of Common Stock they collectively beneficially own immediately following the Closing, Holding LLC shall cease to have the right to designate any nominee for election to the Board pursuant to Section 2.1(b).

(ii) Unless otherwise mutually agreed by Holding LLC and the FTI Nominating Committee, upon such time as the aggregate number of issued and outstanding shares of Common Stock beneficially owned by Marvin Rosen and Matt Rosen is less than that number of shares of Common Stock equal to 1.5% of the then issued and outstanding shares of Common Stock, the FTI Nominating Committee shall cease to have the right to designate any nominee for election to the Board pursuant to Section 2.1(b).

    Company Cooperation. The Company shall take such action as may be required under applicable Law, the Charter and the Bylaws (subject to such vote of the Board as may be required) (a) to cause the Board to consist of the number of Directors specified in Section 2.1(a) and (b) to cause one of the Directors to be appointed and serve as the Chairman of the Board and another of the Directors to be appointed and serve as the Vice Chairman of the Board in accordance with Section 2.1(c). The Company agrees to include in the slate of nominees to be voted upon by stockholders of the Company the Persons designated for nomination to the Board in accordance with Section 2.1(b). The Company agrees that no modification or amendment of the Charter or the Bylaws that is inconsistent with the provisions of this Agreement shall be effective without the approval of Holding LLC and the FTI Nominating Committee.

  FTI Nominating Committee. The FTI Nominating Committee will only take such actions under this Agreement as authorized in writing (email being sufficient), including the nomination of individuals for election to the Board by the FTI Nominating Committee pursuant to Section 2.1(b)(ii), by a majority of the FTI Nominating Committee.

    FTI Stockholders. Notwithstanding anything to the contrary herein, at such time as any Person shall cease to serve as an FTI Director for any reason, such Person shall no longer be an FTI Stockholder within the meaning of this Agreement and the rights and obligations of such Person under this Agreement shall terminate at such time. At such time as any Person shall be elected as an FTI Director such Person shall become an FTI Stockholder within the meaning of this Agreement but only upon execution and delivery, to the Company and Holding LLC, of a duly executed joinder to this Agreement in the form attached hereto as Exhibit A hereto or such other form approved by Holding LLC and the Company.

    Affiliate Transactions. Except for such transactions as are contemplated by agreements to which the Company is a party on the date hereof or to be entered into on the date hereof, any transaction between the Company or any Subsidiary of the Company, on the one hand, and a Stockholder or any Affiliate of such Stockholder, on the other, shall require the approval of a majority of the disinterested members of the Board.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

    Representations and Warranties of the Company. The Company represents and warrants to each Stockholder as follows:

(a) the Company has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder, and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity; and

(b) the execution and delivery of this Agreement by the Company, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby will not violate, conflict with or result in a breach, or constitute a default (with or without notice or lapse of time or both) under any provision of the Charter or Bylaws.

    Representations and Warranties of the Stockholders. Each Stockholder, severally and not jointly, represents and warrants, solely with respect to itself, to each other Stockholder and to the Company as follows:

(c) such Stockholder has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder, and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by such Stockholder and constitutes a valid and binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms, except to the extent that the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity; and

(d) the execution and delivery of this Agreement by such Stockholder, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby will not violate, conflict with or result in a breach, or constitute a default (with or without notice or lapse of time or both) under any provision of its charter, bylaws or other similar organizational documents.

ARTICLE IV
MISCELLANEOUS

    Not A “Group”. The Stockholders and the Company acknowledge that the arrangements contemplated by this Agreement are not intended to constitute the formation of a Group. Each Stockholder agrees that, for purposes of determining beneficial ownership of such Stockholder, it shall disclaim any beneficial ownership by virtue of this Agreement of the Company’s securities owned by the other Stockholders, and the Company agrees to recognize such disclaimer in its Exchange Act and Securities Act reports.

    Termination. This Agreement shall terminate upon the earliest of (a) a Sale of the Company or (b) the date on which the rights of Holding LLC or the FTI Nominating Committee pursuant to Section 2.1(b) to nominate individuals for election to the Board have terminated in accordance with the terms of Section 2.1(e); provided, however, that, notwithstanding anything in this Section 4.2 to the contrary, the rights and obligations of any particular Stockholder (other than an FTI Stockholder) under this Agreement shall terminate on the date on which such Stockholder no longer beneficially owns any Equity Securities; provided, further, that, notwithstanding anything in this Section 4.2 to the contrary, the termination of the rights and obligations of any Person who ceases to serve as an FTI Director for any reason shall be governed by Section 2.4.

    Confidentiality. Each Stockholder agrees with the Company to, and agrees with the Company to use commercially reasonable efforts to cause its Representatives to, keep confidential and not divulge any Information; provided, however, that nothing herein shall prevent any Stockholder from disclosing such Information (a) upon the order of any court or administrative agency, (b) upon the request or demand of any regulatory agency or authority having jurisdiction over such Stockholder or Representative, (c) to the extent required by Law or legal process or required or requested pursuant to subpoena, interrogatories or other discovery requests, (d) to the extent necessary in connection with the exercise of any remedy hereunder, (e) to other Stockholders, or (f) to such Stockholder’s Representatives that in the reasonable judgment of such Stockholder need to know such Information; provided, further, that, in the case of clause (a), (b) or (c), such Stockholder shall notify the Company of the proposed disclosure as far in advance of such disclosure as reasonably practicable and, if requested by the Company, use commercially reasonable efforts (but at the sole expense of the Company) to ensure that any Information so disclosed is accorded confidential treatment, when and to the extent available.

    Amendments and Waivers. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective without the approval of the Company, Holding LLC and the FTI Nominating Committee; provided, however, that (a) this Agreement may not be amended, modified or waived in any manner adversely affecting the rights or obligations of any Stockholder without the prior written consent of such Stockholder, (b) no amendment, modification or waiver to Section 2.1 (directly or by amendment of the definitions used therein) shall adversely affect the rights of Holding LLC or the FTI Nominating Committee to designate nominee(s) for election to the Board in accordance with this Agreement without the consent of Holding LLC or the FTI Nominating Committee, as the case may be, (c) amendment, modification or waiver of this Section 4.4 shall require the prior written consent of each Stockholder, and (d) any Stockholder may terminate or waive (in writing) the benefit of any provision of this Agreement with respect to itself for any purpose.

    Successors, Assigns and Transferees. Except as expressly set forth herein, this Agreement shall bind and inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

    Notices. All notices and other communications to be given to any party hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered by hand, courier or overnight delivery service, or when received in the form of an email or other electronic transmission (receipt confirmation requested), and shall be directed to the address set forth below (or at such other address or email address as such party shall designate by like notice):

if to the Company, to:

Fusion Telecommunications International, Inc.
420 Lexington Avenue, Suite 1718
New York, New York 10170
Attention: James P. Prenetta, Jr. Executive Vice President and General Counsel
Email: jprenetta@fusionconnect.com

if to any Stockholder, to the address of such Stockholder as shown in Schedule I hereto.

    Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

    Entire Agreement; Third Party Beneficiaries. Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, that they may have related to the subject matter hereof in any way. This Agreement is not intended to confer in or on behalf of any Person not a party to this Agreement any rights, benefits, causes of action or remedies with respect to the subject matter or any provision thereof.

    Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by Law, or otherwise afforded to any party, shall be cumulative and not alternative.

    Governing Law. This Agreement will be governed by and construed in accordance with the Laws of the State of Delaware applicable to contracts made and to be performed within the State of Delaware, without giving effect to conflicts of law rules that would require or permit the application of the Laws of another jurisdiction.

    Specific Performance; Jurisdiction.

(a) The parties agree that irreparable damage would occur for which money damages would not suffice in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that the parties would not have any adequate remedy at law. It is accordingly agreed that any non-breaching party shall be entitled to seek an injunction, temporary restraining order or other equitable relief exclusively in the Delaware Court of Chancery enjoining any such breach and enforcing specifically the terms and provisions hereof, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware or another court sitting in the state of Delaware. Each party agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such party under this Agreement. The provisions of this Section 4.11(a) are in addition to any other remedy to which any party is entitled at law, in equity or otherwise.

(b) Each of the parties hereto irrevocably agrees that any legal action or proceeding in connection with or with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns shall be brought and determined exclusively in the Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware or another court sitting in the state of Delaware. The parties hereto further agree that any dispute between the parties regarding the approval by the FTI Nominating Committee of any Person designated by Holding LLC pursuant to Section 2.1(b)(iii) will be submitted to the Delaware Court of Chancery with a request to rule on an expedited basis. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action in connection with or relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding in connection with or with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve in accordance with this Section 4.11, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable Law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(c) Each of the parties hereto irrevocably consents to the service of any summons and complaint and any other process in any other action in connection with or relating to this Agreement, on behalf of itself or its property, by the personal delivery of copies of such process to such party or by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 4.6. Nothing in this Section 4.11 shall affect the right of any party hereto to serve legal process in any other manner permitted by Law.

    Waiver of Jury Trial. Each party hereby waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each party (i) certifies and acknowledges that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, and (ii) acknowledges that it understands and has considered the implications of this waiver and makes this waiver voluntarily, and that it and the other parties have been induced to enter into the Agreement by, among other things, the mutual waivers and certifications in this Section 4.12.

    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

    Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

    Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which shall constitute one and the same instrument. Signatures provided by electronic transmission in “pdf” or equivalent format will be deemed to be original signatures.

    Certain Indemnification Matters. The Company hereby acknowledges that an Indemnitee (as defined in the Charter) who is an officer, director, partner, member, manager, employee, managing director or Affiliate of, or a Director nominee pursuant to Section 2.1 of, a Stockholder (each such Indemnitee, a “Specified Indemnitee”) may have certain rights to indemnification, advancement of expenses and/or insurance pursuant to charter documents, constitutive agreements or other agreements with such Stockholder or Affiliates of such Stockholder or other Person (other than the Company and its Affiliates) of which such Specified Indemnitee is an officer, director, partner, member, manager, employee, managing director or Affiliate (collectively, the “Secondary Indemnitors”). In furtherance of the foregoing, the Company hereby covenants and agrees as follows:

(d) The Company shall be the indemnitor of first resort for any claims or proceedings (collectively, “Covered Claims”) for which any Specified Indemnitee is entitled, under the Charter or otherwise, to indemnification by the Company (i.e., the Company’s obligations to each such Specified Indemnitee with respect to any Covered Claim are primary and any obligations of any Secondary Indemnitor to advance expenses or to provide indemnification for the same expenses or liabilities incurred by any such Specified Indemnitee with respect Covered Claims are secondary).

(e) Subject to Sections 1 and 2 of Article IX of the Charter, the Company shall pay the expenses (including attorneys’ fees and expenses) incurred by any Specified Indemnitee in defending any Covered Claim in advance of such Covered Claim’s final disposition, without regard to any rights any such Specified Indemnitee may have against any Secondary Indemnitor.

(f) The Company hereby irrevocably waives, relinquishes and releases each Secondary Indemnitor from any and all claims against such Secondary Indemnitor for contribution, subrogation or any other recovery of any kind in respect of any Covered Claim.

The Company further agrees that no advancement or payment by any Secondary Indemnitor on behalf of any such Specified Indemnitee with respect to any Covered Claim for which any such Specified Indemnitee has sought indemnification from the Company shall affect the foregoing and any such Secondary Indemnitor shall have a right of contribution and/or subrogation to the extent of such advancement or payment to all of the rights of recovery of such Specified Indemnitee against the Company. Any amendment, repeal or modification of this Section 4.16 shall not adversely affect any right or protection of a Specified Indemnitee or Secondary Indemnitor existing prior to such repeal or modification.

    Rights and Obligations of Transferees. No Stockholder shall Transfer any Equity Securities except in compliance with the Securities Act, the Charter (as defined in the Merger Agreement), any applicable state or foreign securities Laws and this Agreement, or if such Transfer would violate the Communications Act or FCC Regulations and such Stockholder has been so advised by the Company. Without limiting the generality of the foregoing, no such Transfer shall be made or recognized in the books and records of the Company if such Transfer would result in a violation of the Communications Act or FCC Regulations. Any Transfers in violation of this Agreement shall be null and void.

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IN WITNESS WHEREOF, the parties hereto have caused this Stockholders’ Agreement to be executed effective as of the date set forth in the first paragraph hereof.

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC. By: Name: Title: BCHI HOLDINGS, LLC By: Name: Title:

FTI STOCKHOLDERS: By: By: By: By:

Schedule I--Stockholder Information

Stockholder	Equity Securities	Notice Information

EXHIBIT A

FORM OF JOINDER TO

STOCKHOLDERS’ AGREEMENT

This JOINDER to the Stockholders’ Agreement, dated as of __________, 2017 (the “Stockholders’ Agreement”), of Fusion Telecommunications International, Inc., a Delaware corporation (the “Company”), BCHI Holdings, LLC, a Georgia limited liability company (“Holding LLC”) and the other Persons set forth on Schedule I of the Stockholders’ Agreement (the “Initial FTI Stockholders”) is executed on behalf of the undersigned (“FTI Stockholder”), effective as of the date set forth on the signature page below, with reference to the following facts:

A.           Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Stockholders’ Agreement.

B.           FTI Stockholder is, as of the date set forth below, an FTI Director.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees as follows:

1.           Agreement to be Bound. FTI Stockholder hereby agrees that upon execution of this Joinder, FTI Stockholder shall become a party to the Stockholders’ Agreement as an “FTI Stockholder” and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Stockholders’ Agreement applicable to FTI Stockholder.

2.           Equity Securities. As of the date of this Agreement, the FTI Stockholder owns [INSERT AMOUNT AND TYPE OF COMPANY EQUITY SECURITIES OWNED BY STOCKHOLDER.]

3.           Counterparts. This Joinder may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

4.           Notices. For purposes of Section 4.6 of the Stockholders’ Agreement, all notices, demands or other communications to FTI Stockholder shall be directed to FTI Stockholder’s address set forth below FTI Stockholder’s signature below.

[Signature Page Follows]

EXHIBIT C

IN WITNESS WHEREOF, Stockholder has executed this Joinder effective as of the date set forth below.

FTI STOCKHOLDER:

By:

Name:

Title:

ADDRESS:

Date:

Exhibit C

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into effective as of [●], 2017, by and among Fusion Telecommunications International, Inc., a Delaware corporation (the “Company”), BCHI Holdings, LLC, a Georgia limited liability company (the “Initial Stockholder”), and each Person (as defined below) that becomes a party to this Agreement by delivering to the Company a duly executed joinder to this Agreement in the form attached hereto as Exhibit A or such other form approved by the Company having the same effect thereof pursuant to Section 6.1 (together with Initial Stockholder, each, a “Stockholder,” and, collectively, the “Stockholders”).

RECITALS

A.           The Company is party to a Merger Agreement, dated as of August 26, 2017, by and among Birch Communications Holdings, Inc., Fusion BCHI Acquisition LLC and the Company (the “Merger Agreement”).

B.           Pursuant to the terms of the Merger Agreement, the Initial Stockholder will acquire shares (the “Closing Shares”) of the Company’s common stock, $0.01 par value per share (the “Company Common Stock”).

C.           In connection with the transactions contemplated by the Merger Agreement, the Company has agreed to provide the registration rights provided in this Agreement.

D.           The Company and the Stockholders are entering into this Agreement to set forth the terms and conditions applicable to such registration rights.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Company and the Initial Stockholder agree as follows:

ARTICLE V
DEFINITIONS

Capitalized terms not otherwise defined herein have the meaning set forth in the Merger Agreement. As used in this Agreement, the following terms have the following meanings:

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Business Day” means any day other than a weekend or public holiday.

“Closing Shares” has the meaning set forth in the recitals.

“Closing Shares Registration Statement” means the Company’s Registration Statement on Form S-1 or S-3 (or a successor form) that covers the resale, to be made on a delayed or continuous basis, of Closing Shares representing no greater than 25% of the total number of all Closing Shares that constitute Registrable Securities (and may include other Registrable Securities held by the other Stockholders, as set forth herein), under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such Registration Statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Closing Shares Shelf Expiration” has the meaning set forth in Section 2.1.

“Company” has the meaning set forth in the preamble and shall include the Company’s successors.

“Company Common Stock” has the meaning set forth in the recitals.

“Controlling Person” has the meaning set forth in Section 5.1.

“Demand Registration” has the meaning set forth in Section 2.2.

“Demand Registration Request” has the meaning set forth in Section 2.2.

“Demand Registration Statement” means a Registration Statement filed by the Company with the SEC pursuant to Section 2.2 hereof, and all amendments and supplements to such Registration Statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as amended from time to time.

“Immediate Family” means, with respect to any individual, such individual’s spouse, parents, parents-in-law, descendants, brothers, sisters, brothers-in-law, sisters-in-law and children-in-law.

“Initiating Stockholder” has the meaning set forth in Section 2.2.

“Merger Agreement” has the meaning set forth in the recitals.

“NASDAQ” means The NASDAQ Stock Market, LLC.

“Partner Distribution” has the meaning set forth in Section 2.2.

“Permitted Interruption” has the meaning set forth in Section 2.6(c).

“Permitted Transferee” means, (a) with respect to any Stockholder that is an individual, (i) members of the Immediate Family of such Stockholder or (ii) any trust or partnership established solely for the benefit of the Immediate Family Member of such Stockholder, or (b) with respect to any Stockholder that is not an individual, an Affiliate (other than any “portfolio company” described below) of such Stockholder; provided, however, that in no event shall any “portfolio company” (as such term is customarily used among institutional investors) of any Stockholder or any entity controlled by any portfolio company of any Stockholder constitute a “Permitted Transferee” of such Stockholder.

“Person” means an individual, limited liability company, association, joint stock company, partnership, corporation, trust, estate or unincorporated organization.

“Piggyback Registration” has the meaning set forth in Section 2.3.

“Piggyback Stockholders” has the meaning set forth in Section 2.3.

“Registrable Securities” means all shares of Company Common Stock held by the Stockholders at any time, including the Closing Shares, and any shares of Company Common Stock issued or issuable to any Stockholder with respect thereto by way of stock dividend or distribution, stock split, or in connection with any combination of shares, recapitalization, merger, share exchange, conversion, consolidation or similar transaction (including pursuant to Article I of the Merger Agreement), whether now owned or acquired by Stockholders or acquired at a later time; provided, however, that any such shares of Company Common Stock shall cease to be Registrable Securities (i) when they have been sold pursuant to a Registration Statement, (ii) when they have been sold pursuant to Rule 144 of the Securities Act, (iii) with respect to any Stockholder, at such time as the entire amount of such Stockholder’s Registrable Securities may be sold in a single sale, in the opinion of counsel satisfactory to the Company and such holder, each in their reasonable judgment, without any limitation as to volume pursuant to Rule 144 of the Securities Act, (iv) when they have been transferred to any Person other than a Permitted Transferee to whom registration rights are assigned in accordance with Section 6.1 hereof, or (v) when they have ceased to be outstanding.

“Registration Expenses” has the meaning set forth in Section 3.7.

“Registration Statement” means the Closing Shares Registration Statement, a Demand Registration Statement and any other registration statement prepared and filed with the SEC pursuant to Article II hereof, and all amendments and supplements to such Registration Statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Required Stockholders” means the holders of at least a majority of the Registrable Securities held by the Stockholders.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as amended from time to time.

“Shelf Takedown” has the meaning set forth in Section 2.1.
“Stockholder(s)” has the meaning set forth in the preamble, and such term shall include any transferee to whom registration rights granted pursuant to this Agreement are validly assigned pursuant to Section 6.1 hereof.

“underwritten offering” means a registered underwritten offering in which securities of the Company are sold to one or more underwriters for reoffering to the public.

“WKSI” means a “well-known seasoned issuer” as defined in Rule 405 promulgated by the SEC.

ARTICLE VI
CLOSING SHARES REGISTRATION STATEMENT; Demand and Piggyback Rights

Section 6.1 Closing Shares Registration Statement. The Company shall prepare the Closing Shares Registration Statement and file it with the SEC, and shall use reasonable best efforts to cause the Closing Shares Registration Statement to be declared effective by the SEC no later than 120 days from the date hereof. The Company shall use reasonable best efforts to cause the Closing Shares Registration Statement to remain effective (subject to Section 2.6(c)) until the earlier to occur of (i) the date on which all Registrable Securities included within the Closing Shares Registration Statement have been sold (other than to a Permitted Transferee to whom registration rights are effectively assigned in accordance with Section 6.1 hereof) or (ii) the fifth (5th) anniversary of the date that the Closing Shares Registration Statement is declared effective by the SEC (the end of such period, the “Closing Shares Shelf Expiration”). The Stockholders who hold Registrable Securities each shall be entitled, at any time and from time to time when the Closing Shares Registration Statement is effective, to sell such Registrable Securities pursuant to such Closing Shares Registration Statement (a “Shelf Takedown”). The resale of shares of Registrable Securities pursuant to the Closing Shares Registration Statement may from time to time from and after the date the Closing Shares Registration Statement is declared effective by the SEC and until the Closing Shelf Expiration, upon the written request of any Stockholder that holds, together with its Affiliates, at least a simple majority of the Registrable Securities issued pursuant to the transactions contemplated by the Merger Agreement to such Stockholder and its Affiliates and included under the Closing Shares Registration Statement, be an underwritten offering; provided, however, that the Company shall not be required to effect an underwritten Shelf Takedown unless the gross proceeds from the sale of Registrable Securities in such offering are reasonably expected to be at least $10,000,000 (without regard to any underwriting discount or commission); and provided, further, that the Company shall not be required to effect more than one (1) underwritten Shelf Takedown in any 90-day period or more than three (3) underwritten Shelf Takedowns in any 365-day period. In the event that any Stockholder requests an underwritten Shelf Takedown pursuant to this Section 2.1 (the “Requesting Stockholder”), then the other Stockholders, if any, in each of such Stockholder’s discretion, shall have the right to participate in such underwritten Shelf Takedown of Registrable Securities registered under the Closing Shares Registration Statement, subject to this Section 2.1, and (ii) the Company shall promptly notify each of the Stockholders (other than the Requesting Stockholder) of such underwritten Shelf Takedown, and such Stockholders shall have five (5) Business Days after receipt of such notice to request, by written notice to the Company and the Requesting Stockholder, that Registrable Securities held by such Stockholder and registered pursuant to the Closing Shares Registration Statement be sold pursuant to such proposed underwritten Shelf Takedown. The Company and the Stockholders shall use their reasonable best efforts to cooperate in taking any customary actions necessary or appropriate, including making necessary filings with the SEC, to permit any such Stockholder to participate in such proposed underwritten Shelf Takedown in such circumstances. If the Closing Shares Registration Statement ceases to be effective for any reason at any time prior to the Closing Shares Shelf Expiration, the Company shall use its reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 45 days of such cessation of effectiveness amend the Closing Shares Registration Statement in a manner to obtain the withdrawal of the order suspending the effectiveness thereof. In any underwritten Shelf Takedown, the majority of the Stockholders requesting such underwritten Shelf Takedown shall have the right to select the plan of distribution, to select one counsel for the selling Stockholders and to designate the lead managing underwriter in connection with any underwritten Shelf Takedown pursuant to such registration and each other managing underwriter for any such underwritten Shelf Takedown; provided, that in each case, each such underwriter is reasonably satisfactory to the Company, which approval shall not be unreasonably withheld or delayed. If the managing underwriters advise the Requesting Stockholder and the Company that, in their opinion, the number of shares of Common Stock requested to be included in such underwritten Shelf Takedown exceeds the amount that can be sold in such underwritten Shelf Takedown without adversely affecting the distribution (including the timing and/or price at which the Registrable Securities can be sold) of the shares of Company Common Stock being offered, such underwritten offering will include only the number of shares of Company Common Stock that the underwriters advise can be sold in such underwritten offering without having an adverse effect on the distribution (including the timing and/or price at which the Registrable Securities can be sold) of the shares of Company Common Stock being offered. The Company will include in such underwritten Shelf Takedown pursuant to the Closing Shares Registration Statement, to the extent of the number of shares of Company Common Stock which the Requesting Stockholder and the Company are so advised can be sold in such underwritten Shelf Takedown, the Registrable Securities of the Stockholders, pro rata, on the basis of the number of shares of Company Common Stock requested to be included by such Stockholders.

Section 6.2 Demand Registration Rights. As of and after the Closing Shares Shelf Expiration, each Stockholder shall have the right to require the Company to file one or more registration statements under the Securities Act covering all or any part of its and its Affiliates’ Registrable Securities (a “Demand Registration”) by delivering a written request (the “Demand Registration Request”) therefor to the Company specifying the number of Registrable Securities to be included in such registration and the intended method of distribution thereof (each such Stockholder so requesting a Demand Registration, an “Initiating Stockholder”). Any Demand Registration Request may request that the Company register Registrable Securities on an appropriate form, including a long-form registration statement on Form S-1 (or any similar long-form registration statement), a shelf registration statement, and, if the Company is a WKSI, an automatic shelf registration statement; provided, however, that the Company shall only be obligated to register such Registrable Securities if the sale of the Registrable Securities requested to be registered by such Stockholder is reasonably expected to result in aggregate gross cash proceeds of at least $20,000,000 (without regard to any underwriting discount or commission); and provided, further, that unless otherwise approved by the Board, the Company shall not be obligated to file a Registration Statement relating to any registration request under this Section 2.2 within a period of 180 days after the effective date of any other Registration Statement. The Company shall, as promptly as reasonably practicable (subject to Section 2.6(c)), use its reasonable best efforts to file with the SEC (no later than forty five (45) days from the Company’s receipt of the applicable Demand Request) and cause to be declared effective such registration under the Securities Act of the Registrable Securities which the Company has been so requested to register, for distribution in accordance with such intended method of distribution, including a distribution to, and resale by, the members or partners of the Initial Stockholder (a “Partner Distribution”), and (y) if requested by the Stockholders, obtain acceleration of the effective date of the registration statement relating to such registration. The Company shall use reasonable best efforts to cause any Registration Statement filed pursuant to this Section 2.2 (subject to Section 2.6(c) hereof) to remain effective until the earlier of (i) the date on which all Registrable Securities included within such Registration Statement have been sold (other than to a Permitted Transferee to whom registration rights are effectively assigned in accordance with Section 6.1 hereof) and (ii) the expiration of 180 days (or, if such registration is a shelf-registration statement that permits sales of Registrable Securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, one (1) year) from the date such Registration Statement first becomes effective (exclusive of any period during which the holders of Registrable Securities are prohibited or impaired from disposition of Registrable Securities by reason of the occurrence of a Permitted Interruption), at which time the Company shall have the right to deregister any of such securities that remain unsold. The Company shall, at the request of any Stockholder (including to effect a Partner Distribution), file any prospectus supplement or post-effective amendments, or include in the initial Registration Statement any disclosure or language, or include in any prospectus supplement or post-effective amendment any disclosure or language, and otherwise take any action, reasonably deemed necessary or advisable by such Stockholder (including to effect a Partner Distribution). Notwithstanding anything contained herein to the contrary, the Company shall not be required to effect more than five (5) Demand Registrations pursuant to this Section 2.2.

Section 6.3 Piggyback Registration Rights. If the Company at any time proposes to register any securities (whether pursuant to the exercise of Demand Registration rights by a Stockholder of the Company or at the initiative of the Company) under the Securities Act (other than the Closing Shares Registration Statement solely as provided in Section 2.1) in connection with a public offering of such securities for cash, whether for its own account or for the account of other securityholders, and the form of registration statement to be used may be used for the registration of Registrable Securities held by the Stockholders, the Company shall give prompt written notice of its intention to do to each Stockholder at least fifteen (15) Business Days prior to filing any registration statement, and the Stockholders (“Piggyback Stockholders”), may, by written notice to the Company, request that any or all Registrable Securities not otherwise registered pursuant to a Registration Statement (other than the Closing Shares Registration Statement solely as provided in Section 2.1) be included in such proposed registration of securities by the Company under the Securities Act (a “Piggyback Registration”). Upon the written request of any such Piggyback Stockholder, made within ten (10) Business Days following the receipt of any such written notice (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Piggyback Stockholder and the intended method of distribution thereof), the Company shall, subject to this Section 2.3, use its reasonable best efforts to cause all such Registrable Securities, the Piggyback Stockholders of which have so requested the registration thereof, to be registered under the Securities Act with the securities which the Company at the time proposes to register to permit the sale or other disposition by the Piggyback Stockholders (in accordance with the intended method of distribution thereof) of the Registrable Securities to be so registered, including, if necessary, by filing with the SEC a post-effective amendment or a supplement to the registration statement filed by the Company or the prospectus related thereto. There is no limitation on the number of such Piggyback Registrations pursuant to the preceding sentence which the Company is obligated to effect. No registration of Registrable Securities effected under this Section 2.3 shall relieve the Company of its obligations to effect Demand Registrations under Section 2.2 hereof.

Section 6.4 Additional Demand Registrations. If the Company effects the registration of less than all of the Registrable Securities requested to be included by the Initiating Stockholder in a Demand Registration under Section 2.2, then the Stockholders shall be entitled to request an additional Demand Registration with respect to such Registrable Securities that were not so registered. If the Company withdraws or suspends any Demand Registration pursuant to Section 2.6(c) before the expiration of such Demand Registration pursuant to Section 2.2, and before all of the Registrable Securities covered by such Demand Registration have been sold pursuant thereto, the Initiating Stockholder shall be entitled to request an additional Demand Registration with respect to such Registrable Securities that were not so sold. Any such additional Demand Registration shall be requested and effected in the manner and subject to the procedures that applied with respect to the Demand Registration that was the subject of the cutback in Section 3.4.

Section 6.5 Effective Registration Statement. A Demand Registration pursuant to Section 2.2 shall not be deemed to have been effected unless (i) a Registration Statement with respect thereto has become effective and, after it has become effective, such Demand Registration is not interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason, and (ii) the sale of Registrable Securities contemplated thereby (if underwritten) has been consummated.

Section 6.6 Limitations on Demand and Piggyback Rights.

(a) With respect to any registrations requested pursuant to Section 2.2 or Section 2.3, the Company may include in such registration any other equity securities of the Company. Notwithstanding anything in this Agreement to the contrary, the Stockholders will not have piggyback or other registration rights with respect to registered primary offerings by the Company (i) covered by a Form S-8 Registration Statement (or a successor form) applicable to employee benefit-related offers and sales, (ii) where the securities are not being sold for cash, (iii) covered by a registration statement on Form S-4 (or successor form) or (iv) relating to a corporate reorganization pursuant to Rule 145 promulgated by the SEC.

(b) Any demand for the filing of a Registration Statement will be subject to the constraints of any customary and reasonable lockup arrangements entered into by the Company in connection with a then pending underwritten offering, and such demand must be deferred until such lockup arrangements no longer apply. If a demand has been made under this Article II, no further demands may be made so long as the related offering is still being pursued in good faith.

(c) The Company may postpone the filing of any Registration Statement or suspend the effectiveness of any Registration Statement (including, without limitation, the Closing Shares Registration Statement), any amendment or post-effective amendment thereto or prospectus supplement for a reasonable “blackout period” not in excess of 60 days if the board of directors of the Company determines in good faith that such registration, offering, amendment or supplement (i) would materially interfere with a bona fide business, financing or acquisition (including any merger, reorganization, consolidation, tender offer or similar transaction) transaction of the Company because it would be reasonably likely to require premature disclosure of material, nonpublic information, the premature disclosure of which the board of directors reasonably determines in the exercise of its good faith judgment (and not for the avoidance of its obligations under this Agreement) would not be in the best interests of the Company, or (ii) could not be effected by the Company in compliance with the applicable financial statement requirements under the Securities Act or Exchange Act (such event described in this Section 2.6(c) during which the Company is not required to make such filing, amendment or supplement is herein referred to as a “Permitted Interruption”); provided, however, that the Company shall not postpone the filing of a demanded Registration Statement or suspend the effectiveness of any Registration Statement pursuant to this Section 2.6 more than once in any 90-day period. If a Permitted Interruption affects a Registration Statement during the period such Registration Statement remains effective, the Company agrees to notify each of the Stockholders so affected by a Permitted Interruption in writing as promptly as practicable upon each of the commencement and the termination of each Permitted Interruption. The Company shall not be required in such notice of a Permitted Interruption to disclose the cause for such Permitted Interruption, and each Stockholder agrees, subject to applicable law, that it will not disclose receipt of such notice of Permitted Interruption to any Person. Each Stockholder agrees that, upon receipt of any such notice from the Company, such Stockholder will forthwith discontinue disposition of Registrable Securities pursuant to the applicable Registration Statement until the earlier of (i) such Stockholder’s receipt of the Company’s notice as to the termination of the Permitted Interruption and (ii) 90 days after receipt of the original notice of a Permitted Interruption. In the event of a Permitted Interruption, the duration of the applicable period in which a Registration Statement is to remain effective shall be extended by the number of days of such period. The Company shall reimburse each holder of Registrable Securities for all reasonable and documented out-of pocket costs and expenses incurred by such Stockholder in connection with the postponement or withdrawal of such a filing.

ARTICLE VII
Notices, Cutbacks and Other Matters

Section 7.1 Notifications Regarding Registration Statements.  In order for one or more Initiating Stockholders to exercise their right to demand that a Registration Statement be filed, they must so notify the Company in writing indicating the number of shares sought to be registered. The Company will keep the Stockholders contemporaneously apprised of all pertinent aspects of its pursuit of any registration, whether pursuant to a Demand Registration or otherwise, with respect to which a Piggyback Registration opportunity is available. Pending any required public disclosure and subject to applicable legal requirements, the parties will maintain the confidentiality of these discussions.

Section 7.2 Notifications Regarding Registration Piggyback Rights. Subject to Section 2.3, in the event that any sale of shares pursuant to a Registration Statement is underwritten, the Company shall promptly notify each Piggyback Stockholder of such development and the Piggyback Stockholders shall have fifteen (15) days after receipt of such notice to request the registration by the Company under the Securities Act of Registrable Securities not otherwise registered pursuant to a Registration Statement (other than the Closing Shares Registration Statement) in connection with such proposed registration of securities.

Section 7.3 Plan of Distribution; Underwriters. In connection with any Demand Registration, the majority of the Initiating Stockholders participating in such Demand Registration shall have the right to select the plan of distribution, to select one counsel for the selling Stockholders and to designate the lead managing underwriter in connection with any underwritten offering pursuant to such registration and each other managing underwriter for any such underwritten offering; provided, that in each case, each such underwriter is reasonably satisfactory to the Company, which approval shall not be unreasonably withheld or delayed.

Section 7.4 Cutbacks. If the managing underwriters advise the Company and the selling Stockholders that, in their opinion, the number of shares requested to be included in an underwritten offering (other than any resale of Registrable Securities pursuant to the Closing Shares Registration Statement that is an underwritten offering, which shall be subject to Section 2.1) exceeds the amount that can be sold in such offering without adversely affecting the distribution (including the timing and/or price at which the Registrable Securities can be sold) of the shares being offered, such offering will include only the number of shares that the underwriters advise can be sold in such offering without having an adverse effect on the distribution (including the timing and/or price at which the Registrable Securities can be sold) of the shares being offered. The Company will include in such Registration Statement (other than any resale of Registrable Securities pursuant to the Closing Shares Registration Statement that is an underwritten offering, which shall be subject to Section 2.1), to the extent of the number which the Company is so advised can be sold in such offering, first, all securities proposed by the Company, if any, to be sold for its own account; second, Registrable Securities requested by the Stockholders to be included in such Registration Statement, pro rata, on the basis of the number of shares of Company Common Stock requested to be included in such Registration Statement.

Section 7.5 Withdrawals. Even if shares held by a Stockholder have been part of a registered underwritten offering, such Stockholder may, no later than the time at which the public offering price and underwriters’ discount are determined with the managing underwriter, decline to sell all or any portion of the shares being offered for its account. In the event of such a withdrawal, the Company and any Stockholder having the right to participate in such offering may, in their discretion, include additional shares in such offering in replacement of any shares so withdrawn without requiring any further notice or piggyback registration rights with respect to the Stockholder that has withdrawn its shares.

Section 7.6 Lockups. In connection with any underwritten offering of Registrable Securities, (a) the Company (and each of its executive officers and directors) and (b) each Stockholder which is selling shares of Company Common Stock pursuant to its rights hereunder will agree to be bound by the underwriting agreement’s lockup restrictions (which must apply, and continue to apply, in like manner to each of the Company (and each of its executive officers and directors) and Stockholders participating in the underwritten offering) that are agreed to (i) by the Company (if a majority of the shares being sold in such underwritten offering are being sold for its account) or (ii) by Stockholders holding a majority of shares being sold by all Stockholders in such underwritten offering (if a majority of the shares being sold in such underwritten offering are being sold by Stockholders), as applicable.

Section 7.7 Expenses. All costs and expenses incurred in connection with any Registration Statement or registered offering that includes shares held by Stockholders, whether or not a Registration Statement becomes effective or the offering is consummated, including all registration and filing fees, printing expenses, reasonable fees and disbursements of counsel (including the fees and disbursements of one outside counsel for the Stockholders (selected by the holders of the majority of the Registrable Securities to be included in such Registration Statement) and of the independent certified public accountants), and the expense of qualifying such shares under state blue sky laws (all such expenses, the “Registration Expenses”), will be borne by the Company. However, any underwriters’, brokers’ and dealers’ discounts and commissions, or similar fees of securities industry professionals, and applicable transfer taxes, if any, in each case relating to shares sold for the account of a Stockholder will be borne by such Stockholder. Notwithstanding anything herein to the contrary, the Company shall not be required to pay fees and disbursements of any outside counsel retained by any Stockholder or by any underwriter in connection with any Registration Statement or registered offering, except as expressly set forth above in this Section 3.7.

ARTICLE VIII
FACILITATING REGISTRATIONS AND OFFERINGS

Section 8.1 General. If the Company becomes obligated under this Agreement to facilitate a registration and offering of shares on behalf of Stockholders, the Company will do so with the same degree of care and dispatch as would reasonably be expected in the case of a registration and offering by the Company of shares for its own account. Without limiting this general obligation, the Company will fulfill its specific obligations as described in this Article IV.

Section 8.2 Registration Statements. In connection with each Registration Statement (including the Closing Shares Registration Statement and any other Registration Statement that is demanded by Stockholders or as to which piggyback rights otherwise apply), the Company will:

(a) (i) prepare and file with the SEC a Registration Statement (or an amendment or supplement to the Closing Shares Registration Statement) covering the applicable shares, (ii) file amendments thereto as warranted, (iii) seek the effectiveness thereof, and (iv) file with the SEC prospectuses and prospectus supplements as may be required, all in consultation with the Stockholders and as reasonably necessary in order to permit the offer and sale of such shares in accordance with the applicable plan of distribution;

(b)  within a reasonable time prior to the filing of any Registration Statement, any prospectus, any amendment to a Registration Statement, amendment or supplement to a prospectus or any free writing prospectus, provide copies of such documents to the selling Stockholders and to the underwriter or underwriters of an underwritten offering, if applicable, and to their respective counsel; fairly consider such reasonable changes in any such documents prior to or after the filing thereof as the counsel to the Stockholders or the underwriter or the underwriters may request; and make such of the representatives of the Company as shall be reasonably requested by the selling Stockholders or any underwriter available for discussion of such documents;

(i) within a reasonable time prior to the filing of any document which is to be incorporated by reference into a Registration Statement or a prospectus, provide copies of such document to counsel for the Stockholders and underwriters; fairly consider such reasonable changes in such document prior to or after the filing thereof as counsel for such Stockholders or such underwriter shall request; and make such of the representatives of the Company as shall be reasonably requested by such counsel available for discussion of such document;

(c) cause each Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of such Registration Statement, amendment or supplement and during the distribution of the registered shares (x) to comply in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC and (y) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(d) notify each Stockholder promptly, and, if requested by such Stockholder, confirm such advice in writing, (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective if such Registration Statement or post-effective amendment is not automatically effective upon filing pursuant to Rule 462 promulgated by the Securities Act, (ii) of the issuance by the SEC or any state securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iii) if, between the effective date of a Registration Statement and the closing of any sale of securities covered thereby pursuant to any agreement to which the Company is a party, the representations and warranties of the Company contained in such agreement cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the shares for sale in any jurisdiction or the initiation of any proceeding for such purpose, and (iv) of the happening of any event during the period a Registration Statement is effective as a result of which such Registration Statement or the related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(e) promptly furnish to counsel for each underwriter, if any, and for the respective Stockholders copies of any correspondence with the SEC or any state securities authority relating to the Registration Statement or prospectus;

(f) otherwise comply with all applicable rules and regulations of the SEC, including making available to its security holders an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar provision then in force); and

(g) use all reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible time.

Section 8.3 Due Diligence. In connection with each registration and offering of shares to be sold by Stockholders, the Company will, in accordance with customary practice, make available for inspection by representatives of the Stockholders and underwriters and any counsel or accountant retained by such Stockholder or underwriters all relevant financial and other records, pertinent corporate documents and properties of the Company and cause appropriate officers, managers and employees of the Company to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with their due diligence exercise.

Section 8.4 Information from Stockholders. Each Stockholder that holds shares covered by any Registration Statement will furnish to the Company such information regarding itself as is required to be included in the Registration Statement, the ownership of shares by such Stockholder and the proposed distribution by such Stockholder of such shares, and make such customary representations to the Company, as the Company may from time to time reasonably request in writing. Each Stockholder authorizes the Company to include such information in the applicable Registration Statement or other documents prepared or filed in connection therewith. Each Stockholder further agrees to promptly notify the Company of any inaccuracies or changes in the information provided to the Company that it becomes aware of that may occur subsequent to the date hereof at any time while a Registration Statement including shares owned by such Stockholder remains effective. Each Stockholder agrees to distribute Registrable Securities included in the Registration Statement only in the manner described in the applicable Registration Statement.

Section 8.5 Additional Agreements of Stockholders.

(a) Each Stockholder agrees to, following such time that such Stockholder becomes aware, as expeditiously as possible, notify the Company of the occurrence of any event that makes any statement made in any Registration Statement or any related prospectus regarding such Stockholder untrue in any material respect or that requires the making of any changes in either a Registration Statement or prospectus regarding such Stockholder.

(b) Each Stockholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.2(d)(ii) or Section 4.2(d)(iv) hereof, such Stockholder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement until such Stockholder’s receipt of the copies of any necessary supplements or amendments to such Registration Statement or applicable prospectus, and, if so directed by the Company, such Stockholder will deliver to the Company all copies in its possession, other than permanent file copies then in such Stockholder’s possession, of the Registration Statement or applicable prospectus covering such Registrable Securities at the time of receipt of such notice. Each Stockholder agrees that in the event it receives any notice from the Company under Section 4.2(d)(ii) or Section 4.2(d)(iv), it will not disclose such fact to any person.

Section 8.6 Non-Closing Shares Registration Statements. In connection with any non-shelf registered offering or shelf registration that is demanded by Stockholders in accordance with Section 2.2 or as to which piggyback rights apply pursuant to Section 2.3, the Company will:

(a) cooperate with the Stockholders selling shares and the sole underwriter or managing underwriter of an underwritten offering shares, if any, to facilitate the timely preparation and delivery of certificates representing the shares to be sold and not bearing any restrictive legends; and enable such shares to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as the selling Stockholders or the sole underwriter or managing underwriter of an underwritten offering of shares, if any, may reasonably request at least five (5) Business Days prior to any sale of such shares;

(b) furnish to each Stockholder and to each underwriter, if any, participating in the relevant offering, without charge, as many copies of the applicable prospectus, including each preliminary prospectus, and any amendment or supplement thereto and such other documents as such Stockholder or underwriter may reasonably request in order to facilitate the public sale or other disposition of the shares; the Company hereby consents to the use of the prospectus, including each preliminary prospectus, by each such Stockholder and underwriter in connection with the offering and sale of the shares covered by the prospectus or the preliminary prospectus;

(c) (i) use all reasonable efforts to register or qualify the shares being offered and sold, no later than the time the applicable registration statement becomes effective, under all applicable state securities or “blue sky” laws of such jurisdictions as each underwriter, if any, or any Stockholder holding shares covered by a registration statement, shall reasonably request; (ii) use all reasonable efforts to keep each such registration or qualification effective during the period such registration statement is required to be kept effective; and (iii) do any and all other acts and things which may be reasonably necessary or advisable to enable each such underwriter, if any, and Stockholder to consummate the disposition in each such jurisdiction of such shares owned by such Stockholder; provided, however, that the Company shall not be obligated to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to consent to be subject to general service of process (other than service of process in connection with such registration or qualification or any sale of shares in connection therewith) in any such jurisdiction;

(d) use all reasonable efforts to cause all shares being sold to be qualified for inclusion in or listed on NASDAQ or any other U.S. securities exchange on which shares issued by the Company are then so qualified or listed if so requested by the Stockholders, or if so requested by the underwriter or underwriters of an underwritten offering of shares, if any;

(e) cooperate and assist in any filings required to be made with Financial Industry Regulatory Authority and in the performance of any due diligence investigation by any underwriter in an underwritten offering;

(f) use all reasonable efforts to facilitate the distribution and sale of any shares being offered, including by making road show presentations, holding meetings with and making calls to potential investors and taking such other actions as shall be requested by the lead managing underwriter of an underwritten offering; and

(g) enter into customary agreements (including, in the case of an underwritten offering, underwriting agreements in customary form, and including provisions with respect to indemnification and contribution in customary form and consistent with the provisions relating to indemnification and contribution contained herein) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such shares and in connection therewith:

(i) make such representations and warranties to the selling Stockholders and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings;

(ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the lead managing underwriter, if any) addressed to each selling Stockholder and the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such Stockholders and underwriters;

(iii) obtain “cold comfort” letters and updates thereof from the Company’s independent certified public accountants addressed to the selling Stockholders, if permissible, and the underwriters, if any, which letters shall be customary in form and shall cover matters of the type customarily covered in “cold comfort” letters to underwriters in connection with primary underwritten offerings;

(iv) to the extent requested and customary for the relevant transaction, enter into a securities sales agreement with the Stockholders providing for, among other things, the appointment of such representative as agent for the selling Stockholders for the purpose of soliciting purchases of shares, which agreement shall be customary in form, substance and scope and shall contain customary representations, warranties and covenants

The above shall be done at such times as customarily occur in similar non-shelf registered offerings or shelf registrations, as applicable.

ARTICLE IX
INDEMNIFICATION

Section 9.1 Indemnification by the Company. In the event of any registration under the Securities Act by any Registration Statement, pursuant to rights granted in this Agreement, of shares held by Stockholders, the Company will hold harmless Stockholders, each director, officer, employee and Affiliate of the Stockholders and each other person, if any, who controls any Stockholder within the meaning of the Securities Act (each, a “Controlling Person”), against any losses, claims, damages, or liabilities (including legal fees and costs of court), joint or several, to which Stockholders or such Controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities (or any actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (a) contained, on its effective date, in any Registration Statement under which such securities were registered under the Securities Act or any amendment or supplement to any of the foregoing, or which arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (b) contained in any preliminary prospectus, if used prior to the effective date of such Registration Statement, or in the final prospectus (as amended or supplemented if the Company shall have filed with the SEC any amendment or supplement to the final prospectus), or which arise out of or are based upon the omission or alleged omission (if so used) to state a material fact required to be stated in such prospectus or necessary to make the statements in such prospectus not misleading; and will reimburse Stockholders and each such Controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, or liability; provided, however, that the Company shall not be liable to any Stockholder or Controlling Persons in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or such amendment or supplement, solely in reliance upon and in conformity with information furnished to the Company through a written instrument duly executed by such Stockholder specifically for use in the preparation thereof. In connection with any underwritten public offering effected under a Registration Statement, the Company will agree to indemnify the underwriters on terms and conditions customary for such an offering. This indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party, and shall survive the transfer (in accordance with the terms hereof) of such Registrable Securities by the seller thereof.

Section 9.2 Indemnification by Stockholders. Each Stockholder will, severally and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 5.1) the Company, each director, officer, employee and Affiliate of the Company and any Person who controls the Company within the meaning of the Securities Act with respect to any statement or omission from such Registration Statement, or any amendment or supplement to it, if such statement or omission was made solely in reliance upon and in conformity with information furnished to the Company through a written instrument duly executed by such Stockholder specifically regarding such Stockholder for use in the preparation of such Registration Statement or amendment or supplement; provided, however, that such Stockholder shall not be liable in any such case to the extent that prior to the filing of any such Registration Statement amendment or supplement, such Stockholder has furnished in writing to the Company information expressly for use in such Registration Statement or prospectus or any amendment or supplement which corrected or made not misleading information previously furnished to the Company. This indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company, its directors, officers or controlling Persons, and shall survive the transfer of such Registrable Securities by the seller thereof. Notwithstanding the foregoing, the liability of any such Stockholder shall not exceed an amount equal to the net proceeds realized by such Stockholder from the sale of Registrable Securities pursuant to such Registration Statement.

Section 9.3 Indemnification Procedures. Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding Sections of this Article V, the indemnified party will, if a resulting claim is to be made or may be made against and indemnifying party, give written notice to the indemnifying party of the commencement of the action. The failure of any indemnified party to give notice shall not relieve the indemnifying party of its obligations in this Article V, except to the extent that the indemnifying party is actually prejudiced by the failure to give notice. If any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense of the action with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume defense of the action, the indemnifying party will not be liable to such indemnified party for any legal or other expenses incurred by the latter in connection with the action’s defense. An indemnified party shall have the right to employ separate counsel in any action or proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at such indemnified party’s expense unless (a) the employment of such counsel has been specifically authorized in writing by the indemnifying party, which authorization shall not be unreasonably withheld, (b) the indemnifying party has not assumed the defense and employed counsel reasonably satisfactory to the indemnified party within 60 days after notice of any such action or proceeding, or (c) the named parties to any such action or proceeding (including any impleaded parties) include the indemnified party and the indemnifying party and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to the indemnified party that are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of the indemnified party), it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to all local counsel which is necessary, in the good faith opinion of both counsel for the indemnifying party and counsel for the indemnified party in order to adequately represent the indemnified parties) for the indemnified party and that all such fees and expenses shall be reimbursed as they are incurred upon written request and presentation of invoices. Whether or not a defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent. No indemnifying party will consent to entry of any judgment or enter into any settlement which (i) does not include as an unconditional term the giving by the claimant or plaintiff, to the indemnified party, of a release from all liability in respect of such claim or litigation or (ii) involves the imposition of equitable remedies or the imposition of any non-financial obligations on the indemnified party.

Section 9.4 Contribution. If the indemnification required by this Article V from the indemnifying party is unavailable to or insufficient to hold harmless an indemnified party in respect of any indemnifiable losses, claims, damages, liabilities, or expenses, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities, or expenses in such proportion as is appropriate to reflect (a) the relative benefit of the indemnifying and indemnified parties and (b) if the allocation in clause (a) is not permitted by applicable law, in such proportion as is appropriate to reflect the relative benefit referred to in clause (a) and also the relative fault of the indemnified and indemnifying parties, in connection with the actions which resulted in such losses, claims, damages, liabilities, or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such indemnifying party or parties, and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damage, liabilities, and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The Company and Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 5.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the prior provisions of this Section 5.4. Notwithstanding the provisions of this Section 5.4, no indemnifying or contributing party shall be required to contribute any amount in excess of the amount by which the total price at which the securities were offered to the public by such party exceeds the amount of any damages which such party has otherwise been required to pay by reason of an untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such a fraudulent misrepresentation.

ARTICLE X
OTHER AGREEMENTS

Section 10.1 Transfer of Rights.

(a) This Agreement is personal to the parties hereto and not assignable or transferable; provided, however, that notwithstanding the foregoing, a Stockholder may assign and transfer its rights and obligations under this Agreement to a Permitted Transferee in connection with a transfer or sale of Registrable Securities to such Person, which assignment or transfer shall only be effective upon receipt by the Company of a duly executed commitment by such Permitted Transferee to be bound by the terms of this Agreement, in the form attached hereto as Exhibit A, in which case this Agreement shall be assigned to, and may be enforced by, such Permitted Transferee, and such Permitted Transferee shall thereupon have all of the rights and obligations of its transferor hereunder.

(b) In the event the Company engages in a merger or consolidation in which the Registrable Securities are converted into securities of another company, and which securities are not tradable without registration under the Securities Act, appropriate arrangements will be made so that the registration rights provided under this Agreement continue to be provided to Stockholders by the issuer of such securities. To the extent such new issuer, or any other company acquired by the Company in a merger or consolidation, was bound by registration rights obligations that would conflict with the provisions of this Agreement, the Company will, unless the Required Stockholders otherwise agree, use its best efforts to modify any such “inherited” registration rights obligations so as not to interfere in any material respects with the rights provided under this Agreement.

Section 10.2 Limited Liability. Notwithstanding any other provision of this Agreement, neither the members, general partners, limited partners or managing directors, or any directors or officers of any members, general or limited partner, advisory director, nor any future members, general partners, limited partners, advisory directors, or managing directors, if any, of any Stockholder shall have any personal liability for performance of any obligation of such Stockholder under this Agreement in excess of the respective capital contributions of such members, general partners, limited partners, advisory directors or managing directors to such Stockholder.

Section 10.3 Rule 144. If the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act, the Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act but is not required to file such reports, it will, upon the request of any Stockholder, make such information available) and it will take such further action as any Stockholder may reasonably request, so as to enable such Stockholder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Stockholder, the Company will deliver to such Stockholder a written statement as to whether it has complied with such requirements.

Section 10.4 In-Kind Distributions. If any Stockholder seeks to effectuate an in-kind distribution of all or part of its Registrable Securities to its direct or indirect equityholders, the Company will work with such Stockholder and the Company’s transfer agent to facilitate such in-kind distribution in the manner reasonably requested by such Stockholder.

Section 10.5 No Inconsistent Agreements. The Company has not entered into, and on or after the date of this Agreement will not enter into, any agreement that conflicts with the provisions hereof.

ARTICLE XI
MISCELLANEOUS

Section 11.1 Notices. All notices, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) on the date so given, if delivered personally, (ii) on the date sent, if delivered by facsimile with telephone confirmation of receipt, (iii) on the second Business Day following the date deposited in the mail if mailed via an internationally recognized overnight courier and (iv) on the fourth (4th) Business Day following the date deposited in the mail if mailed via registered or certified mail, return receipt requested, postage prepaid, in each case, to the other party at the following addresses:

if to any Stockholder, to the address listed on Annex A, with copies (which shall not constitute notice) to the respective persons listed on Annex A.

if to the Company, to:

Fusion Telecommunications International, Inc.
420 Lexington Avenue, Suite 171
New York, New York 10170
Attention: James P. Prenetta, Jr., Executive Vice President and General Counsel
Email: jprenetta@fusionconnect.com

Section 11.2 Section Headings. The article and section headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. References in this Agreement to a designated “Article” or “Section” refer to an Article or Section of this Agreement unless otherwise specifically indicated.

Section 11.3 Use of Terms. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. Whenever the words “include”, “included” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof. When used in this Agreement, words such as “herein”, “hereinafter”, “hereof”, “hereto”, and “hereunder” shall refer to this Agreement as a whole, unless the context clearly requires otherwise. The use of the words “or,” “either” and “any” shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

Section 11.4 Governing Law. This Agreement will be governed and construed in accordance with the internal Laws of the State of Delaware, without regard to any applicable conflict of laws principles (whether of the State of Delaware or any other jurisdiction).

Section 11.5 Consent to Jurisdiction and Service of Process. Each of the parties to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction and venue of the Chancery Court of the State of Delaware and, in the absence of such jurisdiction, the United States District Court for the District of Delaware, and, in the absence of such federal jurisdiction, the parties consent to be subject to the exclusive jurisdiction of any Delaware state court sitting in New Castle County (together, the “Chosen Courts”), in any action or proceeding arising out of or relating to this Agreement or the Transactions or for recognition or enforcement of any judgment relating thereto, and each of the Parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in the Chosen Courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Chosen Courts, and any appellate court hearing actions or proceedings therefrom, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in the Chosen Courts, and (iv) waives, to the fullest extent it may legally and effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding in the Chosen Courts. Each of the parties to this Agreement agrees that a final judgment in any such action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 11.6 WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.6.

Section 11.7 Amendments; Termination. This Agreement may be amended or modified only by an instrument in writing executed by the Company and the Required Stockholders. Any such amendment and modification will apply to all Stockholders equally, without distinguishing between them. This Agreement will terminate as to any Stockholder when it no longer holds any Registrable Securities. This Agreement will no longer be applicable to Registrable Securities that are registered in a public offering on NASDAQ or any other U.S. securities exchange on which Registrable Securities issued by the Company are then so qualified or listed.

Section 11.8 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and thereby. The registration rights granted under this Agreement supersede any registration, qualification or similar rights with respect to any of the shares of Company Common Stock granted under any other agreement to the parties hereto.

Section 11.9 Severability. The invalidity or unenforceability of any specific provision of this Agreement shall not invalidate or render unenforceable any of its other provisions. Any provision of this Agreement held invalid or unenforceable shall be deemed reformed, if practicable, to the extent necessary to render it valid and enforceable and to the extent permitted by law and consistent with the intent of the parties to this Agreement.

Section 11.10 Counterparts. This Agreement may be executed in multiple counterparts, including by means of facsimile, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

[Remainder of page intentionally blank]

IN WITNESS WHEREOF, the parties have duly executed this Agreement effective as of the date first written above.

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

By:
       Name:
       Title:

[Signature Page to Registration Rights Agreement]

BCHI HOLDINGS, LLC

By:
       Name:
       Title:

       Notices:

[Signature Page to Registration Rights Agreement]

EXHIBIT A

FORM OF JOINDER TO
REGISTRATION RIGHTS AGREEMENT

This JOINDER to the Registration Rights Agreement, dated as of __________, 2017 (the “Registration Rights Agreement”), of Fusion Telecommunications International, Inc., a Delaware corporation (the “Company”), is executed on behalf of the undersigned (“Stockholder”), effective as of the date set forth on the signature page below, with reference to the following facts:

A.           Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Registration Rights Agreement.

B.           Stockholder has acquired Registrable Securities from a Stockholder (in this instance, as defined in the Registration Rights Agreement) (the “Original Stockholder”), is the Permitted Transferee of the Original Stockholder and, in connection with such transfer, the registration rights of such Original Stockholder are being assigned to Stockholder in accordance with the terms of Section 6.1 of the Registration Rights Agreement, and the Registration Rights Agreement requires Stockholder to become a party thereto if Stockholder desires to avail itself of the registration rights therein, and Stockholder agrees to do so in accordance with the terms thereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees as follows:

1.           Agreement to be Bound. Stockholder hereby agrees that upon execution of this Joinder, Stockholder shall become a party to the Registration Rights Agreement as a “Stockholder” and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Registration Rights Agreement applicable to Stockholder and the Registrable Securities held by Stockholder as though an original party thereto.

2.           Counterparts. This Joinder may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

3.           Notices. For purposes of Section 7.1 of the Registration Rights Agreement, all notices, demands or other communications to Stockholder shall be directed to Stockholder’s address set forth below Stockholder’s signature below.

[Signature Page Follows]

IN WITNESS WHEREOF, Stockholder has executed this Joinder effective as of the date set forth below.

STOCKHOLDER:

By:

Name:

Title:

ADDRESS:

Date:

Exhibit D

Consumer/SMB Business Carve-out

Prior to the Closing, BCHI and the BCHI Subsidiaries will distribute to the shareholders of BCHI the equity of an entity containing certain assets associated with their consumer and single line business services business as more fully described below, and will enter into agreements and arrangements, containing, among others, terms set forth below, each of which distributions, agreements and arrangements will be preapproved by the Company. As used herein, on and after the Effective Time, BCHI means the Surviving Company and its Subsidiaries.

1.
Distribution. Immediately prior to the Effective Time, BCHI will distribute to its shareholders all the equity interests in Spinco (as defined below) (the “Distribution”). The time of the Distribution is herein referred to as the “Distribution Time”.

2.
Assets. Prior to the Distribution Time, BCHI and the BCHI Subsidiaries will transfer to a newly created Subsidiary of BCHI or to Tempo Telecom, LLC or another current subsidiary of BCHI approved by the Company (such company being hereinafter referred to as “Spinco”) (i) all customer contracts and accounts relating thereto with respect to the then existing consumer business of BCHI and the BCHI Subsidiaries and all customer contracts and accounts relating thereto with respect to their single-line business services business (collectively, the “Consumer/SMB Business Customers”), (ii) any assets that are used solely to support the Consumer/SMB Business Customers, (iii) any other assets that are reasonably agreed by the Parties as necessary to support the services provided to the Consumer/SMB Business Customers, and (iv) the patents set forth on Annex 1 to this Exhibit D and any associated marks in the United States and Canada, which patents will be licensed to the Surviving Company under a perpetual, royalty free, worldwide license. The services currently provided by BCHI and the BCHI Subsidiaries to the Consumer/SMB Business Customers include landline local voice services, associated long distance voice services, associated ancillary services such as adjunct-to-basic services that are intended to facilitate completion of calls through utilization of basic telephone service facilities including, but not limited to, call waiting, speed dialing, caller ID, call blocking, call forwarding, and voicemail, and associated carrier access services; the Tempo consumer wireless voice and data services; and Canadian consumer landline local voice services and related features (including, but not limited to, call waiting, speed dialing, caller ID, call blocking, call forwarding, and voicemail) associated long distance voice services (including, but not limited to long distance calling plans, post-paid and prepaid calling cards), and associated ancillary services (such as adjunct-to-basic services that are intended to facilitate completion of calls through utilization of basic telephone service facilities including, but not limited to 9-1-1 emergency service, local operator service, 4-1-1 directory assistance, 3-1-1 non-Emergency municipal government services, 6-1-1 repairs, and 7-1-1 message relay service) (collectively, the “Consumer/SMB Business”).

3.
Liabilities. The Parties agree that Spinco will, as of the Distribution Time, have accounts receivable and accounts payable that have a net aggregate value of $0. The Parties will cooperate in good faith to determine which accounts receivable and accounts payable related to the Consumer/SMB Business will be transferred to Spinco prior to the Distribution Time to achieve such net $0 aggregate value. No liabilities, other than those associated with the accounts payable, will be assumed by Spinco other than accounts payable as determined by this Section 3.

4.
Employees. The Parties will cooperate in good faith to determine the employees of BCHI and its Subsidiaries to be offered employment by Spinco in connection with the Distribution.

5.
Wholesale Agreement. The Company and BCHI will mutually develop the terms of a wholesale agreement under the terms of which Spinco will purchase specific services from the Surviving Company, these services will include services currently purchased by BCHI and the BCHI Subsidiaries from various third-party carriers and services available directly from the Company and its Subsidiaries; the agreement will be structured in a manner designed to enable the parties to maximize the benefit of any existing volume discounts provided by third party carriers.

6.
Transition Services Agreement.

(a) The Company and BCHI will negotiate the terms of a transition services agreement, under which Surviving Company and its Subsidiaries will provide Spinco and its Subsidiaries with various agreed upon support services that are reasonably required by Spinco to support the Consumer/SMB Business Customers, for a period of up to three (3) years following the Distribution Time. The cost of such services will be mutually agreed upon by the Company and BCHI.

(b)  If, prior to the Distribution Time, Spinco is unable to obtain all required regulatory approvals, licenses and permits necessary for it to legally operate the Consumer/SMB Business, Spinco and the Surviving Company will enter into a management agreement, the terms of which will be agreed by BCHI and the Company in advance of the Distribution Time.

(c) If the transactions contemplated by this Exhibit D cannot be consummated on the terms set forth herein due to the failure to obtain any required regulatory approvals or consents with respect to any material contracts or arrangements, BCHI and the Company will work in good faith to restructure these transactions in a manner that provides the parties with substantially the same economic and commercial position as if such transactions had occurred as set forth in this Exhibit D.

7.
Valuation; Adjustments to Distribution.

(b) The value of the Consumer/SMB Business as of the Distribution Time will be calculated as follows (the “Distribution Value”): (i) EBITDA of the Consumer/SMB Business for the last full calendar month prior to the Distribution Time; multiplied by (ii) 12; multiplied by (iii) $3.48. For purposes of the foregoing, EBITDA of the Consumer/SMB Business will be calculated in accordance with the methodology used in creating the information included on Annex 2 to this Exhibit D. BCHI will calculate the Distribution Value in good faith and provide the calculation to the Company for its reasonable verification. If the Company and BCHI are unable to reach agreement concerning the value of the Consumer/SMB Business, the parties will submit the matter to an independent accounting firm for their determination.

(c) If the Distribution Value is less than $25 million, then, immediately prior to the Distribution Time, BCHI will deliver to Spinco a promissory note payable to Spinco in an amount equal to the excess of $25 million over the Distribution Value. This promissory note will be payable on the one-year anniversary of the Closing Date and may be settled by Surviving Company, at its election, either in cash or in shares of Company Common Stock, such shares to be calculated in accordance with the formula set forth in clause (c) below.

(d) If the Distribution Value is greater than $25 million (the “Excess Value”), then the BCHI shareholders will either (i) make a cash payment, at the Distribution Time, to BCHI in an amount equal to the Excess Value, or (ii) cause Spinco to issue a promissory note payable to BCHI in an amount equal to the Excess Value, payable on the one-year anniversary of the Closing Date, which at the election of Spinco can be paid in cash, or paid by the transfer of a number of shares of the common stock of the Company equal to (rounded up or down to the nearest whole share) (1) the Excess Value, divided by (2) the greater of (A) $2.00, or (B) the weighted average daily closing price of the Company Common Stock, as reported by NASDAQ (or any successor to such exchange), for the ten (10) consecutive trading days ending immediately prior to the third Business Day preceding the date of such transfer.

****************************************************************

Annex 1

Patents of the Consumer/SMB Business

Patent Title	Application No.	Registration No.	Country
CALL SCREENING SYSTEM AND METHOD	2597377	2,597,377	Canada
CALL SCREENING SYSTEM AND METHOD	12/673,377	8,577,002	United States

Annex 2

EBITDA of the Consumer/SMB Business

August 26, 2017

PRIVATE & CONFIDENTIAL

Fusion Telecommunications International, Inc.
420 Lexington Avenue, Suite 1718
New York, New York 10170

Ladies and Gentlemen:

Reference is made to the Agreement and Plan of Merger, dated as of the date hereof (as it may be amended or modified from time to time in the future, the “Merger Agreement”), by and among Fusion Telecommunications International, Inc., a Delaware corporation (the “Company”), Birch Communications Holdings, Inc., a Georgia corporation, and Fusion BCHI Acquisition LLC, a Delaware limited liability company. Capitalized terms used but not defined herein have the meaning given to them in the Merger Agreement.

Subject to the occurrence of the Closing, for a period of eighteen (18) months following the Closing (the “Indemnity Period”), BCHI Holdings, LLC, a Georgia limited liability company (“Holdings”) agrees to indemnify and hold harmless the Company for and against any and all losses in excess of $500,000 that are related to, or arise from, any of the pending matters listed below that are incurred during the Indemnity Period; provided, that in no event will Holdings be responsible for any such losses exceeding $25,000,000 in the aggregate (the “Cap”). Holdings shall have the right to assume the defense of these matters and shall have the right to settle such matters so long as such settlement does not involve any monetary payment by the Company and/or its Subsidiaries and does not otherwise have a material adverse effect on the business of the Company and its Subsidiaries. Amounts owed by Holdings under this indemnity may be paid in cash or through the transfer to the Company of a number of shares of Company Common Stock equal to (rounded up or down to the nearest whole share) (1) the amount of such obligation divided by (2) the greater of (A) $2.00, or (B) the weighted average daily closing bid price of the Company Common Stock, as reported by NASDAQ (or any successor to such exchange), for five (5) consecutive trading days ending immediately prior to the third (3rd) Business Day preceding the date of such transfer. Any cash payment and/or return of shares of Company Common Stock shall be completed within five (5) Business Days of the date that the Company’s (or its subsidiary’s) liability has been determined. During the Indemnity Period, Holdings shall, at all times, maintain in its name liquid assets and shares of Company Common Stock with an aggregate value of no less than the Cap; provided, that for the purposes of determining the value of shares of Company Common Stock, such shares will not be deemed to have a value of less than $2.00 per share, regardless of the then-current market price for such shares.

1.
EB-IHD-17-00023706, Federal Communications Commission Letter of Inquiry to Birch Communications, Inc. (dated May 2, 2017).

2.
California Public Utilities Commission Data Request No. 1 (dated October 1, 2015), Data Request No. 2 (dated March 8, 2016), Data Request No. 3 (dated March 7, 2017); Data Request No. 4 (dated July 27, 2017) to Birch Telecom of the West, Inc. and Cbeyond Communications, LLC.

3.
Wyoming Universal Service Fund Audit Notification Letter (dated August 1, 2017).

4.
Kansas Corporation Commission Docket No. 18-BTKT-033-KSF, Audit of Birch Telecom of Kansas, Inc. by the Kansas Universal Service Fund (KUSF) Administrator Pursuant to K.S.A. 2016 Supp. 66-2010(b) for KUSF Operating Year 20, Fiscal Year March 2016-February 2017.

5.
Kansas Corporation Commission Docket No. 18-TEMT-043-KSF, Audit of Tempo Telecom, LLC by the Kansas Universal Service Fund (KUSF) Administrator Pursuant to K.S.A. 2016 Supp. 66-2010(b) for KUSF Operating Year 20, Fiscal Year March 2016-February 2017.

6.
Kansas Corporation Commission Docket No. 18-ICIT-041-KSF, Audit of Ionex Communications, Inc. by the Kansas Universal Service Fund (KUSF) Administrator Pursuant to K.S.A. 2016 Supp. 66-2010(b) for KUSF Operating Year 20, Fiscal Year March 2016-February 2017.

7.
Richard W. Huskey v. Birch Communications, Inc., Ionex Communications, Inc., Birch Telecom of Missouri, Inc and certain named individual defendants (Circuit Court of St. Louis County, Missouri)

8.
Riepen v. Cbeyond, Inc. et al

This letter agreement will be governed by, and construed and enforced in accordance with, the internal Laws of the State of Delaware, without regard to any applicable conflict of laws principles (whether of the State of Delaware or any other jurisdiction). This letter agreement may be executed in two or more counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the parties hereto and delivered to the other party, it being understood that each party need not sign the same counterpart.

[Signatures are on the following page.]

If you agree with the foregoing, please sign and return a copy of this letter agreement, which will constitute our agreement with respect to the subject matter hereof.

Very truly yours,

BCHI HOLDINGS, LLC

By: /s/ Holcombe T. Green, Jr.
Name: Holcombe T. Green, Jr.
Title: Manager

ACKNOWLEDGED AND AGREED to
as of this 26th day of August, 2017:

FUSION TELECOMMUNICATIONS
INTERNATIONAL, INC.

By: /s/ James P. Prenetta, Jr.
Name: James P. Prenetta, Jr.
Title: Executive Vice President and General Counsel

[Signature Page to Side Letter]

FIRST AMENDMENT
TO
AGREEMENT AND PLAN OF MERGER

This FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER, dated as of September 15, 2017 (this “Amendment”), is entered into by and among Fusion Telecommunications International, Inc., a Delaware corporation (the “Company”), Fusion BCHI Acquisition LLC, a Delaware limited liability company (“Merger Sub”), and Birch Communications Holdings, Inc., a Georgia corporation (“BCHI”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Merger Agreement.

RECITALS

A.
The Parties previously entered into that certain Agreement and Plan of Merger, dated as of August 26, 2017 (the “Merger Agreement”).

B.
The Parties desire to amend the Merger Agreement as set forth herein.

The Parties hereby agree as follows:

1. Amendment. The Merger Agreement is hereby amended as follows:

a. the phrase “as promptly as reasonably practicable, and in any event within fifteen (15) Business Days after the date hereof” in Section 6.1(a)(iii)(A) is hereby deleted and replaced with “within seven (7) Business Days after receipt of binding commitment letters with respect to the Financing determined by both Parties to be sufficient from a Financing Source or Financing Sources”; and

b. the phrase “as promptly as reasonably practicable, and in any event within fifteen (15) Business Days after the date hereof” in Section 6.1(a)(iii)(B) is hereby deleted and replaced with “within seven (7) Business Days after receipt of binding commitment letters with respect to the Financing determined by both Parties to be sufficient from a Financing Source or Financing Sources”.

2. Effect of Amendment. This Amendment shall not constitute a waiver, amendment or modification of any other provision of the Merger Agreement not expressly referred to in Section 1 of this Amendment. Except as specifically modified and amended hereby, the Merger Agreement shall remain unchanged and in full force and effect. From and after the date hereof, each reference in the Merger Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar meaning shall mean and be a reference to the Merger Agreement as amended by this Amendment. Notwithstanding the foregoing, references to the date of the Merger Agreement, and references to the “date hereof”, “the date of this Agreement” or words of similar meaning in the Merger Agreement shall continue to refer to August 26, 2017.

3. Governing Law. This Amendment will be governed by, and construed and enforced in accordance with, the internal Laws of the State of Delaware, without regard to any applicable conflict of laws principles (whether of the State of Delaware or any other jurisdiction).

4. Jurisdiction. Section 9.8 (Jurisdiction) of the Merger Agreement is incorporated herein by reference and made a part hereof as if fully set forth herein.

5. Counterparts. This Amendment may be executed in two or more counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that each Party need not sign the same counterpart. PDF transmissions of this Amendment shall be deemed to be the same as the delivery of an executed original.

[Signatures appear on following page.]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

By: /s/ James P. Prenetta, Jr.
      Name: James P. Prenetta, Jr.
      Title: Executive Vice President and
                          General Counsel

FUSION BCHI ACQUISITION LLC

By: /s/ Gordon Hutchins, Jr.
      Name: Gordon Hutchins, Jr.
      Title: Manager

BIRCH COMMUNICATIONS HOLDINGS, INC.

By: /s/ Gordon P. Williams
      Name: Gordon P. Williams
      Title: Senior Vice President and General Counsel

SECOND AMENDMENT
TO
AGREEMENT AND PLAN OF MERGER

This SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER, dated as of September 29, 2017 (this “Amendment”), is entered into by and among Fusion Telecommunications International, Inc., a Delaware corporation (the “Company”), Fusion BCHI Acquisition LLC, a Delaware limited liability company (“Merger Sub”), and Birch Communications Holdings, Inc., a Georgia corporation (“BCHI”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Merger Agreement.

RECITALS

A. The Parties previously entered into that certain Agreement and Plan of Merger, dated as of August 26, 2017, as amended by the First Amendment to Agreement and Plan of Merger, dated as of September 15, 2017 (the “Merger Agreement”).

B. The Parties desire to amend the Merger Agreement as set forth herein.

The Parties hereby agree as follows:

6. Amendment. The Merger Agreement is hereby amended as follows:

a. the phrase “as promptly as reasonably practicable, and in any event within fifteen (15) Business Days after the date hereof” in Section 6.1(a)(iii)(C) is hereby deleted and replaced with “within seven (7) Business Days after receipt of binding commitment letters with respect to the Financing determined by both Parties to be sufficient from a Financing Source or Financing Sources”.

7. Effect of Amendment. This Amendment shall not constitute a waiver, amendment or modification of any other provision of the Merger Agreement not expressly referred to in Section 1 of this Amendment. Except as specifically modified and amended hereby, the Merger Agreement shall remain unchanged and in full force and effect. From and after the date hereof, each reference in the Merger Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar meaning shall mean and be a reference to the Merger Agreement as amended by this Amendment. Notwithstanding the foregoing, references to the date of the Merger Agreement, and references to the “date hereof”, “the date of this Agreement” or words of similar meaning in the Merger Agreement shall continue to refer to August 26, 2017.

8. Governing Law. This Amendment will be governed by, and construed and enforced in accordance with, the internal Laws of the State of Delaware, without regard to any applicable conflict of laws principles (whether of the State of Delaware or any other jurisdiction).

9. Jurisdiction. Section 9.8 (Jurisdiction) of the Merger Agreement is incorporated herein by reference and made a part hereof as if fully set forth herein.

10. Counterparts. This Amendment may be executed in two or more counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that each Party need not sign the same counterpart. PDF transmissions of this Amendment shall be deemed to be the same as the delivery of an executed original.

[Signatures appear on following page.]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

By: /s/ James P. Prenetta, Jr.
      Name: James P. Prenetta, Jr.
      Title: Executive Vice President and
                          General Counsel

FUSION BCHI ACQUISITION LLC

By: /s/ Gordon Hutchins, Jr.
      Name: Gordon Hutchins, Jr.
      Title: Manager

BIRCH COMMUNICATIONS HOLDINGS, INC.

By: /s/ Gordon P. Williams, Jr.
      Name: Gordon P. Williams, Jr.
      Title: Senior Vice President and General Counsel

AMENDED AND RESTATED THIRD AMENDMENT
TO
AGREEMENT AND PLAN OF MERGER

This AMENDED AND RESTATED THIRD AMENDMENT TO AGREEMENT AND PLAN OF MERGER, dated as of October 27, 2017 (this “Restatement”), is entered into by and among Fusion Telecommunications International, Inc., a Delaware corporation (the “Company”), Fusion BCHI Acquisition LLC, a Delaware limited liability company (“Merger Sub”), and Birch Communications Holdings, Inc., a Georgia corporation (“BCHI”). This Restatement supersedes the Third Amendment to Agreement of Plan of Merger executed by the Company, Merger Sub BCHI on October 24, 2017 (the “Original Third Amendment”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Merger Agreement.

RECITALS

A. The Parties previously entered into that certain Agreement and Plan of Merger, dated as of August 26, 2017, as amended by the First Amendment to Agreement and Plan of Merger, dated as of September 15, 2017, the Second Amendment to Agreement and Plan of Merger, dated as of September 29, 2017 and the Original Third Amendment (collectively, the “Merger Agreement”).

B. The Parties desire to further amend the Merger Agreement as set forth herein.

The Parties hereby agree as follows:

1.
Section 6.1(a) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

“a. The Parties will use their respective reasonable best efforts to (i) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under applicable Law, including Antitrust Laws, or otherwise to consummate and make effective the Transactions as promptly as practicable, (ii) obtain from any Governmental Entity any consents, licenses, permits, waivers, approvals, authorizations or Orders, including the FCC Approval and State Approvals, required to be obtained by a Party, or any of their respective Subsidiaries, or to avoid any Action by any Governmental Entity (including those in connection with the Antitrust Laws), in connection with the authorization, execution and delivery of this Agreement and the consummation of the Transactions and (iii) (A) by no later than October 31, 2017, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement required under the HSR Act, (B) by no later than October 31, 2017, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement required in order to obtain the FCC Approval, (C) (i) by no later than November 15, 2017, make all necessary filings with respect to this Agreement required in order to obtain the State Approvals, and (ii) by no later than November 30, 2017 make all other required submissions with all remaining State PSCs, and (D) by no later than November 30, 2017, make any other necessary filings, and thereafter make any other required submissions, with respect to this Agreement required under any other applicable Law. The Company and BCHI will furnish to each other all information required for any application or other filing under the rules and regulations of any applicable Law in connection with the Transactions.”

11. Section 6.7 of the Merger Agreement is hereby amended by deleting the second sentence thereof and replacing it with the following:

“To the extent necessary to comply with NASDAQ listing requirements, the Company shall submit to the holders of Company Common Stock at the Stockholders’ Meeting a proposal to approve and adopt an amendment to the Company Certificate of Incorporation to authorize the Company Board to effect a reverse split of all outstanding shares of Company Common Stock in the range of 3:1 and 5:1, such ratio to be determined by the Company Board after consultation with BCHI, such that each holder of shares of Company Common Stock shall receive one share of Company Common Stock for every three to five shares (as determined applicable) of Company Common Stock held by such holder (the “Reverse Split”), effective prior to the Effective Time.”

12. The phrase “60 days after the date hereof” in Section 8.1(b)(iv) of the Merger Agreement is hereby deleted and replaced with “120 days after the date hereof”.

13. The reference to 20% in the proviso at the end of the definition of “Superior Proposal” set forth in Section 9.15, is hereby deleted and replaced with “15%”.

14. Effect of Restatement. This Restatement shall not constitute a waiver, amendment or modification of any other provision of the Merger Agreement not expressly contemplated hereby. Except as specifically modified and amended hereby, the Merger Agreement shall remain unchanged and in full force and effect. From and after the date hereof, each reference in the Merger Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar meaning shall mean and be a reference to the Merger Agreement as amended by this Restatement. Notwithstanding the foregoing, references to the date of the Merger Agreement, and references to the “date hereof”, “the date of this Agreement” or words of similar meaning in the Merger Agreement shall continue to refer to August 26, 2017.

15. Governing Law. This Restatement will be governed by, and construed and enforced in accordance with, the internal Laws of the State of Delaware, without regard to any applicable conflict of laws principles (whether of the State of Delaware or any other jurisdiction).

16. Jurisdiction. Section 9.8 (Jurisdiction) of the Merger Agreement is incorporated herein by reference and made a part hereof as if fully set forth herein.

17. Counterparts. This Restatement may be executed in two or more counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that each Party need not sign the same counterpart. PDF transmissions of this Restatement shall be deemed to be the same as the delivery of an executed original.

[Signatures appear on following page.]

IN WITNESS WHEREOF, the Parties have caused this Restatement to be executed by their respective officers thereunto duly authorized as of the date first above written.

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

By: /s/ James P. Prenetta, Jr.
      Name: James P. Prenetta, Jr.
      Title: Executive Vice President and
                          General Counsel

FUSION BCHI ACQUISITION LLC

By: /s/ Gordon Hutchins, Jr.
      Name: Gordon Hutchins, Jr.
      Title: Manager

BIRCH COMMUNICATIONS HOLDINGS, INC.

By: /s/ Gordon P. Williams, Jr.
      Name: Gordon P. Williams, Jr.
      Title: Senior Vice President and General Counsel

ANNEX B

FORM OF CERTIFICATE OF AMENDMENT

[attached hereto]

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

Fusion Telecommunications International, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

FIRST: The name of the corporation is FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

SECOND: The original certificate of incorporation of the Corporation was dated September 16, 1997 and recorded with the Secretary of State of the State of Delaware on September 17, 1997 (such certificate of incorporation, as amended and restated and in effect thereafter, the “Certificate of Incorporation”).

THIRD: The Certificate of Incorporation of the Corporation is hereby amended by deleting the first paragraph Article Fourth thereof and inserting in lieu of said paragraph the following:

“FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 100,000,000, of which 90,000,000 shall be shares of Common Stock, par value $0.01 per share and 10,000,000 shall be shares of preferred stock, par value $0.01 per share.”

The Certificate of Incorporation of the Corporation is further hereby amended by adding the following as subsection “f” of Article Fourth:

 “ f. 2017 Reverse Stock Split.

(i)
Upon the filing and effectiveness, pursuant to the General Corporation Law of the State of Delaware, of this Certificate of Amendment to the Certificate of Incorporation of the Corporation, which shall become effective as of 7:00 p.m., Eastern time, on the date this Certificate of Amendment to the Certificate of Incorporation is filed with the Secretary of State of the State of Delaware (the “Effective Time”), each [three][five] shares of the Corporation’s Common Stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time shall be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock, par value $0.01 per share, without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). The conversion and exercise prices of outstanding preferred stock, common stock purchase warrants and options to purchase common stock and the number of shares of Common Stock issuable thereunder shall be proportionately adjusted to reflect the terms of the Reverse Stock Split consistent with the terms of such instruments. No fractional shares shall be issued as a result of the Reverse Stock Split, and any fractional share to which a stockholder may be entitled as a result of the Reverse Stock Split shall be rounded up to the nearest whole share.

(ii)
Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.”

FIFTH: Pursuant to resolution of the Corporation’s Board of Directors, an annual meeting of the Corporation’s stockholders was duly called and held, upon notice in accordance with Section 222 of the of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of amending the Certificate of Incorporation as provided herein.

SIXTH: The foregoing amendment was fully adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer, this day of , 2018.

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

By: _________________________________
       Name: James P. Prenetta, Jr.
       Title: Executive Vice President and
General Counsel

Exhibit A

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

[FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.]1

ARTICLE I

The name of the corporation is [Fusion Telecommunications International, Inc.] (the “Company”).

The address of the Company’s registered office in the State of Delaware is 251 Little Falls Drive, County of New Castle, City of Wilmington 19808. The name of the Company’s registered agent at such address is Corporation Service Company.

The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended (the “DGCL”).

Authorized Capital Stock. The Company is authorized to issue two classes of capital stock, designated Common Stock and Preferred Stock. The total number of shares of capital stock that the Company is authorized to issue is 160,000,000 shares, consisting of 150,000,000 shares of Common Stock, par value $0.01 per share, and 10,000,000 shares of Preferred Stock, par value $0.01 per share.

Preferred Stock. The Preferred Stock may be issued in one or more series. The Board of Directors of the Company (the “Board”) is hereby authorized to issue the shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any such series and the designation, powers, preferences and relative participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof. The authority of the Board with respect to each such series will include, without limiting the generality of the foregoing, the determination of any or all of the following:

the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

the voting powers, if any, and whether such voting powers are full or limited in such series;

the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

1
Prior to closing, the parties may mutually agree to change the name of the Company.

whether dividends, if any, will be cumulative or noncumulative, the dividend rate of such series, and the dates and preferences of dividends on such series;

the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Company;

the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Company or any other corporation or other entity, and the rates or other determinants of conversion or exchange applicable thereto;

the right, if any, to subscribe for or to purchase any securities of the Company or any other corporation or other entity;

the provisions, if any, of a sinking fund applicable to such series; and

any other relative, participating, optional, or other special powers, preferences or rights and qualifications, limitations, or restrictions thereof;

all as may be determined from time to time by the Board and stated or expressed in the resolution or resolutions providing for the issuance of such Preferred Stock (collectively, a “Preferred Stock Designation”).

Common Stock. Subject to the rights of the holders of any series of Preferred Stock, the holders of Common Stock will be entitled to one vote on each matter submitted to a vote at a meeting of stockholders for each share of Common Stock held of record by such holder as of the record date for such meeting.

The Board may make, amend, and repeal the Bylaws of the Company; provided, that nothing herein will limit the power of the stockholders of the Company to make, amend and repeal Bylaws. Any Bylaw made by the Board under the powers conferred hereby may be amended or repealed by the Board (except as specified in any such Bylaw so made or amended) or by the stockholders in the manner provided in the Bylaws of the Company. The Company may in its Bylaws confer powers upon the Board in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board by applicable law.

Subject to the rights of the holders of any series of Preferred Stock:

(a) any action required or permitted to be taken by the stockholders of the Company may be taken at a duly called annual or special meeting of stockholders of the Company or without a meeting by means of any consent in writing of such stockholders; and

(b) special meetings of stockholders of the Company may be called only (i) by the Chairman of the Board (the “Chairman”), (ii) by the Chief Executive Officer of the Company (the “Chief Executive Officer”), or (iii) by the Secretary of the Company (the “Secretary”) acting at the request of the Chairman, the Chief Executive Officer, a majority of the total number of Directors that the Company would have if there were no vacancies on the Board (the “Whole Board”), or stockholders of the Company holding at least a majority of voting power of the outstanding Voting Stock. For the purposes of this Certificate of Incorporation, “Voting Stock” means stock of the Company of any class or series entitled to vote generally in the election of Directors.

At any annual meeting or special meeting of stockholders of the Company, only such business will be conducted or considered as has been brought before such meeting in the manner provided in the Bylaws of the Company.

Number, Election, and Terms of Directors. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, the number of the Directors of the Company will not be less than one nor more than nine and will be fixed from time to time by, or in the manner provided in, the Bylaws of the Company. Subject to adjustment per the Bylaws, the number of Directors as of the date of this Second Amended and Restated Certificate of Incorporation is fixed at nine. At each annual meeting of the stockholders of the Company, the successors to the Directors whose term expires at that meeting will be elected by plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the year following the year of their election and until their successors are elected and qualified. Election of Directors of the Company need not be by written ballot unless requested by the presiding officer or by the holders of a majority of the Voting Stock present in person or represented by proxy at a meeting of the stockholders at which Directors are to be elected. If authorized by the Board, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder.

Newly Created Directorships and Vacancies. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board resulting from death, resignation, disqualification, removal, or other cause will be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board, or by a sole remaining Director. Any Director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the Director whose seat is being filled and until such Director’s successor has been elected and qualified. No decrease in the number of Directors constituting the Board may shorten the term of any incumbent Director.

To the full extent permitted by the Delaware General Corporation Law and any other applicable law currently or hereafter in effect, no Director of the Company will be personally liable to the Company or its stockholders for or with respect to any breach of fiduciary duty or other act or omission as a Director of the Company. No repeal or modification of this Article VIII will adversely affect the protection of any Director of the Company provided hereby in relation to any breach of fiduciary duty or other act or omission as a Director of the Company occurring prior to the effectiveness of such repeal or modification.

Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise subject to or involved in any claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she is or was a director or an officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another company or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “Indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified by the Company to the fullest extent permitted or required by the Delaware General Corporation Law and any other applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith (“Indemnifiable Losses”); provided, however, that, except as provided in Section 4 of this Article IX with respect to Proceedings to enforce rights to indemnification, the Company shall indemnify any such Indemnitee pursuant to this Section 1 in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board.

Right to Advancement of Expenses. The right to indemnification conferred in Section 1 of this Article IX shall include the right to advancement by the Company of any and all expenses (including, without limitation, attorneys’ fees and expenses) incurred in defending any such Proceeding in advance of its final disposition (an “Advancement of Expenses”); provided, however, that, if the Delaware General Corporation Law so requires, an Advancement of Expenses incurred by an Indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including without limitation service to an employee benefit plan) shall be made pursuant to this Section 2 only upon delivery to the Company of an undertaking (an “Undertaking”), by or on behalf of such Indemnitee, to repay, without interest, all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “Final Adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses under this Section 2. An Indemnitee’s right to an Advancement of Expenses pursuant to this Section 2 is not subject to the satisfaction of any standard of conduct and is not conditioned upon any prior determination that Indemnitee is entitled to indemnification under Section 1 of this Article IX with respect to the related Proceeding or the absence of any prior determination to the contrary.

Contract Rights. The rights to indemnification and to the Advancement of Expenses conferred in Sections 1 and 2 of this Article IX shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.

Right of Indemnitee to Bring Suit. If a claim under Section 1 or 2 of this Article IX is not paid in full by the Company within 60 calendar days after a written claim has been received by the Company, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be 20 calendar days, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to the fullest extent permitted or required by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader reimbursements of prosecution or defense expenses than such law permitted the Company to provide prior to such amendment), to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that, and (ii) any suit brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Company shall be entitled to recover such expenses, without interest, upon a Final Adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Company (including its Board of Directors or a committee thereof, its stockholders or independent legal counsel) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Company (including its Board of Directors or a committee thereof, its stockholders or independent legal counsel) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by an Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or brought by the Company to recover an Advancement of Expenses hereunder pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, shall be on the Company.

Non-Exclusivity of Rights. The rights to indemnification and to the Advancement of Expenses conferred in this Article IX shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Company’s Certificate of Incorporation, By-laws, agreement, vote of stockholders or disinterested directors or otherwise. Nothing contained in this Article IX shall limit or otherwise affect any such other right or the Company’s power to confer any such other right.

Insurance. The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

No Duplication of Payments. The Company shall not be liable under this Article IX to make any payment to an Indemnitee in respect of any Indemnifiable Losses to the extent that the Indemnitee has otherwise actually received payment (net of any expenses incurred in connection therewith and any repayment by the Indemnitee made with respect thereto) under any insurance policy or from any other source in respect of such Indemnifiable Losses.

IN WITNESS WHEREOF, the undersigned has executed this Second Amended and Restated Certificate of Incorporation this [__ day of __________,] 2017.

[FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.]
By:
Name:
Title:

ANNEX D

August 26, 2017

The Board of Directors
Fusion Telecommunications International, Inc.
420 Lexington Avenue, Suite 1718
New York, NY 10170

Ladies and Gentlemen:

We understand that Fusion Telecommunications International, Inc. (the “Company”) intends to enter into a transaction with Birch Communications Holding, Inc. (“BCHI”) pursuant to which (i) BCHI will merge with and into Fusion BCHI Acquisition LLC, a Delaware limited liability company (“Merger Sub”), a wholly owned subsidiary of the Company, with the corporate existence of BCHI terminating and Merger Sub being the surviving corporation, and (ii) at the effective time of the merger, all of the shares of BCHI common stock, par value $0.01 per share, issued and outstanding immediately prior to the effective time of the merger (other than shares of BCHI common stock held in the treasury of BCHI or owned of record by any BCHI subsidiary which will be cancelled) will be converted into the right to receive, in the aggregate, in accordance with the Agreement and Plan of Merger by and among the Company, Merger Sub and BCHI, dated as of August 26, 2017 (the “Agreement”), a number of fully paid and non-assessable shares of Company common stock equal to three times the Fully-Diluted Company Share Total (as such term is defined in the Agreement) (the “Merger Consideration”). The terms and conditions of the merger are set forth in more detail in the Agreement.

We further understand that:

(i)
As a condition to the merger, the Company will either (i) divest its ownership interest in Fusion Global Services LLC, a Delaware limited liability company (“Fusion Global”) and maintain the economic benefits of Fusion Global through a profit share engagement with Fusion Global or (ii) dissolve Fusion Global ((i) or (ii), the “Fusion Global Arrangement”);

(ii)
As a condition to the merger, BCHI will divest itself of its consumer customers and single line business customers in the United States and Canada (collectively, the “Consumer Business”);

(iii)
The Company will refinance existing BCHI and Company indebtedness of approximately $458 million; and

(iv)
Prior to the merger, the holders of the Company Preferred Stock (as defined in the Agreement) will be notified that they may convert their Company Preferred Stock into Common Stock. At the effective time of the merger, all of the Company Preferred Stock issued and outstanding immediately prior to the effective time and that its holder has not converted will terminate and such shares of Company Preferred Stock will be cancelled.

For purposes of this opinion, we have assumed, with your consent, that: (a) the Fusion Global Arrangement will be consummated on or prior to the effective time of the merger, (b) the Consumer Business will be divested by BCHI on or prior to the effective time of the merger, (c) all shares of Company Preferred Stock will be converted into Common Stock on or prior to the effective time of the merger and (d) the Fully Diluted Company Share Total immediately prior to the effective time of the merger will be in the range of 24,000,000 to 25,000,000 shares of Company Common Stock and the Merger Consideration will be in the range of 72,000,000 to 75,000,000 shares of Company Common Stock.

The summary of the merger and the other transactions contemplated by the Agreement set forth above is qualified in its entirety by the terms of the Agreement.

We have been requested by the Board of Directors of the Company to render our opinion to it as to whether the aggregate Merger Consideration to be paid by the Company in the merger is fair, from a financial point of view, to the Company and to the holders of the Company’s Common Stock (other than the Company and its affiliates).

In arriving at our opinion we reviewed and analyzed, among other things:

(i)
the Agreement and the specific terms of the merger and the other transactions contemplated by the Agreement (including the Fusion Global Arrangement and the divestiture of the Consumer Business);

(ii)
recent historical financial information of the Company, BCHI and Birch Communications, Inc. (“BCI”), including (i) the Company’s Annual Reports on Form 10-K for the fiscal years ended December 31, 2012 through December 31, 2016 (which included audited financial statements), and the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2017 (which included unaudited financial statements), filed with the Securities and Exchange Commission, (ii) financial statements of BCHI for the fiscal years ended December 31, 2014 through December 31, 2016 and the six months ended June 30, 2017 (unaudited); consolidated financial statements of BCI, a wholly-owned, direct subsidiary of BCHI, and its subsidiaries for the fiscal years ended December 31, 2014 through December 31, 2016 (audited) and the six months ended June 30, 2017 (unaudited);

(iii)
pro forma historical financial information of the surviving company (including the Consumer Business), including unaudited pro forma financial statements of the surviving Company for the calendar year ended December 31, 2016 and the latest twelve month (“LTM”) period ended June 30, 2017, which the Company has identified as the most current financial information available;

(iv)
pro forma historical financial information of the surviving company (excluding the Consumer Business), including unaudited pro forma financial statements of the surviving company for the calendar year ended 2016 and the LTM period ended June 30, 2017, which the Company has identified as the most current financial information available;

(v)
certain internal financial analysis and forecasts for BCHI (excluding the Consumer Business) prepared by BCHI management, approved for our use by the Company;

(vi)
certain internal financial analyses and forecasts for the Company and the surviving company prepared by management of the Company, in each case approved for our use by the Company, including the cost savings projected by the Company to result from the merger and the other transactions contemplated by the Agreement (the “Forecasts”);

(vii)
the trading history of the Company’s common stock from August 26, 2014 to August 25, 2017 and a comparison of that trading history with those of other companies that we deemed relevant;

(viii)
a comparison of the historical financial results and present financial condition of the Company with those of other companies that we deemed relevant; and

(ix)
published estimates of independent research analysts with respect to the future financial performance and price targets for the Company.

In addition, we have had discussions with the management of the Company concerning its and the surviving company’s business, operations, assets, liabilities, financial condition and prospects and undertaken such other studies, financial analyses and investigations as we deemed appropriate.

In arriving at our opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information and data furnished to or disclosed to us by the Company or that were reviewed by us, and we have not assumed and we do not assume any responsibility or liability for independently verifying such information. We have further relied upon the assurances of the management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. We have assumed, with your consent, that the Forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. Our opinion is based on the Forecasts provided to us by the Company. We assume no responsibility for, and we express no view as to, any such Forecasts or estimates or the assumptions on which they are based. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company, BCHI or any of their respective subsidiaries and have not made or obtained any valuations or appraisals of the assets or liabilities of the Company, BCHI or any of their respective subsidiaries. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter. We assume no responsibility for updating or revising our opinion based on events or circumstances that may occur after the date of this opinion. Furthermore, we have not evaluated, and are not opining on, the solvency of the Company and its subsidiaries, BCHI and its subsidiaries or the surviving company, under any state or federal laws relating to bankruptcy, insolvency or similar matters.

We have assumed the accuracy of the representations and warranties contained in the Agreement and that the merger and the other transactions contemplated by the Agreement will be consummated without waiver, modification or amendment of any material terms or conditions set forth in the Agreement. We have also assumed that all material governmental, regulatory and third party approvals, consents and authorizations and releases necessary for the consummation of the merger and the other transactions contemplated by the Agreement will be obtained prior to completion of the various parts of the merger and the other transactions contemplated by the Agreement. We do not express any opinion as to legal, regulatory, tax or accounting matters, as to which we understand the Company has obtained such advice as it deemed necessary from qualified professionals.

We express no view as to, and our opinion does not address, any terms or other aspects or implications of the merger or the other transactions contemplated by the Agreement (other than the fairness of the Merger Consideration from a financial point of view to be paid by the Company in the merger to the extent expressly provided herein) or any aspect or implication of any other agreement, arrangement or understanding entered into in connection with the merger or the other transactions contemplated by the Agreement, including, without limitation, the fairness of the amount or nature of the compensation resulting from the merger or the other transactions contemplated by the Agreement to any officers, directors or employees of the Company, or any class of such persons. In addition, we express no view as to, and our opinion does not address, the underlying business decision of the Company to proceed with or effect the merger or the other transactions contemplated by the Agreement nor does our opinion address the relative merits of the merger or the other transactions contemplated by the Agreement as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company may engage.

Based upon and subject to the foregoing, we are of the opinion that the aggregate Merger Consideration to be paid to the stockholders of BCHI in the merger is fair, from a financial point of view, to the Company and to the holders of the Common Stock of the Company (other than the Company and its affiliates).

We will receive a fee for our services in connection with this opinion, a portion of which is payable upon rendering this opinion. In addition, we have acted as financial advisor to the Company in connection with the merger and will be separately compensated for those services, a substantial portion of which will be conditioned upon the closing of the merger. The Company has agreed to reimburse our expenses and indemnify us for certain liabilities that may arise out of our engagements. FTICA is a wholly-owned subsidiary of FTI Consulting, Inc. (“FTI”). Neither FTICA nor FTI have performed any services to the Company or its affiliates during the past two years. FTI has provided various services to BCHI and its affiliates in the past, and we expect to perform such services to the Company in the future, and have received, and expect to receive, customary fees for such services. Specifically, in the past two years, we have performed business and operational advisory services for BCHI. Neither FTI nor FTICA has provided any services to BCHI in connection with the merger or the transactions contemplated by the Agreement.

FTI, its subsidiaries and its affiliates engage in a wide range of businesses from investment banking, asset management and other financial and non-financial advisory services. In the ordinary course of our business, we and our affiliates may actively advise our customers with respect to trades or other transactions in equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of the Company and BCHI and certain of its affiliates for the accounts of our customers.

This opinion, the issuance of which has been approved by our Fairness Committee, is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the merger and the other transactions contemplated by the Agreement. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the merger and the other transactions contemplated by the Agreement.

Very truly yours,

/s/ FTI Capital Advisors, LLC

FTI Capital Advisors, LLC